Exhibit 10.2
CREDIT AGREEMENT
dated as of
September 15, 2021
among
AVANGRID VINEYARD WIND, LLC,
as Borrower,
THE LENDERS AND ISSUING LENDERS PARTY HERETO FROM TIME TO TIME,
BANCO SANTANDER, S.A., NEW YORK BRANCH,
as Administrative Agent
and
MUFG UNION BANK, N.A.,
as Collateral Agent
$1,195,356,526.88
BANCO SANTANDER, S.A., NEW YORK BRANCH,
as Green Loan Coordinator
MUFG BANK, LTD., NATIXIS, NEW YORK BRANCH AND NATWEST MARKETS PLC, as Documentation Agents
BANCO SANTANDER, S.A., NEW YORK BRANCH, BBVA SECURITIES, INC., BANK OF
AMERICA, N.A., BNP PARIBAS SECURITIES CORP., CREDIT AGRICOLE CORPORATE
AND INVESTMENT BANK, JPMORGAN CHASE BANK, N.A., MUFG BANK, LTD.,
NATIXIS, NEW YORK BRANCH AND NATWEST MARKETS PLC,
as Joint Lead Arrangers
and
BANCO SANTANDER, S.A., NEW YORK BRANCH, BBVA SECURITIES, INC., BANK OF
AMERICA, N.A., BNP PARIBAS SECURITIES CORP., CREDIT AGRICOLE CORPORATE
AND INVESTMENT BANK AND JPMORGAN CHASE BANK, N.A.,
as Syndication Agents

TABLE OF CONTENTS
Page
ARTICLE I
DEFINITIONS
Section 1.01    Certain Defined Terms    1
Section 1.02    Terms Generally    74
Section 1.03    Accounting Terms    75
Section 1.04    Certain Benchmark Matters    75
ARTICLE II
THE CREDITS
Section 2.01    Term Loan Facility    75
Section 2.02    [Reserved]    76
Section 2.03    Letters of Credit    76
Section 2.04    Loans and Borrowings    83
Section 2.05    Funding of Borrowings    84
Section 2.06    Interest Elections    84
Section 2.07    Termination and Reduction of the Commitments    86
Section 2.08    Repayment of Loans; Evidence of Debt    88
Section 2.09    Prepayment of Loans    89
Section 2.10    Fees    93
Section 2.11    Interest    94
Section 2.12    Alternate Rate of Interest    95
Section 2.13    Increased Costs    96
Section 2.14    Break Funding Payments    97
Section 2.15    Taxes    98
Section 2.16    Payments Generally; Pro Rata Treatment; Sharing of Set-offs    102
Section 2.17    Mitigation Obligations; Replacement of Lenders    104
Section 2.18    Defaulting Lenders    106
Section 2.19    Cash Collateral    108
Section 2.20    Acknowledgement and Consent to Bail-In of EEA Financial
Institutions    109
Section 2.21    Benchmark Replacement Setting    110
Section 2.22    Bridge Loan Facilities.     112
i

ARTICLE III
REPRESENTATIONS AND WARRANTIES
Section 3.01    Due Organization, Etc.     116
Section 3.02    Limited Liability Company Power, Etc    116
Section 3.03    No Conflict    116
Section 3.04    Title    116
Section 3.05    Approvals, Etc.    117
Section 3.06    No Default or Abandonment    117
Section 3.07    Litigation, Etc.    118
Section 3.08    Compliance with Laws and Obligations    118
Section 3.09    Environmental Laws    118
Section 3.10    Material Project Documents    118
Section 3.11    Material Adverse Effect    119
Section 3.12    Regulations T, U and X    119
Section 3.13    Information    119
Section 3.14    Pari Passu    120
Section 3.15    Investment Company Act    120
Section 3.16    Energy Regulatory Status    120
Section 3.17    Foreign Assets Control Regulations, Etc    121
Section 3.18    Security Documents    122
Section 3.19    ERISA    122
Section 3.20    Labor Matters    123
Section 3.21    Single-Purpose Entity    123
Section 3.22    Members; Membership Interests and Related Matters    123
Section 3.23    Deposit Accounts and Securities Accounts    124
Section 3.24    Solvency    124
Section 3.25    Taxes    124
Section 3.26    Financial Statements    125
Section 3.27    Intellectual Property    125
Section 3.28    Subsidiaries; Partnerships; Joint Ventures    125
Section 3.29    Indebtedness; Guarantees    125
Section 3.30    Flood Laws    126
Section 3.31    Beneficial Ownership Certification    126
Section 3.32    Date Certain    126
Section 3.33    Equator Principles    126
ARTICLE IV
CONDITIONS
Section 4.01    Closing Date    126
Section 4.02    Conversion Date    131
ii

Section 4.03    Conditions Precedent to Issuance of Each Letter of Credit    136
ARTICLE V
AFFIRMATIVE COVENANTS
Section 5.01    Limited Liability Company Existence; Etc.    137
Section 5.02    Conduct of Business    137
Section 5.03    Compliance with Laws and Obligations    138
Section 5.04    Governmental Approvals    138
Section 5.05    Maintenance of Title; Maintenance of Properties; Insurance    139
Section 5.06    Keeping of Books    139
Section 5.07    Access to Records; Inspection Rights    139
Section 5.08    Payment of Taxes, Etc.    140
Section 5.09    Information and Reporting Requirements    140
Section 5.10    Notices    142
Section 5.11    Use of Proceeds    143
Section 5.12    Security    143
Section 5.13    Further Assurances    144
Section 5.14    Auditors    144
Section 5.15    Outside Capacity Deficiency Prepayment Date    144
Section 5.16    Project Revenues    145
Section 5.17    Insurance Proceeds and Condemnation Proceeds    145
Section 5.18    Decommissioning Letter of Credit    147
Section 5.19    Permitted Swap Agreements    147
Section 5.20    Operating Budget; O&M Plan    148
Section 5.21    Build-Out Amount    149
Section 5.22    Tax Equity Transaction    150
Section 5.23    Specified Sale    153
Section 5.24    Equator Principles    154
Section 5.25    Final Lien Waivers    154
Section 5.26    Final Completion    154
Section 5.27    Fall-Back WTGs    154
Section 5.28    MPDU Approval    155
Section 5.29    Service and Maintenance Agreement Extension    155
Section 5.30    A Finding of No Material Modification to the LGIA from ISO-NE    155
Section 5.31    Delivery of Title Endorsement and As-Built Survey    156
Section 5.32    Distributions under each Applicable LLC Agreement    156
Section 5.33    Control Option    156
Section 5.34    Option Agreements    157
Section 5.35    NMFS Biological Opinion    157
Section 5.36    Reserved.    157
Section 5.37    Push Out Election    157
iii

ARTICLE VI
NEGATIVE COVENANTS
Section 6.01    Fundamental Changes    158
Section 6.02    Subsidiaries    158
Section 6.03    Indebtedness; Guarantees    158
Section 6.04    Liens, Etc.    158
Section 6.05    Investments, Advances, Loans    158
Section 6.06    Business Activities    159
Section 6.07    Restricted Payments    159
Section 6.08    Asset Dispositions    161
Section 6.09    Accounting Changes    161
Section 6.10    Change Orders; Amendments to Material Project Documents    161
Section 6.11    Transactions with Affiliates     165
Section 6.12    Accounts    165
Section 6.13    Hedging Agreements    165
Section 6.14    Tax Matters    165
Section 6.15    AML Laws, Anti-Corruption Laws, Anti-Terrorism Laws and
Sanctions    166
Section 6.16    Tax Equity Transaction; Direct Payment    166
Section 6.17    Margin Stock    166
Section 6.18    Burdensome Agreements    166
Section 6.19    Design    167
Section 6.20    Hazardous Substances    167
Section 6.21    Litigation    167
Section 6.22    ERISA    167
Section 6.23    Buyout Option    167
Section 6.24    Capital Expenditures    168
Section 6.25    Permitted Capacity Downsize Option    168
ARTICLE VII
EVENTS OF DEFAULT
Section 7.01    Events of Default    168
Section 7.02    Remedies    174
Section 7.03    Application of Funds    175
ARTICLE VIII
THE AGENTS
Section 8.01    Appointment, Powers and Immunities    175

Section 8.02    Rights as a Lender    177
Section 8.03    Exculpatory Provisions    178
Section 8.04    Reliance by Agents    179
Section 8.05    Delegation of Duties    180
Section 8.06    Resignation; Removal    180
Section 8.07    Lender Acknowledgments; Non-Reliance on Agents and Other
Lenders    181
Section 8.08    Withholding Taxes    181
Section 8.09    Authorization    182
Section 8.10    Lead Arrangers; No Other Duties, Etc.     182
Section 8.11    Administrative Agent May File Proofs of Claim    182
Section 8.12    Erroneous Payments    183
Section 8.13    Permitted Judgment    186
ARTICLE IX
MISCELLANEOUS
Section 9.01    Notices; Electronic Communications; Platform    186
Section 9.02    Waivers; Amendments    189
Section 9.03    Expenses; Indemnity; etc.     192
Section 9.04    Successors and Assigns    195
Section 9.05    Survival    200
Section 9.06    Counterparts; Integration; Effectiveness    200
Section 9.07    Severability    200
Section 9.08    Right of Setoff    201
Section 9.09    Governing Law; Jurisdiction; Etc.     201
Section 9.10    Headings    202
Section 9.11    Confidentiality    203
Section 9.12    No Third Party Beneficiaries    203
Section 9.13    Reinstatement    204
Section 9.14    Patriot Act    204
Section 9.15    Scope of Liability    204
Section 9.16    Limitation on Liability    205
Section 9.17    Titles    206
Section 9.18    Acknowledgement Regarding Any Supported QFCs    206
APPENDIX A    - Insurance Program
EXHIBIT A    - Form of Assignment and Assumption
EXHIBIT B    - Form of Note
EXHIBIT C-1    - Form of Term Loan Borrowing Request
v

EXHIBIT C-2    - Form of Notice of Issuance
EXHIBIT D    - Form of Officer’s Certificate
EXHIBIT E    - Form of Acceptable Guaranty
EXHIBIT F    - Form of Borrower’s Conversion Date Certificate
EXHIBIT G    - Form of Independent Engineer’s Conversion Date Certificate
EXHIBIT H-1    - Form of Independent Engineer and Wind Consultant Reliance Agreement
EXHIBIT H-2    - Form of Insurance Advisor Closing Certificate
EXHIBIT H-3    - Form of Transmission Consultant Reliance Agreement
EXHIBIT H-4    - Form of Environmental Consultant Reliance Letter
EXHIBIT I    - Form of Depositary Agreement
EXHIBIT J    - Form of Acceptable Letter of Credit
EXHIBIT K    - Base Case Projections
EXHIBIT L    - Reserved
EXHIBIT M    - Form of Operating Report
EXHIBIT N    - Form of Interest Election Request
EXHIBIT O-1    - Form of PPA Letter of Credit
EXHIBIT O-2    - Form of BOEM Letter of Credit
EXHIBIT O-3    - Form of New Bedford Letter of Credit
EXHIBIT O-4    - Reserved
EXHIBIT O-5    - Form of Water Commission Letter of Credit
EXHIBIT P    - Form of Subordination Terms
EXHIBIT Q    - Capacity Trading Protocols
EXHIBIT R    - Reserved
EXHIBIT S    - Tax Equity Term Sheet
SCHEDULE I    - Commitments
SCHEDULE II    - Onshore Project Site
SCHEDULE III    - Offshore Project Site
SCHEDULE 2.08    - Amortization Schedule
SCHEDULE 3.05    - Governmental Approvals
SCHEDULE 3.07    - Litigation
SCHEDULE 3.08    - Compliance with Laws and Obligations
SCHEDULE 3.09    - Environmental Matters
SCHEDULE 3.10(a) - Project Documents
SCHEDULE 4.01(l)    - Real Property Documents
SCHEDULE 5.24    - Equator Principles Action Plan
SCHEDULE 6.11    - Approved Affiliate Contracts

CREDIT AGREEMENT (this “Agreement”) dated as of September 15, 2021, is among AVANGRID VINEYARD WIND, LLC, a limited liability company formed under the laws of the State of Delaware (the “Borrower”), THE LENDERS AND ISSUING LENDERS PARTY HERETO FROM TIME TO TIME, BANCO SANTANDER, S.A., NEW YORK BRANCH, as the Administrative Agent and MUFG UNION BANK, N.A., as the Collateral Agent.
RECITALS
A.The Borrower is a partial indirect owner of Vineyard Wind 1 LLC, a Delaware limited liability company (the “Project Company”) that is engaged in the financing, development, construction, ownership, leasing, operation and maintenance of an up to 800 megawatt wind generating facility to be built in federal waters off of the coast of Martha’s Vineyard, Massachusetts, with an export cable extending through Nantucket Sound in state waters and onshore in Barnstable, Massachusetts.
B.In order to finance a portion of the costs of the development, construction, ownership, leasing, operation and maintenance of the Project and certain other costs and expenditures associated with the development of the Project and the financing contemplated herein, the Borrower has requested the Lenders to extend, and the Lenders are prepared to extend, on the terms and conditions set forth in this Agreement and the other Financing Documents, certain credit facilities to the Borrower, as more fully described herein.
In consideration of the foregoing and the agreements herein and in the other Financing Documents and in reliance upon the representations and warranties set forth herein and therein, the parties agree as follows:
Article I
DEFINITIONS
Section 1.01    Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings:
“ABR”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans constituting such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.
“Acceptable Bank” means (i) any of Danske Bank, London Branch, Nordea Bank Abp or Skandinaviska Enskilda Banken AB, so long as such institution has, or is guaranteed or confirmed by an entity having, a long-term unsecured senior debt rating of (A) at least A3 (or the then-equivalent rating) or better by Moody’s and (B) at least A- (or the then-equivalent rating) or better by S&P or (ii) any United States commercial bank(s) or financial institution(s) or a United States branch or subsidiary of a foreign commercial bank(s) or financial institution(s) having, or guaranteed or confirmed by an entity having, a long-term unsecured senior debt rating of (A) at least A3 (or the then-equivalent rating) or better by Moody’s and (B) at least A- (or the then-equivalent rating) or better by S&P.
“Acceptable Guarantor” means a guarantor that (A) has been approved in writing by each Lender or (B) has a long-term unsecured senior debt rating of (1) at least BBB- (or the then-equivalent rating) or better from S&P and (2) Baa3 (or the then-equivalent rating) or better from Moody’s.
“Acceptable Guaranty” means a guaranty, substantially in the form of Exhibit E or otherwise in a form reasonably acceptable to the Administrative Agent, the Required Lenders and the Collateral Agent, executed and delivered by an Acceptable Guarantor, in the case of an Acceptable Guaranty credited to the Debt Service Reserve Account or the Capacity Deficiency Reserve Account, in favor of the Collateral Agent (for the benefit of Secured Parties).
“Acceptable Letter of Credit” means an irrevocable letter of credit, substantially in the form of Exhibit J or otherwise in a form reasonably acceptable to the Administrative Agent, the Required Lenders and the Collateral Agent, issued by an Acceptable Bank, in the case of an Acceptable Letter of Credit credited to the Debt Service Reserve Account or the Capacity Deficiency Reserve Account, in favor of the Collateral Agent (for the benefit of the Secured Parties), in each case, that has a stated maturity date that is not earlier than 12 months after the date of issuance of such letter of credit, and which letter of credit and all related documentation are satisfactory to the Administrative Agent, acting reasonably, and in each case no Loan Party or Subsidiary thereof is the account party in respect of such letter of credit or otherwise liable in any respect for any reimbursement payments for any drawings under such letter of credit or any other costs associated therewith and such letter of credit is not secured by any assets of any Loan Party or Subsidiary thereof (including the Collateral).
“Account” has the meaning assigned to such term in the Depositary Agreement.
“Accounts Withdrawal Certificate” has the meaning assigned to such term in the Depositary Agreement.
“Additional Project Document” means (a) any BOP O&M Agreement (upon execution thereof) and (b) any agreement relating to the Project entered into by the Project Company subsequent to the Closing Date pursuant to which the Project Company reasonably expects for it to have obligations in excess of $20,000,000 in the aggregate with respect to any one contract, but excluding (i) any agreements, documents and instruments (A) providing for, governing or evidencing any Permitted Indebtedness and any related Permitted Encumbrances for such Permitted Indebtedness, (B) to purchase insurance required by the Financing Documents or (C) entered into to consummate any (x) sale, lease, transfer or disposal allowed pursuant to the Financing Documents or (y) Permitted Investments, (ii) any Permitted Capacity Sales Agreements, (iii) Specified Foreign Exchange Transactions, (iv) the Anticipated PPA Amendments or (v) any Replacement Affiliate Contract.

“Adjusted LIBO Rate” means, for any Interest Period for any Eurodollar Borrowing, an interest rate per annum (rounded upwards, if necessary, to the next 1/100th of one percent) equal to (a) the LIBO Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate for such Interest Period.
“Administrative Agent” means Banco Santander, S.A., New York Branch, in its capacity as administrative agent for the Lenders hereunder, and any successor thereto appointed pursuant to Article VIII.
“Administrative Procedure Act” means the Administrative Procedure Act, 5 U.S.C. §551 et seq.
“Administrative Questionnaire” means a questionnaire, in a form supplied by the Administrative Agent, completed by a Lender.
“Affected Financial Institution" means (a) any EEA Financial Institution or (b) any UK Financial Institution.
“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the specified Person.
“Agent Parties” has the meaning assigned to such term in Section 9.01(i). “Agents” means, collectively, the Administrative Agent and the Collateral Agent.
“Agreement” has the meaning assigned to such term in the preamble.
“Airport Site” means the real property located at 17 North Hangar Road, West Tisbury, Massachusetts which the Project Company intends to lease for the reconstruction and operation of the aeronautical hangar in connection with the Project.
“ALTA 33 Endorsement” has the meaning given in the Construction Credit Agreement as of the date hereof.
“Alternate Base Rate” means, for any day (or if such day is not a Business Day, on the immediately preceding Business Day), a rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) equal to the greatest of (a) the Prime Rate in effect on such day, (b) the sum of (i) the Federal Funds Effective Rate in effect for such day plus (ii) 0.50% and (c) the sum of (i) the one-month LIBO Rate in effect on such date plus (ii) 1.00%. Any change in the Alternate Base Rate due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective from and including the effective date of such change in the Prime Rate or the Federal Funds Effective Rate, as the case may be. At no time shall the Alternate Base Rate be less than the product of (x) -1 and (y) the then-current Applicable Margin for ABR Loans.

“AML Laws” means all laws, rules, and regulations of any jurisdiction applicable to any Lender, any Agent, the Depositary Bank, the Borrower, the Pledgor, the Borrower’s Subsidiaries or any other Loan Party from time to time concerning or relating to anti-money laundering and including the USA PATRIOT Act, the Bank Secrecy Act and the Anti-Money Laundering Act of 2020.
“Amortization Schedule” means the amortization schedule set forth on Schedule 2.08 hereto.
“Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to the Borrower, the Pledgor, the Borrower’s Subsidiaries or any other Loan Party from time to time concerning or relating to bribery or corruption including the U.S. Foreign Corrupt Practices Act of 1977, as amended, and the UK Bribery Act 2010.
“Anti-Terrorism Laws” means any of the following: (a) the Anti-Terrorism Order; (b) the Terrorism Sanctions Regulations (Title 31 Part 595 of the U.S. Code of Federal Regulations); (c) the Terrorism List Governments Sanctions Regulations (Title 31 Part 596 of the U.S. Code of Federal Regulations); (d) the Foreign Terrorist Organizations Sanctions Regulations (Title 31 Part 597 of the U.S. Code of Federal Regulations); (e) the USA PATRIOT Act; (f) any regulations promulgated pursuant to any of the foregoing or (g) comparable laws, rules and directives administered or enforced by the United Nations Security Council, the European Union, or a member state of the European Union.
“Anti-Terrorism Order” means Section 1 of Executive Order 13224 of September 24, 2001, Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism (Title 12, Part 595 of the U.S. Code of Federal Regulations).
“Anticipated PPA Amendments” means the following amendments to the PPAs, copies of which are attached hereto as Exhibit T: (a) that certain First Amendment to Offshore Wind Generation Unit Power Purchase Agreement (Facility 1), dated as of July 20, 2021, by and between the Eversource Offtaker and the Borrower; (b) that certain Second Amendment to Offshore Wind Generation Unit Power Purchase Agreement (Facility 2), dated as of July 20, 2021, by and between the Eversource Offtaker and the Borrower; (c) that certain First Amendment to Offshore Wind Generation Unit Power Purchase Agreement (Facility 1), dated as of July 20, 2021, by and between the National Grid Offtaker and the Borrower; (d) that certain Second Amendment to Offshore Wind Generation Unit Power Purchase Agreement (Facility 2), dated as of July 20, 2021, by and between the National Grid Offtaker and the Borrower; (e) that certain First Amendment to Offshore Wind Generation Unit Power Purchase Agreement (Facility 1), dated as of July 20, 2021, by and between the Unitil Offtaker and the Borrower; and (f) that certain Second Amendment to Offshore Wind Generation Unit Power Purchase Agreement (Facility 2), dated as of July 20, 2021, by and between the Unitil Offtaker and the Borrower.

“Applicable Accounting Requirements” means generally accepted accounting principles, as in effect from time to time in the United States.
“Applicable Engineer” has the meaning assigned to such term in the Build-Out Agreement.

“Applicable Law” means, with respect to any Person, property or matter, any of the following applicable thereto: any constitution, statute, law, regulation, ordinance, rule, judgment, order, decree, Governmental Approval or binding directive having the force of law, whether in effect as of the date hereof or thereafter and in each case as amended (including any of the foregoing pertaining to land use or zoning restrictions).
“Applicable LLC Agreements” means (a) at all times prior to a Specified Sale, the Construction Pledgor LLC Agreement and the Project Company LLC Agreement and (b) at all times on or after the occurrence of a Specified Sale or Tax Equity Transaction, the Sponsor Partner LLC Agreement, the Class B Member LLC Agreement, the TE Partners LLC Agreement, the TE Partnership LLC Agreement and the Project Company LLC Agreement.
“Applicable Margin” means, with respect to any ABR Loan or Eurodollar Loan, the applicable rate per annum determined pursuant to the interest grid set forth below:

Period Loans Eurodollar ABR

From the Conversion Date and until (but
excluding) the fourth anniversary of the    1.375%    0.375%
Conversion Date
On the fourth anniversary of the Conversion Date    1.500%    0.500%
and thereafter
“Applicable Percentage” means, (a) with respect to any Lender and in respect of any Class, the percentage of the total Commitments of such Class represented by such Lender’s Commitment of such Class or (b) for purposes of Section 9.03(c), with respect to any Lender, the percentage of the total Commitments of all Classes represented by such Lender’s Commitment of all Classes. If any Commitments have terminated or expired, the Applicable Percentages shall be determined based upon the applicable Commitments most recently in effect, giving effect to any assignments having taken effect as of such time.
“Applicable Pledgor” means: (a) at all times prior to the occurrence of a Specified Sale, the Construction Pledgor; and (b) at all times on or after the occurrence of a Specified Sale, the TE Partnership.
“Approved Affiliate Contracts” has the meaning assigned to such term in Section
6.11.

“Approved Fund” means, with respect to any Lender, any Person (other than a natural person) that invests in commercial loans and is administered or managed by such Lender, an Affiliate of such Lender or an Affiliate of an entity that administers or manages such Lender.
“Array Cable Agreement” means (i) that certain Array Cable Package Contract Agreement, dated as of July 29, 2020, between the Project Company (as novatee of Vineyard Wind LLC) and Jan De Nul Luxembourg SA, together with the Conditions of Contract, the Employer’s Requirements, the Appendix, the Schedules, the General Documents and the Contractors Proposal (as defined therein) attached thereto and (ii) that certain Indemnity Agreement, dated as of July 29, 2020, between the Project Company (as assignee of Vineyard Wind LLC) and Jan De Nul Luxembourg SA.
“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 9.04), and accepted by the Administrative Agent, in the form of Exhibit A or any other form approved by the Administrative Agent.
“Authorized Officer” means, with respect to any Person, any executive officer or Financial Officer of such Person, any Person that has been duly authorized as an authorized signatory (or similar designation) of such Person in respect of the applicable matter or issue in question, or of any member of such Person responsible for the administration or supervision of the obligations of such Person in respect of this Agreement and/or any other Transaction Document.
“Availability Period” means the PPA Letter of Credit Availability Period, the BOEM Letter of Credit Availability Period, the New Bedford Letter of Credit Availability Period and/or the Water Commission Letter of Credit Availability Period (as the context requires).
“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, (x) if the then-current Benchmark is a term rate, any tenor for such Benchmark that is or may be used for determining the length of an Interest Period or (y) otherwise, any payment period for interest calculated with reference to such Benchmark, as applicable, pursuant to this Agreement as of such date.
“Avangrid Parent” means Avangrid Renewables, LLC, an Oregon limited liability company.
“Avangrid Pledgor” means Avangrid Vineyard Wind Holdings, LLC, a Delaware limited liability company.
“Bail-In Action" means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation" means, (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation, rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).
“Bankruptcy Code” means 11 U.S.C. § 101 et. seq., or any successor statute.
“Base Case Projections” means (a) prior to the Conversion Date, the financial model forecasting the revenues and expenditures of the Project for time periods, and based upon assumptions and methodology agreed upon by the Borrower and the Lenders on the Closing Date, as attached as Exhibit K and (b) from and after the Conversion Date, the financial model delivered in accordance with Section 4.02(bb).
“Benchmark” means, initially, USD LIBOR; provided that if a replacement of the Benchmark has occurred pursuant to Section 2.21, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate. Any reference to “Benchmark” shall include, as applicable, the published component used in the calculation thereof.
“Benchmark Replacement” means, for any Available Tenor:
(1)    For purposes of clause (a) of Section 2.21, the first alternative set forth below that can be determined by the Administrative Agent:
(a)the sum of: (i) Daily Compounded SOFR and (ii) 0.11448% (11.448 basis points) for an Available Tenor of one-month’s duration, 0.26161% (26.161 basis points) for an Available Tenor of three-months’ duration, and 0.42826% (42.826 basis points) for an Available Tenor of six-months’ duration, or
(b)the sum of: (i) Term SOFR and (ii) 0.11448% (11.448 basis points) for an Available Tenor of one-month’s duration, 0.26161% (26.161 basis points) for an Available Tenor of three-months’ duration, and 0.42826% (42.826 basis points) for an Available Tenor of six-months’ duration; and
(2)    For purposes of clause (b) of Section 2.21, the sum of (a) the alternate benchmark rate and (b) an adjustment (which may be a positive or negative value or zero), in each case, that has been selected by the Administrative Agent and the Borrower as the replacement for such Available Tenor of such Benchmark giving due consideration to any evolving or then-prevailing market convention, including any applicable recommendations made by the Relevant Governmental Body, for U.S. dollar-denominated syndicated credit facilities at such time;
(3)    With respect to any Term SOFR Transition Event, the sum of Term SOFR and (ii)
0.11448% (11.448 basis points) for an Available Tenor of one-month’s duration, 0.26161% (26.161 basis points) for an Available Tenor of three-months’ duration, and 0.42826% (42.826 basis points) for an Available Tenor of six-months’ duration;
provided that, if the Benchmark Replacement as determined pursuant to clause (1), (2) or (3) above would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Financing Documents.
“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “ABR,” the definition of “Business Day,” the definition of “Interest Period,” timing and frequency of determining rates and making payments of interest, timing of Borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that the Administrative Agent decides in consultation with the Borrower may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of such Benchmark Replacement exists, in such other manner of administration as the Administrative Agent decides (in consultation with the Borrower) is reasonably necessary in connection with the administration of this Agreement and the other Financing Documents).
“Benchmark Transition Event” means, with respect to any then-current Benchmark other than USD LIBOR, the occurrence of a public statement or publication of information by or on behalf of the administrator of the then-current Benchmark, the regulatory supervisor for the administrator of such Benchmark, the Board of Governors of the Federal Reserve System, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark, a resolution authority with jurisdiction over the administrator for such Benchmark or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark, announcing or stating that (a) such administrator has ceased or will cease on a specified date to provide all Available Tenors of such Benchmark, permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark or (b) all Available Tenors of such Benchmark are or will no longer be representative of the underlying market and economic reality that such Benchmark is intended to measure and that representativeness will not be restored.

“Beneficial Ownership Certification” means a certification regarding beneficial ownership required by the Beneficial Ownership Regulation, which certification shall be substantially similar in form and substance to the form of Certification Regarding Beneficial Owners of Legal Entity Customers published jointly, in May 2018, by the Loan Syndications and Trading Association and Securities Industry and Financial Markets Association.
“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.
“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.
“Board” means the Board of Governors of the Federal Reserve System of the United States of America.
“BOEM” means the Bureau of Ocean Energy Management within the United States Department of the Interior.
“BOEM Issuing Lender” means each Lender identified on Schedule I as a BOEM Issuing Lender, in each case in its capacity as an issuer of BOEM Letters of Credit hereunder and each other Person that acquires the rights and obligations of any BOEM Issuing Lender in accordance with Section 9.04.
“BOEM Lease” means that certain Commercial Lease of Submerged Lands for Renewable Energy Development on the Outer Continental Shelf, Renewable Energy Lease Number OCS-A 0501, effective April 1, 2015, between Vineyard Wind LLC and BOEM, (i) as amended by that certain Amendment of Renewable Energy Lease OCS-A 0501, dated as of June 22, 2021, (ii) as assigned to the Project Company by that certain Outer Continental Shelf (OCS) Assignment of Record Title Interest in Federal OCS Renewable Energy Lease affecting lease OCS-A 0501, dated as of April 21, 2021 and approved by BOEM on and effective as of June 28, 2021, and (iii) as modified by that Bureau of Ocean Energy Management Notice of Approval of Construction and Operations Plan (COP) and Project Easement, dated as of July 15, 2021.
“BOEM Letter of Credit” means any letter of credit issued by any BOEM Issuing Lender to BOEM, as beneficiary, pursuant to the BOEM Lease and substantially in the form of Exhibit O-2.
“BOEM Letter of Credit Availability Period” means the period from and including the Conversion Date to but excluding the earlier of five days prior to the BOEM Letter of Credit Maturity Date and the date of the termination of the BOEM Letter of Credit Commitments pursuant to the terms of this Agreement.
“BOEM Letter of Credit Commitment” means, with respect to each BOEM Letter of Credit Lender, the commitment, if any, of such Lender to acquire participations in a BOEM Letter of Credit and to make BOEM Letter of Credit Loans, expressed as an amount representing the maximum aggregate amount that such Lender agrees to make available as its BOEM Letter of Credit Loans, as such commitment may be reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04. The initial amount of each BOEM Letter of Credit Lender’s BOEM Letter of Credit Commitment is set forth on Schedule I, or in the Assignment and Assumption pursuant to which such Lender shall have assumed its BOEM Letter of Credit Commitment, as applicable. The initial aggregate amount of all the BOEM Letter of Credit Lenders’ BOEM Letter of Credit Commitments is $241,521.50.
“BOEM Letter of Credit Disbursement” means a payment made by any BOEM Issuing Lender pursuant to a BOEM Letter of Credit.
“BOEM Letter of Credit Exposure” means, with respect to a BOEM Issuing Lender, at any time, the sum of (a) the aggregate undrawn amount of any BOEM Letter of Credit at such time issued by such BOEM Issuing Lender and (b) the aggregate amount of all BOEM Letter of Credit Disbursements of such BOEM Issuing Lender that have not yet been reimbursed by or on behalf of the Borrower at such time.
“BOEM Letter of Credit Lender” means each Lender identified on Schedule I as having a BOEM Letter of Credit Commitment, and each other Person that acquires the rights and obligations of any BOEM Letter of Credit Lender in accordance with Section 9.04.
“BOEM Letter of Credit Loan” means a Loan made by the BOEM Letter of Credit Lenders in respect of a BOEM Letter of Credit Disbursement pursuant to Section 2.03(h).
“BOEM Letter of Credit Maturity Date” means the earlier of (a) the Term Loan Maturity Date and (b) the date on which the entire outstanding principal amount of the BOEM Letter of Credit Loans (if any), together with all unpaid interest, fees, charges and costs, shall become due and payable in full hereunder, whether by acceleration or otherwise.
“BOP O&M Agreements” means one or more contracts to be executed by the Project Company with respect to maintenance services for: onshore substation, export/arrange cables, foundations and electrical service platform.
“Borrower” has the meaning set forth in the preamble to this Agreement.
“Borrower Operating and Maintenance Expenses” means, for any period, the sum (computed without duplication), each on a cash basis, of the following during such period: (a) any direct Taxes (other than income taxes) paid or payable by the Borrower in the ordinary course of business in connection with the ownership of its Subsidiaries during such period; (b) legal, accounting and other professional fees attendant to any of the foregoing items paid or payable by the Borrower; and (c) all other cash expenses paid or payable by the Borrower in the ordinary course of business in connection with the ownership of its Subsidiaries (but excluding, for the avoidance of doubt, any investment in any Subsidiary, or payments on indebtedness and non-cash charges, such as depreciation, amortization or other bookkeeping entries of a similar nature), in each case, during such period; provided, that in no event shall Borrower Operating and Maintenance Expenses exceed $125,000 per calendar quarter or $500,000 per calendar year.
“Borrowing” means (a) all ABR Loans of the same Class made, converted or continued on the same date or (b) all Eurodollar Loans of the same Class which have the same Interest Period (as the context requires).
“Bridge Commitment Reduction Amount” has the meaning given in the Construction Credit Agreement as of the date hereof.
“Bridge Loan Commitment” has the meaning assigned to such term in Section 2.22(a).
“Bridge Loan Maturity Date” has the meaning assigned to such term in Section 2.22(c).
“Bridge Loans” means any loans made pursuant to any Bridge Loan Commitments.
“Bridge Take Out” means in respect of a Bridge Loan Commitment, a Direct Payment that is the anticipated source of repayment of the Bridge Loan Commitment.
“Bridge Oversizing Amount” means, in connection with a Permitted Tax Equity Transaction that provides a Construction Bridge Take Out, (a) in the case of a partial termination of the “Construction Loan Commitment” (as defined in the Construction Credit Agreement as of the Closing Date) implemented pursuant to Section 2.07(a)(viii) of the Construction Credit Agreement, an amount calculated by the Borrower and reasonably satisfactory to the Administrative Agent and the Required Lenders (in consultation with the Independent Engineer) equal in the aggregate to the Bridge Commitment Reduction Amount, which amount shall be apportioned to the Term Loan Commitments and the Term Loan Commitments (as defined in the Other Term Credit Agreement) based on the applicable updated Base Case Projections and (b) in the case of a mandatory prepayment made pursuant to Section 2.09(b)(vii) of the Construction Credit Agreement, an amount calculated by the Borrower and reasonably satisfactory to the Administrative Agent and the Required Lenders (in consultation with the Independent Engineer) equal in the aggregate to the Bridge Prepayment Amount, which amount shall be apportioned to the Term Loan Commitments and the Term Loan Commitments (as defined in the Other Term Credit Agreement) based on the applicable updated Base Case Projections.
“Bridge Prepayment Amount” has the meaning given in the Construction Credit Agreement as of the date hereof.
“Build-Out Agreement” means that certain Build-Out Agreement, dated as of the date hereof among the Project Company, Vineyard Wind LLC, Park City Wind LLC, OCS-A 0522

LLC and each “Subsequent Party” (as defined in the Build-Out Agreement) from time to time party thereto.
“Build-Out Amount” shall have the meaning assigned to such term in Section 2.4(a) of the Build-Out Agreement.
“Build-Out Prepayment Amount” shall have the meaning assigned to such term in Section 5.21(c).
“Build-Out Prepayment Date” shall have the meaning assigned to such term in Section 5.21(d).
“Business Day” means any day (a) that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed, and (b) if such day relates to a borrowing of, a payment or prepayment of principal of or interest on, a continuation or conversion of or into, or the Interest Period for, a Eurodollar Borrowing, or to a notice by the Borrower with respect to any such borrowing, payment, prepayment, continuation, conversion, or Interest Period, that is also a day on which dealings in Dollar deposits are carried out in the London interbank market.
“Capacity Deficiency” means, as of any date of determination in respect of a Facility of the Project, the amount (expressed as a percentage) by which the “Actual Facility Size” is less than the “Expected Nameplate Capacity” (as such terms are defined in the respective PPAs) of such Facility as of such date.
“Capacity Deficiency Prepayment Amount” has the meaning assigned to such term in Section 5.15(b).
“Capacity Deficiency Reserve Account” has the meaning assigned to such term in the Depositary Agreement.
“Capital Expenditures” means expenditures to acquire or construct fixed assets, plant and equipment (including renewals, improvements and replacements) computed in accordance with Applicable Accounting Requirements.
“Cash Collateralize” means to pledge and deposit with or deliver to the Administrative Agent, for the benefit of one or more of the Issuing Lenders or Lenders, as collateral for Letter of Credit Exposure or obligations of Lenders to fund participations in respect of Letter of Credit Exposure, cash or deposit account balances or, if the Administrative Agent and each applicable Issuing Lender shall agree in its sole discretion, other credit support, in each case pursuant to documentation in form and substance reasonably satisfactory to the Administrative Agent and each applicable Issuing Lender. “Cash Collateral” shall have a meaning correlative to the foregoing and shall include the proceeds of such cash collateral and other credit support.

“Cash Flow Available for Debt Service” means, for any period, Project Revenues that are distributed to the Borrower during such period pursuant to the Applicable LLC Agreements (but excluding any Excluded Revenues) less Borrower Operating and Maintenance Expenses due and payable by the Borrower hereunder.
“Change in Law” means the occurrence, after the Closing Date, of any of the following (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives issued thereunder or in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.
“Change of Control” means the occurrence of any of the following:
(a)from the Closing Date until the Conversion Date, any of the following occurs: (i) the Avangrid Parent or the CIP Parents, directly or indirectly, fail to own and control 100% of the voting and economic interests in the Pledgor or the Borrower; (ii) the Pledgor fails to own and control 100% of the voting and economic interests in the Borrower owned by such Pledgor as of the Closing Date; (iii) other than in connection with the exercise of the Control Option, the Borrower fails to own 100% of the voting and economic interests in the Construction Pledgor and the Sponsor Partner that it owns as of the Closing Date or, in the event that another Affiliate of the Borrower enters into a partnership with the tax equity investor, other than in connection with the exercise of the Control Option, Borrower fails to own 50% of the voting and economic interests in the Class B Member; (iv) Sponsor Partner or, in the event that another Affiliate of the Borrower enters into a partnership with the tax equity investor, Class B Member, directly fails to own and control 100% of the voting and economic interests in TE Partners or, after a Permitted Tax Equity Transaction, 100% of the class B interests in TE Partners or, in the event that the tax equity investor invests in another Affiliate of Borrower, such TE Partnership; (v) any Applicable Pledgor fails to own and control 100% of the voting and economic interests in the Project Company; or (vi) Project Company fails to directly own and control 100% of the voting and economic interests in Shareco that it owns as of the Closing Date; or
(b)from the Conversion Date until the Termination Date, any of the following occurs: (i) the Avangrid Parent, the CIP Parents or any Qualified Transferee, directly or indirectly, fail to own and control at least 50.1% of the voting and economic interests in the Pledgor or the Borrower; (ii) the Pledgor fails to own and control 100% of the voting and economic interests in the Borrower that it owns as of the Closing Date; (iii) other than in connection with the exercise of the Control Option, the Borrower fails to own 100% of the voting and economic interests in the Construction Pledgor and the Sponsor Partner that it owns as of the Closing Date or, in the event that another Affiliate of the Borrower enters into a partnership with the tax equity investor, other than in connection with the exercise of the Control Option, Borrower fails to own 50% of the voting and economic interests in the Class B Member; (iv) Sponsor Partner or, in the event that another Affiliate of the Borrower enters into a partnership with the tax equity investor, Class B Member, directly fails to own and control 100% of the voting and economic interests in TE Partners or, after a Permitted Tax Equity Transaction, 100% of the class B interests in TE Partners or, in the event that the tax equity investor invests in another Affiliate of Borrower, such TE Partnership; (v) any Applicable Pledgor fails to own and control 100% of the voting and economic interests in the Project Company; or (vi) Project Company fails to directly own and control 100% of the voting and economic interests in Shareco that it owns as of the Closing Date; or
(c)    as of the date a Person becomes a direct or indirect owner of membership interests in the Borrower after the Closing Date, such Person is a Disqualified Owner;
provided, however, that the occurrence of any of the following events or circumstances shall not constitute a Change of Control:
(x)the consummation of a Specified Sale;
(y)the entry into and consummation of an Upstream Tax Equity Transaction (but only if the tax equity investors are not Disqualified Owners at the time of the entry into and consummation of the transaction) or a Permitted Tax Equity Transaction (it being acknowledged that investments by tax equity investors in TE Partnership in connection with a Permitted Tax Equity Transaction shall not constitute a Change of Control); or
(z)the consummation of the Control Option.
“Change Order” means any change order, variation, equitable adjustment, claim or similar provisions under any Construction Contract.
“CI II Pledgor” means CI-II Alice Holding LLC, a Delaware limited liability company.
“CI III Pledgor” means CI III Alice Holding LLC, a Delaware limited liability company.
“CIP Parents” means, collectively, Copenhagen Infrastructure II K/S, Copenhagen Infrastructure Partners II P/S, Copenhagen Infrastructure III K/S and Copenhagen Infrastructure IV K/S, and associated funds and investment vehicles managed by the fund manager of Copenhagen Infrastructure II K/S, Copenhagen Infrastructure Partners II P/S, Copenhagen

Infrastructure III K/S or Copenhagen Infrastructure IV K/S, or any replacement or successor fund or investment vehicle of any of the foregoing.
“CIP Partner” means Vineyard Wind CI Partners 1 LLC, a Delaware limited liability company.
“Class”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans constituting such Borrowing, are Term Loans, PPA Tranche 1 Letter of Credit Loans, PPA Tranche 2 Letter of Credit Loans, PPA Tranche 3 Letter of Credit Loans, Water Commission Letter of Credit Loans, BOEM Letter of Credit Loans or New Bedford Letter of Credit Loans; when used in reference to any Commitment, refers to whether such Commitment is a Term Loan Commitment, PPA Tranche 1 Letter of Credit Commitment, PPA Tranche 2 Letter of Credit Commitment, PPA Tranche 3 Letter of Credit Commitment, Water Commission Letter of Credit Commitment, BOEM Letter of Credit Commitment or New Bedford Letter of Credit Commitment; when used in reference to any Letter of Credit, refers to whether such Letter of Credit is a PPA Tranche 1 Letter of Credit, PPA Tranche 2 Letter of Credit, PPA Tranche 3 Letter of Credit, Water Commission Letter of Credit, BOEM Letter of Credit or the New Bedford Letter of Credit; when used in reference to any Letter of Credit Exposure, refers to whether such Letter of Credit Exposure is a PPA Tranche 1 Letter of Credit Exposure, PPA Tranche 2 Letter of Credit Exposure, PPA Tranche 3 Letter of Credit Exposure, Water Commission Letter of Credit Exposure, BOEM Letter of Credit Exposure or New Bedford Letter of Credit Exposure; and when used in reference to any Lender refers to whether such Lender has a Loan or Commitment with respect to a particular Class of Loans or Commitments.
“Class B Member” means (i) prior to the consummation of any Permitted Tax Equity Transaction, Sponsor Partner and (ii) from and after the consummation of any Permitted Tax Equity Transaction, Sponsor Partner or another indirect owner in the Project Company that is a subsidiary of each of the Borrower and CIP Partner and is the class B member that forms a partnership with the tax equity investors and make capital contributions to TE Partnership in accordance with the Tax Equity Documents.
“Class B Member LLC Agreement” means that certain limited liability company operating agreement (however titled) of Class B Member to be entered into between the Borrower and CIP Partner, in form and substance reasonably satisfactory to the Supermajority Lenders.
“Closing Date” means the date on which the conditions specified in Section 4.01 are satisfied (or waived in accordance with Section 9.02).
“Code” means the U.S. Internal Revenue Code of 1986, as amended.
“Collateral” means any and all Liens of (or for the benefit of) the Secured Parties intended to be constituted from time to time by or pursuant to, or evidenced by, the Security

Documents and, as applicable, all corresponding assets (including real property, personal property and fixtures) encumbered by such Liens.
“Collateral Agent” means MUFG Union Bank, N.A., in its capacity as collateral agent for the Secured Parties under the Security Documents, and any successor thereto appointed pursuant to Article VIII.
“Commitment” means, with respect to the applicable Lender, a Term Loan Commitment of such Lender, a PPA Letter of Credit Commitment of such Lender, a Water Commission Letter of Credit Commitment of such Lender, a BOEM Letter of Credit Commitment of such Lender or a New Bedford Letter of Credit Commitment of such Lender (as the context requires).
“Commitment Fee” has the meaning given in Section 2.10. “Communications” has the meaning assigned to such term in Section 9.01(i).
“Completion Reserve Account” has the meaning assigned to such term in the Construction Period Depositary Agreement.
“Condemnation” means any taking, seizure, confiscation, requisition, exercise of rights of eminent domain, public improvement, inverse condemnation, condemnation or similar action of or proceeding by any Governmental Authority relating to the Project unless such taking, seizure, confiscation, requisition, exercise of rights of eminent domain, public improvement, inverse condemnation, condemnation or similar action or proceeding is diligently contested in good faith by appropriate proceedings and during the period of such contest, the enforcement of any contested item is effectively stayed.
“Condemnation Proceeds” means all amounts and proceeds (including instruments) received in respect of an Event of Taking.
“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.
“Consent to Assignment” has the meaning given in the Construction Credit Agreement as of the date hereof.
“Construction Bridge Take Out” has the meaning given to such term in the Construction Credit Agreement as of the date hereof.
“Construction Contract” means: (a) the TSA; (b) the Monopile Foundation Supply Contract; (c) the Transition Piece Foundation Supply Contract; (d) the Harbor and Logistics Agreement; (e) the Array Cable Agreement; (f) the ESP Supply Agreement; (g) the Export Cable

Agreement; (h) the Onshore Substation Agreement; (i) the Onshore Cable Agreement; (j) the Onshore Civil Works Agreement; (k) the WTG Installation Agreement; (l) the Foundation Design Agreement; and (m) the HDD Agreement.
“Construction Credit Agreement” means that certain Credit Agreement, dated as of the Closing Date, among the Project Company, the lenders and issuing lenders party thereto from time to time, Banco Santander, S.A., New York Branch, as the administrative agent, and MUFG Union Bank, N.A., as the collateral agent.
“Construction Management Agreement” means that certain Construction Management Agreement, dated as of date hereof, between the Project Company and Vineyard Wind LLC.
“Construction Period Depositary Agreement” means the “Depositary Agreement” (as defined in the Construction Credit Agreement as of the Closing Date).
“Construction Pledgor” means Vineyard Wind 1 Pledgor LLC, a Delaware limited liability company.
“Construction Pledgor LLC Agreement” means that certain Amended & Restated Limited Liability Company Agreement of Vineyard Wind 1 Pledgor LLC, dated as of the date hereof, between the Borrower and CIP Partner.
“Construction Report” has the meaning given in Section 4.02.
“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.
“Control Option” has the meaning given to such term in the Construction Pledgor LLC Agreement and the Sponsor Partner LLC Agreement.
“Conversion Date” has the meaning assigned to such term in Section 4.02. “Covered Entity” means any of the following:
(A)a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);
(B)a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(C)    a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).
“Covered Party” has the meaning assigned to such term in Section 9.18(b).
“Daily Compounded SOFR” means, for any day, SOFR, with interest accruing on a compounded daily basis, with the methodology and conventions for this rate (which will include compounding in arrears with a lookback) being established by the Administrative Agent in accordance with a methodology and the conventions for this rate selected or recommended by the Relevant Governmental Body for determining “Daily Compounded SOFR” for syndicated business loans; provided that if the Administrative Agent decides that any such convention is not administratively feasible for the Administrative Agent, then the Administrative Agent may in consultation with the Borrower establish another convention in its reasonable discretion.
“Date Certain” has the meaning given in the Construction Credit Agreement as of the date hereof.
“Debt Service” means, for any period, the sum, computed without duplication, of the following: (a) all scheduled amounts payable by the Borrower in respect of principal of Obligations during such period (excluding any mandatory prepayment of such Obligations made pursuant to Section 2.09(b) or otherwise), plus (b) all Commitment Fees, other fees, costs, indemnities and expenses due and payable to the Agents (in their capacities as Agents), Depositary Bank (in its capacity as such), and the Lenders and Issuing Lenders under the Financing Documents, plus (c) all amounts payable by the Borrower in respect of Interest Expense for such period, plus (d) any ordinary course settlement payments payable by the Borrower under the Permitted Swap Agreements net of ordinary course settlement payments received by the Borrower thereunder during the relevant period (without duplication of Interest Expense or other interest amounts payable under this Agreement).
“Debt Service Coverage Ratio” or “DSCR” means, for any period, the ratio of (a) Cash Flow Available for Debt Service for such period to (b) Debt Service for such period; provided, however, that the calculation of “Debt Service” for purposes of this definition shall exclude any principal paid during such period with respect to Letter of Credit Loans.
“Debt Service Reserve Account” has the meaning assigned to such term in the Depositary Agreement.
“Debt Service Reserve Required Amount” means, with respect to the Conversion Date and any Quarterly Date following the Conversion Date, the amount that is equal to the estimated amount of Debt Service scheduled to be due during the six-month period commencing on the day after such date.

“Debt Sizing Criteria” means, as of any date of determination, the satisfaction of the following as of such date:
(a)the Minimum Debt Service Coverage Ratios; and
(b)a Debt to Equity Ratio of no greater than 85:15.
“Debt to Equity Ratio” (a) prior to the Conversion Date, has the meaning set forth in the Construction Credit Agreement as of the date hereof and (b) from and after the Conversion Date, means the ratio of (i) the aggregate amount of Term Loans outstanding as of the Conversion Date and Bridge Loans outstanding from time to time to (ii) the equity contributions contributed to the Project Company to pay Project Costs as of and after giving effect to the Conversion Date.
“Debtor Relief Laws” means the Bankruptcy Code and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States or other applicable jurisdictions from time to time in effect.
“Default” means any event or condition that, with the giving of notice, lapse of time or upon declaration or determination being made (or any combination thereof) would constitute an Event of Default.
“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.
“Defaulting Lender” means, subject to Section 2.18, a Lender which (a) has defaulted in its obligations to fund any Loan or otherwise failed to comply with its obligations under Section 2.01 or Section 2.03, unless (x) such default or failure is no longer continuing or has been cured within two Business Days after such default or failure or (y) such Lender notifies the Administrative Agent, the applicable Issuing Lender and the Borrower in writing that such failure is the result of such Lender’s good faith determination that one or more conditions precedent to funding (that has been specifically identified by such Lender) has not been satisfied, (b) has notified the Borrower, any Issuing Lender and/or the Administrative Agent that it does not intend to comply with its obligations under Section 2.01 or Section 2.03 or has made a public statement to that effect (unless such notification or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding has not been satisfied (which condition precedent, together with any applicable Default) shall be specifically identified in such notification or public statement),
(a)has failed, within three Business Days after written request by the Administrative Agent, any Issuing Lender or the Borrower, to confirm in writing to the Administrative Agent, the applicable Issuing Lender and the Borrower that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Borrower), (d)

has, or has a direct or indirect parent company that has, at any time following the Closing Date, (x) become the subject of a proceeding under any Debtor Relief Law, or (y) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state, federal or national regulatory authority acting in such a capacity or (e) has become the subject of a Bail-In Action; provided, that for the avoidance of doubt, a Lender shall not be a Defaulting Lender solely by virtue of (i) the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority or (ii) in the case of a Lender that is Solvent, the precautionary appointment of an administrator, guardian, custodian or other similar official by a Governmental Authority under or based on the law of the country where such Person is subject to home jurisdiction supervision if Applicable Law requires that such appointment not be publicly disclosed, in any case, where such action does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (e) above shall be conclusive and binding absent manifest error and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.18) upon delivery of written notice of such determination to the Borrower, each Issuing Lender and each Lender.
“Deposit Account” means a “deposit account” as that term is defined in Section 9102(a) of the UCC.
“Depositary Agreement” means the Depositary Agreement, in the form of Exhibit I, to be entered into on or before the Conversion Date, among the Borrower, the Depositary Bank and the Agents.
“Depositary Bank” means JPMorgan Chase Bank, N.A., in its capacity as depositary bank under the Depositary Agreement, and any successor thereto appointed pursuant to Section 4.07 of the Depositary Agreement.
“Development” means the acquisition, ownership, leasing, construction, testing, operation, maintenance and use, of the Project, including the production and sale of electricity from the Project.
“Direct Payment” means a “cash grant”, “tax refund,” “direct payment” or similar mechanism under a program of the U.S. government whereby the Borrower or an Affiliate would be entitled to receive a direct payment from the Department of the Treasury, the IRS or any other agency of the U.S. government once the construction of the Project is completed, in lieu of being eligible to claim the ITC or other Tax benefits in respect of the Project.

“Direct Payment Documents” means a set of documents (including any loan agreements (however titled), grant agreements (however titled), tax returns (however titled), a tax opinion confirming that the Borrower is eligible for a Direct Payment, a cost segregation report supporting the amount of the Direct Payment (together with supporting documentation) and documents reasonably required by the Administrative Agent in connection with the necessary approvals for such transaction and other related documents) providing for a Direct Payment transaction.
“Disbursement Date” has the meaning assigned to such term in Section 2.03(g).
“Disqualified Owner” means any Person that, as of the date it first becomes a direct or indirect owner of membership interests in the Borrower: (i) is, or is an Affiliate of a Person that is designated as a Sanctioned Person; (ii) is, or is an Affiliate of a Person that is, in violation of AML Laws, Anti-Corruption Laws, Anti-Terrorism Laws or Sanctions; or (iii) has, or is an Affiliate of a Person that has, been convicted of money laundering under any AML Law, which conviction has not been overturned; provided, however, that a Person shall not be a Disqualified Owner if: (x) prior to the date that the Person first becomes a direct or indirect owner of membership interests in the Borrower, the Borrower provides the Secured Parties with reasonably satisfactory documentation and other written information required under applicable “know your customer” and AML Laws, regulations and requirements (including the USA PATRIOT Act) in respect of such Person; and (y) as of the date the Person first becomes a direct or indirect owner of the membership interests in the Borrower, such Person has certified to the Administrative Agent that none of the criteria set forth in the foregoing clauses (i) to (iii) in this definition are applicable to such Person. For the avoidance of doubt, each Person that is a Parent on the Closing Date, and each wholly-owned direct or indirect subsidiary thereof, shall not be a Disqualified Owner.
“Distribution Account” has the meaning assigned to such term in the Depositary Agreement.
“Distribution Conditions” has the meaning assigned to such term in Section 6.07(a).
“DOE” means the U.S. Department of Energy.
“Dollars” or “$” refers to the lawful currency of the United States of America.
“DSCR Calculation Period” means, in respect of a Quarterly Date after the Conversion Date, (a) for a Quarterly Date at the end of the first, second or third full calendar quarter after the Conversion Date, the period beginning on the Conversion Date and ending on such Quarterly Date and (b) for any subsequent Quarterly Date not specified in clause (a), the twelve-month period ending on such Quarterly Date.

“Early Opt-in Effective Date” means, with respect to any Early Opt-in Election, the sixth (6th) Business Day after the date notice of such Early Opt-in Election is provided to the Lenders, so long as the Administrative Agent has not received, by 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Early Opt-in Election is provided to the Lenders, written notice of objection to such Early Opt-in Election from Lenders comprising the Required Lenders.
“Early Opt-in Election” means the occurrence of:
(1)a notification by the Administrative Agent (in consultation with the Borrower) to (or the request by the Borrower to the Administrative Agent to notify) each of the other parties hereto that at least five currently outstanding U.S. dollar-denominated syndicated credit facilities at such time contain (as a result of amendment or as originally executed) a SOFR-based rate (including SOFR, a term SOFR or any other rate based upon SOFR) as a benchmark rate (and such syndicated credit facilities are identified in such notice and are publicly available for review), and
(2)the joint election by the Administrative Agent and the Borrower to trigger a fallback from USD LIBOR and the provision by the Administrative Agent of written notice of such election to the Lenders.
“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.
“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.
“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.
“Eligible Assignee” means any Person that meets the requirements to be an assignee under Section 9.04(b), (h) and (i) (subject to such consents, if any, as may be required under Section 9.04(b)); provided that none of the Parents, the Borrower, or any of their Affiliates shall in any event constitute an Eligible Assignee.
“Environmental Claim” means any written notice, written claim, notice of violation, action, suit, proceeding, judgment or written demand by any Person alleging violation of, or asserting liability under, any Environmental Law, including for investigatory costs, costs of response, removal, remediation or cleanup, governmental response costs, attorneys’ fees, damages to the environment, natural resources, personal injuries, fines or penalties arising out of, based on or resulting from (a) the presence, use, Release or threatened Release into the environment of any Hazardous Substance applicable to the Project or (b) any violation, or alleged violation, of any Environmental Law or any Governmental Approval required under any Environmental Law.
“Environmental Consultant” means Atlantic Design Engineers, Inc., or such other Person as approved by the Administrative Agent acting at the instruction of the Required Lenders; provided that such approval will not be unreasonably withheld, conditioned or delayed.
“Environmental Law” means any and all Applicable Laws or generally recognized principles of common law (including nuisance, negligence, and trespass) relating to pollution or protection of the environment, safety, land use or the protection of human, plant or animal health or natural resources (including any endangered or protected species or habitat related thereto) or the use, generation, handling, treatment, storage, disposal, Release, threatened Release, regulation or transportation of, or exposure to, Hazardous Substances, including, the Comprehensive Environmental Response Compensation and Liability Act (42 U.S.C. Sections 9601 et seq.), the Resource Conservation and Recovery Act (42 U.S.C. Sections 6901 et seq.), the Clean Air Act (42 U.S.C. Sections 7401 et seq.), the Rivers and Harbors Act of 1899 (33 U.S.C. Section 403), Federal Aviation Administration Regulations (Navigation Hazards), Title 14 Code of Federal Regulations, Part 77 , Safe Drinking Water Act (42 U.S.C. Section 300f et seq.), National Environmental Policy Act (42 U.S.C. Sections 4321 et seq.), Oil Pollution Act of 1990 (33 U.S.C. Section 2701 et seq.), Pollution Prevention Act of 1990 (42 U.S.C. Section 13101 et seq.), Endangered Species Act (16 U.S.C. Sections 1531 et seq.), Migratory Bird Treaty Act of 1918 (16 U.S.C. Sections 703 et seq.), Bald and Golden Eagle Protection Act (16 U.S.C. Sections 668 et seq.), Emergency Planning and Community Right-to-Know Act of 1986 (42 U.S.C. Sections 1101 et seq.), the Clean Water Act (33 U.S.C. Sections 1251 et seq.), the Hazardous Materials Transportation Act (49 U.S.C. Sections 1801 et seq.), the National Historic Preservation Act (54 U.S.C. Sections 300101 et seq.), the Toxic Substances Control Act (15 U.S.C. Sections 2601 et seq.), the Outer Continental Shelf Lands Act (43 U.S.C. Section 1337(p)) and the regulations promulgated pursuant to any of the foregoing, any state and local ordinances, statutes and regulations, relating to the foregoing, all as may be amended from time to time.
“Environmental Site Assessments” means the following: (i) the Phase I Environmental Site Assessment performed by the Environmental Consultant at 40 Communication Way, Hyannis, MA 02630, for the Project Company and a written report summarizing the findings and recommendations issued on April 26, 2021, (ii) the Phase I Environmental Site Assessment performed by the Environmental Consultant at the New Bedford Marine Commerce Terminal, 4 Wright Street, New Bedford, MA 01569, for the Project Company and a written report summarizing the findings and recommendations issued on July 13, 2021, (iii) the Phase I Environmental Site Assessment performed by the Environmental Consultant at portions of Craigville Beach Road, Strawberry Hill Road, Wequaquet Lane, Phinney’s Lane, Attucks Land, and Independence Drive, Barnstable, MA 02632, for the Project Company and a written report summarizing the findings and recommendations issued on July 13, 2021, (iv) the Phase I

Environmental Site Assessment performed by the Environmental Consultant at 857 Craigville Beach Road, Barnstable, MA 02632, for the Project Company and a written report summarizing the findings and recommendations issued on July 13, 2021, (v) the Phase I Environmental Site Assessment & Phase II Limited Subsurface Investigation performed by the Environmental Consultant at 17 Hangar Road North, West Tisbury, MA 02575, for the Project Company and a written report summarizing the findings and recommendations issued on August 4, 2021, (vi) the Phase I Environmental Site Assessment performed by the Environmental Consultant at 61 Beach Road, Tisbury, MA 02568, for the Project Company and a written report summarizing the findings and recommendations issued on August 5, 2021, (vii) the Phase I Environmental Site Assessment performed by the Environmental Consultant at 190 Beach Road, Tisbury, MA 02568 for the Project Company and a written report summarizing the findings and recommendations issued on August 11, 2021, and (viii) the ASTM Phase II Limited Subsurface Investigation performed by the Environmental Consultant at 40 Communication Way, Barnstable, MA 02601, for the Project Company and a written report summarizing the findings and recommendations issued on August 24, 2021.
“Equator Principles” means the principles named “Equator Principles – A financial industry benchmark for determining, assessing and managing social and environmental risk in projects” adopted by various financing institutions in July 2020 and effective October 2020, available at: https://equator-principles.com/wp-content/uploads/2020/05/The-Equator- Principles-July-2020-v2.pdf.
“Equator Principles Action Plan” shall have the meaning assigned to it in Section 3.33.
“Equity Contribution Agreement” has the meaning assigned to such term in the Construction Credit Agreement.
“Equity Interests” of any Person shall mean any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any preferred stock, any limited or general partnership interest and any limited liability company membership interest.
“ERISA” means the Employee Retirement Income Security Act of 1974.
“ERISA Affiliate” means any Person, trade or business that, together with the Borrower, is treated as a single employer under Section 414(b), (c), (m) or (o) of the Code or Section 4001(b) of ERISA.
“ERISA Event” means: (a) a Reportable Event with respect to a Pension Plan; (b) the failure by the Borrower or any ERISA Affiliate to meet all applicable requirements under the Pension Funding Rules or the filing of an application for the waiver of the minimum funding standards under the Pension Funding Rules; (c) the incurrence by the Borrower or any ERISA

Affiliate of any liability with respect to a Pension Plan under Section 4063 or 4064 of ERISA due to the termination of the Pension Plan or due to a substantial cessation of operations at a facility within the meaning of Section 4062(e) of ERISA; (d) a complete or partial withdrawal (within the meaning of Section 4203 and 4205 of ERISA) by the Borrower or any ERISA Affiliate from a Multiemployer Plan or receipt of notification that a Multiemployer Plan is “in reorganization” or “insolvent” (within the meaning of Sections 4241 and 4245 of ERISA); (e) the filing of a notice of intent to terminate a Pension Plan under, or the treatment of a Pension Plan amendment as a termination under, Section 4041 of ERISA in circumstances where the assets of the Pension Plan are not projected to be sufficient to cover the Pension Plan’s benefit liabilities under Section 4041(b)(2) of ERISA; (f) the institution by the PBGC of proceedings to terminate a Pension Plan; (g) any event or condition which constitutes grounds under Section 4042(a) of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; (h) the determination that any Pension Plan is in “at-risk status” (within the meaning of Section 430 of the Code or Section 303 of ERISA) or that a Multiemployer Plan is in “endangered status”, “seriously endangered” or “critical status” (within the meaning of Section 432 of the Code or Section 305 of ERISA); (i) the imposition or incurrence of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Borrower or any ERISA Affiliate; (j) the imposition of any liability on the Borrower or any ERISA Affiliate pursuant to Section 4069 of ERISA or by reason of Section 4212(c) of ERISA; (k) the imposition of a Lien upon the Borrower pursuant to Section 436(f) or Section 430(k) of the Code or Section 303(k) of ERISA; or (l) the making of an amendment to a Pension Plan that could result in the posting of bond or security under Section 436(f)(1) of the Code.
“Erroneous Payment” shall have the meaning assigned to it in Section 8.12(a).
“Erroneous Payment Deficiency Assignment” shall have the meaning assigned to it in Section 8.12(d).
“Erroneous Payment Impacted Class” shall have the meaning assigned to it in Section 8.12(d).
“Erroneous Payment Return Deficiency” shall have the meaning assigned to it in Section 8.12(d).
“Erroneous Payment Subrogation Rights” shall have the meaning assigned to it in Section 8.12(d).
“ESP Supply Agreement” means (i) that certain ESP Contract Agreement, dated as of May 28, 2019, between the Project Company (as assignee of Vineyard Wind LLC) and Bladt Industries A/S, together with the Conditions of Contract, the Employer’s Requirements, the Appendices and the Schedules (as defined therein) thereto, as amended by that certain Amendment No. 1, dated as of February 13, 2020, that certain Amendment No. 2, dated as of April 30, 2020, and that certain Amendment No. 3, dated as of November 13, 2020, and (ii) that certain Indemnity Agreement, dated as of April 28, 2021, between the Project Company and Bladt Industries A/S.
“Estimated Capacity Deficiency Prepayment Amount” has the meaning assigned to such term in Section 4.02(j).
“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.
“Eurodollar”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans constituting such Borrowing, are bearing interest at a rate determined by reference to the Adjusted LIBO Rate.
“Event of Abandonment” means (a) the written announcement by the Borrower or any of its Subsidiaries of a decision to abandon or indefinitely defer the construction or completion or operation of all or any material part of the Project for any reason, or (b) the total suspension or abandonment for more than 90 consecutive days of the Development of the Project; provided that any suspension or delay in construction, completion or operation of the Project caused by a force majeure event or a forced or scheduled outage of the Project shall not constitute an “Event of Abandonment” so long as, to the extent feasible during such force majeure event or outage, the Borrower or the Project Company is diligently attempting to restart the construction, operation or completion, as the case may be, of the Project.
“Event of Damage” means any event of damage, destruction, or casualty (other than an Event of Taking) relating to all or any part of the Project or the Project Assets.
“Event of Default” has the meaning assigned to such term in Section 7.01.
“Event of Taking” means the occurrence of any of the following events carried out by any Governmental Authority: (a) any Condemnation, nationalization, seizure, compulsory acquisition, or expropriation of all or any portion of (i) the Project Assets, (ii) the business operations of the Borrower or any of its Subsidiaries or (iii) the Equity Interests in the Borrower or any of its Subsidiaries; (b) any assumption of custody or control of all or any portion of (i) the Project Assets, (ii) the business operations of the Borrower or any of its Subsidiaries or (iii) the Equity Interests in the Borrower or any of its Subsidiaries; or (c) any action for the dissolution or disestablishment of the Borrower or any of its Subsidiaries.
“Eversource Offtaker” means NSTAR Electric Company d/b/a Eversource Energy.
“EWG” means “exempt wholesale generator” as defined in Section 1262(6) of PUHCA and the implementing regulations of FERC at 18 C.F.R. Part 366 (2021).

“Excluded Revenues” means any cash received by or paid to or for the account of the Borrower as (a) proceeds of insurance received in connection with damage to, or loss of, the Borrower’s or its Subsidiaries’ assets that are not intended to be applied to the repair or restoration of such assets, (b) condemnation awards (and payments in lieu thereof) received by Borrower or any Subsidiary, (c) equity contributions received by Borrower or any Subsidiary, including any capital contribution or other payment by a tax equity investor to Borrower or any Subsidiary in connection with a Permitted Tax Equity Transaction, (d) any proceeds of insurance with respect to any loss or recapture of investment tax credits, and (d) any indemnification payment made to Borrower or any Subsidiary of Borrower under any Applicable LLC Agreement.
“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Recipient with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Recipient acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by the Borrower under Section 2.17) or (ii) such Recipient changes its lending office, except in each case to the extent that, pursuant to Section 2.15, amounts with respect to such Taxes were payable either to such Recipient’s assignor immediately before such Recipient became a party hereto or to such Recipient immediately before it changed its lending office, (c) Taxes attributable to such Recipient’s failure to comply with Section 2.15(e), and (d) any withholding Taxes imposed under FATCA.
“Export Cable Agreement” means (i) that certain Export Cable Package Contract Agreement, dated as of May 15, 2019, between the Project Company (as assignee of Vineyard Wind LLC) and Prysmian Construction Services, Inc., together with the Conditions of Contract, the Employer’s Requirements, the Appendix and the Schedules (as defined therein) thereto, as amended by that certain Amendment No. 1, dated as of December 13, 2019, that certain Amendment No. 2, dated as of February 14, 2020, and that certain Amendment No. 3, dated as of November 20, 2020, and (ii) that certain Indemnity Agreement, dated as of May 15, 2019, between the Project Company (as assignee of Vineyard Wind LLC) and Prysmian Construction Services, Inc.
“Facility” means each of Facility 1 and Facility 2 of the Project, as applicable.
“Facility 1” means, with respect to each PPA designated “(Facility 1)” in the definition of the PPAs, the portion of the Project with an “Expected Nameplate Capacity” of 400 megawatt comprising such Facility under such PPAs.

“Facility 2” means, with respect to each PPA designated “(Facility 2)” in the definition of the PPAs, the portion of the Project with an “Expected Nameplate Capacity” of 400 megawatt comprising such Facility under such PPAs.
“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code, any intergovernmental agreement entered into in connection with the implementation of Sections 1471 through 1474 of the Code, and any legislation, regulations, guidance, rules or practices adopted pursuant to such intergovernmental agreement.
“FCA” has the meaning assigned to such term in Section 2.21.
“Federal Funds Effective Rate” means, for any day, the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by it.
“Fee Letters” means each of the letter agreements regarding fees, each dated as of the Closing Date, between the Borrower, on the one hand, and the Administrative Agent, the Collateral Agent, the Depositary Bank or each applicable Lender or Issuing Lender, on the other, as applicable.
“FERC” means the Federal Energy Regulatory Commission, and any successor entity performing similar functions.
“Final Calculations” has the meaning assigned to such term in Section 2.3(a) of the Build-Out Agreement.
“Final Completion” has the meaning assigned to such term in the Construction Period Depositary Agreement.
“Financial Officer” means, for any Person, the chief financial officer, principal accounting officer, treasurer, assistant treasurer, controller, assistant controller or similar accounting or financial principal of such Person or of any member of such Person responsible for the financial or accounting functions of such Person.
“Financing Documents” means this Agreement, each Note, the Security Documents, the Fee Letters, the Letter of Credit Documents, the Permitted Swap Agreements, and any other agreement, letter agreement or similar document entered into by or for the benefit of the

Administrative Agent, the Collateral Agent or any other Secured Party, on one hand, and a Loan Party or one or more Affiliates of a Loan Party, on the other hand, in connection with the transactions expressly contemplated by this Agreement.
“Fiscal Year” means, with respect to any Person, the fiscal year of such Person.
“Flood Zone” has the meaning assigned to such term in the Construction Credit Agreement.
“Floor” means the benchmark rate floor, if any, provided in this Agreement initially (as of the execution of this Agreement, the modification, amendment or renewal of this Agreement or otherwise) with respect to USD LIBOR.
“Forward Debt Service Coverage Ratio” means, for any three-month period beginning on a Quarterly Date, the ratio of Projected Operating Cash Flow Available for Debt Service for such period to Projected Debt Service for such period.
“Foundation Design Agreement” means that certain Master Services Contract, dated as of June 4, 2018, between the Project Company (as assignee of Vineyard Wind LLC) and WSP USA Inc., as amended by that certain that certain Amendment No. 01, dated as of August 5, 2020 and that certain Amendment No. 02, dated as of June 23, 2021, and as further modified by those change orders executed pursuant thereto.
“FPA” means the Federal Power Act, as amended, and FERC’s regulations thereunder.
“Fronting Exposure” means, at any time there is a Defaulting Lender, such Defaulting Lender’s Applicable Percentage of the outstanding Letter of Credit Exposure with respect to a Class of Letters of Credit issued by such Issuing Lender other than Letter of Credit Exposure as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof.
“Funds Flow Memorandum” means a memorandum setting forth the flow of funds on the Closing Date, in form and substance satisfactory to the Lenders.
“Governmental Approval” means any authorization, approval, consent, determination, opinion, waiver, exception, license, filing, registration, ruling, permit, tariff, notice, certification, exemption, franchise, concession or other action, issuance, or requirement by, from, to or with any Governmental Authority.
“Governmental Authority” means any federal, state, regional, or local governmental or quasi-governmental department, commission, board, bureau, authority, agency, court, instrumentality or judicial or regulatory body or entity, in any such case, whether foreign or domestic, and in each case, exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including, for the avoidance of doubt, any central bank, the MDPU, FERC, DOE, ISO-NE or other designated regional transmission organization under FERC’s rules, regulations or orders, and NERC and Northeast Power Coordinating Council, Inc. or other designated regional reliability entity under FERC’s rules, regulations or orders.
“Guaranty (Array Cable Agreement)” means that certain Guaranty, dated as of July 29, 2020, issued by Sofidra S.A. in favor of the Project Company, in connection with the Array Cable Agreement.
“Guaranty (ESP Supply Agreement)” means that certain Guaranty, dated as of June 26, 2019, issued by Bladt Holding A/S in favor of the Project Company (as assignee of Vineyard Wind LLC), in connection with the ESP Supply Agreement.
“Guaranty (Export Cable Agreement)” means that certain Guarantee, dated as of July 11, 2019, issued by Prysmian PowerLink S.r.l in favor of the Project Company (as assignee of Vineyard Wind LLC), in connection with the Export Cable Agreement.
“Guaranty (Foundation Design Agreement)” means that certain Parent Company Guarantee, dated as of July 8, 2021, issued by Parsons Brinckerhoff Holdings Inc. in favor of the Project Company, in connection with the Foundation Design Agreement.
“Guaranty (Harbor and Logistics Agreement)” means that certain Guaranty, dated as of June 10, 2021, issued by DEME Offshore Holding NV in favor of the Project Company, in connection with the Harbor and Logistics Agreement.
“Guaranty (SMA)” means that certain Guaranty Agreement, dated as of June 17, 2021, issued by General Electric Company in favor of the Project Company, in connection with the SMA.
“Guaranty (Transition Piece Foundation Supply Contract)” means that certain Guaranty, dated as of September 11, 2020, issued by Grupo Daniel Alonso S.L. in favor of the Project Company (as assignee of Vineyard Wind LLC), in connection with the Transition Piece Foundation Supply Contract.
“Guaranty (TSA)” means that certain Guaranty Agreement, dated as of June 29, 2021, issued by General Electric Company in favor of the Project Company, in connection with the TSA.
“Guaranty (WTG Installation Agreement)” means that certain Guaranty, dated as of March 18, 2021, issued by DEME Offshore Holding NV in favor of the Project Company, in connection with the WTG Installation Agreement.
“Harbor and Logistics Agreement” means that certain Harbor & Logistics Contract Agreement, dated as of May 12, 2021, between the Project Company and DEME Offshore US

LLC, together with the Conditions of Contract, Employer’s Requirements and each of the other Parts (as defined therein) thereto, as amended by that certain Amendment No. 1, dated as of June 14, 2021 and effective as of June 17, 2021, and (ii) that certain Indemnity Agreement, dated as of May 12, 2021, between the Project Company and DEME Offshore US LLC.
“Hazardous Substances” means any hazardous or toxic substances, chemicals, gases, materials or wastes that are regulated under or for which liability or standards of care are imposed by any applicable Environmental Law, including: (a) any petroleum or petroleum products (including gasoline, crude oil or any fraction or constituent thereof), flammable and combustible solids or liquids, explosives, radioactive materials, asbestos in any form that is or could become friable, urea formaldehyde foam insulation medical waste, polychlorinated biphenyls, and per- and polyfluoroalkyl substances; (b) any chemicals, materials or substances defined as or included in the definition of “hazardous substances”, “hazardous wastes”, “hazardous materials”, “hazardous chemicals,” “extremely hazardous substances,” “extremely hazardous wastes”, “restricted hazardous wastes”, “toxic substances”, “toxic pollutants”, “contaminants” or “pollutants”, or words of similar import, under any applicable Environmental Law; and (c) any other chemical, waste, pollutant, material or substance, the import, storage, transport, use, disposal, Release or threatened Release of, or exposure to, which is prohibited, limited or otherwise regulated under any Environmental Law or with respect to which liability or standards of conduct may be imposed under any Environmental Law.
“HDD Agreement” means that certain Horizontal Directional Drilling Package Agreement, dated as of August 13, 2021, between the Project Company and Marpro Marine, LLC, together with the Conditions of Contract and Schedules (as defined therein) thereto.
“Hedging Agreement” means any agreement (other than this Agreement) in respect of any interest rate swap, forward rate transaction, forward commodity transaction, commodity swap, commodity option, interest rate option, interest or commodity cap, interest or commodity collar transaction, currency swap agreement, currency future or option contract or other similar agreements.
“IBA” has the meaning assigned to such term in Section 2.21.
“Impairment” means, with respect to any Transaction Document or any Governmental Approval by any Governmental Authority, the stay, injunction, suspension, or otherwise ceasing to be in full force and effect, withdrawal, reversal, remand, revocation, rescission, termination, cancellation, repeal, repudiation or invalidity thereof. The verb “Impair” shall have a correlative meaning.
“Increase Effective Date” has the meaning assigned to such term in Section 2.22(b).
“Increase Joinder” has the meaning assigned to such term in Section 2.22(d).

“Indebtedness” means, as to any Person at any time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with Applicable Accounting Requirements: (a) all obligations of such Person for or in respect of borrowed money; (b) all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments; (c) all obligations of such Person representing the balance deferred and unpaid of the purchase price of any property or services due more than six months after such property is acquired or such services are completed; (d) all obligations of such Person that are or should be reflected on such Person’s balance sheet as capital lease obligations; (e) net obligations of such Person under any Hedging Agreement; (f) reimbursement obligations (contingent or otherwise) pursuant to any performance bonds; (g) all obligations of such Person, contingent or otherwise, as an account party or applicant under bankers’ acceptance, letter of credit or similar facilities; (h) whether or not so included as liabilities in accordance with Applicable Accounting Requirements, Indebtedness of others described in clauses (a) through (g) above secured by (or for which the holder thereof has an existing right, contingent or otherwise, to be secured by) a Lien on the property of such Person, whether or not the respective Indebtedness so secured has been assumed by such Person; and (i) all guarantees of such Person in respect of any of the foregoing. The amount of any net obligation under any Hedging Agreement of any Person on any date shall be deemed to be the net termination value thereof as of such date for which such Person would be liable thereunder.
“Indemnified Party” has the meaning assigned to such term in Section 9.03(b).
“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party or the Pledgor under any Financing Document and (b) to the extent not otherwise described in clause (a), Other Taxes.
“Independent Engineer” means Wood Group or any successor consultant appointed by the Required Lenders and, so long as no Event of Default has occurred and is continuing, reasonably acceptable to the Borrower.
“Information” has the meaning assigned to such term in Section 9.11.
“Insurance Advisor” means Moore-McNeil LLC, or another nationally recognized insurance advisor selected by the Required Lenders, and, so long as no Event of Default has occurred and is continuing, reasonably acceptable to the Borrower.
“Insurance/Condemnation and Disposition Proceeds Account” has the meaning assigned to such term in the Depositary Agreement.
“Insurance Proceeds” means insurance proceeds or other compensation, awards, damages and other payments or relief (exclusive, in each case, of the proceeds of liability insurance, delay in start-up insurance and business interruption insurance and other payments for interruption of operations) with respect to any Event of Damage.
“Insurance Program” means the insurance program described in Appendix A of this Agreement.
“Interconnection Agreement” means that certain Standard Large Generator Interconnection Agreement, dated as of July 10, 2020, among the Project Company (as assignee of Vineyard Wind LLC), ISO-NE and NSTAR Electric Company (by its agent Eversource Energy Service Company).
“Interest Election Request” means a request by the Borrower to convert or continue a Borrowing in accordance with Section 2.06(a).
“Interest Expense” means, for any period, the sum, computed without duplication, of the following: (a) all interest in respect of obligations under the Financing Documents accrued during such period, plus (or minus, as applicable) (b) the net amounts payable (or receivable) under the Permitted Swap Agreements (other than interest, termination or unwind payments thereunder) accrued during such period whether or not paid or received during such period.
“Interest Payment Date” means (a) with respect to any ABR Loan, each Quarterly Date and the Maturity Date for such ABR Loan, and (b) with respect to any Eurodollar Loan, the last day of each Interest Period therefor.
“Interest Period” means, for any Eurodollar Loan or Borrowing, the period commencing on the date of such Loan or Borrowing and ending on the numerically corresponding day (or, if there is no numerically corresponding day, on the last day) in the calendar month that is 1, 3 or 6 months thereafter, as specified in the applicable Term Loan Borrowing Request or Interest Election Request at the election of the Borrower; provided that (a) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, (b) any Interest Period which would otherwise end after the Maturity Date shall end on the Maturity Date, (c) each Interest Period shall have a duration of at least five Business Days, (d) any Interest Period which begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period and (e) the first Interest Period selected by Borrower for Eurodollar Loans after the Conversion Date, subject to Section 2.06(a), may be an irregular Interest Period ending on the first Quarterly Date to occur following the Conversion Date. Interest shall accrue from and including the first day of an Interest Period to but excluding the last day of such Interest Period. For purposes hereof, the date of a Loan initially shall be the date on which such Loan is made and thereafter shall be the effective date of the most recent conversion or continuation of such Loan, and the date of a Borrowing comprising Loans that have been converted or continued shall be the effective date of the most recent conversion or continuation of such Loans.
“IRS” means the United States Internal Revenue Service or any successor agency.
“ISO-NE” means ISO New England Inc. or any successor regional transmission organization under FERC’s regulations, rules or orders.
“ISO-NE Forward Capacity Market” means the Forward Capacity Market (defined as set forth in the ISO-NE Tariff) administered by ISO-NE.
“ISO-NE Tariff” means the ISO-NE Transmission, Markets and Services Tariff.
“Issue” means, with respect to any Letter of Credit, to issue, extend the expiration date of (whether automatically or otherwise), increase the face amount of, or reduce or eliminate any scheduled decrease in the face amount of, such Letter of Credit, or to cause any Person to do any of the foregoing. The terms “Issued” and “Issuance” have correlative meanings.
“Issuing Commitment” means, for each Issuing Lender with respect to a Class of Letters of Credit, the commitment to Issue Letters of Credit of such Class in accordance with the terms of this Agreement, expressed as such Issuing Lender’s maximum Letter of Credit Exposure for such Class at any time, as such commitment may be reduced or increased from time to time pursuant to the terms of this Agreement. The initial amount of each Issuing Lender’s Issuing Commitment for each Class of Letter of Credit is set forth on Schedule I, or in the Assignment and Assumption pursuant to which such Issuing Lender shall have assumed its Issuing Commitment, as applicable. In addition, the total Issuing Commitments of the Issuing Lenders with respect to each Class of Letters of Credit shall not at any time exceed (i) for PPA Tranche 1 Letters of Credit, $4,228,000.00, for PPA Tranche 2 Letters of Credit, $3,692,800.00, and for PPA Tranche 3 Letters of Credit, $79,200.00, (ii) for BOEM Letters of Credit, $241,521.50, (iii) for New Bedford Letters of Credit, $251,575.00 and (iv) for the Water Commission Letters of Credit, $572,916.67.
“Issuing Lender” means each PPA Issuing Lender, BOEM Issuing Lender, Water Commission Issuing Lender and/or New Bedford Issuing Lender (as the context requires).
“ITC” means the 30% investment tax credit under Section 48 of the Code.
“Key Project Documents” means: (a) the PPAs, (b) the Interconnection Agreement, (c) the BOEM Lease, (d) the SMA, (e) the TSA and (f) each of the Applicable LLC Agreements.
“Lender Indemnified Party” has the meaning assigned to such term in Section 9.03(c).
“Lenders” means the Term Loan Lenders and Letter of Credit Lenders listed on Schedule I and any other Person that shall have become a party hereto pursuant to an Assignment and Assumption, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption.
“Letter of Credit” means each of the PPA Letters of Credit, BOEM Letters of Credit, Water Commission Letters of Credit and/or New Bedford Letters of Credit issued pursuant to this Agreement (as the context requires).
“Letter of Credit Commitment” means the PPA Letter of Credit Commitments, Water Commission Letter of Credit Commitment, BOEM Letter of Credit Commitment and/or New Bedford Letter of Credit Commitment (as the context requires).
“Letter of Credit Disbursement” means a PPA Letter of Credit Disbursement, Water Commission Letter of Credit Disbursement, BOEM Letter of Credit Disbursement and/or New Bedford Letter of Credit Disbursement (as the context requires).
“Letter of Credit Documents” means each Letter of Credit and, if required by the applicable Issuing Lender, the application for each Letter of Credit.
“Letter of Credit Exposure” means, with respect to any Issuing Lender of a Letter of Credit at any time, its Water Commission Letter of Credit Exposure, PPA Letter of Credit Exposure, BOEM Letter of Credit Exposure or New Bedford Letter of Credit Exposure (as the context requires) at such time.
“Letter of Credit Fee” has the meaning assigned to such term in Section 2.10(b).
“Letter of Credit Lender” means a PPA Letter of Credit Lender, Water Commission Letter of Credit Lender, BOEM Letter of Credit Lender or New Bedford Letter of Credit Lender (as the context requires).
“Letter of Credit Loan” means a PPA Letter of Credit Loan, Water Commission Letter of Credit Loan, BOEM Letter of Credit Loan and/or New Bedford Letter of Credit Loan (as the context requires).
“Letter of Credit Maturity Date” means the PPA Letter of Credit Maturity Date, Water Commission Letter of Credit Maturity Date, BOEM Letter of Credit Maturity Date or New Bedford Letter of Credit Maturity Date (as the context requires).
“LIBO Rate” means, with respect to any Eurodollar Borrowing for any Interest Period: (a) the ICE Benchmark Administration Limited Interest Settlement Rate for deposits in Dollars (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period appearing on the display designated as the Reuters LIBOR01 page (or on any successor or substitute page or service providing quotations of interest rates applicable to dollar deposits in the London interbank market comparable to those currently provided on such page, as determined by the Administrative Agent from time to time) at approximately 11:00 a.m., London time, two

Business Days prior to the commencement of such Interest Period; (b) if the rate referenced in clause (a) above does not appear on such page or service or such page or service shall cease to be available, the rate per annum equal to the rate determined by the Administrative Agent to be the offered rate on such other page or other service that displays an average ICE Benchmark Administration Limited Interest Settlement Rate for deposits in Dollars (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period, determined as of approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period; or (c) if the rates referenced in the clauses (a) and (b) above are not available, the rate per annum determined by the Administrative Agent as the rate of interest (rounded upward to the next 1/100th of 1%) at which deposits in Dollars for delivery on the first day of such Interest Period in same day funds in the approximate amount of the Eurodollar Borrowing being made, continued or converted and with a term equivalent to such Interest Period would be offered by major banks of international repute reasonably satisfactory to the Administrative Agent in the offshore Dollar market at their request at approximately 11:00 a.m., London time, two Business Days prior to the first day of such Interest Period. At no time shall the LIBO Rate be less than the product of (x) -1 and (y) the then-current Applicable Margin for Eurodollar Loans.
“Lien” means, with respect to any property of any Person, any mortgage, lien, pledge, charge, lease, easement, servitude, security interest or encumbrance of any kind in respect of such property of such Person. A Person shall be deemed to own subject to a Lien any property that it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement (other than an operating lease) relating to such property.
“Loan Party” or “Loan Parties” means the Borrower, the Construction Pledgor, Sponsor Partner, TE Partners, the Project Company, and from and after the consummation of a Permitted Tax Equity Transaction in which tax equity investor invests in an Affiliate of Borrower other than TE Partners, the TE Partnership.
“Loans” means the loans made by the Lenders to the Borrower pursuant to this Agreement.
“Major Loss” means any Event of Damage or Event of Taking, the restoration of which is reasonably estimated to cost $150,000,000 or more.
“Management Services Agreement” means the Management Services Agreement, dated as of date hereof, between the Project Company and Vineyard Wind LLC.
“Material Adverse Effect” means a material adverse effect on (a) the business, assets or financial condition of the Project or any Loan Party, including the ability of the Project Company to achieve the Conversion Date on or prior to the Date Certain, (b) the ability of the Pledgor or a Loan Party to perform its material obligations under any Financing Document or Material Project Document to which it is a party, (c) the material rights and remedies of the

Secured Parties under any of the Financing Documents or (d) the legality, validity, enforceability or perfection of any or all Liens on and security interests in any or all of the Collateral purported to be covered by the Security Documents, in any case so that any security interest created by any Security Document fails to be a perfected Lien on and security interest in all right, title and interest of the Pledgor or the Loan Parties in the Collateral purported to be covered thereby, prior and superior to all other Liens other than Permitted Encumbrances.
“Material Project Documents” means: (a) the Key Project Documents; (b) the Construction Contracts; (c) the Other Project Documents; (d) the Material Project Document Guaranties; and (e) any replacement of any of the foregoing Material Project Documents with a replacement agreement in accordance with the requirements of Section 6.10(b).
“Material Project Document Guaranties” means (a) the Guaranty (Array Cable Agreement), (b) the Guaranty (ESP Supply Agreement), (c) the Guaranty (Export Cable Agreement), (d) the Guaranty (Harbor and Logistics Agreement), (e) the Guaranty (WTG Installation Agreement), (f) the Guaranty (Foundation Design Agreement), (g) the Guaranty (TSA), (h) the Guaranty (SMA) and (i) the Guaranty (Transition Piece Foundation Supply Contract).
“Material Project Parties” means each party (other than any Loan Party) to a Material Project Document and each guarantor in respect of any such party’s obligations under such Material Project Document.
“Maturity Date” means the Term Loan Maturity Date and/or a Letter of Credit Maturity Date (as the context requires).
“MBR Authority” means a final order issued by FERC (a) authorizing the Project Company pursuant to Section 205 of the FPA to sell electric energy, capacity and specified ancillary services at market-based rates, (b) accepting for filing the market-based rate tariff of the Project Company under Section 205 of the FPA without modification or condition that would result in a Material Adverse Effect and (c) granting the Project Company waivers of regulations and blanket authorizations as are customarily granted by FERC to similarly-situated persons with market-based rate authority, including blanket authorization to issue securities and assume liabilities under Section 204 of the FPA and FERC’s regulations thereunder.
“MDPU” means the Massachusetts Department of Public Utilities, and any successor agency.
“Members” means the Borrower and the CIP Partner.
“Minimum Debt Service Coverage Ratios” means a Forward Debt Service Coverage Ratio over a twenty-three (23) year term from the projected Conversion Date (or, if the Conversion Date has occurred, over the remaining term until the 23rd anniversary of the

Conversion Date) of, for each year during such period, not less than the most constraining of (a) 1:40:1.00 on the basis of a P50 probability of exceedance forecast and calculated using projected revenues to be distributed to Borrower under the PPAs, (b) 1.00:1.00 on the basis of a 1-year P99 probability of exceedance forecast and calculated using projected revenues to be distributed to Borrower under the PPAs, (c) 2:00:1.00 on the basis of a P50 probability of exceedance forecast and calculated using projected revenues to be distributed to Borrower resulting from sales of energy at projected merchant prices for energy in the markets administered by ISO-NE, and (d) 1:40:1.00 on the basis of a 1-year P99 probability of exceedance forecast and calculated using projected revenues to be distributed to Borrower resulting from sales of energy at projected merchant prices for energy in the markets administered by ISO-NE; provided that, notwithstanding anything herein to the contrary, this definition of “Minimum Debt Service Coverage Ratio” assumes repayment of the Loans quarterly over a twenty-three (23) year term in accordance with the Amortization Schedule from the projected Conversion Date.
“Minor Loss” means any Event of Damage or Event of Taking, the restoration of which is reasonably estimated to cost $25,000,000 or less.
“Monopile Foundation Supply Contract” means (i) that certain Foundations Package Contract Agreement, dated as of April 23, 2021, between the Project Company and EEW Special Pipe Constructions GmbH, together with the Conditions of Contract, the Employer’s Requirements and the Schedules (as defined therein) attached thereto, as amended by that certain Amendment No. 1, dated as of June 21, 2021, and effective as of June 22, 2021, and that certain Amendment No. 2, effective as of August 18, 2021, and (ii) that certain Indemnity Agreement, dated as of April 23, 2021, between the Project Company and EEW Special Pipe Constructions GmbH.
“Monthly Date” means the last Business Day of each calendar month, the first of which shall be the first such day after the Closing Date.
“Moody’s” means Moody’s Investors Service, Inc., or any successor to the rating agency business thereof.
“Multi-Purpose Payment Account” has the meaning assigned to such term in the Depositary Agreement.
“Multiemployer Plan” means a multiemployer plan as defined in Section 4001(a)(3) of ERISA to which Borrower or any ERISA Affiliate makes or is obligated to make contributions.
“National Grid Offtaker” means Massachusetts Electric Company and Nantucket Electric Company d/b/a National Grid.
“NERC” means the North American Electric Reliability Corporation and any successor reliability entity.

“Net Available Amount” means:
(a)in the case of any Project Document Claim, the aggregate cash amount received by the Borrower in respect of such Project Document Claim net of reasonable costs and expenses incurred by the Borrower in connection with the enforcement, negotiation, consummation, settlement, proceedings, administration or other activity related to the receipt or collection of such amount (including reasonable legal and accounting fees and expenses paid or payable as a result thereof);
(b)in the case of any Termination Payment, the aggregate cash amount received by the Borrower in respect of such Termination Payment, net of reasonable costs and expenses incurred by the Borrower in connection with the enforcement, negotiation, consummation, settlement, proceedings, administration or other activity related to the receipt or collection of such amount (including reasonable legal and accounting fees and expenses paid or payable as a result thereof);
(c)in the case of any Specified Disposition, the aggregate cash amount received by the Borrower in respect of such Specified Disposition, net of reasonable costs and expenses incurred by the Borrower in connection with the enforcement, negotiation, consummation, settlement, proceedings, administration or other activity related to such Specified Disposition (including reasonable broker, legal and accounting fees, expenses and commissions paid or payable as a result thereof) and net of any stamp, transfer, recording or similar taxes payable in connection with such Specified Disposition;
(d)in the case of any Insurance Proceeds, the aggregate cash amount received by the Borrower in respect of such Insurance Proceeds, net of reasonable costs and expenses incurred by the Borrower in connection with the enforcement, negotiation, consummation, settlement, proceedings, administration or other activity related to the receipt or collection of such amount (including reasonable legal and accounting fees and expenses paid or payable as a result thereof); and
(e)in the case of any Condemnation Proceeds, the aggregate cash amount received by the Borrower in respect of such Condemnation Proceeds, net of reasonable costs and expenses incurred by the Borrower in connection with the enforcement, negotiation, consummation, settlement, proceedings, administration or other activity related to the receipt or collection of such amount (including reasonable legal and accounting fees and expenses paid or payable as a result thereof) and net of any stamp, transfer, recording or similar taxes payable in connection therewith.
“New Bedford Issuing Lender” means each Lender identified on Schedule I as a New Bedford Issuing Lender, in each case in its capacity as an issuer of New Bedford Letters of Credit hereunder and each other Person that acquires the rights and obligations of any New Bedford Issuing Lender in accordance with Section 9.04.

“New Bedford Letter of Credit” means any letter of credit issued by any New Bedford Issuing Lender to The Massachusetts Clean Energy Technology Center, as beneficiary, pursuant to the New Bedford Terminal Lease and substantially in the form of Exhibit O-3.
“New Bedford Letter of Credit Availability Period” means the period from and including the Conversion Date to but excluding the earlier of five days prior to the New Bedford Letter of Credit Maturity Date and the date of the termination of the New Bedford Letter of Credit Commitments pursuant to the terms of this Agreement.
“New Bedford Letter of Credit Commitment” means, with respect to each New Bedford Letter of Credit Lender, the commitment, if any, of such Lender to acquire participations in a New Bedford Letter of Credit and to make New Bedford Letter of Credit Loans, expressed as an amount representing the maximum aggregate amount that such Lender agrees to make available as its New Bedford Letter of Credit Loans, as such commitment may be reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04. The initial amount of each New Bedford Letter of Credit Lender’s New Bedford Letter of Credit Commitment is set forth on Schedule I, or in the Assignment and Assumption pursuant to which such Lender shall have assumed its New Bedford Letter of Credit Commitment, as applicable. The initial aggregate amount of all the New Bedford Letter of Credit Lenders’ New Bedford Letter of Credit Commitments is $251,575.00.
“New Bedford Letter of Credit Disbursement” means a payment made by any New Bedford Issuing Lender pursuant to a New Bedford Letter of Credit.
“New Bedford Letter of Credit Exposure” means, with respect to a New Bedford Issuing Lender, at any time, the sum of (a) the aggregate undrawn amount of any New Bedford Letter of Credit at such time issued by such New Bedford Issuing Lender and (b) the aggregate amount of all New Bedford Letter of Credit Disbursements of such New Bedford Issuing Lender that have not yet been reimbursed by or on behalf of the Borrower at such time.
“New Bedford Letter of Credit Lender” means each Lender identified on Schedule I as having a New Bedford Letter of Credit Commitment, and each other Person that acquires the rights and obligations of any New Bedford Letter of Credit Lender in accordance with Section 9.04.
“New Bedford Letter of Credit Loan” means a Loan made by the New Bedford Letter of Credit Lenders in respect of a New Bedford Letter of Credit Disbursement pursuant to Section 2.03(h).
“New Bedford Letter of Credit Maturity Date” means the earlier of (a) the Term Loan Maturity Date and (b) the date on which the entire outstanding principal amount of the New Bedford Letter of Credit Loans (if any), together with all unpaid interest, fees, charges and costs, shall become due and payable in full hereunder, whether by acceleration or otherwise.

“New Bedford Terminal Lease” means that certain Amended and Restated Lease Agreement, effective as of August 11, 2020, between the Project Company (as assignee of Vineyard Wind LLC) and Massachusetts Clean Energy Technology Center, as amended by that certain Amendment to Amended and Restated Lease Agreement, effective as of January 29, 2021, that certain Second Amendment to Amended and Restated Lease Agreement, effective as of February 24, 2021, and that certain Third Amendment to Amended and Restated Lease Agreement, effective as of April 1, 2021, with respect to that certain property having an address at 4 Wright Street, New Bedford, Massachusetts, as evidenced by a Notice of Lease recorded with the Bristol County (Southern District) Registry of Deeds in Book 13940, Page 135.
“NMFS” has means the National Marine Fisheries Service.
“Non-Consenting Lender” has the meaning assigned to such term in Section 2.17(b)(ii).
“Non-Defaulting Lender” means, at any time, any Lender that is not a Defaulting Lender.
“Non-Recourse Persons” has the meaning assigned to such term in Section 9.15.
“Non-Voting Lenders” means a Term Loan Lender that is a Parent or any Affiliate thereof (but not any Loan Party), or that has sold a participation in any Term Loans held by it to a Parent or any Affiliate thereof (but not any Loan Party); provided, that Non-Voting Lenders shall not own or hold Term Loan Commitments on or prior to the Conversion Date unless, concurrently with the assignment and assumption of such Term Loan Commitments by such Non-Voting Lender, a guaranty or letter of credit in a form reasonably acceptable to the Administrative Agent, the Required Lenders and the Collateral Agent and in amount equal to such Term Loan Commitments has been delivered in favor of the Collateral Agent; provided, further, that Non-Voting Lenders shall not, in the aggregate, own or hold Term Loans or participations therein with an aggregate principal amount in excess of $20,000,000 at any time.
“Note” has the meaning assigned to such term in Section 2.08(c)(ii).
“Notice of Issuance” means a request by the Borrower for an Issuance of Letters of Credit in accordance with Section 2.03(b).
“O&M Agreement” means that certain Operation Management Agreement, dated as of the date hereof, between the Project Company and Vineyard Wind LLC.
“Obligations” means all obligations and liabilities of the Pledgor and any Loan Party arising under or in connection with a Financing Document, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter arising, in respect of: (a) the principal of and interest on all Loans; (b) Reimbursement Obligations; (c) all amounts payable under any Permitted Swap Agreements; (d) fees payable under any Financing Document;

(e) all other amounts payable by the Pledgor or a Loan Party to any Agent, the Depositary Bank, any Issuing Lender, any Lender or any Permitted Swap Counterparty pursuant to any Financing Document, including any premium, reimbursements, damages, expenses, fees, costs, charges, disbursements, indemnities, and other liabilities (including all fees, charges, expenses and disbursements of counsel to any Agent, the Depositary Bank, any Issuing Lender, any Lender or any Permitted Swap Counterparty) due and payable to any Agent, the Depositary Bank, any Issuing Lender, any Lender or any Permitted Swap Counterparty and including interest that would accrue on any of the foregoing during the pendency of any bankruptcy or related proceeding with respect to the Pledgor or a Loan Party; and (f) the performance and observance of all of the covenants and agreements made by the Pledgor or a Loan Party for the benefit of the Secured Parties under and in connection with any Financing Document.
“Officer’s Certificate” means a certificate signed by an Authorized Officer of the applicable Loan Party or the Pledgor.
“Offshore Project Site” means the offshore portion of the site upon which the Project will be installed, together with any fixtures, improvements or civil works constructed thereon and any other leases, easements, licenses, permits and other real property rights and interests of the Project Company required for the construction, installation, operation and maintenance of the offshore portion of the Project. The Offshore Project Site is more particularly shown and described on Schedule III.
“Onshore Cable Agreement” means that certain Contract Agreement, dated as of February 25, 2021, between the Project Company and Southwire Company LLC, together with the Conditions of Contract, the Employer’s Requirements and the Schedules (as defined therein) thereto.
“Onshore Civil Works Agreement” means that certain Onshore Cable Civil Works Agreement, dated as of September 21, 2020, between the Project Company (as assignee of Vineyard Wind LLC) and Lawrence-Lynch Corporation, together with the Conditions of Contract, the Employer’s Requirements and the Schedules (as defined therein) attached thereto, as amended by that certain First Amendment to Contract Agreement, dated as of September 22, 2020, and that Second Amendment to Contract Agreement, effective as of January 15, 2021, that certain Third Amendment to Contract Agreement, effective as of January 15, 2021, and that certain Fourth Amendment to Contract Agreement, effective as of August 13, 2021.
“Onshore Project Site” means the onshore portion of the site upon which the Project will be installed, together with any fixtures, improvements or civil works constructed thereon and any other leases, easements, licenses, permits and other real property rights and interests of the Project Company required for the construction, installation, operation and maintenance of the onshore portion of the Project. The Onshore Project Site is more particularly shown and described on Schedule II. Notwithstanding the foregoing, a site shall not be deemed to be an Onshore Project Site until such time when the Project Company acquires a fee, leasehold, easement or other real property interest in such site, provided, that, with respect to the Airport Site, the same shall not be deemed to be an Onshore Project Site until five (5) Business Days after the Project Company receives a building permit to reconstruct the aeronautical hangar located on such site.
“Onshore Substation Agreement” means that certain Onshore Substation Supply Agreement, dated as of August 4, 2020, between the Project Company (as assignee of Vineyard Wind LLC) and Linxon US LLC, together with the Conditions of Contract, the Employer’s Requirements and the Schedules (as defined therein) attached thereto.
“Operating and Maintenance Expenses” means, for any period, the sum, computed without duplication, of the following: (a) payments due by the Project Company under the BOEM Lease; plus (b) expenses for operating the Project and maintaining it in good repair and operating condition payable during such period, including fees and costs payable under the SMA, the Management Services Agreement, the New Bedford Terminal Lease, and the O&M Agreement, transportation costs, costs to procure equipment, materials, utilities, repair and maintenance services and capital expenditures and general and administrative expenses of the Loan Parties; plus (c) insurance costs under the Insurance Program and any additional insurance maintained by the Loan Parties in the ordinary course of business and in each case payable during such period (including any applicable interest charges, if any); plus (d) applicable sales, excise, Massachusetts commercial activity and franchise Taxes (if any) payable or reimbursable by the Loan Parties during such period; plus (e) property Taxes (real and personal), and payments in lieu of property Taxes (if any), payable by the Loan Parties during such period; plus (f) any other Taxes (if any) payable by the Loan Parties during such period; plus (g) costs and fees attendant to obtaining and maintaining in effect the Governmental Approvals payable by the Loan Parties during such period; plus (h) legal, accounting and other professional fees attendant to any of the foregoing items payable during such period; plus (i) any fees and expenses of the Secured Parties during such period not included in Debt Service; plus (j) expenses to keep the Collateral free and clear of all Liens (other than Permitted Encumbrances); plus (k) ordinary course payments made by a Loan Party in connection with Permitted Capacity Sales Agreements; plus (l) all other cash expenses payable by the Loan Parties in the ordinary course of business or included in the Operating Budget, but excluding non-cash charges, including depreciation or obsolescence charges or reserves therefor, amortization of intangibles or other bookkeeping entries of a similar nature.
“Operating Budget” means a written plan and budget covering a calendar year of the Loan Parties (or in the case of the initial Operating Budget, covering the period from the Conversion Date to the end of the first full calendar year of the Borrower occurring after the calendar year in which the Conversion Date occurs) detailed by month, prepared by the Borrower and submitted in accordance with Section 5.20, covering (a) Operating and Maintenance Expenses and Debt Service expected to be incurred by the Loan Parties, (b) Project Revenues expected to be received by the Loan Parties in each case during the relevant calendar year of the Borrower to which such budget applies, (c) any planned outages expected for the Project during the relevant calendar year of the Borrower to which such budget applies and (d) a major maintenance forecast for the 36-month period starting at the beginning of the relevant calendar year.

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Financing Document, or sold or assigned an interest in any Loan or Financing Document).
“Other Project Documents” means: (a) the Real Property Documents; (b) the Management Services Agreement; (c) the Construction Management Agreement; (d) the Build-Out Agreement; (e) the O&M Agreement and (f) the Additional Project Documents.
“Other Taxes” means any and all present or future stamp, court, documentary, intangible, recording, filing or similar Taxes or any other excise or property Taxes, charges or similar levies arising from any payment made under any Financing Document or from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Financing Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 2.17). For the avoidance of doubt, “Other Taxes” shall not include any Excluded Taxes.
“Other Term Credit Agreement” means that certain Credit Agreement, dated as of the Closing Date, among CIP Partner, the lenders and issuing lenders party thereto from time to time, Banco Santander, S.A., New York Branch, as the administrative agent and MUFG Union Bank, N.A., as the collateral agent.
“Outside Capacity Deficiency Prepayment Date” means, with respect to an existing Capacity Deficiency for a Facility and its one or more associated PPAs, the date that is the earlier of (a) the date the Project Company exercises the Permitted Capacity Downsize Option under such applicable PPA in respect of such Facility and (b) six months after the “Guaranteed Commercial Operation Date” under and as defined in such PPA.
“Parents” means, collectively, the Avangrid Parent and the CIP Parents.
“Part A Approvals” has the meaning assigned to such term in Section 3.05(a).
“Part B Approvals” has the meaning assigned to such term in Section 3.05(b).
“Participant” has the meaning assigned to such term in Section 9.04(e).
“Participant Register” has the meaning assigned to such term in Section 9.04(e).
“Payment Recipient” has the meaning assigned to such term in Section 8.12.
“PBGC” means the Pension Benefit Guaranty Corporation.

“Pension Funding Rules” means the rules of the Code and ERISA regarding minimum funding standards and minimum required contributions (including any installment payment thereof) to Pension Plans and Multiemployer Plans and set forth in Sections 412, 430, 431, 432 and 436 of the Code and Sections 302, 303, 304 and 305 of ERISA.
“Pension Plan” means any “employee pension benefit plan” (as defined in Section 3(2) of ERISA, other than a Multiemployer Plan) that is maintained or is contributed to by the Borrower or any ERISA Affiliate and is either covered by Title IV of ERISA or is subject to the minimum funding standards under Section 412 or 430 of the Code or Section 302 or 303 of ERISA.
“Permitted Capacity Downsize Option” means, in respect of a Facility of the Project, the Project Company’s election to exercise the “Capacity Downsize Option” with respect to such Facility as defined under and in accordance with the applicable PPAs and to achieve the “commercial operation date” thereunder; provided that such election must be made on or before the Conversion Date and the condition set forth in Section 4.02(k) of this Agreement shall have been satisfied.
“Permitted Capacity Sales Agreement” means any capacity sales agreement providing for the sale of capacity from the Project that meets the requirements of the capacity trading protocols attached as Exhibit Q hereto.
“Permitted Cash Collateral Returns” means: (a) withdrawals from the Debt Service Reserve Account in accordance with Section 3.03(b)(iii) or 3.03(b)(iv) of the Depositary Agreement; (b) withdrawals from the Capacity Deficiency Reserve Account in accordance with Section 3.03(h)(iii) of the Depositary Agreement; (c) withdrawals from the Completion Reserve Account in accordance with Section 3.03(f)(iii) or 3.03(f)(iv) of the Construction Period Depositary Agreement; (d) a return of cash collateral described in sub-clauses (ii) or (iii) of clause (o) of the definition of “Permitted Encumbrances” (which may be effected by the Borrower without having to satisfy any conditions or requirements); and (e) prior to the Conversion Date, “Permitted Cash Collateral Returns” (as defined in the Construction Credit Agreement as of the Closing Date).
“Permitted Direct Payment Transaction” means a Direct Payment transaction for which: (a) the update to the Base Case Projections specified in Section 5.22(b) has been performed in a manner that is reasonably satisfactory to the Administrative Agent and the Required Lenders (in consultation with the Independent Engineer); and (b) the terms and conditions thereof, including any documentation to be entered into by any Loan Party in association therewith, are (i) in form and substance reasonably satisfactory to the Supermajority Lenders, (ii) shall not require Borrower, CIP Partner, Construction Pledgor, Project Company, Shareco, Sponsor Partner, Class B Member, TE Partners or TE Partnership to issue as guarantor any parent company guarantees or to otherwise provide any security interest (provided that this clause (ii) shall not restrict the provision of indemnities), and (iii) reflected in any amendments to the Financing Documents in connection therewith reasonably requested by the Administrative Agent (including, if a Direct

Payment transaction provides a Bridge Take Out, such amendments as may be necessary or appropriate to establish a security interest in favor of the Lenders with respect to such Direct Payment).
“Permitted Encumbrances” means, collectively, the following:
(a)    Liens, pledges or deposits under worker’s compensation, unemployment insurance or other social security legislation (other than ERISA);
(b)    Liens in favor of carriers, warehousemen, mechanics, materialmen and repairmen arising in the ordinary course of business or incidental to the Development or any restoration, in each case, (i) that are in respect of obligations not yet delinquent, or
(ii) that are being contested in good faith and by appropriate proceedings and that are adequately bonded or in respect of which adequate reserves are in place in form and substance reasonably acceptable to the Administrative Agent;
(c)    easements, rights-of-way, licenses, restrictions (including zoning and land use restrictions), minor imperfections in title and other similar encumbrances, in each case that (i) are incurred in the ordinary course of business, (ii) individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect and (iii) do not individually or in the aggregate materially detract from (A) the value of the Project or (B) the ability of Borrower to use the property affected by such encumbrances for its intended use with respect to the Development of the Project;
(d)    Liens created pursuant to this Agreement and the Security Documents;
(e)    Liens created in connection with Indebtedness permitted under (i) clause (c) of the definition of Permitted Indebtedness, or extensions, renewals or replacement of any of the foregoing; provided that such Liens attach only to the equipment or other property purchased or leased using such Indebtedness and the cost of such equipment or other property has not been funded as part of any Loan disbursed hereunder,
(iii) clause (d) of the definition of Permitted Indebtedness, or extensions, renewals or replacement of any of the foregoing, (iv) clause (h) of the definition of Permitted Indebtedness and (v) clause (l) of the definition of Permitted Indebtedness;
(f)    the exceptions to coverage set forth on Schedule B to the
Title Policy and such state of facts as shown on the Survey as of the Closing Date;
(g)    with respect to the Project Company, pledges or deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds, letters of intent, purchase orders and other obligations of a like nature, in each case incurred in the ordinary course of business and, in the aggregate at any time, do not exceed $40,000,000;
(h)judgment Liens in existence for less than 90 days after the entry thereof or with respect to which execution has been stayed or the payment of which is covered in full (subject to a customary deductible) by adequate reserves, bonds or other security reasonably acceptable to the Administrative Agent or by insurance maintained with responsible insurance companies and that do not otherwise result in an Event of Default under Section 7.01(i);
(i)Liens for Taxes, assessments or other governmental charges or levies not at the time delinquent or to the extent being contested and reserved against as provided under Section 5.08 and that carry no material risk of forfeiture of any of the Collateral;
(j)customary rights of setoff or bankers’ or similar liens upon deposits of cash or investments in favor of banks or other financial institutions;
(k)extensions, renewals and replacements of any of the foregoing or following Liens to the extent and for so long as the Indebtedness or other obligations secured thereby remain outstanding;
(l)to the extent constituting Liens, the terms and conditions of any Real Property Documents;
(m)Liens purported to be evidenced by the filing of precautionary UCC financing statements relating solely to operating leases of personal property entered into in the ordinary course of business;
(n)Liens or pledges of deposits of cash securing deductibles, co-payment, co-insurance, retentions or similar obligations to providers of property, casualty or liability insurance in the ordinary course of business;
(o)With respect to the Project Company, Liens encumbering margin, clearing, cash collateral or similar accounts (and amounts on deposit therein) with or on behalf of brokers, credit clearing organizations, independent system operators, regional transmission organizations, state agencies, federal agencies, state courts, federal courts, futures contract brokers, exchanges related to the trading of capacity, customers, trading counterparties, or any other parties or issuers of surety bonds and any proceeds thereof in an aggregate amount not to exceed (i) $20,000,000 plus (ii) the amount of any Voluntary Equity Contributions that the Borrower has notified the Administrative Agent and the Collateral Agent is specified to be used as cash collateral in such accounts at any time plus (iii) amounts withdrawn from the Distribution Account in accordance with Section 6.07 and Section 3.03(f)(i)(C) of the Depositary Agreement that the Borrower has notified the Administrative Agent and the Collateral Agent is specified to be used as cash collateral in such accounts at any time; and
(p)    Liens on any cash collateral (and segregated accounts or subaccounts established pursuant to customary terms into which cash collateral is deposited) provided to the Borrower by any third party.
“Permitted Indebtedness” means, collectively:
(a)Obligations;
(b)with respect to the Project Company, Indebtedness under Permitted Capacity Sales Agreements;
(c)with respect to the Project Company, Indebtedness for the deferred purchase price of property or services, including trade accounts payable or purchase-money obligations, or capital lease obligations, in either case, incurred in the ordinary course of business and incurred in connection with the Development; provided that (i) Indebtedness for the deferred purchase price of property or services is (A) not more than 90 days past due or (B) being contested in good faith and by appropriate proceedings and in respect of which adequate reserves are in place in form and substance reasonably acceptable to the Administrative Agent, and (ii) such Indebtedness does not at any time exceed, when taken together with any outstanding Indebtedness permitted to be incurred pursuant to paragraph
(a)of this definition, $40,000,000 in the aggregate;
(d)    with respect to the Project Company, Indebtedness incurred for the purpose of funding any Required Capital Expenditures not to exceed in the aggregate, when taken together with any outstanding Indebtedness permitted to be incurred pursuant to paragraph (c) of this definition, $40,000,000 at any time outstanding;
(d)trade or other similar indebtedness incurred in the ordinary course of business (but not for borrowed money) and (i) not more than 90 days past due, or (ii) being contested in good faith and by appropriate proceedings and in respect of which adequate reserves are in place in form and substance reasonably satisfactory to the Administrative Agent;
(e)Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business or other cash management services in the ordinary course of business;
(f)with respect to the Project Company, Indebtedness in respect of performance bonds, bid bonds, appeal bonds, surety bonds, financial assurances and completion guarantees and similar obligations in each case provided in the ordinary course of business, including those incurred to secure health, safety and environmental obligations in the ordinary course of business and such Indebtedness does not at any time exceed $20,000,000 in the aggregate;
(h)contingent obligations resulting from (i) the endorsement of negotiable instruments received in the ordinary course of its business and (ii) indemnities provided under the Transaction Documents and other Project Documents;
(i)Indebtedness in respect of netting services, overdraft protections and otherwise in connection with deposit accounts;
(j)subordinated Indebtedness of the Borrower on terms and conditions set forth on Exhibit P or such other terms reasonably acceptable to the Administrative Agent;
(k)commercial premium finance agreements in customary form entered into with insurers or their Affiliates solely to finance premiums of insurance required by or under the Insurance Program;
(l)until the Conversion Date, Indebtedness of the Project Company under the Construction Credit Agreement;
(m)“Shortfall Loans” (as defined the Construction Pledgor LLC Agreement or the Sponsor Partner LLC Agreement) incurred by the Borrower on or prior to the Conversion Date or amounts owed in respect of loans deemed made by Borrower under Section 7.14 of the Construction Pledgor LLC Agreement or Section 7.14 of the Sponsor Partner LLC Agreement, each of which shall be repayable solely with Voluntary Equity Contributions or amounts available for distribution from the Distribution Account following satisfaction of the Distribution Conditions and otherwise on terms and conditions set forth on Exhibit P (as confirmed by the Administrative Agent);
(n)after the Conversion Date, subordinated Indebtedness of the Project Company pursuant to an unsecured facility of up to $20,000,000 in the aggregate to meet the general working capital needs of the Project Company on terms and conditions set forth on Exhibit P or such other terms reasonably acceptable to the Administrative Agent; and
(o)(i) Indebtedness of any Loan Party (other than Borrower, Sponsor Partner, Class B Member or Construction Pledgor) to Borrower, (ii) Indebtedness of any Loan Party (other than Borrower) to any other Loan Party (other than Borrower) or (iii) Indebtedness of Sponsor Partner or Construction Pledgor owed to the Borrower or to CIP Partner that is payable in accordance with Section 3.6 of the Sponsor Partner LLCA or Section 3.6 of the Construction Pledgor LLCA (as applicable).

“Permitted Investments” means: (a) marketable direct obligations of the United States of America; (b) marketable obligations directly and fully guaranteed as to interest and principal by the United States of America; (c) demand deposits with the Collateral Agent, the Depositary Bank and any Issuing Lender, and time deposits, certificates of deposit and banker’s acceptances issued by an Acceptable Bank; (d) commercial paper given the highest rating by S&P or Moody’s which by its terms matures no more than 270 days after the date of issuance; (e) obligations of the Collateral Agent, the Depositary Bank or any Issuing Lender meeting the requirements of clause (c) above or any other bank meeting the requirements of clause (c) above, in respect of the repurchase of obligations of the type as described in clauses (a) and (b) above, provided that such repurchase obligations shall be fully secured by obligations of the type described in said clauses (a) and (b) above, and the possession of such obligations shall be transferred to, and segregated from other obligations owned by the Collateral Agent or any Issuing Lender, or such other bank; (f) a money market fund or a qualified investment fund (including any such fund for which the Collateral Agent, the Depositary Bank or any Issuing Lender or any Affiliate thereof acts as an advisor or a manager) given one of the two highest long-term ratings by S&P or Moody’s; (g) Eurodollar certificates of deposit issued by the Collateral Agent, the Depositary Bank or any Issuing Lender meeting the requirements of clause (c) above or any other bank meeting the requirements of clause (c) above; (h) shares of mutual funds whose investment guidelines restrict 95% of such funds’ investments to those satisfying the provisions of clauses (a) through (g) above; (i) cash; and (j) an interest bearing account maintained by the Depositary Bank or its Affiliate with earnings based on the daily federal funds effective rate as determined by the Federal Reserve Bank of New York. In no event shall any cash be invested in any obligation, certificate of deposit, acceptance, commercial paper or instrument which by its terms matures more than 270 days after the date of investment, unless the Collateral Agent, the Depositary Bank or any Issuing Lender or a bank meeting the requirements of clause (c) above shall have agreed to repurchase such obligation, certificate of deposit, acceptance, commercial paper or instrument at its purchase price plus earned interest within no more than 270 days after its purchase hereunder. With respect to any rating requirement set forth above, if the relevant issuer is rated by either S&P or Moody’s, but not both, then only the rating of such rating agency shall be utilized for the purpose of this definition.
“Permitted Letter of Credit Uses” means: (a) for the PPA Letter(s) of Credit, to satisfy the Project Company’s credit support obligations under the PPAs; (b) for the BOEM Letter(s) of Credit, to satisfy the Project Company’s credit support obligations to BOEM; (c) for the New Bedford Letter(s) of Credit, to satisfy the Project Company’s credit support obligations under the New Bedford Terminal Lease and (d) for the Water Commission Letter(s) of Credit, to satisfy the Borrower’s credit support obligations under the Water Commission Memorandum of Agreement.
“Permitted Local Accounts” has the meaning assigned to such term in the Depositary Agreement.

“Permitted Swap Agreement” means any interest rate protection agreement (including any swap, cap or collar agreement or similar arrangement) between the Borrower and a Permitted Swap Counterparty entered into in accordance with Section 5.19.
“Permitted Swap Counterparty” means any Person that, at the time that such Person enters into, or otherwise becomes a party to, the applicable Permitted Swap Agreement, is a Lender (or an Affiliate of a Lender) and any other Person reasonably acceptable to the Required Lenders.
“Permitted Tax Equity Transaction” means a Tax Equity Transaction for which: (a) the update to the Base Case Projections specified in Section 5.22(a) has been performed in a manner that is reasonably satisfactory to the Administrative Agent and the Required Lenders (in consultation with the Independent Engineer); and (b) the terms and conditions of the Tax Equity Documents: (i) are (A) reflected in the Bridge Commitment Reduction Amount, TE Commitment Reduction Amount, the TE Oversizing Amount, the Bridge Oversizing Amount, the Bridge Prepayment Amount, the TE Prepayment Amount, and the TE Term Loan Prepayment Amount (as applicable), as confirmed by the Administrative Agent and the Required Lenders and (B) consistent in all material respects with the term sheet set forth on Exhibit S, as confirmed by the Administrative Agent and the Required Lenders or otherwise in form and substance reasonably satisfactory to the Supermajority Lenders, and to the extent any terms set forth in any Tax Equity Document are not specified in Exhibit S, shall be reasonably satisfactory to the Supermajority Lenders (for the avoidance of doubt, any references to usual and customary provisions (or similar language), and any blank or bracketed items, in Exhibit S shall mean that such provisions in the definitive Tax Equity Documents shall be reasonably satisfactory to the Supermajority Lenders), (ii) shall not require Borrower, CIP Partner Construction Pledgor, Project Company, Shareco, Sponsor Partner, Class B Member, TE Partners or TE Partnership to issue as guarantor any parent company guarantees for the benefit of any tax equity investor (provided that this clause (ii) shall not restrict the provision of indemnities), (iii) to the extent the Tax Equity Transaction provides a Construction Bridge Take Out, any tax equity investor shall have, or be a subsidiary of and have its obligations unconditionally guaranteed by, a Person that has, in either case, (x) a rating of any of the following for its unsecured long-term senior debt obligations: (A) at least BBB- by S&P, (B) at least Baa3 by Moody’s or (C) at least BBB- by Fitch or (y) a tangible net worth or assets under management of at least an amount satisfactory to the Supermajority Lenders at the time any Construction Bridge Loan (as defined in the Construction Credit Agreement) will be incurred, (iv) provides in an agreement in form and substance reasonably satisfactory to the Supermajority Lenders that any guarantor of any obligation of Borrower or any of its Subsidiaries agrees to subordinate or to waive any right to subrogation against Borrower or any of its Subsidiaries until the Termination Date, and (v) are reflected in any amendments to the Financing Documents in connection therewith reasonably requested by the Administrative Agent.
“Person” means any natural person, corporation, business trust, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan” means any “employee benefit plan” within the meaning of Section 3(3) of ERISA maintained or established for employees of the Borrower or any subsidiary, or any such plan to which the Borrower or any subsidiary is required to contribute on behalf of any of its employees or with respect to which Borrower has or may have any liability.
“Platform” means Debt Domain, IntraLinks, Syndtrak or a substantially similar electronic transmission system.
“Pledge Agreement” means that certain Pledge Agreement, dated as of the Closing Date, among the Pledgor, the Borrower and the Collateral Agent.
“Pledgor” means Avangrid Vineyard Wind Holdings, LLC, a Delaware limited liability company.
“Pledged Collateral” has the meaning given to such term in the Pledge Agreement.
“PPAs” means: (a) that certain Offshore Wind Generation Unit Power Purchase Agreement (Facility 1), dated as of July 31, 2018, between the Eversource Offtaker and the Project Company (as assignee of Vineyard Wind LLC), as amended by that certain First Amendment to Power Purchase Agreement, dated as of July 20, 2021; (b) that certain Offshore Wind Generation Unit Power Purchase Agreement (Facility 2), dated as of July 31, 2018, between the Eversource Offtaker and the Project Company (as assignee of Vineyard Wind LLC), as amended by that certain First Amendment to Power Purchase Agreement, dated as of September 27, 2018, and that certain Second Amendment to Power Purchase Agreement, dated as of July 20, 2021; (c) that certain Offshore Wind Generation Unit Power Purchase Agreement (Facility 1), dated as of July 31, 2018, between the National Grid Offtaker and the Project Company (as assignee of Vineyard Wind LLC), as amended by that certain First Amendment to Power Purchase Agreement, dated as of July 20, 2021; (d) that certain Offshore Wind Generation Unit Power Purchase Agreement (Facility 2), dated as of July 31, 2018, between the National Grid Offtaker and the Project Company (as assignee of Vineyard Wind LLC), as amended by that certain First Amendment to Power Purchase Agreement, dated as of September 27, 2018, and that certain Second Amendment to Power Purchase Agreement, dated as of July 20, 2021; (e) that certain Offshore Wind Generation Unit Power Purchase Agreement (Facility 1), dated as of July 31, 2018, the Unitil Offtaker and the Project Company (as assignee of Vineyard Wind LLC), as amended by that certain First Amendment to Power Purchase Agreement, dated as of July 20, 2021; and (f) that certain Offshore Wind Generation Unit Power Purchase Agreement (Facility 2), dated as of July 31, 2018, between the Unitil Offtaker and the Project Company (as assignee of Vineyard Wind LLC), as amended by that certain First Amendment to Power Purchase Agreement, dated as of September 27, 2018, and that certain Second Amendment to Power Purchase Agreement, dated as of July 20, 2021.
“PPA Issuing Lenders” means the PPA Tranche 1 Issuing Lender, the PPA Tranche 2 Issuing Lender and the PPA Tranche 3 Issuing Lender.

“PPA Letters of Credit” means the PPA Tranche 1 Letters of Credit, the PPA Tranche 2 Letters of Credit and the PPA Tranche 3 Letters of Credit.
“PPA Letter of Credit Availability Periods” means the PPA Tranche 1 Letter of Credit Availability Period, the PPA Tranche 2 Letter of Credit Availability Period and the PPA Tranche 3 Letter of Credit Availability Period.
“PPA Letter of Credit Commitments” means the PPA Tranche 1 Letter of Credit Commitment, the PPA Tranche 2 Letter of Credit Commitment, and the PPA Tranche 3 Letter of Credit Commitment.
“PPA Letter of Credit Disbursement” means a payment made by any PPA Issuing Lender pursuant to a PPA Letter of Credit.
“PPA Letter of Credit Exposures” means a PPA Tranche 1 Letter of Credit Exposure, a PPA Tranche 2 Letter of Credit Exposure, and a PPA Tranche 3 Letter of Credit Exposure.
“PPA Letter of Credit Lenders” means the PPA Tranche 1 Letter of Credit Lenders, the PPA Tranche 2 Letter of Credit Lenders and the PPA Tranche 3 Letter of Credit Lenders.
“PPA Letter of Credit Loans” means the PPA Tranche 1 Letter of Credit Loans, the PPA Tranche 2 Letter of Credit Loans and the PPA Tranche 3 Letter of Credit Loans.
“PPA Letter of Credit Maturity Dates” means the PPA Tranche 1 Letter of Credit Maturity Date, the PPA Tranche 2 Letter of Credit Maturity Date and the PPA Tranche 3 Letter of Credit Maturity Date.
“PPA Tranche 1 Issuing Lender” means each Lender identified on Schedule I as a PPA Tranche 1 Issuing Lender, in each case in its capacity as an issuer of PPA Tranche 1 Letters of Credit hereunder and each other Person that acquires the rights and obligations of any PPA Tranche 1 Issuing Lender in accordance with Section 9.04.
“PPA Tranche 1 Letter of Credit” means any letter of credit issued by any PPA Tranche 1 Issuing Lender to an offtaker, as beneficiary, pursuant to the applicable PPA and substantially in the form of Exhibit O-1.
“PPA Tranche 1 Letter of Credit Availability Period” means the period from and including the Conversion Date to but excluding the earlier of five days prior to the PPA Tranche 1 Letter of Credit Maturity Date and the date of the termination of the PPA Tranche 1 Letter of Credit Commitments pursuant to the terms of this Agreement.
“PPA Tranche 1 Letter of Credit Commitments” means, with respect to each PPA Tranche 1 Letter of Credit Lender, the commitment, if any, of such Lender to acquire participations in a PPA Tranche 1 Letter of Credit and to make PPA Tranche 1 Letter of Credit Loans, expressed as an amount representing the maximum aggregate amount that such Lender agrees to make available as its PPA Tranche 1 Letter of Credit Loans, as such commitment may be reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04. The initial amount of each PPA Tranche 1 Letter of Credit Lender’s PPA Tranche 1 Letter of Credit Commitment is set forth on Schedule I, or in the Assignment and Assumption pursuant to which such Lender shall have assumed its PPA Tranche 1 Letter of Credit Commitment, as applicable. The initial aggregate amount of all the PPA Tranche 1 Letter of Credit Lenders’ PPA Tranche 1 Letter of Credit Commitments is $4,228,000.00.
“PPA Tranche 1 Letter of Credit Exposure” means, with respect to a PPA Tranche 1 Issuing Lender, at any time, the sum of (a) the aggregate undrawn amount of any PPA Tranche 1 Letter of Credit at such time issued by such PPA Tranche 1 Issuing Lender and (b) the aggregate amount of all PPA Letter of Credit Disbursements of such PPA Tranche 1 Issuing Lender that have not yet been reimbursed by or on behalf of the Borrower at such time.
“PPA Tranche 1 Letter of Credit Lender” means each Lender identified on Schedule I as having a PPA Tranche 1 Letter of Credit Commitment, and each other Person that acquires the rights and obligations of any PPA Tranche 1 Letter of Credit Lender in accordance with Section 9.04.
“PPA Tranche 1 Letter of Credit Loans” means a Loan made by the PPA Tranche
1 Letter of Credit Lenders in respect of a PPA Letter of Credit Disbursement in respect of a PPA Tranche 1 Letter of Credit pursuant to Section 2.03(h).
“PPA Tranche 1 Letter of Credit Maturity Date” means the earlier of (a) the Term Loan Maturity Date and (b) the date on which the entire outstanding principal amount of the PPA Tranche 1 Letter of Credit Loans (if any), together with all unpaid interest, fees, charges and costs, shall become due and payable in full hereunder, whether by acceleration or otherwise.
“PPA Tranche 2 Issuing Lender” means each Lender identified on Schedule I as a PPA Tranche 2 Issuing Lender, in each case in its capacity as an issuer of PPA Tranche 2 Letters of Credit hereunder and each other Person that acquires the rights and obligations of any PPA Tranche 2 Issuing Lender in accordance with Section 9.04.
“PPA Tranche 2 Letter of Credit” means any letter of credit issued by any PPA Tranche 2 Issuing Lender to an offtaker, as beneficiary, pursuant to the applicable PPA and substantially in the form of Exhibit O-1.
“PPA Tranche 2 Letter of Credit Availability Period” means the period from and including the Conversion Date to but excluding the earlier of five days prior to the PPA Tranche
2 Letter of Credit Maturity Date and the date of the termination of the PPA Tranche 2 Letter of Credit Commitments pursuant to the terms of this Agreement.

“PPA Tranche 2 Letter of Credit Commitments” means, with respect to each PPA Tranche 2 Letter of Credit Lender, the commitment, if any, of such Lender to acquire participations in a PPA Tranche 2 Letter of Credit and to make PPA Tranche 2 Letter of Credit Loans, expressed as an amount representing the maximum aggregate amount that such Lender agrees to make available as its PPA Tranche 2 Letter of Credit Loans, as such commitment may be reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04. The initial amount of each PPA Tranche 2 Letter of Credit Lender’s PPA Tranche 2 Letter of Credit Commitment is set forth on Schedule I, or in the Assignment and Assumption pursuant to which such Lender shall have assumed its PPA Tranche 2 Letter of Credit Commitment, as applicable. The initial aggregate amount of all the PPA Tranche 1 Letter of Credit Lenders’ PPA Tranche 2 Letter of Credit Commitments is $3,692,800.00.
“PPA Tranche 2 Letter of Credit Exposure” means, with respect to a PPA Tranche 2 Issuing Lender, at any time, the sum of (a) the aggregate undrawn amount of any PPA Tranche 2 Letter of Credit at such time issued by such PPA Tranche 2 Issuing Lender and (b) the aggregate amount of all PPA Letter of Credit Disbursements of such PPA Tranche 2 Issuing Lender that have not yet been reimbursed by or on behalf of the Borrower at such time.
“PPA Tranche 2 Letter of Credit Lender” means each Lender identified on Schedule I as having a PPA Tranche 2 Letter of Credit Commitment, and each other Person that acquires the rights and obligations of any PPA Tranche 2 Letter of Credit Lender in accordance with Section 9.04.
“PPA Tranche 2 Letter of Credit Loans” means a Loan made by the PPA Tranche 2 Letter of Credit Lenders in respect of a PPA Letter of Credit Disbursement in respect of a PPA Tranche 2 Letter of Credit pursuant to Section 2.03(h).
“PPA Tranche 2 Letter of Credit Maturity Date” means the earlier of (a) the Term Loan Maturity Date and (b) the date on which the entire outstanding principal amount of the PPA Tranche 2 Letter of Credit Loans (if any), together with all unpaid interest, fees, charges and costs, shall become due and payable in full hereunder, whether by acceleration or otherwise.
“PPA Tranche 3 Issuing Lender” means each Lender identified on Schedule I as a PPA Tranche 3 Issuing Lender, in each case in its capacity as an issuer of PPA Tranche 3 Letters of Credit hereunder and each other Person that acquires the rights and obligations of any PPA Tranche 3 Issuing Lender in accordance with Section 9.04.
“PPA Tranche 3 Letter of Credit” means any letter of credit issued by any PPA Tranche 3 Issuing Lender to an offtaker, as beneficiary, pursuant to the applicable PPA and substantially in the form of Exhibit O-1.
“PPA Tranche 3 Letter of Credit Availability Period” means the period from and including the Conversion Date to but excluding the earlier of five days prior to the PPA Tranche

3 Letter of Credit Maturity Date and the date of the termination of the PPA Tranche 3 Letter of Credit Commitments pursuant to the terms of this Agreement.
“PPA Tranche 3 Letter of Credit Commitments” means, with respect to each PPA Tranche 3 Letter of Credit Lender, the commitment, if any, of such Lender to acquire participations in a PPA Tranche 3 Letter of Credit and to make PPA Tranche 3 Letter of Credit Loans, expressed as an amount representing the maximum aggregate amount that such Lender agrees to make available as its PPA Tranche 3 Letter of Credit Loans, as such commitment may be reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04. The initial amount of each PPA Tranche 3 Letter of Credit Lender’s PPA Tranche 3 Letter of Credit Commitment is set forth on Schedule I, or in the Assignment and Assumption pursuant to which such Lender shall have assumed its PPA Tranche 3 Letter of Credit Commitment, as applicable. The initial aggregate amount of all the PPA Tranche 3 Letter of Credit Lender’ PPA Tranche 3 Letter of Credit Commitments is $79,200.00.
“PPA Tranche 3 Letter of Credit Exposure” means, with respect to a PPA Tranche 3 Issuing Lender, at any time, the sum of (a) the aggregate undrawn amount of any PPA Tranche 3 Letter of Credit at such time issued by such PPA Tranche 3 Issuing Lender and (b) the aggregate amount of all PPA Letter of Credit Disbursements of such PPA Tranche 3 Issuing Lender that have not yet been reimbursed by or on behalf of the Borrower at such time.
“PPA Tranche 3 Letter of Credit Lender” means each Lender identified on Schedule I as having a PPA Tranche 3 Letter of Credit Commitment, and each other Person that acquires the rights and obligations of any PPA Tranche 3 Letter of Credit Lender in accordance with Section 9.04.
“PPA Tranche 3 Letter of Credit Loans” means a Loan made by the PPA Tranche 3 Letter of Credit Lenders in respect of a PPA Letter of Credit Disbursement in respect of a PPA Tranche 3 Letter of Credit pursuant to Section 2.03(h).
“PPA Tranche 3 Letter of Credit Maturity Date” means the earlier of (a) the Term Loan Maturity Date and (b) the date on which the entire outstanding principal amount of the PPA Tranche 3 Letter of Credit Loans (if any), together with all unpaid interest, fees, charges and costs, shall become due and payable in full hereunder, whether by acceleration or otherwise.
“Primary WTGs” means the GE Haliade-X13.6 MW 220 wind turbines to be procured pursuant to the TSA.
“Prime Rate” means the rate of interest per annum equal to the rate last quoted by The Wall Street Journal as the “U.S. prime rate” or, if The Wall Street Journal ceases to quote such rate, the highest per annum interest rate published by the Board in Federal Reserve Statistical Release H.15 (519) (Selected Interest Rates) as the “bank prime loan” rate or, if such rate is no longer quoted therein, any similar rate quoted therein (as determined by the Administrative Agent)

or any similar release by the Board (as determined by the Administrative Agent). Each change in the Prime Rate shall be effective on the date such change is publicly announced as effective.
“Prior Projection Updates” means (a) prior to the Conversion Date, in connection with a particular update to the most recently updated Base Case Projections contemplated by Section 2.22, Section 5.20, Section 5.24, Section 5.25 or Section 5.26 of the Construction Credit Agreement or Section 2.22, Section 5.21, Section 5.22 or Section 5.27 of this Agreement, the updates to the inputs and assumptions in the most recently updated Base Case Projections made in other prior updates to the most recently updated Base Case Projections in accordance with Section 2.22, Section 5.20, Section 5.24, Section 5.25 and Section 5.26 of the Construction Credit Agreement or Section 2.22, Section 5.21, Section 5.22 or Section 5.27 of this Agreement, as applicable and (b) on and after the Conversion Date, means in connection with a particular update to the most recently updated Base Case Projections contemplated by Section 2.22, Section 4.02(j), Section 4.02(bb), Section 5.15, Section 5.21, Section 5.22 or Section 5.27, the updates to the inputs and assumptions in the most recently updated Base Case Projections made in other prior updates to the most recently updated Base Case Projections in accordance with Section 2.22, Section 5.20, Section 5.24, Section 5.25 and Section 5.26 of the Construction Credit Agreement or Section 2.22, Section 4.02(j), Section 4.02(bb), Section 5.15, Section 5.21, Section 5.22 or Section 5.27 of this Agreement, as applicable.
“Pro Rata Outstandings” means, of any Lender at any time (a) in the case of the Term Loans, the outstanding principal amount of the Term Loans owing to such Lender and (b) in the case of any Class of Letter of Credit Loans, the sum of (i) the outstanding principal amount of the Letter of Credit Loans of such Class owing to such Lender and (ii) the amount of the participation of such Lender in the total outstanding Letter of Credit Exposure of such Class.
“Project” means an up to approximately 800 megawatt wind generating facility to be built in federal waters off of the coast of Martha’s Vineyard, Massachusetts, with an export cable extending through Nantucket Sound in state waters and onshore in Barnstable, Massachusetts.
“Project Assets” means all Property, rights and assets of the Project Company, whether real or personal and whether tangible or intangible, including the Project, the Project Site, the Part A Approvals, the Part B Approvals and the Project Documents.
“Project Company” means Vineyard Wind 1 LLC, a Delaware limited liability company.
“Project Company LLC Agreement” means that certain Amended and Restated Operating Agreement of the Project Company, dated as of the date hereof, and as may be amended from time to time in accordance with the terms of this Agreement, including in connection with a Specified Sale.

“Project Costs” has the meaning assigned to such term in the Construction Credit Agreement.
“Project Document Claim” means any payment under any Construction Contract in respect of liquidated damages for performance or performance guarantees, but excluding all delay related liquidated damages.
“Project Documents” means the Material Project Documents to which the Project Company is a party and each other contract or agreement (including Additional Project Documents) entered into by the Project Company in the ordinary course of its business (other than any Financing Document).
“Project Party” means each Person (other than the Project Company or the Borrower) from time to time party to any Project Document.
“Project Revenues” means, for any period, all cash revenues (without duplication) received by the Project Company or (in the case of clause (b), the Borrower) during such period, including from: (a) the sale of goods and services (including energy, RECs, capacity and ancillary services) during such period; (b) all interest earned with respect to such period on Permitted Investments held in the Accounts to the extent deposited in the Revenue Account; (c) the proceeds of any delay in start-up or business interruption insurance and other payments received for interruption of operations or damage to the Project during such period or other liability insurance proceeds (to the extent such liability insurance proceeds represent reimbursement of third party claims previously paid by Project Company); (d) net payments received under any Permitted Capacity Sales Agreements; (e) liquidated damages received under any Material Project Document other than from Project Document Claims; (f) distributions or other payments from any Subsidiary and (g) all other income or revenue, however earned or received, by the Borrower during such period (including any Tax refunds) that is not required to be deposited in an Account other than the Revenue Account in accordance with the Financing Documents, but excluding Insurance Proceeds (other than as described in clause (c) above), Condemnation Proceeds, Project Document Claims, delay-related liquidated damages, proceeds of any Specified Disposition exceeding $10,000,000, proceeds of liability insurance (other than as described in clause (c) above), proceeds of Permitted Indebtedness, proceeds of Indebtedness not permitted to be incurred by any Loan Party under the terms of the Financing Documents, Equity Contributions (as defined in the Equity Contribution Agreement) and any Voluntary Equity Contributions, and Loan proceeds.
“Project Site” means, collectively, the Onshore Project Site and the Offshore Project Site.
“Projected Debt Service” means, for any period and as of any date of determination, (a) all scheduled payments of the unpaid principal amount of Obligations during such period (excluding any mandatory prepayment of such Obligations made pursuant to Section 2.09(b) or otherwise)), plus (b) any interest, commitment fees and scheduled fees of the Agents and

Depositary Bank expected to be accrued on the Loans and payable during such period (including any amounts payable by the Borrower under the Permitted Swap Agreements, net of any amounts expected to be received by Borrower thereunder during the relevant period).
“Projected Operating Cash Flow Available for Debt Service” means, for any period, expected Project Revenues that are reasonably expected to be distributed to the Borrower during such period pursuant to the Applicable LLC Agreements (but excluding any Excluded Revenues) less Borrower Operating and Maintenance Expenses expected to be due and payable by the Borrower hereunder.
“Property” means any right or interest in or to property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible.
“Prudent Industry Practices” means those practices, methods and acts engaged in or approved by a significant portion of the independent offshore wind power generation industry with respect to projects that are similar in size and type to the Project during the relevant time period as are expected to accomplish the desired result at a reasonable cost consistent with good business practices, sound engineering practices, reliability, safety and expedition. For the avoidance of doubt, “Prudent Industry Practices” is not intended to be limited to the optimum practice, method or act to the exclusion of all others, but rather to be principles, methods and acts generally accepted in the United States, having due regard for, among other things, the preservation of manufacturers’ warranties and operating instructions, the requirements or guidance of Governmental Authorities, Applicable Laws, applicable interconnection operating guidelines and rules, transmission provider rules and the requirements of insurers.
“PUHCA” means the Public Utility Holding Company Act of 2005, as amended, and FERC’s regulations thereunder.
“QFC Credit Support” shall have the meaning assigned to such term in Section 9.18.
“Qualified Operator” means, as of any date of determination, (a) Vineyard Wind, LLC or an affiliate thereof, (b) the Avangrid Parent or an affiliate thereof, (c) GE Renewables or an affiliate thereof or (d) another Person that has operated, for a period of two years prior to such date, offshore wind electric generating facilities with a total nameplate capacity of 500 megawatts or more and whose contract to operate the Project was entered into in accordance with the terms of this Agreement.
“Qualified Transferee” means any Person that: (a) has Required Experience, is a Subsidiary or Affiliate of a Person that has Required Experience or is managed by a Person who also manages other Subsidiaries that have Required Experience, or as of the date that the Person becomes an indirect owner in the Project Company, the Project Company is contracted for the operation of the Project by Qualified Operators; (b) has provided the Administrative Agent all information necessary for the Secured Parties to identify such Person in accordance with the requirements of the PATRIOT Act (including applicable, and uniformly applied, “know your customer” regulations) and all other applicable AML Laws and Anti-Terrorism Laws and (c) has Required Creditworthiness.
“Quarterly Date” means the last Business Day of March, June, September and December of each year, the first of which shall be the first such day after the date hereof.
“Real Property Documents” means the documents or agreements as more particularly listed and described on Schedule 4.01(l).
“Reasonable Assurances” has the meaning assigned to such term in Section 2.22.
“REC” means any credits, credit certificates, green tags, allowances, offsets, entitlements or similar environmental or green energy attributes (such as those for greenhouse reduction or the generation of green power or renewable energy) created by a Governmental Authority or independent certification board or group generally recognized in the electric power generation industry, and generated by or associated with the Project or electricity produced therefrom, excluding the ITC or any other Tax benefits.
“Recipient” means (a) the Administrative Agent, (b) any Lender, (c) any Issuing Lender, (d) the Collateral Agent and (e) the Depositary Bank, as applicable.
“Record Matters Endorsement” has the meaning given in the Construction Credit Agreement as of the date hereof.
“Register” has the meaning assigned to such term in Section 9.04(c).
“Reimbursement Obligation” has the meaning assigned to such term in Section 2.03(f)(i).
“Related Parties” means, with respect to any Person, such Person’s Affiliates and the respective partners, directors, officers, employees, agents, trustees, administrators, managers, advisors and representatives of such Person and of such Person’s Affiliates.
“Release” means any disposing, discharging, injecting, spilling, leaking, leaching, dumping, pumping, pouring, emitting, escaping, emptying, seeping, or depositing into the environment.
“Relevant Governmental Body” means the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or any successor thereto.

“Removal Effective Date” has the meaning assigned to such term in Section 8.06(a).
“Replacement Affiliate Contract” means an agreement between the Project Company and a Parent (or an Affiliate of a Parent) that: (a) replaces either the Management Services Agreement or the O&M Agreement; and (b) is in form and substance (including with respect to fee arrangements) substantially similar to the agreement that it is replacing.
“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA and the regulations promulgated thereunder, other than an event for which notice has been waived by regulation subsections .22, .23, .27, .28 and .31.
“Required Capital Expenditures” means all Capital Expenditures reasonably necessary to permit the Project Company, to (a) operate or maintain the Project in accordance with Prudent Industry Practices (including the purchase of assets in the ordinary course of business as reasonably required in connection with the operation and maintenance of the Project in accordance with the SMA and the O&M Agreement) or (b) to comply with Applicable Law and Governmental Approvals.
“Required Creditworthiness” means a Person that (i) has, or is a Subsidiary of and has its obligations unconditionally guaranteed by a Person that has, in either case, a rating of any of the following for its unsecured long-term senior debt obligations: (A) at least BBB- by S&P, (B) at least Baa3 by Moody’s or (C) at least BBB- by Fitch or (ii) has a tangible net worth or assets under management of at least $500,000,000.
“Required Experience” means, as of any date of determination, a Person that has owned or operated (or has access to expertise to operate through Affiliates or operations and maintenance agreements with third parties), in each case, for a period of two years prior to such date, offshore wind electric generating facilities with a total nameplate capacity of 500 megawatts or more.
“Required Lenders” means, at any time, Lenders having Commitments (or, if the Commitments are terminated, the Pro Rata Outstandings) representing more than 50% of the sum of the total Commitments (or, if the Commitments are terminated, the Pro Rata Outstandings) at such time. The “Required Lenders” of a particular Class of Loans means Lenders having Commitments (or, if the Commitments are terminated, the Pro Rata Outstandings) of such Class representing more than 50% of the total Commitments (or, if the Commitments are terminated, the Pro Rata Outstandings) of such Class at such time. The Commitments (or, if the Commitments are terminated, the Pro Rata Outstandings) of any Defaulting Lender shall be treated in this definition of “Required Lenders” pursuant to Section 2.18(b). The unused Commitments and the Pro Rata Outstandings of any Non-Voting Lender shall be treated in this definition of “Required Lenders” pursuant to the second to last paragraph of Section 9.02(b). For the avoidance of doubt, the term “Commitments” as used in this definition refers to the Lenders’ aggregate Commitments, whether drawn or undrawn, as of the applicable date of determination.
“Resignation Effective Date” has the meaning assigned to such term in Section 8.06(a).
“Resolution Authority" means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.
“Restricted Payment” means:
(a)all distributions by any Loan Party or Shareco (in cash, property or obligations) on, or other payments or distributions on the account of, or the setting apart of money for a sinking or other analogous fund for, or the purchase, redemption, retirement or other acquisition by such Person of, any portion of any membership interest in such Person (other than distributions to another Loan Party); and
(b)all payments (in cash, property or obligations) of principal of, interest on and other amounts with respect to, or other payments on account of, or the setting apart of money for a sinking or other analogous fund for, or the purchase, redemption, retirement or other acquisition by any Loan Party or Shareco of, any Indebtedness owed to the Parents or any Affiliate of the Parents (other than to another Loan Party); and
(c)any payment in respect of Taxes based on or measured by the net income of any Loan Party, Shareco or any of its respective Affiliates (but not the payment by a Loan Party of its Taxes); which, for the avoidance of doubt, to not include withholding Taxes or similar Taxes (including payments in respect of imputed underpayments) with respect to or which are attributable to the income allocated to the Borrower’s direct or indirect owners);
provided that, for the avoidance of doubt, the foregoing shall exclude any payments made pursuant to the Construction Management Agreement, the Management Services Agreement or the O&M Agreement.
“Revenue Account” has the meaning assigned to such term in the Depositary Agreement.
“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., or any successor to the rating agency business thereof.
“Sanctioned Country” means, at any time, a country or territory which is, or whose government is, the subject or target of any Sanctions broadly restricting or prohibiting dealings with such country, territory or government (currently, the Crimea region of Ukraine, Cuba, Iran,

North Korea, Syria and “the government of Venezuela” as defined by Exec. Order No. 13884, 84 Fed. Reg. 38,843 (Aug. 7, 2019)).
“Sanctioned Person” means, at any time, any Person with whom dealings are restricted or prohibited under Sanctions, including (a) any Person listed in any Sanctions-related list of designated Persons maintained by the United States (including by the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State, or the U.S. Department of Commerce), the United Nations Security Council, the European Union or any of its member states, Her Majesty’s Treasury, Switzerland or any other relevant authority, (b) any Person located, organized or resident in, or any Governmental Authority or governmental instrumentality of, a Sanctioned Country or (c) any Person 25% or more directly or indirectly owned by, controlled by, or acting for the benefit or on behalf of, any Person described in clauses
(a)or (b) hereof.
“Sanctions” means economic or financial sanctions or trade embargoes or restrictive measures enacted, imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State, or the U.S. Department of Commerce;
(b)the United Nations Security Council; (c) the European Union or any of its member states; (d) Her Majesty’s Treasury; (e) Switzerland; or (f) any other relevant authority.
“Secured Parties” means the Lenders, the Issuing Lenders, the Permitted Swap Counterparties, the Depositary Bank and the Agents, in each case from time to time.
“Securities Account” means a “securities account” as that term is defined in
Section 8-501 of the UCC.
“Security Agreement” means the Security and Pledge Agreement, dated as of the Closing Date, between the Borrower and the Collateral Agent.
“Security Documents” means the Security Agreement, the Pledge Agreement, the Depositary Agreement (once executed), any blocked or account control agreement in respect of any Permitted Local Account (which shall be in form and substance reasonable satisfactory to the Administrative Agent and the Collateral Agent), all UCC financing statements required by any Security Document and any other security agreement or instrument to be executed or filed pursuant hereto or any Security Document.
“Shareco” means Vineyard Wind Shareco LLC, a Delaware limited liability company.
“Shareco LLCA” means that certain Limited Liability Company Agreement of Shareco, dated as of the date hereof, by and among the Project Company, Vineyard Wind LLC, Park City Wind LLC and OCS-A 0522 LLC.

“SMA” means (i) that certain Service and Maintenance Agreement, dated as of June 4, 2021, between the Project Company and the Turbine Supplier, together with the Conditions of Contract and Schedules (as defined therein) thereto, as amended by that certain Amendment No. 1, dated as of July 8, 2021, and effective as of July 8, 2021, and (ii) that certain Indemnity Agreement, dated as of June 4, 2021, between the Project Company and the Turbine Supplier.
“SOFR” means a rate per annum equal to the secured overnight financing rate for such Business Day published by the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate) on the website of the Federal Reserve Bank of New York, currently at http://www.newyorkfed.org (or any successor source for the secured overnight financing rate identified as such by the administrator of the secured overnight financing rate from time to time).
“Solvent” means, with respect to any Person on a particular date, the condition that on such date (a) the value of the assets of such Person, at a fair valuation, is greater than the total amount of liabilities, including contingent liabilities, of such Person, (b) the present fair saleable value of the assets of such Person is greater than the amount that will be required to pay the probable liability of such Person on its existing debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay as such debts and liabilities mature and (d) such Person will not have, as of such date, an unreasonably small amount of capital with which to conduct its business. “Solvency” has the meaning correlative thereto. For purposes of this definition, the amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability (irrespective of whether such contingent liabilities meet the criteria for accrual under Applicable Accounting Requirements).
“Specified Disposition” has the meaning assigned to such term in Section 2.09(b)(ii).
“Specified Foreign Exchange Transactions” means non-speculative, unsecured spot or forward foreign exchange transactions entered into either: (a) to meet actual or reasonably expected Euro-denominated payment obligations of the Project Company that are not otherwise expected to be met under the Permitted FX Swap Agreements (as defined in the Construction Credit Agreement as of the Closing Date); or (b) to convert Euros held or received by the Project Company into Dollars.
“Specified Sale” means a sale by Construction Pledgor to TE Partnership of 100% of the voting and economic interests in the Project Company.
“Sponsor Partner” means Vineyard Wind Sponsor Partners 1 LLC, a Delaware limited liability company.

“Sponsor Partner LLC Agreement” means that certain Amended and Restated Limited Liability Company Agreement of Vineyard Wind Sponsor Partners 1 LLC, dated as of the date hereof, between the Borrower and CIP Partner.
“Statutory Reserve Rate” means, for any Interest Period for any Eurodollar Borrowing, a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the arithmetic mean, taken over each day in such Interest Period, of the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board for eurocurrency funding (referred to as “Eurodollar liabilities” in Regulation D of the Board as of the date of this Agreement). Such reserve percentages shall include those imposed pursuant to such Regulation D. Eurodollar Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.
“Subject Party” means (a) each Loan Party, (b) the Pledgor, (c) Turbine Supplier and (d) the Eversource Offtaker and the National Grid Offtaker.
“Subsequent Capital Contribution” means any capital contribution required to be made by the Borrower or any of its Subsidiaries pursuant to the terms of an Applicable LLC Agreement.
“Subsequent Wind Farm” has the meaning set forth in Section 1.1 of the Build-Out Agreement.
“Subsequent Wind Farm Design” has the meaning set forth in Section 2.1(b) of the Build-Out Agreement.
“Subsidiary” means, with respect to a specified Person, another Person that directly or indirectly through one or more intermediaries is Controlled by the specified Person. For the avoidance of doubt, each of Construction Pledgor, Project Company, Shareco, Sponsor Partner, TE Partnership, Class B Member and TE Partners are deemed to be Subsidiaries of Borrower.
“Substantial Completion” has the meaning given in the Construction Credit Agreement as of the date hereof.
“Supermajority Lenders” means, at any time, Lenders having Commitments (or, if the Commitments are terminated, the Pro Rata Outstandings) representing more than 66.66% of the sum of the total Commitments (or, if the Commitments are terminated, the Pro Rata Outstandings) at such time. The “Supermajority Lenders” of a particular Class of Loans means Lenders having Commitments (or, if the Commitments are terminated, the Pro Rata Outstandings)

of such Class representing more than 66.66% of the total Commitments (or, if the Commitments are terminated, the Pro Rata Outstandings) of such Class at such time. The Commitments (or, if the Commitments are terminated, the Pro Rata Outstandings) of any Defaulting Lender shall be treated in this definition of “Supermajority Lenders” pursuant to Section 2.18(b). The unused Commitments and the Pro Rata Outstandings of any Non-Voting Lender shall be treated in this definition of “Supermajority Lenders” pursuant to the second to last paragraph of Section 9.02(b). For the avoidance of doubt, the term “Commitments” as used in this definition refers to the Lenders’ aggregate Commitments, whether drawn or undrawn, as of the applicable date of determination.
“Supported QFC” shall have the meaning assigned to such term in Section 9.18.
“Survey” means an ALTA survey of the Onshore Project Site (other than the portion of the Onshore Project Site leased by the Project Company pursuant to the New Bedford Terminal Lease), dated no earlier than 30 days prior to the Closing Date, prepared by a land surveyor duly licensed and registered in the Commonwealth of Massachusetts, and in form, scope and substance sufficient to cause the standard survey and related exceptions to be deleted from the Title Policy and otherwise reasonably satisfactory to the Title Company and the Required Lenders, and certified to the Title Company, the Project Company and the Administrative Agent by a form of certification reasonably acceptable to the Required Lenders.
“Tax Equity Documents” means a set of tax equity documents (including a membership interest purchase agreement, an equity capital contribution agreement, the TE Partnership LLC Agreement, any guaranties in connection therewith and other related documents) providing for a Tax Equity Transaction.
“Tax Equity Transaction” means a transaction pursuant to Tax Equity Documents providing for an investment by Class B Member and one or more tax equity investors in TE Partnership pursuant to which the tax equity investors will receive the issuance or transfer of membership interests in TE Partnership that entitle the tax equity investors to an allocation of substantially all of the ITCs, other federal tax credits and/or losses generated by the Project until the tax equity investors achieve an agreed after-tax internal rate of return.
“Taxes” means any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings (including backup withholding), levied, collected, withheld or assessed by any Governmental Authority and all interest, penalties or other additions to tax with respect thereto.
“TE Commitment Reduction Amount” has the meaning given in the Construction Credit Agreement as of the date hereof.
“TE Oversizing Amount” means, in connection with a Permitted Tax Equity Transaction that does not provide a Construction Bridge Take Out, (a) in the case of a partial termination of the “Construction Loan Commitment” (as defined in the Construction Credit Agreement as of the Closing Date) implemented pursuant to Section 2.07(a)(ix) of the Construction Credit Agreement, an amount calculated by the Borrower and reasonably satisfactory to the Administrative Agent and the Required Lenders (in consultation with the Independent Engineer) equal in the aggregate to the TE Commitment Reduction Amount, which amount shall be apportioned to the Term Loan Commitments and the Term Loan Commitments (as defined in the Other Term Credit Agreement) based on the applicable updated Base Case Projections and (b) in the case of a mandatory prepayment made pursuant to Section 2.09(b)(vi) of the Construction Credit Agreement, an amount calculated by the Borrower and reasonably satisfactory to the Administrative Agent and the Required Lenders (in consultation with the Independent Engineer) equal in the aggregate to the TE Prepayment Amount, which amount shall be apportioned to the Term Loan Commitments and the Term Loan Commitments (as defined in the Other Term Credit Agreement) based on the applicable updated Base Case Projections.
“TE Partners” means Vineyard Wind TE Partners 1 LLC, a Delaware limited liability company.
“TE Partners LLC Agreement” means that certain Amended & Restated Operating Agreement of Vineyard Wind TE Partners 1 LLC, dated as of the date hereof, by Sponsor Partner.
“TE Partnership” means (i) prior to the consummation of any Permitted Tax Equity Transaction, TE Partners and (ii) from and after the consummation of any Permitted Tax Equity Transaction, TE Partners, Construction Pledgor or another indirect owner in the Borrower that is a subsidiary of each of the CIP Partner and the Borrower and in which Person the tax equity investors form a partnership and make capital contributions in accordance with the Tax Equity Documents.
“TE Partnership LLC Agreement” means that certain limited liability company operating agreement (however titled) of TE Partnership to be entered into between Sponsor Partner and each applicable tax equity investor, in form and substance reasonably satisfactory to the Supermajority Lenders.
“TE Prepayment Amount” has the meaning given in the Construction Credit Agreement as of the date hereof.
“TE Term Loan Prepayment Amount” means, if a Permitted Tax Equity Transaction is consummated after the Conversion Date, an amount calculated by the Borrower reasonably satisfactory to the Administrative Agent and the Required Lenders (in consultation with the Independent Engineer) that is equal to the lesser of (a) the TE Total Reduction Amount and (b) the aggregate amount of the outstanding Term Loans and the Term Loans (as defined in the Other Term Credit Agreement) as of the Conversion Date.

“TE Total Reduction Amount” means an amount calculated by the Borrower and reasonably satisfactory to the Administrative Agent and the Required Lenders (in consultation with the Independent Engineer) that is the excess (if any) of (a) the aggregate maximum amount of the Construction Loans (or, if applicable as of or after the Conversion Date, Term Loans) that may be borrowed under the Construction Credit Agreement (or, if applicable as of or after the Conversion Date, the Term Credit Agreements) while satisfying the Debt Sizing Criteria, as determined using the most recently updated Base Case Projections over (b) the aggregate maximum amount of the Construction Loans (or, if applicable as of or after the Conversion Date, Term Loans) that may be borrowed under the Construction Credit Agreement (or, if applicable as of or after the Conversion Date, the Term Credit Agreements) while satisfying the Debt Sizing Criteria, as determined using the most recently updated Base Case Projections that are updated and delivered by the Borrower pursuant to Section 5.22(a) (which most recently updated Base Case Projections shall be reasonably satisfactory to the Administrative Agent and Required Lenders (in consultation with the Independent Engineer)).
“Term Loan” refers to a Loan made by the Lenders pursuant to Section 2.01(a)(i).
“Term Loan Borrowing Request” means a request by the Borrower for a Borrowing of Term Loans in accordance with Section 2.01.
“Term Loan Commitment” means, with respect to each Term Loan Lender, the commitment, if any, of such Term Loan Lender to make Term Loans hereunder, expressed as an amount representing the maximum aggregate principal amount of the Term Loans to be made by such Term Loan Lender hereunder, as such commitment may be reduced or increased from time to time pursuant to this Agreement. The initial amount of each Term Loan Lender’s Term Loan Commitment is set forth on Schedule I, or in the Assignment and Assumption pursuant to which such Term Loan Lender shall have assumed its Term Loan Commitment, as applicable. The initial aggregate amount of all of the Term Loan Lenders’ Term Loan Commitments is up to $1,186,290,513.71.
“Term Loan Facility” means the term loan facility to be provided by the Term Loan Lenders pursuant to Section 2.01.
“Term Loan Lender” means a Lender with a Term Loan Commitment or an outstanding Term Loan.
“Term Loan Maturity Date” means the earliest of (i) the seventh anniversary of the earlier of (a) the Conversion Date and (b) the Date Certain, (ii) October 15, 2031 and (iii) the date on which the entire outstanding principal amount of the Term Loans (if any), together with all unpaid interest, fees, charges and costs, shall become due and payable in full hereunder, whether by acceleration or otherwise.

“Term Loan Principal Payment Date” means the first Quarterly Date following the end of the first full calendar quarter to occur after the Conversion Date and each Quarterly Date thereafter until the occurrence of the Term Loan Maturity Date.
“Term SOFR” means, for the applicable corresponding tenor, the forward-looking term rate based on SOFR that has been selected or recommended by the Relevant Governmental Body.
“Term SOFR Notice” means a notification by the Administrative Agent (in consultation with the Borrower) to the Lenders and the Borrower of the occurrence of a Term SOFR Transition Event.
“Term SOFR Transition Event” means the determination by the Administrative Agent and the Borrower that (a) Term SOFR has been recommended for use by the Relevant Governmental Body, (b) the administration of Term SOFR is administratively feasible for the Administrative Agent and (c) a Benchmark Transition Event has previously occurred resulting in a Benchmark Replacement that is not Term SOFR.
“Termination Date” means the date on which (a) the Commitments have expired or been terminated, (b) the principal of and interest on each Loan and all fees and other Obligations payable under the Financing Documents shall have been paid in full and all Letters of Credit shall have expired or terminated and all Letter of Credit Disbursements shall have been reimbursed (unless the total outstanding amount of the Letter of Credit Exposure related thereto has been cash collateralized in the manner contemplated by Section 2.03(i) in an amount equal to 102.5% of the Letter of Credit Exposure as of such date or a backstop letter of credit reasonably satisfactory to the applicable Issuing Lender is in place) and (c) all obligations to any Secured Party with respect to any Permitted Swap Agreement shall have terminated or expired.
“Termination Payment” means any termination payment paid for the benefit of the Project Company under a Material Project Document (other than a Construction Contract).
“Title Company” means First American Title Insurance Company.
“Title Policy” has the meaning given in the Construction Credit Agreement as of the date hereof.
“Transaction Document” means each of the Financing Documents and the Material Project Documents.
“Transition Piece Foundation Supply Contract” means (i) that certain Foundation FOU - Contract Agreement (TP), dated as of June 13, 2019, between the Project Company (as assignee of Vineyard Wind LLC) and Windar Renovables S.L., together with the Conditions of Contract, the Employer’s Requirements and the Schedules (as defined therein) thereto, as amended by that certain Amendment No. 1, dated as of February 2, 2020, that certain Amendment No. 2, dated as of April 3, 2020, that certain Amendment No. 3, dated as of May 22, 2020, that certain Amendment No. 4, dated as of June 22, 2020, that certain Amendment No. 5, dated as of July 9, 2020, that certain Amendment No. 6, dated as of July 14, 2020, that certain Amendment No. 7, dated as of March 5, 2021, and that certain Amendment No. 8, dated as of June 21, 2021 and (ii) that certain Indemnity Agreement, dated as of June 13, 2019, between the Project Company (as assignee of Vineyard Wind LLC) and Windar Renovables S.L.
“Transmission Consultant” means Leidos Engineering LLC, or any successor consultant appointed by the Required Lenders and, so long as no Event of Default has occurred and is continuing, reasonably acceptable to the Borrower.
“TSA” means (i) that certain Turbine Supply Agreement, dated as of June 4, 2021, between the Project Company and the Turbine Supplier, together with the Conditions of Contract and Schedules (as defined therein) thereto, as amended by the First Amendment to Turbine Supply Agreement, dated as of July 8, 2021 and effective as of July 12, 2021 and as further amended by that certain Amendment No. 2 to Turbine Supply Agreement, dated as of August 19, 2021, and (ii) that certain Indemnity Agreement, dated as of June 4, 2021, between the Project Company and the Turbine Supplier.
“Turbine Guarantor” means the guarantor party to the Guaranty (TSA) and the Guaranty (SMA), which, as of the Closing Date, is General Electric Company, a New York corporation.
“Turbine Supplier” means GE Renewables US LLC, a Delaware limited liability company.
“Turbines” means the Primary WTGs or, if applicable, the “Fall-Back WTGs” (as defined in the TSA)).
“Type”, when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans constituting such Borrowing, is determined by reference to the Adjusted LIBO Rate or the Alternate Base Rate.
“Type Certificate Prepayment Amount” has the meaning assigned to such term in Section 5.27.
“UCC” means the Uniform Commercial Code as in effect from time to time in the applicable jurisdiction.
“UK Financial Institution" means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority,

which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.
“UK Resolution Authority" means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.
“United States” means the United States of America.
“Unitil Offtaker” means Fitchburg Gas and Electric Light Company d/b/a Unitil.
“Upstream Tax Equity Transaction” means a transaction where one or more tax equity investors makes an investment in a vehicle that is Avangrid Pledgor, CI II Pledgor, CI III Pledgor or a direct or indirect owner of any of them (but for the avoidance of doubt is not a Loan Party) pursuant to which the tax equity investors will receive the issuance or transfer of membership interests that entitle the tax equity investors to an allocation of substantially all of the ITCs, other federal tax credits and/or losses generated by the Project and allocated to the investment vehicle until the tax equity investors achieve an agreed after-tax internal rate of return, but excluding a transaction where the tax equity investors are managing members of such investment vehicle or the tax equity investors acquire all or substantially all of the equity interests in Avangrid Pledgor, CI II Pledgor, CI III Pledgor or a direct or indirect owner of any of them.
“U.S. Person” means any Person that is a “United States Person” as defined in Section 7701(a)(30) of the Code.
“U.S. Special Resolution Regime” has the meaning set forth in Section 9.18.
“U.S. Tax Compliance Certificate” has the meaning set forth in Section 2.15(e).
“USA PATRIOT Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Pub. L.107-56, signed into law October 26, 2001.
“USD LIBOR” means the LIBO Rate for U.S. Dollars.
“Vineyard Wind” means Vineyard Wind LLC, a Delaware limited liability company.
“Voluntary Equity Contributions" means documented voluntary, unconditional cash equity contributions made to Borrower after the Closing Date, but in each case excluding Equity Contributions (as defined in the Equity Contribution Agreement).
“Water Commission Issuing Lender” means each Lender identified on Schedule I as a Water Commission Issuing Lender, in each case in its capacity as an issuer of Water

Commission Letters of Credit hereunder and each other Person that acquires the rights and obligations of any Water Commission Issuing Lender in accordance with Section 9.04.
“Water Commission Letter of Credit” means any letter of credit issued by any Water Commission Issuing Lender to the Centerville-Osterville-Marstons Mills Fire District / Water Department, as beneficiary, pursuant to the Water Commission Memorandum of Agreement, and substantially in the form of Exhibit O-5.
“Water Commission Letter of Credit Availability Period” means the period from and including the Conversion Date to but excluding the earlier of five days prior to the Water Commission Letter of Credit Maturity Date and the date of the termination of the Water Commission Letter of Credit Commitments pursuant to the terms of this Agreement.
“Water Commission Letter of Credit Commitment” means, with respect to each Water Commission Letter of Credit Lender, the commitment, if any, of such Lender to acquire participations in a Water Commission Letter of Credit and to make Water Commission Letter of Credit Loans, expressed as an amount representing the maximum aggregate amount that such Lender agrees to make available as its Water Commission Letter of Credit Loans, as such commitment may be reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04. The initial amount of each Water Commission Letter of Credit Lender’s Water Commission Letter of Credit Commitment is set forth on Schedule I, or in the Assignment and Assumption pursuant to which such Lender shall have assumed its Water Commission Letter of Credit Commitment, as applicable. The initial aggregate amount of all the Water Commission Letter of Credit Lenders’ Water Commission Letter of Credit Commitments is $572,916.67.
“Water Commission Letter of Credit Disbursement” means a payment made by any Water Commission Issuing Lender pursuant to a Water Commission Letter of Credit.
“Water Commission Letter of Credit Exposure” means, with respect to a Water Commission Issuing Lender, at any time, the sum of (a) the aggregate undrawn amount of any Water Commission Letter of Credit at such time issued by such Water Commission Issuing Lender and (b) the aggregate amount of all Water Commission Letter of Credit Disbursements of such Water Commission Issuing Lender that have not yet been reimbursed by or on behalf of the Borrower at such time.
“Water Commission Letter of Credit Lender” means each Lender identified on Schedule I as having a Water Commission Letter of Credit Commitment, and each other Person that acquires the rights and obligations of any Water Commission Letter of Credit Lender in accordance with Section 9.04.

“Water Commission Letter of Credit Loan” means a Loan made by the Water Commission Letter of Credit Lenders in respect of a Water Commission Letter of Credit Disbursement pursuant to Section 2.03(h).
“Water Commission Letter of Credit Maturity Date” means the earlier of (a) the Term Loan Maturity Date and (b) the date on which the entire outstanding principal amount of the Water Commission Letter of Credit Loans (if any), together with all unpaid interest, fees, charges and costs, shall become due and payable in full hereunder, whether by acceleration or otherwise.
“Water Commission Memorandum of Agreement” means that certain Memorandum of Agreement, dated as of July 14, 2021, by and between the Borrower and the Board of Water Commissioners of the Centerville-Osterville-Marstons Mills Water Department.
“Wind Consultant” means Wood Group, or any successor consultant appointed by the Required Lenders and, so long as no Event of Default has occurred and is continuing, reasonably acceptable to the Borrower.
“Wind Interference Effect” has the meaning assigned to such term in Section 1.1 of the Build-Out Agreement.
“Wind Turbine Type Certificate” means a “Wind Turbine Type Certificate” (as defined in the TSA).
“Write-Down and Conversion Powers" means (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.
“WTG Installation Agreement” means (i) that certain WTG Transport & Installation Contract Agreement, dated as of December 18, 2020, between the Project Company (as assignee of Vineyard Wind LLC) and DEME Offshore US LLC, together with the Conditions of Contract, the Employer’s Requirements and the Schedules (as defined therein) thereto, as amended by that Amendment Agreement No. 1 to WTG T&I Contract, dated as of May 12, 2021, and (ii) that certain Indemnity Agreement, dated as of December 18, 2020, between the Project Company (as assignee of Vineyard Wind LLC) and DEME Offshore US LLC.

Section 1.02    Terms Generally. Except as otherwise expressly provided, the following rules of interpretation shall apply to this Agreement and the other Financing Documents:
(a)the definitions of terms herein shall apply equally to the singular and plural forms of the terms defined;
(b)whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms;
(c)the words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”;
(d)the word “will” shall be construed to have the same meaning and effect as the word “shall”;
(e)unless the context requires otherwise, any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein or therein) and shall include any appendices, schedules, exhibits, clarification letters, side letters and disclosure letters executed in connection therewith;
(f)any reference herein to any Person shall be construed to include such Person’s successors and assigns to the extent permitted under the Financing Documents and, in the case of any Governmental Authority, any Person succeeding to its functions and capacities;
(g)any reference to any Applicable Law in any of the Financing Documents shall include all references to such Applicable Law as amended from time to time;
(h)the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof;
(i)all references herein to Articles, Sections, Appendices, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Appendices, Exhibits and Schedules to, this Agreement;
(j)the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights; and
(k)any reference herein or any other Financing Document to a merger, transfer, consolidation, amalgamation, assignment, sale, disposition or transfer, or similar term, shall be deemed to apply to a division of or by a limited liability company, or an allocation of assets to a series of a limited liability company (or the unwinding of such a division or allocation), as if it were a merger, transfer, consolidation, amalgamation, assignment, sale or transfer or similar term, as applicable to, of or with a separate Person. Any division of a limited liability company shall constitute a separate Person hereunder and under any other Financing Document (and each division of any limited liability company that is a Subsidiary, Affiliate, joint venture or any other like term shall also constitute such a Person or entity). For all purposes under the Financing Documents, in connection with any division or plan of division by any Loan Party under Section 18-217 of Title 6 of the Delaware Code: (i) if any asset, right, obligation or liability of any Loan Party or any Subsidiary of any Loan Party becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Loan Party or Subsidiary of an Loan Party (as the case may be) to the subsequent Person and (ii) if any new Person comes into existence, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its Equity Interests at such time.
Section 1.03    Accounting Terms. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with Applicable Accounting Requirements; provided that, if the Borrower notifies the Administrative Agent that the Borrower requests an amendment to any provision hereof to eliminate the effect of any change in the Applicable Accounting Requirements occurring after the Closing Date or in the application thereof on the operation of such provision, regardless of whether any such notice is given before or after such change in the Applicable Accounting Requirements or in the application thereof, then such provision shall be interpreted on the basis of the Applicable Accounting Requirements as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.
Section 1.04    Certain Benchmark Matters. Without prejudice to any other provision of this Agreement, each party acknowledges and agrees for the benefit of each of the other parties: (a) USD LIBOR (i) may be subject to methodological or other changes which could affect its value, and/or (ii) is scheduled to be permanently discontinued; and (b) the occurrence of any of the aforementioned events, a Benchmark Transition Event and/or a Term SOFR Transition Event may have adverse consequences which may materially impact the economics and/or each Loan Party’s commercial expectations of the financing transactions contemplated under this Agreement.
Article II
THE CREDITS
Section 2.01    Term Loan Facility.
(a)    Term Loans.

(i)Subject to the terms and conditions set forth herein, each Term Loan Lender, severally, but not jointly, agrees to make Term Loans in Dollars to the Borrower on the Conversion Date in an aggregate principal amount equal to such Lender’s Term Loan Commitment.
(ii)Amounts prepaid or repaid in respect of Term Loans may not be reborrowed.
(b)    Notice of Term Loan Borrowing. To request a Borrowing of Term Loans, the Borrower shall deliver an irrevocable written Term Loan Borrowing Request in the form of Exhibit C-1 signed by the Borrower to the Administrative Agent (i) in the case of a Eurodollar Borrowing, not later than 11:00 a.m., New York City time, three Business Days before the date of the proposed Borrowing, or (ii) in the case of an ABR Borrowing, not later than 11:00 a.m., New York City time, one Business Day before the date of the proposed Borrowing. Each such irrevocable written Term Loan Borrowing Request by the Borrower shall specify the following information:
(i)the aggregate amount of the Borrowing of Term Loans requested by the Borrower, which shall be in the amount of the Term Loan Commitment;
(ii)the date of such Borrowing of Term Loans, which shall be a Business Day;
(iii)whether such Borrowing of Term Loans is to be an ABR Borrowing or a Eurodollar Borrowing; and
(iv)in the case of a Eurodollar Borrowing, the Interest Period therefor, which shall be a period contemplated by the definition of the term “Interest Period”.
(c)    Notice by the Administrative Agent to the Term Loan Lenders. Promptly following receipt of a Term Loan Borrowing Request in accordance with this Section 2.01, the Administrative Agent shall advise each Term Loan Lender of the details thereof and of the amount of such Lender’s Term Loans to be made as part of the requested Borrowing.
(d)    Failure to Elect. If no election as to the Type of a Borrowing of Term Loans is specified, then the requested Borrowing shall be an ABR Borrowing. If no Interest Period is specified with respect to any requested Eurodollar Borrowing, then the requested Borrowing shall be made as a Eurodollar Borrowing with an Interest Period ending on the next following Monthly Date occurring at least five Business Days thereafter.
Section 2.02    [Reserved].
Section 2.03    Letters of Credit.

(a)    Letters of Credit. Subject to the terms and conditions set forth herein, the Borrower may request:
(i)any PPA Tranche 1 Issuing Lender to Issue a PPA Tranche 1 Letter of Credit at any time and from time to time during the PPA Tranche 1 Letter of Credit Availability Period;
(ii)any PPA Tranche 2 Issuing Lender to Issue a PPA Tranche 2 Letter of Credit at any time and from time to time during the PPA Tranche 2 Letter of Credit Availability Period;
(iii)any PPA Tranche 3 Issuing Lender to Issue a PPA Tranche 3 Letter of Credit at any time and from time to time during the PPA Tranche 3 Letter of Credit Availability Period;
(iv)any BOEM Issuing Lender to Issue a BOEM Letter of Credit at any time and from time to time during the BOEM Letter of Credit Availability Period;
(v)any New Bedford Issuing Lender to Issue a New Bedford Letter of Credit at any time and from time to time during the New Bedford Letter of Credit Availability Period; and
(vi)any Water Commission Issuing Lender to Issue a Water Commission Letter of Credit at any time and from time to time during the Water Commission Letter of Credit Availability Period;
(b)    Notice of Issuance, Amendment, Renewal or Extension. To request the Issuance of a Letter of Credit of any Class, the Borrower shall hand deliver (or transmit by electronic communication, if arrangements for doing so have been approved by the applicable Issuing Lender) to an Issuing Lender of such Class selected by it and the Administrative Agent (no later than three Business Days prior to the requested date of Issuance) a Notice of Issuance in the form of Exhibit C-2 requesting the Issuance of a Letter of Credit of such Class, and specifying the date of Issuance (which shall be a Business Day and shall comply with this Section 2.03), the date on which such Letter of Credit is to expire (which shall comply with clause (d) of this Section 2.03), the amount of such Letter of Credit and such other information as shall be reasonably necessary to prepare or Issue such Letter of Credit; provided that no such Notice of Issuance shall be required in respect of an automatic extension of the expiry date of any Letter of Credit pursuant to the terms and conditions of such Letter of Credit. Subject to a final expiration date as specified in clause (d)(ii) of this Section 2.03, each Letter of Credit shall provide for the automatic extension of the expiry date thereof unless the applicable Issuing Lender gives notice in accordance with the Letter of Credit that such expiry date shall not be extended, and such Issuing Lender shall give notice of its intention not to extend the expiry date to the Borrower and the Administrative Agent in a notice given 60 days prior to the current expiry date of such Letter of Credit; provided that any such notice may be sent by such Issuing Lender only if the conditions set forth in Section 4.03(c) are not satisfied as of such date or (1) any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain such Issuing Lender from issuing the Letter of Credit, or any Applicable Law applicable to such Issuing Lender or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over such Issuing Lender shall prohibit, or request that such Issuing Lender refrain from, the issuance of letters of credit generally or the Letter of Credit in particular (including as a result of AML Laws, Anti-Corruption Laws, Anti-Terrorism Laws or Sanctions); (2) the beneficiary of such Letter of Credit (i) is, or is an Affiliate of a Person that is designated as a Sanctioned Person; (ii) is, or is an Affiliate of a Person that is, in violation of AML Laws, Anti-Corruption Laws, Anti-Terrorism Laws or Sanctions; or (iii) has, or is an Affiliate of a Person that has, been convicted of money laundering under any AML Law, which conviction has not been overturned or (3) the issuance of the Letter of Credit would violate one or more policies of such Issuing Lender applicable to letters of credit generally; provided further that, if any Letter of Credit is outstanding on the last day of the applicable Availability Period, the applicable Issuing Lender shall thereafter give such notice in accordance with the terms of such Letter of Credit. If requested by the applicable Issuing Lender, the Borrower also shall submit a letter of credit application on such Issuing Lender’s standard form in connection with any request for a Letter of Credit. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by the Borrower to, or entered into by the Borrower with, any Issuing Lender relating to any Letter of Credit, the terms and conditions of this Agreement shall control. For the avoidance of doubt, an Issuing Lender or Letter of Credit Lender with Letter of Credit Commitments with respect to a particular Class of Letters of Credit shall have no obligation to issue Letters of Credit or lend in respect of other Classes of Letters of Credit.
(c)Limitations on Amounts and Uses. A Letter of Credit of any Class shall be Issued only if (and upon Issuance of such Letter of Credit, the Borrower shall be deemed to represent and warrant that), after giving effect to such Issuance, (i) each Issuing Lender’s Letter of Credit Exposure for such Letter of Credit Class shall not exceed its Issuing Commitment for such Class and (ii) the sum of (A) the total Letter of Credit Exposures and (B) the total outstanding principal amount of Letter of Credit Loans, in each case of the applicable Class, shall not exceed the total Commitments of such Class. Each Letter of Credit shall be Issued only for Permitted Letter of Credit Uses.
(d)Expiration Date. Each Letter of Credit shall expire at or prior to the close of business on the earlier of (i) the date twelve months after the date of the issuance of such Letter of Credit (or, in the case of any renewal or extension thereof, twelve months after the then-current expiration date of such Letter of Credit) and (ii) the applicable Letter of Credit Maturity Date.
(e)Participations.

(i)By the Issuance of any Letter of Credit of any Class by any Issuing Lender and without any further action on the part of such Issuing Lender or the Letter of Credit Lenders for such Class, such Issuing Lender hereby grants to each applicable Letter of Credit Lender with Letter of Credit Commitments applicable to such Issuing Lender’s Class of Letters of Credit, and each such Letter of Credit Lender hereby acquires from such Issuing Lender, a participation in such Letter of Credit and any drawings honored thereunder equal to such Letter of Credit Lender’s Applicable Percentage of the aggregate amount available to be drawn under such Letter of Credit. Each Letter of Credit Lender acknowledges and agrees that its obligation to acquire participations pursuant to this Section 2.03(e) in respect of Letters of Credit within its applicable Class of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit within its applicable Class of Letters of Credit or the occurrence and continuance of a Default or Event of Default or reduction or termination of Letter of Credit Commitments. For the avoidance of doubt, a Letter of Credit Lender with a Letter of Credit Commitment in respect of one particular Class of Letter of Credit shall have no obligation to purchase participations in respect of Letters of Credit issued in respect of another Class of Letters of Credit.
(ii)In consideration and in furtherance of the foregoing, each Letter of Credit Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for account of the applicable Issuing Lender for each applicable Class of Letters of Credit, such Letter of Credit Lender’s Applicable Percentage of each Letter of Credit Disbursement in respect of Letters of Credit in which such Letter of Credit Lender has a Letter of Credit Commitment for the applicable Class made by such Issuing Lender on the second Business Day following the Disbursement Date in respect of such Letter of Credit Disbursement. Such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Each such payment shall be made in the same manner as provided in Section 2.05 with respect to Loans made by such Letter of Credit Lender (and Section 2.05 shall apply, mutatis mutandis, to the payment obligations of the Letter of Credit Lenders), and the Administrative Agent shall promptly pay to the applicable Issuing Lender the amounts so received by it from the applicable Letter of Credit Lenders for such Letter of Credit Class. For the avoidance of doubt, a Letter of Credit Lender with Commitments in respect of a particular Class of Letters of Credit will have no obligation to make payments in respect of other Classes of Letters of Credit other than the Class in respect of which it has a Letter of Credit Commitment.
(f)    Reimbursement Obligations Absolute.
(i)    If any Issuing Lender shall make any Letter of Credit Disbursement in respect of any applicable Letter of Credit, the Borrower shall reimburse such Letter of Credit Disbursement to the applicable Issuing Lender for its own account no later than the second Business Day after such Letter of Credit Disbursement, in an amount equal to the full amount of such Letter of Credit Disbursement plus accrued interest thereon from the Disbursement Date to the date of repayment of the Letter of Credit Disbursement at the rate of interest that would apply to an ABR Loan in accordance with Section 2.11 (each, a “Reimbursement Obligation”), which obligation of the Borrower shall be unconditional and irrevocable and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of such Letter of Credit, or any term or provision therein, (ii) any claim, set-off right, defense or other right against a beneficiary or any transferee of any Letter of Credit (or any Persons for whom any such transferee may be acting), any Issuing Lender, any Lender or any other Person that the Borrower or any Lender may have, (iii) any draft or other document presented under such Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iv) payment by the applicable Issuing Lender under such Letter of Credit against presentation of a draft or other document that does not substantially comply with the terms of such Letter of Credit, (v) any breach of contract or dispute among or between Borrower, an Issuing Lender, Administrative Agent, any Lender or any other Person, (vi) any non-application or misapplication by the beneficiary of a Letter of Credit of the proceeds of any Letter of Credit Disbursement or any other act or omission of such beneficiary in connection with such Letter of Credit, (vii) failure to preserve or protect any Collateral, any failure to perfect or preserve the perfection of any Lien thereon, or the release of any of the Collateral securing the performance or observance of the terms of this Agreement or any of the other Financing Documents, (viii) an adverse change in the business, operations, properties, assets, condition (financial or otherwise) or prospects of Borrower, (ix) the failure of any Lender to make a Letter of Credit Loan as contemplated by clause (h) below, (x) a Default or Event of Default under this Agreement and (xi) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section 2.03(f), constitute a legal or equitable discharge of the obligations of the Borrower hereunder. Notwithstanding the foregoing, failure of the Borrower to pay a Reimbursement Obligation in accordance with the immediately preceding sentence shall not constitute a Default or an Event of Default hereunder to the extent such Reimbursement Obligation converts to a Letter of Credit Loan of the applicable Class in accordance with Section 2.03(h).
(ii)    Neither the Administrative Agent, the Lenders nor any Issuing
Lender, nor any of their Related Parties, shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit by any applicable Issuing Lender or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any failure of the beneficiary of any Letter of Credit to comply fully with any conditions required in order to be able to draw on such Letter of

Credit, any error in interpretation of technical terms or any consequence arising from causes beyond the control of the applicable Issuing Lender; provided that, after paying in full its obligation to reimburse Letter of Credit Disbursements as provided in this Section 2.03(f), the foregoing shall not be construed to excuse any Issuing Lender from liability to the Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Borrower to the extent permitted by Applicable Law) suffered by the Borrower that are caused by such Issuing Lender’s gross negligence or willful misconduct as determined in a non-appealable judgment by a court of competent jurisdiction when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. In furtherance of the foregoing, the parties hereto expressly agree that, in the absence of gross negligence or willful misconduct as determined in a non-appealable judgment by a court of competent jurisdiction on the part of an Issuing Lender:
(A)such Issuing Lender may accept documents that appear on their face to be in substantial compliance with the terms of an applicable Letter of Credit without responsibility for further investigation, regardless of any notice or information to the contrary, and may make payment upon presentation of documents that appear on their face to be in substantial compliance with the terms of such Letter of Credit;
(B)such Issuing Lender shall have the right, in its sole discretion, to decline to accept such documents and to decline to make such payment if such documents are not in strict compliance with the terms of such Letter of Credit; and
(C)clauses (A) and (B) above shall establish the standard of care to be exercised by an Issuing Lender when determining whether drafts and other documents presented under an applicable Letter of Credit comply with the terms thereof (and the parties hereto hereby waive, to the extent permitted by Applicable Law, any standard of care inconsistent with the foregoing).
(g)    Disbursement Procedures. An Issuing Lender for any applicable Letter of Credit shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for an applicable Letter of Credit Disbursement under such Letter of Credit. Such Issuing Lender shall promptly after such examination notify the Administrative Agent and the Borrower by electronic communication of such demand for such Letter of Credit Disbursement and whether such Issuing Lender has made or will make such Letter of Credit Disbursement thereunder and the date (the “Disbursement Date”) of such Letter of Credit Disbursement; provided that any failure to give or delay in giving such notice shall not relieve the Borrower of its obligation to reimburse (without duplication) such Issuing Lender and the Letter of Credit Lenders with respect to any such Letter of Credit Disbursement.

(h)Letter of Credit Disbursement and Borrowing. If any Issuing Lender for any Letter of Credit of any Class shall make any Letter of Credit Disbursement, the Administrative Agent shall promptly notify each Letter of Credit Lender of such Class of the Disbursement Date, the amount of such Letter of Credit Disbursement, and the amount of such Letter of Credit Lender’s Applicable Percentage thereof. In the event that the Borrower does not repay any Letter of Credit Disbursement on or before the second Business Day following such Letter of Credit Disbursement as provided in Section 2.03(f)(i), the Borrower shall, unless any Event of Default has occurred and is continuing, automatically be deemed to have requested a Borrowing of the same Class as the applicable Letter of Credit, as of the applicable Disbursement Date, in an amount equal to the Reimbursement Obligation applicable to such Letter of Credit Disbursement and, without limitation of the obligations of the Letter of Credit Lenders pursuant to Section 2.03(e), such Reimbursement Obligation shall become a Loan of such Class hereunder as of the applicable Disbursement Date and shall be deemed to be a Borrowing of such Class hereunder on such day and bear interest in accordance with Section 2.11 from the applicable Disbursement Date. Each such Loan shall initially be made as an ABR Borrowing and the Borrower shall have the right to convert such Borrowing to a Borrowing of a different Type in accordance with Section 2.06. Interest accrued pursuant to this paragraph and Section 2.11 shall be for account of the applicable Issuing Lender, except that interest accrued on and after the date of payment by any applicable Letter of Credit Lender pursuant to paragraph (e) of this Section 2.03 to reimburse such Issuing Lender shall be for account of such Lender to the extent of such payment. Each such Letter of Credit Loan shall be repaid in accordance with Section 2.08(a)(ii) and amounts prepaid or repaid in respect of such Letter of Credit Loans may be reborrowed.
(i)Cash Collateralization. If (i) the maturity of the Loans has been accelerated upon the occurrence of an Event of Default, (ii) an Event of Default shall occur and be continuing and the Borrower receives notice from the Administrative Agent that the Required Lenders of any Class of Letters of Credit demand the deposit of cash collateral pursuant to this paragraph or (iii) any Event of Default described in Sections 7.01(f) or (g) shall occur, the Borrower shall immediately deposit into an account established with the Depositary Bank, which account shall be a Securities Account and for the benefit of the Lenders of the applicable Class, an amount in cash equal to 102.5% of the aggregate amount of all Letter of Credit Exposure of such Class as of such date (or any applicable amount required by Section 2.09) plus any accrued and unpaid interest thereon; provided that the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to the Borrower described in clause (f) or (g) of Section 7.01. Any deposit made pursuant to this Section 2.03(i) shall be held by the Collateral Agent as collateral for the Letter of Credit Exposure of the applicable Class under this Agreement and shall in the case of a Letter of Credit Disbursement in respect of any Letter of Credit of such Class be applied to the payment of the Borrower’s obligations in respect of the Loans arising as a result of such Letter of Credit Disbursement; provided that any failure or inability of the Collateral Agent or Administrative Agent for any reason to apply such amounts shall not in any manner relieve any Lender of its obligations under Section 2.03(e) or Section 2.03(h).
(j)    In the event that more than one Letter of Credit is issued and outstanding in favor of the same beneficiary and for the same purpose, the following provisions shall apply to such Letters of Credit:
(A)Unless the context requires otherwise, references herein to any such Letter of Credit shall refer to any and all such Letters of Credit then available to be drawn upon.
(B)Borrower shall use commercially reasonable efforts to instruct each applicable beneficiary receiving more than one Letter of Credit to draw on each such Letter of Credit on a ratable basis; provided, that any reference herein or in any other Financing Document to any drawing on such Letters of Credit shall mean the proportion in which such Letters of Credit were actually drawn if not drawn ratably.
Section 2.04    Loans and Borrowings.
(a)Obligations of Lenders. Each Loan shall be made as part of a Borrowing consisting of Loans of the same Class and Type made by the applicable Lenders ratably in accordance with their respective Commitments of the applicable Class (and, upon payment by any Letter of Credit Lender of its obligation to acquire a participation under Section 2.03(e) in any Borrowing of a Loan pursuant to Section 2.03(h), such Letter of Credit Lender shall be deemed to be the direct holder of such Letter of Credit Loan without any further actions). The failure of any Lender to make any Loan required to be made by it (or to make any payment under Section 2.03(e)) shall not relieve any other Lender of its obligations hereunder; provided that the Commitments of the Lenders are several and no Lender shall be responsible for any other Lender’s failure to make Loans (or to make any payment under Section 2.03(e)) as required.
(b)Type of Loans. Subject to Section 2.12 and Section 2.03(h), each Borrowing shall be constituted entirely of ABR Loans or of Eurodollar Loans as the Borrower may request in accordance herewith. Each Lender at its option may make any Eurodollar Loan by causing any domestic or foreign branch or Affiliate of such Lender to make or hold such Loan at such Lender’s applicable lending office; provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement.
(c)Minimum Amounts; Limitation on Number of Borrowings. Each Borrowing shall be in an aggregate amount of $1,000,000 or a larger multiple of $100,000, provided that any Borrowing pursuant to Section 2.03(h) shall be in the amount of the related Letter of Credit Disbursement. Borrowings of more than one Class may be outstanding at the same time; provided that there shall not at any time be more than a total of five Eurodollar Borrowings outstanding.
(d)    Borrowing of Term Loans. The Borrowing of the Term Loans shall occur on the Conversion Date in an aggregate principal amount equal to the Term Loan Commitments.
Section 2.05    Funding of Borrowings.
(a)Funding by Lenders. Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 11:00 a.m., New York City time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders. The Administrative Agent will make such Loans available to the Borrower by promptly crediting the amounts so received, in like funds, for deposit into (i) in the case of Term Loans, the Construction Account (as defined in the Construction Period Depositary Agreement), (ii) in the event Letter of Credit Loans are made to finance the reimbursement of Letter of Credit Disbursements pursuant to Section 2.03(h), by promptly remitting such amounts to the relevant Issuing Lenders, and (iii) in the event of any principal or interest being due and payable, to the relevant debt service payment accounts, in each case in accordance with the Depositary Agreement.
(b)Presumption by the Administrative Agent. Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section 2.05 and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand (without duplication) such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, the Federal Funds Effective Rate or (ii) in the case of the Borrower, the interest rate applicable to the Type of Loan made. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender’s Loan included in such Borrowing.
Section 2.06    Interest Elections.
(a)    Elections by the Borrower. Except as otherwise expressly provided herein, the Loans constituting each Borrowing initially shall be of the Type specified in the applicable Term Loan Borrowing Request (or, in the case of a Borrowing under Section 2.03(h), as an ABR Borrowing) and, in the case of a Eurodollar Borrowing, shall have the Interest Period specified in such Term Loan Borrowing Request. Thereafter, the Borrower may elect to convert such Borrowing to a Borrowing of a different Type or to continue such Borrowing as a Borrowing of the same Type and, in the case of a Eurodollar Borrowing, may elect the Interest Period therefor, all as provided in this Section 2.06. No Interest Period may extend beyond the Term Loan Maturity Date. Upon receipt of an Interest Election Request from the Borrower requesting an irregular Interest Period as specified in clause (e) of the proviso in the definition of Interest Period, the Administrative Agent and Lenders shall endeavor to provide the Borrower with such Interest Period so long as such Interest Period is available in the London interbank market, in the reasonable judgment of Administrative Agent. The Administrative Agent shall set the applicable Adjusted LIBO Rate for such irregular Interest Period through interpolating available LIBO Rate for periods having terms ending immediately prior to and immediately following such Interest Period.
(b)    Notice of Elections. To make an election pursuant to this Section 2.06(b), the Borrower shall notify the Administrative Agent of such election by electronic communication by the time that a Term Loan Borrowing Request would be required under Section 2.01 (or in the case of a conversion or continuance of a Borrowing pursuant to Section 2.03(h), (i) in the case of a Eurodollar Borrowing, not later than 11:00 a.m., New York City time, three Business Days before the date of the proposed conversion or continuance of such Borrowing, or (ii) in the case of an ABR Borrowing, not later than 11:00 a.m., New York City time, one Business Day before the date of the proposed conversion or continuance of such Borrowing) as the case may be, if the Borrower were requesting a Borrowing of the Type resulting from such election to be made on the effective date of such election. Each such electronic Interest Election Request shall be irrevocable and shall be confirmed promptly by hand delivery or electronic communication to the Administrative Agent of a written Interest Election Request in the form of Exhibit N (to the extent such election was not originally in the form of Exhibit N).
(c)    Content of Interest Election Requests. Each electronically communicated Interest Election Request shall specify the following information:
(i)the Borrowing to which such Interest Election Request applies;
(ii)the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;
(iii)whether the Borrowing to which such Interest Election Request applies is to be an ABR Borrowing or a Eurodollar Borrowing; and
(iv)if the resulting Borrowing is a Eurodollar Borrowing, the Interest Period therefor after giving effect to such election, which shall be a period contemplated by the definition of the term “Interest Period.”
(d)    Notice by the Administrative Agent to the Lenders. Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each applicable Lender of the details thereof and of such Lender’s portion of each resulting Borrowing.

(e)    Failure to Elect; Events of Default. If the Borrower fails to deliver a timely and complete Interest Election Request with respect to a Eurodollar Borrowing prior to the end of the Interest Period therefor (or if any Interest Election Request made by the Borrower requests a Eurodollar Borrowing but does not specify an Interest Period therefor), then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period, such Borrowing shall be converted to a Eurodollar Borrowing with a one-month Interest Period. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Required Lenders, so notifies the Borrower, then, so long as an Event of Default is continuing, (A) no outstanding Borrowing may be converted to or continued as a Eurodollar Borrowing and (B) unless repaid, each Eurodollar Borrowing shall be converted to an ABR Borrowing at the end of the Interest Period therefor.
Section 2.07    Termination and Reduction of the Commitments.
(a)Scheduled Termination. Unless previously terminated, (i) the Term Loan Commitments shall terminate following the funding of the Term Loans on the Conversion Date, (ii) [Reserved.], (iii) the PPA Letter of Credit Commitments shall terminate on the PPA Letter of Credit Maturity Date, (iv) the BOEM Letter of Credit Commitments shall terminate on the BOEM Letter of Credit Maturity Date, (v) the New Bedford Letter of Credit Commitments shall terminate on the New Bedford Letter of Credit Maturity Date, (vi) the Water Commission Letter of Credit Commitments shall terminate on the Water Commission Letter of Credit Maturity Date, (vii) the Term Loan Commitment shall partially terminate coincident with a partial termination of the “Construction Loan Commitment” (as defined in the Construction Credit Agreement as of the Closing Date) implemented pursuant to (A) Section 2.07(a)(viii) of the Construction Credit Agreement in an amount equal to the applicable Bridge Oversizing Amount or (B) Section 2.07(a)(ix) of the Construction Credit Agreement in an amount equal to equal to the applicable TE Oversizing Amount, (viii) the Term Loan Commitment shall partially terminate coincident with a prepayment made pursuant to Section 2.09(b)(vii) of the Construction Credit Agreement in an amount equal to the applicable Bridge Oversizing Amount, and (ix) the Term Loan Commitment shall partially terminate coincident with a prepayment made pursuant to Section 2.09(b)(vi) of the Construction Credit Agreement in an amount equal to the applicable TE Oversizing Amount.
(b)Termination or Reduction. The Borrower may at any time terminate, or from time to time reduce, the Commitments of any Class; provided, that:
(i)each partial reduction of the Commitments (other than the Letter of Credit Commitments) of any Class pursuant to this Section 2.07(b) shall be in an amount that is $1,000,000 or an integral multiple of $100,000 in excess thereof (or, if less, the remaining amount of such Commitments);
(ii)the Borrower shall not voluntarily terminate or reduce a Class of Letter of Credit Commitments if, (A) after giving effect to such termination or reduction and any concurrent prepayment of the Letter of Credit Loans of such Class in accordance with Section 2.09, the sum of (1) the total Letter of Credit Exposures of such Class and (2) the total outstanding principal amount of Letter of Credit Loans of such Class would exceed the total Letter of Credit Commitments of such Class and (B) the Borrower has not demonstrated to the reasonable satisfaction of the Required Lenders that (x) the reduced portion of the Letter of Credit Commitments of such Class is not and will not be required for the relevant Permitted Letter of Credit Uses and (y) no Default or Event of Default or Material Adverse Effect would occur as a result of such termination or reduction;
(iii)the Borrower shall cause the PPA Letters of Credit to be returned and permanently cancelled on or before the PPA Letter of Credit Maturity Date. Upon such return and cancellation, the PPA Letter of Credit Commitment and the Issuing Commitment in respect of the PPA Letters of Credit shall each be automatically terminated in their entirety;
(iv)the Borrower shall cause the BOEM Letters of Credit to be returned and permanently cancelled on or before the BOEM Letter of Credit Maturity Date. Upon such return and cancellation, the BOEM Letter of Credit Commitment and the Issuing Commitment in respect of the BOEM Letters of Credit shall each be automatically terminated in their entirety;
(v)the Borrower shall cause the New Bedford Letters of Credit to be returned and permanently cancelled on or before the New Bedford Letter of Credit Maturity Date. Upon such return and cancellation, the New Bedford Letter of Credit Commitment and the Issuing Commitment in respect of the New Bedford Letters of Credit shall each be automatically terminated in their entirety; and
(vi)the Borrower shall cause the Water Commission Letters of Credit to be returned and permanently cancelled on or before the Water Commission Letter of Credit Maturity Date. Upon such return and cancellation, the Water Commission Letter of Credit Commitment and the Issuing Commitment in respect of the Water Commission Letters of Credit shall each be automatically terminated in their entirety.
(c)Notice of Voluntary Termination or Reduction. The Borrower shall notify the Administrative Agent of any voluntary election to terminate or reduce the Commitments of any Class under paragraph (b) of this Section 2.07 at least three Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each notice delivered by the Borrower pursuant to this Section 2.07(c) shall be irrevocable.
(d)Effect of Termination or Reduction. Any termination or reduction of the Commitments of any Class shall be permanent. Each reduction of the Commitments of any Class shall be made ratably among the Lenders in accordance with their respective Commitments of such Class.
Section 2.08    Repayment of Loans; Evidence of Debt.
(a)    Repayment.
(i)Term Loans. The Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of the Term Loan Lenders on each Term Loan Principal Payment Date an amount equal to the aggregate principal amount of the Term Loans outstanding on the Conversion Date multiplied by the percentage set forth opposite such Term Loan Principal Payment Date on Schedule 2.08. The Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of the Term Loan Lenders the outstanding principal amount of the Term Loans on the Term Loan Maturity Date.
(ii)Letter of Credit Loans. With respect to a Borrowing of Letter of Credit Loans, the Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of Letter of Credit Lenders all amounts available to be paid in accordance with 3.03(a)(i)(E) of the Depositary Agreement (after application of prior sub-clauses of Section 3.03(a)(i) of the Depositary Agreement), as specified in Section 2.09(b)(ix). The Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of the Issuing Lenders and Letter of Credit Lenders all outstanding Letter of Credit Disbursements and Letter of Credit Loans on the earlier of (x) the applicable Letter of Credit Maturity Date and (y) the date of acceleration of the Loans pursuant to the terms of this Agreement.
(b)    Manner of Payment.
(i)    Prior to any repayment or prepayment of any Borrowings of any Class hereunder, the Borrower shall select the Borrowing or Borrowings of the applicable Class to be paid and shall notify the Administrative Agent by electronic transmission of such selection not later than 11:00 a.m., New York City time, (i) in the case of an ABR Borrowing, one Business Day before the scheduled date of such payment and (ii) in the case of a Eurodollar Borrowing, three Business Days before the scheduled date of such payment. If the Borrower fails to make a timely selection of the Borrowing or Borrowings to be repaid or prepaid, such payment shall be applied, first, to pay any outstanding ABR Borrowings of the applicable Class and, second, to other Borrowings of such Class in the order of the remaining duration of their respective Interest Periods (the Borrowing with the shortest remaining Interest Period to be repaid first). Each repayment of a Borrowing shall be applied ratably to the Loans included in such Borrowing.

(ii)    Except as otherwise expressly provided herein, all payments by the Borrower hereunder shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the Administrative Agent’s office in Dollars and in immediately available funds not later than 2:00 p.m. EST on the date specified herein. The Administrative Agent will promptly distribute to each Lender its Applicable Percentage (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Lender’s lending office. All payments received by the Administrative Agent after 2:00 p.m. EST shall be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue. If any payment to be made by the Borrower shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be.
(c)    Evidence of Debt.
(i)Each Lender may maintain in accordance with its usual practice an account or accounts evidencing the Indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder. In the case of a Lender that does not request, pursuant to clause (ii) below, execution and delivery of a Note evidencing the Loans made by such Lender to the Borrower, such account or accounts shall, to the extent not inconsistent with the notations made by the Administrative Agent in the Register, be conclusive evidence of such Indebtedness of the Borrower absent manifest error; provided, however, that the failure of any Lender to maintain such account or accounts or any error in any such account shall not limit or otherwise affect any repayment obligations of the Borrower hereunder.
(ii)The Borrower shall, upon the request to the Administrative Agent by any Lender, execute and deliver to such Lender a promissory note (a “Note”) substantially in the form of Exhibit B payable to such Lender in an amount equal to such Lender’s Loans evidencing the Loans made by such Lender. The Borrower hereby irrevocably authorizes each Lender to make (or cause to be made) appropriate notations on the grid attached to such Lender’s Notes (or on any continuation of such grid), which notations, if made, shall evidence, inter alia, the date of, the outstanding principal amount of, and the interest rate and Interest Period applicable to the Loans evidenced thereby. Such notations shall, to the extent not inconsistent with the notations made by the Administrative Agent in the Register, be conclusive evidence of the applicable Indebtedness of the Borrower absent manifest error; provided, however, that the failure of any Lender to make any such notations or any error in any such notations shall not limit or otherwise affect any obligations of the Borrower. A Note and the obligation evidenced thereby may be assigned or otherwise transferred in whole or in part only in accordance with Section 9.04(b).
Section 2.09    Prepayment of Loans.

(a)Optional Prepayments. The Borrower shall have the right at any time and from time to time to prepay any Borrowing in whole or in part, without premium or penalty (other than any amounts payable under Section 2.14), subject to the requirements of this Section 2.09(a). Each partial prepayment of any Borrowing under this Section 2.09(a) shall be in an aggregate amount at least equal to $1,000,000 and an integral multiple of $100,000 in excess thereof (or such lesser amount as may be necessary to prepay the aggregate principal amount then outstanding with respect to such Borrowing). Prepayments pursuant to this Section 2.09(a) shall be applied pro rata to scheduled principal payments. Upon the Borrower’s prior written request, a prepayment of Borrowings of any Class may be applied to prepay outstanding ABR Borrowings of such Class before any other Borrowings of such Class so long as such application does not affect the right any Lender would otherwise have to receive pro rata prepayments of the Loans or Class of Loans, as applicable, held by such Lender.
(b)Mandatory Prepayments.
(i)The Borrower shall apply, as and when required pursuant to Section 3.03(f) of the Depositary Agreement and Section 3.03(g) of the Depositary Agreement, ratably to the mandatory prepayment of all Loans, together with accrued interest thereon and any amount required by Section 2.14 (if applicable), an amount equal to the amount on deposit in the Distribution Account in accordance with Section 3.03(f) of the Depositary Agreement and Section 3.03(g) of the Depositary Agreement, together with accrued interest thereon and any amount required by Section 2.14 (if applicable).
(ii)On the Monthly Date immediately following the receipt by the Borrower of the proceeds of any conveyance, sale, lease, transfer or other disposal of any assets of the Borrower (including any Equity Interests owned by the Borrower) or, solely to the extent of distributable cash received by the Borrower after application of the provisions of the Applicable LLC Agreements, assets of any of its Subsidiaries (including any Equity Interests owned by the Subsidiaries, but excluding any amounts received in connection with a Specified Sale or a Permitted Tax Equity Transaction) and any Project Assets (other than those permitted by clauses (a), (c), (d) or (e) of the second sentence of Section 6.08) (a “Specified Disposition”) exceeding $10,000,000, in the aggregate with all prior Specified Dispositions, the Borrower shall prepay the Loans then outstanding, in an amount equal to 100% of the Net Available Amount of such proceeds, together with accrued interest thereon and any amount required by Section 2.14 (if applicable).
(iii)(A) To the extent required by Section 5.15, the Borrower shall prepay the Term Loans in an amount as and when required pursuant to Section 5.15, together with accrued interest thereon and any amount required by Section 2.14 (if applicable) and (B) as and when required pursuant to Section 3.03(a)(i)(I) of the Depositary Agreement and Section 3.03(g) of the Depositary Agreement, the Borrower shall prepay the Term Loans in an amount equal to the amount on deposit in Prepayment Account following the transfer from the Revenue Account at level (I) thereof in accordance with

Section 3.03(a)(i)(I) of the Depositary Agreement and Section 3.03(g) of the Depositary Agreement, together with accrued interest thereon and any amount required by Section 2.14 (if applicable).
(iv)Solely to the extent of distributable cash received by the Borrower after application of the provisions of the Applicable LLC Agreements, with respect to any Event of Damage or Event of Taking, the Borrower shall prepay the Loans then outstanding in accordance with and to the extent required by Section 5.17, together with accrued interest thereon and any amount required by Section 2.14 (if applicable).
(v)On the Monthly Date immediately following the receipt by the Borrower (or the Collateral Agent on behalf of the Borrower) after application of the provisions of the Applicable LLC Agreements of the proceeds of any Project Document Claim in excess of $2,000,000, the Borrower shall prepay the Loans then outstanding in an aggregate amount equal to 100% of the Net Available Amount of such Project Document Claim, together with accrued interest thereon and any amount required by Section 2.14 (if applicable).
(vi)Promptly following the receipt by the Borrower after application of the provisions of the Applicable LLC Agreements of the proceeds of any Termination Payment in excess of $2,000,000 received pursuant to any Material Project Document (but without duplication of any Project Document Claim prepayment), the Borrower shall prepay the Loans then outstanding in an aggregate amount equal to 100% of the Net Available Amount of such Termination Payment, together with accrued interest thereon and any amount required by Section 2.14 (if applicable).
(vii)(A) To the extent required by Section 5.21(d), the Borrower shall on each Build-Out Prepayment Date prepay the Term Loans in an amount specified in Section 5.21 in respect of such Build-Out Prepayment Date, together with accrued interest thereon and any amount required by Section 2.14 (if applicable), (B) as required on the Conversion Date pursuant to Section 3.03(a)(iii)(G) of the Construction Period Depositary Agreement and Section 3.03(g) of the Depositary Agreement, the Borrower shall prepay the Term Loans an amount equal to the amount on deposit in the Prepayment Account following such transfer from the Construction Account, together with accrued interest thereon and any amount required by Section 2.14 (if applicable) and (C) as and when required pursuant to Section 3.03(a)(i)(G) of the Depositary Agreement and Section 3.03(g) of the Depositary Agreement, the Borrower shall prepay the Term Loans in an amount equal to the amount on deposit in Prepayment Account following the transfer from the Revenue Account at level (G) thereof in accordance with Section 3.03(a)(i)(G) of the Depositary Agreement and Section 3.03(g) of the Depositary Agreement, together with accrued interest thereon and any amount required by Section 2.14 (if applicable).

(viii)On the date of the initial funding by the tax equity investors under a Permitted Tax Equity Transaction that occurs after the Conversion Date, the Borrower shall prepay the Term Loans in an aggregate principal amount equal to the TE Term Loan Prepayment Amount together with accrued interest thereon and any amount required by Section 2.14 (if applicable).
(ix)The Borrower shall apply as and when required pursuant to Section 3.03(a)(i)(E) of the Depositary Agreement and Section 3.03(g) of the Depositary Agreement, ratably to the mandatory prepayment of Letter of Credit Loans, the amount required to be applied to the prepayment of such Loans pursuant to such Section 3.03(a)(i)(E) of the Depositary Agreement and Section 3.03(g) of the Depositary Agreement.
(x)(A) The Borrower shall prepay the Term Loans in an amount as and when required by Section 5.27 in connection with the Borrower’s election to utilize “Fall-Back WTGs” (as defined in the TSA) or receipt of a Wind Turbine Type Certificate for the Primary WTGs that does not align with the assumptions for the Primary WTGs set forth in the Base Case Projections, together with accrued interest thereon and any amount required by Section 2.14 (if applicable), (B) as required on the Conversion Date pursuant to Section 3.03(a)(iii)(H) of the Construction Period Depositary Agreement and Section 3.03(g) of the Depositary Agreement, the Borrower shall prepay the Term Loans an amount equal to the amount on deposit in the Prepayment Account following such transfer from the Construction Account, together with accrued interest thereon and any amount required by Section 2.14 (if applicable) and (C) as and when required pursuant to Section 3.03(a)(i)(H) of the Depositary Agreement and Section 3.03(g) of the Depositary Agreement, the Borrower shall prepay the Term Loans in an amount equal to the amount on deposit in Prepayment Account following the transfer from the Revenue Account at level (H) thereof in accordance with Section 3.03(a)(i)(H) of the Depositary Agreement and Section 3.03(g) of the Depositary Agreement, together with accrued interest thereon and any amount required by Section 2.14 (if applicable).
Each such mandatory prepayment of the Loans (other than under Section 2.09(b)(iii) or Section 2.09(b)(v)) shall be applied in inverse order of maturities. Each such prepayment of loans under Section 2.09(b)(iii) and Section 2.09(b)(v) shall be applied pro rata to scheduled principal payments. Upon the Borrower’s prior written request, a prepayment of Borrowings of any Class may be applied to prepay outstanding ABR Borrowings of such Class before any other Borrowings of such Class so long as such application does not affect the right any Lender would otherwise have to receive pro rata prepayments of the Loans or Class of Loans, as applicable, held by such Lender.
(c)    Notices, Etc. The Borrower shall notify the Administrative Agent (i) by electronic transmission of any mandatory prepayment hereunder, not later than 11:00 a.m., New York City time, with respect to Loans bearing interest at the Adjusted LIBO Rate, three Business

Days before the date of prepayment, and with respect to Loans bearing interest at the Alternate Base Rate, one Business Day before the date of prepayment, and (ii) in writing of any optional prepayment hereunder, not later than five Business Days before the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date, the principal amount of each Borrowing or portion thereof to be prepaid and, in the case of a mandatory prepayment, a reasonably detailed calculation of the amount of such prepayment. Promptly following receipt of any such notice relating to a Borrowing, the Administrative Agent shall advise the relevant Lenders of the contents thereof. Each prepayment of a Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing. Prepayments shall be accompanied by accrued interest to the extent required by Section 2.11 and any amount required by Section 2.14 and shall be applied in the manner specified in Section 2.08(b).
Section 2.10    Fees.
(a)Commitment Fee. The Borrower agrees to pay to the Administrative Agent for the account of each Lender having Commitments a commitment fee (a “Commitment Fee”), which shall accrue at a rate per annum equal to 0.400% on the average daily unused amount of each Letter of Credit Commitment of such Lender during the period from and including the Conversion Date to but excluding the date each such Letter of Credit Commitment terminates (or if such Letter of Credit Commitment is canceled or expired prior to such date, the date of such cancellation or expiration). All Commitment Fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day). For purposes of computing Commitment Fees with respect to the Commitments of any Class, a Lender’s Commitment of such Class shall be deemed to be used to the extent of such Lender’s outstanding Loans and such Lender’s participation in Letter of Credit Exposure (excluding any portion thereof attributable to unreimbursed Letter of Credit Disbursements) of such Class. Accrued Commitment Fees shall be due and payable in arrears on each Quarterly Date after the Conversion Date and on the applicable Maturity Date; provided that, notwithstanding the foregoing, the first payment of commitment fees following the Conversion Date shall be made on the Quarterly Date occurring in the first full quarter following the Conversion Date.
(b)Letter of Credit Fees. The Borrower agrees to pay to the Administrative Agent for the account of each Letter of Credit Lender a fee with respect to its participations in Letters of Credit under Section 2.03(e) (a “Letter of Credit Fee”) which shall accrue at a rate per annum equal to the Applicable Margin applicable to interest on Eurodollar Loans, on the average daily amount of such Letter of Credit Lender’s participation in Letter of Credit Exposure (excluding any portion thereof attributable to unreimbursed Letter of Credit Disbursements) during the period from and including the Conversion Date to but excluding the later of the date on which such Letter of Credit Lender’s Letter of Credit Commitment terminates and the date on which such Letter of Credit Lender ceases to have any participation in Letter of Credit Exposure. Letter of Credit Fees shall be due and payable in arrears on each Quarterly Date after the Conversion Date and on the applicable Maturity Date; provided, that the first Quarterly Date after the Conversion

Date on which Letter of Credit Fees shall be due and payable shall be at least one calendar month after the Conversion Date; provided, further, that any Letter of Credit Fees accruing after the date on which the applicable Letter of Credit Commitments terminate shall be payable on demand. All Letter of Credit Fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).
(c)Reserved.
(d)Lender and Agent Fees. The Borrower agrees to pay to the Administrative Agent, for its own account, and to the Collateral Agent, the Depositary Bank and each Joint Lead Arranger the fees payable in the amounts and at the times separately agreed upon in the Fee Letters or the Depositary Agreement, as applicable.
(e)Payment of Fees. All fees payable hereunder shall be paid on the dates due, in Dollars and immediately available funds, to the Administrative Agent (or to the applicable Issuing Lender, in the case of fees payable to it) for distribution, in the case of Commitment Fees and Letter of Credit Fees, to the Lenders entitled thereto. Fees paid shall not be refundable under any circumstances absent manifest error.
Section 2.11    Interest.
(a)ABR Loans. The Loans constituting each ABR Borrowing shall bear interest at a rate per annum equal to the Alternate Base Rate plus the Applicable Margin.
(b)Eurodollar Loans. The Loans constituting each Eurodollar Borrowing shall bear interest for the applicable Interest Period at a rate per annum equal to the Adjusted LIBO Rate for such Interest Period for such Borrowing plus the Applicable Margin.
(c)Default Interest. Notwithstanding the foregoing, if any principal of or interest on any Loan or any fee or other amount payable by the Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration, by mandatory prepayment or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to 2.00% plus the rate that would otherwise be applicable to such amount pursuant to this Agreement or, if no other rate is so specified herein, the rate applicable to ABR Loans as provided in paragraph (a) of this Section 2.11.
(d)Payment of Interest. Accrued interest on each Loan of any Class shall be payable in arrears on each Interest Payment Date for such Loan; provided that (i) interest accrued pursuant to paragraph (c) of this Section 2.11 shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan, accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of a Eurodollar Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.

(e)Post-Petition Interest. Interest hereunder shall be due and payable in accordance with the terms hereof, before and after judgment, regardless of whether any insolvency, bankruptcy or other proceeding under any Debtor Relief Law exists in respect of the Borrower, and, to the fullest extent permitted by law, the Lenders shall be entitled to receive post-petition interest during the pendency of such proceeding.
(f)Computation. All interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The computation of interest and fees shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.
Section 2.12    Alternate Rate of Interest.
(a)    If prior to the commencement of the Interest Period for any Eurodollar Borrowing:
(i)the Administrative Agent determines (which determination shall be conclusive absent manifest error) that by reason of circumstances affecting the London interbank market adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate for such Interest Period or that Dollar deposits are not being offered to banks in the London interbank Eurodollar market for the applicable amount and Interest Period of such Eurodollar Borrowing; or
(ii)such Borrowing is of a particular Class of Loans and the Administrative Agent is advised by the Required Lenders of such Class that the Adjusted LIBO Rate for such Interest Period will not adequately and fairly reflect the cost to such Lenders of making or maintaining their respective Loans included in such Borrowing for such Interest Period;
then the Administrative Agent shall give notice thereof to the Borrower and the Lenders by telephone or telecopy as promptly as practicable thereafter and, until the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, (i) any Interest Election Request that requests the conversion of any Borrowing to, or the continuation of any Borrowing of the affected Class as, a Eurodollar Borrowing shall be ineffective and such Borrowing (unless prepaid) shall be continued as, or converted to, an ABR Borrowing on the last day of the Interest Period applicable thereto, and (ii) if any Term Loan Borrowing Request requests a Eurodollar Borrowing, such Borrowing of the affected Class shall be made as an ABR Borrowing.

(b)    In addition, if any Lender reasonably determines that the introduction of, or any change in or in the interpretation of, any Applicable Law after the Closing Date shall make it unlawful, or any Governmental Authority shall assert that it is unlawful, for any Lender or its applicable lending office to make Eurodollar Loans or to continue to fund or maintain Eurodollar Loans, then, on notice thereof by such Lender to the Borrower through the Administrative Agent, any obligations of such Lender to make or continue Eurodollar Loans or to convert ABR Borrowings to Eurodollar Borrowings, as the case may be, shall be suspended until such Lender notifies the Administrative Agent and the Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, the Borrower shall, upon demand from such Lender (with a copy to the Administrative Agent), convert all such Eurodollar Borrowings of such Lender to ABR Borrowings, on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Eurodollar Borrowings to such day, or immediately, if such Lender may not lawfully continue to maintain such Loans. Upon any such conversion, the Borrower shall also pay accrued interest on the amount so converted.
Section 2.13    Increased Costs.
(a)    Increased Costs Generally. If any Change in Law shall:
(i)impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except any reserve requirement reflected in the Adjusted LIBO Rate) or any Issuing Lender;
(ii)subject the Administrative Agent, any Lender or any Issuing Lender to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in any of clauses (a) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its Loans, loan principal, Letters of Credit, Commitments, or other Obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or
(iii)impose on any Lender or any Issuing Lender or the London interbank market any other condition, cost or expense (other than Taxes) affecting this Agreement or Loans made by such Lender or any Letter of Credit or participation therein, and the result of any of the foregoing shall be to increase the cost to such Lenders of making or maintaining any Eurodollar Loan (or of maintaining its obligation to make any such Loan) to the Borrower or to increase the cost to such Lender or such Issuing Lender of participating in, issuing or maintaining any Letter of Credit or to reduce the amount of any sum received or receivable by such Lender or such Issuing Lender hereunder (whether of principal, interest or otherwise), then the Borrower will pay to such Lender or such Issuing Lender, as the case may be, such additional amount or amounts as will compensate such Lender or such Issuing Lender, as the case may be, for such additional costs actually incurred or reduction suffered.

(b)Capital Requirements. If, after the Closing Date, any Lender or any Issuing Lender reasonably determines that any Change in Law regarding capital requirements or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s or such Issuing Lender’s capital or on the capital of such Lender’s or such Issuing Lender’s holding company, if any, as a consequence of this Agreement or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by such Issuing Lender, to a level below that which such Lender or such Issuing Lender or such Lender’s or such Issuing Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or such Issuing Lender’s policies and the policies of such Lender’s or such Issuing Lender’s holding company with respect to capital adequacy), then from time to time the Borrower will pay to such Lender or such Issuing Lender, as the case may be, such additional amount or amounts as will compensate such Lender or such Issuing Lender or such Lender’s or such Issuing Lender’s holding company for any such reduction actually incurred or suffered.
(c)Certificates from Lenders. A certificate of a Lender or an Issuing Lender setting forth the amount or amounts necessary to compensate such Lender or such Issuing Lender or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section 2.13 shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender or such Issuing Lender, as the case may be, the amount shown as due on any such certificate within 30 days after receipt thereof.
(d)Delay in Requests. Promptly after any Lender or any Issuing Lender has determined that it will make a request for increased compensation pursuant to this Section 2.13, such Lender or Issuing Lender shall notify the Borrower thereof. Failure or delay on the part of any Lender or any Issuing Lender to demand compensation pursuant to this Section 2.13 shall not constitute a waiver of such Lender’s or such Issuing Lender’s right to demand such compensation; provided, that the Borrower shall not be required to compensate a Lender or an Issuing Lender pursuant to this Section 2.13 for any increased costs or reductions incurred more than 180 days prior to the date that such Lender or such Issuing Lender, as the case may be, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or such Issuing Lender’s intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof.
Section 2.14    Break Funding Payments. In the event of (a) the payment of any principal of any Eurodollar Loan other than on the last day of an Interest Period therefor (including as a result of an Event of Default), (b) the conversion of any Eurodollar Loan other than on the last day of an Interest Period therefor, (c) the failure to borrow, convert, continue or prepay any Eurodollar Loan on the date specified in any notice delivered pursuant hereto (other than in connection with any Eurodollar Borrowing that is not made pursuant to Section 2.05 due to circumstances set forth in Section 2.12) or (d) the assignment as a result of a request by the Borrower pursuant to Section 2.17(b) of any Eurodollar Loan other than on the last day of an Interest Period therefor, then, in any such event, the Borrower shall compensate each Lender for the loss, cost and expense attributable to such event (but excluding any anticipated profits). In the case of a Eurodollar Loan, the loss to any Lender attributable to any such event shall be deemed to include an amount reasonably determined by such Lender to be equal to the excess, if any, of (i) the amount of interest that such Lender would pay for a deposit equal to the principal amount of such Loan for the period from the date of such payment, conversion, failure or assignment to the last day of the then current Interest Period for such Loan (or, in the case of a failure to borrow, convert or continue a Eurodollar Loan, the duration of the Interest Period that would have resulted from such borrowing, conversion or continuation) if the interest rate payable on such deposit were equal to the Adjusted LIBO Rate for such Interest Period, over (ii) the amount of interest that such Lender would earn on such principal amount for such period if such Lender were to invest such principal amount for such period at the interest rate that would be bid by such Lender (or an affiliate of such Lender) for deposits in Dollars from other banks in the eurocurrency market at the commencement of such period. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section 2.14 shall be delivered to the Administrative Agent, and the Administrative Agent shall promptly provide such certificate to the Borrower, and such certificate shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 30 days after receipt thereof. Notwithstanding the foregoing, unless an Event of Default shall have occurred and be continuing, and except with regard to any voluntary prepayments hereunder or the events described in Section 2.13(a) and (b), each Lender shall, unless otherwise requested by Borrower, use reasonable efforts to minimize any such break funding payments by, among other things, not applying mandatory prepayments until the last day of an Interest Period so long as such Lender, in its sole discretion, does not determine that such efforts would be disadvantageous to such Lender.
Section 2.15    Taxes.
(a)    Payments Free of Taxes. For purposes of this Section 2.15, the term “applicable law” includes FATCA. Any and all payments by or on account of any obligation of any Loan Party or the Pledgor under any Financing Document shall be made without deduction or withholding for any Taxes, except as required by applicable law. If any applicable law (as determined in the good faith discretion of an applicable withholding agent) requires the deduction or withholding of any Tax from any such payment by a withholding agent, then the applicable withholding agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax, then the sum payable by the applicable Loan Party or the Pledgor shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.

(b)Payment of Other Taxes. In addition, the Borrower shall timely pay or cause to be paid any Other Taxes to the relevant Governmental Authority in accordance with Applicable Law.
(c)Indemnification. The Borrower shall indemnify or cause to be indemnified each Recipient within 30 days after written demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 2.15, but without duplication of any amounts paid or indemnified under Section 2.15(a)) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable out-of-pocket expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. The amount of such payment or liability and the denomination thereof as set forth in a certificate (accompanied by supporting calculations) delivered to the Borrower by the applicable Recipient, or by the Administrative Agent on its own behalf or on behalf of another Recipient, shall be conclusive absent manifest error.
(d)Evidence of Payments. As soon as reasonably practicable after any payment of Indemnified Taxes by the Borrower to a Governmental Authority, the Borrower shall deliver or cause to be delivered to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.
(e)Forms.
(i)    Each Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments under any Financing Document shall deliver to the Borrower (with a copy to the Administrative Agent) at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by Applicable Law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 2.15(e)(ii)(A), 2.15(e)(ii)(B) and 2.15(e)(ii)(D) below) shall not be required if in the reasonable judgment of the applicable Lender such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender;

(ii)    Without limiting the generality of any of the foregoing:
(A)each Lender that is a U.S. Person shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a party to this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent) executed copies of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;
(B)each Lender that is not a U.S. Person, shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a party to this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent) whichever of the following is applicable:
(1)in the case of such a Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Financing Document, executed copies of IRS Form W-8BEN or W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Financing Document, IRS Form W-8BEN or W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;
(2)executed copies of IRS Form W-8ECI;
(3)in the case of such a Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate to the effect that such Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E; or
(4)to the extent such Lender is not the beneficial owner, executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, IRS Form W-8BEN-E, a U.S. Tax Compliance Certificate, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Lender is a partnership and one or more direct or indirect partners of such Lender are claiming the portfolio interest exemption, such Lender may provide a U.S. Tax Compliance Certificate on behalf of each such direct and indirect partner;
(C)each Lender that is not a U.S. Person shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by Borrower or the Administrative Agent) on or prior to the date on which such Lender becomes a party to this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed copies of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and
(D)if a payment made to a Lender under any Financing Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this paragraph, “FATCA” shall include any amendments made to FATCA after the date of this Agreement.
Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower (with a copy to the Administrative Agent) in writing of its legal inability to do so.
(f)    Treatment of Certain Refunds. If any Recipient determines, in such Recipient’s sole judgment, exercised in good faith, that it has received a refund of any Indemnified Taxes or Other Taxes as to which it has been indemnified by the Borrower or with respect to which the Borrower has paid additional amounts pursuant to this Section 2.15, it shall pay over such refund to the Borrower (but only to the extent of indemnity payments made under this Section 2.15 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such Recipient and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided, that the Borrower, upon the request of the applicable Recipient agrees to repay as soon as reasonably practicable the amount paid over by such Recipient to the Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event such Recipient is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (f), in no event will any Recipient be required to pay any amount to the Borrower pursuant to this paragraph (f) to the extent such payment would place such Recipient in a less favorable net after-Tax position than such Recipient would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid.
(g)Tax Returns. This Section 2.15 shall not be construed to require any Recipient to make available its Tax returns (or any other information relating to its Taxes that it deems confidential, it being understood that the forms and statements required to be provided under Section 2.15 shall not be considered confidential for this purpose) to the Borrower or any other Person.
(h)Survival. Each party’s obligations under this Section 2.15 shall survive the resignation or replacement of any Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Financing Document.
Section 2.16    Payments Generally; Pro Rata Treatment; Sharing of Set-
offs.
(a)    Payments by the Borrower. Unless otherwise specified, the Borrower shall make each payment required to be made by it hereunder (whether of principal, interest, fees or reimbursement of Letter of Credit Disbursements, or under Section 2.13, 2.14 or 2.15, or otherwise) or under any other Financing Document (except to the extent otherwise provided therein) prior to 2:00 p.m., New York City time, on the date when due, in immediately available funds, without set-off or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent by wire transfer to the following account: payment instructions: Bank Name: The Bank of New York Mellon; ABA Number: 021000018; Account No.: 2997578400; Reference: BSNY-Vineyard; except as otherwise expressly provided in the relevant Financing Document and except payments to be made directly to any Issuing Lender as expressly provided herein and payments pursuant to Sections 2.13, 2.14, 2.15 and 9.03, which shall be made directly to the Persons entitled thereto, in each case subject to the terms of the Depositary Agreement. The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All amounts owing under this Agreement or under any other Financing Document are payable in Dollars.
(b)Application of Insufficient Payments. If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, unreimbursed Letter of Credit Disbursements, interest, fees and other amounts then due hereunder or under the other Financing Documents, such funds shall be applied (i) first, to pay interest, fees and other amounts then due hereunder or under the other Financing Documents, ratably among the parties entitled thereto in accordance with the amounts of interest, fees and other amounts then due to such parties and (ii) second, to pay principal and unreimbursed Letter of Credit Disbursements then due hereunder or under the other Financing Documents, ratably among the parties entitled thereto in accordance with the amounts of principal and unreimbursed Letter of Credit Disbursements then due to such parties.
(c)Pro Rata Treatment. Except to the extent otherwise provided herein: (i) each Borrowing of a particular Class shall be made from the relevant Lenders, each payment of a Commitment Fee under Section 2.10(a) in respect of Commitments of a particular Class shall be made for account of the relevant Lenders, and each termination or reduction of the amount of the Commitments of a particular Class under Section 2.07 shall be applied to the respective Commitments of such Class of the relevant Lenders, pro rata among the relevant Lenders according to the amounts of their respective Commitments of such Class; (ii) each Borrowing of any Class shall be allocated pro rata among the relevant Lenders according to the amounts of their respective Commitments of such Class (in the case of the making of Loans) or their respective Loans of such Class that are to be included in such Borrowing (in the case of conversions and continuations of Loans); (iii) each payment or prepayment of principal of Loans by the Borrower shall be made for account of the relevant Lenders pro rata in accordance with the respective unpaid principal amounts of the Loans of such Class held by them; and (iv) each payment of interest on Loans by the Borrower shall be made for account of the relevant Lenders pro rata in accordance with the amounts of interest on such Loans then due and payable to the respective Lenders.
(d)Sharing of Payments by Lenders. If any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans or participations in Letter of Credit Disbursements resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Loans and participations in Letter of Credit Disbursements and accrued interest thereon then due than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Loans and participations in Letter of Credit Disbursements of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders pro rata in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and participations in Letter of Credit Disbursements; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in Letter of Credit Disbursements to any assignee or participant, other than to the Borrower or any Affiliate thereof (as to which the provisions of this paragraph shall apply). The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.
(e)Presumptions of Payment. Unless the Administrative Agent shall have received written notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for account of the Lenders or any Issuing Lender hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or such Issuing Lender, as the case may be, the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders or each applicable Issuing Lender, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or such Issuing Lender with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.
(f)Certain Deductions by the Administrative Agent. If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.03(e), 2.05(b), 2.16(e) or 9.03(c), then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for account of such Lender to satisfy such Lender’s obligations under such Sections until all such unsatisfied obligations are fully paid.
Section 2.17    Mitigation Obligations; Replacement of Lenders.
(a)    Designation of a Different Lending Office. If any Lender requests compensation under Section 2.13, or if the Borrower is required to pay any Indemnified Taxes or additional amount to any Lender or any Governmental Authority for account of any Lender pursuant to Section 2.15, then such Lender shall, if requested by the Borrower, use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the reasonable judgment of such Lender, such designation or assignment (x) would eliminate or reduce amounts payable pursuant to Section 2.13 or Section 2.15, as the case may be, in the future and (y) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.
(b)    Replacement of Lenders.
(i)If any Lender requests compensation under Section 2.13, or if the Borrower is required to pay any Indemnified Taxes or additional amount to any Lender or any Governmental Authority for account of any Lender pursuant to Section 2.15, and, in each case, such Lender has declined or is unable to designate a different lending office in accordance with Section 2.17(a), or if any Lender is a Defaulting Lender and has failed to cure the circumstances as a result of which it has become a Defaulting Lender within five Business Days, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all of its interests, rights (other than its existing rights to payment pursuant to Section 2.13 or Section 2.15) and obligations (including any participation under any Letters of Credit issued pursuant to Section 2.03) under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (w) such assignment does not conflict with Applicable Law, (x) the Borrower shall have received the prior written consent of the Administrative Agent and, to the extent such assignee is assuming any Letter of Credit Commitment, the Issuing Lenders of each applicable Class, which consent, in each case, shall not unreasonably be withheld, conditioned or delayed, (y) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in Letter of Credit Disbursements, accrued interest thereon, accrued fees and all other amounts payable to it or its Affiliates under the Financing Documents, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts), (z) in the case of any such assignment resulting from a claim for compensation under Section 2.13 or payments required to be made pursuant to Section 2.15, such assignment will result in the elimination or a reduction in such compensation or payments, and (aa) prior to the Conversion Date, the foregoing assignment and other procedures occur concurrently under the Construction Credit Agreement and the Other Term Credit Agreement. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply. Nothing in this Section 2.17 shall be deemed to prejudice any rights that the Borrower may have against any Lender that is a Defaulting Lender.
(ii)If any Lender (such Lender, a “Non-Consenting Lender”) has failed to consent to a proposed amendment, waiver, discharge or termination which pursuant to the terms of Section 9.02 requires the consent of all of the Lenders affected, with respect to which the Required Lenders shall have granted their consent and no Event of Default has occurred and is continuing, then the Borrower shall have the right to replace such Non-

Consenting Lender (unless such Non-Consenting Lender grants such consent) by requiring such Non-Consenting Lender to assign its Loans and Commitments (in accordance with and subject to the restrictions contained in Section 9.04) to one or more assignees reasonably acceptable to the Administrative Agent (and, to the extent such assignee is assuming any Letter of Credit Commitment, the Issuing Lenders of each applicable Class); provided that (x) any such Non-Consenting Lender must be replaced with a Lender that grants the applicable consent and (y) such Non-Consenting Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in Letter of Credit Disbursements, accrued interest thereon, accrued fees and all other amounts payable to it or its Affiliates under the Financing Documents, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts). In connection with any such assignment, the Borrower, the Administrative Agent, such Non-Consenting Lender and the replacement Lender shall otherwise comply with Section 9.04.
(iii) Any Lender that has been replaced as a Lender pursuant to clause (i) or (ii) of this Section 2.17(b), and that is a party to a Permitted Swap Agreement shall use commercially reasonable efforts to promptly novate, assign and delegate, without recourse, all of its interests, rights and obligations under such Permitted Swap Agreement to which it is party to the assignee replacing it as a Lender hereunder pursuant to this Section 2.17(b) or to another Lender or Affiliate thereof, which, in each case, shall be a Permitted Swap Counterparty; provided, however, that if such replaced Lender is unable to novate, assign and delegate, without recourse, all of its interests, rights and obligations under any Permitted Swap Agreement to which it is a party pursuant to documentation reasonably satisfactory to such Lender or Affiliate within thirty days after such Lender’s replacement, despite the exercise of commercially reasonably efforts to do so, then such replaced Lender may terminate such Permitted Swap Agreement in accordance with its terms. Notwithstanding the foregoing, a Lender shall have no obligation with respect to such assignment if such Lender determines in its reasonable discretion that such assignment would violate its internal credit policies and “know your customer” policies. Borrower shall bear all costs and expenses, and shall reimburse any Lender or its Affiliates for all costs and expenses incurred by such Lender or Affiliate, in connection with any assignment or novation of a Permitted Swap Agreement pursuant to this Section.
Section 2.18    Defaulting Lenders. Notwithstanding any provision of this
Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender:
(a)    Fees shall cease to accrue on the unused portion of the Commitment of such
Defaulting Lender pursuant to Section 2.10(a); provided that each Defaulting Lender shall be entitled to receive Letter of Credit Fees for any period during which that Lender is a Defaulting Lender to the extent allocable to its Applicable Percentage of the stated amount of Letters of Credit for which it has provided Cash Collateral pursuant to Section 2.19. With respect to any

Commitment Fee or Letter of Credit Fee not required to be paid to any Defaulting Lender pursuant to this clause (a), the Borrower shall (i) pay to each Non-Defaulting Lender that portion of any such fee otherwise payable to such Defaulting Lender with respect to such Defaulting Lender’s participation in Letter of Credit Exposure that has been reallocated to such Non-Defaulting Lender pursuant to clause (d) below, (ii) to pay to each Issuing Lender the amount of any fee otherwise payable to such Defaulting Lender to the extent allocable to such Issuing Lender’s Fronting Exposure to such Defaulting Lender and (iii) not be required to pay the remaining amount of any such fee.
(b)The Commitments (or, if the Commitments have been terminated, the Pro Rata Outstandings) of such Defaulting Lender shall not be included in determining whether the Required Lenders or Supermajority Lenders have taken or may take any action hereunder (including any consent to any amendment or waiver requiring Required Lender or Supermajority Lender approval pursuant to Section 9.02), but shall be included in determining whether the Lenders have taken, or may take, any action hereunder if more than Supermajority Lender approval is required.
(c)Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of a Defaulting Lender shall be applied at such time or times as may be determined by the Administrative Agent as follows: (i) first, to the payment of any amounts owing by such Defaulting Lender to the Agents or Depositary Bank under the Financing Documents; (ii) second, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to any Issuing Lender; (iii) third, to Cash Collateralize the Issuing Lenders’ Fronting Exposure with respect to such Defaulting Lender, if any, in accordance with Section 2.19, (iv) fourth, as the Borrower may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement; (v) fifth, if so determined by the Required Lenders or requested by an Issuing Lender, held in such account as cash collateral for future funding obligations of such Defaulting Lender in respect of any existing or future participating interest in any Letter of Credit; (vi) sixth, to the payment of any amounts owing to the Lenders or the applicable Issuing Lenders as a result of any then final and non-appealable judgment of a court of competent jurisdiction obtained by any Lender or an applicable Issuing Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; (vii) seventh, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrower as a result of any then final and non-appealable judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and (viii) eighth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction (provided that, with respect to this clause (viii), if such payment is a prepayment of the principal amount of any Loans in respect of which a Defaulting Lender has funded its participation obligations, such payment shall be applied solely to prepay the Loans of, and Reimbursement Obligations owed to, all Non-Defaulting Lenders pro rata prior to being applied to the prepayment of any Loans, Reimbursement Obligations owed to such Defaulting Lender). Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post cash collateral pursuant to this Section 2.18(c) shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.
(d)All or any part of such Defaulting Lender’s participation in Letter of Credit Exposure shall be reallocated among the Non-Defaulting Lenders of the same Class as such Defaulting Lender in accordance with their respective Applicable Percentage (calculated without regard to such Defaulting Lender’s Commitment) but only to the extent that such reallocation does not cause the aggregate Letter of Credit Exposure of any Non-Defaulting Lender to exceed such Non-Defaulting Lender’s applicable Letter of Credit Commitment. No reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a Non-Defaulting Lender as a result of such Non-Defaulting Lender’s increased exposure following such reallocation.
(e)If the reallocation described in clause (d) above cannot, or can only partially, be effected, the Borrower shall, without prejudice to any right or remedy available to it hereunder or under law, Cash Collateralize the Issuing Lenders’ Fronting Exposure in accordance with the procedures set forth in Section 2.19.
(f)If the Borrower, the Administrative Agent and each Issuing Lender agree in writing that a Lender is no longer a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral), that Lender will, to the extent applicable, purchase at par that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Loans and funded and unfunded participations in Letters of Credit to be held pro rata by the Lenders in accordance with the Commitments under the applicable Class (without giving effect to clause (d) of this Section), whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender; provided, further, that, except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.
(g)So long as any Lender is a Defaulting Lender, no Issuing Lender shall be required to issue, extend, renew or increase any Letter of Credit unless it is satisfied that it will have no Fronting Exposure after giving effect thereto.
Section 2.19    Cash Collateral.

(a)Defaulting Lender. At any time that there shall exist a Defaulting Lender, within one Business Day following the written request of the Administrative Agent or any Issuing Lender (with a copy to the Administrative Agent), the Borrower shall Cash Collateralize the Issuing Lenders’ Fronting Exposure with respect to such Defaulting Lender (determined after giving effect to Section 2.18(d) and any Cash Collateral provided by such Defaulting Lender) in an amount not less than 102.5% of the Letter of Credit Exposure of all Issuing Lenders with respect to Letters of Credit issued and outstanding at such time.
(b)Grant of Security Interest. The Borrower, and to the extent provided by any Defaulting Lender, such Defaulting Lender, hereby grants to the Administrative Agent, for the benefit of the Issuing Lenders, and agrees to maintain, a first-priority security interest in all such Cash Collateral as security for the Defaulting Lenders’ obligation to fund participations in respect Letter of Credit Disbursements, to be applied pursuant to Section 2.19(c). If at any time the Administrative Agent or any Issuing Lender determines that Cash Collateral is subject to any right or claim of any Person other than the Administrative Agent and the Issuing Lenders as herein provided, or that the total amount of such Cash Collateral is less than 102.5% of the Letter of Credit Exposure of all Issuing Lenders with respect to Letters of Credit issued and outstanding at such time, the Borrower will, promptly upon demand by the Administrative Agent, pay or provide to the Administrative Agent additional Cash Collateral in an amount sufficient to eliminate such deficiency (after giving effect to any Cash Collateral provided by the Defaulting Lender).
(c)Application. Notwithstanding anything to the contrary contained in this Agreement, Cash Collateral provided under this Section 2.19 or Section 2.18 in respect of Letters of Credit shall be applied to the satisfaction of the Defaulting Lender’s obligation to fund participations in respect of Letter of Credit Disbursements (including, as to Cash Collateral provided by a Defaulting Lender, any interest accrued on such obligation) for which the Cash Collateral was so provided, prior to any other application of such property as may otherwise be provided for herein.
(d)Termination of Requirement. Cash Collateral (or the appropriate portion thereof) provided to reduce any Issuing Lender’s Fronting Exposure shall no longer be required to be held as Cash Collateral pursuant to this Section 2.19 following (i) the elimination of the applicable Fronting Exposure (including by the termination of Defaulting Lender status of the applicable Lender), or (ii) the determination by the Administrative Agent and each Issuing Lender that there exists excess Cash Collateral; provided that, subject to Section 2.18, the Person providing Cash Collateral and each Issuing Lender may agree that Cash Collateral shall be held to support future anticipated Fronting Exposure or other obligations.
Section 2.20    Acknowledgement and Consent to Bail-In of EEA Financial Institutions. Notwithstanding anything to the contrary in any Financing Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Financing Document, to the extent such liability is unsecured, may be subject to the Write-

Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:
(a)the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and
(b)the effects of any Bail-In Action on any such liability, including, if applicable:
(i)a reduction in full or in part or cancellation of any such liability;
(ii)a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent entity, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Financing Document; or
(iii)the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority.
Section 2.21    Benchmark Replacement Setting.
Notwithstanding anything to the contrary herein or in any other Financing Document (and any Permitted Swap Agreement shall be deemed not to be a “Financing Document” for purposes of this Section 2.21):
(a)Replacing USD LIBOR. On March 5, 2021 the Financial Conduct Authority (“FCA”), the regulatory supervisor of USD LIBOR’s administrator (“IBA”), announced in a public statement the future cessation or loss of representativeness of overnight/Spot Next, 1-month, 3-month, 6-month and 12-month USD LIBOR tenor settings. On the earlier of (i) the date that all Available Tenors of USD LIBOR have either permanently or indefinitely ceased to be provided by IBA or have been announced by the FCA pursuant to public statement or publication of information to be no longer representative and (ii) the Early Opt-in Effective Date, if the then-current Benchmark is USD LIBOR, the Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Financing Document in respect of any setting of such Benchmark on such day and all subsequent settings without any amendment to, or further action or consent of any other party to this Agreement or any other Financing Document.
(b)Replacing Future Benchmarks. Upon the occurrence of a Benchmark Transition Event, the Benchmark Replacement will replace the then-current Benchmark for all purposes hereunder and under any Financing Document in respect of any Benchmark setting at or after 5:00 p.m. on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Financing Document so long as the Administrative Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Required Lenders. At any time that the administrator of the then-current Benchmark has permanently or indefinitely ceased to provide such Benchmark or such Benchmark has been announced by the regulatory supervisor for the administrator of such Benchmark pursuant to public statement or publication of information to be no longer representative of the underlying market and economic reality that such Benchmark is intended to measure and that representativeness will not be restored, the Borrower may revoke any request for a Borrowing of, conversion to or continuation of Loans to be made, converted or continued that would bear interest by reference to such Benchmark until the Borrower’s receipt of notice from the Administrative Agent that a Benchmark Replacement has replaced such Benchmark, and, failing that, the Borrower will be deemed to have converted any such request into a request for a Borrowing of or conversion to ABR Loans. During the period referenced in the foregoing sentence, the component of Alternate Base Rate based upon the Benchmark will not be used in any determination of Alternate Base Rate.
(c)Term SOFR Transition Event. Notwithstanding anything to the contrary herein, upon the occurrence of a Term SOFR Transition Event, the applicable Benchmark Replacement will replace the then-current Benchmark for all purposes hereunder and under any Financing Document in respect of any Benchmark setting without any amendment to, or further action or consent of any other party to, this Agreement or any other Financing Document, provided, however, that, the Administrative Agent (i) has (in consultation with the Borrower) delivered a Term SOFR Notice to the Lenders and (ii) has not received, by 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date the Term SOFR Notice is provided to the Lenders, written notice of objection to such Benchmark Replacement from the Lenders comprising the Required Lenders.
(d)Benchmark Replacement Conforming Changes. In connection with the implementation and administration of a Benchmark Replacement, the Administrative Agent will have the right in consultation with the Borrower to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Financing Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement.
(e)Notices; Standards for Decisions and Determinations. The Administrative Agent will promptly notify the Borrower and the Lenders of (i) the implementation of any Benchmark Replacement and (ii) the effectiveness of any Benchmark Replacement Conforming Changes. Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 2.21, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party hereto, except, in each case, as expressly required pursuant to this Section 2.21.
(f)    Unavailability of Tenor of Benchmark. At any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate (including Term SOFR or USD LIBOR), then the Administrative Agent may remove any tenor of such Benchmark that is unavailable or non-representative for Benchmark (including Benchmark Replacement) settings and (ii) the Administrative Agent may reinstate any such previously removed tenor for Benchmark (including Benchmark Replacement) settings.
Section 2.22    Bridge Loan Facilities.
(a)    Borrower Request. The Borrower may by written notice to the Lenders through the Administrative Agent elect to request the establishment of one or more new bridge loan commitments (each, a “Bridge Loan Commitment”). Each such notice shall: (i) specify the anticipated date on which the Borrower proposes that the Bridge Loan Commitments shall be effective, which shall be a date not less than 45 days after the date on which such notice is delivered to the Administrative Agent; (ii) specify the identity of each Eligible Assignee to whom the Borrower proposes any portion of such Bridge Loan Commitments be allocated and the amounts of such allocations; (iii) include reasonably detailed information about the anticipated source of the Bridge Take Out; (iv) include an update to the most recently updated Base Case Projections reflecting only Prior Projection Updates, the Bridge Loan Commitments, the expected or actual date of Substantial Completion, the expected or actual Conversion Date, changes to projected interest rates, the terms and conditions of the Bridge Take Out and calculations of any anticipated TE Commitment Reduction Amount, Bridge Commitment Reduction Amount, the TE Oversizing Amount, the Bridge Oversizing Amount, the Bridge Prepayment Amount, and the TE Term Loan Prepayment Amount (as applicable) (and holding all other inputs and assumptions in such Base Case Projections constant); and (v) include an initial proposed draft of the Increase Joinder in respect of the Bridge Loan Commitment. The aggregate Bridge Loan Commitments for any Lender shall be in an aggregate amount of not less than $30,000,000 and whole multiples of $1,000,000 in excess thereof. The Administrative Agent may elect or decline to arrange such Bridge Loan Commitments in its sole discretion and each Lender may elect or decline, in its sole discretion, to provide a Bridge Loan Commitment in an amount equal to its pro rata share of the aggregate Term Loan Commitments among all Lenders electing to provide a Bridge Loan Commitment; and, if any of the existing Lenders decline to provide any portion of such Bridge Loan Commitment, or if any of the Lenders do not respond in writing within ten Business Days after being notified by Borrower of such request, the Borrower may offer such portion of the Bridge Loan Commitment to any other Person that is an Eligible Assignee; provided further that if the Administrative Agent declines to arrange the Bridge Loan Commitment in accordance with this Section 2.22(a), the Borrower may designate any arranger it may deem appropriate. The Administrative Agent shall notify Lenders promptly upon receipt of the Borrower’s notice of the

Increase Effective Date and in respect thereof the Bridge Loan Commitments and applicable Lenders holding such Commitments.
(b)    Conditions. The Bridge Loan Commitments shall become effective as of the first date that the following conditions precedent have been satisfied (the “Increase Effective Date”):
(i)no Material Adverse Effect shall have occurred and be continuing;
(ii)no Default or Event of Default shall have occurred and be continuing or would result from the borrowings to be made on the Increase Effective Date;
(iii)the representations and warranties contained in Article III and the other Transaction Documents are true and correct in all material respects on and as of the Increase Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall have been true and correct in all material respects as of such earlier date, and except that for purposes of this Section 2.22(b), the representations and warranties contained in Section 3.26 shall be deemed to refer to the most recent financial statements furnished pursuant to Section 5.09; provided, however, that a representation or warranty that is qualified by materiality, Material Adverse Effect or similar phrase shall be true and correct in all respects;
(iv)the Borrower shall deliver or cause to be delivered officer’s certificates and legal opinions with respect to the Increase Joinder of the type delivered on the Closing Date to the extent reasonably requested by, and in form and substance reasonably satisfactory to, the Supermajority Lenders;
(v)upon the reasonable request of any Lender made at least 10 days prior to the Increase Effective Date, the Borrower shall have provided to such Lender, and such Lender shall be reasonably satisfied with, the documentation and other information so requested in connection with applicable “know your customer” and anti-money-laundering rules and regulations, including the USA PATRIOT Act, in each case at least 5 days prior to the Increase Effective Date, and at least 5 days prior to the Increase Effective Date, any Loan Party that qualifies as a “legal entity customer” under the Beneficial Ownership Regulation shall have delivered, to each Lender that so requests, a Beneficial Ownership Certification in relation to such Loan Party;
(vi)the Borrower shall have paid all fees and expenses owing in respect of any such increase to the Agents and the Lenders;
(vii)(A) the Borrower shall have delivered the Direct Payment Documents and other evidence reasonably satisfactory to the Supermajority Lenders demonstrating that the Project is eligible for the Direct Payment and the Direct Payment is reasonably anticipated to be paid by the U.S. government at least 30 days prior to the Bridge Loan Maturity Date and (B) the Borrower shall provide assurances as reasonably requested by and in an amount and otherwise in form and substance reasonably satisfactory to the Supermajority Lenders in respect of “recapture,” “audit” or similar liabilities in connection with such Permitted Direct Payment Transaction (“Reasonable Assurances”);
(viii)the Borrower shall have delivered evidence reasonably satisfactory to the Supermajority Lenders that the Bridge Loan Commitment is not greater than ninety seven and one half percent (97.5%) of the estimated amount of the Bridge Take Out;
(ix)the Borrower shall demonstrate to the reasonable satisfaction of the Supermajority Lenders that the Debt to Equity Ratio is no greater than 85:15;
(x)the Borrower has delivered a notice meeting the requirements set forth in Section 2.22(a) at least 45 days prior to the Increase Effective Date;
(xi)the Borrower shall covenant in the Increase Joinder to apply the proceeds of any Bridge Take Out to the repayment of the outstanding Bridge Loans promptly upon receipt and in any event no later than the Term Loan Maturity Date; and
(xii)no later than five Business Days before the Increase Effective Date, the Borrower shall have delivered to the Administrative Agent (for delivery to each Lender) (A) a final update to the most recently updated Base Case Projections, reflecting only Prior Projection Updates, the final Bridge Loan Commitments, the terms and conditions of the Direct Payment Documents, the expected or actual date of Substantial Completion, the expected or actual Conversion Date, changes to projected interest rates, the Bridge Commitment Reduction Amount, the TE Oversizing Amount, TE Commitment Reduction Amount, the Bridge Oversizing Amount, the Bridge Prepayment Amount, the TE Prepayment Amount, and the TE Term Loan Prepayment Amount (as applicable) (and holding all other inputs and assumptions in such Base Case Projections constant), which Base Case Projections update shall be satisfactory to the Administrative Agent and the Required Lenders (in consultation with the Independent Engineer) and (B) a certificate of an Authorized Officer of the Borrower stating that such projections and supporting documents were prepared in good faith by the Borrower and are based upon assumptions which the Borrower considers to be reasonable, it being understood that such Base Case Projections are not to be viewed as facts and are subject to uncertainties and contingencies, many of which are beyond the control of the Borrower, that no assurance can be given that the Base Case Projections will be realized, that actual results may differ and such differences may be material.
(c)    Terms of New Loans and Commitments. The terms and provisions of Loans made pursuant to Bridge Loan Commitments shall be as follows:

(i)terms and provisions of Bridge Loans shall be, except as otherwise set forth herein or in the Increase Joinder, identical to the Term Loans and to the extent that the terms and provisions of Bridge Loans are not identical to the Term Loans (except to the extent permitted by clause (ii) or (iii) below) they shall be reasonably satisfactory to the Supermajority Lenders; provided that in any event the Bridge Loans must comply with clauses (ii) and (iii) below;
(ii)(A) the maturity date of the Bridge Loans (the “Bridge Loan Maturity Date”) shall not be earlier than the date agreed by the Supermajority Lenders and that reflects the anticipated date of receipt of the applicable Direct Payment and in any event no earlier than the Conversion Date and no later than the Term Loan Maturity Date and (B) all terms of the Bridge Loans with respect to amortization and mandatory prepayments (except as otherwise expressly contemplated in this Agreement) shall be identical to those of Term Loans; and
(iii)the Applicable Margin for Bridge Loans shall be determined by the Borrower and the Lenders of the Bridge Loans.
(d)The Bridge Loan Commitments shall be effected by a joinder agreement in form and substance reasonably satisfactory to the Supermajority Lenders (the “Increase Joinder”) executed by the Borrower, the Administrative Agent and each Lender making such Bridge Loan Commitment, in form and substance reasonably satisfactory to each of them. Notwithstanding the provisions of Section 9.02, the Increase Joinder may, without the consent of any Lenders, effect such amendments to this Agreement and the other Financing Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent, to effect the provisions of this Section 2.22. This Section 2.22 shall supersede any provisions in Section 2.13 or Section 9.02 to the contrary.
(e)Equal and Ratable Benefit. The Loans and Commitments established pursuant to this paragraph shall constitute Loans and Commitments under, and shall be entitled to all the benefits afforded by, this Agreement and the other Financing Documents, and shall, without limiting the foregoing, benefit equally and ratably from the security interests created by the Security Documents, except that the new Loans may be subordinated in right of payment or the Liens securing the new Loans may be subordinated, in each case, to the extent set forth in the Increase Joinder. The Loan Parties and the Pledgor shall take any actions reasonably required by the Administrative Agent to ensure and/or demonstrate that the Lien and security interests granted by the Security Documents continue to be perfected under the UCC or otherwise after giving effect to the establishment of any such class of Loans or any such new Commitments.
Article III
REPRESENTATIONS AND WARRANTIES

The Borrower makes the representations and warranties contained in this Article III to each Agent, the Issuing Lenders and the Lenders. Unless a representation and warranty is expressly made solely as of a specific date, each such representation and warranty shall be deemed made as of the Closing Date, the date of any Borrowing and the date of each issuance of a Letter of Credit.
Section 3.01    Due Organization, Etc. Each Loan Party and Shareco is a limited liability company duly organized, validly existing and in good standing under the laws of Delaware. Each Loan Party and Shareco has all requisite limited liability company power and authority to own or lease and operate its properties and to carry on its business as now conducted and as proposed to be conducted. Each Loan Party and Shareco is duly qualified to do business and is in good standing in each jurisdiction where necessary in light of its business as now conducted and as proposed to be conducted under the Transaction Documents to which it is party (including the Commonwealth of Massachusetts), except where failure to so qualify would not reasonably be expected to have a Material Adverse Effect.
Section 3.02    Limited Liability Company Power, Etc. Each Loan Party has full limited liability company power and authority to enter into, deliver and perform its obligations under each of the Transaction Documents to which it is a party and to consummate each of the transactions contemplated herein and therein, and has taken all necessary limited liability company action to authorize the execution, delivery and performance by it of each of the Transaction Documents to which it is a party. Each Transaction Document to which each Loan Party is party has been duly executed and delivered by such Loan Party, is in full force and effect and constitutes a legal, valid and binding obligation of such Loan Party, enforceable against such Loan Party in accordance with its respective terms, except as enforcement may be limited (i) by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws affecting creditors’ rights generally and (ii) by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).
Section 3.03    No Conflict. The execution, delivery and performance by each Loan Party of each of the Transaction Documents to which it is a party, as well as the performance of the transactions contemplated herein and therein, do not and will not (i) violate its certificate of formation or limited liability company agreement, (ii) materially violate or result in a material breach of, or constitute a default under, any indenture, loan agreement, mortgage, or other instrument or agreement to which such Loan Party is a party or by which it is bound or to which such Loan Party’s Property or assets are subject, or (iii) conflict with or result in a material breach of, or constitute a material default under, any Applicable Law, or (iv) result in the creation or imposition of any Lien (other than a Permitted Encumbrance) upon any of such Loan Party’s Property or assets.
Section 3.04    Title. The Project Company has good and marketable title or other valid and enforceable real property and/or license interests or access rights in and to all material portions of the Project Site necessary for the then-current stage of the Development and good and marketable title and interest in the other material Project Assets, and such interests are sufficient to build, construct and operate the Project for the then-current stage of the Development in accordance with the Transaction Documents, in each case free and clear of all Liens other than any Permitted Encumbrances. Other than the real property interests, license interests and access rights to the Project Site, the Project Company does not own or possess any other interests in, or rights to use or occupy, any real property.
Section 3.05    Approvals, Etc.
(a)Schedule 3.05 constitutes a complete and accurate list of all material Governmental Approvals required for the Development as contemplated by the Material Project Documents and for the Loan Parties’ execution, delivery, and performance of the Transaction Documents. As of the Closing Date, the Governmental Approvals set forth in Part A of Schedule 3.05 (the “Part A Approvals”) (i) constitute all material Governmental Approvals that are required to be obtained as of the Closing Date for the Loan Parties’ execution, delivery, and performance of the Transaction Documents and for the current stage of the Development as of such date and (ii) except as set forth in Part A of Schedule 3.05, were duly obtained, are in full force and effect, are not subject to any pending appeals, are final, and the administrative and judicial periods to appeal such Governmental Approvals have expired (other than under the Administrative Procedure Act or any citizen suit provisions under Applicable Law pursuant to which such Governmental Approval was issued), and all conditions or requirements in the Part A Approvals required to have been satisfied by the date that this representation is made have been satisfied and the Borrower is not aware of any material modifications that need to be made to these Governmental Approvals.
(b)All material Governmental Approvals required for the Development but not required to be obtained under Applicable Law (including Environmental Law) as of the Closing Date in light of the status of the Development at such time, including information as to the filing of applications and the status thereof, are set forth in Part B of Schedule 3.05 (the “Part B Approvals”). To the knowledge of the Borrower there exists no impediment that could reasonably be expected to prevent the Part B Approvals from being obtained in due course, without material unanticipated cost or material adverse conditions or requirements and prior to the time the same is required to be obtained under Applicable Law (including Environmental Law).
Section 3.06    No Default or Abandonment. No (i) Default or Event of Default, (ii) Event of Abandonment or (iii) Event of Damage or Event of Taking has occurred and is continuing, other than (in the case of clause (iii) and as of any date when this representation and warranty is made after the Closing Date) any Event of Damage or Event of Taking that is either a Minor Loss or for which a restoration notice and/or restoration plan has been approved in accordance with Section 5.17.

Section 3.07    Litigation, Etc. Except as set forth on Schedule 3.07, there are no actions, suits, proceedings, investigations or similar actions pending or, to the knowledge of the Borrower, threatened (in writing) against any Loan Party or any Governmental Authority with respect to the Project, any of the Project Assets or any of the Governmental Approvals set forth on Schedule 3.05, except (to the extent that this representation and warranty is made after the Closing Date) such actions, suits, proceedings, investigations or similar actions that, if adversely determined, could not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.
Section 3.08    Compliance with Laws and Obligations. Except as set forth on Schedule 3.08, each Loan Party is in compliance with all Applicable Laws, regulations and orders of any Governmental Authority applicable to it or its Property and all Governmental Approvals, indentures, agreements and other material instruments binding upon it or its Property, except, after the Closing Date, where the failure to do so, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.
Section 3.09    Environmental Laws. Except as set forth on Schedule 3.09: (a) each Loan Party is in compliance with all applicable Environmental Laws, including all Governmental Approvals required under any Environmental Laws for the current stage of Development, except, after the Closing Date, where the failure to do so, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect, (b) each Loan Party, or such other Person as allowed under Applicable Law, has obtained and maintains in full force and effect all Governmental Approvals required under Environmental Laws for the Development of the Project for the current stage of the Development (including any Governmental Approvals required to be obtained on behalf of the Borrower), and there are no actions or proceedings pending, or to the knowledge of the Borrower, threatened (in writing), that reasonably could be expected to result in the repeal, revocation, termination, enjoinment, cancellation, material modification or material restriction of any such Governmental Approvals, except in each case where the failure to do so, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect; (c) there are no pending or, to the knowledge of the Borrower, any past or threatened (in writing) Environmental Claims against the Project Assets or a Loan Party that could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or otherwise subject the Borrower to net liability amounts (taking into account existing relevant insurance coverage and relevant indemnities available from any counterparty) in excess of $10,000,000 under any Environmental Law; and (d) to the knowledge of the Borrower, Hazardous Substances have not at any time been used or Released at, on, under, or from the Project or the Project Site, or otherwise disposed of, other than in material compliance at all times with all applicable Environmental Laws or otherwise subject any Loan Party to net liability amounts (taking into account existing relevant insurance coverage and relevant indemnities available from any counterparty) in excess of $10,000,000.
Section 3.10    Material Project Documents.

(a)Schedule 3.10(a) sets forth a true, correct and complete list of all Project Documents to which the Project Company is a party as of the Closing Date and require payments to or from the Project Company in excess of $400,000. True and complete copies (in all material respects) of all Material Project Documents, and any amendments thereto, in each case, in effect on the date this representation is made, have been provided by the Borrower to the Administrative Agent.
(b)No event has occurred and is continuing that has resulted, or with the passage of time, the delivery of notice or both would result, in a default under, or the cancellation or termination by any Material Project Party of its performance, or the excuse of any Material Project Party from liability for any material non-performance, in each case, except to the extent that the default has been cured or is in the process of being cured, or the applicable Material Project Document has been replaced or is in the process of being replaced, in each case, in the manner and within the applicable time period specified in Section 7.01(n).
(c)All utility services, means of transportation, infrastructure and facilities that are necessary for the development, construction, operation and maintenance of the Project are available or are reasonably expected to be available when needed for the Development, except where the lack of availability could not reasonably be expected to have a Material Adverse Effect.
Section 3.11    Material Adverse Effect. No Material Adverse Effect has occurred and is continuing.
Section 3.12    Regulations T, U and X. The Borrower is not engaged principally, or as one of its important activities, in the business of extending credit for the purpose, whether immediate, incidental or ultimate, of buying or carrying any “margin stock” (as defined in Regulation U of the Board of Governors (12 C.F.R. 221)) or to extend credit to others for such purpose and no part of the proceeds of the Loans will be used, whether immediate, incidental or ultimate, for the purpose of (i) buying or carrying any margin stock within the meaning of Regulation U of the Board of Governors (12 C.F.R. 221) or to extend credit to others for such purpose, or (ii) buying or carrying or trading in any security under such circumstances as to involve the Borrower in a violation of Regulation X of the Board of Governors (12 C.F.R. 224) or to involve any broker or dealer in a violation of Regulation T of the Board of Governors (12 C.F.R. 220).
Section 3.13    Information.
(a)    All written information concerning the Pledgor, the Loan Parties and the Project provided by or on behalf of the Borrower to the Secured Parties (other than (x) the Base Case Projections (and including any projections included in budgets and unaudited pro forma financial statements), (y) any reports prepared by third party consultants (other than information provided by Borrower or its representatives in connection with such reports) and (z) information of a general economic or general industry nature), as updated and supplemented as of the Closing

Date and taken as a whole, is complete and correct in all material respects, when taken as a whole, as of the Closing Date and, as of the Closing Date, does not, when taken as a whole, contain any untrue statement of a material fact or omit to state any material fact necessary to make such information not misleading in light of the circumstances under which it was furnished.
(b)    The Base Case Projections were prepared in good faith based upon assumptions believed by the Borrower to be reasonable at the time furnished to the Administrative Agent and the Lenders, it being understood that such Base Case Projections are not to be viewed as facts and are subject to uncertainties and contingencies, many of which are beyond the control of the Borrower, that no assurance can be given that the Base Case Projections will be realized, that actual results may differ and such differences may be material.
Section 3.14    Pari Passu.    The Borrower’s obligations under this
Agreement and the other Financing Documents rank and will at all times rank at least pari passu in priority of payment and in all other respects with all other present or future unsecured and secured Indebtedness of the Borrower (other than Permitted Indebtedness secured by Permitted Encumbrances specified in clauses (e)(ii), (f), (i), (j), (n) and, to the extent applicable to any of the foregoing, clause (k) of the definition thereof).
Section 3.15    Investment Company Act. The Borrower is not an
“investment company” or company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940 or an “investment adviser” within the meaning of the Investment Company Act of 1940. The Borrower is not a “covered fund” under the Volcker Rule (Section 619 of the Dodd-Frank Wall Street Reform and Consumer Protection Act).
Section 3.16    Energy Regulatory Status.
(a)    No Loan Party is and will not, as of the date on which the Project Company first produces, sells or delivers any energy, capacity or ancillary services from the Project, including test energy, be subject to, or each Loan Party will otherwise be exempt from, regulation under PUHCA (other than those provisions of PUHCA relating to obtaining or maintaining EWG status). As of the Closing Date, no Loan Party is a “public utility” under Section 201(e) of the FPA. Project Company will become a public utility under the FPA upon the earlier of FERC’s acceptance or approval of its MBR Authority and associated market-based rate schedule or initial energization of the Project and will become an “electric utility company” and a “public-utility company” under PUHCA upon initial energization of the Project. As of the Closing Date, Borrower is not aware of any fact or circumstance (i) that would prevent or unduly delay Project Company from obtaining MBR Authority and EWG status prior to initial energization of the Project, (ii) that would cause such MBR Authority and EWG status to be subject to any challenge or investigation at FERC, or (iii) that would cause such MBR Authority to be subject to any orders issued by FERC imposing a rate cap, mitigation measure, or other limitation on Project Company’s authority to engage in sales pursuant to such MBR Authority, other than, in each case, challenges, investigations, rate caps and mitigation measures generally applicable to wholesale sellers participating in the applicable electric market(s).
(b)No Loan Party is or will, as a result of the Project Company’s production, sale or delivery of any energy, capacity or ancillary services from the Project, including test energy, be or become subject to or not otherwise exempt from, regulation as a “public utility,” “electric utility,” “electric corporation,” “holding company” or similar term under Massachusetts laws or regulations.
(c)None of the Administrative Agent, the Collateral Agent, or the Lenders, or any Affiliate of any of them will, solely as a result of (i) the construction, ownership, or operation of the Project, the sale of electricity therefrom or (ii) the entering into of any Financing Document or any transaction contemplated hereby or thereby, will be subject to, or not exempt from, regulation under the FPA, PUHCA (except as a “holding company” of one or more “qualifying facilities” or EWGs under PUHCA), or financial, organizational or rate regulation as a “public utility” or similar term under applicable state law or any other laws and regulations respecting the rates or the financial or organizational regulation of electric utilities, except as may be required by the exercise of remedies under the Financing Documents. Other than the Project Company obtaining MBR Authority and EWG status, no authorization, approval, certification, notice or filing is required by or with FERC or the MDPU for the execution and delivery of the Financing Documents, the consummation of the transactions contemplated by the Financing Documents or the performance of obligations under the Financing Documents, except as may be required by the exercise of remedies under the Financing Documents.
Section 3.17    Foreign Assets Control Regulations, Etc.
(a)The use of the proceeds of the Loans by the Borrower and its Subsidiaries will not violate the Trading with the Enemy Act, or any of the foreign assets control regulations of the United States Treasury Department (Title 31, Subtitle B, Chapter V of the U.S. Code of Federal Regulations, as amended) or any enabling legislation or executive order relating thereto.
(b)None of (x) the Borrower, Shareco, the Pledgor, any other Loan Party, any Subsidiary or any of their respective directors or officers, or (y) to the knowledge of the Borrower, any agent or representative of the Borrower, the Pledgor, Shareco or other Loan Party (i) is a Sanctioned Person, or (ii) is in violation of AML Laws, Anti-Corruption Laws, Anti-Terrorism Laws or Sanctions. No Borrowing or Issuance or use of proceeds contemplated by this Agreement will cause a violation of AML Laws, Anti-Corruption Laws, Anti-Terrorism Laws or applicable Sanctions by any person participating in the transactions contemplated by this Agreement, whether as lender, borrower, guarantor, agent or otherwise. The Borrower represents that neither it, Shareco, the Pledgor, any other Loan Party nor any of its Subsidiaries has engaged in or intends to engage in any dealings or transactions with, or for the benefit of, any Sanctioned Person or with or in any Sanctioned Country.

Section 3.18    Security Documents. The Security Documents that have been delivered on or prior to the date this representation is made are effective to create, in favor of the Collateral Agent for the benefit of the Secured Parties, a legal, valid and enforceable Lien on and security interest in all of the Collateral purported to be covered thereby, and all necessary recordings and filings have been made (or arrangements satisfactory to the Administrative Agent to make any necessary recordings or filings on or immediately following the Closing Date have been made) in all necessary public offices, and all other necessary and appropriate action has been taken, so that the security interest created by each Security Document is a perfected Lien on and security interest in all right, title and interest of the Borrower and the Pledgor in the Collateral purported to be covered thereby and that can be perfected by filing, recording, possession or control (including delivery to the Collateral Agent of the certificates evidencing all of the Equity Interests in the Borrower and all of the Equity Interests held by the Borrower in each Subsidiary that it owns directly), prior and superior to all other Liens other than Permitted Encumbrances (except Permitted Encumbrances specified in clause (p) of the definition thereof). The descriptions of the Collateral set forth in each Security Document are true, complete, and correct in all material respects and are adequate for the purpose of creating, attaching and perfecting the Liens in the Collateral granted or purported to be granted in favor of the Collateral Agent for the benefit of the applicable Secured Parties under the Security Documents.
Section 3.19    ERISA.
(a)(i) Each Plan of the Borrower and its Subsidiaries is in material compliance with the applicable provisions of ERISA, the Code and other federal or state laws and (ii) each Plan of the Borrower or its Subsidiaries that is intended to be a qualified plan under Section 401(a) of the Code has received a favorable determination letter or may rely upon an opinion letter for a prototype plan from the Internal Revenue Service to the effect that the form of such Plan is qualified under Section 401(a) of the Code and the trust related thereto has been determined by the Internal Revenue Service to be exempt from federal income tax under Section 501(a) of the Code, or an application for such a letter is currently being processed by the Internal Revenue Service, and, to the knowledge of the Borrower, nothing has occurred that would cause the loss of such tax-qualified status.
(b)There are no pending or, to the knowledge of the Borrower, threatened or contemplated claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan, except, to the extent that this representation and warranty is made after the Closing Date, such claims, actions or lawsuits that could not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan, except, to the extent that this representation and warranty is made after the Closing Date, such transaction or violation could not reasonably be expected, individually or in the aggregate, to result in material liability to the Borrower or any of its Subsidiaries.

(c)No ERISA Event has occurred, and the Borrower is not aware of any fact, event or circumstance that, either individually or in the aggregate, could reasonably be expected to constitute or result in an ERISA Event with respect to any Pension Plan.
(d)The present value of all accrued benefits under each Pension Plan (based on those assumptions used to fund such Pension Plan) did not, as of the last annual valuation date prior to the date on which this representation is made or deemed made, exceed the value of the assets of such Pension Plan allocable to such accrued benefits by an amount that could reasonably be expected to result in material liability to the Borrower or its Subsidiaries. As of the most recent valuation date for each Multiemployer Plan, the potential liability of the Borrower, any Subsidiary or any ERISA Affiliate for a complete withdrawal from such Multiemployer Plan (within the meaning of Section 4203 or Section 4205 of ERISA), when aggregated with such potential liability for a complete withdrawal from all Multiemployer Plans, would not reasonably be expected to be material to the Borrower or its Subsidiaries.
Section 3.20    Labor Matters.
(a)No strike, lockout or other labor dispute in connection with the Project, the business or the Properties of any Loan Party exists or, to the actual knowledge of the Borrower, is threatened, that could reasonably be expected to result in a Material Adverse Effect.
(b)No Loan Party has any employees or former employees.
Section 3.21    Single-Purpose Entity. Neither the Pledgor nor any Loan Party has conducted, and is not conducting, any business other than (a) through the Project Company, the Development, (b) the direct and indirect ownership of the Loan Parties and (c) the performance of its obligations under the Financing Documents and the Material Project Documents and, in each case, activities related and incidental thereto.
Section 3.22    Members; Membership Interests and Related Matters.
(a)    The only member of the Borrower is the Pledgor. The only members of the Construction Pledgor and Sponsor Partner are the Borrower and CIP Partner. The only members of TE Partners are Sponsor Partner and other members that have been admitted as members pursuant to a Permitted Tax Equity Transaction entered into in accordance with the terms of the Financing Documents. The only member of the Project Company is: prior to the occurrence of a Specified Sale, Construction Pledgor; and on and after the occurrence of a Specified Sale, TE Partnership. The Collateral includes all of the equity interests in the Borrower and the following equity interests: prior to the consummation of the “Control Option” (as defined in the Construction Pledgor LLC Agreement or the Sponsor Partner LLC Agreement) 50% of the membership interests in the Construction Pledgor and Sponsor Partner; and on or after the consummation of the “Control Option” (as defined in the Construction Pledgor LLC Agreement or the Sponsor Partner LLC Agreement) 50.00000025% of the membership interests in the Construction Pledgor and Sponsor

Partner. Prior to the consummation of the “Control Option” (as defined in the Construction Pledgor LLC Agreement or the Sponsor Partner LLC Agreement), 50% of the membership interests in the Construction Pledgor and Sponsor Partner are owned by CIP Partner and 50% of the membership interests in the Construction Pledgor and Sponsor Partner are owned by the Borrower; and on or after the consummation of the “Control Option” (as defined in the Construction Pledgor LLC Agreement or the Sponsor Partner LLC Agreement) 50.00000025% of the membership interests in the Construction Pledgor or Sponsor Partner are owned by the Borrower and 49.99999975% are owned by CIP Partner.
(b)    All of the membership interests in each of the Borrower, the other Loan Parties and Shareco have been duly authorized and validly issued in accordance with such Person’s limited liability company agreement. Except to the extent resulting from a Permitted Tax Equity Transaction that is not prohibited by the terms of the Financing Documents, neither the Borrower, nor any other Loan Party, nor Shareco has any outstanding any securities convertible into or exchangeable for any of its membership interests in or any rights to subscribe for or to purchase, or any warrants or options for the purchase of, or any agreements providing for the issuance (contingent or otherwise) of, or any calls, commitments or claims of any character relating to any such membership interests (except as expressly provided for herein or in the Security Documents).
Section 3.23    Deposit Accounts and Securities Accounts. Other than the accounts permitted to exist under the Depositary Agreement or as otherwise permitted under the Financing Documents, the Borrower does not have any Deposit Accounts or Securities Accounts.
Section 3.24    Solvency. The Borrower and each Loan Party is, and after each Borrowing or Issuance, as applicable, will be, Solvent.
Section 3.25    Taxes.
(a)Each Loan Party and Shareco has been a disregarded entity or a partnership, in each case, for federal income tax purposes since formation and no election has been filed with the IRS or any state or local taxing authority to treat a Loan Party or Shareco as an association taxable as a corporation for U.S. federal, state or local income tax purposes. Each Loan Party and Shareco has timely filed, or caused to be filed, all federal and all material state, local or other Tax returns that it was required to file, and has paid, or caused to be paid, all material Taxes to which it was subject, other than Taxes not due and payable or being contested and reserved against in accordance with Section 5.08 There is no material action, suit, proceeding, investigation, audit or claim now pending by any Governmental Authority regarding any Taxes of the Loan Parties.
(b)No Loan Party is a party to any Tax sharing, Tax allocation, Tax indemnity or similar agreement, other than customary tax indemnification provisions in commercial contracts not primarily related to Taxes.

(c)All Taxes that are required to be withheld or collected by a Loan Party in all material respects have been duly withheld and collected and, to the extent required, have been paid to the appropriate Governmental Authority or properly deposited as required by applicable law. No Loan Party has any liability for Taxes of any other Person as a result of joint and/or several liability, as a transferee or successor, by contract or otherwise.
(d)Each Loan Party, since its formation, has been (or has been a disregarded entity for federal income tax purposes of) a U.S. Person.
Section 3.26    Financial Statements. The financial statements in respect of a Loan Party delivered pursuant to Section 4.01(e) and Section 5.09 fairly presents, in all material respects, the financial condition of the Borrower and any applicable Loan Party as of the date thereof. Such financial statements have been prepared in all material respects in accordance with Applicable Accounting Requirements consistently applied, subject to normal year-end adjustments and lack of footnotes. There are no material liabilities, direct or contingent, of the Borrower and any applicable Loan Party, except as has been disclosed in the financial statements delivered pursuant to Section 4.01(e) or Section 5.09 or pursuant to the Financing Documents.
Section 3.27    Intellectual Property. Each Loan Party owns, or has adequate licenses or other valid rights to use, or will acquire ownership or adequate licenses or other valid rights to use, all material patents, trademarks, service marks, trade names, copyrights, franchises, formulas, licenses and other intellectual property rights necessary for the Project and the Development and the operation of its business as currently contemplated without, to the knowledge of the Borrower, any conflict with the rights of others, other than any failure to so own or to have that could not reasonably be expected to have a Material Adverse Effect. Excluding the use of commercially available “off-the-shelf” software, to the knowledge of the Borrower, no product, process, method, substance, part or other material produced or employed by the Project or used in the Development, or presently contemplated to be produced or employed by the Project or used in the Development, infringes or will infringe any patent, trademark, service mark, trade name, copyright, franchise, formula, license or other intellectual property right of any third party in a manner or to an extent that could reasonably be expected to have a Material Adverse Effect.
Section 3.28    Subsidiaries; Partnerships; Joint Ventures. The Borrower has no Subsidiaries other than Construction Pledgor, Sponsor Partner, TE Partners, the Project Company and Shareco. The Borrower is not a general partner or a limited partner in any general or limited partnership and is not a joint venturer in any joint ventures.
Section 3.29    Indebtedness; Guarantees. No Loan Party has created, incurred, assumed or suffered to exist or otherwise become liable with respect to any Indebtedness, other than Permitted Indebtedness.

Section 3.30    Flood Laws. The Onshore Project Site is not located in an
area that has been identified by the Federal Emergency Management Agency as an area in a Flood Zone, except to the extent notified to the Administrative Agent and the Lenders and flood insurance has been provided for such Onshore Project Site (or a portion thereof) on which a “Building” (as defined in 12 C.F.R. Chapter III, Section 339.2) owned by the Project Company is located or will be located or will be constructed in connection with the Project in compliance with Sections 4.01(u), 5.05(c) and 5.13(b) of the Construction Credit Agreement.
Section 3.31    Beneficial Ownership Certification. As of the Closing Date,
the information included in the Beneficial Ownership Certification is true and correct in all respects.
Section 3.32    Date Certain. As of the Closing Date, there are sufficient committed funds available to the Project Company pursuant to the Construction Credit Agreement and the Equity Contribution Agreement, together with reasonably anticipated pre-Conversion Date Project Revenues, to achieve the Conversion Date on or before the Date Certain.
Section 3.33    Equator Principles. To the knowledge of the Borrower, the
Development is in compliance in all material respects with the Equator Principles applicable to the Development, other than, prior to the earlier of the start of major offshore construction activities and April 1, 2022 only, the matters set forth in the Equator Principles Action Plan attached as Schedule 5.24 (the “Equator Principles Action Plan”).
Article IV
CONDITIONS
Section 4.01    Closing Date. The effectiveness of this Agreement and the
occurrence of the Closing Date are subject to the receipt by the Administrative Agent and each Lender of each of the following documents and/or the satisfaction of the conditions precedent set forth below (as the context requires), each of which shall be reasonably satisfactory in form and substance to the Administrative Agent and each Lender (unless waived in accordance with Section 9.02):
(a)    Execution of Transaction Documents; Credit Agreements. This Agreement
and all other Transaction Documents intended to be in effect as of the Closing Date shall have been duly executed and delivered by the Persons intended to be parties thereto and shall be in full force and effect, including the delivery of each Note to the Lender, if any, that shall have requested a Note pursuant to Section 2.08(c)(ii). The Borrower shall have delivered true and complete copies of all Material Project Documents executed on or prior to the Closing Date together with copies of any performance support required to be effective on or prior to the Closing Date thereunder. Each condition precedent set forth in Section 4.01 of the Construction Credit Agreement and the

Other Term Credit Agreement has been satisfied (or will be satisfied simultaneously with the occurrence of the Closing Date) or has been waived in accordance with the Construction Credit Agreement or Other Term Credit Agreement, as applicable, and the “Closing Date” as defined in and under the Construction Credit Agreement and the Other Term Credit Agreement shall have occurred (or will occur simultaneously with the occurrence of the Closing Date under this Agreement).
(b)Security Documents. The Administrative Agent shall have received evidence reasonably satisfactory to the Lenders and the Administrative Agent that the security interests in and to the Collateral intended to be created under the Security Documents shall have been created in favor of the Collateral Agent for the benefit of the Secured Parties and are fully registered (if applicable), perfected and in full force and effect (including the filing of UCC-1 financing statements), or arrangements satisfactory to the Lenders to make any necessary recordings or filings on or immediately following the Closing Date have been made.
(c)Corporate Documents. The following documents for each Loan Party, the Pledgor and Shareco (with respect to Shareco, solely the documents listed in clause (i) below), each certified as indicated below:
(i)a copy of the certificate of incorporation, certificate of formation, charter or other organizational documents, together with any amendments thereto, of each of Shareco, the Pledgor and each Loan Party and a certificate as to the good standing in its jurisdiction of organization and, if applicable, foreign qualification in Massachusetts of each Loan Party, in each case dated no more than 30 days prior to the Closing Date; and
(ii)a certificate of an Authorized Officer of each of Shareco, the Pledgor and each Loan Party, dated as of the Closing Date, certifying:
(A)that attached to such certificate is a true and complete copy of its by-laws, limited liability company agreement, operating agreement or other governing document of such Person, as applicable;
(B)attached to such certificate is a true and complete copy of resolutions (which resolutions may be “standing” resolutions) duly adopted by the board of directors, member(s), partner(s) or other authorized governing body of such Person, authorizing the execution, delivery and performance of each of the Financing Documents to which such Person is a party, and that such resolutions have not been modified, rescinded or amended and are in full force and effect;
(C)that the certificate or articles of incorporation, certificate of formation, charter or other organizational documents (as the case may be)

of such Person has not been amended since the date of the certification furnished pursuant to clause (i) above;
(D)    as to the incumbency and specimen signature of each officer, member or director (as applicable) of such Person executing the Financing Documents to which such Person is a party; and
(iii) a copy of IRS Form W-9 duly completed by such Person.
(d)Company Certificates. An Officer’s Certificate substantially in the form of Exhibit D from the Borrower.
(e)Financial Statements. Copies of (i) (x) the annual unaudited balance sheet, income statement and statement of cash flows (without footnotes) of each Loan Party for the fiscal year ended December 31, 2020 (to the extent such Loan Party was in existence prior to January 1, 2021), accompanied by a certificate from an Authorized Officer of the applicable Loan Party certifying that such financial statements were prepared in good faith and in accordance with Applicable Accounting Requirements consistently applied, (y) the most recent quarterly unaudited balance sheet, income statement, and statement of cash flows (without footnotes) of each Loan Party (to the extent such Loan Party has been in existence for a full fiscal quarter as of the Closing Date), accompanied by a certificate from an Authorized Officer of the applicable Loan Party certifying that such financial statements were prepared in good faith and in accordance with Applicable Accounting Requirements consistently applied, and (z) pro forma balance sheets of each Loan Party as of the Closing Date (without footnotes), in each case accompanied by a certificate from an Authorized Officer of such Loan Party certifying that such financial statements and balance sheets were prepared in good faith and in accordance with Applicable Accounting Requirements consistently applied and (ii) the most recent annual and quarterly financial statements of each Material Project Party to the extent Borrower has received copies thereof.
(f)Opinion of Counsel to the Loan Parties. Favorable opinions of (i) Norton Rose Fulbright US LLP, special New York and federal energy regulatory counsel to the Loan Parties, (ii) Foley Hoag LLP, special Massachusetts counsel to the Borrower and (iii) Sidley Austin LLP, special federal permitting counsel to the Borrower.
(g)Reserved.
(h)Reserved.
(i)Reserved.
(j)Lien Searches; Possessory Collateral. Results of a recent search of all effective UCC financing statements and fixture filings and all judgment and Tax lien filings which have been made with respect to any personal or mixed property of each Loan Party and the Pledgor, together with copies of all such filings disclosed by such search, and UCC termination statements for filing in all applicable jurisdictions as may be necessary to terminate any effective UCC financing statements or fixture filings disclosed in such search (other than any such financing statements or fixture filings in respect of Permitted Encumbrances). The pledged Equity Interests shall have been duly and validly pledged under each of the Security Documents to the Collateral Agent, for the benefit of the Secured Parties, and any applicable Security Certificates (as defined in the UCC) representing any of the pledged Equity Interests, accompanied by instruments of transfer endorsed in blank and irrevocable proxies, shall be in the actual possession of the Collateral Agent.
(k)Filings. All necessary filings, registrations, recordings and other actions required to be taken as of the Closing Date (including filing UCC-1 financing statements), and all filing, recordation, subscription, inscription, notarization and other similar fees and all recording, stamp and other Taxes and expenses related to such filings, registrations and recordings (including expenses and premiums of the Title Company in connection with the Title Policy) required to be paid, for the consummation of the transactions contemplated by the Transaction Documents (or arrangements satisfactory to the Administrative Agent to make any such filings, registrations, recordings or other actions or to make any such payment on the Closing Date) shall have been taken and paid, respectively (to the extent that the obligation to make payment then exists), by the Loan Parties.
(l)Base Case Projections. The Base Case Projections, meeting the Debt Sizing Criteria, together with a certificate of an Authorized Officer of the Borrower stating that such projections and supporting documents were prepared in good faith by the Borrower and are based upon assumptions which the Borrower considers to be reasonable, it being understood that such Base Case Projections are not to be viewed as facts and are subject to uncertainties and contingencies, many of which are beyond the control of the Borrower, that no assurance can be given that the Base Case Projections will be realized, that actual results may differ and such differences may be material.
(m)Regulatory Information. Each Lender, Depositary Bank and each Agent shall have received at least five Business Days prior to the Closing Date all documentation and other written information required by bank regulatory authorities under applicable “know your customer” and AML Laws, including the USA PATRIOT Act. At least ten (10) days prior to the Closing Date, to the extent requested by the Administrative Agent, the Borrower shall have delivered to the Administrative Agent a Beneficial Ownership Certification under the Beneficial Ownership Regulation (31 CFR 1010.230).
(n)Fees and Expenses; Certain Reports. The Borrower shall have confirmed that it has paid or has arranged for payment of all fees and expenses of any Lender, any Joint Lead Arranger, the Depositary Bank, the Agents, any Issuing Lender and the title insurer then due and payable by the Borrower pursuant to the Financing Documents.

(i)Environmental Site Assessment. The Administrative Agent shall have received each Environmental Site Assessment, and, if any additional Phase II environmental site assessments are warranted, such additional Phase II environmental site assessment reports, in each case, along with a reliance letter(s) of the Environmental Consultant in the form of Exhibit H-4.
(ii)Transmission Consultant’s Report. The Administrative Agent shall have received a report from the Transmission Consultant along with a reliance letter of the Transmission Consultant in the form of Exhibit H-3.
(iii)Wind Consultant’s Report. The Administrative Agent shall have received a report from the Wind Consultant along with a reliance letter of the Wind Consultant in the form of Exhibit H-1.
(o)Funds Flow Memorandum. The Administrative Agent and Lenders shall have received the Funds Flow Memorandum.
(p)Representations and Warranties; No Default or Event of Default. (i) The representations and warranties of the Borrower, the Pledgor and each other Loan Party set forth in each Transaction Document shall be true and correct on and as of the Closing Date (or, if any such representation or warranty is expressly stated to have been made as of a specific prior date, such representation or warranty was true and correct as of such specific prior date), both at the time of and immediately after giving effect to the Closing Date, (ii) at the time of and immediately after giving effect to the Closing Date, no Default or Event of Default shall have occurred and be continuing; and (iii) at the time of and immediately after giving effect to the Closing Date, no material default has occurred and is continuing under any Material Project Document.
(q)No Litigation. Except as set forth on Schedule 3.07, there shall be no actions, suits, proceedings, investigations or similar actions pending or, to the knowledge of the Borrower, threatened (in writing) against any Loan Party or any Governmental Authority with respect to the Project or any of the Project Assets on and as of the Closing Date, except such actions, suits, proceedings, investigations or similar actions that, if adversely determined, could not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.
(r)No Event of Damage or Event of Taking; No Material Adverse Effect. No Event of Damage or Event of Taking shall have occurred and be continuing. No Material Adverse Effect has occurred and is continuing.
(s)Insurance and Report of Insurance Advisor.
(i)    The Borrower shall have, and shall have caused the Project Company to have, obtained the insurance described in the Insurance Program to the extent required as of the Closing Date, and such insurance shall be in full force and effect and the premiums then due and payable thereon shall have been paid, and the Borrower shall have furnished the Administrative Agent with certificates signed by the insurer, insurance broker or an agent authorized to bind the insurer, evidencing such insurance required pursuant to the Insurance Program, identifying insurers, the type of insurance, the insurance limits and the policy terms, and stating that such insurance (x) is, in each case, in full force and effect and (y) complies with Section 5.05 and that all premiums then due and payable on such insurance have been paid.
(ii)    A final favorable report of the Insurance Advisor, which shall be dated as of a recent date, along with a certificate of the Insurance Advisor in the form of Exhibit H-2.
(t)Reports of Independent Engineer. Final reports of the Independent Engineer reviewing (i) the technical feasibility of the Project and the environmental compliance and environmental risks relating to the Project, (ii) the reasonableness and consistency of the Construction Budget (as defined in the Construction Credit Agreement as of the Closing Date), the Construction Schedule (as defined in the Construction Credit Agreement as of the Closing Date), the Construction Contracts and the assumptions related to the costs and operating performance of the Project and (iii) the reasonableness of the assumptions underlying the Base Case Projections, including applicable analysis, which shall be dated as of a recent date, together with a certificate of the Independent Engineer in the form of Exhibit H-1.
(u)Title. All documents necessary to establish that the Project Company has entered into or obtained all necessary real estate interests, licenses, utility and other services required for the then-current stage of the Development (including the Project Site), including any instruments or memoranda thereof to be duly recorded with all required Governmental Authorities in accordance with Applicable Law.
Section 4.02    Conversion Date. The “Conversion Date” means the date on
which each of the following conditions shall have been satisfied, each of which shall be reasonably satisfactory in form and substance to the Administrative Agent and the Supermajority Lenders (unless waived in accordance with Section 9.02):
(a)Substantial Completion. Substantial Completion shall have occurred.
(b)Term Loan Borrowing Request. Delivery of a Term Loan Borrowing Request to the Administrative Agent in accordance with Section 2.01(b).
(c)Lien and Title Searches. An updated title and UCC lien search showing no additional title exceptions or other matters except Permitted Encumbrances and otherwise in form and substance reasonably acceptable to the Required Lenders.

(d)Conversion Date Certificate. The Administrative Agent shall have received a certificate of the Borrower (together with a certificate of the Independent Engineer, substantially in the form Exhibit G, and all other attachments contemplated thereby), substantially in the form of Exhibit F.
(e)Project Documents. All Material Project Documents and Additional Project Documents entered into after the Closing Date shall be in full force and effect (except to the extent any such Material Project Document or Additional Project Document has expired or been terminated in accordance with the terms and conditions thereof other than as a result of a default or has been replaced in accordance with this Agreement), and the Administrative Agent shall have received copies of duly executed versions of each such Material Project Document and Additional Project Document.
(f)Governmental Approvals. Except as set forth on Schedule 3.05, all Part A Approvals and Part B Approvals required for the Development shall have been duly obtained and validly issued and shall be in full force and effect and non-appealable (other than under the Administrative Procedure Act), except as could not reasonably be expected to have a Material Adverse Effect.
(g)MBR Authority and Status as an EWG. The Project Company shall have obtained MBR Authority and status as an EWG no later than 90 days prior to the day before the date on which the Project first delivers or sells any electric energy, capacity or ancillary services (including for testing prior to commercial operation).
(h)Debt Service Reserve Account. The Debt Service Reserve Account shall be fully funded (either with cash or through an Acceptable Letter of Credit, an Acceptable Guaranty or a combination thereof) in an amount at least equal to the Debt Service Reserve Required Amount.
(i)Capacity Deficiency. Any Capacity Deficiency (assuming an “Expected Nameplate Capacity” (as defined in the PPAs) of 400 MW) in respect of either Facility shall not exceed 25% in respect of such Facility.
(j)Resizing Due to Capacity Deficiency. If any Capacity Deficiency exists on the Conversion Date, (i) the Borrower shall have re-run the most recently updated Base Case Projections to take into account Prior Projection Updates and the actual size and capacity of the constructed Project and changes to projected interest rates and in a manner reasonably acceptable to the Administrative Agent and the Required Lenders (in consultation with the Independent Engineer) on the Conversion Date assuming that the Capacity Deficiency is not remedied by the date that is six months after the “Guaranteed Commercial Operation Date” under and as defined in any applicable PPA; and (ii) to the extent such re-run Base Case Projections demonstrate that the Term Loan Facility does not satisfy the Debt Sizing Criteria, the Borrower shall have caused the Project Company to fund the Capacity Deficiency Reserve Account pursuant to and in accordance with Section 3.03(a)(iii)(B) of the Construction Period Depositary Agreement in an amount necessary to prepay the portion of the Term Loans to cause such re-run Base Case Projections to satisfy the Debt Sizing Criteria (such prepayment amount, if any, the “Estimated Capacity Deficiency Prepayment Amount”), which amount shall be reasonably acceptable to the Administrative Agent and the Required Lenders (in consultation with the Independent Engineer). Such reserved Estimated Capacity Deficiency Prepayment Amount may be satisfied with cash on deposit in the Capacity Deficiency Reserve Account, an Acceptable Guaranty or an Acceptable Letter of Credit, or any combination thereof. The Borrower shall also deliver (A) a form of construction report ("Construction Report") for purposes of the covenant in Section 5.15, which form shall be in form and substance reasonably satisfactory to the Required Lenders, (B) certificates from the Borrower and the Independent Engineer in form and substance satisfactory to the Required Lenders representing that the uncompleted Facility is reasonably expected to be completed prior to the new guaranteed commercial operations date under the applicable PPAs as extended by the relevant offtaker (and that there are no and will not be any adverse impacts under any of the PPAs as a result of such construction), that Borrower as obtained all Part A Approvals and Part B Approvals required on the part of or on behalf of the Project Company for the Development (including for the construction of such Facility), which shall be in full force and effect and non-appealable, there are no material increases to litigation risk for the Project as a result of such construction (the foregoing certification with respect to litigation risk only to be made by the Borrower), and addressing other customary and mutually acceptable certifications regarding construction matters, including that the construction of such Facility will not cause an adverse impact on the existing constructed portions of the Project and that such construction will have no impact on operations of the construction portions of the Project pending ongoing construction of such Facility, and (C) evidence in form and substance reasonably satisfactory to the Administrative Agent that (1) all additional credit support or security required to be delivered in connection with such construction has been posted by the Parents and is not recourse to the Collateral or to any Subsidiary of the Borrower and (2) the Project has paid all damages (if any) that are due and payable under any PPA at that time and reserved for any delay liquidated damages and capacity damages that could become owing prior to completion of the capacity deficient portion of the project.
(k)Permitted Capacity Downsize Option. If the Project Company elects to exercise the Permitted Capacity Downsize Option in respect of a Facility in the Project on or prior to the Conversion Date, the Project Company shall have paid under the applicable PPAs damages for the remaining Capacity Deficiency on such applicable date in an amount equal to $200,000 per megawatt for each megawatt by which the “Actual Facility Size” is less than 360 megawatt and shall have decreased the “Expected Nameplate Capacity” (as such terms are defined in the applicable PPAs) of such Facility by up to 25% in accordance with the terms of such PPAs.
(l)Representations and Warranties; No Default or Event of Default. (i) The representations and warranties of the Borrower, the Pledgor and each other Loan Party set forth in each Transaction Document to which it is a party shall be true and correct in all material respects on and as of the Conversion Date (or, if any such representation or warranty is expressly stated to have been made as of a specific prior date, such representation or warranty was true and correct in all material respects as of such specific prior date), both at the time of and immediately after giving effect to the Conversion Date, and (ii) at the time of and immediately after giving effect to the Conversion Date, no Default or Event of Default shall have occurred and be continuing; provided, however, that a representation or warranty that is qualified by materiality, Material Adverse Effect or similar phrase shall be true and correct in all respects.
(m)No Event of Damage or Event of Taking. No Event of Damage or Event of Taking shall have occurred and be continuing other than any Event of Damage or Event of Taking that is either a Minor Loss or for which a restoration notice and/or restoration plan has been approved in accordance with Section 5.17.
(n)Project Costs. The Completion Reserve Account will be funded with one or more of cash, an Acceptable Letter of Credit or an Acceptable Guaranty in an amount up to the Required Completion Reserve Amount (as defined in the Construction Period Depositary Agreement) pursuant to and in accordance with Section 3.03(a)(iii)(C) of the Construction Period Depositary Agreement.
(o)Lien Waivers. The Administrative Agent and the Independent Engineer shall have received duly executed conditional waivers of liens executed by the applicable Material Project Parties party to any Construction Contract and, to the extent delivered thereunder, “Key Subcontractors” (as defined in the applicable Construction Contract) in respect of all work completed as of the date of its current invoice (other than work in progress and solely in connection with completed work for which the Borrower is requesting payment) in accordance with the applicable provisions and requirements of the applicable Construction Contracts.
(p)Insurance. All insurance policies required to be obtained pursuant to the Insurance Program shall have been obtained and, to the extent required as of the date of the Conversion Date, such insurance shall be in full force and effect and all premiums then due shall have been paid in full, and no event or circumstance shall have occurred, nor shall there have been any omission to disclose a fact, which would entitle an insurer to validly avoid or otherwise reduce any material portion of its liability under the relevant policy of insurance.
(q)Operating Budget. The initial Operating Budget required pursuant to Section 5.20 shall have been approved by the Administrative Agent, such approval not to be unreasonably withheld, conditioned or delayed.
(r)Return of Letters of Credit. All Letters of Credit as defined in and issued under the Construction Credit Agreement shall have been returned by the beneficiary for cancellation (or appropriate arrangements have been made for the return or cancellation of such Letters of Credit on the Conversion Date) and there shall be no letter of credit drawing or letter of credit loan outstanding in respect of such Letters of Credit under the Construction Credit Agreement.

(s)Equity Contributions. All applicable Equity Contribution Funding Amounts (as defined in the Construction Credit Agreement as of the Closing Date) required to be contributed to the Project Company under the Equity Contribution Agreement (as defined in the Construction Credit Agreement as of the Closing Date) have been funded or will be funded on the Conversion Date.
(t)No Litigation. Except as set forth on Schedule 3.07, (i) there shall be no actions, suits, proceedings, investigations or similar actions pending or, to the knowledge of the Borrower, threatened (in writing) against any Loan Party or any Governmental Authority with respect to the Project, any of the Project Assets or any Governmental Approval on and as of the Conversion Date, except such actions, suits, proceedings, investigations or similar actions that, if adversely determined, could not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect and (ii) there shall have been no adverse developments in any action, suit, proceeding, investigation or similar action set forth on Schedule 3.07, including, for the avoidance of doubt, issuance of an injunction, except for any such adverse developments as could not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.
(u)Punch list Items. The Administrative Agent shall have received a punch list of all work that remains pending in order to achieve Final Completion, and shall be reasonably satisfied that the Completion Reserve Account has been funded or will be funded on the Conversion Date (either with cash or through an Acceptable Letter of Credit, an Acceptable Guaranty or a combination thereof) in an amount sufficient to fund the costs of the items set forth on such punch list.
(v)Conversion Date. The Conversion Date shall have occurred (or being occurring concurrently) under the Other Term Credit Agreement.
(w)Fees and Expenses. The Borrower shall have confirmed that it has paid or has arranged for payment of all fees and expenses of any Lender, any Joint Lead Arranger, the Depositary Bank, the Agents, any Issuing Lender and the title insurer then due and payable by the Borrower pursuant to the Financing Documents.
(x)Reserved.
(y)Opinion of Counsel to the Loan Parties. A favorable bring-down opinion of Norton Rose Fulbright US LLP or another nationally-recognized law firm, federal energy regulatory counsel to the Borrower.
(z)Construction Obligations. Concurrently with the Conversion Date, the Termination Date shall occur under the Construction Credit Agreement.
(aa) Depositary Agreement; Establishment of Accounts. The Depositary Agreement shall have been executed and delivered by the parties thereto in the form attached hereto as Exhibit I (with any modifications thereto approved by the Lenders in writing), each of the Accounts shall have been established pursuant to the Depositary Agreement, and the Borrower shall have delivered a favorable opinion of Norton Rose Fulbright US LLP or another nationally-recognized law firm, special New York counsel to the Borrower, in respect of the Depositary Agreement.
(bb) Conversion Date Base Case Projections. Delivery to the Administrative Agent and each Lender of the financial model in respect of Debt Service of the Borrower and forecasting the revenues and expenditures of the Project for time periods, and based upon assumptions and methodology agreed upon by the Borrower and the Administrative Agent on or prior to the Conversion Date and meeting the Minimum Debt Service Coverage Ratios, and reflecting the most recently updated Base Case Projections (and any Prior Projection Updates) and to the extent that an event has occurred for which the most recently updated Base Case Projections were to be re-run as contemplated by Section 2.22, Section 5.20, Section 5.24, Section 5.25 or Section 5.26 of the Construction Credit Agreement or Section 2.22, Section 5.21, Section 5.22 or Section 5.27 of this Agreement, reflecting such updates notwithstanding that any time period for such re-run in any such Section may not have passed (and holding all other inputs and assumptions in the Base Case Projections constant), together with a certificate of an Authorized Officer of the Borrower stating that such projections and supporting documents were prepared in good faith by the Borrower and are based upon assumptions which the Borrower considers to be reasonable, it being understood that such Base Case Projections are not to be viewed as facts and are subject to uncertainties and contingencies, many of which are beyond the control of the Borrower, that no assurance can be given that the Base Case Projections will be realized, that actual results may differ and such differences may be material.
Section 4.03    Conditions Precedent to Issuance of Each Letter of Credit. The obligation of each Issuing Lender to Issue any Letter of Credit is subject to the receipt by the Administrative Agent and the applicable Issuing Lender of each of the following documents, and the satisfaction of the conditions precedent set forth below, each of which shall be reasonably satisfactory in form and substance to the Administrative Agent and the applicable Issuing Lender (unless waived in accordance with Section 9.02):
(a)Notice of Issuance. Delivery of a Notice of Issuance to the Administrative Agent and the applicable Issuing Lender in accordance with Section 2.03(b).
(b)Issuance Request under Other Term Credit Agreement. Delivery of a Notice of Issuance to the Administrative Agent in accordance with Section 2.03(b) of the Other Term Credit Agreement.
(c)Representations and Warranties; No Default or Event of Default. (i) The representations and warranties of the Borrower, each other Loan Party and the Pledgor set forth in each Transaction Document shall be true and correct in all material respects on and as of the date of such Issuance (or, if any such representation or warranty is expressly stated to have been made as of a specific prior date, such representation or warranty was true and correct in all material respects as of such specific prior date), both immediately prior to the proposed Issuance and after giving effect to such Issuance; provided, however, that a representation or warranty that is qualified by materiality, Material Adverse Effect or similar phrase shall be true and correct in all respects and (ii) at the time of and immediately after giving effect to such Issuance, no Default or Event of Default shall have occurred and be continuing.
(d)Conversion Date. The Conversion Date has occurred. Article V
AFFIRMATIVE COVENANTS
The Borrower covenants and agrees with the Lenders, the Issuing Lenders and the Agents that until the Termination Date:
Section 5.01    Limited Liability Company Existence; Etc.
(a)The Borrower shall, and shall cause each Loan Party to, at all times preserve and maintain in full force and effect (i) its legal existence as a limited liability company in good standing under the laws of the State of Delaware and (ii) its qualification to do business and its good standing in each jurisdiction in which the character of properties owned by it or in which the transaction of its business as conducted or proposed to be conducted makes such qualification necessary, except where the failure to so qualify could not reasonably be expected to have a Material Adverse Effect.
(b)The Borrower shall, and shall cause each Loan Party to, maintain and renew all of the powers, licenses, rights, privileges and franchises necessary for the Development and in the normal conduct of its business as conducted or proposed to be conducted (including, in the case of the Project Company, the Commonwealth of Massachusetts), except where the failure to so qualify could not reasonably be expected to have a Material Adverse Effect.
(c)The Borrower shall, and shall cause each Loan Party to: (i) comply with all organizational formalities necessary to maintain its separate and distinct existence; (ii) conduct its business solely in its own name; (iii) maintain its assets, funds and transactions, including its bank accounts, separate from those of its Affiliates; and (iv) maintain full and complete financial records separate from those of its Affiliates in accordance with Applicable Accounting Requirements.
Section 5.02    Conduct of Business. The Borrower shall, and shall cause the Project Company to, use commercially reasonable efforts to cause the Project to be constructed and completed in all material respects in accordance with the Construction Contracts, the Construction Schedule (as defined in the Construction Credit Agreement as of the Closing Date) and the Construction Budget (as defined in the Construction Credit

Agreement as of the Closing Date), in each case as adjusted or revised in accordance with this Agreement, the relevant Material Project Documents, Applicable Law and Prudent Industry Practice, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.
Section 5.03    Compliance with Laws and Obligations.
(a)The Loan Parties shall comply with, and ensure that the Project is constructed, operated and maintained in compliance with, all Applicable Laws and Governmental Approvals, including all Environmental Laws and occupational health and safety regulations, the Merchant Marine Act of 1920, 46 U.S.C. Sections 50101 et seq., and all reporting and other requirements under the FPA, applicable ISO-NE rules, and reliability standards and requirements of FERC, NERC or other applicable regional reliability entity, except such non-compliance that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect (provided, that, for the avoidance of doubt, such materiality qualifications shall not apply to any compliance with any Applicable Laws for which representations are made in Section 5.03(b) or Section 5.03(c)).
(b)Each Loan Party, Shareco or any Subsidiary of the foregoing, or any of their respective directors, employees or officers, or to the knowledge of the Borrower, any agent or representative thereof shall remain in compliance with AML Laws, Anti-Corruption Laws, Anti-Terrorism Laws or Sanctions.
(c)Borrower will maintain, and will cause each Loan Party to maintain, in effect and enforce policies and procedures designed to ensure compliance by each Loan Party and its directors, officers, employees and agents with Anti-Corruption Laws, applicable AML Laws and applicable Sanctions.
Section 5.04    Governmental Approvals.
(a)    The Borrower shall, and shall cause each Loan Party to: (i) obtain and maintain in full force and effect (or where appropriate, promptly renew in a timely manner), or cause to be obtained and maintained in full force and effect, and renewed all material Governmental Approvals (including all Governmental Approvals set forth in Schedule 3.05 of this Agreement) required by any Governmental Authority under any Applicable Law for the Development and the Borrower’s and such Loan Party’s business and operations generally, including the production, delivery and sale of electricity from the Project, in each case, at or before the time the relevant Governmental Approval becomes necessary for such purposes; and (ii) preserve and maintain all other material Governmental Approvals required by any Governmental Authority for the Development, except, in each case, where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

(b)    MBR Authority and Status as an EWG. No later than 30 days prior to the initial energization of the Project and before the date on which the Project first delivers or sells any electric energy, capacity or ancillary services (including for testing prior to commercial operation), the Borrower shall cause the Project Company to obtain MBR Authority and status as an EWG, and shall thereafter maintain such MBR Authority and status as an EWG.
Section 5.05    Maintenance of Title; Maintenance of Properties; Insurance.
(a)At all times from and after the Closing Date, except as otherwise permitted by Section 6.08, the Borrower shall, and shall cause the Project Company to, (i) maintain good and marketable title or other valid and enforceable real property and/or license or access rights in and to all material portions of the Project Site necessary for the then-current stage of the Development, and (ii) maintain at all times interests in the other material Project Assets, in either case, (x) sufficient to operate the Project in accordance in all material respects with the Material Project Documents and Prudent Industry Practices and (y) free and clear of Liens other than Permitted Encumbrances.
(b)The Borrower shall, and shall cause the Project Company to, obtain and maintain (or cause to be obtained and maintained) the insurance required to be maintained pursuant to the Insurance Program.
(c)The Borrower shall, and shall cause each Loan Party to, construct, operate, preserve, maintain and keep, or cause to be operated, maintained, preserved and kept, the Project and all of its Properties, owned, leased or otherwise possessed, in good repair, working order and condition, ordinary wear and tear excepted, substantially in accordance with the Material Project Documents, the Operating Budget (subject to the exceptions for amendments and exceedances expressly permitted in Section 5.20) and any applicable budgets provided under each Applicable LLC Agreement, and Prudent Industry Practices (except in respect of any Event of Damage or Event of Taking, following which the Borrower or such Loan Party is, to the extent permitted or required by the Financing Documents, attempting to restore, or has restored, the affected Project Asset).
Section 5.06    Keeping of Books. The Borrower shall, and shall cause each
Loan Party to, maintain an accounting and control system and books of account and other records, which together adequately reflect truly and fairly the financial condition of the Borrower and such Loan Party and the results of its operations (including the progress of the Project) in accordance in all material respects with the Applicable Accounting Requirements.
Section 5.07    Access to Records; Inspection Rights.
(a)    The Borrower shall, and shall cause each Loan Party to, permit (i) officers and designated representatives of the Independent Engineer and the Administrative Agent to visit and inspect, in the presence of representatives of the Borrower or such Loan Party, if requested by the Borrower or such Loan Party, the Properties of the Borrower or such Loan Party and, in the case of the Independent Engineer only, to witness any performance tests under the Construction Contracts and (ii) officers and designated representatives of the Independent Engineer and the Administrative Agent to examine and make copies of the books, records, accounts and documents of the Borrower or such Loan Party and to discuss the affairs, finances and accounts of the Borrower or such Loan Party with the Borrower’s or such Loan Party’s officers, employees, agents or independent accountants (subject to reasonable requirements of safety and confidentiality, including requirements imposed by Applicable Law or by contract), in each case, with reasonable advance notice to the Borrower or such Loan Party and during normal business hours of the Borrower or such Loan Party.
(b)    Notwithstanding any provision of any Financing Document to the contrary, the reasonable and documented costs and expenses of each such visit by the Independent Engineer and the Administrative Agent permitted hereby shall be borne by the Borrower; provided that, absent the occurrence and continuance of an Event of Default, (i) such visits of the Administrative Agent at the expense of the Borrower shall not occur more frequently than once per calendar year and (ii) such visits of the Independent Engineer shall not occur more frequently than once per quarter, except for additional visits that may be required during the performance tests.
Section 5.08    Payment of Taxes, Etc. The Borrower shall file, and shall
cause each of the Project Company, TE Partners, Class B Member and the Construction Pledgor to file, as and when due, all U.S. federal income Tax returns and all other material tax returns. The Borrower shall, and shall cause each Loan Party to, pay and discharge, or cause to be paid and discharged, before the same shall become delinquent: (a) all material Taxes or material levies imposed upon it or upon its Property and (b) all lawful claims that, if unpaid, might become a Lien upon its Property (other than Permitted Encumbrances); provided, however, that the Borrower and such Loan Party shall not be required to pay or discharge any such Tax or claim that is being contested in good faith and by appropriate proceedings and as to which adequate reserves are established with respect to the contested items in accordance with Applicable Accounting Requirements. The Borrower and each Loan Party shall remain for U.S. federal income tax purposes a U.S. Person or a disregarded entity of a U.S. Person.
Section 5.09    Information and Reporting Requirements. The Borrower
shall furnish to the Administrative Agent (for further distribution to the Lenders):
(a)    Financial Statements. (i) As soon as available and in any event within 150 days after the end of each Fiscal Year, the audited financial statements of the Borrower; and such audited financial statements shall be as of the end of such Fiscal Year and stating in comparative form the audited figures as of the end of and for the previous Fiscal Year, if audited financial statements were prepared for the previous Fiscal Year, prepared in accordance with Applicable Accounting Requirements, accompanied by an opinion of an independent public accounting firm of national standing, which opinion (without a qualification or exception as to the scope of such audit) shall state that such financial statements fairly present, in all material respects, the financial condition and results of operations of the Borrower as at the end of and for such Fiscal Year in accordance with Applicable Accounting Requirements, (ii) within 90 days after the end of the first three fiscal quarters of each applicable Fiscal Year (commencing with the quarter ended March 31, 2022), the unaudited balance sheet, income statement and statement of cash flows of the Borrower as of the end of such quarter, prepared in accordance with Applicable Accounting Requirements and stating in comparative form the figures for the corresponding period in the previous Fiscal Year, certified by a Financial Officer of the Borrower as fairly stating, in all material respects, the financial condition of the Borrower (subject to year-end adjustments) as at the end of such period; in the case of each of clauses (i) and (ii) above with respect to the Borrower only, together with, (A) commencing with the first complete calendar quarter following the Conversion Date, a certificate of the Financial Officer of the Borrower setting forth the DSCR for the applicable DSCR Calculation Period and associated supporting calculations, and (B) a certificate of an Authorized Officer of the Borrower stating whether, to such Authorized Officer’s knowledge, any Default or Event of Default has occurred and is continuing (and, if any such Default or Event of Default shall have occurred and is continuing, a statement setting forth the nature thereof and the steps being taken by the Borrower to remedy the same), (iii) as soon as available, the most recent annual and quarterly financial statements of each Subsidiary of the Borrower and (iv) as soon as available, the most recent annual and quarterly financial statements of each Material Project Party to the extent Borrower or any of its Subsidiaries has received copies thereof.
(b)Operating Reports. At all times after Substantial Completion, as soon as available but in any event within 30 days after the end of each fiscal quarter, quarterly operating reports substantially in the form attached as Exhibit M, which shall include (A) an analysis of the Borrower's and any of its Subsidiary's compliance or non-compliance with Environmental Laws and Governmental Approvals and (B) the status of any actions, suits, proceedings, investigations or similar actions pending against any Loan Party or any Governmental Authority with respect to the Project, any of the Project Assets or any of the Governmental Approvals set forth on Schedule 3.05, including those actions, suits, proceedings, investigations or similar actions set forth on Schedule 3.07, together with copies of any material filings made by any party in connection therewith (provided that the initial quarterly operating report shall be due within 30 days after the first full fiscal quarter following Substantial Completion and shall cover the period from Substantial Completion to the end of the first full fiscal quarter following Substantial Completion).
(c)Other. Such other data, information, certificates, reports, statements, documents and further information with respect to the condition (financial or otherwise), business, operations or performance of the Borrower, a Loan Party or the Project as the Administrative Agent or any Lender may from time to time reasonably request, in each case, to the extent such data, information, certificates, reports, statements, documents or other information has already been or is already being prepared by the Borrower or a Loan Party in the ordinary course of business. Upon the reasonable request of a Secured Party through the Administrative Agent, the Borrower shall provide the Administrative Agent and such Person with all information required by such

Person to comply with the USA PATRIOT Act (including applicable “know your customer” regulations).
Section 5.10    Notices. The Borrower shall provide to the Administrative Agent (for further distribution to the Lenders):
(a)As soon as practicable and, in any event, within 5 Business Days after the Borrower or any Loan Party obtains actual knowledge of any of the following, written notice of: (i) the occurrence of any Default or Event of Default, setting forth details with respect to such Default or Event of Default and describing any action being taken or proposed to be taken with respect thereto; (ii) the occurrence of any material Event of Damage or Event of Taking with respect to the Project; (iii) any material litigation or similar proceeding (including any material Environmental Claim or actions, suits, proceedings, investigations or similar actions pending by any Governmental Authority regarding any Taxes related to a Loan Party) affecting the Project, the Borrower or other Loan Party; (iv) any dispute, litigation, investigation or proceeding (A) that is related to or affecting the Project Company’s MBR Authority or the Project Company’s status as an EWG or (B) that reasonably could be expected to result in the rescission, termination, suspension or modification of any Part A Approval or Part B Approval, that may exist at any time between any Governmental Authority and a Loan Party; (v) the occurrence of any material force majeure event under any Material Project Document; (vi) the occurrence of any forced outage lasting longer than ten days; (vii) the occurrence of any ERISA Event; (viii) any material noncompliance with Applicable Law or a Governmental Approval; (ix) any change in the independent public accounting firm auditing the annual financial statements of the Borrower delivered pursuant to Section 5.09(a)(i); (x) any change in the annual audited financial statements of the Borrower or any opinion of the independent accounting firm delivered pursuant to Section 5.09(a)(i); (xi) any material change in the insurance coverage required to be maintained pursuant to the Insurance Program; and (xii) any other event, circumstance, development or condition that has had, or reasonably could be expected to have, a Material Adverse Effect.
(a)(i) Promptly after delivery thereof from or to a Material Project Party pursuant to a Material Project Document or within 5 Business Days after obtaining actual knowledge of, copies of all notices and other documents relating to (A) any material dispute, (B) any demand for liquidated damages in excess of $10,000,000, (C) any event of default under such Material Project Document and (D) termination of such Material Project Document and (ii) promptly after such documents become available, copies of all Additional Project Documents and material amendments of any Material Project Document (if not otherwise provided to the Administrative Agent under this Agreement) and all notices and other documents delivered to the Borrower or any Subsidiary by any Material Project Party relating to any matter described in clauses (i)(A) through (D) above, (ii) promptly upon receipt thereof by Project Company, copies of each “punch list” received under any of the Construction Contracts, (iii) promptly upon receipt thereof by Project Company, copies of each material, non-routine written communication from any Governmental Authority, including for avoidance of doubt the MDPU approval of the Anticipated PPA Amendments and (iv) promptly upon the occurrence thereof, any change in the information provided on or before the Closing Date that would result in a change to the “beneficial owners” of the Borrower as contemplated by the Beneficial Ownership Regulation.
(c)Promptly after the end of each fiscal quarter, copies of each material Governmental Approval (including all Part B Approvals) received by a Loan Party during such fiscal quarter.
(d)In connection with any transfer by a Member in accordance with Section 5.13 of Equity Contribution Agreement or any new Member Guarantor (as defined in the Equity Contribution Agreement) under the Equity Contribution Agreement, the Borrower shall promptly deliver or cause to be delivered, to the Administrative Agent (for further distribution to the Lenders) all information necessary for the Secured Parties to identify such Person in accordance with the requirements of the USA PATRIOT Act (including applicable, and uniformly applied, “know your customer” regulations), the Beneficial Ownership Regulation and all other applicable AML Laws and Anti-Terrorism Laws.
(e)(i) No later than 5 Business Days prior to each expected occurrence thereof, notice of the expected occurrence of “Taking Over” (as defined under the applicable Construction Contract) under any Construction Contract and (ii) no later than 5 Business Days prior to the expected occurrence thereof, each material performance test, start-up test or commissioning test to be performed under any Construction Contract (and, following the performance thereof, the results of such tests).
(f)Borrower shall provide to the Administrative Agent (for further distribution to the Lenders), the Depositary Bank and the Collateral Agent written notice of the occurrence of the Conversion Date promptly upon the occurrence thereof.
(g)Borrower shall provide to the Administrative Agent (for further distribution to the Lenders) and the Collateral Agent a copy of any Default Notice (as such term is defined in the Applicable LLC Agreement) promptly upon receipt thereof.
Section 5.11    Use of Proceeds.
(a)The Borrower shall use, and shall cause the Loan Parties to use, the proceeds of the Term Loans to repay the Construction Loans (as defined in the Construction Credit Agreement as of the Closing Date) on the Conversion Date.
(b)The Letter of Credit Loans shall be made solely for the purpose as contemplated by, and in accordance with, Section 2.03.
Section 5.12    Security. The Borrower shall preserve and maintain the security interests granted under the Security Documents, including taking any such action at its cost and expense to promptly discharge any Lien (other than Permitted Encumbrances) on the Collateral in which the Borrower has an interest, and undertake all actions which are necessary or appropriate to: (a) maintain the Collateral Agent’s security interest in the Collateral in which the Borrower has an interest in full force and effect at all times (including the priority thereof), and (b) preserve and protect the Collateral and protect and enforce the Borrower’s rights and title and the rights of the Collateral Agent and the other applicable Secured Parties to the Collateral in which the Borrower has an interest, including the making or delivery of all filings and recordations, the payment of all fees and other charges and the issuance of supplemental documentation requested by the Collateral Agent or the Administrative Agent.
Section 5.13    Further Assurances.    The Borrower shall execute,
acknowledge where appropriate, and deliver, and cause to be executed, acknowledged where appropriate, and delivered, from time to time promptly at the reasonable request of any Agent all such instruments and documents as are necessary or appropriate to carry out the interest and purposes of the Financing Documents, including any instruments and documents (including filings, recordings or registrations required to be filed in respect of any Security Document or assignment thereto) necessary to maintain the Collateral Agent’s perfected security interest in the Collateral (subject to Permitted Encumbrances) to the extent and in the priority required pursuant to the Security Documents.
Section 5.14    Auditors. The Borrower shall appoint and maintain either:
(a) Deloitte Touche Tohmatsu, Ernst & Young, KPMG International or PricewaterhouseCoopers; or (b) another independent certified accountant of recognized national standing reasonably acceptable to the Administrative Agent and the Required Lenders, in each case, to audit financial statements.
Section 5.15    Outside Capacity Deficiency Prepayment Date; Permitted
Capacity Downsize Option.
(a)    To the extent that the Conversion Date occurs with a Capacity Deficiency in respect of a Facility in the Project, the Borrower shall cause the Project Company to use commercially reasonable efforts to complete the construction of the portion of such Facility until the date that is twelve months after the later of (i) “COD” under and as defined in the applicable one or more PPAs for such Facility and (ii) the “Guaranteed Commercial Operation Date” under and as defined in such PPA. Any construction on such Facility shall be funded solely using amounts on deposit in the Completion Reserve Account that were allocated for such construction, Voluntary Equity Contributions and cash available for distribution from the Distribution Account upon satisfaction of the Distribution Conditions. Within 30 days following the end of each calendar month (beginning with the first full calendar month following the Conversion Date), a Construction Report prepared by the Borrower (and including any applicable construction reports under any Project Documents) on the progress of the Facility, (ii) Borrower to provide monthly construction reporting until completion or prepayment is made, and (iii) Borrower to cause Project Company to maintain all required PPA credit support during such period.

(b)If a Capacity Deficiency in respect of a Facility exists on an Outside Capacity Deficiency Prepayment Date, then the Borrower shall re-run the most recently updated Base Case Projections on such date to take into account only the Prior Projection Updates and the actual size and capacity of the constructed Project and changes to projected interest rates on an Outside Capacity Deficiency Prepayment Date, which re-run Base Case Projections shall be reasonably satisfactory to the Administrative Agent and the Required Lenders (in consultation with the Independent Engineer). To the extent that such re-run Base Case Projections demonstrate that the Term Loan Facility does not satisfy the Debt Sizing Criteria, then the Borrower shall prepay the Term Loans in an amount sufficient to cause the re-run Base Case Projections to satisfy the Debt Sizing Criteria (such prepayment amount, the “Capacity Deficiency Prepayment Amount”), which amount shall be reasonably satisfactory to the Administrative Agent and the Required Lenders (in consultation with the Independent Engineer); provided that such amount required to be prepaid on an Outside Capacity Deficiency Prepayment Date is not to exceed the Estimated Capacity Deficiency Prepayment Amount and any excess Capacity Deficiency Prepayment Amount remaining thereafter shall be prepaid in accordance with Section 3.03(a)(i)(I) of the Depositary Agreement and the applicable clause of Section 2.09.
(c)If the Project Company completes the remaining portion of each applicable Facility prior to an Outside Capacity Deficiency Prepayment Date, any Estimated Capacity Deficiency Prepayment Amount may be distributed to or by the Borrower (without regard to the satisfaction of any Distribution Conditions, so long as on or prior to such distribution date, (i) all Part A Approvals and Part B Approvals required on the part of or on behalf of the Project Company for the Project shall have been duly obtained and validly issued and shall be in full force and effect and non-appealable, (ii) the representations and warranties of each Loan Party and the Pledgor set forth in each Transaction Document shall be true and correct in all material respects on and as of such distribution date (or, if any such representation or warranty is expressly stated to have been made as of a specific prior date, such representation or warranty was true and correct in all material respects as of such specific prior date), both immediately prior to the proposed distribution and after giving effect to such distribution; (iii) no Default or Event of Default has occurred and is continuing, and (iv) certifications reasonably satisfactory in form and substance to the Required Lenders from the Borrower and the Independent Engineer demonstrating completion of such Facility, including satisfactory completion of all testing requirements under any Project Document and otherwise confirming satisfaction of all required conditions under the applicable PPAs.
Section 5.16    Project Revenues. The Borrower shall: (a) cause all Project Revenues distributed to or otherwise received by the Borrower to be deposited into the Revenue Account and (b) otherwise deposit and maintain, or cause to be deposited and maintained, all other amounts received into the Accounts in accordance with the Depositary Agreement.
Section 5.17    Insurance Proceeds and Condemnation Proceeds. Prior to the Conversion Date, all Insurance Proceeds and Condemnation Proceeds shall be applied as provided in the Construction Credit Agreement and the Construction Period Depositary

Agreement. On and after the Conversion Date, all Insurance Proceeds and Condemnation Proceeds shall be applied as provided in this Section 5.17 and in accordance with the Depositary Agreement.
(a)The Borrower shall and shall cause each Subsidiary to, to the extent of its rights under the Applicable LLC Agreements, retain and segregate from its other funds all Insurance Proceeds received following an Event of Damage and all Condemnation Proceeds received following an Event of Taking.
(b)If the Insurance Proceeds or Condemnation Proceeds result from an Event of Damage or Event of Taking that is a Minor Loss, such proceeds may be used by the Project Company (following any required consent or other authorization under each Applicable LLC Agreement) to restore or repair the Project or for other purposes not inconsistent with the terms of this Agreement.
(c)If the Insurance Proceeds or Condemnation Proceeds result from an Event of Damage or Event of Taking that is not a Minor Loss or a Major Loss, such proceeds may be used by the Project Company (following any required consent or other authorization under each Applicable LLC Agreement) to restore or repair the Project if the Project Company provides (i) a written restoration notice, including a preliminary proposed plan, budget and schedule for the applicable restoration action, within 30 days of the occurrence of the Event of Damage or Event of Taking in form and substance reasonably acceptable to the Administrative Agent (in consultation with the Independent Engineer) and (ii) a written certification that no Event of Default has occurred and is continuing or will occur as a result of such restoration or repair and that funds are available to meet the Borrower’s and each Subsidiary's obligations under the Transaction Documents while the Project is being restored or repaired.
(d)If the Insurance Proceeds or Condemnation Proceeds result from an Event of Damage or Event of Taking that is a Major Loss, such proceeds may be used by the Project Company (following any required consent or other authorization under each Applicable LLC Agreement) to restore or repair the Project if the Project Company provides (i) a written restoration notice, including a preliminary proposed plan, budget and schedule for the applicable restoration action, within 30 days of the occurrence of the Event of Damage or Event of Taking in form and substance reasonably acceptable to the Required Lenders (in consultation with the Independent Engineer) (such Required Lender approval not to be unreasonably withheld, conditioned or delayed) , (ii) a written restoration or repair plan within 60 days of the occurrence of the Event of Damage or Event of Taking in form and substance reasonably satisfactory to the Required Lenders (in consultation with the Independent Engineer) (such Required Lender approval not to be unreasonably withheld, conditioned or delayed) and (iii) a written certification that no Event of Default has occurred and is continuing or will occur as a result of such restoration or repair and that funds are available to meet the Borrower’s and each Subsidiary's obligations under the Transaction Documents while the Project is being restored or repaired.

(e)If any such proceeds remain unutilized by the Project Company (following any required consent or other authorization under each Applicable LLC Agreement) with respect to any Event of Damage or an Event of Taking that is either a Major Loss or neither a Minor Loss nor a Major Loss, and a restoration notice and, if applicable, written restoration or repair plan, have not been submitted or approved within the time periods specified in clauses (c) or (d) above, as applicable, then, in each case, the Borrower, to the extent permitted by the terms of the Applicable LLC Agreements, shall cause such remaining proceeds to be deposited into the Insurance/Condemnation and Disposition Proceeds Account to be used to prepay the principal amount of Loans pursuant to Section 2.09(b).
(f)Following receipt of written certification from the Project Company in form and substance reasonably satisfactory to the Administrative Agent (in consultation with the Independent Engineer) that restoration or repair of the Project is complete, any proceeds remaining in the Insurance/Condemnation and Disposition Proceeds Account following the application of funds required above shall be deposited into the Revenue Account to be applied as set forth in the Depositary Agreement.
Section 5.18 Decommissioning Letter of Credit. The Borrower shall cause the Parent or an Affiliate thereof (other than a Loan Party) to post a decommissioning bond or other form of financial assurance if requested by BOEM under the BOEM Lease.
Section 5.19 Permitted Swap Agreements. On or prior to the date that is 10 Business Days following the date of the initial disbursement of Construction Loans under and as defined in the Construction Credit Agreement, the Borrower shall have entered into, and (except as set forth below) at all times thereafter maintain in full force and effect, one or more Permitted Swap Agreements mitigating interest rate risks as to a notional principal amount at least equal to 75% (but no more than 105%) of the anticipated aggregate of the scheduled principal amount of the Term Loan Facility, based on the assumed 23-year amortization schedule as set forth in the Base Case Projections. The Permitted Swap Agreements shall have a termination date of the last day of such twenty three year amortization period with a mandatory break scheduled on an assumed Term Loan Maturity Date of April 30, 2031, as reflected in the Base Case Projections. Borrower shall not enter into new Permitted Swap Agreements in an aggregate notional principal amount of more than 105% of the anticipated aggregate principal amount of the Term Loans that as of the date such Permitted Swap Agreement is entered into are projected to be outstanding through the Term Loan Maturity Date. If on any Quarterly Date occurring on March 31, June 30, September 30 or December 31 of any year (provided that the first such date shall occur at least three months after the Closing Date), the notional amounts under the Permitted Swap Agreements, in the aggregate, are greater than 105% of the aggregate outstanding principal amount of the Term Loans, Borrower shall have a period of up to 60 days after the date on which such condition occurs to take such action as may be necessary to ensure that the notional amounts under such Permitted Swap Agreements, in the aggregate, are not greater than 105% of the aggregate outstanding principal amount of the Term Loans (and no breach under this Section 5.19 shall be deemed to have occurred during such 60 day period); provided that Borrower shall not have to reduce such notional amounts or take any action therefor if the notional amounts under the Permitted Swap Agreements, in the aggregate, are greater than 105% of the aggregate outstanding principal amount of the Term Loans and the transactions under such Permitted Swap Agreements are interest rate caps (as opposed to swaps or other products); provided further, that for the period from the Quarterly Date occurring at least three months after the Closing Date to the Conversion Date, such percentages shall be determined on a pro forma basis as if the anticipated Term Loan amounts used to enter into the Permitted Swap Agreements within 10 Business Days after the initial disbursement of Construction Loans were actually borrowed. Any termination of Permitted Swap Agreements undertaken pursuant to the preceding sentence of this Section 5.19 shall be on a pro rata basis among all of the Permitted Swap Agreements, according to the notional amounts then outstanding under each such Permitted Swap Agreement. All such Permitted Swap Agreements shall be documented pursuant to customary International Swaps and Derivatives Association (ISDA) agreements. The obligations of the Borrower to each counterparty to a Permitted Swap Agreement under such Permitted Swap Agreement shall be secured pari passu with the Loans pursuant to the Security Documents.
Section 5.20    Operating Budget; O&M Plan.
(a)The Borrower shall, as a condition precedent to the Conversion Date and no later than 60 days before the commencement of each calendar year thereafter, submit a proposed annual Operating Budget with respect to such calendar year (or, in the case of the first Operating Budget in respect of the period through the first full calendar year) to the Administrative Agent. A proposed annual Operating Budget shall be subject to the prior review and approval of the Administrative Agent (in consultation with the Independent Engineer) only if the proposed annual Operating Budget shows that (x) the total budgeted Operating and Maintenance Expenses for the Project for the calendar year would exceed (y) 110% of the total Operating and Maintenance Expenses for the Project in that calendar year in the most recently updated Base Case Projections; such approval shall be provided on or before the date that is 30 days prior to the end of each Fiscal Year and such approval shall not be unreasonably withheld, conditioned or delayed. Notwithstanding the foregoing, for one Operating Budget after the first Operating Budget, the Borrower, without the review and approval of the Administrative Agent, may adopt an Operating Budget where total Operating and Maintenance Expenses are up to (but do not exceed) 110% of the maximum annual Operating and Maintenance Expenses for the Project for a calendar year in the most recently updated Base Case Projections.
(b)In the event that the Operating Budget (other than the initial Operating Budget) is not approved by the Administrative Agent pursuant to Section 5.20(a) or the Borrower has not submitted a proposed annual Operating Budget in accordance with the terms and conditions herein, an operating budget including 100% of the relevant costs set forth in the Base Case Projections for the calendar year shall apply until the Operating Budget for the then current calendar year is approved. Copies of each final Operating Budget adopted shall be furnished to the Independent Engineer and the Administrative Agent promptly upon its adoption.

(c)The Borrower may from time to time adopt an amended Operating Budget for the remainder of any Fiscal Year to which such amended Operating Budget applies, and such amended Operating Budget shall be effective as the Operating Budget for the remainder of such Fiscal Year upon the consent of the Administrative Agent to such amendment (in consultation with the Independent Engineer), such consent not to be unreasonably withheld, conditioned or delayed.
(d)Notwithstanding the foregoing and without necessitating any amendment to the Operating Budget, the Borrower or the other Loan Parties may exceed the aggregate Operating and Maintenance Expenses set forth in any Operating Budget (including reasonable allowances for contingencies and working capital) (i) to the extent reasonably necessary to address any emergency situation; (ii) in respect of fixed Operating and Maintenance Expenses, by an amount not to exceed 10% of the aggregate budgeted amount of fixed Operating and Maintenance Expenses for the applicable Fiscal Year (for the avoidance of doubt, without duplication of any increase as a result of the automatic increase set forth in Section 5.20(b) and in any event excluding any Operating and Maintenance Expenses that are variable, such as amounts set forth in clause (iii)) and (iii) in respect of Operating and Maintenance Expenses that are variable, which shall reflect the actual costs incurred by the Borrower in purchasing such items.
Section 5.21    Build-Out Amount. After the Conversion Date:
(a)The Borrower shall not, and shall not permit the Project Company to, approve or consent to the calculation or determination of the Build-Out Amount in accordance with the Build-Out Agreement without the prior approval of the Administrative Agent and the Required Lenders (in consultation with the Independent Engineer), such approval not to be unreasonably withheld, conditioned or delayed.
(b)To the extent that the Project Company receives payment of any Build-Out Amount under the Build-Out Agreement in respect of any Subsequent Wind Farm and its Wind Interference Effect on the Project, the Borrower shall notify the Administrative Agent and the Lenders within five (5) days after receipt of such payment. The Borrower shall deliver to the Administrative Agent and Independent Engineer copies of the Applicable Engineer’s report delivered pursuant to Section 2.3(a) of the Build-Out Agreement, together with the Final Calculations and updated Subsequent Wind Farm Design in respect of such Build-Out Amount.
(c)The Borrower shall: (i) re-run the most recently updated Base Case Projections taking into account only (A) Prior Projection Updates, (B) the projected Wind Interference Effect on the Project in respect of such Subsequent Wind Farm as determined pursuant to the documentation delivered under clause (b) above, and (C) application of the Build-Out Amount received by the Project Company in accordance with the Financing Documents (and holding all other inputs and assumptions in such Base Case Projections constant); and (ii) shall calculate the Term Loan reduction required (if any) for such re-run Base Case Projections to demonstrate that the Construction Loan Facility (as defined in the Construction Credit Agreement as of the Closing Date) satisfies the Minimum Debt Service Coverage Ratios (the “Build-Out

Prepayment Amount”), in each case in a manner that shall be satisfactory to the Administrative Agent and the Required Lenders (in consultation with the Independent Engineer), acting reasonably.
(d)    The Borrower shall pay to the Lenders the lesser of (i) an amount equal to the Build-Out Amount received by the Borrower in respect of such Subsequent Wind Farm and its Wind Interference Effect on the Project and (ii) any Build-Out Prepayment Amount on or before the date that is five (5) Business Days after the date that such Build-Out Prepayment Amount is approved pursuant to Section 5.21(c) (the “Build-Out Prepayment Date”); provided that if the Build-Out Amount distributed to the Borrower is less than the Build-Out Prepayment Amount, any excess Build-Out Prepayment Amount remaining thereafter shall be prepaid in accordance with Section 3.03(a)(i)(G) of the Depositary Agreement and the applicable clause of Section 2.09.
Section 5.22    Tax Equity Transactions and Direct Payments.
(a)    In connection with a Permitted Tax Equity Transaction, the Borrower shall:
(i)deliver written notice thereof to the Administrative Agent not less than 30 days prior to the anticipated date on which the Borrower (or any Affiliate thereof) proposes to execute the associated Tax Equity Documents, which notice shall: (A) include an update to the most recently updated Base Case Projections reflecting only Prior Projection Updates, the terms and conditions of the proposed Permitted Tax Equity Transaction, the expected date of Substantial Completion, the expected Conversion Date, changes to projected interest rates, and calculations of any anticipated Bridge Commitment Reduction Amount, TE Commitment Reduction Amount, the TE Oversizing Amount, the Bridge Oversizing Amount, the Bridge Prepayment Amount, the TE Prepayment Amount, and the TE Term Loan Prepayment Amount (as applicable) (and holding all other inputs and assumptions in such Base Case Projections constant); (B) be accompanied by initial proposed drafts of the Tax Equity Documents; (C) if applicable, include a revised sources and uses table demonstrating that there are sufficient committed funds available to the Project Company pursuant to the Construction Credit Agreement and the Equity Contribution Agreement, together with reasonably anticipated pre-Conversion Date Project Revenues, to achieve the Conversion Date on or before the Date Certain; and (D) initial drafts of the documentation in Section 5.24(a)(vi) of the Construction Credit Agreement;
(ii)use commercially reasonable efforts to incorporate all reasonable comments to the documentation described in Section 5.22(a)(i) submitted by the Administrative Agent within ten (10) Business Days of the Administrative Agent’s receipt thereof;
(iii)deliver to the Administrative Agent not less than five Business Days prior to the anticipated date on which the Borrower (or any Affiliate thereof) proposes to execute the associated Tax Equity Documents: (i) a final update to the most recently updated Base Case Projections, reflecting only Prior Projection Updates, the terms and conditions of the Tax Equity Transaction, the expected date of Substantial Completion, the expected Conversion Date, changes to projected interest rates, and final calculations of the Bridge Commitment Reduction Amount, TE Commitment Reduction Amount, the TE Oversizing Amount, the Bridge Oversizing Amount, the Bridge Prepayment Amount, the TE Prepayment Amount, and the TE Term Loan Prepayment Amount (as applicable) (and holding all other inputs and assumptions in such Base Case Projections constant); (ii) a final sources and uses table demonstrating that there are sufficient committed funds available to the Project Company pursuant to the Construction Credit Agreement and the Equity Contribution Agreement, together with reasonably anticipated pre-Conversion Date Project Revenues, to achieve the Conversion Date on or before the Date Certain; (iii) a certificate of an Authorized Officer of the Borrower stating that such projections and supporting documents were prepared in good faith by the Borrower and are based upon assumptions which the Borrower considers to be reasonable, it being understood that such Base Case Projections are not to be viewed as facts and are subject to uncertainties and contingencies, many of which are beyond the control of the Borrower, that no assurance can be given that the Base Case Projections will be realized, that actual results may differ and such differences may be material; and (iv) substantially final drafts of the Tax Equity Documents (including as applicable, the membership interest purchase agreement, equity capital contribution agreement, limited liability company agreement, guaranties, each consent to collateral assignment in connection therewith, and other associated documents), including any agreements for which the terms and conditions thereof are reflected in the updated Base Case Projections;
(iv)promptly after execution thereof, deliver to the Administrative Agent copies of the executed Tax Equity Documents;
(v)cause Project Company to comply with the requirements set forth in Section 5.24 of the Construction Credit Agreement and, if applicable, cause the applicable Term Loan Commitments (if any) to be reduced in accordance with Section 2.07;
(vi)deliver, or cause Project Company to deliver, to the Administrative Agent (as defined in the Construction Credit Agreement as of the Closing Date) (A) and the Collateral Agent (as defined in the Construction Credit Agreement as of the Closing Date) newly executed or amended security documents (including a pledge and security agreement executed by Class B Member, substantially in the form of the security and pledge agreement delivered by the Project Company on the Closing Date) and other evidence reasonable satisfactory to the Administrative Agent that the security interests intended to be created thereunder shall have been created in favor of the Collateral Agent for the benefit of the Secured Parties and are fully registered (if applicable), perfected and in full force and effect (including the delivery of certificated membership interests and transfer powers evidencing the applicable equity interests and a proxy, and the filing of

UCC-1 financing statements) and (B) customary officer’s certificates, lien searches and legal opinions with respect to the newly executed or amended security documents to the extent reasonably requested by, and in form and substance reasonably satisfactory to, the Administrative Agent. In the event that the Class B Member is not Sponsor Partner, Borrower shall deliver an amendment to the Equity Contribution Agreement to provide for Class B Member to become party thereto and such other amendments as reasonably requested by the Administrative Agent (as defined in the Construction Credit Agreement as of the Closing Date) in connection with Class B Member becoming a direct or indirect owner of Project Company and otherwise in form and substance satisfactory to the Administrative Agent; and
(vii) on each funding date prior to the Conversion Date under the Tax Equity Documents, cause a Supplemental Sponsor Equity Contribution (as defined in the Construction Credit Agreement as of the Closing Date) to be made, which Supplemental Sponsor Equity Contribution shall be applied in accordance with Section 3.03(e)(iii) of the Construction Period Depositary Agreement.
(b)    In connection with a Permitted Direct Payment Transaction in connection with the Project to be entered into by the Borrower or any Affiliate, the Borrower shall:
(i)deliver written notice thereof to the Administrative Agent not less than 30 days prior to the anticipated date on which the Borrower (or any Affiliate thereof) proposes to close such Permitted Direct Payment Transaction or otherwise execute any Direct Payment Documents in connection therewith, which notice shall: (i) include an update to the most recently updated Base Case Projections reflecting only Prior Projection Updates, the expected or actual date of Substantial Completion, the expected or actual Conversion Date, changes to projected interest rates and the terms and conditions of the proposed Permitted Direct Payment Transaction (and holding all other inputs and assumptions in such Base Case Projections constant); and (ii) be accompanied by initial proposed drafts of any Direct Payment Documents in connection with the Permitted Direct Payment Transaction;
(ii)use commercially reasonable efforts to incorporate all reasonable comments to the documentation described in Section 5.22(b)(i) submitted by the Administrative Agent within ten (10) Business Days of the Administrative Agent’s receipt thereof;
(iii)deliver to the Administrative Agent not less than five Business Days prior to the anticipated date on which the Borrower (or any Affiliate thereof) proposes to execute the associated Direct Payment Documents for such Permitted Direct Payment Transaction: (i) a final update to the most recently updated Base Case Projections reflecting only Prior Projection Updates, the expected or actual date of Substantial Completion, the expected or actual Conversion Date, changes to projected interest rates and reflecting the terms and conditions of the Direct Payment transaction (and holding all other inputs and assumptions in such Base Case Projections constant); (ii) a certificate of an Authorized Officer of the Borrower stating that such projections and supporting documents were prepared in good faith by the Borrower and are based upon assumptions which the Borrower considers to be reasonable, it being understood that such Base Case Projections are not to be viewed as facts and are subject to uncertainties and contingencies, many of which are beyond the control of the Borrower, that no assurance can be given that the Base Case Projections will be realized, that actual results may differ and such differences may be material; and (iii) substantially final drafts of the Direct Payment Documents in connection with such Permitted Direct Payment Transaction, including any agreements for which the terms and conditions thereof are reflected in the updated Base Case Projections; and
(iv) promptly after execution thereof, deliver to the Administrative Agent copies of the executed Direct Payment Documents in connection with such Permitted Direct Payment Transaction.
Section 5.23    Specified Sale. In connection with a Specified Sale, the
Borrower shall, and shall cause the Loan Parties to: (a) provide the Administrative Agent with at least 30 days advance written notice of the closing thereof; (b) deliver to the Collateral Agent (as defined in the Construction Credit Agreement as of the Closing Date) (1) a pledge agreement substantially in the form of the Pledge Agreement delivered on the Closing Date executed by TE Partnership and (2) evidence reasonably satisfactory to the Administrative Agent (as defined in the Construction Credit Agreement as of the Closing Date) that the security interests in and to the Collateral intended to be created under such pledge agreement shall have been created in favor of the Collateral Agent (as defined in the Construction Credit Agreement as of the Closing Date) for the benefit of the Secured Parties (as defined in the Construction Credit Agreement as of the Closing Date) and are fully registered (if applicable), perfected and in full force and effect (including the delivery of certificated membership interests and transfer powers evidencing the Equity Interests in the Project Company and a proxy, and the filing of UCC-1 financing statements); and (c) deliver or cause to be delivered to the Administrative Agent (as defined in the Construction Credit Agreement as of the Closing Date) officer’s certificates, an amendment to or amendment and restatement of the operating agreement of the Project Company reflecting TE Partnership as its sole member, lien searches and legal opinions with respect to the pledge agreement of the type delivered on the Closing Date to the extent reasonably requested by, and in form and substance reasonably satisfactory to, the Administrative Agent and the Required Lenders (as such terms are defined in the Construction Credit Agreement). In the event that the TE Partnership is not TE Partners, Borrower shall deliver an amendment to the Equity Contribution Agreement to provide for TE Partnership to become party thereto and such other amendments as reasonably requested by the Administrative Agent or any Secured Party (as such terms are defined in the Construction Credit Agreement) in connection with TE Partnership becoming a direct or indirect owner of Project Company and otherwise in form and substance satisfactory to the

Administrative Agent, the Collateral Agent and the Required Lenders (as such terms are defined in the Construction Credit Agreement).
Section 5.24    Equator Principles and Compliance Monitoring. Borrower shall (a) provide, beginning with the first three full calendar months following the Closing
Date and in a scope and format reasonably satisfactory to the Lenders, at least quarterly during the construction period and at least annually during the operating period, a report from the Project Company and the Independent Engineer documenting the Project Company’s and the
Project’s compliance with the requirements of the Equator Principles, Environmental Laws and Governmental Approvals (including the conditions of the COP Approval) applicable to the Project Company or the Project, and provide copies to the Lenders of (i) all reports provided to BOEM pursuant to the COP Approval (July 15, 2021) and 30 C.F.R. § 585.633(b),
the Memorandum of Agreement among the Bureau of Ocean Energy Management, the Massachusetts State Historic Preservation Officer, Vineyard Wind, LLC and the Advisory
Council on Historic Preservation Regarding the Vineyard Wind I Offshore Wind Energy Project, Lease Area OCS-A 0501, Offshore Massachusetts (April 26, 2021), and all material summary reports to the National Marine Fisheries Service pursuant to the Biological Opinion dated September 11, 2020, as may be amended, and the Incidental Harassment Authorizations for the Project dated May 21, 2021 and July 21, 2021, as may be extended or reissued, and (ii) all new material reporting requests and requirements required by BOEM; provided that the Lenders and the Independent Engineer may, after review, request additional summary information from the Project Company to ensure compliance with the Equator Principles, (b) cause Project Company to comply in all material respects with the Equator Principles to the extent the Equator Principles apply to the Project Company and the Development, (c) cause Project Company to maintain and satisfy the requirements of the Equator Principles Action Plan as set forth in Schedule 5.24 of this Agreement prior to the start of major offshore construction activities, and in any event by April 1, 2022, and (d) supply, and cause Project Company to supply, such available information and confirmation by the Independent Engineer and take all actions reasonably requested by the Lenders in connection with the Lenders’ reporting obligations under the Equator Principles, and Borrower hereby consents to reporting of the Project name and other information pursuant to Annex B of the Equator Principles.
Section 5.25    Final Lien Waivers. The Borrower shall deliver to the Administrative Agent all final waivers of liens received by Borrower or by any Subsidiary from any counterparty to any Construction Contract in accordance with the applicable provisions thereof.
Section 5.26    Final Completion. The Borrower shall cause the Project Company to cause Final Completion to be achieved.
Section 5.27    Fall-Back WTGs . If, after the Conversion Date, the Project Company elects to utilize “Fall-Back WTGs” (as defined in the TSA) or otherwise receives a

Wind Turbine Type Certificate for the Primary WTGs that does not align with the assumptions for the Primary WTGs set forth in the Base Case Projections, then the Borrower shall: (a) rerun the most recently updated Base Case Projections on the date of such election or receipt of such Wind Turbine Type Certificate to take into account only Prior Projection Updates and necessary updates to assumptions therein (including with respect to the expected actual size and capacity of the constructed Project) resulting from the use of “Fall-Back WTGs” (as defined in the TSA) or non-conforming Wind Turbine Type Certificate (and holding all other inputs and assumptions in such Base Case Projections constant); and (b) calculate the Term Loan reduction required (if any) for such re-run Base Case Projections to demonstrate that the Term Loan Facility satisfies the Debt Sizing Criteria (the “Type Certificate Prepayment Amount”), in each case in a manner that shall be reasonably satisfactory to the Administrative Agent and the Required Lenders (in consultation with the Independent Engineer). To the extent that such re-run Base Case Projections demonstrate that the Term Loan Facility does not satisfy the Debt Sizing Criteria, then a mandatory prepayment of Term Loans equal to the Type Certificate Prepayment Amount shall be made using payments received by Project Company from the Turbine Supplier as compensation for the turbines failing to be certified at a 13.6 MW level (for power mode) and Borrower shall make each such prepayment promptly upon receipt of distributions of its share of each such amount; provided that, if the amount distributed to the Borrower following receipt by the Project Company from the Turbine Supplier is less than the Type Certificate Prepayment Amount, and any excess Type Certificate Prepayment Amount remaining thereafter shall be prepaid in accordance with Section 3.03(a)(i)(H) of the Depositary Agreement and the applicable clause of Section 2.09.
Section 5.28    MPDU Approval. Borrower covenants and agrees that MDPU approval of the Anticipated PPA Amendments shall be obtained and be final and non-appealable on or before February 28, 2022, as such date may be extended with the consent of the Administrative Agent to the extent that the Borrower has provided reasonably satisfactory evidence that such MDPU approval is forthcoming.
Section 5.29    Service and Maintenance Agreement Extension. The Borrower shall, in considering whether to cause Project Company to exercise the right to extend the term of the SMA (in accordance with its terms), at all times act in accordance with Prudent Industry Practices, taking into account (without limitation) the performance of the Turbines prior to that point, the conduct of the Turbine Supplier, any contractual arrangements offered by the Turbine Supplier in mitigation of any performance issues with the Turbines (including an extension of the defects notification period), the benefits to the Project provided by the warranties and indemnification provisions under the SMA, forecast Operating and Maintenance Expenses, the expected value of transitioning operation to a Qualified Operator and the views of the Independent Engineer.
Section 5.30    A Finding of No Material Modification to the LGIA from ISO-NE. Borrower shall, and shall cause Project Company to, use commercially reasonable efforts to secure a finding of no material modification of the Interconnection Agreement under the ISO-NE Tariff, Schedule 22, § 4.4 with respect to the change of turbine supplier, synchronous condensers, and selection of a 13MW turbine model no later than July 31, 2022. Borrower shall, and shall cause Project Company to, use commercially reasonable efforts to secure a finding of no material modification of the Interconnection Agreement under the ISO-NE Tariff, Schedule 22, § 4.4 with respect to selection of the certified 13.6 MW turbine model no later than December 31, 2022. The dates set forth in this Section 5.30 may be extended with the consent of the Administrative Agent acting at the direction of the Required Lenders to the extent that the Borrower has provided reasonably satisfactory evidence that ISO-NE’s final determination is forthcoming.
Section 5.31    Delivery of Title Endorsement and As-Built Survey. Within 90 days following the Conversion Date, the Borrower shall cause the following to be delivered to the Administrative Agent: (a) a Record Matters Endorsement to the Title Policy containing an updated title and lien search issued by the Title Company showing no additional title exceptions or other matters except Permitted Encumbrances and otherwise in form and substance reasonably acceptable to Administrative Agent, and (b) an as built ALTA survey dated no earlier than 30 days prior to the date of delivery thereof to Administrative Agent, which survey shall delineate the location of all improvements pertaining to the Project and constructed on the Onshore Project Site, and shall otherwise be prepared in accordance with, and meet the requirements of, the “Survey” delivered pursuant to Section 4.01(l)(ii) of the Construction Credit Agreement.
Section 5.32    Distributions under each Applicable LLC Agreement. To the extent permitted under each Applicable LLC Agreement and any other operating agreement of any Subsidiary of the Borrower, on each distribution date thereunder or on such other date as may be permitted under each Applicable LLC Agreement and any other operating agreement of any Subsidiary of the Borrower, the Borrower shall, and shall cause each of its Subsidiaries to, distribute to Borrower all cash available for distribution to Borrower or any such Subsidiary in accordance with the relevant Applicable LLC Agreement and any other operating agreement of any Subsidiary of the Borrower, less reserves established (x) in accordance with the Applicable LLC Agreements and any other operating agreement of any Subsidiary of the Borrower and (y) Prudent Industry Practices.
Section 5.33    Control Option. Promptly upon any exercise of any Control Option, Borrower shall deliver evidence reasonably satisfactory to the Administrative Agent that the security interests in and to the Collateral intended to be created under the security interests in the Construction Pledgor and the Sponsor Partner have been created in favor of the Collateral Agent for the benefit of the Secured Parties and are fully registered (if applicable), perfected and in full force and effect (including the delivery of new certificated membership interests and transfer powers evidencing the Equity Interests in the Borrower and a proxy, and the filing of UCC-3 amendment financing statements), together with copies of all amendments to the Applicable LLC Agreement and other documentation executed in connection with such exercise.

Section 5.34    Option Agreements. The Required Lenders shall receive notice of any "Material Breach" and any "Notice of Exercise" delivered or received under any Applicable LLC Agreement or any Option Agreement (as defined in the Applicable LLC Agreement). In the event that Borrower has any right to exercise any option to purchase any Equity Interests under any Option Agreement (as defined in the Applicable LLC Agreement), Borrower shall receive the prior written consent of the Required Lenders before taking any action pursuant to the Option Agreement (as defined in the Applicable LLC Agreement), unless: (a) the Borrower designates an Affiliate (but not a Loan Party) to exercise its rights, to assume any liabilities and to fully perform its obligations to acquire the Equity Interests in the CI II Pledgor and the CI III Pledgor (including that such Affiliate and not any Loan Party shall make all payments in connection therewith); and (b) such exercise would not result in a Default or Event of Default.
Section 5.35    NMFS Biological Opinion. The Borrower covenants and agrees that NMFS shall complete on or prior to January 31, 2022 the reinitiated consultation process under the federal Endangered Species Act as contemplated in its letter dated July 22, 2021 regarding the original biological opinion issued on September 11, 2020 in respect of the Project, and a new biological opinion has been or will be issued on or prior to January 31, 2022, which new biological opinion does not require any material modification of or impose any material limitation on the Project or its mitigation measures, as such January 31, 2022 date may be extended with the consent of the Administrative Agent acting at the direction of the Required Lenders to the extent that the Borrower has provided reasonably satisfactory evidence that such biological opinion is forthcoming.
Section 5.36    Reserved.
Section 5.37    Push Out Election. In the event Shareco receives a notice of final partnership administrative adjustment that would, with the passing of time, result in an "imputed underpayment” as that term is defined in Section 6225 of the Code imposed on Shareco, Borrower shall, or shall cause Shareco, as applicable, in each case to the extent it is able (and shall otherwise not prevent), within thirty (30) days after the date of such notice to (x) timely elect pursuant to Section 6226 of the Code to make inapplicable to Shareco, the requirement in Section 6225 of the Code to pay the “imputed underpayment” as that term is used in that section, (y) comply with all of the requirements and procedures required in connection with such election and (z) provide evidence of such election to Administrative Agent.
Article VI
NEGATIVE COVENANTS
The Borrower covenants and agrees with the Lenders, the Issuing Lenders and the Agents that until the Termination Date:

Section 6.01    Fundamental Changes. The Borrower shall not, and shall not permit Shareco or any Loan Party to, (a) amend, modify in any respect or terminate, or agree to or permit any such amendment or modification of such Person’s certificate of formation or limited liability company agreement if the result of such amendment or modification could reasonably be expected to have an adverse effect on the Lenders or their rights or remedies under the Financing Documents, and shall not terminate or agree to or permit any termination of, such Person’s certificate of formation or limited liability company agreement, (b) change its name, legal form or jurisdiction of organization, (c) enter into any transaction of merger or consolidation or plan of division or any analogous arrangement, (d) liquidate, windup or dissolve itself, (e) acquire all or any substantial part of the assets or any class of stock of (or other Equity Interest in) any other Person (other than Permitted Investments) and (f) other than in connection with a Permitted Tax Equity Transaction, the Control Option and the Option Agreements (as defined in the Applicable LLC Agreement), issue any additional membership interests, or have outstanding any subscription agreements, warrants, rights or options to acquire any limited liability company interests of whatever type.
Section 6.02    Subsidiaries. The Borrower shall not, and shall not permit any Subsidiary to, create, acquire or permit to exist any Subsidiaries other than as exist as of the Closing Date or in connection with any Specified Sale or Permitted Tax Equity Transaction, or become a limited partner or general partner in any partnership or venturer in any joint venture.
Section 6.03    Indebtedness; Guarantees. The Borrower shall not, and shall not permit any Loan Party to, create, incur, assume or suffer to exist or otherwise become liable with respect to any Indebtedness, other than Permitted Indebtedness.
Section 6.04    Liens, Etc. The Borrower shall not, and shall not permit any Loan Party to, create, incur, assume or suffer to exist any Lien upon or with respect to any of its Properties, assets or revenues of any character (including accounts receivables) whether now owned or hereafter acquired, or assign any Accounts or other right to receive income, other than any such Lien, assignment or right that would constitute a Permitted Encumbrance, and shall not consent to the Pledgor creating, incurring assuming or suffering to exist any Liens upon or with respect to the Pledged Collateral, other than any Lien permitted under the Pledge Agreement.
Section 6.05    Investments, Advances, Loans. The Borrower shall not, and shall not permit any Loan Party to, make any advance, loan or extension of credit to, or make any acquisitions of or investments (whether by way of transfers of Property, contributions to capital, acquisitions of stock, securities, evidences of indebtedness or otherwise) in, or purchase any stock, bonds, notes, debentures or other securities of, any other Person, other than (a) acquisitions of or investments in Permitted Investments and extensions of credit in the nature of deposits, prepayments, accounts receivable, notes receivable or other similar accounts arising from the grant of trade credit in the ordinary course of business, (b) the

Permitted Capacity Sales Agreements, (c) Specified Foreign Exchange Transactions, (d) Subsequent Capital Contributions and (e) other equity contributions or loans from a Loan Party to a Subsidiary or loans to the CIP Partner in connection with the Development contemplated or permitted to be made in accordance with the Applicable LLC Agreement, so long as any such contributions or loans made by Borrower to any Subsidiary are made with the proceeds of any Voluntary Equity Contribution or cash on deposit in an Account that would otherwise be payable as a Restricted Payment.
Section 6.06    Business Activities. The Borrower shall not, and shall not permit any Loan Party to, at any time conduct any activities other than those related to the Development as contemplated by the Transaction Documents and any activities incidental to the foregoing.
Section 6.07    Restricted Payments. The Borrower shall not, and shall not permit any Subsidiary of the Borrower to, declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, except:
(a)    after the Conversion Date, as set forth in Section 3.03(f)(i) of the Depositary
Agreement, to the extent that all of the following conditions have been satisfied (as certified by an Authorized Officer of the Borrower in a certificate delivered to the Administrative Agent) (the “Distribution Conditions”):
(i)the Conversion Date has occurred and the first scheduled principal payment of the Term Loans has been made;
(ii)no Default or Event of Default shall have occurred and be continuing or would result from such Restricted Payment;
(iii)the Borrower has satisfied a DSCR for the DSCR Calculation Period ending on the most recently occurring Quarterly Date, of at least 1.15:1.00 and setting out its calculations thereof;
(iv)the Debt Service Reserve Account shall be fully funded (either with cash, through an Acceptable Letter of Credit, an Acceptable Guaranty or a combination thereof) in an amount at least equal to the then-applicable Debt Service Reserve Required Amount;
(v)in the event that a Capacity Deficiency in respect of any Facility exists on the Conversion Date, the Borrower is in compliance with the covenants set forth in Section 5.15 and (A) the Project Company has completed construction of such Facility in accordance with the applicable PPAs and (1) the size of such Facility is equal to the “Expected Nameplate Capacity” (as defined under the applicable PPAs) or (2) all applicable Capacity Deficiency Damages (as defined in the applicable PPAs) have been paid and all applicable liquidated damages under the applicable PPAs have been paid, or (B) the Borrower has prepaid the Term Loans pursuant to Section 5.15 and all applicable Capacity Deficiency Damages (as defined in the applicable PPAs) have been paid and all applicable liquidated damages under the applicable PPAs have been paid; and
(vi) the funds necessary to make any such Restricted Payment are on deposit in the Distribution Account as of the date of such proposed Restricted Payment and are otherwise available to be withdrawn from the Distribution Account on such date in accordance with the terms and conditions of the Depositary Agreement;
(b)prior to the Conversion Date, Restricted Payments made in accordance with Section 6.07 of the Construction Credit Agreement.
(c)amounts withdrawn from the Capacity Deficiency Reserve Account in accordance with 3.03(h)(ii)(B) of the Depositary Agreement or amounts withdrawn from the Multi-Purpose Payment Account in accordance with Section 3.03(i)(i)(B) or 3.03(i)(ii)(B) of the Depositary Agreement;
(a)Permitted Cash Collateral Returns;
(d)on the Conversion Date in accordance with the terms of the Construction Period Depositary Agreement;
(e)any Subsidiary of the Borrower may make Restricted Payments to the Borrower or any other Subsidiary of the Borrower;
(f)TE Partners may make Restricted Payments to any tax equity investor pursuant to the terms of the applicable Tax Equity Documents;
(g)Shareco shall be permitted to make Restricted Payments to its members as set forth in the Shareco LLCA;
(h)Sponsor Partner shall be permitted to make Restricted Payments to its members as set forth in the Sponsor Partner LLC Agreement;
(i)Construction Pledgor shall be permitted to make Restricted Payments to its members as set forth in the Construction Pledgor LLCA; and
(j)(i) Prior to the Conversion Date, provided that no Default or Event of Default has occurred and is continuing, there are sufficient committed funds (after giving pro forma effect to such distribution) available to the Project Company pursuant to the Construction Credit Agreement and the Equity Contribution Agreement, together with reasonably anticipated pre-Conversion Date Project Revenues. to achieve the Conversion Date on or before the Date Certain (as confirmed by the Independent Engineer), and any Reasonable Assurances remain in full force and effect in any applicable required amount in respect of a Direct Payment, proceeds of any Direct Payment or Tax Equity Transaction that does not provide a Construction Bridge Take Out or a Bridge Take Out; and (ii) from and after the Conversion Date, provided that no Default or Event of Default has occurred and is continuing, and any Reasonable Assurances remain in full force and effect in any applicable required amount in respect of a Direct Payment, proceeds of any Direct Payment or Tax Equity Transaction that does not provide a Bridge Take Out.
Section 6.08    Asset Dispositions. The Borrower shall not, and shall not
permit any Loan Party to, convey, sell, lease, transfer or otherwise dispose of, in one transaction or a series of transactions, all or any part of the Project Assets in excess of $10,000,000 per year in the aggregate and $50,000,000 in the aggregate since the Closing Date, which transaction or transactions shall be on an arm’s-length basis for cash consideration and cannot be reasonably expected to materially and adversely affect the construction, operation or maintenance of the Project. Notwithstanding the foregoing, the Borrower and Project Company shall be entitled to convey, sell, assign, lease, transfer or otherwise dispose of: (a) sales of capacity, emission allowances and credits, energy, RECs, environmental attributes, ancillary services and other services in accordance with the Project Documents or in the ordinary course of business; (b) obsolete or worn out assets or assets no longer used or useful in its business (including any interest in any construction laydown or access area that is no longer necessary for the construction of the Project); (c) grants of easements or similar real property interests in respect of the Project’s electrical interconnections pursuant to the terms of the Material Project Documents, (d) sales or discounts without recourse of accounts receivable arising in the ordinary course of business in connection with the compromise or collection thereof, (e) liquidations, sales or other dispositions of Permitted Investments, and (f) non-ordinary course asset sales of the Project Assets not exceeding $40,000,000 in the aggregate until the Termination Date. This Section 6.08 shall not limit the consummation of a Specified Sale or a Permitted Tax Equity Transaction.
Section 6.09    Accounting Changes. The Borrower shall not, and shall not
permit any Subsidiary to, change its Fiscal Year or make any other significant change in accounting treatment and reporting practices except (a) as required or permitted by Applicable Accounting Requirements and Applicable Law or (b) changes in accounting estimates (e.g. asset useful lives) that would change such Person's projected pre-tax income by less than $10,000,000 in any calendar year.
Section 6.10    Change Orders; Amendments to Material Project
Documents. The Borrower shall not, and shall cause each Loan Party not to:
(a)    without the prior written consent of the Required Lenders (such consent not to be unreasonably withheld, conditioned or delayed) enter into any Change Order or pay any claim arising pursuant to any Construction Contract; provided, that the Borrower may, and may cause the Loan Parties to, without the consent of the Required Lenders, enter into any Change

Order or pay any claim under any Construction Contract, if the Borrower certifies to the Administrative Agent that:
(i)any related changes to the amounts payable under such Construction Contract will have a value below $25,000,000 individually and, with all prior Change Orders made or claims paid under all Construction Contracts, below $149,000,000 in the aggregate;
(ii)after giving effect to such Change Order, the Conversion Date is reasonably expected to occur on or prior to the Date Certain;
(iii)there are sufficient committed funds available to the Project Company pursuant to the Construction Credit Agreement and the Equity Contribution Agreement, together with reasonably anticipated pre-Conversion Date Project Revenues, to achieve the Conversion Date on or before the Date Certain, including after giving effect to such Change Order;
(iv)such Change Order does not consent to the assignment of any Construction Contract or any guarantee in respect of a Construction Contract,
(v)such Change Order does not change in any material respect any minimum performance guaranty or other guarantee levels;
(vi)such Change Order does not change in any material respect any warranties, liquidated damages or limits on any of the foregoing;
(vii)such Change Order does not change any milestone date in any Construction Contract that the Project Company or the applicable Material Project Party thereto is required to achieve beyond the Date Certain; and
(viii)such Change Order is technically feasible and, after taking into account the changes contemplated in such Change Order, the Project will be in compliance with the provisions of, and the Project Company will be able to satisfy the material obligations under, the Material Project Documents and all Governmental Approvals.
provided further, that the Borrower may, and may cause the Loan Parties to, with the consent of the Administrative Agent, enter into any such Change Order or pay any such claim, if the Borrower makes the certification in preceding clauses (ii) and (iii) with respect to such Change Order or claim;
(b)    amend, modify, supplement, consent, approve, waive in any respect or terminate, or agree to or permit any amendment, modification, supplement, consent, approval, waiver or (except at the end of its term in accordance with its terms and not related to any default thereunder) termination of, or grant any waiver of material and timely performance of, or agree to the assignment or transfer (except pursuant to the Security Documents) of the rights or obligations of Project Company or any Project Party to, any Material Project Document unless:
(i)in the case of any amendment to or modification of a Construction Contract, such amendment or modification is adopted in compliance with the requirements described in Section 6.10(a);
(ii)(x) in the case of an amendment, modification or waiver to or under a Key Project Document (other than as specified in clause (v)), the Required Lenders shall have provided their consent (not to be unreasonably withheld, conditioned or delayed) or such amendment or modification is of an administrative or otherwise immaterial nature or (y) in the case of an amendment, modification or waiver to or under any other Material Project Document, the Borrower certifies to the Administrative Agent and the Lenders that such amendment, modification, waiver, termination or assignment could not reasonably be expected to have a Material Adverse Effect;
(iii)(x) in the case of a termination of any Material Project Document (other than a Key Project Document), the Project Company (A) shall have entered into a replacement Material Project Document within 180 days (or, in the case of any Key Project Document, 120 days) after the termination with substantially similar or terms more economically favorable to the Project Company than the Material Project Document it replaces and substantially similar or more favorable non-economic terms (taken as a whole) than the Material Project Document it replaces, as confirmed by the Required Lenders (such confirmation not to be unreasonably withheld, conditioned or delayed) with a replacement Material Project Party of a comparable or better standing than the Material Project Party it replaces, as confirmed by the Required Lenders (such confirmation not to be unreasonably withheld, conditioned or delayed) and (B) solely if the termination occurs prior to the Conversion Date, shall have caused such replacement agreement to become subject to the Liens granted under the Security Documents (as defined in the Construction Credit Agreement as of the Closing Date) and, if applicable, delivered or caused to be delivered a Consent to Assignment from each replacement Material Project Party under such replacement agreement to the extent that the original Material Project Party had previously delivered a Consent to Assignment, or (y) in the case of any termination of a Key Project Document, the Project Company (A) shall have entered into a replacement Key Project Document within 120 days after the termination in form and substance reasonably satisfactory to the Required Lenders (such approval not to be unreasonably withheld, conditioned or delayed) and (B) solely if the termination occurs prior to the Conversion Date, shall have caused such replacement agreement (which shall be assignable as Collateral) to become subject to the Liens granted under the Security Documents (as defined in the Construction Credit Agreement as of the Closing Date) and, if applicable, delivered or caused to be delivered a Consent to Assignment from each replacement Material Project Party under such replacement agreement;

(iv)in the case of a termination of the O&M Agreement or Management Services Agreement, the Project Company shall have entered into a Replacement Affiliate Contract and (solely if the termination occurs prior to the Conversion Date) associated Consent to Assignment and the Borrower certifies to the Administrative Agent and the Lenders that such termination (after giving effect to the execution and delivery of the Replacement Affiliate Contract) could not reasonably be expected to have a Material Adverse Effect;
(v)in the case of an amendment, modification or waiver to the Construction Pledgor LLC Agreement or Sponsor Partner LLC Agreement that amends, modifies or waives, or has the effect of amending, modifying or waiving Section 3.4(a), 3.4(b), 3.4(c), 3.6, 5.1, 8.7(b), 9.2, 9.3, 9.4 9.5, 10.1(d), 11.1 or 11.2 of the Construction Pledgor LLC Agreement or Sponsor Partner LLC Agreement, the Supermajority Lenders shall have provided their consent; provided that, no such consent shall be required in connection with a waiver granted to facilitate a Transfer (as defined in such Applicable LLC Agreement) that would not otherwise result in a Default or Event of Default under this Agreement; or
(vi)otherwise consented to by the Required Lenders, such consent not to be unreasonably withheld, conditioned or delayed; and
(c)enter into any Additional Project Document (other than any BOP O&M Agreement, which shall be subject to Section 6.10(e)) unless (i) solely if the Additional Project Document is entered into prior to the Conversion Date, such Additional Project Document is assignable as Collateral (as defined in the Construction Credit Agreement as of the Closing Date) and is subject to the Liens granted under the Security Documents (as defined in the Construction Credit Agreement as of the Closing Date) and the Project Company has used commercially reasonable efforts to deliver a Consent to Assignment from each Project Party under such Additional Project Document in form and substance reasonably satisfactory to the Administrative Agent (as defined in the Construction Credit Agreement as of the Closing Date) and the Collateral Agent (as defined in the Construction Credit Agreement as of the Closing Date) and (ii) the entry into such Additional Project Document has been consented to by the Required Lenders, such consent not to be unreasonably withheld, conditioned or delayed;
(d)consent, or permit Project Company to consent, to the assignment to Shareco of additional agreements, or to the inclusion of additional contracts as “Shared Contracts” under the Shareco LLCA, other than the “Shared Contracts” specified in the Shareco LLCA as of the Closing Date, without the prior written consent of the Required Lenders; or
(e)enter into any BOP O&M Agreement unless (i) prior to the Conversion Date such BOP O&M Agreement is assignable as Collateral (as defined in the Construction Credit Agreement) and is subject to the Liens (as defined in the Construction Credit Agreement) granted under the Security Documents (as defined in the Construction Credit Agreement) and the Project

Company has used commercially reasonable efforts to deliver a Consent to Assignment (as defined in the Construction Credit Agreement) from each Project Party under such BOP O&M Agreement in form and substance reasonably satisfactory to the Administrative Agent (as each are defined in the Construction Credit Agreement) and the Collateral Agent (as defined in the Construction Credit Agreement) and (ii) the Independent Engineer has delivered to the Administrative Agent (for further delivery to the Lenders) prior confirmation in writing (which shall be reasonably satisfactory to the Administrative Agent as each are defined in the Construction Credit Agreement) that (A) such BOP O&M Agreement is consistent with the operations and maintenance strategy described in the final reports of the Independent Engineer delivered pursuant to Section 4.01 and (ii) all costs expected to be incurred by Borrower in connection with such BOP O&M Agreement are consistent with the most recently updated Base Case Projections.
Section 6.11    Transactions with Affiliates. The Borrower shall not, and shall not permit any Loan Party to, directly or indirectly enter into any transaction or series of related transactions with or for the benefit of an Affiliate (including guarantees and assumptions of obligations of an Affiliate), except (i) where such terms are no less favorable, taken as a whole, to the Borrower or such Loan Party than would be obtained in a comparable arm’s-length transaction with a Person that is not an Affiliate, (ii) each of the Material Project Documents with Affiliates in effect on the Closing Date and set forth on Schedule 6.11 (the “Approved Affiliate Contracts”), (iii) equity contributions to a Loan Party, or loans between Loan Parties, in each case, in connection with the Development and contemplated or permitted to be made in accordance with the Applicable LLC Agreement or (iv) a Replacement Affiliate Contract.
Section 6.12    Accounts. The Borrower shall not open, maintain or instruct any other Person to open any bank accounts other than the Accounts, the Permitted Local Accounts, escrow or similar accounts established to hold mitigation or trust funds required by the terms of permits for the Project and accounts described in clauses (o) and (p) of the definition of Permitted Encumbrances.
Section 6.13    Hedging Agreements. The Borrower shall not, and shall not permit Shareco or any Loan Party to, enter into any Hedging Agreements except any of the following: Permitted Swap Agreements, Permitted FX Swap Agreements (as defined in the Construction Credit Agreement as of the Closing Date) (prior to the Conversion Date), Specified Foreign Exchange Transactions, and, in the case of Project Company, Permitted Capacity Sales Agreements and any agreement (including any guarantee, credit sleeve or similar agreement) providing credit support for any Permitted Capacity Sales Agreements.
Section 6.14    Tax Matters.
The Borrower shall not, and shall not permit any Loan Party to, take any affirmative action (including the filing of an Internal Revenue Service Form 8832 electing to be classified as an association taxable as a corporation) to be treated as other than a disregarded entity or a partnership for U.S. federal, state or local income tax purposes.
Section 6.15    AML Laws, Anti-Corruption Laws, Anti-Terrorism Laws and Sanctions. The Borrower shall:
(a)not request any Borrowing or Issuance, and the Borrower shall not use and shall procure that its directors, officers, employees, Affiliates and agents shall not use, directly or indirectly, the proceeds of any Borrowing or Issuance, or lend, contribute or otherwise make available such proceeds to any Subsidiary, other Affiliate, joint venture partner or other Person, (A) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, AML Laws or Anti-Terrorism Laws, (B) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, or involving any goods originating in or with a Sanctioned Person or Sanctioned Country, or (C) in any manner that would result in the violation of any Sanctions by any Person (including any Person participating in the transactions contemplated hereunder, whether as underwriter, advisor, lender, investor or otherwise); and
(b)not fund all or part of any repayment under the Loans out of proceeds derived from transactions which would be prohibited by AML Laws, Anti-Terrorism Laws, Anti-Corruption Laws or applicable Sanctions or would otherwise cause any Person to be in breach of any of the foregoing.
Section 6.16    Tax Equity Transaction; Direct Payment. The Borrower shall not enter into, or permit any Loan Party to enter into, any Tax Equity Transaction in connection with the Project except a Permitted Tax Equity Transaction. The Borrower shall not (or permit any Loan Party or Affiliate to) enter into a Direct Payment transaction in connection with the Project except a Permitted Direct Payment Transaction. The Borrower shall not sell or otherwise monetize, any tax credits or other tax benefits, or permit any Loan Party to sell or otherwise monetize any tax credits or other tax benefits in connection with the Project, other than pursuant to a Permitted Direct Payment Transaction or a Permitted Tax Equity Transaction.
Section 6.17    Margin Stock. Borrower shall not, and shall not permit any Loan Party to, directly or indirectly apply any part of the proceeds of any Loan or other credit extension hereunder to the purchasing or carrying of any margin stock within the meaning of Regulations T, U or X of the Federal Reserve Board, or any regulations, interpretations or rulings thereunder.
Section 6.18    Burdensome Agreements. Borrower shall not, and shall not permit any Loan Party to, enter into or permit to exist any contractual arrangement that limits the ability of any Subsidiary to make Restricted Payments to the Borrower or to otherwise transfer property to the Borrower, except for: (a) restrictions existing under or by reason of this Agreement or any other Financing Document; (b) the Shareco LLCA, the Sponsor Partner LLC Agreement, the Construction Pledgor LLC Agreement and any other agreement or instrument in effect on the Closing Date, and any replacement thereof that is entered into on an arm’s-length basis and, taken as a whole, is no more restrictive that the agreement or instrument it replaces; (c) any Tax Equity Document in connection with a Permitted Tax Equity Transaction; and (d) restrictions existing under or by reason of applicable Law, regulation or similar restriction or by any Governmental Approval.
Section 6.19    Design. Other than in connection with the exercise of a Permitted Capacity Downsize Option or pursuant to amendments or modifications to the Construction Contracts entered into in compliance with Section 6.10, prior to the Conversion Date, the Borrower shall not, and shall not permit any Loan Party to, change in any material respect the design, specifications, scope or nature of the Project. Prior to the Conversion Date, the Borrower shall not, and shall not permit any Loan Party to, elect to exercise a Permitted Capacity Downsize Option in respect of a Facility in the Project unless the Project Company shall have paid to the offtakers under the applicable PPAs damages for the remaining Capacity Deficiency on such date and shall have decreased the size of such Facility by up to 25%, in each case, in accordance with the terms of such PPAs and made the applicable mandatory prepayment required in accordance with Section 2.09.
Section 6.20    Hazardous Substances. The Borrower shall not, and shall not permit any Loan Party to, Release or allow the Release into the environment of any Hazardous Substances in violation of or non-compliance with any Environmental Law or Governmental Approval, or in a manner, quantity or location, in each case, that would reasonably be expected to result in a Material Adverse Effect, or store, treat or dispose or allow the storage, treatment or disposal of any Hazardous Substances at, on or under any Project Site, except for the storage, treatment or disposal of Hazardous Substances in accordance in all material respects with Environmental Laws and Governmental Approvals.
Section 6.21    Litigation. The Borrower shall not, and shall not permit any Loan Party to, without the prior written consent of the Administrative Agent and the Required Lenders (such consent not to be unreasonably withheld or delayed), settle, waive or compromise any material litigation, arbitration or administrative proceedings, the amount or effect of which is in excess of $10,000,000 per event, other than in respect of any actions permitted pursuant to Section 6.10.
Section 6.22    ERISA. The Borrower shall not, and shall not permit any Subsidiary to, establish, maintain, contribute to or become obligated to contribute to any Pension Plan or Multiemployer Plan.
Section 6.23    Buyout Option. To the extent that the Class B Member has the option to purchase the interests of any tax equity investor pursuant to the TE Partnership

LLC Agreement, Borrower shall not, and shall cause the Class B Member not to, exercise any such purchase option unless the terms and conditions thereof are reasonably satisfactory to the Required Lenders or the purchase price will be paid with Voluntary Equity Contributions, cash available for distribution from the Distribution Account upon satisfaction of the Distribution Conditions or funds otherwise available from indirect owners of the Project Company that are not Loan Parties (and Borrower certifies that Borrower or Class B Member has sufficient cash to pay such purchase price).
Section 6.24    Capital Expenditures. Prior to the Conversion Date,
Borrower shall, and shall Project Company to, comply with Section 6.23 of the Construction Credit Agreement. From and after the Conversion Date, Borrower shall not, and shall not permit any Loan Party to, make any Capital Expenditures except (a) as provided in the Operating Budget, (b) Required Capital Expenditures, (c) Capital Expenditures contemplated by Section 5.17, (d) Capital Expenditures made pursuant to the Material Project Documents, or (e) otherwise to the extent funded with the proceeds of any Voluntary Equity Contribution or cash on deposit in an Account that would otherwise be payable as a Restricted Payment (but only to the extent such Capital Expenditures and any related work undertaken in connection therewith would not reasonably be expected to have a Material Adverse Effect)
Section 6.25    Permitted Capacity Downsize Option. The Borrower shall
not, and shall not permit the Project Company to, elect to exercise any Permitted Capacity Downsize Option (a) prior to the Conversion Date, unless Project Company complies with the requirements under Section 5.25 of the Construction Credit Agreement, (b) on the Conversion Date, in accordance with the requirements of this Agreement and (c) after the Conversion Date.
Article VII
EVENTS OF DEFAULT
Section 7.01    Events of Default. Each of the following events shall
constitute an “Event of Default”:
(a)    Borrower Payments. The Borrower shall fail to pay when due: (i) any principal of any Loan, or any Reimbursement Obligation in respect of any Letter of Credit Disbursement, in each case, when and as the same shall become due and payable, whether at the due date thereof or, in the case of payments of principal due at a date fixed for prepayment thereof, at a date fixed for prepayment thereof; (ii) any interest on any Loan or any fee payable under this Agreement or under any other Financing Document when and as the same shall become due and payable, and such failure shall continue unremedied for a period of five Business Days; or (iii) any other amount (other than an amount referred to in clause (i) or (ii) of this Section 7.01(a)) payable under this Agreement or under any other Financing Document when and as the same shall become due and payable, and, solely in the case of this clause (iii), such failure shall continue unremedied for a period of 10 Business Days after the Administrative Agent has given written notice to the Borrower thereof; or
(b)Reserved; or
(c)Misrepresentation. Any representation or warranty made by, or on behalf of, any Loan Party or the Pledgor in this Agreement or any other Financing Document to which it is a party, or in any certificate or other document furnished to any Secured Party by such Loan Party or Pledgor in accordance with the terms hereof and thereof, shall prove to have been false or misleading in any material respect as of the time made, confirmed or furnished; provided that such misrepresentation or such false statement shall not constitute an Event of Default if such condition or circumstance is (i) susceptible to cure, (ii) the facts or conditions giving rise to such misstatement are cured in such a manner as to eliminate such misstatement within 30 days after the earlier of the Administrative Agent giving written notice thereof to such Pledgor or Loan Party or such Loan Party and the Pledgor having obtained knowledge thereof and (iii) such facts and circumstances could not reasonably be expected to result in a Material Adverse Effect during the pendency of such cure period; provided, further, that, if such condition or circumstance is not capable of remedy within such 30-day period, such 30-day period shall be extended to a total period of 60 days so long as (x) such Default is susceptible to cure, (y) such Loan Party or Pledgor commences and is diligently pursuing a cure and (z) such extension of time could not be reasonably expected to result in a Material Adverse Effect and there is no existing Material Adverse Effect arising from such facts or circumstances; or
(d)Covenants. (i) Any Loan Party shall fail to observe or perform any covenant or agreement contained in (A) Section 5.03(b), Section 5.10(a)(i), Section 5.15(b), Section 5.17(e), Section 5.21(d) or Section 5.27 or (B) Article VI, (ii) any Loan Party shall fail to observe or perform any covenant, condition or agreement contained in Section 5.05(b), and in the case of this clause (ii) such failure shall continue unremedied for a period of five Business Days after the earlier of (A) written notice thereof from the Administrative Agent or any Lender and (B) the Loan Parties having obtained knowledge thereof, or (iii) any Loan Party or the Pledgor shall fail to observe or perform any other covenant, condition or agreement under the Financing Documents, and in the case of this clause (iii) such failure shall continue unremedied for a period of 30 days after the earlier of (A) written notice thereof from the Administrative Agent or any Lender and (B) the Loan Parties or Pledgor having obtained knowledge thereof; provided that, in the case of this clause (iii) if such failure is not capable of remedy within such 30-day period, such 30-day period shall be extended to a total period of 60 days so long as (x) such Default is susceptible to cure, (y) a Loan Party or Pledgor commences and is diligently pursuing a cure and (z) such extension of time could not be reasonably expected to result in a Material Adverse Effect and there is no existing Material Adverse Effect arising from such facts or circumstances; or
(e)Indebtedness. (i) Any Loan Party shall fail to make any payment (whether of principal of, interest on, or premium or make-whole amount in respect of, and regardless of amount) in respect of any Indebtedness of the Loan Party (including Indebtedness under the

Permitted Swap Agreements but excluding other Indebtedness under the Financing Documents) that is outstanding in an aggregate principal amount (or notional principal amount) of at least $20,000,000 beyond any period of grace with respect thereto, or (ii) any Loan Party is in default in the performance of or compliance with any term of any evidence of Indebtedness of the Loan Party (including Indebtedness under the Permitted Swap Agreements but excluding other Indebtedness under the Financing Documents) in an aggregate outstanding principal amount (or notional principal amount) of at least $20,000,000, and as a consequence of such default such Indebtedness has become, or has been declared, due and payable or otherwise prepaid in full (whether by redemption, purchase, offer to purchase or otherwise), before its stated maturity; or
(f)Involuntary Proceeding. An involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking (i) liquidation, reorganization or other relief in respect of any Subject Party or its debts, or of a substantial part of its assets, under any Debtor Relief Law or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for any Subject Party or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for a period of 60 or more days or an order or decree approving or ordering any of the foregoing shall be entered; provided that no Event of Default shall occur as a result of such circumstance in respect of a Subject Party that is a Material Project Party to the extent that (i) such Subject Party shall have reaffirmed its obligations in respect of the applicable Material Project Document pursuant to the applicable Debtor Relief Laws and is continuing to perform (or cause to be performed) its obligations thereunder, (ii) the Project Company shall have entered into a replacement Material Project Document in accordance with the requirements set forth in Section 6.10(b)(iii) (notwithstanding that there may be no applicable termination) with an alternative Subject Party, in each case, within 180 days (or, in the case of any Key Project Document, 120 days) after the commencement of such involuntary proceeding or petition or (iii) in the case of the Turbine Supplier, each of the Guaranty (TSA) and the Guaranty (SMA) shall remain in full force and effect, each of Turbine Supplier and Turbine Guarantor shall have reaffirmed its obligations in respect of the applicable Material Project Document pursuant to the applicable Debtor Relief Laws, and is continuing to perform (or cause to be performed) its obligations under the TSA and SMA and there is no material breach or default under each of the Guaranty (TSA) and the Guaranty (SMA) of any covenant or other obligation therein; or
(g)Voluntary Proceeding. Any Subject Party shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Debtor Relief Law, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (f) of this Section 7.01, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for such Subject Party or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding or (v) make a general assignment for the benefit of creditors; provided that no Event of Default shall occur as a result of such circumstance in respect of a Subject Party that is a Material Project Party to the extent that (i) such Subject Party shall have reaffirmed its obligations in respect of the applicable Material

Project Document pursuant to the applicable Debtor Relief Laws and is continuing to perform (or cause to be performed) its obligations thereunder, (ii) the Project Company shall have entered into a replacement Material Project Document in accordance with the requirements set forth in Section 6.10(b)(iii) (notwithstanding that there may be no applicable termination) with an alternative Subject Party, in each case, within 180 days (or, in the case of any Key Project Document, 120 days) after the commencement of such voluntary proceeding or petition or (iii) in the case of the Turbine Supplier, each of the Guaranty (TSA) and the Guaranty (SMA) shall remain in full force and effect, each of Turbine Supplier and Turbine Guarantor shall have reaffirmed its obligations in respect of the TSA and SMA pursuant to the applicable Debtor Relief Laws, and is continuing to perform (or cause to be performed) its obligations under the TSA and SMA and there is no material breach or default under each of the Guaranty (TSA) and the Guaranty (SMA) of any covenant or other obligation therein; or
(h)Inability to Pay Debts when Due. Any Subject Party shall become unable, admit in writing its inability or fail generally to pay its debts as they become due; provided that no Event of Default shall occur as a result of such circumstance in respect of a Subject Party that is a Material Project Party to the extent that (i) such Subject Party shall have reaffirmed its obligations in respect of the applicable Material Project Document pursuant to the applicable Debtor Relief Laws and is continuing to perform (or cause to be performed) its obligations thereunder, (ii) the Project Company shall have entered into a replacement Material Project Document in accordance with the requirements set forth in Section 6.10(b)(iii) (notwithstanding that there may be no applicable termination) with an alternative Subject Party, in each case, within 180 days (or, in the case of any Key Project Document, 120 days) after the commencement of such inability or failure to pay or (iii) in the case of the Turbine Supplier to the extent that in the case of the Turbine Supplier, each of the Guaranty (TSA) and the Guaranty (SMA) shall remain in full force and effect, each of Turbine Supplier and Turbine Guarantor shall have reaffirmed its obligations in respect of the TSA and SMA pursuant to the applicable Debtor Relief Laws, and is continuing to perform (or cause to be performed) its obligations under the TSA and SMA and there is no material breach or default under each of the Guaranty (TSA) and the Guaranty (SMA) of any covenant or other obligation therein; or
(i)Judgments. Any final non-appealable judgment or order (i)(A) for the payment of money in excess of $20,000,000 in the aggregate (which is not covered by insurance where the insurer has accepted coverage) shall be rendered against a Loan Party or the Pledgor or (B) providing non-monetary relief that has had or could reasonably be expected to have a Material Adverse Effect, and (ii) that has not been discharged, bonded, dismissed or stayed within 90 days of the date of entry of any such judgment; or
(j)Liens. Any Security Document: (i) is revoked, terminated or otherwise ceases to be in full force and effect (except in accordance with its terms and not related to any default thereunder), or the enforceability thereof shall be challenged by any Loan Party or the Pledgor; (ii) ceases to provide (to the extent permitted by Applicable Law and to the extent required by the Financing Documents) a first priority (subject to Permitted Encumbrances)

perfected Lien on material assets purported to be covered thereby in favor of the Collateral Agent, free and clear of all other Liens (other than Permitted Encumbrances); or (iii) becomes unlawful; or
(k)ERISA. An ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan which has resulted or is reasonably be expected to result in liability of the Borrower or any Subsidiary to the Pension Plan, Multiemployer Plan or the PBGC in an aggregate amount that could reasonably be expected to have a Material Adverse Effect; or
(l)Change of Control. Any Change of Control shall occur; or
(m)Financing Documents. Any Financing Document (other than a Permitted Swap Agreement) or any material provision of any Financing Document (other than a Permitted Swap Agreement) (i) is declared by a court of competent jurisdiction to be illegal or unenforceable, (ii) ceases to be valid and binding or in full force and effect or is materially Impaired (in each case, except in accordance with its terms and not related to any default thereunder) or (iii) is terminated or repudiated in writing by any party other than a Lender, an Issuing Lender, the Depositary Bank or an Agent; or
(n)Material Project Documents.
(i)Any Material Project Document (or any term, covenant or agreement set forth therein) at any time for any reason ceases to be valid and binding or in full force and effect or shall be Impaired (in each case, except at the end of its term in accordance with its terms and not related to any default thereunder) and such event or circumstance could reasonably be expected to have a Material Adverse Effect; provided that, such event or circumstance shall not give rise to an Event of Default if, within 180 days (or, in the case of any Key Project Document (other than an Applicable LLC Agreement), 120 days) of the occurrence of such event or circumstance, the Project Company replaces such Material Project Document (other than an Applicable LLC Agreement) with a replacement agreement in accordance with the requirements of Section 6.10(b)(iii) (notwithstanding that there may be no applicable termination); or
(ii)(A) the Project Company, Shareco, any Loan Party, any Affiliate of the Project Company or any Material Project Party shall default in the performance or observance of any covenant or agreement contained in, or (B) any other default (other than those described in clause (i) above) shall arise under, any Material Project Document (other than an Applicable LLC Agreement) to which it is a party, and in either such case such default has had or could reasonably be expected to have a Material Adverse Effect; provided that, in each case, a default by the Project Company, Shareco, any Loan Party, any Affiliate of the Project Company or a Material Project Party under such Material Project Document (other than an Applicable LLC Agreement) shall not give rise to an Event of Default under this clause (ii) if, within 180 days (or, in the case of any Key Project

Document, 120 days) of such default, the Project Company, Shareco, such Affiliate of the Project Company or such Material Project Party (as applicable) cures such default or the Project Company replaces such Material Project Document (other than an Applicable LLC Agreement) with a replacement agreement in accordance with the requirements of Section 6.10(b)(iii) (notwithstanding that there may be no applicable termination); provided that no Event of Default shall occur as a result of such circumstance in respect of the Turbine Supplier to the extent that in the case of the Turbine Supplier, each of the Guaranty (TSA) and the Guaranty (SMA) shall remain in full force and effect, each of Turbine Supplier and Turbine Guarantor shall have reaffirmed its obligations in respect of the applicable Material Project Document (other than an Applicable LLC Agreement), and is continuing to perform (or cause to be performed) its obligations under the TSA and SMA and there is no material breach or default under each of the Guaranty (TSA) and the Guaranty (SMA) of any covenant or other obligation therein;
(iii)(A) The removal of the Class B Member as the managing member under the TE Partnership LLC Agreement or (B) any event shall occur whereby the Borrower or any of its Subsidiaries is disenfranchised from exercising (either directly or indirectly through any manager or other representative) managerial control, influence or voting rights under an Applicable LLC Agreement; or
(iii)any Loan Party or any Affiliate of any Loan Party shall default in the performance or observance of any covenant or agreement contained in or any other default of any material provision shall arise under any Applicable LLC Agreement to which it is a party and such default has had or could reasonably be expected to have a Material Adverse Effect; provided that a default shall not give rise to an Event of Default under this clause (iv) if, within 120 days of such default, the applicable Loan Party or Affiliate thereof cures such default.
(o)Energy Regulatory Status. (i) The Project Company shall lose its MBR Authority; or (ii) the Project Company shall lose its status as an EWG and become subject to, or not otherwise exempt from, regulation under PUHCA, and such loss of status could reasonably be expected to have a Material Adverse Effect; or
(p)Event of Abandonment; Loss Event. The Project suffers an Event of Abandonment or a total Condemnation or the destruction of the Project or substantially all of the Project Assets; or
(q)Governmental Approvals. Any Part A Approval or, after issuance thereof, Part B Approval shall be Impaired or materially and adversely modified by the Governmental Authority having jurisdiction, and such Impairment or material and adverse modification could be reasonably expected to have a Material Adverse Effect and such revocation, cancellation or material and adverse modification shall continue unremedied for 30 days from such revocation, cancellation or material and adverse modification provided that such 30-day period shall be extended to a total period of 60 days so long as (x) such condition is susceptible to cure, (y) such a cure is diligently being pursued and (z) such extension of time is not reasonably expected to result in a Material Adverse Effect or exacerbate an existing Material Adverse Effect; or
(r)    Credit Agreements. Prior to the Conversion Date: (i) any “Event of Default”
under and as defined in the Construction Credit Agreement shall have occurred and be continuing: (ii) any “Event of Default” under and as defined in the Other Term Credit Agreement shall have occurred and be continuing: or (iii) any Commitments (as defined in the Other Term Credit Agreement) under the Financing Documents (as defined in the Other Term Credit Agreement) have been reduced or cancelled (other than as set forth in Section 2.07(a) of the Other Term Credit Agreement), unless on or prior to the reduction or cancellation of any such commitments, they have been fully replaced with an alternative source of funds that is acceptable to the Supermajority Lenders.
Section 7.02    Remedies. Upon the occurrence and during the continuance
of any Event of Default and at any time thereafter during the continuance of such Event of Default, the Administrative Agent may, and at the request of the Required Lenders shall, take any or all of the following actions, at the same or different times: (i) terminate the Commitments in whole or in part, and thereupon the Commitments shall terminate immediately; (ii) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall become due and payable immediately, and the Borrower shall deposit cash collateral in respect of all or any portion of the Letter of Credit Exposure of each Class if required pursuant to Section 2.03(i), in each case, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; (iii) direct the Collateral Agent to exercise the rights and remedies available to the Secured Parties under and in accordance with the provisions of the Financing Documents and Applicable Law; and (iv) enter into possession of the Project and perform or cause to be performed any and all work and labor necessary to complete the Project or to operate and maintain the Project, and all sums expended by the Administrative Agent in so doing, together with interest on such total amount at the rate set forth in Section 2.11(c), shall be repaid by the Borrower to the Administrative Agent upon demand and shall be secured by the Financing Documents, notwithstanding that such expenditures may, together with amounts advanced under this Agreement, exceed the amount of the Commitments; in case of any Event of Default with respect to the Borrower described in clause (f) or (g) of Section 7.01, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other obligations of the Borrower, shall automatically become due and payable, and cash collateral pursuant to Section 2.03(i) shall automatically be required, in each case, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower. Upon the occurrence and during the continuance of any Event of Default, in addition to the exercise of remedies set forth above, each Secured Party shall be entitled to exercise the rights and remedies available to such Secured Party under and in accordance with the provisions of the other Financing Documents to which it is a party or any Applicable Law. For the avoidance of doubt, the provisions of this Section 7.02 are not intended to modify or limit any provision of any Permitted Swap Agreement.
Section 7.03    Application of Funds. After the exercise of remedies provided for in Section 7.02 (or after the Loans have automatically become immediately due and payable or cash collateral pursuant to Section 2.03(i) shall automatically be required as set forth in Section 7.02), any amounts received on account of the Obligations shall, subject to the provisions of Section 2.18, be applied or cause to be applied by the Administrative Agent in the order set forth in Section 3.06(a) of the Depositary Agreement.
Article VIII
THE AGENTS
Section 8.01    Appointment, Powers and Immunities.
(a)    Each Lender and each Issuing Lender hereby irrevocably appoints and authorizes Banco Santander, S.A., New York Branch to act as its Administrative Agent under the Financing Documents with such powers as are expressly delegated to the Administrative Agent by the terms of the Financing Documents, together with such actions and powers as are reasonably incidental thereto. Each Lender and each Issuing Lender hereby irrevocably appoints and authorizes MUFG Union Bank, N.A. to act as its Collateral Agent under the Financing Documents with such powers as are expressly delegated to the Collateral Agent by the terms of the Financing Documents, together with such actions and powers as are reasonably incidental thereto. Each Lender and each Issuing Lender hereby directs the Administrative Agent and Collateral Agent to appoint and authorize JPMorgan Chase Bank, N.A. to act as the Depositary Bank under the Financing Documents with such powers as are expressly delegated to the Depositary Bank by the terms of the Financing Documents, together with such actions and powers as are reasonably incidental thereto (and each Lender and Issuing Lender expressly acknowledges and consents to the indemnification obligations owed by it to the Depositary Bank as set forth in the Depositary Agreement). The provisions of this Article VIII are solely for the benefit of the Administrative Agent, the Collateral Agent, the Depositary Bank, the Lenders, the Issuing Lenders and the Permitted Swap Counterparties, and neither the Borrower nor any other Loan Party shall have rights as a third-party beneficiary of any of such provisions. It is understood and agreed that the use of the term “agent” herein or in any other Financing Documents (or any other similar term) with reference to the Administrative Agent, Collateral Agent or Depositary Bank is not intended to connote and shall not connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any Applicable Law. Instead such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties. Each Agent, by executing this Agreement, hereby accepts such appointment. The

Depositary Bank shall be an express third-party beneficiary of the provisions of this Article VIII as set forth herein and shall be entitled to benefit from the rights designated to it herein and enforce the obligations of the Lenders or other Secured Parties owed to it hereunder.
(b)In furtherance of the foregoing, Administrative Agent, each of the Lenders and each of the Issuing Lenders hereby irrevocably appoint and authorize Collateral Agent to act as the agent of (and to hold any security interest created by the Security Documents for and on behalf of or as agent for) the Administrative Agent, the Lenders and the Issuing Lenders for purposes of acquiring, holding, perfecting and enforcing any and all Liens on the Collateral granted by the Borrower and the Pledgor to secure any of the Obligations, together with such powers as are reasonably incidental thereto. The Collateral Agent, in such capacity (and any co-agents, subagents and attorneys-in-fact appointed by the Administrative Agent or the Collateral Agent for purposes of holding or enforcing any Lien on any Collateral granted under the Security Documents, or for exercising any rights and remedies thereunder at the direction of the Administrative Agent or Collateral Agent), shall be entitled to the benefits of all provisions of this Article VIII (and Section 9.03 to the same extent as “Agent” thereunder) as if set forth in full herein with respect thereto (and such provisions shall, as the context may require, inure to the benefit thereof). Additionally, every covenant and obligation contained in the Financing Documents and necessary to the exercise or performance thereof by Collateral Agent shall run to and be enforceable by any of the Administrative Agent or Collateral Agent. Should any instrument in writing from the Borrower or Pledgor be required by the Collateral Agent or any such co-agents, sub-agents and attorneys-in-fact for more fully and certainly vesting in and confirming to it such rights, powers, privileges and duties, such Person shall execute, acknowledge (or shall cause to be executed and acknowledged) and deliver any and all such instruments promptly upon request by Administrative Agent or Collateral Agent, as applicable.
(c)Each of the Administrative Agent and Collateral Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Financing Document by or through any one or more sub-agents appointed by it. The Administrative Agent, Collateral Agent, and any of their sub-agents may perform any and all of their respective duties and exercise their respective rights and powers by or through their respective Related Parties. Administrative Agent and Collateral Agent are authorized on behalf of all the Lenders and Issuing Lenders, without the necessity of any notice to or further consent from the Lenders or the Issuing Lenders, from time to time to permit any co-agents, sub-agents and attorneys-in-fact appointed by such person to take any action with respect to any Collateral or the Financing Documents which may be necessary to perfect and maintain perfected the Liens upon any Collateral granted pursuant to any Security Document. The exculpatory provisions of this Article VIII, as well as all other indemnity and expense reimbursement provisions of this Agreement (including Section 9.03), shall apply to any such sub-agent and to the Related Parties of Administrative Agent, Collateral Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein. Neither the Administrative Agent nor Collateral Agent shall be responsible for the negligence or misconduct of any sub-agent except to the extent that a court of competent jurisdiction determines in a final and nonappealable judgment that Administrative Agent or Collateral Agent, as applicable, acted with gross negligence or willful misconduct in the selection of such sub-agents.
(d)The Collateral Agent hereby appoints Administrative Agent, each Lender and each Issuing Lender as its agent (and Administrative Agent, each Lender and each Issuing Lenders hereby accepts such appointment) for the purpose of perfecting Collateral Agent’s Liens in assets which, in accordance with Article 8 or Article 9, as applicable, of the UCC can be perfected by possession or control. Should Administrative Agent, any Lender or any Issuing Lender obtain possession or control of any such Collateral, such Person shall notify Collateral Agent thereof and, promptly upon Collateral Agent’s request therefor, shall deliver possession or control of such Collateral to Collateral Agent or in accordance with Collateral Agent’s instructions.
(e)Each Lender that is a Permitted Swap Counterparty or which has an Affiliate that is a Permitted Swap Counterparty for itself, and on behalf of any such Affiliate, in its capacity as a Permitted Swap Counterparty, irrevocably appoints and authorizes Collateral Agent to act as its Collateral Agent under the Financing Documents with such powers as are expressly delegated to Collateral Agent by the terms of the Financing Documents, together with such other powers as are reasonably incidental thereto. In this regard, the Collateral Agent (i) shall not have any duties or responsibilities except those expressly set forth in this Agreement or any other Financing Documents, (ii) shall not be a trustee for or fiduciary of any Permitted Swap Counterparty or have any fiduciary or other implied or express obligations arising under agency doctrine of any applicable law and (iii) shall be entitled to all of the indemnities, rights and protections granted to the Collateral Agent under this Agreement or any other Financing Documents; provided that each Permitted Swap Counterparty’s ratable indemnity obligations shall be calculated based on the termination payment that would result if all Permitted Swap Agreements were terminated on the date such indemnity obligations are owing. Each Lender that is a Permitted Swap Counterparty or which has an Affiliate that is a Permitted Swap Counterparty for itself, and on behalf of any such Affiliate, in its capacity as a Permitted Swap Counterparty, irrevocably appoints and authorizes Collateral Agent (as defined in the Construction Credit Agreement) to act as its Collateral Agent (as defined in the Construction Credit Agreement) under the Financing Documents (as defined in the Construction Credit Agreement) with such powers as are expressly delegated to Collateral Agent (as defined in the Construction Credit Agreement) by the terms of the Financing Documents (as defined in the Construction Credit Agreement), together with such other powers as are reasonably incidental thereto.
Section 8.02    Rights as a Lender. Each Person serving as an Agent or Depositary Bank hereunder or under any other Financing Document shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not an Agent or Depositary Bank, and the term “Lender” shall, unless otherwise expressly indicated or unless the context requires otherwise, include such Person serving as such Agent or Depositary Bank hereunder in its capacity as Lender. Such Person and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for, and generally engage in any kind of business with, any Loan Party or any subsidiary or other Affiliate thereof as if such Person were not an Agent hereunder and without any duty to account therefor to the Secured Parties.
Section 8.03    Exculpatory Provisions.
(a)    No Agent or the Depositary Bank shall have any duties or obligations except those expressly set forth herein and in the other Financing Documents, and its duties hereunder shall be ministerial and administrative in nature. Without limiting the generality of the foregoing, no Agent or the Depositary Bank:
(i)shall be subject to any fiduciary or other implied duties, regardless of whether a Default or Event of Default has occurred and is continuing;
(ii)shall have any duty to take any action that requires judgment or to exercise any powers requiring judgment, except, with respect to the Administrative Agent those discretionary rights and powers expressly contemplated hereby or by the other Financing Documents or that any Agent or the Depositary Bank, as applicable, is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Financing Documents) or by the Administrative Agent, as the case may be; provided that no Agent or the Depositary Bank shall be required to take any action that, in its opinion or the opinion of its counsel, may expose such Agent or the Depositary Bank, as applicable, to liability or that is contrary to any Financing Document or Applicable Law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law or that may affect a forfeiture, modification, or termination of property of a Defaulting Lender in violation of any Debtor Relief Law; and
(iii)shall not, except as expressly set forth herein and in the other Financing Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to any Loan Party or any of its Subsidiaries or other Affiliates that is communicated to or obtained by the Person serving as such Agent or Depositary Bank, as applicable, or in either case any of its Affiliates in any capacity.
(b)    No Agent or the Depositary Bank shall be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as such Agent shall believe in good faith shall be necessary, under the circumstances as provided in Section 7.02 and Section 9.02(b)) or by the Administrative Agent, as the case may be, or (ii) in the absence of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction in a final and non-appealable judgment.
(c)    No Agent shall be deemed to have knowledge of any Default or Event of Default unless and until written notice describing such Default or Event of Default is given to such

Agent by the Borrower or a Secured Party. If any Agent obtains actual knowledge of a Default or Event of Default or receives such notice, such Agent shall give prompt notice thereof to each of the Secured Parties. Upon the occurrence of a Default or Event of Default, each Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders. Unless and until any Agent shall have received such direction, such Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to any such Default or Event of Default as it deems advisable in the best interest of the Secured Parties. In no event shall any Agent be required to comply with any such directions to the extent that such Agent believes that its compliance with such directions would be unlawful.
(d)    No Agent or the Depositary Bank shall be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Financing Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default or Event of Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Financing Document or any other agreement, instrument or document or the creation, perfection or priority of any Lien purported to be created by the Security Documents, (v) the value or the sufficiency of any Collateral or (vi) the satisfaction of any condition set forth in Article IV or elsewhere herein or therein, other than to confirm receipt of items expressly required to be delivered to such Agent.
Section 8.04    Reliance by Agents. Each Agent and the Depositary Bank
shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed or sent or otherwise authenticated by the proper Person. Each Agent and the Depositary Bank also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, or the issuance, extension, renewal or increase of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or an Issuing Lender, the Administrative Agent may presume that such condition is satisfactory to such Lender or Issuing Lender unless the Administrative Agent shall have received notice to the contrary from such Lender or Issuing Lender prior to the making of such Loan or the issuance of such Letter of Credit. Each Agent and the Depositary Bank may consult with legal counsel (who may be counsel for the Loan Parties), financial advisors, insurance consultants, environmental consultants, independent accountants and any other advisors, consultants or experts selected by it for any purpose deemed advisable to it relating to or in connection with this Agreement, the other Financing Documents and the transactions contemplated hereby or thereby, and such Agent or the Depositary Bank, as applicable, shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants, advisors, consultants or experts. Each Agent and the Depositary Bank at any time may solicit written confirmatory instructions from the Required Lenders (and, in addition, Collateral Agent may at any time solicit written confirmatory instructions from the Administrative Agent) as to any action that it may be requested or required to take, or that it may propose to take, in the performance of any of its rights or obligations under this Agreement or the Financing Documents.
Section 8.05    Delegation of Duties. Each Agent and the Depositary Bank may perform any and all of its duties and exercise its rights and powers hereunder or under any other Financing Document by or through any one or more sub-agents appointed by such Agent or the Depositary Bank, as applicable. Each Agent, the Depositary Bank and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article VIII shall apply to any such sub-agent and to the Related Parties of each Agent, the Depositary Bank and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as such Agent or the Depositary Bank, as applicable. No Agent or the Depositary Bank shall be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of a competent jurisdiction determines in a final and non-appealable judgment that such Agent or the Depositary Bank, as applicable, acted with gross negligence or willful misconduct in the selection of such sub-agents.
Section 8.06    Resignation; Removal.
(a)    Each Agent may resign at any time by notifying the Secured Parties and the Borrower, no later than 30 days prior to the effective date of such resignation. Each Agent may be removed upon 30 days’ prior notice (the “Removal Effective Date”) by the Required Lenders for such Agent’s gross negligence or willful misconduct. Upon receipt of any such notice of resignation or upon any such removal, the Required Lenders shall have the right, with, unless an Event of Default has occurred and is continuing, the consent of the Borrower (such consent not to be unreasonably withheld or delayed), to appoint a successor. If no such successor shall have been so appointed by the Required Lenders, and, unless an Event of Default has occurred and is continuing, approved by the Borrower, and shall have accepted such appointment within 30 days after the retiring Agent gives notice of its resignation (or such earlier day as shall be agreed by the Required Lenders) (the “Resignation Effective Date”), then the retiring Agent may (but shall not be obligated to), on behalf of the Secured Parties, appoint a successor Agent, which shall be a Lender with an office in New York, New York, an Affiliate of a Lender or a financial institution with an office in New York, New York having a combined capital and surplus that is not less than $500,000,000, or otherwise petition any court of competent jurisdiction for the appointment of a successor Agent. Whether or not a successor has been appointed, such resignation shall become effective in accordance with such notice on the Resignation Effective Date, or such removal shall become effective in accordance with such notice on the Removal Effective Date, as applicable.

(b)With effect from the Resignation Effective Date or the Removal Effective Date (as applicable) (i) the retiring (or retired) or removed Agent shall be discharged from its duties and obligations hereunder and under the other Financing Documents and (ii) except for any indemnity payments owed to the retiring (or retired) or removed Agent, all payments, communications and determinations provided to be made by, to or through such Agent shall instead be made by or to each Secured Party directly, until such time, if any, as the Required Lenders appoint a successor Agent as provided for above. Upon the acceptance of a successor’s appointment as Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring or removed Agent (other than any rights to indemnity payments owed to the retiring (or retired) or removed Agent), and the retiring or removed Agent shall be discharged from all of its duties and obligations hereunder or under the other Financing Documents. The fees payable by the Borrower to a successor Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the retiring or removed Agent’s resignation or removal hereunder and under the other Financing Documents, the provisions of this Article VIII and Section 9.03 shall continue in effect for the benefit of such retiring (or retired) or removed Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring (or retired) or removed Agent was acting as such Agent.
(c)Notwithstanding anything in any Financing Document to the contrary, to the extent that any Non-Voting Lender holds Loans or Commitments, no such Non-Voting Lender, in its capacity as Lender, may act to remove any Person acting as Agent or Depositary Bank.
Section 8.07    Lender Acknowledgments; Non-Reliance on Agents and Other Lenders. Each Secured Party party hereto acknowledges that it has, independently and without reliance upon the Depositary Bank, any Agent or any other Secured Party, or any of their respective Related Parties, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Secured Party also acknowledges that it will, independently and without reliance upon the Depositary Bank, any Agent or any other Secured Party, or any of their respective Related Parties, and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Financing Document or any related agreement or any document furnished hereunder or thereunder.
Section 8.08    Withholding Taxes. To the extent required by any Applicable Law, the Administrative Agent may withhold from any payment to any Secured Party an amount equivalent to any U.S. federal withholding Tax. If the U.S. Internal Revenue Service or any other Governmental Authority asserts a claim that the Administrative Agent did not properly withhold U.S. federal withholding Tax from amounts paid to or for the account of any Secured Party because the appropriate form was not delivered or was not properly executed or because such Secured Party failed to notify the Administrative Agent of a change in circumstance which rendered the exemption from, or reduction of, U.S. federal withholding Tax ineffective or for any other reason, or if the Administrative Agent reasonably determines that a payment was made to a Secured Party pursuant to this Agreement without deduction of applicable withholding Tax from such payment, such Secured Party shall indemnify the Administrative Agent fully for all amounts paid, directly or indirectly, by the Administrative Agent as Tax or otherwise, including any penalties or interest and together with all reasonable expenses (including legal expenses, allocated internal costs and out-of-pocket expenses) incurred, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the applicable Secured Party by the Administrative Agent shall be conclusive absent manifest error. Each Secured Party hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Person under this Agreement or any other Financing Document against any amount due the Administrative Agent under this Section 8.08.
Section 8.09    Authorization. Each Agent and the Depositary Bank is hereby authorized to execute, deliver and perform each of the Financing Documents to which such Agent is a party. The Secured Parties agree to be bound by the terms and limitations of the professional services agreement between the Administrative Agent, the Borrower and the Independent Engineer.
Section 8.10    Lead Arrangers; No Other Duties, Etc. The parties agree that, anything herein to the contrary notwithstanding, none of the Syndication Agents, the Documentation Agents, the Green Loan Coordinator and the Joint Lead Arrangers identified on the cover page of this Agreement shall have any powers, duties, obligations, liability or responsibility under or in connection with this Agreement and the other Financing Documents, except in its capacity, as applicable, as an Agent, a Lender, an Issuing Lender or Permitted Swap Counterparty. Without limiting any of the foregoing, no Syndication Agent, Documentation Agent, Green Loan Coordinator or Joint Lead Arranger, in its capacity as such, shall have or be deemed to have any fiduciary relationship with any Lender, Issuing Lender or Permitted Swap Counterparty. Each Lender, each Issuing Lender and Permitted Swap Counterparty acknowledges that it has not relied, and will not rely, on any Syndication Agent, any Documentation Agent, the Green Loan Coordinator or any Joint Lead Arranger in deciding to enter into this Agreement or any other Financing Document or in taking or not taking any action hereunder or thereunder.
Section 8.11    Administrative Agent May File Proofs of Claim. In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan or Reimbursement Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered (but not obligated) by intervention in such proceeding or otherwise:

(a)to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, Reimbursement Obligations and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the Issuing Lenders and the Agents (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders, the Issuing Lenders and the Agents and their respective agents and counsel and all other amounts due the Lenders, the Issuing Lenders and the Agents) allowed in such judicial proceeding; and
(b)to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;
and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender, each Issuing Lender and each Agent to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, the Issuing Lenders or the Agents, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent.
Section 8.12    Erroneous Payments.
(a)    If the Administrative Agent notifies a Lender, Issuing Lender or Secured Party, or any Person who has received funds on behalf of a Lender, Issuing Lender or Secured Party (any such Lender, Issuing Lender, Secured Party or other recipient, a “Payment Recipient”) that the Administrative Agent has determined in its sole discretion (whether or not after receipt of any notice under immediately succeeding clause (b)) that any funds received by such Payment Recipient from the Administrative Agent or any of its Affiliates were erroneously transmitted to, or otherwise erroneously or mistakenly received by, such Payment Recipient (whether or not known to such Lender, Issuing Lender, Secured Party or other Payment Recipient on its behalf) (any such funds, whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise, individually and collectively, an “Erroneous Payment”) and demands the return of such Erroneous Payment (or a portion thereof), such Erroneous Payment shall at all times remain the property of the Administrative Agent and shall be segregated on its books and records by the Payment Recipient and held in trust for the benefit of the Administrative Agent, and such Lender, Issuing Lender or Secured Party shall (or, with respect to any Payment Recipient who received such funds on its behalf, shall cause such Payment Recipient to) promptly, but in no event later than two Business Days thereafter, return to the Administrative Agent the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made, in same day funds (in the currency so received), together with interest thereon in respect of each day from and including the date such Erroneous Payment (or portion thereof) was received by such Payment Recipient to the date such amount is repaid to the Administrative Agent in same day funds at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect. A notice of the Administrative Agent to any Payment Recipient under this clause (a) shall be conclusive, absent manifest error.
(b)    Without limiting immediately preceding clause (a), each Lender, Issuing Lender or Secured Party, or any Person who has received funds on behalf of a Lender, Issuing Lender or Secured Party such Lender or Issuing Lender, hereby further agrees that if it receives a payment, prepayment or repayment (whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise) from the Administrative Agent (or any of its Affiliates) (x) that is in a different amount than, or on a different date from, that specified in a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates) with respect to such payment, prepayment or repayment, (y) that was not preceded or accompanied by a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates), or (z) that such Lender, Issuing Lender or Secured Party, or other such recipient, otherwise becomes aware was transmitted, or received, in error or by mistake (in whole or in part) in each case:
(i)(A) in the case of immediately preceding clauses (x) or (y), an error shall be presumed to have been made (absent written confirmation from the Administrative Agent to the contrary) or (B) an error has been made (in the case of immediately preceding clause (z)), in each case, with respect to such payment, prepayment or repayment; and
(ii)such Lender, Issuing Lender or Secured Party shall (and shall cause any other recipient that receives funds on its respective behalf to) promptly (and, in all events, within one Business Day of its knowledge of such error) notify the Administrative Agent of its receipt of such payment, prepayment or repayment, the details thereof (in reasonable detail) and that it is so notifying the Administrative Agent pursuant to this Section 8.12(b).
(c)    Each of the Collateral Agent and each Lender or Issuing Lender hereby authorizes the Administrative Agent to set off, net and apply any and all amounts at any time owing to the Collateral Agent or such Lender or Issuing Lender under any Financing Document, or otherwise payable or distributable by the Administrative Agent to the Collateral Agent or such Lender or Issuing Lender from any source, against any amount due to the Administrative Agent under immediately preceding clause (a) or under the indemnification provisions of this Agreement.
(d)    In the event that an Erroneous Payment (or portion thereof) is not recovered by the Administrative Agent for any reason, after demand therefor by the Administrative Agent in accordance with immediately preceding clause (a), from any Lender or Issuing Lender that has received such Erroneous Payment (or portion thereof) (and/or from any Payment Recipient who received such Erroneous Payment (or portion thereof) on its respective behalf) (such unrecovered amount, an “Erroneous Payment Return Deficiency”), upon the Administrative Agent’s notice to such Lender or Issuing Lender at any time, (i) such Lender or Issuing Lender shall be deemed to have assigned its Loans (but not its Commitments) of the relevant Class with respect to which such

Erroneous Payment was made (the “Erroneous Payment Impacted Class”) in an amount equal to the Erroneous Payment Return Deficiency (or such lesser amount as the Administrative Agent may specify) (such assignment of the Loans (but not Commitments) of the Erroneous Payment Impacted Class, the “Erroneous Payment Deficiency Assignment”) at par plus any accrued and unpaid interest (with the assignment fee to be waived by the Administrative Agent in such instance), and is hereby (together with the Borrower) deemed to execute and deliver an Assignment and Assumption with respect to such Erroneous Payment Deficiency Assignment, and such Lender or Issuing Lender shall deliver any Notes evidencing such Loans to the Borrower or the Administrative Agent, (ii) the Administrative Agent as the assignee Lender shall be deemed to acquire the Erroneous Payment Deficiency Assignment, (iii) upon such deemed acquisition, the Administrative Agent as the assignee Lender shall become a Lender or Issuing Lender, as applicable, hereunder with respect to such Erroneous Payment Deficiency Assignment and the assigning Lender or assigning Issuing Lender shall cease to be a Lender or Issuing Lender, as applicable, hereunder with respect to such Erroneous Payment Deficiency Assignment, excluding, for the avoidance of doubt, its obligations under the indemnification provisions of this Agreement and its applicable Commitments which shall survive as to such assigning Lender or assigning Issuing Lender and (iv) the Administrative Agent may reflect in the Register its ownership interest in the Loans subject to the Erroneous Payment Deficiency Assignment. The Administrative Agent may, in its discretion, sell any Loans acquired pursuant to an Erroneous Payment Deficiency Assignment and upon receipt of the proceeds of such sale, the Erroneous Payment Return Deficiency owing by the applicable Lender or Issuing Lender shall be reduced by the net proceeds of the sale of such Loan (or portion thereof), and the Administrative Agent shall retain all other rights, remedies and claims against such Lender or Issuing Lender (and/or against any recipient that receives funds on its respective behalf). For the avoidance of doubt, no Erroneous Payment Deficiency Assignment will reduce the Commitments of any Lender or Issuing Lender and such Commitments shall remain available in accordance with the terms of this Agreement. In addition, each party hereto agrees that, except to the extent that the Administrative Agent has sold a Loan (or portion thereof) acquired pursuant to an Erroneous Payment Deficiency Assignment, and irrespective of whether the Administrative Agent may be equitably subrogated, the Administrative Agent shall be contractually subrogated to all the rights and interests of the applicable Lender, Issuing Lender or Secured Party under the Financing Documents with respect to each Erroneous Payment Return Deficiency (the “Erroneous Payment Subrogation Rights”).
(e)The parties hereto agree that an Erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations owed by the Borrower or any other Loan Party, except, in each case, to the extent such Erroneous Payment is, and solely with respect to the amount of such Erroneous Payment that is, comprised of funds received by the Administrative Agent from the Borrower or any other Loan Party for the purpose of making such Erroneous Payment.
(f)To the extent permitted by applicable law, no Payment Recipient shall assert any right or claim to an Erroneous Payment, and hereby waives, and is deemed to waive, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Erroneous Payment received, including waiver of any defense based on “discharge for value” or any similar doctrine.
(g)This Section 8.12 shall not be interpreted to increase (or accelerate the due date for), or have the effect of increasing (or accelerating the due date for), the Obligations of the Borrower relative to the amount (and/or timing for payment) of the Obligations that would have been payable had such Erroneous Payment not been made by the Administrative Agent.
(h)Each party’s obligations, agreements and waivers under this Section 8.12 shall survive the resignation or replacement of the Administrative Agent, any transfer of rights or obligations by, or the replacement of, a Lender or Issuing Lender, the termination of the Commitments and/or the repayment, satisfaction or discharge of all Obligations (or any portion thereof) under any Financing Document.
Section 8.13    Permitted Judgment. Notwithstanding anything else to the contrary herein, whenever reference is made in this Agreement or any Financing Document to any action by, consent, designation, specification, requirement or approval of, notice, request or other communication from, or other direction given or action to be undertaken or to be (or not to be) suffered or omitted by an Agent, or to any election, decision, opinion, acceptance, use of judgment, expression of satisfaction or other exercise of judgment, rights or remedies to be made (or not to be made) by an Agent, such Agent shall have the right (but not the obligation) to solicit written confirmatory instructions from the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in any other Financing Document) prior to exercising any of the foregoing.
Article IX
MISCELLANEOUS
Section 9.01    Notices; Electronic Communications; Platform.
Except as otherwise expressly provided herein or in any Financing Document, all notices and other communications provided for hereunder or thereunder shall be in writing and shall be considered as properly given (i) if delivered in person, (ii) if sent by overnight delivery service (including Federal Express, United Parcel Service and other similar overnight delivery services) if for inland delivery or international courier if for overseas delivery, (iii) in the event overnight delivery services are not readily available, if mailed by first class mail, postage prepaid, registered or certified with return receipt requested, or (iv) if transmitted by electronic communication as provided in Section 9.01(g). Any communication between the parties hereto or notices provided herein may be given delivered at its address and contact number specified below, or at such other address and contact number as is designated by such party in a written notice to the other parties (by giving 10 days’ written notice to the other parties in the manner set forth herein) hereto:

(a)Borrower:
Avangrid Vineyard Wind, LLC
1125 NW Couch St, Ste 700
Portland, OR 97209
Attention: General Counsel
Email: Benjamin.Lackey@avangrid.com
(b)Project Company:
Vineyard Wind 1 LLC
75 Arlington Street, 7th Floor
Boston, MA 02116
Attention: Jennifer Simon Lento, General Counsel
Tel: 1-215-485-8580
Email: jsimonlento@vineyardwind.com
(c)Administrative Agent:
Banco Santander, S.A., New York Branch
as Administrative Agent
45 E. 53rd St.
New York, NY 10022
E-mail: PortfolioManagementGDF@santander.us
Attention: Erika Wershoven
with a copy to:
Banco Santander, S.A., New York Branch
45 E. 53rd St.
New York, NY 10022
Tel: 212-692-2598
Email: CIBMOLoanClosing@santander.us
Attn: Gregory Sparapani/Brandon Velasquez
(d)If to any Issuing Lender, as notified by such Issuing Lender to the Administrative Agent and the Loan Parties.
(e)If to a Lender, to it at its address set forth in its Administrative Questionnaire.
(f)Collateral Agent:

MUFG Union Bank, N.A.
1251 Avenue of the Americas
New York, NY 10020
Attention: Institutional Agency Services
Tel: (415) 273-2512
Fax: (415) 273-2492
Email: sfct@unionbank.com
With a copy to: amedeo.morreale@unionbank.com
(g)Notices and other communications hereunder may be delivered or furnished by electronic communication (including email and Internet or intranet websites) pursuant to procedures approved by Administrative Agent and the Borrower; provided that the foregoing shall not apply to notices delivered or furnished pursuant to Article II if the party to receive the notice has notified Administrative Agent that it is incapable of receiving notice under such Article II by electronic communication. The Borrower and each Lender may, in its discretion, agree to accept notices and other communications delivered or furnished to it hereunder by electronic communication pursuant to procedures approved by the Borrower or any such Lender, respectively; provided that approval of such procedures may be limited to particular notices or communications. Any such notices and other communications furnished by electronic communication shall be in the form of attachments in .pdf format.
(h)Notices and communication delivered in person, sent by overnight delivery service or by international courier or mailed by first class, postage prepaid, registered or certified mail shall be effective when received by the addressee thereof during business hours on a business day in such Person’s location as indicated by such Person’s address in paragraphs (a) through (f) of this Section 9.01, or at such other address as is designated by such Person in a written notice to the other parties hereto. Unless the Administrative Agent otherwise prescribes, (A) notices and other communication delivered through electronic communications as provided in Section 9.01(g) shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return email or other written acknowledgement), and (B) notices or communication posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient, at its email address as described in the foregoing clause (A), of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (A) and (B) above, if such notice or other communication is not sent during normal business hours on a business day for the recipient, it shall be deemed to have been sent at the opening of business on the next business day for the recipient.
(i)Platform.

(i)The Borrower agrees that the Administrative Agent may, but shall not be obligated to, make any Communication (as defined below) available to the Issuing Lenders and the other Lenders by posting such Communication on the Platform.
(ii)The Platform is provided “as is” and “as available”. The Agent Parties (as defined below) do not warrant the adequacy of the Platform and expressly disclaim liability for errors or omissions in the Communications. No warranty of any kind, express, implied or statutory, including any warranty of merchantability, fitness for a particular purpose, non-infringement of third-party rights or freedom from viruses or other code defects, is made by any Agent Party in connection with the Communications or the Platform. In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to the Borrower or the other Loan Parties, any Lender, any Issuing Lender or any other Person or entity for damages of any kind, including direct or indirect, special, incidental or consequential damages, losses or expenses (whether in tort, contract or otherwise) arising out of the Borrower’s, any Loan Party’s or the Administrative Agent’s transmission of communications through the Platform. “Communications” means, collectively, any notice, demand, communication, information, document, voting requests (including through interactive online voting) or other material provided by or on behalf of the Borrower or any Loan Party pursuant to any Financing Document or the transactions contemplated therein which is distributed to the Administrative Agent, any Lender or any Issuing Lender by means of electronic communications pursuant to this Section 9.01(i), including through the Platform.
Section 9.02    Waivers; Amendments; Non-Voting Lenders.
(a)No Deemed Waivers; Remedies Cumulative. No failure or delay on the part of any Agent, Issuing Lender or Lender in exercising any right, power or privilege hereunder or under any other Financing Document and no course of dealing between any Loan Party, or any of its Affiliates, on the one hand, and any Agent, Issuing Lender and Lender on the other hand, shall impair any such right, power or privilege or operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or under any other Financing Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder or thereunder. The rights, powers and remedies herein or in any other Financing Document expressly provided are cumulative and not exclusive of any rights, powers or remedies which any party thereto would otherwise have. No notice to or demand on any Loan Party in any case shall entitle any Loan Party to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of any Agent, Issuing Lender or Lender to any other or further action in any circumstances without notice or demand.
(b)Amendments. Neither this Agreement nor any other Financing Document (other than any Permitted Swap Agreement, which may be waived, amended or modified by the Borrower and the applicable Permitted Swap Counterparty) nor any provision hereof or thereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrower and the Required Lenders or by the Borrower and the Administrative Agent with the consent of the Required Lenders; provided that no such agreement shall in any way
(i)extend or increase any Commitment of any Lender without the written consent of such Lender,
(ii)reduce the principal amount of any Loan or Letter of Credit Disbursement or reduce the rate of interest thereon, or reduce any fees payable hereunder, without the written consent of each Lender affected thereby, (iii) postpone the scheduled date of payment of the principal amount of any Loan under Section 2.08(a) or in respect of the Loans arising as a result of a Letter of Credit Disbursement, or of any interest thereon, or any fees payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment under Section 2.07(a), without the written consent of each Lender affected thereby, (iv) change Section 2.16(c) or 2.16(d) without the consent of each Lender affected thereby, (v) change the order of any priority of payment under Section 7.03 hereof, Section 3.03(a) of the Depositary Agreement or Section 3.06(a) of the Depositary Agreement or alter any provision of any Financing Document relating to the pro rata sharing of any payment, in each case, without the consent of each Lender affected thereby; (vii) change any of the provisions of this Section 9.02(b) or the percentage in the definition of the term “Required Lenders” or “Supermajority Lenders” or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender, (vii) release all or substantially all of the Collateral or release the Pledgor or any Loan Party from its obligations under the Financing Documents without the written consent of each Lender (except to the extent specifically provided therefor in the Financing Documents), (viii) waive any condition specified in Section 4.01 without the written consent of each Lender, (ix) amend, waive or modify any provision subject to a consent or approval right of the Supermajority Lenders without the written consent of the Supermajority Lenders or (x) change the provisions of any Financing Document in a manner that by its terms adversely affects the rights in respect of payments due to Lenders holding Loans of one Class differently from the rights of Lenders holding Loans of any other Class without the prior consent of Lenders holding a majority in interest of the outstanding Loans and unused Commitments of each adversely affected Class; and provided further that no such agreement shall amend, modify or otherwise affect the rights or duties of any Agent, the Depositary Bank or any Issuing Lender hereunder without the prior written consent of such Agent, the Depositary Bank or such Issuing Lender, as the case may be. Notwithstanding anything herein to the contrary, the Pledgor and the Loan Parties and the Agents may (but shall not be obligated to) amend or supplement any Financing Document without the consent of any Lender or any Issuing Lender (1) to cure any ambiguity, defect or inconsistency which is not material, (2) to make any change that would provide any additional rights or benefits to the Lenders, (3) to make, complete or confirm any grant of Collateral permitted or required by any of the Security Documents, including to secure any Permitted Indebtedness that may be secured by a Permitted Encumbrance on the Collateral, or any release of any Collateral that is otherwise permitted under the terms of this Agreement and the Security Documents, (4) to revise any schedule to reflect any change in notice information, (5) to revise the account numbers for each of the Accounts as may be necessary to reflect the replacement of the Collateral Agent or the Depositary Bank or as may be required by internal procedures of the Collateral Agent or the

Depositary Bank or (6) to revise the name of the Collateral Agent on any UCC financing statement or other Security Document as may be necessary to reflect the replacement of the Collateral Agent. Any such amendment, modification, or supplement that is set forth in a writing signed by the Administrative Agent and the Borrower shall be binding on the Borrower, the Agents and the Lenders and where any Financing Document expressly provides that the Administrative Agent or any other Agent may waive, amend, or modify such Financing Document or any provision thereof, or consent to any act or action of the Borrower, the Administrative Agent or such other Agent may do so without the further consent of the Lenders and any such waiver, amendment, modification, or consent that is set forth in a writing signed by the Administrative Agent or such other Agent, as applicable, shall be binding on the Agents and the Lenders.
Notwithstanding anything herein to the contrary, with respect to Non-Voting Lenders: the unused portion of the Commitments and the Pro Rata Outstandings of a Non-Voting Lender shall not be included in determining whether the Required Lenders or Supermajority Lenders (as applicable) have taken or may take any action hereunder. Notwithstanding anything to the contrary set forth herein, no Non-Voting Lender, in its capacity as Lender, shall: (A) have any voting or approval rights whatsoever under the Financing Documents other than the Commitments of any such Non-Voting Lender may not be increased or extended, the maturity of the Loans of any Non-Voting Lender may not be extended, the rate of interest on any of such Loans may not be reduced, the fees or premium of or due in respect of any such Loans may not be reduced, the principal amount of any of such Loans may not be forgiven, and the pro rata status of such Loans may not be forgiven, in each case without the consent of such Non-Voting Lender; (B) be permitted to require any other Secured Party to undertake any action (or refrain from taking any action) pursuant to or with respect to the Financing Documents (including in respect of exercise of remedies); (C) be permitted, in its capacity as a Lender, to attend any meeting or conference call with any other Lender Party or any Loan Party or Pledgor, to receive any information from any other Secured Party or any Loan Party or Pledgor (other than the right to receive notices of borrowings, notices of prepayments, and other administrative notices in respect of its Loans and Commitments required to be delivered pursuant to the applicable Financing Documents) or have any rights of inspection or access relating to any Loan Party or Pledgor; or (D) be permitted to make or bring any claim, in its capacity as Lender, against any other Lender Party with respect to the duties and obligations of such Secured Party under the Financing Documents. Notwithstanding anything to the contrary herein, if any Loan Party or Pledgor shall be subject to any voluntary or involuntary proceeding commenced under any Debtor Relief Law, each Non-Voting Lender shall not have the right to vote under the Financing Documents in accordance with its discretion, but shall authorize the Administrative Agent to vote on its behalf as directed by the Required Lenders (and such Non-Voting Lender shall grant to the Administrative Agent a power of attorney in furtherance thereof) and shall agree not take any step or action in its capacity as a Non-Voting Lender in such proceeding to object to, impede, or delay the exercise of any right or the taking of any action by the Administrative Agent (or the taking of any action by a third party to which the Administrative Agent has consented with respect to any disposition of assets by the relevant Loan Party or any equity or debt financing to be made to the relevant Loan Party), including the filing of any pleading by the Administrative Agent in (or with respect to any matters related to) the proceeding.
Each Lender shall be bound by any waiver, amendment, or modification authorized in accordance with this Section 9.02 regardless of whether its Note shall have been marked to make reference thereto, and any waiver, amendment, or modification authorized in accordance with this Section 9.02 shall bind any Person subsequently acquiring a Note from such Lender, whether or not such note shall have been so marked. Any agreement or agreements that the Administrative Agent executes and delivers to waive, amend, or modify any Financing Document in accordance with this Section 9.02 shall be binding on the Lenders and each of the Agents without the further consent of the Lenders or the other Agents.
Section 9.03    Expenses; Indemnity; etc.
(a)    Costs and Expenses. The Borrower shall pay (i) all reasonable out-of-pocket expenses incurred by any of the Agents (and any of their respective sub-agents) or the Issuing Lenders (including the reasonable fees, expenses, charges and disbursements of counsel to the Agents and of advisors, consultants, accountants and experts (including the Independent Engineer, the Environmental Consultant, the Transmission Consultant, the Wind Consultant and the Insurance Advisor) engaged by the Agents from time to time) in connection with the primary syndication of the credit facilities provided for herein, the preparation, negotiation, execution, delivery and administration of this Agreement and the other Financing Documents, the extension of credit thereunder or hereunder, or any amendments, modifications or waivers of the provisions hereof or thereof (in any case, whether or not the transactions contemplated hereby or thereby shall be consummated); (ii) all reasonable out-of-pocket expenses incurred by any Issuing Lender in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder; (iii) all out-of-pocket expenses incurred by any Lender or any Issuing Lender (including payment of the fees provided for herein) or the Agents (including the fees, expenses, charges and disbursements of counsel for the Agents (and any of their respective sub-agents) and the Lenders and the fees and expenses of other consultants of the Agents (and any of their respective sub-agents) and the Lenders) in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the other Financing Documents, including its rights under this Section 9.03, or (B) in connection with the Loans made or Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations (whether or not consummated) in respect of such Loans or Letters of Credit; (iv) all costs, expenses, assessments and other charges incurred by any of the Agents (and any of their respective sub-agents), the Lenders, the Issuing Lenders or any of their respective Affiliates in connection with any filing, registration, recording or perfection of any security interest contemplated by any Security Document or any other document referred to therein; and (v) all costs, expenses and other charges incurred by any of the Agents (and any of their respective subagents), the Lenders, the Issuing Lenders or any of their respective Affiliates in respect of title insurance or notary fees procured with respect to the Liens created pursuant to any of the Security

Documents. All amounts due under this Section 9.03(a) shall be payable not later than 20 days after demand therefor.
(b)    Indemnification by the Borrower. The Borrower shall indemnify each
Agent (and any of their respective sub-agents), each Joint Lead Arranger, each Syndication Agent, each Documentation Agent, each Lender and each Issuing Lender, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnified Party”) against, and hold each Indemnified Party harmless from, any and all losses, claims, damages, liabilities, penalties, disbursements and related expenses (including the fees, charges and disbursements of one firm of counsel for all Indemnified Parties and, to the extent required, one firm of regulatory and one firm of local counsel in each relevant regulatory field and jurisdiction, as appropriate, for all Indemnified Parties (and, in the case of any actual or perceived conflict of interest where the Indemnified Party affected by such conflict has informed the Borrower of such conflict, of another firm of counsel, regulatory counsel or local counsel, as applicable, for each such affected Indemnified Party), provided that to the extent an Agent is an Indemnified Party, such Agent shall have the right to have its own separate counsel) incurred by any Indemnified Party or asserted against any Indemnified Party by any Person (including the Pledgor, the Borrower or any other Loan Party) arising out of, in connection with, or as a result of (i)(A) any Environmental Claim relating to or arising in connection with the Development, the Project, the Pledgor, the Borrower or any other Loan Party; (B) any actual, alleged or threatened presence or Release of Hazardous Substances relating to or arising in connection with the Development, the Project Assets or the Borrower; (C) any other liability or obligation under any Environmental Law or Governmental Approval related to or arising in connection with the Development, the Project Assets or the Borrower; (D) the syndication, execution, delivery and performance of the Financing Documents or Project Documents or any other document, agreement or instrument in any way relating to the Financing Documents or Project Documents or the transactions contemplated by the Financing Documents or Project Documents; (E) any transaction (whether or not consummated and including any services to be performed by the Agents in connection with such transactions) contemplated by the Financing Documents or Project Documents or any other document, agreement or instrument in any way relating to the Financing Documents or Project Documents; or (F) any action or inaction by the Agents in accordance with written instructions delivered by the Borrower or the Required Lenders; (ii) any Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by any Issuing Lender to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit, but subject to Section 2.03(f)(ii)); or (iii) any actual or prospective claim, litigation, demand, investigation, suit or proceeding relating to any of the foregoing clauses (i)–(ii), whether based on contract, tort or any other theory, whether brought by a third party or by the Pledgor, the Borrower or any other Loan Party, and regardless of whether any Indemnified Party is a party thereto; provided that such indemnity shall not, as to any Indemnified Party, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and non-appealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnified Party.

Notwithstanding the foregoing, this Section 9.03(b) shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim. The Borrower also agrees that (x) it waives any claim it may have against any Indemnified Party for breach of fiduciary duty arising under the Transaction Documents or alleged breach of fiduciary duty arising under the Transaction Documents and (y) no Indemnified Party shall have any liability (whether direct or indirect, in contract or tort or otherwise) to the Borrower or to any security holders or creditors thereof related to or arising out of the execution, delivery and performance of any Financing Document or Project Document or any other document in any way relating to the Financing Documents or Project Documents or the other transactions contemplated by the Financing Documents or Project Documents, except to the extent that any loss, claim, damage or liability is found in a final non-appealable judgment by a court of competent jurisdiction to have resulted from (1) such Indemnified Party’s gross negligence or willful misconduct or (2) other than by an Agent, such Indemnified Party’s material breach of its express obligations under the Financing Documents. All amounts due under this Section 9.03(b) shall be payable as the losses, claims, damages, liabilities and related expenses contemplated under this Section 9.03(b) are incurred.
(c)    Indemnification by Lenders. To the extent that the Borrower for any reason fails to pay any amount required under paragraph (a) or (b) of this Section 9.03 to be paid by it to any Agent (or any sub-agent thereof) (each such Person being called a “Lender Indemnified Party”) or any Related Party of any Lender Indemnified Party, and without limiting the Obligations of the Borrower, each Lender severally agrees to pay to such Lender Indemnified Party or such Related Party, as the case may be, ratably in accordance with such Lender’s Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought, or, if the applicable unreimbursed expense or indemnity payment is sought after the date upon which the Commitments have been terminated and the Obligations have been paid in full, then ratably in accordance with such Lender’s Applicable Percentage immediately prior to such date) of such unpaid amount (including any such unpaid amount in respect of a claim asserted by such Lender); provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against such Lender Indemnified Party in its capacity as such, or against such Related Party acting for such Lender Indemnified Party in connection with such capacity. All amounts due under this Section 9.03(c) shall be payable promptly after demand therefor. The obligations of the Lenders under this paragraph (c) are subject to the provisions of Section 2.04(a). Any such Lender Indemnified Party in its capacity as such or such Related Party acting for such Lender Indemnified Party in connection with its capacity as such shall be fully justified in refusing to take or to continue to take any action under any Financing Document unless it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. Without limitation of the foregoing, each Lender agrees to reimburse any Lender Indemnified Party in its capacity as such or any Related Party acting for such Lender Indemnified Party in connection with its capacity as such promptly upon demand for such Lender’s Applicable Percentage of any out-of-pocket expenses (including counsel fees and disbursements) incurred by such Lender Indemnified Party or such Related Party in connection with the preparation, execution, administration or enforcement of, or legal advice in respect of rights or responsibilities under, the Financing Documents, to the extent that such Lender Indemnified Party or such Related Party is not reimbursed for such expenses by the Borrower.
(d)    Settlements; Appearances in Actions. The Borrower agrees that, without each Indemnified Party’s prior written consent, it will not settle, compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding in respect of which indemnification could be sought by or on behalf of such Indemnified Party under this Section 9.03 (whether or not any Indemnified Party is an actual or potential party to such claim, action or proceeding), unless such settlement, compromise or consent includes an unconditional release of such Indemnified Party from all liability arising out of such claim, action or proceeding and does not include an admission of fault by such Indemnified Party. In the event that an Indemnified Party is requested or required to appear as a witness in any action brought by or on behalf of or against the Borrower or any Affiliate thereof in which such Indemnified Party is not named as a defendant, the Borrower agrees to reimburse such Indemnified Party for all reasonable and documented expenses incurred by it in connection with such Indemnified Party’s appearing and preparing to appear as such a witness, including the reasonable and documented fees and disbursements of its legal counsel. In the case of any claim brought against an Indemnified Party for which the Borrower may be responsible under this Section 9.03, the Agents, Issuing Lenders and Lenders agree to execute such instruments and documents and cooperate as reasonably requested by the Borrower in connection with the Borrower’s defense, settlement or compromise of such claim, action or proceeding.
Section 9.04    Successors and Assigns.
(a)Assignments Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that (i) the Borrower shall not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender and the Administrative Agent (and any attempted assignment or transfer by the Borrower without such consent shall be null and void), (ii) no assignments shall be made to a Defaulting Lender, and (iii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section 9.04. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the Issuing Lenders and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.
(b)Assignments by Lenders. Any Lender or Issuing Lender may assign to one or more Persons all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitments, Issuing Commitments and the Loans at the time owing to it); provided that,

(i)except in the case of an assignment to a Lender or an Affiliate (or Approved Fund) of a Lender, the Administrative Agent and, in the case of an assignment of all or a portion of any Letter of Credit Commitment of any Class, each Issuing Lender with respect to such Class in addition to the Administrative Agent, must give their prior written consent to such assignment (which consent, in each case, shall not be unreasonably withheld or delayed);
(ii)except in the case of an assignment to a Lender or an Affiliate (or Approved Fund) of a Lender or an assignment of the entire remaining amount of the assigning Lender’s Commitment(s), Issuing Commitment(s) or Loans of any Class, the amount of the Commitment(s), Issuing Commitment(s) and Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000 unless the Administrative Agent and (provided that no Event of Default has occurred and is continuing) the Borrower otherwise consent (which consent, in each case, shall not be unreasonably withheld or delayed);
(iii)prior to the Conversion Date, in connection with such assignment prior to the Conversion Date, the assigning Lender shall assign to the assignee a pro rata amount of such assigning Lender’s (A) “Term Commitment(s)” and “Term Loans” (as defined under the Other Term Credit Agreement) under the Other Term Credit Agreement and (B) “Construction Commitment(s)” and “Construction Loans” (as defined under the Construction Credit Agreement) under the Construction Credit Agreement, in each case, to which such assigning Lender is a party;
(iv)except in the case of an assignment to a Lender or an Affiliate or Approved Fund of a Lender, the Borrower must give its prior written consent to the assignment (which consent shall not be unreasonably withheld or delayed); provided, that the Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within ten Business Days after having received notice thereof;
(v)the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $4,000;
(vi)in the case of an assignment of any Issuing Commitment, the assignee meets the credit rating requirements in respect of such Issuing Commitment; and
(vii)the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire and documentation and other written information requested by the Administrative Agent under applicable “know your customer” and AML Laws, including the USA PATRIOT Act.

provided further that any consent of the Borrower otherwise required under this paragraph shall not be required if any Event of Default has occurred and is continuing; provided further that (x) no assignment to the Borrower or any Affiliate of the Borrower shall be permitted without the Administrative Agent’s prior written consent (which may be withheld in its sole discretion) and (y) any assignment made in violation of this proviso shall be void ab initio. Upon acceptance and recording pursuant to paragraph (d) of this Section 9.04, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.13, 2.14, 2.15 and 9.03). To the extent any assignment or transfer increases the Borrower’s obligation to pay costs, Taxes or indemnities pursuant to Section 2.13, 2.15 or 9.03, the Borrower’s liability to pay such costs, Taxes or indemnities shall be limited to the amounts the Borrower would have been liable if such assignment or transfer had not occurred. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (f) of this Section 9.04.
(c)Maintenance of Register by the Administrative Agent. The Administrative Agent, acting solely for this purpose as an agent of the Borrower, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amount of the Loans and Letter of Credit Disbursements (and stated interest) owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Borrower, the Administrative Agent, the Issuing Lenders and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register, including the Commitments, Loans and Letter of Credit Disbursements of each Issuing Lender and Lender will be provided to the Borrower, any Issuing Lender or any Lender from time to time upon reasonable prior written notice.
(d)Effectiveness of Assignments. Upon its receipt of a duly completed Assignment and Assumption executed by an assigning Lender and an assignee, the assignee’s completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section 9.04 and any written consent to such assignment required by paragraph (b) of this Section 9.04, the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

(e)Participations. Any Lender may, without the consent of the Borrower, the Administrative Agent or any Issuing Lender, sell participations to one or more banks or other entities (a “Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement and the other Financing Documents (including all or a portion of its Commitments and the Loans owing to it); provided that (i) such Lender’s obligations under this Agreement and the other Financing Documents shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations (iii) the Borrower, the Administrative Agent, each Issuing Lender and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement and the other Financing Documents and (iv) prior to the Conversion Date, in connection with such assignment, the participating Lender shall participate to the Participant a pro rata amount of such participating Lender’s (A) “Term Commitment(s)” and “Term Loans” (as defined under the Other Term Credit Agreement) under the Other Term Credit Agreement and (B) “Construction Commitment(s)” and “Construction Loans” (as defined under the Construction Credit Agreement) under the Construction Credit Agreement, in each case, to which such assigning Lender is a party. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and the other Financing Documents and to approve any amendment, modification or waiver of any provision of this Agreement or any other Financing Document; provided further that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 9.02(b) that affects such Participant. Subject to paragraph (f) of this Section 9.04, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.13, 2.14 and 2.15 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section 9.04. Each Lender that grants a participation acting solely for this purpose as an agent of the Borrower shall maintain a register on which it enters the name and address of each Participant and the principal and interest amount of each Participant’s interest in the Loans held by it (the “Participant Register”); provided, that no Lender shall have any obligation to disclose all or any portion of the Participant Register to any Person (including the identity of any Participant or any information relating to a Participant’s interest in any Commitments, Loans, Letters of Credit or its other Obligations under any Financing Document) except to the extent that such disclosure is necessary to establish that such Commitment, Loan, Letter of Credit or other Obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive, absent manifest error and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.
(f)Limitations on Rights of Participants. A Participant shall not be entitled to receive any greater payment under Section 2.13, 2.14 or 2.15 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquires the participation. A Participant who is not a U.S. person (as defined in Section 7701(a)(30) of the Code) shall not be entitled to the benefits of Section 2.15 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with the requirements set forth in Section 2.15 as though it were a Lender (it being understood that the documentation required under Section 2.15(e) shall be delivered to the participating Lender). In addition, if at the time of the sale of such participation, any greater Taxes subject to payment under Section 2.15 would apply to the Participant than applied to the applicable Lender, such Participant shall not be entitled to any payment under Section 2.15 with respect to the portion of such Taxes as exceeds the Taxes applicable to the Lender at the time of the sale of the participation.
(g)Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under the Financing Documents to secure obligations of such Lender, including any such pledge or assignment to a Federal Reserve Bank or other central bank (whether in the United States or any other jurisdiction), and this Section 9.04 shall not apply to any such pledge or assignment of a security interest; provided, that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.
(h)No Assignments to Certain Persons. No such assignment shall be made to (A) any Parent, the Pledgor, any Loan Party or any Affiliate of any of them, (B) any natural Person or (C) any Defaulting Lender or any of its Subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (C).
(i)Certain Additional Payments. In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Borrower and the Administrative Agent, the applicable Pro Rata Outstandings of Borrowings previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent, each Issuing Lender and each other Lender hereunder (and interest accrued thereon), and (y) acquire (and fund as appropriate) its full pro rata share of all Borrowings and participations in Letters of Credit in accordance with its Applicable Percentage. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.

Section 9.05    Survival. All covenants, agreements, representations and warranties made by the Borrower herein and in the certificates or other instruments delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the making of any Loans and Issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not expired or terminated. The provisions of Sections 2.13, 2.14, 2.15, 8.12, 9.03 and 9.15 and Article VIII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Letters of Credit and the Commitments, the resignation or removal of any Agent or the termination of this Agreement or any provision hereof.
Section 9.06    Counterparts; Integration; Effectiveness.
(a)This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. The Financing Documents constitute the entire contract between and among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page to this Agreement by electronic delivery shall be effective as delivery of a manually executed counterpart of this Agreement.
(b)The words “execution,” “signed,” “signature,” and words of like import in any Assignment and Assumption shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any Applicable Law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.
Section 9.07    Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.
Section 9.08    Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender, each Issuing Lender and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by Applicable Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held, and any other obligations (in whatever currency) at any time owing, by such Lender, such Issuing Lender or any such Affiliate, to or for the credit or the account of the Borrower against any and all of the obligations of the Borrower now or hereafter existing under this Agreement or any other Financing Document to such Lender, such Issuing Lender or their respective Affiliates, irrespective of whether or not such Lender, Issuing Lender or Affiliate shall have made any demand under this Agreement or any other Financing Document and although such obligations of the Borrower may be contingent or unmatured or are owed to a branch, office or Affiliate of such Lender or such Issuing Lender different from the branch, office or Affiliate holding such deposit or obligated on such indebtedness. The rights of each Lender, each Issuing Lender, and their respective Affiliates under this Section 9.08 are in addition to other rights and remedies (including other rights of setoff) that such Lender, such Issuing Lender or their respective Affiliates may have. Each Lender and Issuing Lender agrees to notify the Borrower and the Administrative Agent promptly after any such setoff and application; provided that the failure to give notice shall not affect the validity of such setoff and application.
Section 9.09    Governing Law; Jurisdiction; Etc.
(a)Governing Law. This Agreement and the other Financing Documents and any claims, controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon, arising out of or relating to this Agreement or any other Financing Document (except, as to any other Financing Document, as expressly set forth herein) and the transactions contemplated hereby and thereby shall be governed by, and construed in accordance with, the law of the State of New York.
(b)Submission to Jurisdiction. The Borrower irrevocably and unconditionally agrees that it will not commence any action, litigation or proceeding of any kind or description, whether in law or equity, whether in contract or in tort or otherwise, against any Agent, any Lender, any Issuing Lender or any Related Party of the foregoing in any way relating to this Agreement or any other Financing Document or the transactions relating hereto or thereto, in any forum other than the courts of the State of New York sitting in New York County, and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, and each of the parties hereto irrevocably and unconditionally submits to the jurisdiction of such courts and agrees that all claims in respect of any such action, litigation or proceeding may be heard and determined in such New York State court or, to the fullest extent permitted by Applicable Law, in such federal court. Each of the parties hereto agrees that a final judgment in any such action, litigation or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or in any other Financing Document shall affect any right that any Agent, any Lender or any Issuing Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Financing Document against the Pledgor, the Borrower or any other Loan Party or any of their respective properties in the courts of any jurisdiction.
(c)Waiver of Venue. The Borrower irrevocably and unconditionally waives, to the fullest extent permitted by Applicable Law, any objection that it may now or hereafter have to the laying of venue of any action or proceeding arising out of or relating to this Agreement or any other Financing Document in any court referred to in paragraph (b) of this Section 9.09. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by Applicable Law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.
(d)Service of Process. Each party hereto irrevocably consents to service of process in the manner provided for notices in Section 9.01. Nothing in this Agreement will affect the right of any party hereto to serve process in any other manner permitted by Applicable Law.
(e)Rights of the Secured Parties. Nothing in this Section 9.09 shall limit the right of the Secured Parties to refer any claim against the Borrower to any court of competent jurisdiction outside of the State of New York, nor shall the taking of proceedings by any Secured Party before the courts in one or more jurisdictions preclude the taking of proceedings in any other jurisdiction whether concurrently or not.
(f)WAIVER OF JURY TRIAL. EACH PARTY HERETO IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER FINANCING DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER FINANCING DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.
Section 9.10    Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.
Section 9.11    Confidentiality. Each of the Agents, the Lenders and the Issuing Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and to its Related Parties who are involved in the transactions contemplated by the Financing Documents and need to know such Information (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential); (b) to the extent required or requested by any Governmental Authority purporting to have jurisdiction over such Person or its Related Parties (including any self-regulatory authority, such as the National Association of Insurance Commissioners); (c) to the extent required by applicable laws or regulations or by any subpoena, oral question posed at any deposition, interrogatory or similar legal process, provided that such Agent or Lender shall notify the Borrower of such disclosure if permitted by applicable law; (d) to any other party hereto or to any other Financing Document; (e) in connection with the exercise of any remedies hereunder or under any other Financing Document or any action or proceeding relating to this Agreement or any other Financing Document or the enforcement of rights hereunder or thereunder; (f) subject to an agreement containing provisions substantially the same (or at least as restrictive) as those of this Section 9.11, to (i) any sub-agent insurance broker, provider of credit protection, assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights and obligations under this Agreement, or (ii) any direct, indirect, actual or prospective counterparty (or its Related Parties and the advisor of such counterparty or any such Related Party) to any swap, derivative, securitization transaction or any other transaction related to the obligations under this Agreement or under which payments are to be made by reference to the Borrower and its obligations, this Agreement or payments hereunder; (g) with the consent of the Borrower; or (h) to the extent such Information
(i)becomes publicly available other than as a result of a breach of this Section 9.11 or
(i)becomes available to any Agent, any Lender, any Issuing Lender or any of their respective Affiliates on a nonconfidential basis from a source other than the Borrower. In addition, the Agents and the Lenders may disclose the existence of this Agreement and information about this Agreement to market data collectors, similar service providers to the lending industry and service providers to the Agents and the Lenders in connection with the administration of this Agreement and the other Financing Documents. For the purposes of this Section 9.11, “Information” means all information received from the Borrower relating to the Loan Parties or any of their respective businesses, other than any such information that is available to any Agent, any Lender or any Issuing Lender on a nonconfidential basis prior to disclosure by the Borrower.
Section 9.12    No Third Party Beneficiaries. Other than as set forth herein, the agreement of the Lenders to make the Loans to the Borrower, on the terms and conditions set forth in this Agreement, is solely for the benefit of the Borrower and the Secured Parties, and no other Person (including any contractor, subcontractor, supplier, workman, carrier, warehouseman or materialman furnishing labor, supplies, goods or services to or for the benefit of the Project) shall have any rights under this Agreement or under any other Financing Document or Project Document or with respect to any extension of credit contemplated by this Agreement.
Section 9.13    Reinstatement. The obligations of the Borrower under this Agreement shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of the Borrower in respect of the Obligations is rescinded or must be otherwise restored by any holder of any of the Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, and the Borrower agrees that it will indemnify each Secured Party on demand for all reasonable and documented costs and expenses (including fees of counsel) incurred by such Secured Party in connection with such rescission or restoration, including any such reasonable and documented costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any Debtor Relief Law.
Section 9.14    Patriot Act. Each Lender hereby notifies the Borrower that pursuant to the requirements of the USA PATRIOT Act, it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender to identify the Borrower in accordance with the USA PATRIOT Act.
Section 9.15    Scope of Liability. Notwithstanding anything to the contrary in any Financing Document or any other document, certificate or instrument executed by any Loan Party or Pledgor thereto, none of the Joint Lead Arrangers, the Documentation Agents, the Syndication Agents, Secured Parties and their Related Parties shall have any claims with respect to the transactions contemplated by the Financing Documents against Construction Pledgor, TE Partnership, Sponsor Partner, Class B Member, the Parents, any present or future holder (whether direct or indirect) of any Equity Interests in Construction Pledgor, TE Partnership, the Sponsor Partner, Class B Member, or the Parents or, in any case, any of their respective Affiliates (other than the Borrower) (except, in each case, to the extent set forth in the Financing Documents to which Construction Pledgor, TE Partnership, the Sponsor Partner, Class B Member, the Parents or any other such holder of Equity Interests is a party), shareholders, members, officers, directors, employees, representatives, controlling persons, executives or agents (collectively, the “Non-Recourse Persons”), such claims against such Non-Recourse Persons (including as may arise by operation of law) being expressly waived hereby; provided that this Section 9.15 shall not (i) constitute a waiver, release or discharge (or otherwise impair the enforceability) of any of the Obligations, or of any of the terms, covenants, conditions, or provisions of any Financing Document, (ii) constitute a waiver, release or discharge of any Lien or security interest purported to be created pursuant to the Security Documents (or otherwise impair the ability of any Secured Party to realize or foreclose upon any Collateral), (iii) limit or restrict the right of any Secured Party (or any assignee or beneficiary thereof or successor thereto) to name any Loan Party, any Pledgor or any other Person as a defendant in any action or suit for a judicial foreclosure or for the exercise of any other remedy under or with respect to any Financing Document, or for injunction or specific performance, so long as no judgment in the nature of a deficiency judgment shall be enforced against any Non-Recourse Person, except as set forth in this Section 9.15, (iv) in any way limit or restrict any right or remedy of any Secured Party (or any assignee or beneficiary thereof or successor thereto) with respect to, and each of the Non-Recourse Persons shall remain fully liable to the extent that it would otherwise be liable for its own actions with respect to, any fraud, willful misrepresentation, or misappropriation of revenues, profits or proceeds from or of any Collateral that should or would have been paid as provided herein or paid or delivered to a Secured Party (or any assignee or beneficiary thereof or successor thereto) towards any payment required under any Financing Document, (v) affect or diminish in any way or constitute a waiver, release or discharge of any obligation, covenant, or agreement made by any of the Non-Recourse Persons (or any security granted by the Non-Recourse Persons in support of the obligations of any Person) under or in connection with any Financing Document (or as security for the Obligations) or limit or restrict the right of any Agent or Secured Party to enforce such obligations against such Non-Recourse Person or (vi) limit the liability of (x) any Person who is party to any Project Document or has issued any certificate or other statement in connection therewith with respect to such liability as may arise by reason of the terms and conditions of such Project Document (but subject to any limitation of liability in such Project Document), certificate or statement, or (y) any Person rendering a legal opinion pursuant to this Agreement, in each case under this clause (vi) relating solely to the liability of such Person as may arise under such referenced agreement, instrument or opinion. The limitations on recourse set forth in this Section 9.15 shall survive the Termination Date.
Section 9.16    Limitation on Liability. NO CLAIM SHALL BE MADE BY ANY PARTY HERETO, OR ANY OF SUCH PARTY’S AFFILIATES, DIRECTORS, EMPLOYEES, ATTORNEYS OR AGENTS AGAINST ANY OTHER PARTY HERETO OR ANY OF ITS AFFILIATES, DIRECTORS, EMPLOYEES, ATTORNEYS OR AGENTS FOR ANY SPECIAL, INDIRECT, CONSEQUENTIAL OR PUNITIVE DAMAGES (INCLUDING LOSS OF PROFITS AND WHETHER OR NOT THE CLAIM THEREFOR IS BASED ON CONTRACT, TORT, DUTY IMPOSED BY LAW OR OTHERWISE), IN CONNECTION WITH, ARISING OUT OF OR IN ANY WAY RELATED TO THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT OR THE OTHER FINANCING DOCUMENTS OR ANY ACT OR OMISSION OR EVENT OCCURRING IN CONNECTION THEREWITH; AND EACH PARTY HEREBY WAIVES, RELEASES AND AGREES NOT TO SUE UPON ANY SUCH CLAIM FOR ANY SUCH SPECIAL, INDIRECT, CONSEQUENTIAL OR PUNITIVE DAMAGES, WHETHER OR NOT ACCRUED AND WHETHER OR NOT KNOWN OR SUSPECTED TO EXIST IN ITS FAVOR; PROVIDED THAT NOTHING CONTAINED IN THIS SENTENCE SHALL LIMIT THE BORROWER’S INDEMNIFICATION OBLIGATIONS TO THE EXTENT SUCH SPECIAL, INDIRECT, CONSEQUENTIAL AND PUNITIVE DAMAGES ARE

INCLUDED IN ANY THIRD PARTY CLAIM IN CONNECTION WITH WHICH AN AGENT, LENDER OR ISSUING LENDER IS ENTITLED TO INDEMNIFICATION HEREUNDER.
Section 9.17    Titles. At all times from and after the Closing Date, the Borrower shall not appoint any agents, co-agents or arrangers other than the Agents, the Joint Lead Arrangers, the Documentation Agents and the Syndication Agents, as such parties are described in this Agreement on the Closing Date. The Borrower agrees that it shall not award any titles in connection with the credit facilities provided for herein (other than those expressly contemplated by the Financing Documents) without the consent of the Required Lenders (such consent not to be unreasonably withheld, conditioned or delayed).
Section 9.18    Acknowledgement Regarding Any Supported QFCs.
(a)To the extent that the Financing Documents provide support, through a guarantee or otherwise, for Permitted Swap Agreements or any other agreement or instrument that is a QFC (such support, “QFC Credit Support” and each such QFC a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Financing Documents and any Supported QFC may in fact be stated governed by the laws of the State of New York and/or of the United States or any other state of the United States):
(b)In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Financing Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Financing Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their officers thereunto duly authorized as of the date first above written.

AVANGRID VINEYARD WIND, LLC,
as the Borrower
By:	/s/ Peter Mahoney
Name:	Peter Mahoney
Title:	Authorized Signor

[Signature Page to Credit Agreement (Avangrid)]
BANCO SANTANDER, S.A., NEW YORK BRANCH, as Administrative Agent
[Signature Page to Credit Agreement (Avangrid)]

MUFG UNION BANK, N.A., not in its individual capacity but solely as Collateral Agent

MUFG UNION BANK, N.A.
By:	/s/ D. Amedeo Morreale
Name:	D. Amedeo Morreale
Title:	Vice President

[Signature Page to Credit Agreement (Avangrid)]

BANCO SANTANDER, S.A., NEW YORK BRANCH, as a Lender and Issuing Lender

BANCO SANTANDER, S.A., NEW YORK BRANCH
By:	/s/ Pablo Urgoiti
Name:	Pablo Urgoiti

By: z7a4i-ed 5' &i,-e_thtad-i.
Name: Daniel S Kostman
Title: ED
[Signature Page to Credit Agreement (Avangrid)]

BANK OF AMERICA, N.A., as a Lender

BANK OF AMERICA, N.A.
By:	/s/ Claudia C. Welch
Name:	Claudia C. Welch
Title:	Managing Director
[Signature Page to Credit Agreement (Avangrid)]

BANCO BILBAO VIZCAYA ARGENTARIA,
S.A. NEW YORK BRANCH,
as a Lender

BANCO BILBAO VIZCAYA ARGENTARIA, S.A. NEW YORK BRANCH,
By:	/s/ Miriam Trautmann
Name:	Miriam Trautmann
Title:	Senior Vice President

[Signature Page to Credit Agreement (Avangrid)]
BNP PARIBAS,
as a Lender and Issuing Lender

BNP PARIBAS,
By:	/s/ Olivier Catala
Name:	Olivier Catala
Title:	Director
[Signature Page to Credit Agreement (Avangrid)]
CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK, as a Lender and Issuing Lender
[Signature Page to Credit Agreement (Avangrid)]
JPMORGAN CHASE BANK, N.A., as a Lender

JPMORGAN CHASE BANK, N.A.,
By:	/s/ Arina Mavilian
Name:	Arina Mavilian
Title:	Authorized Signatory

[Signature Page to Credit Agreement (Avangrid)]
MUFG BANK, LTD., as a Lender

MUFG BANK, LTD.,
By:	/s/ Louise Pesce
Name:	Louise Pesce
Title:	Managing Director

[Signature Page to Credit Agreement (Avangrid)]

NATWEST MARKETS PLC,
as a Lender

NATWEST MARKETS PLC,
By:	/s/ Lyudmil Banev
Name:	Lyudmil Banev
Title:	Director

NATIONAL WESTMINSTER BANK PLC, as a Lender

NATIONAL WESTMINSTER BANK PLC,
By:	/s/ Lyudmil Banev
Name:	Lyudmil Banev
Title:	Director
[Signature Page to Credit Agreement (Avangrid)]

Appendix A
Insurance Requirements
All capitalized terms used in this Appendix A but not defined herein shall have the respective meanings ascribed to them in this Agreement.
1.1    General Requirements. The Borrower shall, without cost to the Administrative
Agent, maintain or cause to be maintained on its behalf and the Project Company’s behalf in effect at all times on and after the Conversion Date the types of insurance required by the following provisions together with any other types of insurance required hereunder or pursuant to this Agreement with respect to the Borrower and the Project, in such form and on terms and conditions reasonably acceptable to the Administrative Agent, with insurance companies rated: (i) “A-” or better, with a minimum size rating of “X” by A.M. Best’s Insurance Guide and Key Ratings”; (ii) “A” or better by Standard & Poor’s (or “A-” or better during construction and the first year of operations); (iii) an equivalent rating by another nationally recognized insurance rating agency of similar standing; or (iv) other insurance companies acceptable to the Administrative Agent. For purposes of this Appendix A, any references to terms and conditions being: (i) approved by; (ii) acceptable to; (iii) required by; (iv) agreed by; or (iv) waived by the Administrative Agent, such references shall be interpreted to mean “in consultation with the Insurance Advisor”.
1.1.1 Operational All-Risk Property Insurance. At all times, “all-risk” property insurance (as such term is used in the insurance industry), in an amount that is not less than the greater of (i) 100% of an estimated maximum loss (“EML”) analysis (in form and substance acceptable to the Administrative Agent); (ii) $850,000,000 or (iii) such other acceptable loss limit agreed to by the Required Lenders in accordance with the provisions of Section 1.3 of this Appendix A) including coverage for all forms of onshore and offshore property and equipment making up the Project, coverage for mechanical and electrical breakdown, coverage for resulting damage caused by defects in design, plan, specification, workmanship and materials plus coverage for the defect itself with respect to inter array and export cabling (to the extent such coverage is commercially available on reasonable terms)1, the perils of flood, earthquake, windstorm (named or unnamed), hail, lightning, strike, riot and civil commotion, vandalism, malicious mischief, terrorism and sabotage, subject to terms that are consistent with current industry practice insuring all real and personal property of the Borrower whether at a fixed location (including any non-owned location for off-site repair or refurbishment), off-site storage or a warehouse location, for an amount of not less than the full replacement cost value of the property and equipment at each location, subject to available sublimits as set forth immediately below, or such other amount as agreed by the Administrative Agent and that are sufficient to comply with the requirements of all Material Project Documents. All responsibility for verification of compliance with the Material Project Documents shall rest solely with the Borrower. If applicable, coverage is required for property in transit. Such insurance can be
1 Additional coverage for the “defect” itself has not been made available by underwriters for the first year of operations.

covered under the all-risk property policy or under a separate policy. Sublimits are permitted with respect to the following perils:
1.1.1.1 off-site property, in an amount sufficient to cover the full replacement cost value of any property in storage;
1.1.1.2 inland transit in an amount sufficient to cover the full replacement cost value of any shipment (to the extent inland transit for physical damage is provided by a third party, the Borrower shall be subject to similar terms and conditions outlined in Section 1.1.5);
1.1.1.3 earth movement and/or earthquake (as the case may be) with a per occurrence and annual aggregate limit equal to not less than the agreed loss limit, or such other amount agreed to by the Administrative Agent in accordance with the provisions of this Section 1.3 of this Appendix A, when such limits are shared;
1.1.1.4 flood with a per occurrence and annual aggregate limit equal to not less than the agreed loss limit, or such other amount agreed to by the Administrative Agent in accordance with the provisions of this Section 1.3 of this Appendix A, when such limits are shared;
1.1.1.5 named windstorm (including storm surge) with a per occurrence and annual aggregate limit equal to not less than $100,000,000, or such other amount agreed to by the Administrative Agent in accordance with the provisions of this Section 1.3 of this Appendix A, when such limits are shared;
1.1.1.6 terrorism with a per occurrence and annual aggregate limit equal to not less than the agreed loss limit, or such other amount agreed to by the Administrative Agent in accordance with the provisions of this Section 1.3 of this Appendix A, when such limits are shared; and
1.1.1.7 such other coverages customarily sub-limited and/or aggregated or restricted in reasonable amounts consistent with current industry practice with respect to similar risks and which are acceptable to the Administrative Agent, including but not limited to, removal of debris or wreckage, sue and labour, stand-by charges, off-shore cancellation costs, tests, leases and/or damage search costs, forwarding charges, evacuation expenses, extra expense, expediting expense and ordinance or law coverage including the increased cost of construction to comply with the enforcement of any law that regulates the construction or repair of damaged property including the cost to demolish undamaged portions of the Project, pollutant cleanup, professional fees, etc.
Such policy shall include: (a) an automatic reinstatement of limits following each loss, subject to permitted aggregates (if any); (b) a replacement cost valuation with no deduction for
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depreciation and no coinsurance clauses (or a waiver thereof); (c) coverage for physical damage that is not covered by warranty or guaranty to the extent normally insured and (d) fire, explosion and mechanical breakdown as the result of cyber risks, to the extent commercially available.
All such policies may have per occurrence deductibles and/or self-insured retentions of not greater than $5,000,000 for all perils, except $7,500,000 for named windstorm (including storm surge) or such other deductibles approved and agreed to by the Administrative Agent.
1.1.2 Business Interruption. The Borrower shall also maintain or cause to be maintained business interruption insurance following all perils required and insured under Section 1.1.1 above, including mechanical or electrical breakdown perils, with limits of not less than the projected equivalent of twenty-four (24) months gross revenues (including renewable energy credits, as applicable), less non-continuing expenses for the Project (subject to a maximum of $542,092,000 for the first year of operations). Business interruption may be included as part of an acceptable loss limit agreed to by the Administrative Agent in accordance with the provisions of Section 1.3 of this Appendix A. If coverage is subject to an indemnification period, such period shall not be less than twenty-four (24) months unless otherwise agreed by the Required Lenders. Contingent business interruption shall also be included for scheduled non-owned assets up to and including for damage to the first non-owned onshore substation as well as non-owned interconnection and transmission facilities between the Project substation and first non-owned onshore substation), on an all-risk basis, with a per occurrence limit equal to the projected equivalent of a twelve (12) months of gross revenue (or its dollar equivalent), less non-continuing expenses (subject to commercial availability) or such other limit agreed to by the Administrative Agent in accordance with the provisions of Section 1.3 of this Appendix A. This coverage shall not include any annual or term aggregate limits of liability or clause requiring the payment of additional premium to reinstate the limits after loss except with regards to insurance applicable to the perils of flood, earthquake, named windstorm (including storm surge) and such other coverages that may typically have aggregate limits and are agreed to by the Administrative Agent under Section 1.1.3 above. The per occurrence deductible or waiting period shall not exceed sixty (60) days, except ninety (90) days for named windstorm (including storm surge) unless approved and agreed to by the Administrative Agent.
1.1.3 Ocean Cargo and Marine Business Interruption. To the extent an exposure exists, the Borrower shall maintain, or cause to be maintained, ocean cargo insurance on an all-risk basis (Institutes Cargo Clauses (A) 1/109 or equivalent), subject to standard policy conditions, at any time in which the Borrower has risk of loss or responsibility for the placement of such insurance during shipment of equipment or materials to the Project Site and such insurance is not already provided under Section 1.1.1 or Section 1.1.2 above (as applicable), or under the applicable manufacturer’s, supplier’s, or contractor’s insurance policies for physical loss or damage to such equipment or materials in an amount not less than the replacement cost value of each shipment. Such insurance shall (i) include coverage for war and strikes (subject to a 7-day or 48-hour notice of cancellation as applicable), terrorism, theft, pilferage, nondelivery, charges of general average sacrifice or contribution, salvage expenses, temporary storage in route, consolidation, repackaging, refused and returned shipments, (ii) 50/50 clause, difference in conditions for C.I.F. shipments, unintentional errors and omissions clause, import duty clause, non-vitiation clause (subject only to the survey warranty clause)and (iii) insure for
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the replacement cost value of the largest single shipment, plus freight and insurance if coverage is purchased by the Borrower.
The Administrative Agent shall reevaluate the need for marine business interruption insurance (i.e., if the loss of such property being shipped is expected to cause a material interruption of normal business operations) with a limit and associated indemnity period equivalent to the estimated loss of gross revenues (including production tax credits (grossed up for taxes), if any, or other financial incentives, as applicable), less non-continuing expenses for the longest period of interruption reasonably expected to occur, to the extent available on commercially reasonable terms and required by the Administrative Agent.
All such policies may have per occurrence deductibles of not greater than: (a) $1,000,000 for physical damage and (b) sixty (60), except seventy-five (75) days for damage to wind turbine generators days and ninety (90) days for damage to electrical service platform, export cables and named windstorm (including storm surge) for marine business interruption, or as otherwise approved and agreed to by the Administrative Agent.
In the event that primary ocean cargo coverage is provided by a third party for physical damage to Project property and equipment while in transit, the Borrower and/or the Project Company shall use commercially reasonable efforts to require such third party to include the Project Company and the Collateral Agent (as applicable) as additional insureds and the Project Company as a loss payee with respect to its insurable interests in such Project property and equipment being shipped. In the event that the third party supplier does not provide additional insured status for the Project Company as a loss payee, the Borrower shall procure or cause to be procured on its behalf and on behalf of the Proejct Company difference in conditions (DIC) / difference in limits (DIL) coverage to protect the interests of the Borrower and the Project Company. In addition, when third party ocean cargo insurance is provided for physical damage, the Borrower shall procure or cause to be procured under the same policy or a separate policy, marine business interruption insurance that is in compliance with this Section 1.1.5, unless otherwise agreed to by the Administrative Agent. Regardless of which method is used to provide marine business interruption insurance, the Borrower, the Project Company and the Collateral Agent (as applicable) shall be the only insureds and the only loss payees on such marine business interruption insurance.
For the avoidance of doubt, ocean cargo and marine business interruption insurance may be provided under the policies required in Sections 1.1.1, 1.1.2, 1.1.3 and 1.1.4 of this Appendix A.
1.1.4 Commercial General Liability. Commercial general liability insurance for the Project’s operations, written on “occurrence” or “claims made” policy forms, including coverage for premises/operations, products/completed operations, broad form property damage, bodily injury, blanket contractual liability, personal injury, independent contractors, with no exclusions for explosion, collapse and underground perils or fire with primary coverage limits of no less than $1,000,000 per occurrence and $2,000,000 general aggregate, per project or per location, for injuries or death to one or more persons or damage to property resulting from any one occurrence, and a products and completed operations liability aggregate limit of not less than $2,000,000. To the extent that the aggregate limit is reduced by insured claims
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and the umbrella and/or excess liability policy (or policies) does not drop down, the Borrower shall obtain or cause to be obtained a reinstatement of the aggregate limit or the purchase of additional general liability insurance as required in this Section 1.1.6. Deductibles and/or self-insured retentions to be incurred by the Borrower in excess of $250,000 shall be subject to review and approval by the Administrative Agent. Punitive damages shall not be excluded, where allowed by law and as commercially available.
To the extent that the Borrower owns or controls watercraft, wharfs, piers or loading docks, coverage shall be provided under the commercial general liability insurance or through such other specialty marine insurance policies such as terminal operator’s liability and/or wharfinger’s liability and/or charterer’s legal liability on terms and conditions acceptable to the Administrative Agent.
1.1.5 Automobile Liability. Automobile liability insurance to the extent an exposure exists, including coverage for owned, non-owned and hired automobiles (as applicable) for both bodily injury and property damage in accordance with statutory legal requirements, with combined single limits of no less than $1,000,000 per accident with respect to bodily injury, property damage or death. To the extent the Borrower does not have any owned automobiles, the Borrower shall maintain a minimum of hired/non-owned automobile liability which may be obtained through endorsement to the general liability policy required in Section 1.1.4 above. Deductibles and/or self-insured retentions to be incurred by the Borrower in excess of $250,000 shall be subject to review and approval by the Administrative Agent.
1.1.6 Workers Compensation/Employer’s Liability. Workers compensation insurance in accordance with all applicable statutory and federal requirements (including United States Longshore & Harbor Workers’ Act, Outer Continental Shelf Lands Act and ones Act, each as applicable) at any time in which the Borrower has employees (if any), including coverage for employer’s liability with a limit of not less than $1,000,000 and such other forms of insurance which the Borrower is required by law to provide for loss resulting from injury, sickness, disability or death of the employees of the Borrower. The policy shall include (i) an “all states” endorsement; (ii) a “voluntary compensation” endorsement; and (iii) a “blanket alternate employer/borrowed servant” endorsement. Deductibles and/or self-insured retentions to be incurred by the Borrower in excess of $250,000 shall be subject to review and approval by the Administrative Agent.
1.1.7 Marine Hull and Machinery Insurance. If and only when the exposure exists, marine hull and machinery insurance, on all Borrower owned, operated, or bareboat chartered vessels and marine craft (whether navigable or not) and associated equipment, if any, including collision liability, with sister ship clause unamended, and with limits of liability no less than the replacement value of such vessels and marine craft. Coverage shall include war risk, strikes and confiscation; sue and labor and liner negligence provisions. Where vessels or marine craft engage in towing operations, said insurance shall include full towers/collision liability up to the hull value with the sister ship clause unamended. Deductibles and/or self-insured retentions to be incurred by the Borrower in excess of $250,000 shall be subject to review and approval by the Administrative Agent.
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1.1.8 Protection and Indemnity Insurance. If and only when the exposure exists, protection and indemnity insurance on all Borrower owned, operated or chartered installation vessel(s), equipment transfer vessel(s), crew transfer vessels and other waterborne equipment (if any) including but not limited to personal injury and death (including, if applicable, contractor’s and/or subcontractor’s personnel on board), passenger liability, cargo loss and damage, general average, loss and damage to property on vessel, damage to fixed and floating objects, third party liability, pollution liability, wreck marking and removal, debris removal, collision, tower’s liability, anchor handling liability and contractual liability arising from or in connection with the work. The policy shall be written subject to a primary and excess limit liability of not less than $100,000,000 per occurrence and in the aggregate for the policy term ($50,000,000 when such coverage is provided on a contingent basis to wrap around contractor coverage), except for pollution liability, which shall be written with limits of liability in compliance with the requirements stipulated under the Oil Pollution Act of 1990 as amended, if applicable, and any other applicable state or federal law or regulation. All such coverages may be included using any combination of primary and umbrella or excess policies including those outlined in Section 1.1.4 and Section 1.1.11. Deductibles and/or self-insured retentions to be incurred by the Borrower in excess of $250,000 shall be subject to review and approval by the Administrative Agent.
1.1.9 Charterer’s Legal Liability Insurance. If and only when the exposure exists, charterer’s legal liability insurance, as applicable, subject to a primary and excess limit of not less than $100,000,000 per occurrence and in the aggregate for the policy term ($50,000,000 when such coverage is provided on a contingent basis to wrap around contractor coverage), providing coverage for bodily injury, including crew and property damage arising out of the chartering (other than bareboat) of any vessels, including damage to non-owned cargo while loading, carrying or unloading, damage to piers and docks and removal of wreckage as required by law. All such coverages may be included using any combination of primary and umbrella or excess policies including those outlined in Section 1.1.4 and Section 1.1.11. Deductibles and/or self-insured retentions to be incurred by the Borrower in excess of $250,000 shall be subject to review and approval by the Administrative Agent.
1.1.10 Wharfinger’s Liability Insurance. If and only when the exposure exists, wharfinger’s liability insurance, if applicable, subject to a primary and excess limit of not less than $100,000,000 per occurrence and in the aggregate for the policy term ($50,000,000 when such coverage is provided on a contingent basis to wrap around contractor coverage) providing coverage for damage to vessels and the vessels cargo while moored at any wharf or pier which is owned and/or operated and/or leased by the Borrower and for which the Borrower is legally liable. All such coverages may be included using any combination of primary and umbrella or excess policies including those outlined in Section 1.1.4 and Section 1.1.11. Deductibles and/or self-insured retentions to be incurred by the Borrower in excess of $250,000 shall be subject to review and approval by the Administrative Agent.
1.1.11 Umbrella, Excess and/or Bumbershoot Liability. Umbrella, excess and/or bumbershoot liability insurance, subject to a combined limit for all layers of not less than $100,000,000 per occurrence and annual aggregate when such limits are specific to the Project or $100,000,000 per occurrence and $200,000,000 annual aggregate when such limits are shared under a master program. Such umbrella or excess liability insurance shall be inclusive
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of the requirements and inclusive and/or excess of the primary limits (such that the total of primary and excess limits equal the amounts required in this Section 1.1.11) in Sections 1.1.4 (including sudden and accidental pollution liability unless such coverage is maintained under a separate policy as required in Section 1.1.12 below), Section 1.1.5, Section 1.1.6 (with respect to employer’s liability), Section 1.1.7, Section 1.1.8, Section 1.1.9, Section 1.1.10 and Section 1.13. Such umbrella or excess liability insurance may be procured using an occurrence or claims made policy form. If the policy or policies provided under this Section 1.1.11 contain(s) aggregate limits, and such limits are reduced during the applicable policy term by any one or more incident, occurrence, claim, settlement or judgment against such insurance which has caused the insurer to establish a reserve or reserves that is reasonably expected to reduce the available umbrella or excess liability limits by more than $50,000,000 (after review and discussion among the Borrower, its insurance representative(s) and the Administrative Agent), the Borrower shall within ten (10) Business Days after obtaining knowledge of such event inform the Administrative Agent and within thirty (30) Business Days reinstate the aggregate limit or purchase an additional umbrella or excess liability insurance policy satisfying the requirements of this Section 1.1.11 unless otherwise waived by the Administrative Agent. Deductibles and/or self-insured retentions, other than those permitted in the underlying policies, in excess of $250,000 for general liability, automobile liability, employer’s liability (if applicable) and pollution liability shall be subject to review and approval by the Administrative Agent.
1.1.12 Pollution Liability. Contractors Pollution Liability and Pollution Liability Insurance. Contractors pollution liability (during construction only) and pollution liability insurance, subject to a primary and excess limit of not less than $25,000,000 per claim and $25,000,000 in the aggregate for bodily injury and property damage with respect to legal liability for: (i) property damage and bodily injury to third parties arising out of (i) “sudden and accidental” (or new) pollution conditions; (ii) gradual pollution conditions and (iii) unknown pre-existing conditions (onshore locations only). All such coverages may be included using any combination of primary and umbrella or excess policies including those outlined in Section 1.1.4 and Section 1.1.11. Claims made coverage forms are acceptable. Deductibles and/or self-insured retentions to be incurred by the Borrower in excess of $500,000 shall be subject to review and approval by the Administrative Agent.
1.1.13 Aircraft Liability. If and only when the exposure exists, aircraft liability for all owned, hired, chartered or non-owned aircraft (fixed wing, rotary and/or unmanned) used in the construction and operation of the Project, and helipad operations and hangarkeeper’s liability, subject to a primary and excess limit of $50,000,000 for manned aircraft each accident and in the annual aggregate ($25,000,000 for unmanned aircraft), including hull physical damage coverage with limits equivalent to the full value of the aircraft. All such coverages may be included using any combination of primary and umbrella or excess policies including those outlined in Section 1.1.4 and Section 1.1.11. Deductibles and/or self-insured retentions to be incurred by the Borrower in excess of $250,000 shall be subject to review and approval by the Administrative Agent.
1.1.14 Such other or additional insurance (as to risks covered, policy amounts, policy provisions or otherwise) as, under Prudent Industry Practices (as defined in this Agreement),
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are from time to time insured against for property and facilities similar in nature, use and location to the Project which the Administrative Agent may reasonably require.
1.2    Contractors and Subcontractors. The Borrower shall require all major contractors and subcontractors performing construction, installation and/or operations and maintenance activities or other onshore or offshore work on its behalf or on behalf of the Project Company, to obtain and maintain insurance in accordance with standard industry practice for similar work and operations (including any additional insurance coverages required to comply with flow through requirements in the Material Project Documents) and shall endeavor to have the Borrower included as an additional insured (with the exception of workers’ compensation) and provide the Borrower with a certificate of insurance prior to the start of the work on the Project Site.
1.3    Project Specific Limits / Reinstatement of Aggregate Limits (Property). The Borrower shall maintain or caused to be maintained operational all-risk property insurance for the benefit of the Project under a policy (or policies) that contains limits (including any aggregate limits) that are specific to the Project and are not shared with other asset unrelated to the Borrower or the Project. To the extent such operational all-risk property insurance contains aggregate limits or sublimits and such aggregate limits or sub-limits are eroded below seventy-five (75) percent of the limits required herein, or exhausted due to a loss at the Project, the Borrower shall provide prompt written notice of such reduction in limits to the Administrative Agent and shall cause the required limits to be reinstated or additional limits to be obtained for its benefit and the benefit of the Project Company as soon as reasonably possible but not later than sixty (60) days following erosion of the aggregate limits below the required threshold unless otherwise waived by the Administrative Agent. The Administrative Agent shall have the right, but not the obligation, to review information regarding insurable exposures related to limits and sub-limits (including any aggregate limits) not less than once per year and such subsequent approvals of policy limits or sub-limits (including any aggregate limits) may be conditioned upon increases in policy limits and/or changes to terms and conditions, however any such increases shall be subject to insurance market conditions and limits available at that time and shall be approved by the Administrative Agent.
1.4    Self-Insurance. If any insurance required to be obtained and maintained pursuant to this Appendix A is provided through self-insurance or other alternative financing or risk transfer mechanisms, whether in the form of fronted insurance policies with deductible reimbursement obligations to the fronting insurer(s) or otherwise, in an amount that is greater than the maximum deductibles or self-insured retentions permitted herein, it is hereby agreed by the Borrower that (i) such self-insurance or other alternative financing or risk transfer mechanisms be funded and/or collateralized by letters of credit or other means required by any such fronting insurers (or as otherwise required by the applicable alternative financing or risk transfer mechanisms); (ii) shall not allocate responsibility for deductibles or self-insured retentions to the Borrower or the Project in an amount that is greater than the maximum deductibles or self-insured retentions permitted herein; and (iii) the Borrower shall be responsible for ensuring an appropriate maximum allocation of risk as permitted herein to the Borrower or the Project.
1.5    Special Insurance Provisions.

(a)Loss Payable Endorsement. Until the Conversion Date, all policies of property insurance required to be maintained pursuant to Section 1.1.1, Section 1.1.2 and Section 1.1.3 of this Appendix A (as applicable) shall name the Collateral Agent (as defined in the Construction Credit Agreement) as the sole loss payee for all losses insured thereunder, pursuant to a loss payable endorsement approved by the Administrative Agent (as defined in the Construction Credit Agreement). After the Conversion Date all policies of property insurance required to be maintained pursuant to Section 1.1.1, Section 1.1.2 and Section 1.1.3 of this Appendix A (as applicable) shall name the Vineyard Wind 1, LLC as the sole loss payee for all losses insured thereunder, pursuant to a loss payable endorsement approved by the Administrative Agent.
(b)Non-Vitiation.All policies of property insurance required to be maintained pursuant to Section 1.1.1, Section 1.1.2, and Section 1.1.3, (to the extent such insurance is procured by or on behalf of the Borrower and/or the Project Company) of this Appendix A (as applicable) shall insure the interests of the Collateral Agent regardless of any breach or violation by the Borrower, the Project Company or its Affiliates or others acting on their behalf of any warranties, declarations or conditions contained in such policies, or any action or inaction of those parties. The foregoing may be accomplished by the use of an approved loss payable endorsement, multiple insureds clause or other similar clauses acceptable to the Administrative Agent.
(c)Additional Insured & Waiver of Subrogation. All policies of insurance required in Section 1.1 above (with the exception of workers’ compensation and employer’s liability) that are maintained by or on behalf of the Borrower and the Project Company shall (i) include the Administrative Agent and each of their successors or assigns as an additional insured either by policy definition or separate endorsement and (ii) provide a waiver of subrogation in favor of the additional insured parties noted in (i), to the extent not prohibited by law. Similarly, the Borrower hereby waives any and all rights of subrogation against the Administrative Agent.
(d)Severability of Interest/Cross Liability, Primary and Non-Contributory. All liability policies required in [Section 1.1.6, Section 1.1.7, Section 1.1.8, Section 1.1.9, Section 1.1.10, Section 1.1.11, Section 1.1.12, Section 1.1.13 and Section 1.1.14] above that are maintained by or on behalf of the Borrower and the Project Company shall expressly provide that all provisions thereof, except the limits of liability (which shall be applicable to all insureds as a group) shall operate in the same manner as if there were a separate policy covering each such insured regardless of any breach or violation by any of the other insureds and shall not contain exclusions for cross liability. All policies required in this Appendix A shall be primary without contribution from any other policies the Administrative Agent may hold.
(e)Notice of Cancellation. All policies of insurance required in Section 1.1 of this Appendix A (except Section 1.1.1 and Section 1.1.2, which shall be non-cancellable, except for non-payment of premium) shall provide at least sixty (60) days’ (to the extent commercially available but in no event less than thirty (30) days’) written notice of cancellation to the Administrative Agent (and such other Persons as required under any Material Project Documents), with the exception of ten (10) days’ notice for nonpayment of premium, to the extent commercially available. To the extent an endorsement of the required policies to provide such written notice of cancellation to the Administrative Agent (or as required under any
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Material Project Documents) is not commercially available, the Borrower shall be obligated to provide written notice of cancellation to the Administrative Agent (or as required under any Material Project Documents). The Borrower shall provide or cause to be provided on its behalf and on behalf of the Project Company notice of material change in policy conditions to the Administrative Agent and its successors and assigns (or as required under any Material Project Documents) promptly upon the Borrower and/or the Project Company acquiring notice or obtaining knowledge thereof. For purposes of this Section 1.5(e), a material change is considered to be any modification or reduction in coverage that would cause the Borrower’s and/or the Project Company’s insurance policies to be out of compliance with this Appendix A or any Material Project Documents.
(f)Claims-Made Forms. If any liability insurance required under the provisions of this Appendix A is allowed to be written on a “claims made” basis, then (i) such insurance shall include a retroactive date (as such term is specified in each of such policies) that is no later than the Closing Date and (ii) each time any policy written on a “claims made” basis is not renewed or the retroactive date of such policy is to be changed, the Borrower shall obtain or cause to be obtained for each such policy or policies the broadest extended reporting period coverage, or “tail”, reasonably available in the commercial insurance market for each such policy or policies.
(g)Loss Notification. The Borrower shall promptly upon acquiring notice or obtaining knowledge thereof, notify the Administrative Agent of any single loss or event likely to give rise to a claim against an insurer for an amount equal to or in excess of $2,5000,000 for any one event or $5,000,000 in the aggregate during the policy period that is covered by any policies of property insurance required to be maintained pursuant to Section 1.1.1, Section 1.1.2 and Section 1.1.3 of this Appendix A.
(h)Loss Adjustment and Settlement. Any loss insured by policies of property insurance required to be maintained pursuant to Section 1.1.1, Section 1.1.2, Section 1.1.3, Section 1.1.4 and Section 1.1.5 of this Appendix A or other first party insurance policies or coverages shall be adjusted with the respective insurance companies, including the filing in a timely manner of appropriate proceedings, by the Borrower, in consultation with the Administrative Agent if such loss is equal to or in excess of $2,500,000.
(i)Acceptable Policy Terms and Conditions. All policies of insurance purchased by the Borrower pursuant to this Appendix A shall contain terms and conditions reasonable acceptable to the Administrative Agent.
(j)Insurance Policy Review. The Borrower shall submit complete copies of all policies (or until such policies are available, binders evidencing such policies) received by it pursuant to the requirements of this Appendix A upon request by the Administrative Agent for its review and approval. To the extent that complete copies of the actual insurance policies (or actual insurance policies with information not related to the Project redacted) required to be obtained and maintained in accordance with the terms of this Appendix A are not furnished to the Insurance Advisor and the Administrative Agent, the Borrower warrants, to its knowledge, that the insurance information provided (in whatever form) to the Insurance Advisor and the Administrative Agent is complete and accurate in all material respects and warrants that such insurance is in compliance with the insurance requirements of this Appendix A. The Borrower
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shall notify Insurance Advisor and the Administrative Agent of any such insurance requirements that are not being met by the policies of insurance currently in place promptly upon acquiring notice or obtaining knowledge thereof. Detailed coverage summaries certified by the Borrower or its authorized insurance representative as accurate in all material respects shall be acceptable for provision of coverage information to the Insurance Advisor and the Administrative Agent.
(k)Reports. The Borrower shall advise the Administrative Agent in writing promptly upon acquiring notice or obtaining knowledge of any default in the payment of any premium and of any other act or omission on the part of the Borrower which could reasonably be expected to invalidate or render unenforceable, in whole or in part, any insurance being maintained by or on behalf of the Borrower and the Project Company pursuant to this Appendix A.
(l)Failure to Maintain Insurance. In the event the full insurance coverage required by this Appendix A is not taken out or maintained as described herein, the Administrative Agent, upon [thirty (30)] Business Days’ prior notice (unless the aforementioned insurance would lapse within such period or has already lapsed, in which event notice shall not be required) to the Borrower of any such failure, may (but shall not be obligated to), take out the required policies of insurance and pay the premiums on the same. All amounts so advanced by any Lender shall become an Obligation of the Borrower shall promptly (and in any event within five (5) Business Days) pay such amounts, together with interest from the date of payment by the Administrative Agent pursuant to Section 2.11(c) this Agreement.
(m)Failure to Collect. In the event that the Borrower fails to respond in a timely and appropriate manner (as reasonably determined by the Administrative Agent) or to take any steps necessary or reasonably requested by the Administrative Agent to collect from any insurers for any loss covered by any insurance required to be maintained by this Appendix A, upon thirty (30) Business Days’ prior notice to the Borrower, the Administrative Agent shall have the right to make all proofs of loss, negotiate all claims and/or receive all or any part of the proceeds of the foregoing insurance policies, either in its own name or the name of the Borrower; provided, however, that the Borrower shall, upon the Administrative Agent’s request and at the Borrower’s own cost and expense, make all proofs of loss and take all other steps necessary or reasonably requested by the Administrative Agent to collect from insurers for any loss covered by any insurance required to be obtained by this Appendix A.
1.6    Other Insurance Requirements. The Borrower shall maintain or cause to be maintained such insurance in addition to or in lieu of that required by the foregoing provisions of this Appendix A as the Administrative Agent may from time to time require, due to (a) new information coming to the attention of the Administrative Agent after the Closing Date or (b) changed circumstances after the Closing Date, which, in the case of either of the foregoing clauses (a) and (b), is reasonably determined by the Administrative Agent to render the insurance coverage set forth in this Appendix A materially inadequate. In addition to the other requirements of this Appendix A, the Borrower shall obtain and maintain such other or additional insurance (as to risks covered, policy amounts, policy provisions or otherwise) as the Administrative Agent may reasonably request from time to time; provided that such other insurance and amounts are then commonly insured against with respect to similar properties in
11

US-DOCS\126197099.3
similar regions with similar exposures and which are available on commercially reasonable terms. Borrower shall only be required to obtain and maintain any additional or different insurance pursuant to and as described in this Section 1.6 if the purchase and maintenance of such insurance is consistent with Prudent Industry Practices.
1.7    Certification of Compliance. The Borrower shall deliver to the Administrative Agent on or before the Conversion Date and no later than annually thereafter, certificates of insurance (or such other evidence of insurance reasonably requested by the Administrative Agent in the form of binders and/or policies) executed by the insurer or its duly authorized representative indicating the types, amounts, deductibles and/or self-insured retentions, and terms and conditions required herein, accompanied by a letter from the Borrower certifying to the Administrative Agent that the insurance policy (or policies) have been placed in accordance with the requirements of this Appendix A, coverage is in full force and effect and all premiums then due have been paid or are not in arrears. Detailed summaries of any policies required pursuant to this Appendix A shall be furnished to the Administrative Agent upon request (to the extent available at that time). The summaries shall include the name of the insurance company, policy number, type of insurance, major limits of liability and expiration date of the insurance policies.
1.8    No Duty to Verify Insurance Compliance. The Administrative Agent shall be entitled, upon reasonable advance notice, to review at the Borrower’s location the Borrower’s books and records regarding all insurance policies (excluding the policies themselves) maintained with respect to the Project and the Borrower’s obligations under this Appendix A. Notwithstanding the foregoing, no provision of this Appendix A or any other provision of this Agreement or any other Financing Document shall impose on the Administrative Agent any duty or obligation to verify the existence or adequacy of the insurance coverage maintained by the Borrower nor shall the Administrative Agent be responsible for any representations or warranties made by or on behalf of the Borrower, the Project Company or any other party to any insurance company or underwriter.
1.9    Waivers of Insurance Requirements.
(a)    If at any time the Borrower determines in its reasonable judgment (after consultation with the Insurance Advisor) that any insurance (including the limits or deductibles thereof) required to be maintained by this Appendix A is not available on commercially reasonable terms (as defined herein) due to prevailing conditions in the commercial insurance market at such time, then upon the written request of the Borrower together with a written report of the Borrower’s insurance broker or another independent insurance broker of nationally-recognized standing in the insurance industry (i) certifying that such insurance is not available on commercially reasonable terms (and, in any case where the required maximum coverage is not reasonably available, certifying as to the maximum amount which is so available), (ii) explaining in detail the basis for such broker’s conclusions, and (iii) containing such other information as the Administrative Agent or the Insurance Advisor may reasonably request, the Administrative Agent may (after consultation with the Insurance Advisor) temporarily waive such requirement. At any time after the granting of any temporary waiver pursuant to this Section 1.9, but not more than once in any year, the Administrative Agent may request, and the Borrower shall furnish to the Administrative Agent within thirty (30) days after such request,
12

an updated insurance report reasonably acceptable to the Administrative Agent from the Borrower’s independent insurance broker which supports what is achievable in the commercial insurance market. Any waiver granted pursuant to this Appendix A shall expire, without further action by any party, immediately upon (A) such waived insurance requirement becoming available on commercially reasonable terms, as reasonably determined by the Administrative Agent, or (B) failure of the Borrower to deliver an updated insurance report pursuant to clause (ii) above.
If the Borrower is unable to procure insurance at or above the minimum insurance requirements in this schedule, the Borrower shall provide the Administrative Agent with information detailing the Borrower’s insurance marketing efforts. The information supplied to the Administrative Agent shall include (i) the insurance markets approached for quotes; (ii) a summary of quoted terms obtained in the insurance market; (iii) all options to increase sublimits to the minimum specified amounts (to the extent fully compliant terms are not initially quoted); (iv) all options to decrease deductibles to the maximums permitted amounts (to the extent fully compliant terms are not initially quoted); (v) all options to remove exclusions or broaden coverage terms to meet the minimum requirements; (v) all declinations including each underwriters’ reasons for such declinations. If the Borrower is unable to procure insurance at or above the minimum insurance requirements in this schedule, the Borrower shall provide any additional information to the Administrative Agent, to the extent available, such that the Administrative Agent may make or cause to make due inquiry. Commercial unavailability must be established in the context of not only the cost of insurance but also the increased risk that would be retained by the Administrative Agent in light of terms offered (or not) including insurance terms that are requested by or on behalf of the Borrower and/or the Project Company and considered by underwriters as unavailable at any cost (i.e. no option offered regardless of premium). The Borrower agrees to make a good faith effort to work with the Administrative Agent to provide coverage at mutually agreed upon terms and conditions if either (a) the requirements are not able to be met due to the conditions of the insurance market or (b) the Administrative Agent provides information that supports a commercially reasonable position that the Borrower may be subject to increased risks that would warrant increased or additional insurance coverage to be procured by the Borrower.
1.10    Additional Requirements. The Borrower shall at all times maintain or cause to be maintained the insurance coverage required to be obtained by the Borrower under the terms of each of the Material Project Documents to which the Borrower is a party.
1.11    Independent Review of the Borrower’s Insurance. The Borrower’s insurance program for the Project shall be independently reviewed every [three (3)] years throughout the term of this Agreement for compliance with the terms and conditions of this Agreement and as outlined in this Appendix A.
13

EXHIBIT A
TO
CREDIT AGREEMENT
FORM OF ASSIGNMENT AND ASSUMPTION1
This Assignment and Assumption (the “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [Insert name of Assignor] (the “Assignor”) and [Insert name of Assignee] (the “Assignee”). Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as amended, modified or supplemented and in effect from time to time, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.
For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below, the interest in and to all of the Assignor’s rights and obligations in its capacity as a [Lender][Issuing Lender] under the Credit Agreement and any other documents or instruments delivered pursuant thereto that represent the amount and percentage interest identified below of all of the Assignor’s outstanding rights and obligations under the respective facilities identified below (including any letters of credit included in such facilities) (the “Assigned Interest”). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.
1.Assignor:
2.Assignee:
1 Note to Form: In connection with any assignment of any PPA Letter of Credit Commitment, PPA Letter of Credit Issuing Commitment or PPA Letter of Credit Loan, Borrower to revise form to refer to applicable Class of PPA Letter of Credit Commitment (i.e., PPA Tranche 1 Letter of Credit Commitment, the PPA Tranche 2 Letter of Credit Commitment and the PPA Tranche 3 Letter of Credit Commitment), applicable Class of PPA Letter of Credit Issuing Commitment (i.e., a PPA Tranche 1 Letter of Credit Issuing Commitment, a PPA Tranche 2 Letter of Credit Issuing Commitment, and a PPA Tranche 3 Letter of Credit Issuing Commitment) and applicable Class of PPA Letter of Credit Loans (i.e., PPA Tranche 1 Letter of Credit Loans, PPA Tranche 2 Letter of Credit Loans and PPA Tranche 3 Letter of Credit Loans), as applicable.
EXHIBIT A-1    (VINEYARD WIND)

[and is a Lender/an Affiliate/an Approved Fund/Non-Voting Lender]2
3.Borrower:    Avangrid Vineyard Wind, LLC
4.Administrative Agent:    Banco Santander, S.A., New York Branch, as administrative agent under the Credit Agreement
5.Credit Agreement:    The Credit Agreement dated as of September 15, 2021, among Avangrid Vineyard Wind, LLC (the “Borrower”), the Lenders and Issuing Lenders party thereto from time to time, MUFG Union Bank, N.A., as Collateral Agent, and Banco Santander, S.A., New York Branch, as Administrative Agent and the other persons party thereto from time to time.
6.Assigned Interest[s]:

Facility Assigned	Aggregate Amount of Commitment/Issuing Commitment/Loans for all [Lenders][Issuing Lenders]	Amount of Commitment/Issuing Commitment/Loans Assigned	Percentage Assigned of Commitment/Issuing Commitment/Loans[3]
Term Loan Commitment	$ [_______]	$ [_______]	[_____] %
PPA Letter of Credit Commitment	$ [_______]	$ [_______]	[_____] %
BOEM Letter of Credit Commitment	$ [_______]	$ [_______]	[_____] %
New Bedford Letter of Credit Commitment	$ [_______]	$ [_______]	[_____] %
Water Commission Letter of Credit Commitment	$ [_______]	$ [_______]	[_____] %
Issuing Commitment[s] for [Insert Applicable] Letter[s] of Credit	$ [_______]	$ [_______]	[_____] %
[Insert Applicable] Loan[s]	$ [_______]	$ [_______]	[_____] %
2 Delete if not applicable.
3 Set forth, to at least 12 decimals, as a percentage of the Commitment/Issuing Commitment/Loans of all Lenders/Issuing Lenders thereunder.
EXHIBIT A-2    (VINEYARD WIND)

Effective Date:     ___, 20___ [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF
TRANSFER IN THE REGISTER THEREFOR.]
The terms set forth in this Assignment and Assumption are hereby agreed to:
ASSIGNOR
[NAME OF ASSIGNOR]
By
:
Name:
Title:
ASSIGNEE
[NAME OF ASSIGNEE]
By
:
Name:
Title:
EXHIBIT A-3    (VINEYARD WIND)

Consented to and accepted:
[_____],
as the Administrative Agent
By:
Name:
Title:
By:
Name:
Title:
[Consented to:]4
[NAME OF RELEVANT PARTY]
By:
Name:
Title:
4To be added only if the consent of the Borrower and/or any Lender or Issuing Lender is required by the terms of the Credit Agreement.
EXHIBIT A-4    (VINEYARD WIND)

ANNEX I
AVANGRID VINEYARD WIND, LLC
CREDIT AGREEMENT
DATED AS OF SEPTEMBER 15, 2021
STANDARD TERMS AND CONDITIONS FOR
ASSIGNMENT
AND ASSUMPTION AGREEMENT
1.    Representations and Warranties.
1.1.    Assignor. The Assignor: (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement or any other instrument or document delivered pursuant thereto, other than this Assignment and Assumption (herein collectively called the “Loan Documents”), or any collateral thereunder, (ii) any statements, warranties or representations made in or in connection with any Loan Document, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.
1.2.    Assignee. The Assignee: (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a [Lender][Issuing Lender] under the Credit Agreement, (ii) it is an Eligible Assignee and otherwise meets all the requirements to be an assignee under Section 9.04(b), Section 9.04(h) and Section 9.04(i) of the Credit Agreement (subject to such consents, if any, as may be required under Section 9.04(b) of the Credit Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as [a Lender][an Issuing Lender] thereunder and, to the extent of the Assigned Interest, shall have the obligations of a [Lender][Issuing Lender] thereunder, (iv) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 5.09 thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest, on the basis of which it has made such analysis and decision, (v) it has, independently and without reliance upon any Assignor, the Administrative Agent or any other Lender or Issuing Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest [and] (vi) attached to the Assignment and
ANNEX I-1    (VINEYARD WIND)

Assumption is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed [and (vii) after giving effect to this Assignment and Assumption, Non-Voting Lenders, in the aggregate do not own or hold Term Loans or participations therein with an aggregate principal amount in excess of $20,000,000]; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender or Issuing Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, [and] (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as [a Lender][an Issuing Lender] [and (iii) it shall at all times be subject to the voting and other restrictions on Non-Voting Lenders set out in Section 9.02 of the Credit Agreement].
2.Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.
3.General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. THIS ASSIGNMENT AND ASSUMPTION AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS ASSIGNMENT AND ASSUMPTION OR ANY RIGHT OR OBLIGATION OF ANY PARTY HEREUNDER (EXCEPT, AS TO ANY OTHER FINANCING DOCUMENT, AS EXPRESSLY SET FORTH IN THE CREDIT AGREEMENT) AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.
ANNEX I-2

EXHIBIT B
TO
CREDIT AGREEMENT
FORM OF NOTE
NOTE
[(TERM LOANS)]
[([list applicable Letter of Credit] LETTER OF CREDIT LOANS)]
$[_______]    [_________], 20__
New York, New York
FOR VALUE RECEIVED, the undersigned (the “Borrower”), hereby promises to
pay to [    ] (the “Lender”), at the office of the Administrative Agent as provided for by the
Credit Agreement referred to below, for the account of the Lender, the principal sum of $[    ]
(or such lesser amount as shall equal the aggregate unpaid principal amount of the Loans made by the Lender to the Borrower under the Credit Agreement (as defined below)), in lawful money of the United States of America and in immediately available funds, pursuant to the Credit Agreement, to pay interest on the unpaid principal amount of each such Loan, at such office, in like money and funds, for the period commencing on the date of such Loan until such Loan shall be paid in full, at the rates per annum and on the dates provided in the Credit Agreement and to pay all other fees and costs owed to Lender under the Credit Agreement in accordance with the terms thereof.
The date, amount, Type, Class, interest rate and duration of Interest Period (if applicable) of each Loan made by the Lender to the Borrower, and each payment made on account of the principal thereof, shall be recorded by the Lender on its books and, prior to any transfer of this Note, endorsed by the Lender on the schedule attached hereto or any continuation thereof, provided that the failure of the Lender to make any such recordation or endorsement shall not affect the obligations of the Borrower to make a payment when due of any amount owing under the Credit Agreement or hereunder in respect of the Loans made by the Lender.
This Note evidences Loans made by the Lender under the Credit Agreement dated as of September 15, 2021 (as amended, modified or supplemented and in effect from time to time, the “Credit Agreement”) between Avangrid Vineyard Wind, LLC, the Lenders and Issuing Lenders party thereto from time to time, Banco Santander, S.A., New York Branch, as the Administrative Agent, MUFG Union Bank, N.A., as the Collateral Agent and the other persons party thereto from time to time, and is one of the promissory notes referred to in Section 2.08(c)(ii)
EXHIBIT B-1    (VINEYARD WIND)

of the Credit Agreement and is entitled to the benefits and subject to all terms, provisions and conditions thereof. Terms used but not defined in this Note have the respective meanings assigned to them in the Credit Agreement.
The Credit Agreement provides for the acceleration of the maturity of this Note upon the occurrence of certain events and for prepayments of Loans upon the terms and conditions specified therein. Upon the occurrence and during the continuance of an Event of Default, Borrower expressly waives notice of default, presentment or demand for payment, protest or notice of nonpayment or dishonor or notices or demands of any kind. The exercise of remedies under this Note is subject to the terms of the Credit Agreement and the Intercreditor Agreement.
Except as permitted by Section 9.04 of the Credit Agreement, this Note may not be assigned by the Lender to any other Person.
This Note shall be governed by, and construed in accordance with, the law of the State of New York.
EXHIBIT B-2    (VINEYARD WIND)

AVANGRID VINEYARD WIND, LLC
By:
Name:
Title:
EXHIBIT B-3    (VINEYARD WIND)

Schedule of Loans
This Note evidences Loans made, continued or converted under the Credit Agreement to the Borrower, on the dates, in the principal amounts, of the Classes, of the Types, bearing interest at the rates and having Interest Periods (if applicable) of the durations set forth below, subject to the continuations, conversions and payments and prepayments of principal set forth below:
ALTERNATE BASE RATE (“ABR”) LOANS, CONVERSION, AND REPAYMENTS

Date	Amount of ABR Loan	Amount Converted to ABR Loan	Amount of ABR Loan Principal Repayment	Amount of ABR Loan Converted to Eurodollar Loan	Unpaid Principal Balance of ABR Loan	Class of ABR Loan	Interest Rate	Notation Made By

EURODOLLAR LOANS, CONVERSIONS, AND REPAYMENTS

Date	Amount of Eurodolla r Loan	Amount Converted to Eurodollar Loan	Amount of Eurodollar Loan Principal Repayment	Amount of Eurodollar Loan Converted to ABR Loan	Unpaid Principal Balance of Eurodollar Loan	Class of Eurodollar Loan	Interest Rate	Duration of Interest Period	Notation Made By

EXHIBIT B-4    (VINEYARD WIND)

EXHIBIT C-1
TO
CREDIT AGREEMENT
FORM OF TERM LOAN BORROWING REQUEST
[INSERT DATE]1
Banco Santander, S.A., New York Branch
as Administrative Agent
45 E. 53rd St.
New York, NY 10022
E-mail: PortfolioManagementGDF@santander.us
Attention: Erika Wershoven
with a copy to:
Banco Santander, S.A., New York Branch
45 E. 53rd St.
New York, NY 10022
Tel: 212-692-2598
Email: CIBMOLoanClosing@santander.us
Attn: Gregory Sparapani/Brandon Velasquez
RE:    Avangrid Vineyard Wind, LLC
Ladies and Gentlemen:
The undersigned refers to that certain Credit Agreement, dated as of September 15, 2021 (as amended, modified or supplemented from time to time, the “Credit Agreement”), among Avangrid Vineyard Wind, LLC, a limited liability company organized under the laws of Delaware (the “Borrower”), the Lenders and Issuing Lenders party thereto from time to time, Banco Santander, S.A., New York Branch, as administrative agent for the Lenders (in such capacity, together with its successors in such capacity, the “Administrative Agent”), MUFG Union Bank, N.A., as Collateral Agent and the other persons party thereto from time to time. Terms defined in the Credit Agreement are used herein as defined therein.
1To be dated (i) in the case of a Eurodollar Borrowing, not later than 11:00 a.m., New York City time, three Business Days before the date of the Proposed Borrowing, and (ii) in the case of an ABR Borrowing, not later than 11:00 a.m., New York City time, one Business Day before the date of the Proposed Borrowing.
EXHIBIT C-1-1    (VINEYARD WIND)

The undersigned hereby requests a Borrowing of Term Loans under the Credit Agreement (the “Proposed Borrowing”), as follows:
(1)The aggregate amount of the Proposed Borrowing by the Borrower is $[__________], which is the amount of the Term Loan Commitment.
(2)The date of the Proposed Borrowing is    __, 20__, which is a
Business Day.
(3)The Proposed Borrowing is to be comprised of [ABR Loans] [Eurodollar Loans].
(4)[The Interest Period for the Proposed Borrowing is [one] [three] [six] months, subject to the provisos in the definition of “Interest Period” in the Credit Agreement.]2
(5)The proceeds of the Proposed Borrowing are to be used and deposited in accordance with Section 5.11 of the Credit Agreement.
The undersigned hereby represents and warrants that, as of the date of the Proposed Borrowing:
(1)the representations and warranties of the Borrower, the Pledgor[s] and each other Loan Party set forth in each Transaction Document to which it is a party are true and correct in all material respects on and as of the date of such Proposed Borrowing (or, if any such representation or warranty is expressly stated to have been made as of a specific prior date, was true and correct in all material respects as of such specific prior date), both immediately prior to the Proposed Borrowing and after giving effect to such Proposed Borrowing as if made on and as of such date; provided, however, that each representation or warranty that is qualified by materiality, Material Adverse Effect or similar phrase is true and correct in all respects;
(2)at the time of and immediately after giving effect to such Proposed Borrowing, no Default or Event of Default has occurred and is continuing or will result from the making of such Proposed Borrowing;
(3)each of the applicable conditions precedent set forth in Section 4.02 of the Credit Agreement with respect to the Borrower will be satisfied (subject to the
2 To be included if the Proposed Borrowing is a Eurodollar Loan.
EXHIBIT C-1-2    (VINEYARD WIND)

reasonable satisfaction or acceptance of the Administrative Agent and the Required Lenders to the extent applicable) or waived in accordance with the terms of the Credit Agreement as of the date of the Proposed Borrowing; and
(4) after giving effect to the Proposed Borrowing, the outstanding Term Loans will not exceed the aggregate amount of all Term Loan Lenders’ Term Loan Commitments.
EXHIBIT C-1-3

Very truly yours,
AVANGRID VINEYARD WIND, LLC
By:
Name:
Title:
EXHIBIT C-1-4

EXHIBIT C-2
TO
CREDIT AGREEMENT
FORM OF NOTICE OF ISSUANCE 1
[INSERT DATE]2
Banco Santander, S.A., New York Branch
as Administrative Agent
45 E. 53rd St.
New York, NY 10022
E-mail: PortfolioManagementGDF@santander.us
Attention: Erika Wershoven
with a copy to:
Banco Santander, S.A., New York Branch
45 E. 53rd St.
New York, NY 10022
Tel: 212-692-2598
Email: CIBMOLoanClosing@santander.us
Attn: Gregory Sparapani/Brandon Velasquez
RE:    Avangrid Vineyard Wind, LLC
Ladies and Gentlemen:
The undersigned refers to that certain Credit Agreement, dated as of September 15, 2021 (as amended, modified or supplemented from time to time, the “Credit Agreement”), among Avangrid Vineyard Wind, LLC, a limited liability company organized under the laws of Delaware (the “Borrower”), the Lenders and Issuing Lenders party thereto from time to time, Banco
1 Note to Form: In connection with any issuance of a PPA Letter of Credit, Borrower to revise form to refer to applicable Class of PPA Letter of Credit (i.e., PPA Tranche 1 Letters of Credit, the PPA Tranche 2 Letters of Credit and the PPA Tranche 3 Letters of Credit), applicable Class of PPA Letter of Credit Exposure (i.e., a PPA Tranche
1 Letter of Credit Exposure, a PPA Tranche 2 Letter of Credit Exposure, and a PPA Tranche 3 Letter of Credit Exposure) and applicable Class of PPA Letter of Credit Loans (i.e., PPA Tranche 1 Letter of Credit Loans, PPA Tranche 2 Letter of Credit Loans and PPA Tranche 3 Letter of Credit Loans), as applicable.
2 To be delivered by hand delivery or transmitted by electronic communication, if arrangements for doing so have been approved by the applicable Issuing Lender at least 3 Business Days prior to the date of the proposed date of Issuance.
EXHIBIT C-2-1

Santander, S.A., New York Branch, as administrative agent for the Lenders (in such capacity, together with its successors in such capacity, the “Administrative Agent”), MUFG Union Bank, N.A., as Collateral Agent and the other persons party thereto from time to time. Terms defined in the Credit Agreement are used herein as defined therein.
[1.The undersigned hereby requests that a [PPA Letter of Credit] [BOEM Letter of Credit] [New Bedford Letter of Credit][Water Commission Letter of Credit] be Issued as provided herein (the
“Proposed LC Event”). The stated amount of the requested Letter of Credit is $[    ]. Such
Letter of Credit will be in support of [    ]3, which is a Permitted Letter of Credit Use
under the Credit Agreement. The name and address of the beneficiary of the requested Letter of Credit is set forth below:
[[insert beneficiary] [insert address]]4
[1.The proposed date of the requested Issuance of the [PPA Letter of Credit] [BOEM Letter of
Credit] [New Bedford Letter of Credit] [Water Commission Letter of Credit] is    ,
which is a Business Day, and the expiration date of such [PPA Letter of Credit] [BOEM Letter of
Credit] [New Bedford Letter of Credit] [Water Commission Letter of Credit] is    ,
which date is [the date twelve months after the date of the issuance of such [PPA Letter of Credit] [BOEM Letter of Credit] [New Bedford Letter of Credit] [Water Commission Letter of Credit]] [the [PPA Loan Maturity Date] [BOEM Loan Maturity Date] [New Bedford Loan Maturity Date] [Water Commission Letter of Credit Loan Maturity Date]5.]6
[2.The Issuing Lender is instructed to deliver the [PPA Letter of Credit] [BOEM Letter of Credit] [New Bedford Letter of Credit] [Water Commission Letter of Credit] to [INSERT BENEFICIARY’S NAME] at [INSERT BENEFICIARY’S ADDRESS].]7
[3.The undersigned hereby requests that the stated amount of the [PPA Letter of Credit] [BOEM Letter of Credit] [New Bedford Letter of Credit] [Water Commission Letter of Credit] be changed
from $[    ] to $[    ] as provided herein (the “Proposed LC Event”).]8
3 Borrower to insert description of permitted use for which the letter of credit is being requested.
4 To be included for a request for issuance of a Letter of Credit.
5 The expiration date to be the earlier of (a) the date twelve months after the date of the issuance of such Letter of Credit (or, in the case of any renewal or extension thereof, twelve months after the then-current expiration date of such Letter of Credit) and (b) the applicable Letter of Credit Maturity Date.
6 To be included for a request for issuance of a Letter of Credit.
7 To be included for a request for issuance of a Letter of Credit.
8 To be included for a request to change the stated amount of a Letter of Credit.
EXHIBIT C-2-2    (VINEYARD WIND)

[5.    The undersigned hereby requests that the expiration date of the [PPA Letter of Credit] [BOEM
Letter of Credit] [New Bedford Letter of Credit] [Water Commission Letter of Credit] be changed from [____] to [____] as provided herein (the “Proposed LC Event”).]9
6.    After giving effect to the Proposed LC Event, the date on which the [PPA Letter of Credit]
[BOEM Letter of Credit] [New Bedford Letter of Credit] [Water Commission Letter of Credit] is
to expire is     [, and the stated amount of the [PPA Letter of Credit] [BOEM Letter of
Credit] [New Bedford Letter of Credit] [Water Commission Letter of Credit] is $[    ]].
[7.    The Issuing Lender is instructed to deliver the notice of change in the [PPA Letter of Credit]
[BOEM Letter of Credit] [New Bedford Letter of Credit] [Water Commission Letter of Credit] to [INSERT BENEFICIARY’S NAME] at [INSERT BENEFICIARY’S ADDRESS].]10
The undersigned hereby represents and warrants that, as of the date of the Proposed LC Event, and after giving effect to the Proposed LC Event:
(1)the Issuing Lender’s [PPA Letter of Credit Exposure] [BOEM Letter of Credit Exposure] [New Bedford Letter of Credit Exposure] [Water Commission Letter of Credit Exposure] shall not exceed the Issuing Lender’s Issuing Commitment with respect to [PPA Letters of Credit] [BOEM Letters of Credit] [New Bedford Letters of Credit] [Water Commission Letter of Credit]11;
(2)the sum of (A) the total [PPA Letter of Credit Exposure] [BOEM Letter of Credit Exposure] [New Bedford Letter of Credit Exposure] and (B) the total outstanding principal amount of [PPA Letter of Credit Loans] [BOEM Letter of Credit Loans] [New Bedford Letter of Credit Loans] [Water Commission Letter of Credit Loans] shall not exceed the total Issuing Commitment for such Class;
(3)the representations and warranties of the Borrower, each other Loan Party and the Pledgor[s] set forth in each Transaction Document are true and correct in all material respects on and as of the date of the Proposed LC Event (or, if any such representation or warranty is expressly stated to have been made as of a specific prior date, was true and correct in all material respects as of such specific prior date), both immediately prior to the Proposed LC Event and after giving effect to such Proposed LC Event as if made on and as of such date;
9 To be included for a request to change the expiration date of a Letter of Credit (other than in connection with an automatic extension).
10 To be included for a request to effectuate a change to a Letter of Credit.
11 Borrower to insert all bracketed excerpts corresponding with the Class of Letter of Credit for which this notice is being delivered.
EXHIBIT C-2-3    (VINEYARD WIND)

provided, however, that each representation or warranty that is qualified by materiality, Material Adverse Effect or similar phrase is true and correct in all respects;
(4)each of the applicable conditions precedent set forth in Section 4.03 of the Credit Agreement with respect to the Borrower will be satisfied (subject to the reasonable satisfaction or acceptance of the Administrative Agent and the applicable Issuing Lender to the extent applicable) or waived in accordance with the terms of the Credit Agreement as of the date of the Proposed LC Event; and
(5)at the time of submission of this notice and immediately after giving effect to the Proposed LC Event, no Default or Event of Default has occurred and is continuing.
EXHIBIT C-2-4

Very truly yours,
AVANGRID VINEYARD WIND, LLC
By:
Name:
Title:
EXHIBIT C-2-5

EXHIBIT D
TO
CREDIT AGREEMENT
FORM OF OFFICER’S CERTIFICATE
AVANGRID VINEYARD WIND, LLC
I, the undersigned, do hereby certify as of September 15, 2021, that I am an [Authorized Officer] of AVANGRID VINEYARD WIND, LLC, a limited liability company organized under the laws of Delaware (the “Company”), and hereby certify on behalf of the Company, pursuant to Section 4.01(d) of the Credit Agreement, dated as of the date hereof (as amended, modified or supplemented from time to time, the “Credit Agreement”), among the Company, the Lenders and Issuing Lenders party thereto from time to time, Banco Santander, S.A., New York Branch, as administrative agent for the Lenders (in such capacity, together with its successors in such capacity, the “Administrative Agent”), and MUFG Union Bank, N.A., as Collateral Agent, that:
1.The representations and warranties of the Company and each other Loan Party set forth in each Transaction Document are true and correct on and as of the Closing Date (or, if any such representation or warranty is expressly stated to have been made as of a specific prior date, such representation or warranty was true and correct as of such specific prior date), both at the time of and immediately after giving effect to the Closing Date.
2.At the time of and immediately after giving effect to the Closing Date, no Default or Event of Default has occurred and is continuing.
3.At the time of and immediately after giving effect to the Closing Date, no material default has occurred and is continuing under any Material Project Document.
4.Pursuant to Section 4.01(e) of the Credit Agreement, attached hereto as Annex A are copies of (x) the annual unaudited balance sheet, income statement, and statement of cash flows (without footnotes) of the Company for the year ended December 31, 2020, (y) the quarterly unaudited balance sheet, income statement, and statement of cash flows (without footnotes) of the Company for the fiscal quarter ended June 30, 2021, and (z) pro forma balance sheets (without footnotes) of the Company as of the Closing Date, each of which were prepared in good faith and in accordance with Applicable Accounting Requirements consistently applied.
5.Pursuant to Section 4.01(l) of the Credit Agreement, attached hereto as Annex B is the file name of the Base Case Projections, which Base Case Projections and supporting documents were prepared in good faith by the Company and are based upon assumptions which the Company considers to be reasonable; it being understood that such Base Case Projections are not to be viewed as facts and are subject to uncertainties and contingencies,
EXHIBIT D-1    (VINEYARD WIND)

many of which are beyond the control of the Company, that no assurance can be given that the Base Case Projections will be realized and that actual results may differ and such differences may be material.
6.Except as set forth on Schedule 3.07 to the Credit Agreement, there are no actions, suits, proceedings, investigations or similar actions pending or, to the knowledge of the Company, threatened (in writing) against any Loan Party or any Governmental Authority with respect to the Project or any of the Project Assets, except, such actions, suits, proceedings, investigations or similar actions that, if adversely determined, could not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.
7.No Event of Damage or Event of Taking has occurred and is continuing.
8.No Material Adverse Effect has occurred and is continuing. Terms defined in the Credit Agreement are used herein as defined therein.
EXHIBIT D-2

IN WITNESS WHEREOF, the undersigned has executed this certificate as of the date first written above.
AVANGRID VINEYARD WIND, LLC
By:
Name:
Title:
EXHIBIT D-3

ANNEX A
FINANCIAL STATEMENTS [See attached]
EXHIBIT D-4

ANNEX B
BASE CASE PROJECTIONS
See file:[file name]
EXHIBIT D-5

EXHIBIT E
TO
CREDIT AGREEMENT
FORM OF ACCEPTABLE GUARANTY
GUARANTY
THIS GUARANTY, dated as of ____, 20__ (this “Guaranty”), is issued by [    ], a
[    ] (“Guarantor”) in favor of MUFG Union Bank, N.A., in its capacity as Collateral Agent
(together with its permitted successors and assigns in such capacity, the “Guaranteed Party”) and for the benefit of the Secured Parties under that certain Depositary Agreement, dated as of [ ], 20__ (the “Agreement”), by and among Avangrid Vineyard Wind, LLC, a Delaware limited liability company, the Guaranteed Party, Banco Santander, S.A., New York Branch, as Administrative Agent, and JPMorgan Chase Bank, N.A., as Depositary Bank. All capitalized terms used, but not otherwise defined herein, shall have the respective meanings assigned thereto in the Agreement or the Credit Agreement (as defined therein).
RECITALS
[A.    [    ], a [    ] [limited liability company] (“Obligor”), [is a wholly owned indirect subsidiary of Guarantor].
[A.][B.]    Pursuant to Section [3.02(b)(ii)][3.02(h)(ii) of the Depositary Agreement,
Guaranteed Party has elected to fund [all][part] of the [Debt Service Reserve Account][Capacity Deficiency Reserve Account] with this Guaranty.
[B.][C.]    This Guaranty is delivered to Guaranteed Party by Guarantor pursuant to the Agreement.
AGREEMENT
1. Guaranty.
A.    Guaranty of Obligations Under the Agreement. For value received,
Guarantor hereby absolutely, unconditionally and irrevocably, subject to the express terms hereof, guarantees the payment of, and agrees to fund into [the Debt Service Reserve Account, promptly following demand, any amounts demanded by the Guaranteed Party from time to time in accordance with Section 3.03(b)(ii)(B) of the Agreement to fund the Debt Service Reserve Account up to an amount equal to the remaining Debt Payment Deficiency after giving effect to the transfer pursuant to Section 3.03(b)(ii)(A) of the Agreement (or if less, the then maximum liability limit under this Guaranty) (the “Debt Service Required Amount”)][the Capacity Deficiency Reserve Account, promptly following demand, any amounts demanded by the Guaranteed Party from time to time in accordance with Section 3.03(h)(ii)(A) of the Agreement to fund the Capacity Deficiency Reserve Account up to an amount equal to the Capacity Deficiency Prepayment Amount at such time minus the amounts then on deposit in the Capacity Deficiency Reserve Account (or, if less, the then maximum liability limit under this Guaranty) (the “Capacity
Exhibit E-1

Deficiency Reserve Amount”)][the [Debt Service Reserve Account][Capacity Deficiency Reserve Account], promptly following demand, any amounts demanded by the Guaranteed Party from time to time in accordance with Section 3.04 of the Agreement].
B.    Maximum Guaranteed Amount. Notwithstanding anything to the contrary herein, Guarantor’s aggregate obligation to Guaranteed Party hereunder is limited to [___ U.S. Dollars ($    )]1 (the “Maximum Guaranteed Amount”) (it being understood for purposes of calculating the Maximum Guaranteed Amount of Guarantor hereunder that any payment by Guarantor either directly or indirectly to the Guaranteed Party, pursuant to a demand made upon Guarantor by Guaranteed Party or otherwise made by Guarantor pursuant to its obligations under this Guaranty including any indemnification obligations, shall reduce Guarantor’s maximum aggregate liability hereunder on a dollar-for-dollar basis), excluding costs and expenses incurred by Guaranteed Party in enforcing this Guaranty, and shall not either individually or in the aggregate be greater or different in character or extent than the obligations [of Obligor] under the terms of the Agreement. IN NO EVENT SHALL GUARANTOR BE SUBJECT TO ANY CONSEQUENTIAL, EXEMPLARY, EQUITABLE, LOSS OF PROFITS, PUNITIVE, TORT OR OTHER SIMILAR DAMAGES.
2.Payment; Currency. All sums payable by Guarantor hereunder shall be made in freely transferable and immediately available funds and shall be made in the currency Dollars. If pursuant to [Section 3.03(b)(ii)(B)][Section 3.03(h)(ii)(A)][Section 3.04 ] of the Agreement, the Guarantor has received a demand from the Guaranteed Party for payment under the Guaranty, the Guarantor will pay [the Debt Service Required Amount][the Capacity Deficiency Reserve Amount directly to Guaranteed Party within five (5) days after written notice to Guarantor by Guaranteed Party; provided, that, no such notice or other demand shall be required in the event that the Guaranteed Party is restrained from making such demand pursuant to any applicable bankruptcy, insolvency or other laws affecting creditors’ rights generally. The written notice shall provide the amount of [the Debt Service Required Amount][the Capacity Deficiency Reserve Amount].
3.Waiver of Defenses. Except as set forth above, Guarantor hereby waives notice of acceptance of this Guaranty, [the Debt Service Required Amount] [the Capacity Deficiency Reserve Amount] and any action taken with regard thereto, and waives presentment, demand for payment, protest, notice of dishonor or non-payment of [the Debt Service Required Amount][the Capacity Deficiency Reserve Amount], suit, or the taking of and failing to take other action by Guaranteed Party against [Obligor,] Guarantor or others and waives any defense of a surety, and (except as expressly set forth herein) any other circumstances which might otherwise constitute a legal or equitable discharge or defense of a guarantor, other than payment in full of [the Debt Service Required Amount][the Capacity Deficiency Reserve Amount]. Without limitation, Guaranteed Party may at any time and from time to time without notice to or consent of Guarantor and without impairing or releasing the obligations of Guarantor hereunder: (a) [together with the Obligor,] make any change to [the Debt Service Required Amount][the Capacity Deficiency Reserve Amount] or other obligations under the
1 Note to Form: In case this Guaranty is used to fund the Debt Service Reserve Account, the amount to be limited to the Debt Service Required Amount (as defined under the Agreement). In case this Guaranty is used to fund the Capacity Deficiency Reserve Account, the amount to be limited to the Capacity Deficiency Prepayment Amount (as defined under the Agreement).

Exhibit E-2
Agreement; (b) take or fail to take any action of any kind in respect of any security for [the Debt Service Required Amount][the Capacity Deficiency Reserve Amount]; (c) exercise or refrain from exercising any rights against [Obligor or any other][any] Person in respect of [the Debt Service Required Amount][the Capacity Deficiency Reserve Amount] or (d) compromise or subordinate [the Debt Service Required Amount][the Capacity Deficiency Reserve Amount], including any security therefor. Notwithstanding the foregoing, Guarantor does not waive the right to assert that amounts are not due and payable under the Agreement in accordance with its terms .
4.Term. This Guaranty shall continue in full force and effect until the earliest of (a) the Termination Date (as defined in the Credit Agreement) and (b) the date on which the Guaranteed Party has delivered to the Guarantor an acknowledgment of termination of the Guaranty in accordance with [Section 3.03(b)(iii)(B)][Section 3.03(h)(ii)(B)] of the Agreement. Guarantor further agrees that this Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of [the Debt Service Required Amount][the Capacity Deficiency Reserve Amount] is rescinded or must otherwise be restored or returned due to reorganization, bankruptcy or insolvency laws or otherwise, all as though such payment had not been made.
5.Subrogation. Until all obligations under this Guaranty and the Obligations (under and as defined in the Credit Agreement) are indefeasibly performed in full, Guarantor hereby waives all rights of subrogation, reimbursement, contribution and indemnity [from Obligor] with respect to this Guaranty and any collateral held therefor, and Guarantor hereby subordinates all rights under any debts owing from [Obligor][the Guaranteed Party or any Loan Party] to Guarantor, whether now existing or hereafter arising, to the prior payment of the obligations under this Guaranty and the Obligations (under and as defined in the Credit Agreement). This Section 5 shall expressly survive termination of this Guaranty until all obligations under this Guaranty and the Obligations (under and as defined in the Credit Agreement) are fully and finally paid and discharged, expired or terminated.
1.Expenses. Whether or not legal action is instituted, Guarantor agrees to reimburse Guaranteed Party on written demand for all reasonable attorneys' fees and all other reasonable costs and expenses incurred by Guaranteed Party in enforcing its rights under this Guaranty. Notwithstanding the foregoing, the Guarantor shall have no obligation to pay any such costs or expenses if, in any action or proceeding brought by Guaranteed Party giving rise to a demand for payment of such costs or expenses, it is finally adjudicated that the Guarantor is not liable to make payment under Section 2 hereof.
2.Assignment. Guarantor may not assign its rights or delegate its obligations under this Guaranty in whole or part without written consent of Guaranteed Party, provided, however, that Guarantor may assign its rights and delegate its obligations under this Guaranty without the consent of Guaranteed Party if (a) such assignment and delegation is pursuant to the assignment and delegation of all of Guarantor's rights and obligations hereunder, in whatever form Guarantor determines may be appropriate, to a partnership, limited liability company, corporation, trust or other organization in whatever form that succeeds to all or substantially all of Guarantor's assets and business and that assumes such obligations by contract, operation of law or otherwise, provided, such entity
Exhibit E-3

has an Investment Grade Rating by Moody's Investors Service, Inc. ("Moody's") and Standard & Poor's Ratings Group, a division of McGraw-Hill, Inc. ("S&P") or (b) such assignment and delegation is made to an entity within [the Iberdrola S.A. group] of companies that has an Investment Grade Rating by Moody's and S&P. For purposes of this Section 7, "Investment Grade Rating" means a minimum credit rating for senior unsecured debt or corporate credit rating of at least BBB- or better by S&P and at least Baa3 or better by Moody's. Upon any such delegation and assumption of all of Guarantor's rights and obligations hereunder (including obligations that arose before such assumption) and, if required, the written consent of Guaranteed Party, Guarantor shall be relieved of and fully discharged from such obligations hereunder, whether such obligations arose before or after such delegation and assumption. Guaranteed Party may not assign its rights hereunder except in connection with a permitted assignment of its rights and obligations as Collateral Agent under the Agreement. This Guaranty shall be binding upon Guarantor and its successors and permitted assigns and shall inure to the benefit of, and shall be enforceable by, the Guaranteed Party and its successors and permitted assigns.
8.Non-Waiver. The failure of Guaranteed Party to enforce any provisions of this Guaranty at any time or for any period of time shall not be construed to be a waiver of any such provision or the right thereafter to enforce same. All remedies of Guaranteed Party under this Guaranty shall be cumulative and shall be in addition to any other remedy now or hereafter existing at law or in equity. The terms and provisions hereof may not be waived, altered, modified or amended except in a writing executed by Guarantor and Guaranteed Party.
9.Entire Agreement. This Guaranty is the entire and only agreement between Guarantor and Guaranteed Party with respect to the guaranty of the [Debt Service Required Amount][Capacity Deficiency Reserve Amount] by Guarantor. All agreements or undertakings heretofore or contemporaneously made, which are not set forth herein, are superseded hereby.
10.Notice.    Any demand for payment, notice, request, instruction, correspondence or other document to be given hereunder by Guarantor or by Guaranteed Party shall be in writing and shall be deemed received (a) if given personally, when received, (b) if mailed by certified mail (postage prepaid and return receipt requested), five days after deposit in the U.S. mails, (c) if given by facsimile, when transmitted with confirmed transmission, (d) if given by email, upon transmission thereof or (e) if given via overnight express courier service, when received or personally delivered, in each case with charges prepaid and addressed as follows (or such other address as either Guarantor or Guaranteed Party shall specify in a notice delivered to the other in accordance with this Section):
If to Guarantor:
[_______]
[Address]
Exhibit E-4

Attn: [    ]
Telephone: [    ]
Email: [    ]
If to Guaranteed Party:
MUFG Union Bank, N.A.
as Collateral Agent
1251 Avenue of the Americas
New York, NY 10020
Attn: Institutional Agency Services
Tel: (415) 273-2512
Fax: (415) 273-2492
Email: SFCT@unionbank.com
With a copy to: amedeo.morreale@unionbank.com
11.Counterparts. This Guaranty may be executed in counterparts, each of which when executed and delivered shall constitute one and the same instrument. Delivery of a signed signature page to this Guaranty by facsimile transmission or in portable document format (.pdf) shall be effective as, and shall constitute physical delivery of, a signed original counterpart of this Guaranty.
12.Governing Law; Jurisdiction. This Guaranty shall be governed by and construed in accordance with the laws of the state of New York without giving effect to principles of conflicts of law. Guarantor and Guaranteed Party agree to the non-exclusive jurisdiction of the courts of the State of New York and of any federal district court located therein over any disputes arising or relating to this Guaranty.
13.Further Assurances. Guarantor shall cause to be promptly and duly taken, executed and acknowledged and delivered, such further documents and instruments as Guaranteed Party may from time to time reasonably request in order to carry out the intent and purposes of this Guaranty.
14.Limitation on Liability. Except as specifically provided in this Guaranty, Guaranteed Party shall have no claim, remedy or right to proceed against Guarantor or against any past, present or future stockholder, partner, member, director or officer thereof for the payment of any of [the Debt Service Required Amount][the Capacity Deficiency
Exhibit E-5
US-DOCS\126277891.2

Reserve Amount], as the case may be[, or any claim arising out of any agreement, certificate, representation, covenant or warranty made by Obligor in the Agreement].
    15.    Representations and Warranties. The Guarantor represents and warrants to
Guaranteed Party as of the date hereof that:
(a)it is a [    ] duly organized and validly existing under the
laws of its jurisdiction of [    ] and has the [    ] power and authority to
execute, deliver and carry out the terms and provisions of this Guaranty;
(b)no authorization, approval, consent or order of, or registration or filing with, any court or other governmental body having jurisdiction over Guarantor is required on the part of Guarantor for the execution and delivery of this Guaranty, other than those which have been obtained on or prior to the date hereof and remain in full force and effect;
(c)this Guaranty, when executed and delivered by the Guarantor, will constitute a valid and legally binding agreement of the Guarantor, enforceable against the Guarantor in accordance with the terms hereof, except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or other similar laws affecting the enforcement of creditors’ rights and subject to general equitable principles;
(d)the execution and delivery of this Guaranty by Guarantor and the performance of its obligations hereunder will not result in a violation of any Applicable Laws (as defined in the Credit Agreement) applicable to Guarantor; and
(e)there are no pending or, to Guarantor’s knowledge, threatened actions or proceedings of any kind, including actions or proceedings of or before any Governmental Authority (as defined in the Credit Agreement), to which Guarantor is a party or is subject, or by which it or any of its properties is bound that, if adversely determined to or against Guarantor, could reasonably be expected to have a material and adverse effect on Guarantor's ability to perform its obligations under this Guaranty.
16. Waiver of Jury Trial. EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES ITS RIGHT TO A TRIAL BY JURY IN ANY PROCEEDING RELATING TO OR ARISING OUT OF THIS GUARANTY.
    17.    Severability. If one or more provisions of this Guaranty shall for any reason or to any extent be determined invalid or unenforceable, all other provisions shall nevertheless remain in full force and effect.
    18.    The Collateral Agent. In connection with the acceptance of this Guaranty and the exercise of rights hereunder, the Collateral Agent shall be entitled to all its rights,
Exhibit E-6

protections and immunities set forth in the Credit Agreement, mutatis mutandis, as if set forth herein.
[SIGNATURE PAGE FOLLOWS]
Exhibit E-7

IN WITNESS WHEREOF, the Guarantor has executed and delivered this Guaranty as of the date first set forth above.
[_______]
a [______]
By:
Name:
Title:
By:
Name:
Title:
Acknowledged and agreed:
MUFG UNION BANK, N.A., in its capacity as Collateral Agent
By:
Name:
Title:
Exhibit E-8

EXHIBIT F
TO
CREDIT AGREEMENT
FORM OF BORROWER’S CONVERSION DATE CERTIFICATE
Date:
Conversion Date:
Banco Santander, S.A., New York Branch
as Administrative Agent
45 E. 53rd St.
New York, NY 10022
E-mail: PortfolioManagementGDF@santander.us
Attention: Erika Wershoven
with a copy to:
Banco Santander, S.A., New York Branch
45 E. 53rd St.
New York, NY 10022
Tel: 212-692-2598
Email: CIBMOLoanClosing@santander.us
Attn: Gregory Sparapani/Brandon Velasquez
RE:    Avangrid Vineyard Wind, LLC
Ladies and Gentlemen:
This Conversion Date Certificate is delivered to you pursuant to Section 4.02(d) of that certain Credit Agreement, dated as of September 15, 2021 (as amended, modified or supplemented from time to time, the “Credit Agreement”), among Avangrid Vineyard Wind, LLC, a limited liability company organized under the laws of Delaware (the “Borrower”), the Lenders and Issuing Lenders party thereto from time to time, Banco Santander, S.A., New York Branch, as administrative agent for the Lenders (in such capacity, together with its successors and assigns in such capacity, the “Administrative Agent”) and MUFG Union Bank, N.A., as Collateral Agent. All capitalized terms used herein shall have the respective meanings specified in the Credit Agreement unless otherwise defined herein or unless the context requires otherwise.
The undersigned, on behalf of the Borrower, hereby certifies that:
EXHIBIT F-1    (VINEYARD WIND)

1.Substantial Completion (as defined in the Credit Agreement) has occurred.
2.Attached hereto as Appendix I is the Independent Engineer’s Conversion Date Certificate, as required under Section 4.02(d) of the Credit Agreement.
3.All Material Project Documents and Additional Project Documents entered into after the Closing Date are in full force and effect (except to the extent any such Material Project Document or Additional Project Document has expired or has been terminated in accordance with the terms and conditions thereof other than as the result of a default or has been replaced in accordance with the Credit Agreement). The Borrower has provided a duly executed copy of each such Material Project Document and Additional Project Document entered into after the Closing Date to the Administrative Agent on or before the date hereof.
4.At the time of and immediately after giving effect to the Conversion Date, no Default or Event of Default has occurred or is continuing or will result from the occurrence of the Conversion Date.
5.Except as set forth on Schedule 3.05 of the Credit Agreement, all Part A Approvals and Part B Approvals required for the Development have been duly obtained and validly issued and are in full force and effect and non-appealable (other than under the Administrative Procedure Act), except as could not reasonably be expected to have a Material Adverse Effect.
6.MBR Authority and status as an EWG has been obtained by the Project Company no later than 90 days prior to the day before the date on which the Project first delivers or sells any electric energy, capacity or ancillary services (including for testing prior to commercial operation).
7.No Event of Damage or Event of Taking has occurred or is continuing other than any Event of Damage or Event of Taking that is either a Minor Loss or for which a restoration notice and/or restoration plan has been approved in accordance with Section 5.17 of the Credit Agreement.
8.Each representation and warranty of the Borrower, the Pledgor[s] and each other Loan Party set forth in each Transaction Document to which it is a party are true and correct in all material respects on and as of the Conversion Date (or, if any such representation or warranty is expressly stated to have been made as of a specific prior date, such representation or warranty was true and correct in all material respects as of such specific prior date), both at the time of and immediately after giving effect to the Conversion Date, provided, however, that a representation or warranty that is qualified by materiality, Material Adverse Effect or similar phrase shall be true and correct in all respects.
EXHIBIT F-2    (VINEYARD WIND)

9.The Borrower has provided to the Administrative Agent and Independent Engineer duly executed conditional waivers of liens executed by the applicable Material Project Parties party to any Construction Contract and, to the extent delivered thereunder, “Key Subcontractors” (as defined in such Construction Contract), in respect of all work completed as of the date of its current invoice (other than work in progress and solely in connection with completed work for which the Borrower is requesting payment) in accordance with the applicable provisions and requirements of such Construction Contract.
10.[There is no Capacity Deficiency][There is a Capacity Deficiency in an amount of [ ]MW for [ ] Facility, which does not exceed 25% in respect of such Facility. [The uncompleted Facility is reasonably expected to be completed prior to the new guaranteed commercial operations date under the applicable PPAs as extended by the relevant offtaker (and there are no and will not be any adverse impacts under any of the PPAs as a result of such construction). The Borrower has obtained all Part A Approvals and Part B Approvals required on the part of or on behalf of the Project Company for the Development (including for the construction of such Facility), which are in full force and effect and non-appealable. There are no material increases to litigation risk for the Project as a result of such construction. The construction of such Facility will not cause an adverse impact on the existing constructed portions of the Project and such construction will have no impact on operations of the construction portions of the Project pending ongoing construction of such Facility. The Borrower has funded the Capacity Deficiency
Reserve Account in an amount equal to $[    ], which Estimated Capacity
Deficiency Prepayment Amount is consistent with the requirements of the Financing Documents.]1 [The Project Company has elected to exercise the Permitted Capacity Downsize Option in respect of such Facility and has paid to the Offtaker[s] under the applicable PPA[s] damages for the remaining Capacity Deficiency in an aggregate amount equal to $[ ], which is the amount equal to $200,000 per megawatt at for each megawatt by which the “Actual Facility Size” is less than 360 megawatt; and the Project Company has delivered evidence to the Independent Engineer of the decrease of the “Expected Nameplate Capacity” (as defined in the applicable PPAs) of such Facility by up to 25% in accordance with the terms of such PPAs.]2]
11.Attached as Appendix I is a "punch-list" of construction works pending to achieve Final Completion as of the Conversion Date.
1 Note to Form: To be included in case of a resizing of the Loans under Section 4.02(j) of the Credit Agreement.
2 Note to Form: To be included in case of a Permitted Capacity Downsize Option.
EXHIBIT F-3    (VINEYARD WIND)

12.The Completion Reserve Account is funded in an amount up to the Required Completion Reserve Amount pursuant to and in accordance with the Financing Documents.
13.All insurance policies required to be obtained pursuant to the Insurance Program have been obtained and, to the extent required as of the date of the Conversion Date, are in full force and effect and all premiums due have been paid in full.
14.The Borrower has, or has caused to be paid, all fees and expenses of any Lender, any Joint Lead Arranger, the Depositary Bank, the Agents, any Issuing Lender and the title insurer then due and payable by the Borrower pursuant to the Financing Documents (or will pay such fees and expenses concurrently with the Conversion Date).
15.Except as set forth on Schedule 3.07 of the Credit Agreement, (i) there are no actions, suits, proceedings, investigations or similar actions pending or, to the knowledge of the Company, threatened (in writing) against any Loan Party or any Governmental Authority with respect to the Project or any of the Project Assets, except, such actions, suits, proceedings, investigations or similar actions that, if adversely determined, could not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect and (ii) there have been no adverse developments in any action, suit, proceeding, investigation or similar action set forth on Schedule 3.07 of the Credit Agreement, including, for the avoidance of doubt, issuance of an injunction, except for any such adverse developments as could not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.
[SIGNATURE PAGE FOLLOWS]
EXHIBIT F-4

IN WITNESS WHEREOF, the undersigned has executed this Conversion Date Certificate as of the date hereof.
AVANGRID VINEYARD WIND, LLC
By:
Name:
Title:
EXHIBIT F-5

Appendix I
to Conversion Date Certificate
Independent Engineer’s Conversion Date Certificate
[See attached]
EXHIBIT F-6

Appendix II
to Conversion Date Certificate

Punch-List [See attached.]
EXHIBIT F-7

EXHIBIT G
TO
CREDIT AGREEMENT
FORM OF INDEPENDENT ENGINEER’S CONVERSION DATE CERTIFICATE
[Intentionally omitted.]
EXHIBIT G-1

EXHIBIT H-1
TO
CREDIT AGREEMENT
FORM OF INDEPENDENT ENGINEER AND WIND CONSULTANT RELIANCE
AGREEMENT
[Intentionally omitted.]
EXHIBIT H-1-1

EXHIBIT H-2
TO
CREDIT AGREEMENT
FORM OF INSURANCE ADVISOR CLOSING CERTIFICATE
[Intentionally omitted.]
EXHIBIT H-2-1

EXHIBIT H-3
TO
CREDIT AGREEMENT
FORM OF TRANSMISSION CONSULTANT RELIANCE AGREEMENT
[Intentionally omitted.]
EXHIBIT H-3-1

EXHIBIT H-4
TO
CREDIT AGREEMENT
FORM OF ENVIRONMENTAL CONSULTANT RELIANCE LETTER
[Intentionally omitted.]
EXHIBIT H-4-1

EXHIBIT I
TO
CREDIT AGREEMENT
FORM OF DEPOSITARY AGREEMENT
See attached.
DEPOSITARY AGREEMENT
among
BANCO SANTANDER, S.A., NEW YORK BRANCH,
in its capacity as Administrative Agent,
MUFG UNION BANK, N.A.,
in its capacity as Collateral Agent
JPMORGAN CHASE BANK, N.A.,
in its capacity as Depositary Bank
and
AVANGRID VINEYARD WIND, LLC,
as the Borrower
Dated as of [    ], 20[__]

TABLE OF CONTENTS
Page
ARTICLE I
DEFINITIONS AND OTHER MATTERS

1.01	Definitions	1
1.02	Interpretation	4
1.03	Uniform Commercial Code	4
	ARTICLE II
	THE COLLATERAL AGENT, THE DEPOSITARY BANK AND THE
	ESTABLISHMENT OF THE ACCOUNTS
2.01	Collateral Agent and the Depositary Bank	4
2.02	The Accounts	8
2.03	Grant of Lien on Accounts	10
	ARTICLE III
	PROVISIONS APPLICABLE TO ACCOUNTS
3.01	Permitted Investments	10
3.02	Deposits into the Accounts	12
3.03	Withdrawals and Transfers	15
3.04	Event of Default, Etc	25
3.05	When Amounts are Insufficient	26
3.06	Distribution of Collateral Proceeds	26
3.07	Termination of Accounts	28
3.08	Delivery of Executed Withdrawal Certificates	28
	ARTICLE IV
	DEPOSITARY BANK
4.01	Appointment	29
4.02	Duties and Responsibilities	29
4.03	Other Depositary Bank Provisions	30
4.04	Liability	33
4.05	Indemnity	34
4.06	Resignation and Removal	36
4.07	Successor Depositary Banks	37
4.08	Authorization	38
4.09	Depositary Bank as Lender	38
4.10	Fees	39
4.11	Survival	39

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US-DOCS\126271293.4
ARTICLE V
MISCELLANEOUS

5.01	No Deemed Waiver; Remedies Cumulative	39
5.02	Notices	40
5.03	Amendments	42
5.04	Benefit of Agreement; Successors and Assigns	42
5.05	Third-Party Beneficiaries	43
5.06	Counterparts; Integration; Effectiveness	43
5.07	Entire Agreement	43
5.08	Severability	43
5.09	Conflict with Other Agreements	43
5.10	Governing Law; Jurisdiction; Etc.	44
5.11	Termination	45
5.12	Reinstatement	45
5.13	Attorney-In-Fact	45
5.14	Filing Fees, Excise Taxes, Etc.	46
5.15	Limitation on Liability	46
5.16	Immunities of the Collateral Agent	46
5.17	Electronic Communication	46
5.18	Intentionally Omitted.	47
5.19	Patriot Act	47
5.20	Borrower Representations and Warranties	47

ATTACHMENTS
SCHEDULE I - Account Names and Numbers
SCHEDULE II - Designation of Authorized Officers
SCHEDULE III - Disclosures
SCHEDULE IV - Standing Instructions
EXHIBIT A    - Form of Accounts Withdrawal Certificate
EXHIBIT B    - Form of Insurance/Condemnation and Disposition Proceeds Account Withdrawal Certificate
EXHIBIT C    - Form of Notice of Default
EXHIBIT D    - Form of Default Revocation Notice
-ii-

DEPOSITARY AGREEMENT (this “Agreement”), dated as of [    ], 20[__] (the
“Effective Date”) is among AVANGRID VINEYARD WIND, LLC, a limited liability company formed under the laws of the State of Delaware (the “Borrower”), BANCO SANTANDER, S.A., NEW YORK BRANCH, in its capacity as Administrative Agent (together with its successors in such capacity, the “Administrative Agent”), MUFG UNION BANK, N.A., in its capacity as Collateral Agent (together with its successors in such capacity, the “Collateral Agent”), and JPMORGAN CHASE BANK, N.A., in its capacity as Depositary Bank (together with its successors in such capacity, the “Depositary Bank”).
RECITALS
A.The Borrower is a partial indirect owner of Vineyard Wind 1 LLC (the “Project Company”), a Delaware limited liability company. The Project Company is engaged in the financing, development, construction, ownership, leasing, operation and maintenance of an up to 800 megawatt wind generating facility to be built in federal waters off of the coast of Martha’s Vineyard, Massachusetts, with an export cable extending through Nantucket Sound in state waters and onshore in Barnstable Massachusetts;
B.The Borrower, the Collateral Agent, the Administrative Agent, the Lenders
and the Issuing Lenders have entered into the Credit Agreement dated as of [    ],
2021 (as amended, modified or supplemented from time to time, the “Credit Agreement”); and
C.The parties hereto desire to set forth in this Agreement, among other things, certain provisions with respect to the Accounts, including establishment thereof and distributions and withdrawals therefrom.
D.It is a condition precedent to the Conversion Date that the Borrower shall have executed and delivered this Agreement.
In consideration of the foregoing and other good and valid consideration, the receipt and adequacy of which are hereby expressly acknowledged, each of the parties hereto hereby agrees as follows:
ARTICLE I
DEFINITIONS AND OTHER MATTERS
1.01 Definitions. Unless otherwise defined herein, terms defined in Section 1.01 of the Credit Agreement are used herein (including the introductory paragraph and recitals of this Agreement) as defined therein. In addition, for purposes of this Agreement, the following terms shall have the following meanings:
“Accounts” has the meaning assigned to such term in Section 2.02.

“Accounts Withdrawal Certificate” means a certificate substantially in the form of Exhibit A and appropriately completed and delivered by an Authorized Officer of the Borrower or, as permitted by this Agreement, appropriately completed and delivered by the Collateral Agent (at the direction of the Administrative Agent).
“Administrative Agent” has the meaning assigned to such term in the introductory paragraph hereof.
“Agreement” has the meaning assigned to such term in the introductory paragraph hereof.
“Authorized Officer” means, for any Person, an Authorized Officer (as defined in the Credit Agreement) of such Person and is listed on a Designation of Authorized Officers attached hereto as Schedules II-A, II-B and II-C.
“Borrower” has the meaning assigned to such term in the introductory paragraph hereof.
“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed.
“Capacity Deficiency Reserve Account” has the meaning assigned to such term in Section 2.02(a)(viii).
“Collateral Agent” has the meaning assigned to such term in the introductory paragraph hereof.
“Construction Account” has the meaning assigned to such term in the Depositary Agreement (Construction Period).
“Credit Agreement” has the meaning assigned to such term in the recitals hereto.
“Debt Payment Deficiency” has the meaning assigned to such term in Section 3.03(b)(ii).
“Debt Service Reserve Account” has the meaning assigned to such term in Section 2.02(a)(ii).
“Default Revocation Notice” has the meaning assigned to such term in Section 3.04.
“Depositary Agreement (Construction Period)” means that certain Depositary Agreement, dated as of the Closing Date, among the Project Company, the Depositary Bank and the Agents (as defined in the Construction Credit Agreement).
“Depositary Bank” has the meaning assigned to such term in the introductory paragraph hereof.
“Depositary Collateral” has the meaning assigned to such term in Section 2.03. “Depositary Indemnified Party” has the meaning assigned to such term in Section 4.05(b).
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“Distribution Account” has the meaning assigned to such term in Section 2.02(a)(vi).
“Effective Date” has the meaning assigned to such term in the introductory paragraph hereof.
“Excess Reserve Amount” has the meaning assigned to such term in Section 3.03(b)(iii).
“Executed Withdrawal Certificate” means an Accounts Withdrawal Certificate or an Insurance/Condemnation and Disposition Proceeds Account Withdrawal Certificate, in each case executed by the appropriate party or parties specified in the definitions thereof.
“Financial Assets” has the meaning assigned to such term in Section 2.01(b).
“Hague Convention” shall have the meaning assigned to such term in Section 2.01(c).
“Insurance/Condemnation and Disposition Proceeds Account” has the meaning assigned to such term in Section 2.02(a)(iii).
“Insurance/Condemnation and Disposition Proceeds Account Withdrawal Certificate” means a certificate substantially in the form of Exhibit B and appropriately completed and delivered by an Authorized Officer of the Borrower.
“Interest Payment Account” has the meaning assigned to such term in Section 2.02(a)(iii).
“Multi-Purpose Payment Account” has the meaning assigned to such term in Section 2.02(a)(ix).
“Notice of Default” has the meaning assigned to such term in Section 3.04. “PDF” has the meaning assigned to such term in Section 3.08(b).
“Permitted Local Account” means a deposit account established by the Borrower with a bank selected by the Borrower, which account shall be subject to an account control agreement with the Collateral Agent and such bank, in form and substance reasonably satisfactory to the Collateral Agent and the Administrative Agent. The aggregate amount on deposit in a Permitted Local Account at any time shall not exceed $500,000 (or such greater amount as may be needed to hold equity contributions to be immediately contributed or loaned by the Borrower to a Subsidiary of the Borrower). The Borrower shall not deposit any funds into any Permitted Local Account until it has entered into an account control agreement (which shall be in form and substance reasonably satisfactory to the Collateral Agent and the Administrative Agent) with the Collateral Agent and the account bank with which it has established such Permitted Local Account.
“Prepayment Account” has the meaning assigned to such term in Section 2.02(a)(vii). “Principal Payment Account” has the meaning assigned to such term in Section 2.02(a)(iv).

“Quarterly Date” means the last Business Day of March, June, September and December of each year, the first of which shall be the first such day after the date hereof.
“Relevant Law” has the meaning assigned to such term in Section 5.19.
“Revenue Account” has the meaning assigned to such term in Section 2.02(a)(i).
“Standing Instructions” has the meaning assigned to such term in Section 3.08(c).
“Transfer Date” means the last Business Day of each month or such other Business Day of each month as notified to the Administrative Agent and the Depositary Bank by the Borrower no less than two (2) Business Days prior to such date; provided, however, that the Transfer Date in each March, June, September and December shall be a Quarterly Date; provided, further, that there shall not be more than two Transfer Dates per calendar month.
“UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York.
1.02 Interpretation.
(a)Principles of Construction. The principles of construction and interpretation set forth in Sections 1.02 and 1.03 of the Credit Agreement shall apply to this Agreement as if set forth herein, mutatis mutandis.
(b)Withdrawals or Actions to Occur on a Business Day. In the event that any withdrawal, transfer or payment to or from any Account or other action contemplated under this Agreement shall be required to be made on a day that is not a Business Day, such withdrawal, transfer or payment or other action shall be made on the next succeeding Business Day.
1.03 Uniform Commercial Code. All terms defined in the UCC shall have the respective meanings given to those terms in the UCC, except where the context otherwise requires. However, if a term is defined in Article 9 of the UCC differently than in another Article of the UCC, the term has the meaning specified in Article 9 of the UCC.
ARTICLE II
THE COLLATERAL AGENT, THE DEPOSITARY BANK AND THE
ESTABLISHMENT OF THE ACCOUNTS
2.01 Collateral Agent and the Depositary Bank.
(a)    Securities Intermediary.
(i)    In its capacity as Depositary Bank hereunder, JPMorgan Chase Bank, N.A. hereby agrees to act as “securities intermediary” (within the meaning of Section 8-102(a)(14) of the UCC) with respect to the Accounts and the Financial Assets credited to such Accounts, and, to the extent that any of the Accounts are determined not to be securities accounts, as a “bank”

(within the meaning of 9-102(a)(8) of the UCC) with respect to the Accounts and credit balances not constituting Financial Assets credited thereto, and to accept all cash, payments, Permitted Investments and other amounts to be delivered to or held by the Depositary Bank pursuant to the terms of this Agreement. The Depositary Bank shall hold and safeguard the Accounts during the term of this Agreement in accordance with the provisions of this Agreement.
(ii)    The Borrower shall not have any rights to withdraw or transfer funds from the Accounts, as third party beneficiary or otherwise, except as otherwise provided herein.
(b)    Accounts Maintained as UCC “Securities Accounts”. The Collateral Agent, the
Depositary Bank and the Borrower hereby agree that: (i) the Depositary Bank has established, in the name of the Borrower, the Accounts as set forth in Section 2.02(a); (ii) subject to the third paragraph of this subsection, each such Account is and will be maintained as a “securities account” (within the meaning of Section 8-501 of the UCC); (iii) the Borrower is the sole “entitlement holder” (within the meaning of Section 8-102(a)(7) of the UCC) in respect of the “financial assets” (within the meaning of Section 8-102(a)(9) of the UCC, the “Financial Assets”) credited to such Accounts; (iv) all Financial Assets in registered form or payable to, or to the order of, and credited to, any such Account shall be registered in the name of, payable to, or to the order of, or specially endorsed to, the Collateral Agent or in blank, or credited to another securities account maintained in the name of the Depositary Bank; and (v) in no case will any Financial Asset credited to any such Account be registered in the name of, payable to, or to the order of, or endorsed to, the Borrower except to the extent the foregoing have been subsequently endorsed by the Borrower to the Collateral Agent or in blank. Each item of Property (including cash, a security, security entitlement, investment property, instrument or obligation, share, participation, interest or other property whatsoever) credited to any Account shall to the fullest extent permitted by law be treated as a Financial Asset.
Until the Termination Date, the Collateral Agent shall have “control” (within the meaning of Section 8-106(d) or Section 9-104(a) (as applicable) of the UCC) of, and shall be entitled to provide “entitlement orders” (within the meaning of Section 8-102(a)(8) of the UCC) with respect to, the Accounts and of the Borrower’s “security entitlements” (within the meaning of Section 8-102(a)(17) of the UCC) with respect to the Financial Assets credited to the Accounts. All Property delivered to the Depositary Bank pursuant to this Agreement will be promptly credited to the applicable Account in accordance with the terms hereof. The Borrower hereby irrevocably directs, and the Depositary Bank (in its capacity as securities intermediary) hereby agrees, that the Depositary Bank will comply with all instructions and orders (including entitlement orders within the meaning of Section 8-102(a)(8) of the UCC) regarding each Account and any Financial Asset therein originated by the Collateral Agent without the further consent of the Borrower or any other Person. In the case of a conflict between any instruction or order originated by the Collateral Agent and any instruction or order originated by the Borrower or any other Person (other than a court of competent jurisdiction), the instruction or order originated by the Collateral Agent shall prevail. The Depositary Bank shall be permitted to request instructions or directions from the Agents and the Borrower in case of any conflict or ambiguity in the instructions or order provided to it. The Depositary Bank shall not change the name or account number of any Account without at least ten Business Days’ prior notice to the Administrative Agent, the Collateral Agent and the Borrower, and shall not change the entitlement holder with respect to any Financial Asset credited thereto.
To the extent that any of the Accounts are determined not to be “securities accounts” (within the meaning of Section 8-501(a) of the UCC), such Accounts shall be deemed to be “deposit accounts” (as defined in Section 9-102(a)(29) of the UCC), which the Borrower shall maintain with the Depositary Bank acting as a “bank” (within the meaning of Section 9-102(a)(8) of the UCC) pursuant to Section 2.01(a)(i). The Depositary Bank shall credit the Accounts with all receipts of interest, dividends and other income received on the Property held in the Accounts. The Depositary Bank shall administer and manage the Accounts in compliance with all the terms applicable to the Accounts pursuant to this Agreement, and shall be subject to and comply with all the obligations of the Depositary Bank with respect to the Accounts pursuant to the terms of this Agreement. The Depositary Bank hereby agrees to comply with any and all instructions originated by the Collateral Agent directing disposition of funds and all other Property in the Accounts without any further consent of the Borrower or any other Person.
(c)Jurisdiction of Depositary. The Borrower, the Collateral Agent and the Depositary Bank agree that, for purposes of Articles 8 and 9 of the UCC, notwithstanding anything to the contrary contained in any other agreement relating to the establishment and operation of the Accounts, the jurisdiction of the Depositary Bank (in its capacity as securities intermediary and as bank) is the State of New York and the laws of the State of New York govern the establishment and operation of the Accounts. As permitted by Article 4 of the Hague Convention on the Law Applicable to Certain Rights in Respect of Securities Held with an Intermediary (the “Hague Convention”), the parties hereto agree that the law of the State of New York shall govern the issues specified in Article 2(1) of the Hague Convention. The provisions of the immediately preceding sentences shall be construed as an amendment to any account agreement governing the Accounts and the parties agree that no further amendment of the provisions of the immediately preceding sentences as so incorporated into any such account agreement may be made without the consent of the Collateral Agent. The Depositary Bank represents that as of the Effective Date, it has an office in the State of New York which is engaged in a business or other regular activity of maintaining securities accounts and deposit accounts.
(d)Degree of Care; Liens. The Depositary Bank shall exercise the same degree of care in administering the funds held in the Accounts and the investments purchased with such funds in accordance with the terms of this Agreement as the Depositary Bank exercises in the ordinary course of its day-to-day business in administering other funds and investments for its own account and as required by Applicable Law. The Depositary Bank is not party to and shall not execute and deliver, or otherwise become bound by, any agreement (other than this Agreement) under which the Depositary Bank agrees with any Person other than the Collateral Agent to comply with entitlement orders or instructions originated by such Person relating to any of the Accounts or the security entitlements that are the subject of this Agreement. The Depositary Bank shall not grant any Lien on any Financial Asset (other than any Lien granted under the Security Documents) and shall, if any such Lien shall nevertheless be created as a result of the Depositary Bank’s acts or omissions, use commercially reasonable efforts to cause the prompt release or discharge of the same.
(e)Subordination of Lien; Waiver of Set-Off. In the event that the Depositary Bank has or subsequently obtains by agreement, operation of law or otherwise a Lien over any Account or in any Depositary Collateral, the Depositary Bank agrees that such Lien shall (except to the extent provided in the last sentence of this Section 2.01(e)) be subordinate to the Lien of the Collateral Agent. The Financial Assets standing to the credit of the Accounts will not be subject to deduction, setoff, banker’s lien, or any other right in favor of any Person other than the Collateral Agent (except to the extent of Depositary Bank’s usual and customary charges and returned items and chargebacks either for uncollected checks or other items of payment and transfers previously credited to one or more of the Accounts including automatic clearinghouse or other electronic entries and later reversed, whether for insufficient funds or for any other reason and without regard for the timeliness of return or reversal, and the Borrower and the Collateral Agent hereby authorize the Depositary Bank to debit the applicable Accounts for such amounts).
(f)No Other Agreements. None of the Depositary Bank, the Collateral Agent or the Borrower has entered or will enter into any agreement with respect to any Account or any other Depositary Collateral, other than this Agreement and the other Financing Documents.
(g)Notice of Adverse Claims. The Depositary Bank hereby represents that, except for the claims and interests of the Collateral Agent (on behalf of the Secured Parties), the Administrative Agent and the Borrower in the Accounts, the Depositary Bank, as of the Effective Date, has no knowledge of, and has received no notice of, any claim to, or interest in, any Account or in any other Depositary Collateral. If any Person asserts any Lien (including any writ, garnishment, judgment, warrant of attachment, execution or similar process) against any Account or in any other Depositary Collateral, the Depositary Bank, upon obtaining written notice thereof, will promptly notify the Administrative Agent, the Collateral Agent and the Borrower thereof.
(h)Reports; Documents. The Depositary Bank shall provide to the Borrower and the Administrative Agent access to its on-line bank statements and transaction activities reports with respect to each Account; subject to the Borrower and the

Administrative Agent providing any reasonable information to the Depositary Bank which is needed to establish such Person with access to such on-line system. The Depositary Bank shall also provide to the Borrower and the Administrative Agent monthly statements identifying transactions, transfers or holdings of the Accounts.
(i)    Receipt of Certain Funds. If Administrative Agent or Depositary Bank receives directly any amount that is unambiguously and discernably payable to an Account (due to such amount not being paid directly to the applicable Account), such Agent (subject to Section 3.04, at the written direction of the Borrower) shall deposit such amount in the applicable Account, and the obligations of the Borrower to deposit such amount into such Account shall be deemed satisfied upon such deposit.
2.02 The Accounts.
(a)    Establishment of Accounts. As of the Effective Date, the Depositary Bank has established the following interest bearing demand deposit accounts at its offices located in New York bearing the names and account numbers identified in Schedule I (such accounts, collectively, the “Accounts”) each of which shall be maintained at all times by the Depositary Bank in accordance with the terms of this Agreement until the termination of this Agreement in accordance with Section 5.11 (unless this Agreement otherwise expressly contemplates closure of such Account on a date other than the date of the termination of this Agreement):
(i)the Revenue Account (the “Revenue Account”), in the name of the Borrower;
(ii)the Debt Service Reserve Account (the “Debt Service Reserve Account”), in the name of the Borrower;
(iii)the Interest Payment Account (the “Interest Payment Account”), in the name of the Borrower;
(iv)the Principal Payment Account (the “Principal Payment Account”), in the name of the Borrower;
(v)the Insurance/Condemnation and Disposition Proceeds Account (the “Insurance/Condemnation and Disposition Proceeds Account”), in the name of the Borrower;
(vi)the Distribution Account (the “Distribution Account”), in the name of the Borrower;
(vii)the Prepayment Account (the “Prepayment Account”), in the name of the Borrower;
(viii)the Capacity Deficiency Reserve Account (the “Capacity Deficiency Reserve Account”), in the name of the Borrower; and

(ix) the Multi-Purpose Payment Account (the “Multi-Purpose Payment Account”), in the name of the Borrower.
In addition, for administrative purposes, the Depositary Bank may open from time to time any additional accounts as directed in writing by the Collateral Agent (at the direction of the Administrative Agent) or (so long as no Event of Default has occurred and is continuing) the Borrower. In the event any such account is established for purposes of Section 2.03(i) of the Credit Agreement (as certified in writing to the Depositary Bank by the Borrower or the Administrative Agent), Collateral Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account and the Borrower hereby grants a security interest to the Collateral Agent for the benefit of the Issuing Lenders of Letters of Credit of the applicable Class and the Lenders of the applicable Class in any such account established for this purpose and any “financial assets” (as defined in the UCC) or other Property held therein.
All Accounts shall be denominated in Dollars.
(b)    Account Names and Numbers. The names and account numbers of the Accounts established hereunder on or prior to the Effective Date are set out on Schedule I. The Depositary Bank shall advise the Agents and the Borrower in writing of the account name and number of any Account established hereunder, if any, after the Effective Date.
(c)    No Other Accounts. The Borrower shall not open or maintain or cause to be opened or maintained with any bank or other financial institution any deposit, savings or other account other than as permitted by Section 6.12 of the Credit Agreement.
(d)    Accounts Constitute Collateral.
(i)Each Account and all amounts from time to time held in or credited to such Account shall be subject to the Lien of the Collateral Agent (on behalf of the Secured Parties).
(ii)Each Account and all amounts from time to time held in such Account shall be held and maintained by the Depositary Bank for the purposes and on the express terms set out in this Agreement. All such amounts shall constitute a part of the Depositary Collateral and shall not constitute payment of any Obligations or any other obligations of the Borrower until expressly applied thereto in accordance with the provisions of this Agreement, any other Security Document or the Credit Agreement.
(e)    General Standing Instructions. The Borrower, the Collateral Agent and the Administrative Agent hereby irrevocably instruct and authorize the Depositary Bank to deposit funds (promptly upon receipt thereof) into, and transfer and withdraw funds from, the Accounts in accordance with the terms of this Agreement.

2.03 Grant of Lien on Accounts. As collateral security for the prompt and complete payment and performance when due of the Obligations, the Borrower has, pursuant to the Security Agreement, assigned, granted and pledged to the Collateral Agent on behalf of the Secured Parties, a security interest in each Account, and all cash, investments, investment property, securities or other Property, including any security entitlements with respect to any of the foregoing and any Financial Assets, at any time on deposit in or credited to any Account, including all income or gain earned thereon and any proceeds thereof (collectively, the “Depositary Collateral”).
ARTICLE III
PROVISIONS APPLICABLE TO ACCOUNTS
3.01 Permitted Investments.
(a)Permitted Investments. Pending the application of funds in accordance with this Article III, funds held in any Account shall be invested and reinvested in interest bearing demand deposit accounts at JPMorgan Chase Bank, N.A. It is agreed and understood that interest bearing demand deposit accounts shall have rates of compensation that may vary from time to time as determined by the Depositary Bank. Except as otherwise provided herein, net interest or gain received, if any, from such Permitted Investments shall be deposited into the applicable Account from which the funds were invested until applied in accordance with Section 3.01(d). The Borrower shall bear all risk of loss of capital from investments in Permitted Investments except to the extent that the Depositary Bank’s gross negligence or willful misconduct, as determined by a court of competent jurisdiction in a final judgment from which no appeal may be taken, in failing to invest the funds in the Accounts pursuant to this Section 3.01(a) was the cause of a direct loss to the Borrower. Any interest or other income received on such investment and reinvestment of the funds shall become part of the relevant Account and any losses incurred on such investment and reinvestment of the funds shall be debited against the relevant Account. It is agreed and understood that the Depositary Bank may earn fees associated with the investments outlined above in accordance with the terms of such investments. In no event shall the Depositary Bank be deemed an investment manager or adviser in respect of any selection of investments hereunder and it is agreed and acknowledged that neither the Borrower nor any Agent has received or will receive from, and the Depositary Bank has not provided or will provide any investment, tax or accounting advice or recommendation with regard to any investment and the Borrower and the Agents represent that such party has made and will make an independent assessment of the suitability and appropriateness of any investment selected hereunder for purposes of this Agreement.
(b)Liability of Depositary Bank.
(i)    The Depositary Bank shall not have any duty to determine whether any investment or reinvestment of monies in any Account satisfies the criteria set out in the definition of “Permitted Investments”.

US-DOCS\126271293.4

(ii)Except as provided in Section 3.01(a) and Section 4.04, the Depositary Bank shall not be liable for any loss, tax, penalties or other charges resulting from any investment in any Permitted Investment or the sale, disposition, redemption or liquidation of such investment or by reason of the fact that the proceeds realized in respect of such sale, disposition, redemption or liquidation were less than that which might otherwise have been obtained.
(iii)The Depositary Bank shall have no obligation to invest or reinvest the funds held in any Account if deposited with the Depositary Bank after 11:00 a.m., New York time on such day of deposit. Instructions received after 11:00 a.m., New York time will be treated as if received on the following Business Day.
(iv)The Depositary Bank does not have any interest in the funds held in any Account deposited hereunder but is serving as escrow holder only and having only possession thereof. All earnings on funds in any Account maintained hereunder shall be credited to the Borrower for tax reporting purposes. Any payments of income from the Accounts shall be subject to the withholding regulations then in force with respect to United States taxes. The Borrower will provide the Depositary Bank with appropriate W-9 forms for tax identification number certifications, or W-8 forms for non-resident alien certifications. It is understood that the Depositary Bank shall only be responsible for income reporting with respect to income earned on any Account on IRS Form 1099 or 1042S (or other appropriate form) and will not be responsible for any other reporting. The Depositary Bank shall provide the Borrower a statement with respect to all interest earned on any Account as of the close of each calendar year for which income is earned on the Accounts. The Depositary Bank shall provide the Borrower and the Administrative Agent access to its on-line bank statements and transaction activities reports with respect to each Account, subject to the Borrower and the Administrative Agent providing any reasonable information to the Depositary Bank that is needed to establish such Person with access to such on-line system.
(v)This paragraph (b) shall survive notwithstanding any termination of this Agreement or the resignation or removal of the Depositary Bank.
(c)    Liquidation to Make Disbursements. If and when cash is required for the making of any transfer, disbursement or withdrawal in accordance with this Article III, the Borrower or, if an Event of Default has occurred and is continuing (as notified in writing to the Depositary Bank by the Collateral Agent (acting at the direction of the Administrative Agent (acting at the direction of the Required Lenders)), the Depositary Bank shall, if applicable, cause Permitted Investments to be sold or otherwise liquidated into cash as and to the extent necessary in order to make such transfers, disbursements or withdrawals required pursuant to this Article III by giving written notice of such sale or liquidation to the Depositary Bank. The

Depositary Bank shall comply with any written instruction from the Borrower (except as otherwise provided in Section 3.04) or the Collateral Agent (acting at the direction of the Administrative Agent (acting at the direction of the Required Lenders)) with respect to any such liquidation of Permitted Investments. In the event any such investments are redeemed prior to the maturity thereof, the Depositary Bank shall not be liable for any loss or penalties relating thereto.
(d)    Application of Permitted Investments. Permitted Investments shall be deemed at all times to be a part of the Account from which funds were withdrawn in order to acquire the Permitted Investment and shall be deemed at all times to constitute funds on deposit in and credited to such Account. The proceeds from the investment of monies in any Account in Permitted Investments shall be promptly deposited by the Depositary Bank into the applicable Account in which such proceeds are earned and received.
3.02 Deposits into the Accounts.
(a)Revenue Account. On and after the Conversion Date, Borrower shall deposit, and shall use reasonable efforts to cause to be deposited, in the Revenue Account (without duplication): (i) all distributions and other payments to which the Borrower is entitled under the Construction Pledgor LLC Agreement and the Sponsor Partner LLC Agreement (other than such amounts otherwise required to be deposited into or credited to another Account); (ii) any Insurance Proceeds, Condemnation Proceeds or the proceeds of any Specified Disposition transferred from the Insurance/Condemnation and Disposition Proceeds Account pursuant to Section 3.03(e); (iii) all payments under the Permitted Swap Agreements; (iv) any equity contributions contributed to the Borrower (other than equity contributions to be immediately contributed or loaned by the Borrower to a Subsidiary of the Borrower, which may be deposited into a Permitted Local Account for immediate withdrawal or transfer to a Subsidiary), (v) all proceeds derived from the sale of property or assets by Borrower, (vi) all other amounts received by Borrower and not required or permitted to be deposited to another Account pursuant to this Agreement and (vii) all amounts required to be transferred to the Revenue Account from any other Accounts in accordance with the terms of this Agreement.
(b)Debt Service Reserve Account.
(i)    Borrower shall: (A) on the Conversion Date, fully fund the Debt Service
Reserve Required Amount by delivering to the Collateral Agent a combination of credit support as contemplated by Section 4.02(h) of the Credit Agreement or depositing cash into the Debt Service Reserve Account as contemplated by Section 3.03(a)(iii)(F) of the Depositary Agreement (Construction Period); and (B) from and after the Conversion Date, the Borrower shall deposit, or cause to be deposited, in the Debt Service Reserve Account, all amounts transferred from the Revenue Account pursuant to Section 3.03(a)(i)(F).

(ii)    The funding of the Debt Service Reserve Required Amount may be satisfied, from time to time, by either or a combination of (A) cash held in the Debt Service Reserve Account, (B) funds available to be drawn under an Acceptable Letter of Credit, or (C) the maximum amount an Acceptable Guarantor is required to pay pursuant to an Acceptable Guaranty. For the purposes of this Agreement, at any time, the sum of the then-current available amount of the Acceptable Letter of Credit and the liability limit under an Acceptable Guaranty shall be deemed on deposit in cash in the Debt Service Reserve Account. The Debt Service Reserve Account shall be funded with (x) funds transferred in accordance with Section 3.03(a)(i)(F) and (y) funds deposited or posted as otherwise specified in this Agreement.
(c)Interest Payment Account. On and following the Conversion Date, the Borrower shall deposit, or cause to be deposited, in the Interest Payment Account, (i) all amounts transferred from the Revenue Account pursuant to Sections 3.03(a)(i)(C) and 3.03(a)(i)(J) and (ii) from any other Account pursuant to Section 3.05.
(d)Principal Payment Account. On and following the Conversion Date, the Borrower shall deposit, or cause to be deposited, in the Principal Payment Account (i) all amounts transferred from the Revenue Account pursuant to Sections 3.03(a)(i)(D) and 3.03(a)(i)(J) and (ii) from any other Account pursuant to Section 3.05.
(e)Insurance/Condemnation and Disposition Proceeds Account. The Borrower shall deposit, and shall use reasonable efforts to cause to be deposited, and in each case to the extent permitted by the terms of the Applicable LLC Agreements, in the Insurance/Condemnation and Disposition Proceeds Account, (i) 100% of the Net Available Amount of any Insurance Proceeds received by the Borrower following an Event of Damage, (ii) 100% of the Net Available Amount of any Condemnation Proceeds received by the Borrower following an Event of Taking and (iii) 100% of the Net Available Amount received by the Borrower in respect of any Specified Disposition.
(f)Distribution Account. The Borrower shall deposit, or cause to be deposited, in the Distribution Account all amounts transferred from the Revenue Account pursuant to Section 3.03(a)(i)(K).
(g)Prepayment Account. The Borrower shall deposit, or cause to be deposited in the Prepayment Account: (i) any Insurance Proceeds, Condemnation Proceeds or proceeds of any Specified Disposition transferred from the Insurance/Condemnation and Disposition Proceeds Account, to the extent such proceeds (or portion thereof) are required to prepay the Loans under Section 2.09(b)(ii) or 2.09(b)(iv) of the Credit Agreement; (ii) solely to the extent received by the Borrower after application of the provisions of the Applicable LLC Agreements, 100% of the Net Available Amount of proceeds of any Project Document Claim or Termination Payment, to the extent such proceeds (or portion thereof) are required to prepay the Loans under Section 2.09(b)(v) and 2.09(b)(vi)

of the Credit Agreement; (iii) amounts (if any) required to be deposited therein pursuant to Section 3.03(f)(ii); (iv) amounts required to be deposited herein pursuant to Sections 3.03(i)(i)(A) and 3.03(i)(ii)(A); (v) amounts (if any) required to be deposited therein pursuant to Section 3.03(h)(ii); (vi) an amount equal to the TE Term Loan Prepayment Amount to the extent required to prepay the Loans pursuant to Section 2.09(b)(viii) of the Credit Agreement and (vii) amounts (if any) required to be deposited therein pursuant to Sections 3.03(a)(i)(G), 3.03(a)(i)(H) and 3.03(a)(i)(I).
(h)    Capacity Deficiency Reserve Account.
(i)Borrower shall, on the Conversion Date and to the extent required pursuant to the Credit Agreement, fully fund the Estimated Capacity Deficiency Prepayment Amount by delivering to the Collateral Agent, with notice to the Depositary Bank and the Administrative Agent, a combination of credit support as contemplated by Section 4.02(j) of the Credit Agreement or depositing cash into the Capacity Deficiency Reserve Account as contemplated by Section 3.03(a)(iii)(B) of the Depositary Agreement (Construction Period).
(ii)Amounts on deposit in the Capacity Deficiency Reserve Account may be funded, from time to time, by either or a combination of (A) cash, (B) funds available to be drawn under an Acceptable Letter of Credit, or (C) the maximum amount an Acceptable Guarantor is required to pay pursuant to an Acceptable Guaranty. For the purposes of this Agreement, at any time, the sum of the then-current available amount of the Acceptable Letter of Credit and the liability limit under an Acceptable Guaranty shall be deemed on deposit in cash in the Capacity Deficiency Reserve Account.
(iii)From time to time, the Borrower shall deposit, or cause to be deposited, in the Capacity Deficiency Reserve Account, all amounts drawn under an Acceptable Letter of Credit or received pursuant to a demand under an Acceptable Guaranty, in each case to the extent such Acceptable Letter of Credit or Acceptable Guaranty is credited to the Capacity Deficiency Reserve Account, pursuant to Section 3.03(h)(ii).
(i)    Multi-Purpose Payment Account. The Borrower shall deposit, and shall use reasonable efforts to cause to be deposited, in the Multi-Purpose Payment Account: (i) all Build-Out Amounts payable to the Project Company under the Build-Out Agreement and received by the Borrower after application of the provisions of the Applicable LLC Agreements; and (ii) any payments payable to the Project Company from Turbine Supplier as compensation for the turbines failing to be certified at a 13.6 MW level (for power mode) and received by the Borrower after application of the provisions of the Applicable LLC Agreements.

(j)Receipt by Borrower. In the event that, notwithstanding the foregoing, any such payments, proceeds or other amounts are received by the Borrower, the Borrower shall promptly pay, endorse, transfer and deliver such payments or other amounts to the Depositary Bank for deposit in the relevant Account along with written instructions to the Depositary Bank identifying the applicable Account for such deposit, and, until such delivery, the Borrower shall hold such payments and other amounts in the same form as received in trust for the Collateral Agent. To the extent any Parent, Member or Affiliate (and, in the case of any Subsidiary, subject to the requirements of the Applicable LLC Agreement) of the Borrower receives any asset sale proceeds, insurance proceeds, Project Document Claims or other amounts that should have been paid to Borrower or are received as a result of any sale or taking of the Borrower’s Property or paid under any insurance policy in favor of Borrower, the Borrower shall cause such Person to promptly deposit such amounts into the applicable Account hereunder.
(k)Unidentified Funds. In the event the Collateral Agent or the Depositary Bank receives monies without adequate written instruction with respect to the proper Account into which such monies are to be deposited, the Depositary Bank shall deposit such monies into the Revenue Account and promptly notify the Borrower, the Collateral Agent and the Administrative Agent of the receipt of such monies. Upon receipt of written instructions from the Borrower (except as otherwise provided in Section 3.04), the Depositary Bank shall transfer such monies from the Revenue Account to the Account specified in such instructions.
3.03 Withdrawals and Transfers. Subject in all cases to Section 3.04, the Borrower shall instruct the Depositary Bank to make the transfers of funds in accordance with the following provisions:
(a)    From the Revenue Account.
(i)    The Borrower, pursuant to an Accounts Withdrawal Certificate, shall instruct the Depositary Bank to make the following transfers of funds from the Revenue Account on the dates, in the amounts and to the Persons set forth in such Accounts Withdrawal Certificate and in the order of priority set forth below:
(A) first, on each Transfer Date, to the Persons specified in such Accounts Withdrawal Certificate or the Permitted Local Account, an amount that, together with the amounts then on deposit in the Permitted Local Account, equals the sum (to the extent that such amounts have not been the subject of a previously submitted Accounts Withdrawal Certificate) (without duplication) of (1) the aggregate amount payable by the Borrower for Borrower Operating and Maintenance Expenses then due and payable (including Borrower Operating and Maintenance Expenses owing from a prior month) plus (2) the Borrower’s good faith estimate of the aggregate Borrower Operating and Maintenance Expenses reasonably anticipated to become due and payable by the Borrower within the 30 day period following such Transfer Date;
(B)second, on each Transfer Date, ratably to each Agent, Depositary Bank, Issuing Lender, Lender or Permitted Swap Counterparty entitled thereto, an amount equal to the amount of all fees (other than Letter of Credit Fees and LC Issuing Fees), costs, indemnities and expenses due and payable to the Agents (in their capacities as Agents), the Depositary Bank, the Issuing Lenders, the Lenders and the Permitted Swap Counterparties under the Financing Documents;
(C)third, on each Transfer Date, (1) to the Interest Payment Account, an amount that together with amounts then on deposit in the Interest Payment Account, equals the sum (without duplication) of the amount of interest on the Loans, the interest portion of any Reimbursement Obligations, Letter of Credit Fees and LC Issuing Fees, and (2) to each Permitted Swap Counterparty entitled thereto, ordinary course settlement payments pursuant to a Permitted Swap Agreement (but excluding any termination payments), in each case, then due and payable or to be paid to the Issuing Lenders, Lenders and each Permitted Swap Counterparty (as applicable) prior to the next Transfer Date;
(D)fourth, on each Transfer Date, (1) to the Principal Payment Account, an amount that together with amounts then on deposit in the Principal Payment Account, equals the sum (without duplication) of the scheduled amount of principal of the Term Loans, and (2) to each Permitted Swap Counterparty entitled thereto, any termination payments pursuant to a Permitted Swap Agreement, in each case, respectively, then due and payable or to be paid to Term Loan Lenders and each Permitted Swap Counterparty (as applicable) prior to the next Transfer Date;
(E)fifth, to the Administrative Agent, an amount equal to any outstanding principal portion of any Reimbursement Obligations and any outstanding principal owing on any Letter of Credit Loan (in each case, regardless of whether or not matured) to be paid to the applicable Issuing Lenders and Letter of Credit Lenders;
(F)sixth, on each Quarterly Date, to the Debt Service Reserve Account, an amount that together with the amounts then on deposit (or deemed to be on deposit pursuant to Section 3.02(b)(ii)) in the Debt Service Reserve Account is equal to the then-applicable Debt Service Reserve Required Amount;
(G)seventh, to the extent that there exists as of any Quarterly Date any shortfall between mandatory prepayments actually made in accordance with Section 2.09(b)(viii) of the Construction Credit Agreement and Section 2.09(b)(vii) of the Credit Agreement and the amount that would need to be prepaid in order to cause compliance with the Debt Sizing Criteria as determined in accordance with Section 5.20 of the Construction Credit Agreement and Section 5.21 of the Credit Agreement, to transfer on such Quarterly Date funds to the Prepayment Account in an amount equal to such shortfall;
(H)eighth, to the extent that there exists as of any Quarterly Date any shortfall between mandatory prepayments actually made in accordance with Section 2.09(b)(x) of the Construction Credit Agreement and Section 2.09(b)(x) of the Credit Agreement and the amount that would need to be prepaid in order to cause compliance with the Debt Sizing Criteria as determined in accordance with Section 5.26 of the Construction Credit Agreement and Section 5.27 of the Credit Agreement, to transfer on such Quarterly Date funds to the Prepayment Account in an amount equal to such shortfall;
(I)ninth, to the extent that there exists as of any Quarterly Date any shortfall between mandatory prepayments actually made in accordance with Section 2.09(b)(iii) of the Credit Agreement and the amount that would need to be prepaid in order to cause compliance with the Debt Sizing Criteria as determined in accordance Section 5.15 of the Credit Agreement, to transfer on such Quarterly Date funds to the Prepayment Account in an amount equal to such shortfall;
(J)tenth, on each Quarterly Date, at the election of the Borrower, to the Principal Payment Account and the Interest Payment Account, the amount, if any, to be applied towards voluntary prepayment of the Loans in accordance with Section 2.09(a) of the Credit Agreement together with accrued interest thereon and any amount required by Section 2.14 of the Credit Agreement (if applicable); and
(K)eleventh, on each Quarterly Date, at the election of the Borrower, to the Distribution Account, an amount up to the amount (if any) that remains on deposit in the Revenue Account after making the transfers described in clauses (A) through (K) above on such Quarterly Date.
If on any date the funds on deposit in the Revenue Account are insufficient to pay in full all of the payments required under any particular clause of this Section 3.03(a)(i), the required payments under such clause shall be made, subject to Section 3.05, on a pro rata basis as determined by the Administrative Agent and confirmed, in writing, to the Depositary Bank to the extent of funds available therefor. In the event of such an insufficiency of funds, the Depositary Bank shall be under no obligation to make any transfer until it has received instructions from the Administrative Agent pursuant to the previous sentence.
(b)    From the Debt Service Reserve Account.
(i)If (A) any issuer of an Acceptable Letter of Credit deemed credited to the Debt Service Reserve Account pursuant to Section 3.02(b)(ii) is no longer an Acceptable Bank and the Acceptable Letter of Credit issued by such issuer has not been replaced on or before the end of the ten Business Day period following the date such issuer is no longer an Acceptable Bank with a new Acceptable Letter of Credit issued by an Acceptable Bank or (B) any issuer of an Acceptable Letter of Credit that is deemed credited to the Debt Service Reserve Account pursuant to Section 3.02(b)(ii) has given a notice that the expiry date of the Acceptable Letter of Credit will not be extended and such Acceptable Letter of Credit has not been replaced at least 30 days prior to its stated expiration date, then in each such case the Collateral Agent shall at the written direction of the Administrative Agent (acting at the direction of the Required Lenders) (which direction will include the calculation described below) make a drawing on the Acceptable Letter of Credit in an amount equal to the lesser of (1) the Debt Service Reserve Required Amount at such time minus the aggregate monies on deposit in the Debt Service Reserve Account at such time minus the aggregate available amount of any Acceptable Letters of Credit and any Acceptable Guaranty and (2) the remaining amount available to be drawn under such Acceptable Letter of Credit. The Collateral Agent shall deposit the amounts drawn on such Acceptable Letter of Credit into the Debt Service Reserve Account to be applied in accordance with this Section 3.03(b).
(ii)If on any Quarterly Date, the monies on deposit in the Revenue Account (taking into consideration the application of funds pursuant to Section 3.03(a)(i)(A) and (B)), Interest Payment Account and Principal Payment Account are not adequate to pay amounts that are due and payable to the Issuing Lenders, the Lenders or the Permitted Swap Counterparties pursuant to Sections 3.03(a)(i)(C) and (D) on such Quarterly Date (such insufficiency, the “Debt Payment Deficiency”), to the extent that amounts transferred pursuant to Section 3.05 are not sufficient to address such Debt Payment Deficiency:
(A)    the Depositary Bank (at the direction of (i) the Borrower pursuant to the Accounts Withdrawal Certificate or (ii) the Collateral Agent (acting at the direction of the Administrative Agent) if the Borrower has not so delivered an Accounts Withdrawal Certificate by 1:00 p.m. on the Business Day on which such amounts were due and not paid) shall withdraw from the Debt Service Reserve Account and immediately transfer to the Administrative Agent, for the account of the Issuing Lenders, Lenders and the Permitted Swap

Counterparties, as applicable, an amount equal to the Debt Payment Deficiency (or, if less, the aggregate amount of funds then on deposit in or credited to the Debt Service Reserve Account) for application, first, to that portion of the Debt Payment Deficiency that is due and payable for the purposes specified in Section 3.03(a)(i)(C) and second, to that portion of the Debt Payment Deficiency that is due and payable for the purposes specified in Section 3.03(a)(i)(D), in each case, in accordance with the Financing Documents; and
(B)    if one or more Acceptable Letters of Credit or Acceptable Guaranties credited to the Debt Service Reserve Account are then in effect and, after giving effect to the transfer pursuant to the immediately preceding sub-clause (A), a Debt Payment Deficiency remains, the Collateral Agent shall at the written direction of the Administrative Agent (which direction shall include the calculation described below), make (x) a drawing on such Acceptable Letters of Credit and (y) a demand for payment under such Acceptable Guaranties, in each case pro rata in an amount equal to such remaining Debt Payment Deficiency (or, if less, the then undrawn amount of such Acceptable Letters of Credit or the then liability limit under the Acceptable Guaranty), deposit such drawn amount into the Debt Service Reserve Account and instruct the Depositary Bank to transfer such drawn amount to the Administrative Agent, for the account of the Issuing Lenders, Lenders and the Permitted Swap Counterparties, as applicable, to pay the remaining Debt Payment Deficiency in accordance with the priorities set forth in sub-clause (A) of this Section 3.03(b)(ii).
(iii) If at any time the amount on deposit in the Debt Service Reserve Account (or deemed to be on deposit pursuant to Section 3.02(b)(ii)) exceeds the Debt Service Reserve Required Amount at such time (such excess, an “Excess Reserve Amount”):
(A)the Depositary Bank shall transfer an amount of funds up to the Excess Reserve Amount from the Debt Service Reserve Account to the Revenue Account (or to the account party of an Acceptable Letter of Credit, to the extent of any Excess Reserve Amount with respect to such Acceptable Letter of Credit, or to the Acceptable Guarantor, to the extent of any Excess Reserve Amount with respect to such Acceptable Guaranty) as specified in a certificate signed by an Authorized Officer of the Borrower (and countersigned by the Administrative Agent), certifying as to the amount of such Excess Reserve Amount and, if applicable, to the source of the original funds to be released as such Excess Reserve Amount: and
(B)if any Excess Reserve Amount remains after giving effect to sub-clause (A) (and no funds (other than funds that are available to be drawn under the applicable Acceptable Letters of Credit or Acceptable Guaranty) remain in the Debt Service Reserve Account), then the Borrower shall be entitled to deliver to the Collateral Agent, and the Collateral Agent shall, at the written direction of the Administrative Agent (which direction shall be given if the Administrative Agent (acting at the direction of the Required Lenders) reasonably determines that such reduction is permitted hereunder), sign or countersign, as applicable, and deliver to each relevant Acceptable Bank either (as applicable) (1) a reduction certificate in the form attached to such Acceptable Letter of Credit or otherwise in a form satisfactory to such Acceptable Bank in the amount of its pro rata portion of such remaining Excess Reserve Amount, and the remaining available amount of such Acceptable Letter of Credit may be reduced as provided in such certificate or (2) an amendment or acknowledgement of termination to the Acceptable Guaranty, reducing the liability limit of the Acceptable Guaranty in the amount of its pro rata portion of such remaining Excess Reserve Amount.
(iv) If the Borrower has provided one or more Acceptable Letters of Credit in a stated amount equal to the amount of funds to be released from the Debt Service Reserve Account or an Acceptable Guaranty with a liability limit equal to the to the amount of funds to be released from the Debt Service Reserve Account, at the written request of an Authorized Officer of the Borrower (countersigned by the Administrative Agent) in the form of an Accounts Withdrawal Certificate, with a copy to the Collateral Agent, the Depositary Bank shall release funds from the Debt Service Reserve Account as directed in such Accounts Withdrawal Certificate. Any amounts so released shall be transferred to the Revenue Account (or to the account party of an Acceptable Letter of Credit, to the extent that an Acceptable Letter of Credit is provided, or to the Acceptable Guarantor, to the extent that an Acceptable Guaranty is provided). The Depositary Bank shall credit any such Acceptable Letter of Credit or Acceptable Guaranty to the Debt Service Reserve Account and such Acceptable Letter of Credit or Acceptable Guaranty shall be subject to all the terms of this Section 3.03(b).
(c)From the Interest Payment Account. The Borrower, pursuant to an Accounts Withdrawal Certificate, shall instruct the Depositary Bank to transfer funds from the Interest Payment Account to the Administrative Agent, ratably for the account of the Issuing Lenders and Lenders entitled thereto, respectively, an amount equal to the amount of interest on the Loans, the interest portion of any Reimbursement Obligations, Letter of Credit Fees and LC Issuing Fees.
(d)From the Principal Payment Account. The Borrower, pursuant to an Accounts Withdrawal Certificate, shall instruct the Depositary Bank to transfer funds from the Principal Payment Account to the Administrative Agent, ratably for the account of the Term Loan Lenders, an amount equal to the amount of principal of the Term Loans.
(e)    From the Insurance/Condemnation and Disposition Proceeds Account. Funds on deposit in the Insurance/Condemnation and Disposition Proceeds Account shall be transferred from time to time pursuant to an Insurance/Condemnation and Disposition Proceeds Account Withdrawal Certificate delivered to the Depositary Bank by the Borrower:
(i)in respect of an Event of Damage or an Event of Taking, (A) to the Prepayment Account for the prepayment of the Loans, to the extent set forth in Section 5.17 of the Credit Agreement and Section 2.09(b)(iv) of the Credit Agreement or (B) to the Revenue Account in accordance with Section 5.17(f) of the Credit Agreement; and
(ii)in respect of a Specified Disposition, to the Prepayment Account for the prepayment of the Loans, to the extent set forth in Section 2.09(b)(ii) of the Credit Agreement.
(f)    From the Distribution Account.
(i)    The Borrower, pursuant to an Accounts Withdrawal Certificate, shall instruct the Depositary Bank to withdraw and transfer to any Person specified in such Accounts Withdrawal Certificate, all or such portion of the funds on deposit in the Distribution Account as the Borrower shall specify in such Accounts Withdrawal Certificate and in the order of priority set forth below; provided, however, that the Borrower shall certify that, as of the preceding Quarterly Date (if the withdrawal date is not on a Quarterly Date) and as of the date of such withdrawal from the Distribution Account, each of the Distribution Conditions to the making of a Restricted Payment set forth in Section 6.07(a) of the Credit Agreement is satisfied:
(A)[Reserved]
(B)first, to the repayment of all outstanding “Shortfall Loans” (as defined in the Construction Pledgor LLC Agreement or the Sponsor Partner LLC Agreement) incurred by the Borrower;
(C)second, to the payment of all outstanding amounts due and owing by the Borrower under Section 10.1 of the Construction Pledgor LLC Agreement or the Sponsor Partner LLC Agreement; and
(D)third, any funds remaining in the Distribution Account after making the transfer in sub-clause (A) shall be paid to the Pledgor or such other Persons as the Borrower may designate in the Accounts Withdrawal Certificate.

(ii)If at any time there are amounts on deposit in the Distribution Account that have been ineligible for transfer pursuant to Section 3.03(f)(i) on each of six or more consecutive Quarterly Dates because of a failure to satisfy any of the Distribution Conditions to the making of a Restricted Payment set forth in Section 6.07(a) of the Credit Agreement, then Borrower, pursuant to an Accounts Withdrawal Certificate, shall instruct the Depositary Bank to withdraw and transfer such amounts, to the Prepayment Account, for application to prepayment of the Loans as set forth in Section 2.09(b)(i) of the Credit Agreement.
(iii)Funds on deposit in the Distribution Account shall also be applied from time to time as described in Section 3.05.
(g)From the Prepayment Account. The Borrower shall instruct the Depositary Bank pursuant to an Accounts Withdrawal Certificate to transfer funds on deposit in the Prepayment Account in the manner and to the extent set forth in the applicable clause of Section 2.09(b) of the Credit Agreement.
(h)From the Capacity Deficiency Reserve Account.
(a)If (A) the Collateral Agent receives written notice from the Administrative Agent that any issuer of an Acceptable Letter of Credit that is credited to the Capacity Deficiency Reserve Account is no longer an Acceptable Bank or the Acceptable Letter of Credit issued by such issuer has not been replaced on or before the end of the ten Business Day period following such notice with a new Acceptable Letter of Credit issued by an Acceptable Bank or (B) any issuer of an Acceptable Letter of Credit has given a notice that the expiry date of the Acceptable Letter of Credit will not be extended and such Acceptable Letter of Credit has not been replaced at least 30 days prior to its stated expiration date, then in each such case the Collateral Agent shall at the written direction of the Administrative Agent (which direction will include the calculation described below) make a drawing on the Acceptable Letter of Credit in an amount equal to the lesser of (1) the Capacity Deficiency Prepayment Amount at such time minus the aggregate monies on deposit in the Capacity Deficiency Reserve Account at such time minus the aggregate available amount of any other Acceptable Letters of Credit and any Acceptable Guaranty and (2) the remaining amount available to be drawn under such Acceptable Letter of Credit. The Collateral Agent shall deposit the amounts drawn on such Acceptable Letter of Credit into the Capacity Deficiency Reserve Account to be applied in accordance with this Section 3.03(h).
(ii)    On the Outside Capacity Deficiency Prepayment Date, the Borrower, pursuant to an Accounts Withdrawal Certificate delivered to the Depositary Bank and the Administrative Agent, shall instruct the Depositary Bank to transfer funds on deposit in the Capacity Deficiency

Reserve Account in the amounts and to the Persons set forth in such Accounts Withdrawal Certificate and in the order of priority set forth below:
(A)first, to the Prepayment Account, an amount equal to the Capacity Deficiency Prepayment Amount (if any); provided that if one or more Acceptable Letters of Credit or Acceptable Guaranties credited to the Capacity Deficiency Reserve Account are then in effect and the funds on deposit in the Capacity Deficiency Reserve Account immediately before the transfer described in this sub-clause (A) are less than the Capacity Deficiency Prepayment Amount, the Collateral Agent shall at the written direction of the Administrative Agent, make (x) a drawing on such Acceptable Letters of Credit and (y) a demand for payment under such Acceptable Guaranties, in each case pro rata in an amount equal to the Capacity Deficiency Prepayment Amount minus the amounts then on deposit in the Capacity Deficiency Reserve Account (or, if less, the then undrawn amount of such Acceptable Letters of Credit or the then liability limit under the Acceptable Guaranty), deposit such drawn amount into the Capacity Deficiency Reserve Account and instruct the Depositary Bank to transfer such drawn amount in accordance with this Section 3.03(h)(ii)(A); and
(B)second, any funds remaining in the Capacity Deficiency Reserve Account after making the transfer in sub-clause (A) shall be paid to the Pledgor or such other Persons as the Borrower may designate in the Accounts Withdrawal Certificate, so long as the conditions set forth in Section 5.15 of the Credit Agreement are satisfied and the Collateral Agent, at the written direction of the Administrative Agent, shall deliver to (1) each relevant Acceptable Bank a consent to termination of the applicable Acceptable Letter of Credit in the form attached to such Acceptable Letter of Credit or otherwise in a form satisfactory to such Acceptable Bank or (2) to each Acceptable Guarantor an acknowledgement of termination to the Acceptable Guaranty.
(iii) At the written request of an Authorized Officer of the Borrower (countersigned by the Administrative Agent) in the form of an Accounts Withdrawal Certificate, with a copy to the Collateral Agent, the Depositary Bank shall release funds from the Capacity Deficiency Reserve Account so long as, as confirmed to the Depositary Bank by the Administrative Agent, the Borrower has provided one or more Acceptable Letters of Credit in a stated amount equal to the amount of funds to be released from the Capacity Deficiency Reserve Account or an Acceptable Guaranty with a liability limit equal to the amount of funds to be released from the Capacity Deficiency Reserve Account. Any amounts so released shall be transferred to the Revenue Account (or to the account party of an

Acceptable Letter of Credit, to the extent that an Acceptable Letter of Credit is provided, or to the Acceptable Guarantor, to the extent that an Acceptable Guaranty is provided) as set forth in such Accounts Withdrawal Certificate. The Administrative Agent and Borrower agree that any such additional Acceptable Letter of Credit or Acceptable Guaranty shall be credited in determining reserves held for purposes of the Capacity Deficiency Reserve Account and such Acceptable Letter of Credit or Acceptable Guaranty shall be subject to all the terms of this Section 3.03(h).
(i)    From the Multi-Purpose Payment Account.
(i)    On the Build-Out Prepayment Date, the Borrower, pursuant to an Accounts Withdrawal Certificate delivered to the Depositary Bank, shall instruct the Depositary Bank to make the following transfers of funds from the Multi-Purpose Payment Account, in the amounts and to the Persons set forth in such Accounts Withdrawal Certificate and in the order of priority as follows:
(A)first, to the Prepayment Account for the prepayment of the Loans, to the extent and in the manner set forth in Section 5.21 of the Credit Agreement; and
(B)second, any funds remaining in the Multi-Purpose Payment Account in respect of the Build-Out Amount after making the other transfers required by this paragraph shall be paid to the Pledgor or such other Persons as the Borrower may designate; provided that no Default or Event of Default has occurred and is continuing; otherwise, such remaining funds shall be transferred to the Revenue Account.
(ii)    Promptly upon receipt of payments by Borrower as distributions from Project Company of payments from Turbine Supplier in respect of compensation for the turbines failing to be certified at a 13.6 MW level (for power mode) or in respect of the election to utilize “Fall-Back WTGs” (as defined in the TSA) or otherwise following receipt by Project Company of a Wind Turbine Type Certificate for the Primary WTGs that does not align with the assumptions for the Primary WTGs set forth in the Base Case Projections and the calculation and approval of the Type Certificate Prepayment Amount in accordance with Section 5.27 of the Credit Agreement, the Borrower, pursuant to an Accounts Withdrawal Certificate delivered to the Depositary Bank, shall instruct the Depositary Bank to make the following transfers of funds from the Multi-Purpose Payment Account, in the amounts and to the Persons set forth in such Accounts Withdrawal Certificate and in the order of priority as follows:

(A)first, to the Prepayment Account for the prepayment of the Loans, to the extent and in the manner set forth in Section 5.27 of the Credit Agreement; and
(B)second, any funds remaining in the Multi-Purpose Payment Account in respect of payments received by Borrower as distributions from Project Company of payments from Turbine Supplier as compensation for the turbines failing to be certified at a 13.6 MW level (for power mode) or in respect of the election to utilize “Fall-Back WTGs” (as defined in the TSA) or otherwise following receipt by Project Company of a Wind Turbine Type Certificate for the Primary WTGs that does not align with the assumptions for the Primary WTGs set forth in the Base Case Projections after making the other transfers required by this paragraph shall be paid to the Pledgor or such other Persons as the Borrower may designate; provided that no Default or Event of Default has occurred and is continuing; otherwise, such remaining funds shall be transferred to the Revenue Account.
(j)    Corrections of Accounts Withdrawal Certificates. With respect to any Accounts Withdrawal Certificate submitted to the Depositary Bank in connection with transfers to be made pursuant to Sections 3.03(a) through (i), the Borrower may supplement such Accounts Withdrawal Certificate, or submit a new, updated Accounts Withdrawal Certificate in replacement of such Accounts Withdrawal Certificate, in each case in order to correct any certifications or wiring or other payment instructions set forth therein, so long as such supplemental or new Accounts Withdrawal Certificate is provided to the Depositary Bank by 12:00 p.m., New York City time, at least one Business Day prior to the proposed date of the transfers to be made pursuant thereto.
3.04 Event of Default, Etc. Notwithstanding any provision of this Agreement to the contrary, (a) upon the occurrence and during the continuation of any Event of Default, the Collateral Agent shall (upon the direction of the Administrative Agent) instruct the Depositary Bank not to release, withdraw, distribute, transfer or otherwise make available any funds in or from any of the Accounts, and to take such action or refrain from taking such action as the Collateral Agent shall instruct in the form of Exhibit C attached hereto (a “Notice of Default”) and, upon receipt thereof, the Depositary Bank shall comply with such instructions until the Depositary Bank has received written notice from the Borrower (countersigned by the Administrative Agent and with a copy to the Collateral Agent) in the form of Exhibit D attached hereto (a “Default Revocation Notice”) that such Event of Default no longer exists due to it having been waived, cured or no longer existing, or having been deemed waived, in accordance with the terms of the Credit Agreement and (b) upon the occurrence and during the continuation of any Event of Default, the Collateral Agent shall have the right to exercise such remedies as are then available to it, including (i) if instructed to do so by the Administrative Agent acting at the direction of the Required Lenders, the transfer of all or any part of the funds in the Accounts to any of the other Accounts, ratably for the account of the Lenders, or (ii) pursuant to the instructions of the

Required Lenders, (A) drawing on any Acceptable Letter of Credit or making a demand for payment under any Acceptable Guaranty credited to any of the Accounts or (B) the transfer of all or any part of the funds in the Accounts to the payment of the Obligations then due and payable as provided pursuant to the Credit Agreement and Section 3.06. A Notice of Default or Default Revocation Notice delivered to the Depositary Bank shall only be effective by the end of the second Business Day following the day Depositary Bank has received such notice, provided that the Depositary Bank shall use commercially reasonable efforts to establish a block on the Accounts within forty eight (48) hours, following receipt of a Notice of Default.
3.05 When Amounts are Insufficient. Subject to Section 3.04, if the funds on deposit in the Interest Payment Account or the Principal Payment Account on any Quarterly Date are insufficient to make all payments of Debt Service or other amounts due in respect of the Obligations then due and payable, an Authorized Officer of the Borrower shall deliver a certificate to the Depositary Bank, the Collateral Agent and the Administrative Agent setting forth the amount of such insufficiency and directing the transfers set forth below. The Borrower shall instruct the Depositary Bank to, in accordance with the instructions set forth in the certificate referred to in the preceding sentence, (i) first, apply funds then on deposit in the Revenue Account, (ii) second, to the extent amounts in the Revenue Account are not adequate for such purpose, apply any funds then on deposit in the Distribution Account, and (iii) third, to the extent amounts in the Distribution Account are not adequate for such purpose, apply funds from the Debt Service Reserve Account and applicable Acceptable Letters of Credit as provided in Section 3.03(b)(ii). To the extent funds in the Debt Service Reserve Account are insufficient to make all payments of Debt Service or other amounts due in respect of the Obligations then due and payable, then the Collateral Agent, at the direction of the Administrative Agent, shall be entitled to make a demand for payment under any Acceptable Guaranty deemed credited to the Debt Service Reserve Account pursuant to Section 3.02(b)(ii), and if an Event of Default has occurred and is continuing, the Collateral Agent may, if directed by the Administrative Agent, instruct the Depositary Bank to withdraw or transfer amounts from the Distribution Account to fund the Debt Service Reserve Account up to the Debt Service Reserve Required Amount (to the extent not funded with an Acceptable Guaranty credited to the Debt Service Reserve Account or an Acceptable Letter of Credit).
3.06 Distribution of Collateral Proceeds.
(a)    Priority of Payments. Following receipt of any and all proceeds of and realization on the Collateral (including any property or securities distributed under a plan under the Bankruptcy Code) by the Collateral Agent, the Collateral Agent shall notify the Administrative Agent thereof and the Administrative Agent shall instruct the Depositary Bank in writing to apply the proceeds of such sale, disposition, or other realization, collection or recovery toward the payment of the Obligations in the following order of priority and otherwise in accordance with the Financing Documents:
(i)    first, to any fees, costs, indemnities charges and expenses (including fees, charges and disbursements of counsel to Administrative Agent, Collateral

Agent or Depositary Bank) then due and payable to Administrative Agent, Collateral Agent or Depositary Bank, under this Agreement or any other Financing Document pro rata based on such respective amounts then due to such Persons;
(ii)second, to the respective outstanding fees, costs, indemnities charges and expenses (including fees, charges and disbursements of counsel to the Secured Parties and any applicable costs under Section 2.14 of the Credit Agreement if such prepayment will include prepayment of a Eurodollar Loan on a day other than the last day of an Interest Period for such Eurodollar Loan) then due and payable to the other Secured Parties under any Financing Document pro rata based on such respective amounts then due to such Persons;
(iii)third, to (a) any accrued but unpaid interest owed to the Secured Parties on the Loans and (b) any ordinary course settlement payments (but not termination payments) owed under the Permitted Swap Agreements, pro rata based on such respective amounts then due to the Secured Parties;
(iv)fourth, to (a) the outstanding principal of the Loans and Reimbursement Obligations then due to the Secured Parties, (b) cash collateralize in accordance with Section 2.19 of the Credit Agreement all issued and outstanding Letters of Credit and (c) any termination payments owed under the Permitted Swap Agreements, pro rata based on such respective amounts then due to the Secured Parties;
(v)fifth, to any other unpaid Obligations then due and payable to the Secured Parties, pro rata based on such respective amounts then due to the Secured Parties; and
(vi)sixth, after occurrence of the Termination Date and final payment in full of the amounts described above in Section 3.06(a)(i) through Section 3.06(a)(v), in accordance with Section 3.07.
Subject to Sections 2.03 and 2.18 of the Credit Agreement, amounts used to cash collateralize the aggregate undrawn amount of Letters of Credit pursuant to clause fourth above shall be applied to satisfy drawings under such Letters of Credit as they occur. If any amount remains on deposit as cash collateral after all Letters of Credit have either been fully drawn or expired, such remaining amount shall be applied to the other Obligations, if any, in the order set forth above.
(b)    Borrower Remains Liable for Deficiency. It is understood that the Borrower shall remain liable to the extent of any deficiency between (x) the amount of the proceeds of the Collateral and any other collateral and (y) the aggregate of the sums referred to in clauses (i) through (v) of Section 3.06(a).

3.07 Termination of Accounts. On the Termination Date all Permitted Investments in each Account shall (at the written direction of the Borrower) promptly be liquidated, with any remaining funds remitted promptly to (or at the written direction of) the Borrower, and the Accounts shall promptly be closed.
3.08 Delivery of Executed Withdrawal Certificates; Security Procedures.
(a)No later than 11:00 am (New York City time), at least three (3) Business Days (but no more than ten (10) Business Days) prior to each and every proposed transfer date for funds between or from any Accounts, the Borrower shall or shall cause an Authorized Officer to, deliver to the Depositary Bank an Executed Withdrawal Certificate complying with all the requirements set forth in this Agreement. The delivery of an Executed Withdrawal Certificate by the Borrower to the Depositary Bank shall constitute the Depositary Bank’s instruction to make the proposed transfers set forth therein.
(b)Notwithstanding the foregoing, any and all instructions and directions delivered to the Depositary Bank, including any Executed Withdrawal Certificate, shall be executed by an Authorized Officer of the applicable party or parties and delivered only by facsimile (as evidenced by a confirmed transmittal to the applicable party’s or parties’ transmitting fax number) or as a Portable Document Format (“PDF”) attached to an email only at the fax number or email address set forth in Section 5.02. The Depositary Bank shall not be liable to any party hereto, Secured Party or other Person for refraining from acting upon any instruction for or related to the transfer or distribution of the funds that do not satisfy the requirements herein, including Section 3.08. Depositary Bank may rely and act upon the confirmation of anyone purporting to be an Authorized Officer in connection with any of Depositary Bank’s verifying call-backs or email confirmations.
(c)Borrower, Collateral Agent and Administrative Agent each authorizes Depositary Bank to use the funds transfer instructions (“Standing Instructions”) specified for it in Schedule IV attached hereto (as may be supplemented from time to time as described below) to disburse any funds due to such party, without a verifying call-back or email confirmation as set forth below.
(d)If any funds transfer instructions other than Standing Instructions are set forth in a permitted certificate or other instruction from a party or parties in accordance with this Agreement, Depositary Bank may confirm such funds transfer instructions by a telephone call-back or email confirmation to an Authorized Officer of such party or parties and thereafter, such funds transfer instructions shall also be considered the applicable party’s Standing Instructions hereunder. To the extent a call-back or email confirmation is undertaken, no funds will be disbursed until such confirmation occurs. If multiple disbursements are provided for under this Agreement pursuant to any Standing Instructions, only the date, amount and/or description of payments may change without requiring a telephone call-back or email confirmation.

(e)The persons designated as Authorized Officers and telephone numbers and email addresses for same may be changed only in a writing in the form of certificate delivered as Schedule II executed by an Authorized Officer or other duly authorized person of the Borrower or Agent, as applicable, setting forth such changes and actually received by the Depositary Bank via facsimile or as a PDF attached to an email in accordance with Section 5.02. The Depositary Bank may confirm any such change in Authorized Officers by a telephone call-back or email confirmation according to its security procedures.
(f)Depositary Bank and other financial institutions, including any intermediary bank and the beneficiary's bank, may rely upon the identifying number of the beneficiary, the beneficiary’s bank or any intermediary bank included in a funds transfer instruction, even if it identifies a person different from the beneficiary, the beneficiary’s bank or intermediary bank identified by name.
(g)Borrower, Collateral Agent and Administrative Agent acknowledge that the security procedures set forth herein are commercially reasonable.
(h)Notwithstanding anything to the contrary contained in this Agreement, in the event that an electronic signature is affixed to an instruction issued hereunder to disburse or transfer funds, such instruction may be confirmed by a verifying call-back (or email confirmation) to an Authorized Officer of the instructing party.
(i)Notwithstanding anything to the contrary, parties hereto acknowledge and agree that Depositary Bank may not transfer or distribute funds in an Account until Depositary Bank has completed its security procedures.
ARTICLE IV
DEPOSITARY BANK
4.01 Appointment. JPMorgan Chase Bank, N.A. is hereby appointed by the Administrative Agent and the Collateral Agent (on behalf of itself and the Secured Parties) to act as Depositary Bank, and the Depositary Bank is authorized to exercise such rights, powers, authorities and discretions as are specifically delegated to the Depositary Bank by the terms of this Agreement and the other Financing Documents, together with all such rights, powers, authorities and discretions as are reasonably incidental thereto. By its signature below JPMorgan Chase Bank, N.A. (or any successor thereto pursuant to Section 4.07) accepts such appointment. The Borrower hereby consents to such appointment of the Depositary Bank and agrees to pay to the Depositary Bank any reasonable and documented fees and other amounts as are agreed in writing between the Borrower and the Depositary Bank from time to time.
4.02 Duties and Responsibilities. The Depositary Bank shall not have any fiduciary duties or responsibilities except those expressly set forth in this Agreement or in the other Transaction Documents to which it is a party, and no implied covenants or obligations shall be read into this Agreement or the other Transaction Documents against the Depositary Bank. The Depositary Bank shall not be liable or responsible except for the performance of such expressed duties as are specifically set forth herein or in the other Transaction Documents to which it is a party. The Depositary Bank shall not have any fiduciary relationship with the Borrower or any other party arising out of or in connection with this Agreement or the other Transaction Documents. The relationship between the Secured Parties, on the one hand, and the Borrower, on the other, in connection herewith or therewith is solely that of a debtor and a creditor. Neither this Agreement nor the other Transaction Documents creates a joint venture between the parties.
4.03 Other Depositary Bank Provisions.
(a)Notices of Defaults, etc. The Depositary Bank shall not be deemed to have knowledge or notice of the occurrence of any Default, Event of Default or any other default in connection with any Financing Documents unless the Depositary Bank has received written notice from the Collateral Agent or the Administrative Agent of such Default or Event of Default referring to this Agreement, describing such Default or Event of Default and stating that such notice is a “Notice of Default” in the form set forth as Exhibit C attached hereto. The Depositary Bank shall not be deemed to have knowledge or notice of the occurrence of the Conversion Date, or any other date or condition specified in this Agreement, unless the Depositary Bank has received written notice of such occurrence, referring to this Agreement, from the Collateral Agent or the Administrative Agent. Upon the occurrence of a Default or Event of Default, the Depositary Bank shall not be required to take or omit to take any action with respect to such Default or Event of Default unless directed by the Collateral Agent. Unless and until the Depositary Bank shall have received such direction, the Depositary Bank may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to any such Default or Event of Default as it deems advisable in the best interest of the Secured Parties. In no event shall the Depositary Bank be required to comply with any such directions to the extent that the Depositary Bank believes that its compliance with such directions would be unlawful.
(b)Exculpatory Provisions with Respect to Depositary Bank.
(i)    Not Responsible for Recitals, Value, Etc. Neither the Depositary Bank (in its capacity as the Depositary Bank) nor any of its Affiliates shall be responsible to Borrower, any Agent or any other Secured Party for or have any duty to ascertain or inquire into: (A) any recitals, statements, representations or warranties made by any Person (other than itself) in this Agreement or any other Financing Document or in any certificates or other document referred to or provided for in, or received by any Secured Party under, this Agreement or any other Financing Document; (B) the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Financing Document or any other document referred to or provided for herein or therein or the perfection, priority or validity of any of the Liens created by the Financing Documents; (C) any failure by any Loan Party to perform its obligations hereunder or thereunder; (D) whether the conditions precedent to any

Executed Withdrawal Certificate, other certificate or instruction delivered in connection with this Agreement have been satisfied; or (E) whether the funds transferred hereunder are applied for the purpose for which they were transferred. For the avoidance of doubt, each Executed Withdrawal Certificate, other certificate or other instruction relating to the transfer of amounts held by Depositary Bank hereunder shall state the Account from which funds shall be transferred, the amount to be transferred, the identity of the recipient of such funds and such recipient’s funds transfer instructions, and Depositary Bank shall not be responsible for calculating any amounts to be transferred hereunder.
(ii)Performance by Loan Parties. The Depositary Bank shall not be required to ascertain or inquire as to the performance by the Borrower or any other Loan Party of any of its obligations under any Financing Document or any other document or agreement contemplated hereby or thereby.
(iii)Initiation of Litigation. The Depositary Bank shall not be required to initiate or conduct any litigation or collection proceeding hereunder or under any other Financing Document.
(iv)Insurance and Taxes on Account Collateral. The Depositary Bank shall not be liable or responsible for insuring any of the Depositary Collateral or for the payment of taxes, charges, assessments or liens upon any of the Depositary Collateral or otherwise as to the maintenance of any of the Depositary Collateral.
(v)Right to Rely. The Depositary Bank shall be entitled to rely conclusively upon and shall not be bound to make any investigation into the facts or matters stated in any instruction, certificate, notice or other document (including any Executed Withdrawal Certificate) purportedly signed by an Authorized Officer or other representative of Borrower, Administrative Agent, Collateral Agent or Independent Engineer believed by the Depositary Bank in good faith to be genuine and to have been signed or sent by or on behalf of the proper Person or Persons, and the Depositary Bank shall have no liability for its actions taken, suffered or omitted to be taken upon any such certificate, notice or other document, except to the extent caused by Depositary Bank’s willful misconduct or gross negligence as finally determined in a non-appealable judgment by a court of competent jurisdiction. The Depositary Bank shall have no duty whatsoever to investigate or verify whether any such signature is genuine or authorized or whether the information in any such certificate, notice or other document (including any Executed Withdrawal Certificate) is genuine or accurate. The Depositary Bank shall have no responsibility or liability to review, verify and/or confirm any receipts, invoices, calculations or other documentation that accompanies or is set forth in any instruction, certificate notice or other document (including any Executed Withdrawal Certificate) delivered hereunder. The Depositary Bank shall not be required to expend or risk any of its own funds or otherwise incur any liability, financial or otherwise, in the performance of any of its duties hereunder.
(vi) Use of Counsel. In the event of any question as to the construction or interpretation of any provision of this Agreement, the Depositary Bank shall be entitled to consult with and obtain advice from legal counsel of its own selection in its sole discretion, at the expense of the Borrower (for reasonable out-of-pocket costs), and may (but shall not be obligated to) rely and act upon such advice and shall not incur any liability in acting in good faith in accordance with any such advice.
(vii) Use of Employees and Agents. The Depositary Bank may execute any of the powers granted to it hereunder or perform any duties hereunder either directly or by or through employees, officers, agents or attorneys and other Related Parties of the Depositary Bank and any such agents or attorneys and shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder. The exculpatory provisions of this Article IV shall apply to any such employees, officers, agents and attorneys and to the Related Parties of the Depositary Bank and any such agents and attorneys, and shall apply to their respective activities in connection herewith and the other Financing Documents as well as activities as the Depositary Bank.
(viii)No Discretion. Whenever reference is made in this Agreement to any discretionary action by, consent, designation, specification, requirement or approval of, notice, request or other communication from, or other direction given or action to be undertaken or to be (or not to be) suffered or omitted by the Depositary Bank or to any election, decision, opinion, acceptance, use of judgment, expression of satisfaction or other exercise of discretion, rights or remedies to be made (or not to be made) by the Depositary Bank or there is ambiguity in the instructions or directions or conflicting instructions or directions from the Borrower, Collateral Agent or Administrative Agent, it is understood that in all cases the Depositary Bank shall be fully justified in failing or refusing to take any such action under this Agreement if it shall not have received such written instruction, advice or concurrence of the Administrative Agent and/or Collateral Agent (each acting in accordance with the Financing Documents), as it deems appropriate. The Depositary Bank shall be permitted to request instructions or directions from the Agents or Borrower in case of conflict or ambiguity. This provision is intended solely for the benefit of the Depositary Bank and its successors and permitted assigns and is not intended to and will not entitle the other parties hereto to any defense, claim or counterclaim, or confer any rights or benefits on any party hereto.
(ix)Special Damages. In no event shall the Depositary Bank be responsible or liable for any consequential, indirect, punitive or special loss or damage of any kind whatsoever (including, but not limited to loss of profit) relating to this Agreement irrespective of whether the Depositary Bank has been advised of the likelihood of such loss or damage and regardless of the form of action.
(x)Disclosure. In no event shall the Depositary Bank, except as expressly set forth herein, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to any Loan Party or any of its Subsidiaries or other Affiliates that is communicated to or obtained by the Depositary Bank or any of its Affiliates in any capacity.
(xi)Directions from the Agents. The Depositary Bank shall not be liable for any action taken or not taken by it (i) directed to it by the Collateral Agent or Administrative Agent or (ii) in the absence of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction in a final and non-appealable judgment.
4.04 Liability.
(a)Neither the Depositary Bank nor any of its Affiliates nor its or their officers, directors, employees or agents shall be liable to any Person for any action taken or omitted under this Agreement or under the other Financing Documents, or in connection therewith, except to the extent caused by the gross negligence or willful misconduct of the Depositary Bank, as finally determined in a non-appealable judgment by a court of competent jurisdiction. The Secured Parties party hereto each (for itself and any Person claiming through it) hereby releases, waives, discharges and exculpates the Depositary Bank for any action taken or omitted under this Agreement or under the other Financing Documents, or in connection therewith, except to the extent caused by the gross negligence or willful misconduct of the Depositary Bank, as finally determined in a non-appealable judgment by a court of competent jurisdiction.
(b)The Depositary Bank shall not incur any liability for not performing any act or not fulfilling any duty, obligation or responsibility hereunder by reason of any occurrence beyond the control of the Depositary Bank (including any act or provision of any present or future law or regulation or governmental authority, any act of God or war, civil unrest, local or national disturbance or disaster, pandemic, epidemic or other public health emergencies, any act of terrorism, electrical or computer or telecommunications failure or the unavailability of the Federal Reserve Bank wire or facsimile or other wire or communication facility) or any duty of confidentiality.
(c)In the event that a legal garnishment, attachment, levy, restraining notice, court order or other governmental order (a “Directive”) is served with respect to any of the Accounts or any amounts of Property held in the Accounts, or the delivery thereof shall be stayed or enjoined by a Directive, Depositary Bank is hereby expressly authorized, in its sole discretion, to obey and comply with all such

Directives so entered or issued, and in the event that Depositary Bank obeys or complies with any such Directive it shall not be liable to any of the other parties hereto or to any other person by reason of such compliance notwithstanding such Directive be subsequently reversed, modified, annulled, set aside or vacated.
4.05 Indemnity.
(a)    The Agents on behalf of the Lenders under the Credit Agreement and the Secured
Parties, as applicable, shall, from time to time on demand by the Depositary Bank and any Depositary Indemnified Party, indemnify the Depositary Bank and the Depositary Indemnified Parties in proportion to (a) prior to any acceleration of the Obligations, its pro rata share of the aggregate of the undrawn Commitments and the outstanding principal amount of Obligations and (b) following any acceleration of the Obligations, its pro rata share of outstanding principal of the Obligations at the time of demand (or, if all outstanding principal has then been repaid in full, immediately prior to the final repayment thereof), against any and all costs, claims, losses, expenses (including reasonable legal fees and expenses) and liabilities, which the Depositary Bank or Depositary Indemnified Parties may incur on or after the date hereof in acting in its capacity as the Depositary Bank hereunder and under the other Financing Documents, other than by reason of its own respective gross negligence or willful misconduct as finally determined in a non-appealable judgment by a court of competent jurisdiction. Furthermore, to the extent that the Borrower for any reason fails to pay any amount required under paragraph (b) of this Section 4.05 or Section 4.10 to be paid by it to the Depositary Bank or any Depositary Indemnified Party, and without limiting the Obligations of the Borrower, each Secured Party severally agrees to pay to such Depositary Indemnified Party or such Related Party, as the case may be, in proportion to (a) prior to any acceleration of the Obligations, its pro rata share of the aggregate of the undrawn Commitments and the outstanding principal amount of Obligations and (b) following any acceleration of the Obligations, its pro rata share of outstanding principal of the Obligations at the time of demand (or, if all outstanding principal has then been repaid in full, immediately prior to the final repayment thereof) of such unpaid amount (including any such unpaid amount in respect of a claim asserted by the Depositary Bank); provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against such Depositary Indemnified Party in its capacity as such, or against such Related Party acting for such Depositary Indemnified Party in connection with such capacity. All amounts due under this Section 4.05(a) shall be payable promptly after demand therefor. Any such Depositary Indemnified Party in its capacity as such or such Related Party acting for such Depositary Indemnified Party in connection with its capacity as such shall be fully justified in refusing to take or to continue to take any action under this Agreement or any Financing Document unless it shall first be indemnified to its satisfaction by the Secured Parties against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. Without limitation of the foregoing, each Secured Party (other than the Agents in their capacity as Agents) shall reimburse the Depositary Bank promptly upon demand for its ratable share of any out-of-pocket expenses (including reasonable legal fees and expenses) incurred by it in connection with the preparation, execution, administration or enforcement of, or legal advice in respect of rights or responsibilities under, the Transaction Documents, to the extent that the Depositary Bank is not promptly reimbursed for such expenses by the Borrower.
(b)    The Borrower shall indemnify the Depositary Bank and its Related Parties (each such Person being called a “Depositary Indemnified Party”) against, and hold each Depositary Indemnified Party harmless from, any and all losses, claims, damages, liabilities and related expenses (including the fees, charges and disbursements of one firm of counsel for all Depositary Indemnified Parties and, to the extent required, one firm of regulatory and one firm of local counsel in each relevant regulatory field and jurisdiction, as appropriate, for all Depositary Indemnified Parties (and, in the case of any actual or perceived conflict of interest where the Depositary Indemnified Party affected by such conflict has informed the Borrower of such conflict, of another firm of counsel, regulatory counsel or local counsel, as applicable, for each such affected Depositary Indemnified Party)) incurred by any Depositary Indemnified Party or asserted against any Depositary Indemnified Party by any Person (including the Borrower or any other Loan Party) arising out of, in connection with, or as a result of (i)(A) any Environmental Claim relating to or arising in connection with the Development, the Project, the Borrower or any other Loan Party; (B) any actual, alleged or threatened presence or Release of Hazardous Substances relating to or arising in connection with the Development, the Project Assets or the Borrower; (C) any other liability or obligation under any Environmental Law or Governmental Approval related to or arising in connection with the Development, the Project Assets or the Borrower; (D) the syndication, execution, delivery and performance of the Financing Documents or Project Documents or any other document, agreement or instrument in any way relating to the Financing Documents or Project Documents or the transactions contemplated by the Financing Documents or Project Documents; or (E) any transaction (whether or not consummated) contemplated by the Financing Documents or Project Documents or any other document, agreement or instrument in any way relating to the Financing Documents or Project Documents; (ii) any Loan or the use or proposed use of the proceeds therefrom; (iii) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing clauses (i)– (ii), whether based on contract, tort or any other theory, whether brought by a third party or by the Borrower or any other Loan Party, and regardless of whether any Depositary Indemnified Party is a party thereto; or (iv) Depositary Bank acting in its capacity as the Depositary Bank hereunder and under the other Financing Documents, other than by reason of its own respective gross negligence or willful misconduct as finally determined in a non-appealable judgment by a court of competent jurisdiction; provided that such indemnity shall not, as to any Depositary Indemnified Party, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and non-appealable judgment to have resulted from the gross negligence or willful misconduct of such Depositary Indemnified Party or in respect of Taxes imposed on or measured by net income (however denominated), franchise taxes, and branch profits Taxes of a Depositary Indemnified Party. The Borrower also agrees that (x) it waives any claim it may have against any Depositary Indemnified Party for breach of fiduciary duty arising under the Transaction Documents or alleged breach of fiduciary duty arising under the Transaction Documents and (y) no Depositary Indemnified Party shall have any liability (whether direct or indirect, in contract or tort or otherwise) to the Borrower or to any security holders or creditors thereof related to or arising out of the execution, delivery and performance of any Financing Document or Project Document or any other document in any way relating to the Financing Documents or Project Documents or the other transactions contemplated by the Financing Documents or Project Documents, except to the extent that any loss, claim, damage or liability is found in a final non-appealable judgment by a court of competent jurisdiction to have resulted from such Depositary Indemnified Party’s gross negligence or willful misconduct. All amounts due under this Section 4.05(b) shall be payable as the losses, claims, damages, liabilities and related expenses contemplated under this Section 4.05(b) are incurred.
(c)The Borrower agrees that, without each Depositary Indemnified Party’s prior written consent (not to be unreasonably withheld, conditioned or delayed), it will not settle, compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding in respect of which indemnification could be sought by or on behalf of such Depositary Indemnified Party under this Section 4.05 (whether or not any Depositary Indemnified Party is an actual or potential party to such claim, action or proceeding). In the event that a Depositary Indemnified Party is requested or required to appear as a witness in any action brought by or on behalf of or against the Borrower or any Affiliate thereof in which such Depositary Indemnified Party is not named as a defendant, the Borrower agrees to reimburse such Depositary Indemnified Party for all reasonable and documented expenses incurred by it in connection with such Indemnified Party’s appearing and preparing to appear as such a witness, including the reasonable and documented fees and disbursements of its legal counsel. In the case of any claim brought against a Depositary Indemnified Party for which the Borrower may be responsible under this Section 4.05, the Depositary Indemnified Parties agree to reasonably cooperate as reasonably requested by the Borrower (at no expense to the Depositary Indemnified Parties) in connection with the Borrower’s defense, settlement or compromise of such claim, action or proceeding.
(d)The provisions of this Section 4.05 shall survive the termination of this Agreement and the other Financing Documents. The Depositary Bank shall not be otherwise required to advance its own funds for any such indemnification obligations it may have to any third party under any of the Financing Documents that are otherwise reimbursable to the Depositary Bank or covered by an indemnity benefiting the Depositary Bank under the Financing Documents.
4.06 Resignation and Removal.

(a)Subject to Section 4.07, the Depositary Bank may resign from its appointment hereunder at any time without providing any reason therefor by giving 30 days prior written notice to that effect to each of the other parties hereto; provided that, if the Collateral Agent and the Depositary Bank are the same entity, such entity shall resign from both such appointments.
(b)Subject to Section 4.07, the Required Lenders, with, unless an Event of Default has occurred and is continuing, the consent of the Borrower, may remove the Depositary Bank from its appointment hereunder with or without cause by giving 30 days’ prior written notice to that effect to each of the other parties hereto.
4.07 Successor Depositary Banks.
(a)    No resignation or removal pursuant to Section 4.06 shall be effective until:
(i)a successor to the Depositary Bank is appointed in accordance with (and subject to) the provisions of this Section 4.07;
(ii)the Borrower shall pay all fees and expenses then due and owing to the resigning or removed Depositary Bank;
(iii)the resigning or removed Depositary Bank has transferred to its successor (A) all of its rights and obligations in its capacity as a Depositary Bank under this Agreement and the other Financing Documents and (B) all documentation held by it and relating to the Financing Documents required for such successor to perform its obligations hereunder (other than such documentation that the Depositary Bank is required to retain pursuant to Applicable Law); and
(iv)the successor Depositary Bank has executed and delivered an agreement to be bound by the terms of this Agreement and the other Financing Documents and to perform all duties required of the Depositary Bank, as the case may be, hereunder and under the other Financing Documents;
provided that, for the avoidance of doubt, a removal of a Depositary Bank shall be effective notwithstanding the non-satisfaction of clause (a)(iii) above.
(b)    If the Depositary Bank has given notice of its resignation pursuant to Section 4.06(a) or if the Required Lenders give the Depositary Bank notice of removal thereof pursuant to Section 4.06(b), then a successor to the Depositary Bank may be appointed by the Required Lenders (and, unless an Event of Default has occurred and is continuing, with the written consent of the Borrower, which consent shall not unreasonably be withheld or delayed) during a 30 day period beginning on the date of such notice but, if no such successor is so appointed within 30 days after the above notice, the resigning or removed Depositary Bank may appoint such a successor or petition a court of competent jurisdiction to appoint such a successor. If a resigning or removed Depositary Bank, or a court of competent jurisdiction appoints a successor, such successor shall (i) have a combined capital and surplus of at least $500,000,000 and (ii) be acceptable to the Required Lenders (and, unless an Event of Default has occurred and is continuing, the Borrower, approval by which shall not unreasonably be withheld or delayed).
(c)    If a successor to the Depositary Bank is appointed under the provisions of this Section 4.07, then:
(i)the predecessor Depositary Bank shall be discharged from any further duty or obligation hereunder (but without prejudice to any accrued liabilities);
(ii)the resignation pursuant to Section 4.06(a) or removal pursuant to Section 4.06(b) of the predecessor Depositary Bank notwithstanding, the provisions of this Agreement shall inure to the predecessor Depositary Bank’s benefit as to any actions taken or omitted to be taken by it under this Agreement and the other Financing Documents while it was Depositary Bank and survive with respect to any indemnification claim it may have relating to this Agreement; and
(iii)the successor Depositary Bank and each of the other parties hereto shall have the same rights and obligations amongst themselves as they would have had if such successor Depositary Bank had been a party hereto beginning on the date of this Agreement.
(d)    Any entity into which the Depositary Bank may be merged or converted or with which it may be consolidated, or any entity resulting from any merger, conversion or consolidation to which the Depositary Bank shall be a party, or any entity succeeding to all or substantially all the escrow or account bank business of the Depositary Bank, shall be the successor of the Depositary Bank hereunder; without the execution or filing of any paper or any further act on the part of any of the parties hereto.
4.08 Authorization. The Depositary Bank has been authorized to execute, deliver and perform each of the Financing Documents to which the Depositary Bank is a party.
4.09 Depositary Bank as Lender. With respect to any Commitment held by it and the Loans made by it, any Lender or any other Person serving as Depositary Bank hereunder shall have the same rights and powers under the Transaction Documents as any other Lender or any other Person, and may exercise the same as though it were not the Depositary Bank. The term “Lender” or “Secured Party”, when used with respect to the Depositary Bank, shall, unless otherwise expressly indicated, include the Depositary Bank in its individual capacity as a Lender. The Depositary Bank and each of its respective Affiliates may accept deposits from, lend money to, act as trustee under indentures of and generally engage in any kind of business with any Person, without any duty to account therefor to the Secured Parties.

4.10 Fees and Expenses. During the term of this Agreement, the Borrower shall pay the Depositary Bank the fees set forth in a fee schedule accepted by the Borrower. The Borrower shall also pay (i) all reasonable out-of-pocket expenses incurred by the Depositary Bank (and any of their respective sub-agents) (including the reasonable fees, expenses, charges and disbursements of counsel to the Depositary Bank in connection with the primary syndication of the credit facilities provided for herein, the preparation, negotiation, execution, delivery and administration of this Agreement and the other Financing Documents, the extension of credit thereunder or hereunder, or any amendments, modifications or waivers of the provisions hereof or thereof (in any case, whether or not the transactions contemplated hereby or thereby shall be consummated); (ii) all out-of-pocket expenses incurred by the Depositary Bank (including the fees, expenses, charges and disbursements of counsel for the Depositary Bank) in connection with the enforcement or protection of its rights in connection with this Agreement and the other Financing Documents, including its rights under this Section 4.10; (iii) all costs, expenses, assessments and other charges incurred by the Depositary Bank or any of its Affiliates in connection with any filing, registration, recording or perfection of any security interest contemplated by this Agreement, any other Security Document or any other document referred to herein or therein; and (iv) all costs, expenses and other charges incurred by any of the Depositary Bank or any of its Affiliates in respect of title insurance or notary fees procured with respect to the Liens created pursuant to the Security Documents. All amounts due under this Section 4.10 shall be payable not later than 20 days after demand therefor.
4.11 Survival. The provisions of Article IV shall continue in effect for the benefit of the retiring (or retired) or removed Depositary Bank, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring (or retired) or removed Depositary Bank was acting as the Depositary Bank.
ARTICLE V
MISCELLANEOUS
5.01 No Deemed Waiver; Remedies Cumulative. No failure or delay on the part of the Depositary Bank, any Agent or Secured Party in exercising any right, power or privilege hereunder or under any other Financing Document and no course of dealing between any Loan Party, or any of its Affiliates, on the one hand, and the Depositary Bank, any Agent or Secured Party on the other hand, shall impair any such right, power or privilege or operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or under any other Financing Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder or thereunder. The rights, powers and remedies herein or in any other Financing Document expressly provided are cumulative and not exclusive of any rights, powers or remedies which any party thereto would otherwise have. No notice to or demand on any Loan Party in any case shall entitle any Loan Party to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of any Depositary Bank, Agent or Secured Party to any other or further action in any circumstances without notice or demand.

5.02 Notices. Except as otherwise expressly provided herein, all notices and other communications provided for hereunder or thereunder shall be in writing and shall be considered as properly given (i) if delivered in person, (ii) if sent by overnight delivery service (including Federal Express, United Parcel Service and other similar overnight delivery services) if for inland delivery or international courier if for overseas delivery, (iii) in the event overnight delivery services are not readily available, if mailed by first class mail, postage prepaid, registered or certified with return receipt requested, or (iv) if transmitted by electronic communication as provided in Section 5.02(e). Any communication between the parties hereto or notices provided herein may be given delivered at its address and contact number specified below, or at such other address and contact number as is designated by such party in a written notice to the other parties (by giving 10 days’ written notice to the other parties in the manner set forth herein) hereto:
(a)Borrower:
Avangrid Vineyard Wind, LLC
[1125 NW Couch St, Ste 700
Portland, OR 97209]1
Attention: General Counsel
Email: Benjamin.Lackey@avangrid.com
(b)Administrative Agent:
Banco Santander, S.A., New York Branch
as Administrative Agent
45 E. 53rd St.
New York, NY 10022
E-mail: PortfolioManagementGDF@santander.us
Attention: Erika Wershoven
with a copy to:
Banco Santander, S.A., New York Branch
45 E. 53rd St.
New York, NY 10022
Tel: 212-692-2598
Email: CIBMOLoanClosing@santander.us
Attn: Gregory Sparapani/Brandon Velasquez
(c)Collateral Agent:
MUFG Union Bank, N.A.,
as Collateral Agent
1251 Avenue of the Americas
New York, New York 10020
1 Note to Form: To be confirmed upon execution.

Attention: Institutional Agency Services
Tel: (415) 273-2512
Fax: (415) 273-2492
Email: sfct@unionbank.com
With a copy to: amedeo.morreale@unionbank.com
(d)    Depositary Bank:
JPMorgan Chase Bank, N.A.
as Depositary Bank
Escrow Services
575 Washington Blvd, 18th Fl
Jersey City, NJ 07310
Attention: Renfred Pico/Stephanie Geffrard
Tel: (212) 552-2708 / (646)-498-1486
Telecopy: (212) 552-2812
Email: ec.escrow@jpmorgan.com
(e)Notices and other communications hereunder may be delivered or furnished by electronic communication (including email) pursuant to procedures approved by Administrative Agent, Collateral Agent, Depositary Bank and Borrower. Each of Administrative Agent, Collateral Agent, Depositary Bank and Borrower may agree to accept notices and other communications delivered or furnished to it hereunder by electronic communication pursuant to procedures approved by them, respectively, provided that approval of such procedures may be limited to particular notices or communications. Any such notices and other communications furnished by electronic communication shall be in the form of attachments in .pdf format.
(f)Notices and communication delivered in person, sent by overnight delivery service or by international courier or mailed by first class, postage prepaid, registered or certified mail shall be effective when received by the addressee thereof during business hours on a business day in such Person’s location as indicated by such Person’s address in paragraphs (a) through (d) of this Section 5.02, or at such other address as is designated by such Person in a written notice to the other parties hereto. Unless Administrative Agent, Collateral Agent or Depositary Bank otherwise prescribe, (i) notices and other communication delivered through electronic communications as provided in Section 5.02(e) shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return email or other written acknowledgement), and (ii) notices or communication posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient, at its email address as described in the foregoing clause (i), of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (i) and (ii) above, if such notice or other communication is not sent during normal business hours on a business day for the recipient, it shall be deemed to have been sent at the opening of business on the next business day for the recipient).
5.03 Amendments. No amendment, modification or waiver of any of the provisions of this Agreement shall be effective unless the same shall be in writing and signed by the Borrower, Administrative Agent, Collateral Agent and Depositary Bank and, solely as among the Collateral Agent, the Administrative Agent and the Borrower, otherwise in accordance with the terms of the Credit Agreement. Each waiver granted hereunder, if any, shall be a waiver only with respect to the specific instance involved and shall in no way impair the rights of the parties making such waiver or the obligations of the other parties to such party in any other respect or at any other time. The Collateral Agent, the Administrative Agent and the Borrower agree not to amend or modify any provision of the Credit Agreement or the Equity Contribution Agreement which would impact the rights or obligations of the Depositary Bank without the prior written consent of the Depositary Bank.
Notwithstanding the foregoing, without the consent of any other Secured Party, the parties hereto may (but shall have no obligation to) amend or supplement this Agreement to: (a) cure any ambiguity, defect or inconsistency; (b) to make any change that would provide any additional rights or benefits to the Secured Parties or that does not adversely affect the legal rights hereunder of any Secured Party; (c) to make, complete or confirm any grant of Collateral permitted or required by this Agreement or any of the Financing Documents or any release of Collateral that is otherwise permitted under the terms of this Agreement, the Credit Agreement and the other applicable Financing Documents; (d) to correct any typographical errors, drafting mistakes or other similar mistakes that do not modify the intended rights and obligations of the parties hereto ; or (e) to revise the account numbers for each of the Accounts as may be necessary to reflect the replacement of the Collateral Agent or the Depositary Bank or as may be required by internal procedures of the Collateral Agent or the Depositary Bank. Before executing any such amendment or supplement, the Collateral Agent and Depositary Bank shall be entitled to receive and conclusively rely upon the written instructions of the Administrative Agent which shall include a statement that such amendment or supplement complies with this Section 5.03 and does not require the consent of any of the other Secured Parties.
5.04 Benefit of Agreement; Successors and Assigns; Assignment. This Agreement shall be binding upon and inure to the benefit of each of the parties hereto and each of the Secured Parties and their respective successors and permitted assigns, and nothing herein is intended, or shall be construed to give, any other Person any right, remedy or claim under, to or in respect of this Agreement. If any Agent resigns or is replaced pursuant to a Financing Document, its successor will be a party to this Agreement with all the rights, and subject to all the obligations, hereof, subject to the completion, to the Depositary Bank’s satisfaction, of the Depositary Bank’s know your customer and other reasonable onboarding processes that are customary to depositary banks serving under depositary agreements. The Administrative Agent, the Collateral Agent and the Borrower shall not otherwise assign this Agreement without the prior written consent of the Depositary Bank, which shall not be unreasonably withheld, conditioned or delayed. Any assignment in violation of this Agreement shall be ineffective and void.

5.05 Third-Party Beneficiaries. Notwithstanding anything to the contrary, the obligations and covenants contained herein are made solely for the benefit of the parties hereto from time to time bound hereby and their successors and permitted assigns, and shall not be construed as having been intended to benefit any other third party not a party to this Agreement.
5.06 Counterparts; Integration; Effectiveness.
(a)This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Delivery of an executed counterpart of a signature page to this Agreement by electronic delivery shall be effective as delivery of a manually executed counterpart of this Agreement.
(b)The words “execution,” “signed,” “signature,” and words of like import shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any Applicable Law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.
5.07 Entire Agreement. This Agreement and the provisions of other Financing Documents cross-referenced herein constitute the entire agreement and understanding of the parties hereto, and supersede any and all prior agreements and understandings, written or oral, of the parties hereto relating to the subject matter hereof.
5.08 Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.
5.09 Conflict with Other Agreements. In the event that in connection with the establishment of any of the Accounts with the Depositary Bank, the Borrower shall enter into any agreement, instrument or other document with the Depositary Bank which has terms that are in conflict with or inconsistent with the terms of this Agreement, the terms of this Agreement shall control.

5.10 Governing Law; Jurisdiction; Etc.
(a)Governing Law. This Agreement and the other Financing Documents and any claims, controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon, arising out of or relating to this Agreement or any other Financing Document (except, as to any other Financing Document, as expressly set forth herein) and the transactions contemplated hereby and thereby shall be governed by, and construed in accordance with, the law of the State of New York.
(b)Submission to Jurisdiction. The Borrower irrevocably and unconditionally agrees that it will not commence any action, litigation or proceeding of any kind or description, whether in law or equity, whether in contract or in tort or otherwise, against the Administrative Agent, Collateral Agent, Depositary Bank or any Related Party of the foregoing in any way relating to this Agreement or any other Financing Document or the transactions relating hereto or thereto, in any forum other than the courts of the State of New York sitting in New York County, and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, and each of the parties hereto irrevocably and unconditionally submits to the jurisdiction of such courts and agrees that all claims in respect of any such action, litigation or proceeding may be heard and determined in such New York State court or, to the fullest extent permitted by Applicable Law, in such federal court. Each of the parties hereto agrees that a final judgment in any such action, litigation or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or in any other Financing Document shall affect any right that the Administrative Agent, Collateral Agent or Depositary Bank may otherwise have to bring any action or proceeding relating to this Agreement or any other Financing Document against the Borrower or any other Loan Party or any of their respective properties in the courts of any jurisdiction.
(c)Waiver of Venue. The Borrower irrevocably and unconditionally waives, to the fullest extent permitted by Applicable Law, any objection that it may now or hereafter have to the laying of venue of any action or proceeding arising out of or relating to this Agreement or any other Financing Document in any court referred to in paragraph (b) of this Section 5.10. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by Applicable Law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.
(d)Service of Process. Each party hereto irrevocably consents to service of process in the manner provided for notices in Section 5.02. Nothing in this Agreement will affect the right of any party hereto to serve process in any other manner permitted by Applicable Law.
(e)Rights of the Secured Parties. Nothing in this Section 5.10 shall limit the right of the Secured Parties to refer any claim against the Borrower to any court of competent jurisdiction outside of the State of New York, nor shall the taking of proceedings by any Secured Party before the courts in one or more jurisdictions preclude the taking of proceedings in any other jurisdiction whether concurrently or not.
(f) WAIVER OF JURY TRIAL. EACH PARTY HERETO IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER FINANCING DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER FINANCING DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.
5.11 Termination. Upon the Termination Date, this Agreement shall terminate and be of no further force and effect; provided that the obligations of the Borrower and Secured Parties and rights of the Depositary Bank under Article IV (other than Section 4.01) shall survive the Termination Date. Borrower shall provide at least two (2) Business Days’ prior written notice of the anticipated Termination Date to the Depositary Bank.
5.12 Reinstatement. The obligations of the Borrower under this Agreement shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of the Borrower in respect of the Obligations is rescinded or must be otherwise restored by any holder of any of the Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, and the Borrower agrees that it will indemnify each Secured Party on demand for all reasonable and documented costs and expenses (including fees of counsel) incurred by such Secured Party in connection with such rescission or restoration, including any such reasonable and documented costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any bankruptcy, insolvency or similar law.
5.13 Attorney-In-Fact. For the purposes of allowing the Collateral Agent to exercise its rights and remedies upon the occurrence and continuation of an Event of Default, and to the extent permitted by Applicable Law, the Borrower irrevocably constitutes and appoints the Collateral Agent and any officer or agent thereof, with full power of substitution as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of the Borrower and in the name of the Borrower or in its own name, for the purpose of carrying out the terms of this Agreement, to take any appropriate action and to execute any document or instrument that may be necessary or desirable to accomplish the purposes of this Agreement.

5.14 Filing Fees, Excise Taxes, Etc. The Borrower agrees to pay or to reimburse each Agent and the Depositary Bank promptly on demand for any and all amounts in respect of all search, filing and recording fees, taxes, excise taxes, sales taxes and other similar imposts which may be payable or determined to be payable in respect of the execution, delivery, performance and enforcement of this Agreement and agrees to hold each such Agent and the Depositary Bank harmless from and against any and all liabilities, costs, claims, expenses, penalties and interest with respect to or resulting from any delay in paying or omission to pay such taxes and fees (except to the extent that such liabilities, costs, claims, expenses, penalties and interest result from the gross negligence or willful misconduct of any such Agent or the Depositary Bank as finally determined in a non-appealable judgment by a court of competent jurisdiction).
5.15 Limitation on Liability. NO CLAIM SHALL BE MADE BY ANY PARTY HERETO, OR ANY OF SUCH PARTY’S AFFILIATES, DIRECTORS, EMPLOYEES, ATTORNEYS OR AGENTS AGAINST ANY OTHER PARTY HERETO OR ANY OF ITS AFFILIATES, DIRECTORS, EMPLOYEES, ATTORNEYS OR AGENTS FOR ANY SPECIAL, INDIRECT, CONSEQUENTIAL OR PUNITIVE DAMAGES (WHETHER OR NOT THE CLAIM THEREFOR IS BASED ON CONTRACT, TORT, DUTY IMPOSED BY LAW OR OTHERWISE), IN CONNECTION WITH, ARISING OUT OF OR IN ANY WAY RELATED TO THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT OR THE OTHER FINANCING DOCUMENTS OR ANY ACT OR OMISSION OR EVENT OCCURRING IN CONNECTION THEREWITH; AND EACH PARTY HEREBY WAIVES, RELEASES AND AGREES NOT TO SUE UPON ANY SUCH CLAIM FOR ANY SUCH SPECIAL, INDIRECT, CONSEQUENTIAL OR PUNITIVE DAMAGES, WHETHER OR NOT ACCRUED AND WHETHER OR NOT KNOWN OR SUSPECTED TO EXIST IN ITS FAVOR; PROVIDED THAT NOTHING CONTAINED IN THIS SENTENCE SHALL LIMIT THE BORROWER’S INDEMNIFICATION OBLIGATIONS TO THE EXTENT SUCH SPECIAL, INDIRECT, CONSEQUENTIAL AND PUNITIVE DAMAGES ARE INCLUDED IN ANY THIRD PARTY CLAIM IN CONNECTION WITH WHICH THE DEPOSITARY BANK, AN AGENT OR SECURED PARTY IS ENTITLED TO INDEMNIFICATION HEREUNDER.
5.16 Immunities of the Collateral Agent. Article VIII (The Agents) of the Credit Agreement (except for Section 8.12 of the Credit Agreement) is hereby incorporated, mutatis mutandis, into this Agreement.
5.17 Electronic Communication. When Depositary Bank acts on any communication (including, but not limited to, communication with respect to the delivery of securities or the wire transfer of funds) sent by electronic transmission, Depositary Bank, absent gross negligence or willful misconduct as finally determined in a non-appealable judgment by a court of competent jurisdiction, will not be responsible or liable in the event such communication is not an authorized or authentic communication of the party involved or is not in the form the party involved sent or intended to send (whether due to fraud, distortion or otherwise). Depositary Bank will not be liable for any losses, costs or expenses arising directly or indirectly from Depositary Bank’s reliance upon and compliance with such instructions notwithstanding such instructions conflict or are inconsistent with a subsequent written instruction. The party providing such instructions, as the case may be, agrees to assume all risks arising out of the use of such electronic transmission to submit instructions and directions to Depositary Bank, including without limitation the risk of Depositary Bank acting on unauthorized instructions, and the risk of interception and misuse by third parties.
5.18 Intentionally Omitted.
5.19 Patriot Act. In order to comply with the laws, rules, regulations and executive orders in effect from time to time applicable to banking institutions, including without limitation, those relating to the funding of terrorist activities and money laundering, including Section 326 of the PATRIOT Act (“Relevant Law”), the Depositary Bank is required to obtain, verify, record and update certain information relating to individuals and entities which maintain a business relationship with the Depositary Bank. Accordingly, each of the parties agree to provide to the Depositary Bank, upon its request from time to time such identifying information and documentation as may be available for such party in order to enable the Depositary Bank to comply with Relevant Law.
5.20 Borrower Representations and Warranties. The Borrower hereby makes the representations and warranties set forth in Sections 3.01, 3.02, 3.03, 3.05, 3.07, 3.08, 3.09 and 3.25 of the Credit Agreement to and for the benefit of the Depositary Bank as if set forth fully herein.
[SIGNATURES TO FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers or representatives as of the date first above written.
AVANGRID VINEYARD WIND, LLC, as Borrower
By:
Name:
Title:
[Signature Page to Avangrid Depositary Agreement (Vineyard Wind)]

BANCO SANTANDER, S.A., NEW YORK BRANCH, as Administrative Agent
By:
Name:
Title:
[Signature Page to Avangrid Depositary Agreement (Vineyard Wind)]

MUFG UNION BANK, N.A., as Collateral Agent
By:
Name:
Title:
[Signature Page to Avangrid Depositary Agreement (Vineyard Wind)]

JPMORGAN CHASE BANK, N.A., as Depositary Bank
By:
Name:
Title:
[Signature Page to Avangrid Depositary Agreement (Vineyard Wind)]

SCHEDULE I
ACCOUNT NAMES AND NUMBERS

ACCOUNT NAME	ACCOUNT NO.
Revenue Account	[_____]
Debt Service Reserve Account	[_____]
Interest Payment Account	[_____]
Principal Payment Account	[_____]
Insurance/Condemnation and Disposition Proceeds Account	[_____]
Distribution Account	[_____]
Prepayment Account	[_____]
Capacity Deficiency Reserve Account	[_____]
Multi-Purpose Payment Account	[_____]

Schedule I to Depositary Agreement

FEDERAL RESERVE SYSTEM WIRE INSTRUCTIONS
[____]
Aba#: [    ]
Credit: [insert account name]
A/c#: [insert account number]
Attn: [    ]

Schedule II-A
BANCO SANTANDER, S.A., NEW YORK BRANCH
DESIGNATION OF AUTHORIZED OFFICERS
The undersigned,     , being the duly elected, qualified and acting
    of Banco Santander, S.A., New York Branch (“Administrative Agent”), does hereby certify:
1. That each of the following representatives is at the date hereof an Authorized Officer, as
such term is defined in the Depositary Agreement, dated    , 20[ ], by and among
Administrative Agent, Collateral Agent, Depositary Bank and Borrower (the “Agreement”), that the signature appearing opposite each Authorized Officer’s name is the true and genuine signature of such Authorized Officer, and that each Authorized Officer’s contact information is current and up-to-date at the date hereof. Each two of the Authorized Officers, acting jointly, are authorized to issue instructions, and each Authorized Officer is authorized to confirm funds transfer instructions by callback or email confirmation, all in accordance with the terms of the Agreement. Callbacks or emails confirming an instruction shall be made to an Authorized Officer other than the Authorized Officers who issued the instruction unless (a) only a single Authorized Officer is designated below or (b) the information set forth below changes and is not updated by Administrative Agent such that only the Authorized Officer who issued the instruction is available to receive a callback or email confirmation. Administrative Agent acknowledges that pursuant to this Schedule, Depositary Bank is offering an option for callback or email confirmation to a different Authorized Officer, and if Administrative Agent nevertheless names only a single Authorized Officer or fails to update Authorized Officer information, Administrative Agent agrees to be bound by any instruction, whether or not authorized, confirmed by callback or email confirmation to the issuer of the instruction.
[Insert names and contact information of individuals who can be readily available to provide instructions and/or confirm disbursements on the telephone, as needed.]
NAME    SIGNATURE    TELEPHONE, CELL NUMBER
and EMAIL ADDRESS
(ph)
(cell)
    (email)
(ph)
(cell)
    (email)
(ph)
(cell)
    (email)
2.Email confirmation is only permitted to a corporate email address for purposes of this Schedule. Any personal email addresses provided will not be used for email confirmation.
3.This Schedule may be signed in counterparts and the undersigned certifies that any signature set forth on an attachment to this Schedule is the true and genuine signature of an Authorized Officer and that each such Authorized Officer’s contact information is current and up-to-date at the date hereof.

Schedule II to Depositary Agreement

4.    That pursuant to Administrative Agent’s governing documents, as amended, the undersigned has the power and authority to execute this Designation on behalf of Administrative Agent, and that the undersigned has so executed this Designation this _____ day of ______, 20[ ].
Signature:
Name:
Title:
FOR YOUR SECURITY, PLEASE CROSS OUT ALL UNUSED SIGNATURE LINES ON THIS
SCHEDULE II-A
All instructions, including but not limited to funds transfer instructions, whether transmitted by facsimile or set forth in a PDF attached to an email, must include the signature (or electronic signature subject to the conditions set forth in the Agreement) of the Authorized Officer authorizing said funds transfer on behalf of such party.

Schedule II-B
MUFG UNION BANK, N.A.
DESIGNATION OF AUTHORIZED OFFICERS
The undersigned,     , being the duly elected, qualified and acting
    of MUFG Union Bank, N.A. (“Collateral Agent”), does hereby certify:
1.That each of the following representatives is at the date hereof an Authorized Officer, as such term is
defined in the Depositary Agreement, dated    , 20[ ],    by and among Administrative
Agent, Collateral Agent, Depositary Bank and Borrower (the “Agreement”), that the signature appearing opposite each Authorized Officer’s name is the true and genuine signature of such Authorized Officer, and that each Authorized Officer’s contact information is current and up-to-date at the date hereof. Each of the Authorized Officers is authorized to issue instructions, confirm funds transfer instructions by callback or email confirmation and effect changes in Authorized Officers, all in accordance with the terms of the Agreement. Callbacks or emails confirming an instruction shall be made to an Authorized Officer other than the Authorized Officer who issued the instruction unless (a) only a single Authorized Officer is designated below or (b) the information set forth below changes and is not updated by Collateral Agent such that only the Authorized Officer who issued the instruction is available to receive a callback or email confirmation. Collateral Agent acknowledges that pursuant to this Schedule, Depositary Bank is offering an option for callback or email confirmation to a different Authorized Officer, and if Collateral Agent nevertheless names only a single Authorized Officer or fails to update Authorized Officer information, Collateral Agent agrees to be bound by any instruction, whether or not authorized, confirmed by callback or email confirmation to the issuer of the instruction.
[Insert names and contact information of individuals who can be readily available to provide instructions and/or confirm disbursements on the telephone, as needed.]
NAME    SIGNATURE    TELEPHONE, CELL NUMBER
and EMAIL ADDRESS
(ph)
(cell)
    (email)
(ph)
(cell)
    (email)
(ph)
(cell)
    (email)
2.Email confirmation is only permitted to a corporate email address for purposes of this Schedule. Any personal email addresses provided will not be used for email confirmation.
3.This Schedule may be signed in counterparts and the undersigned certifies that any signature set forth on an attachment to this Schedule is the true and genuine signature of an Authorized Officer and that each such Authorized Officer’s contact information is current and up-to-date at the date hereof.

Schedule II to Depositary Agreement

4.    That pursuant to Collateral Agent’s governing documents, as amended, the undersigned has the power and authority to execute this Designation on behalf of Collateral Agent, and that the undersigned has so executed this Designation this _____ day of ______, 20[ ].
Signature:
Name:
Title:
FOR YOUR SECURITY, PLEASE CROSS OUT ALL UNUSED SIGNATURE LINES ON THIS
SCHEDULE II-B
All instructions, including but not limited to funds transfer instructions, whether transmitted by facsimile or set forth in a PDF attached to an email, must include the signature (or electronic signature subject to the conditions set forth in the Agreement) of the Authorized Officer authorizing said funds transfer on behalf of such party.

Schedule II-C
[___________]
DESIGNATION OF AUTHORIZED OFFICERS
The undersigned,     , being the duly elected, qualified and acting
    of [___________] (“Borrower”), does hereby certify:
1.That each of the following representatives is at the date hereof an Authorized Officer, as such term is
defined in the Depositary Agreement, dated    , 20[ ],    by and among Administrative
Agent, Collateral Agent, Depositary Bank and Borrower (the “Agreement”), that the signature appearing opposite each Authorized Officer’s name is the true and genuine signature of such Authorized Officer, and that each Authorized Officer’s contact information is current and up-to-date at the date hereof. Each of the Authorized Officers is authorized to issue instructions, confirm funds transfer instructions by callback or email confirmation and effect changes in Authorized Officers, all in accordance with the terms of the Agreement. Callbacks or emails confirming an instruction shall be made to an Authorized Officer other than the Authorized Officer who issued the instruction unless (a) only a single Authorized Officer is designated below or (b) the information set forth below changes and is not updated by Borrower such that only the Authorized Officer who issued the instruction is available to receive a callback or email confirmation. Borrower acknowledges that pursuant to this Schedule, Depositary Bank is offering an option for callback or email confirmation to a different Authorized Officer, and if Borrower nevertheless names only a single Authorized Officer or fails to update Authorized Officer information, Borrower agrees to be bound by any instruction, whether or not authorized, confirmed by callback or email confirmation to the issuer of the instruction.
[Insert names and contact information of individuals who can be readily available to provide instructions and/or confirm disbursements on the telephone, as needed.]
NAME    SIGNATURE    TELEPHONE, CELL NUMBER
and EMAIL ADDRESS
(ph)
(cell)
    (email)
(ph)
(cell)
    (email)
(ph)
(cell)
    (email)
2.Email confirmation is only permitted to a corporate email address for purposes of this Schedule. Any personal email addresses provided will not be used for email confirmation.
3.This Schedule may be signed in counterparts and the undersigned certifies that any signature set forth on an attachment to this Schedule is the true and genuine signature of an Authorized Officer and that each such Authorized Officer’s contact information is current and up-to-date at the date hereof.

Schedule II to Depositary Agreement

4.    That pursuant to Borrower’s governing documents, as amended, the undersigned has the power and authority to execute this Designation on behalf of Borrower, and that the undersigned has so executed this Designation this _____ day of ______, 20[ ].
Signature:
Name:
Title:
FOR YOUR SECURITY, PLEASE CROSS OUT ALL UNUSED SIGNATURE LINES ON THIS
SCHEDULE II-C
All instructions, including but not limited to funds transfer instructions, whether transmitted by facsimile or set forth in a PDF attached to an email, must include the signature (or electronic signature subject to the conditions set forth in the Agreement) of the Authorized Officer authorizing said funds transfer on behalf of such party.

SCHEDULE III

Schedule of Disclosures for Depositary Bank Services
Schedule of Fe s for Depositary Bank S rvices
Taxes.    Administrative Agent, Collateral Agent and Borrower (for purposes of this Schedule, collectively, the “Parties”) shall duly complete such tax documentation or other procedural formalities necessary for Depositary Bank to complete required tax reporting and for the relevant Party to receive interest or other income without withholding or deduction of tax in any jurisdiction. Should any information supplied in such tax documentation change, the Parties shall promptly notify Depositary Bank. Depositary Bank shall withhold any taxes it deems appropriate in the absence of proper tax documentation or as required by law, including without limitation, the Foreign Account Tax Compliance Act (“FATCA”), and shall remit such taxes to the appropriate authorities.
Know Your Customer. To assist in the prevention of the funding of terrorism and money laundering activities, applicable law may require financial institutions to obtain, verify, and record information that identifies each person who opens an account. What this means for the Parties: when the Parties open an account, Depositary Bank may ask for each Party’s name, address, date of birth (for natural persons), and/or other information and documents that will allow Depositary Bank to identify such Party. Depositary Bank may also request and obtain certain information from third party vendors regarding any Party. To fulfill Depositary Bank’s “know your customer” responsibilities and in connection with its performance of this Agreement, Depositary Bank may request information and/or documentation from each Party from time to time, including, without limitation, regarding such Party’s organization, business and, to the extent applicable, beneficial owner(s) of such Party, including relevant natural or legal persons, and such Party shall procure and furnish the same to Depositary Bank in a timely manner. Any information and/or documentation furnished by any Party is the sole responsibility of such Party and Depositary Bank is entitled to rely on the information and/or documentation without making any verification whatsoever (except for the authentication under the security procedures, as applicable). Each Party represents and warrants that all such information and/or documentation is true, correct and not misleading and shall advise Depositary Bank promptly of any changes and, except as prohibited by applicable law, such Party agrees to provide complete responses to Depositary Bank’s requests within the timeframes specified. If any Party fails to provide or consent to the provision of any information required by this paragraph, Depositary Bank may suspend or discontinue providing any service hereunder and resign pursuant to this Agreement.
OFAC Disclosure. Depositary Bank is required to act in accordance with the laws and regulations of various jurisdictions relating to the prevention of money laundering and the implementation of sanctions, including but not limited to regulations issued by the U.S. Office of Foreign Assets Control. Depositary Bank is not obligated to execute payment orders or effect any other transaction where the beneficiary or other payee is a person or entity with whom Depositary Bank is prohibited from doing business by any law or regulation applicable to Depositary Bank, or in any case where compliance would, in Depositary Bank’s opinion, conflict with applicable law or banking practice or its own policies and procedures. Where Depositary Bank does not execute a payment order or effect a transaction for such reasons, Depositary Bank may take any action required by any law or regulation applicable to Depositary Bank including, without limitation, freezing or blocking funds. Transaction screening may result in delays in the posting of transactions.
Foreign Exchange. If Depositary Bank accepts a funds transfer instruction under this Agreement for payment in a currency (the “Non-Account Currency”) other than the currency of the account (the “Account Currency”), Depositary Bank is authorized to enter into a foreign exchange transaction to sell to the Party or Parties the amount of Non-Account Currency required to complete the funds transfer and debit the account for the purchase price of the Non-Account Currency. If Depositary Bank receives a payment to the account in a Non-Account Currency, Depositary Bank is authorized to purchase the Non-Account Currency from the Party or Parties, and to credit the purchase price to the account in lieu of the Non-Account Currency. The applicable foreign exchange rate and spread for any of the foregoing transactions shall be determined by Depositary Bank in its sole discretion and may differ from foreign exchange rates and spreads at which comparable transactions are entered into with other customers or the range of foreign exchange rates or spreads at which Depositary Bank otherwise enters into foreign exchange transactions on the relevant date. Depositary Bank may generate additional profit or loss in connection with Depositary Bank’s execution of a foreign exchange transaction or management of its risk related thereto in addition to the applicable spread. Further, (i) Depositary Bank has full discretion to execute such foreign exchange transactions in such manner as Depositary Bank determines in its sole discretion and (ii) Depositary Bank may manage the associated risks of Depositary Bank’s own position in the market in a manner it deems appropriate without regard to the impact of such activities on the Parties. Any such foreign exchange transaction will be between Depositary Bank and a Party or Parties as principals, and Depositary Bank will not be acting as agent or fiduciary for the Parties.
Abandoned Property. Depositary Bank is required to act in accordance with the laws and regulations of various states relating to abandoned property, escheatment or similar law and, accordingly, shall be entitled to remit dormant funds to any state as abandoned property in accordance with such laws and regulations. Without limitation of the foregoing, notwithstanding any instruction to the contrary, Depositary
Schedule III to Depositary Agreement

Bank shall not be liable to any Party for any amount disbursed from an account maintained under this Agreement to a governmental entity or public official in compliance with any applicable abandoned property, escheatment or similar law.
Information. The Parties authorize Depositary Bank to disclose information with respect to this Agreement and the account(s) established hereunder, the Parties, or any transaction hereunder if such disclosure is: (i) necessary in Depositary Bank’s opinion, for the purpose of allowing Depositary Bank to perform its duties and to exercise its powers and rights hereunder or for operational or risk management purposes or compliance with legal, tax and regulatory requirements, including, without limitation, FATCA; (ii) to a proposed assignee of the rights of Depositary Bank; (iii) to a branch, affiliate, subsidiary, employee or agent of Depositary Bank or to their auditors, regulators or legal advisers or to any competent court; (iv) to the auditors of any of the Parties; or (v) required by applicable law, regardless of whether the disclosure is made in the country in which each Party resides, in which the Accounts are maintained, or in which the transaction is conducted. The Parties agree that such disclosures by Depositary Bank and its affiliates may be transmitted across national boundaries and through networks, including those owned by third parties.
Acknowledgment of Compensation and Multiple Roles. Depositary Bank is authorized to act under this Agreement notwithstanding that Depositary Bank or any of its subsidiaries or affiliates (such subsidiaries and affiliates hereafter individually called an “Affiliate” and collectively called “Affiliates”) may (A) receive fees or derive earnings (float) as a result of providing an investment product or account on the books of Depositary Bank pursuant to this Agreement or for providing services or referrals with respect to investment products, or (B) (i) act in the same transaction in multiple capacities, (ii) engage in other transactions or relationships with the same entities to which Depositary Bank may be providing depositary or other services under this Agreement, (iii) refer clients to an Affiliate for services or (iv) enter into agreements under which referrals of depositary bank or related transactions are provided to Depositary Bank. JPMorgan Chase Bank, N.A. may earn compensation from any of these activities in addition to the fees charged for services under this Agreement.
FDIC Disclosure. In the event Depositary Bank becomes insolvent or enters into receivership, Depositary Bank may provide to the Federal Deposit Insurance Corporation (“FDIC”) account balance information for any account governed by this Agreement, as reflected on Depositary Bank’s end-of-day ledger balance, and the customer name and tax identification number associated with such accounts for the purposes of determining the appropriate deposit insurance coverage. Funds held in such accounts will be insured by the FDIC under its applicable rules and limits.
THE FOLLOWING DISCLOSURES ARE REQUIRED TO BE PROVIDED UNDER APPLICABLE U.S. REGULATIONS, INCLUDING, BUT NOT LIMITED TO, FEDERAL RESERVE REGULATION D. WHERE SPECIFIC INVESTMENTS ARE NOTED BELOW, THE DISCLOSURES APPLY ONLY TO THOSE INVESTMENTS AND NOT TO ANY OTHER INVESTMENT.
Demand Deposit Account Disclosure. Depositary Bank is authorized, for regulatory reporting and internal accounting purposes, to divide a demand deposit account maintained in the U.S. in which funds governed by this Agreement are held into a non-interest bearing demand deposit internal account and a non-interest bearing savings internal account, and to transfer funds on a daily basis between these internal accounts on Depositary Bank’s general ledger in accordance with U.S. law at no cost to the Parties. Depositary Bank will record the internal accounts and any transfers between them on Depositary Bank’s books and records only. The internal accounts and any transfers between them will not affect funds held hereunder, any investment or disposition of such funds, use of demand deposit accounts or any other activities under this Agreement, except as described herein. Depositary Bank will establish a target balance for the demand deposit internal account, which may change at any time. To the extent funds in the demand deposit internal account exceed the target balance, the excess will be transferred to the savings internal account, unless the maximum number of transfers from the savings internal account for that calendar month or statement cycle has already occurred. If withdrawals from the demand deposit internal account exceeds the available balance in the demand deposit internal account, funds from the savings internal account will be transferred to the demand deposit internal account up to the entire balance of available funds in the savings internal account to cover the shortfall and to replenish any target balance that Depositary Bank has established for the demand deposit internal account. If a sixth transfer is needed during a calendar month or statement cycle, it will be for the entire balance in the savings internal account, and such funds will remain in the demand deposit internal account for the remainder of the calendar month or statement cycle.
MMDA Disclosure and Agreement. If MMDA is the investment for the deposits as set forth above or anytime in the future, the Parties acknowledge and agree that U.S. law limits the number of pre-authorized or automatic transfers or withdrawals or telephonic/electronic instructions that can be made from an MMDA to a total of six (6) per calendar month or statement cycle or similar period. Depositary Bank is required by U.S. law to reserve the right to require at least seven (7) days’ notice prior to a withdrawal from a money market deposit account.
Unlawful Internet Gambling. The use of any account to conduct transactions (including, without limitation, the acceptance or receipt of funds through an electronic funds transfer, or by check, draft or similar instrument, or the proceeds of any of the foregoing) that are related, directly or indirectly, to unlawful Internet gambling is strictly prohibited.
Recordings. Each Party and Depositary Bank consent to the other party or parties making and retaining recordings of telephone conversations between any Party or Parties on one hand and Depositary Bank on the other hand in connection with Depositary Bank’s security procedures.
Use of Electronic Records and Signatures. As used in this Agreement, the terms “writing” and “written” include electronic records, and the terms “execute”, “signed” and “signature” include the use of electronic signatures. Notwithstanding any other provision of this Agreement or the attached Exhibits and Schedules, any electronic signature that is presented as the signature of the purported signer, regardless of the appearance or form of such electronic signature, may be deemed genuine by Depositary Bank in Depositary Bank’s sole discretion, and such electronic signature shall be of the same legal effect, validity and enforceability as a manually executed, original, wet-inked signature. Any electronically signed agreement shall be an “electronic record” established in the ordinary course of business and any copy shall constitute an original for all purposes. The terms “electronic signature” and “electronic record” shall have the meanings ascribed to them in 15 USC § 7006. This Agreement and any instruction or other document furnished hereunder may be transmitted by facsimile or as a PDF file attached to an email.

SCHEDULE IV
STANDING INSTRUCTIONS

Administrative Agent:	Collateral Agent:
Bank Name:	Bank Name:
Bank Address:	Bank Address:
ABA number:	ABA number:
Credit A/C Name:	Credit A/C Name:
Credit A/C #	Credit A/C #
If Applicable:	If Applicable:
FFC A/C Name:	FFC A/C Name:
FFC A/C #:	FFC A/C #:
FFC A/C Address:	FFC A/C Address:

Borrower: Bank Name: Bank Address: ABA number: Credit A/C Name: Credit A/C # If Applicable: FFC A/C Name:
FFC A/C #:
FFC A/C Address:

Schedule IV to Depositary Agreement
EXHIBIT A
to Depositary Agreement
FORM OF ACCOUNTS WITHDRAWAL CERTIFICATE
Date of this Accounts Withdrawal Certificate: [    ]1
JPMorgan Chase Bank, N.A.
as Depositary Bank
Escrow Services
575 Washington Blvd, 18th Fl
Jersey City, NJ 07310
Attention: Renfred Pico/ Stephanie Geffrard
Telephone: (212) 552-2708 / (646)-498-1486
Telecopy: (212) 552-2812
Email: ec.escrow@jpmorgan.com
With copies to:
[Avangrid Vineyard Wind, LLC
1125 NW Couch St, Ste 700
Portland, OR 97209
Attention: General Counsel
Email: Benjamin.Lackey@avangrid.com]2
Banco Santander, S.A., New York Branch
as Administrative Agent
45 E. 53rd Street
New York, NY 10022
Email: PortfolioManagementGDF@santander.us
With a copy to:
Banco Santander, S.A., New York Branch
45 E. 53rd Street
New York, NY 10022
Tel: 212-692-2598
1    Note to Form: Accounts Withdrawal Certificate to be delivered no later than 11:00 am (New York City time), at least three (3) Business Days (but no more than ten (10) Business Days) prior to the Proposed Transfer Date (unless such transfer relates to a transfer from the Debt Service Reserve Account pursuant to Section 3 .03(b)(ii) of the Depositary Agreement and the Borrower has not delivered an Accounts Withdrawal Certificate by 1:00 p.m. on the Business Day on which such amounts were due and not paid; in which case the Collateral Agent (acting at the direction of the Administrative Agent) shall be entitled to deliver this Accounts Withdrawal Certificate).
2    Note to Form: Only to include if Collateral Agent is delivering the Accounts Withdrawal Certificate pursuant to Section 3.03(b)(ii)(A) of the Depositary Agreement.

Email: CIBMOLoanClosing@santander.us
Attention: Gregory Sparapani/Brandon Velasquez
MUFG Union Bank, N.A.
as Collateral Agent
1251 Avenue of the Americas
New York, NY 10020
Attention: Institutional Agency Services
Telephone: (415) 273-2512
Facsimile: (415) 273-2492
Email: sfct@unionbank.com
With a copy to: amedo.morreale@unionbank.com
RE:    AVANGRID VINEYARD WIND, LLC]
Ladies and Gentlemen:
1.This Accounts Withdrawal Certificate is delivered to you pursuant to Section 3.03
of that certain Depositary Agreement dated as of [    ] (as amended, modified or
supplemented from time to time, the “Depositary Agreement”), among Avangrid Vineyard Wind, LLC a Delaware limited liability company (the “Borrower”), Banco Santander, S.A., New York Branch, in its capacity as administrative agent (in such capacity, together with its successors in such capacity, the “Administrative Agent”), MUFG Union Bank, N.A., in its capacity as collateral agent (in such capacity, together with its successors in such capacity, the “Collateral Agent”), and JPMorgan Chase Bank, N.A., in its capacity as depositary bank (in such capacity, together with its successors in such capacity, the “Depositary Bank”). All capitalized terms used herein shall have the respective meanings specified in the Depositary Agreement unless otherwise defined herein or unless the context requires otherwise.
2.This Accounts Withdrawal Certificate is being delivered in connection with a proposed withdrawal and/or transfer under the Depositary Agreement on [INSERT DATE AT LEAST 3 BUSINESS DAYS (BUT NO MORE THAN 10 BUSINESS DAYS) AFTER THE DATE OF CERTIFICATE] (the “Proposed Transfer Date”).
3.With respect to the information in this Accounts Withdrawal Certificate, the Borrower has made such examination or investigation as was reasonably necessary to enable the Borrower to express an informed opinion as to the accuracy of such information.
4.Revenue Account Transfers
4.1    The Borrower hereby requests that the amounts set forth in column 1 of Annex Abe transferred from the Revenue Account to the applicable account or Person setforth on column 2 of Annex A in connection with a proposed withdrawal and/ortransfer under the Depositary Agreement on the Proposed Transfer Date (each such transfer, a “Revenue Account Transfer”).
Exhibit A to Depositary Agreement

    4.2    [The aggregate amount to be transferred from the Revenue Account to the Persons or accounts described in column 2 of Annex A or the Permitted Local Account on the Proposed Transfer Date pursuant to Section 3.03(a)(i)(A) of the Depositary Agreement is $[    ], which amount, together with the amounts then on deposit in the Permitted Local Account, equals the sum (to the extent that such amounts have not been subject of a previously submitted Accounts Withdrawal Certificate) (without duplication) of (1) the aggregate amount payable by the Borrower for Borrower Operating and Maintenance Expenses due and payable (including Borrower Operating and Maintenance Expenses owing from a prior month), plus (2) the Borrower’s good faith estimate of the aggregate Borrower Operating and Maintenance Expenses reasonably anticipated to become due and payable by the Borrower within the 30 day period following the Transfer Date applicable to this Accounts Withdrawal Certificate.]3
    4.3    [The aggregate amount to be transferred from the Revenue Account, ratably to each
Agent, Depositary Bank, Issuing Lender, Lender or Permitted Swap Counterparty entitled thereto, on the Proposed Transfer Date pursuant to Section 3.03(a)(i)(B) of the Depositary Agreement is $[    ], which amount is equal to the amount of all fees (other than Letter of Credit Fees and LC Issuing Fees), costs, indemnities and expenses due and payable to the Agents (in their capacities as Agents), the Depositary Bank, the Issuing Lenders, the Lenders and the Permitted Swap Counterparties under the Financing Documents. The amounts to be transferred to each Agent, Depositary Bank, Issuing Lender, Lender and Permitted Swap Counterparty are specified on Annex A attached hereto.]4
    4.4    [The amount to be transferred from the Revenue Account to the Interest Payment Account on the Proposed Transfer Date pursuant to Section 3.03(a)(i)(C)(1) of the Depositary Agreement is $[    ], which amount, together with the amounts then on deposit in the Interest Payment Account, is equal to the sum (without duplication) of the amount of interest on the Loans, the interest portion of any Reimbursement Obligations, Letter of Credit Fees and LC Issuing Fees, respectively, then due and payable or to be paid to the Issuing Lender or Lenders (as applicable) prior to the next Transfer Date.]5
    4.5    [The amount to be transferred from the Revenue Account to each Permitted Swap Counterparty entitled thereto on the Proposed Transfer Date pursuant to Section 3.03(a)(i)(C)(2) of the Depositary Agreement is $[    ], which amount is equal to any ordinary course settlement payments pursuant to a Permitted Swap Agreement (but excluding any termination payments) then due and payable or to
3    Note to Form: To be included on each Transfer Date.
4    Note to Form: To be included on each Transfer Date.
5    Note to Form: To be included on each Transfer Date.
Exhibit A to Depositary Agreement

(VINEYARD WIND)
US-DOCS\126271258.5

be paid to the applicable Permitted Swap Counterparty prior to the next Transfer Date.]6
    4.6    [The amount to be transferred from the Revenue Account to the Principal Payment
Account on the Proposed Transfer Date pursuant to Section 3.03(a)(i)(D)(1) of the Depositary Agreement is $[    ], which amount, together with the amounts then on deposit in the Principal Payment Account, equals the sum (without duplication) of the scheduled amount of principal of the Term Loans on the Proposed Transfer Date respectively, then due and payable or to be paid to the Term Loan Lenders prior to the next Transfer Date.]7
    4.7    [The amount to be transferred from the Revenue Account to each Permitted Swap Counterparty entitled thereto on the Proposed Transfer Date pursuant to Section 3.03(a)(i)(D)(2) of the Depositary Agreement is $[    ], which amount is equal to any termination payments pursuant to a Permitted Swap Agreement then due and payable or to be paid to the applicable Permitted Swap Counterparty prior to the next Transfer Date.]8
    4.8    The amount to be transferred from the Revenue Account to the Administrative Account on the Proposed Transfer Date pursuant to Section 3.03(a)(i)(E) of the Depositary Agreement is $[    ], which amount is equal to any outstanding principal portion of any Reimbursement Obligations and any outstanding principal owing on any Letter of Credit Loan (in each case, regardless of whether or not matured) to be paid to the applicable Issuing Lenders and Letter of Credit Lenders.
    4.9    Reserved.
4.10 [The amount to be transferred from the Revenue Account to the Debt Service Reserve Account on the Proposed Transfer Date pursuant to Section 3.03(a)(i)(F) of the Depositary Agreement is $[    ], which amount, together with the amounts then on deposit (or deemed to be on deposit pursuant to Section 3.02(b)(ii) of the Depositary Agreement) in the Debt Service Reserve Account) is equal to the then-applicable Debt Service Required Amount.]9
4.11 [The amount to be transferred from the Revenue Account to the Prepayment Account on the Proposed Transfer Date pursuant to Section 3.03(a)(i)(G) of the Depositary Agreement is $[    ], which amount is equal to the shortfall between mandatory prepayments actually made in accordance with Section 2.09(b)(viii) of the Construction Credit Agreement and Section 2.09(b)(vii) of the Credit Agreement and the amount that would need to be prepaid in order to cause
6    Note to Form: To be included on each Transfer Date.
7    Note to Form: To be included on each Transfer Date.
8    Note to Form: To be included on each Transfer Date.
9    Note to Form: To be included on each Quarterly Date.
Exhibit A to Depositary Agreement

(VINEYARD WIND)
US-DOCS\126271258.5

compliance with the Debt Sizing Criteria as determined in accordance with Section 5.20 of the Construction Credit Agreement and Section 5.21 of the Credit Agreement.]10
4.12 [The amount to be transferred from the Revenue Account to the Prepayment Account on the Proposed Transfer Date pursuant to Section 3.03(a)(i)(H) of the Depositary Agreement is $[    ], which amount is equal to the shortfall between mandatory prepayments actually made in accordance with Section 2.09(b)(x) of the Construction Credit Agreement and Section 2.09(b)(x) of the Credit Agreement and the amount that would need to be prepaid in order to cause compliance with the Debt Sizing Criteria as determined in accordance with Section 5.26 of the Construction Credit Agreement and Section 5.27 of the Credit Agreement.]11
4.13 [The amount to be transferred from the Revenue Account to the Prepayment Account on the Proposed Transfer Date pursuant to Section 3.03(a)(i)(I) of the Depositary Agreement is $[    ], which amount is equal to the shortfall between mandatory prepayments actually made in accordance with Section 2.09(b)(iii) of the Credit Agreement and the amount that would need to be prepaid in order to cause compliance with the Debt Sizing Criteria as determined in accordance with Section 5.15 of the Credit Agreement.]12
4.14 [The amount to be transferred from the Revenue Account to the Principal Payment Account, at the election of the Borrower, on the Proposed Transfer Date pursuant to Section 3.03(a)(i)(J) of the Depositary Agreement is $[    ] and to the Interest Payment Account, at the election of the Borrower, on the Proposed Transfer Date pursuant to Section 3.03(a)(i)(J) of the Depositary Agreement is $[    ] , which amounts are to be applied towards voluntary prepayment of the Loans in accordance with Section 2.09(a) of the Credit Agreement, together with accrued interest thereon and is to include any amount required by Section 2.14 of the Credit Agreement (if applicable).]13
10    Note to Form: To be included solely to the extent that there exists as of the Quarterly Date any shortfall between mandatory prepayments actually made in accordance with Section 2.09(b)(viii) of the Construction Credit Agreement and Section 2.09(b)(viii) of the Credit Agreement and the amount that would need to be prepaid in order to cause compliance with the Debt Sizing Criteria as determined in accordance with Section 5.20 of the Construction Credit Agreement and Section 5.21 of the Credit Agreement.
11    Note to Form: To be included solely to the extent that there exists as of the Quarterly Date any shortfall between mandatory prepayments actually made in accordance with Section 2.09(b)(x) of the Construction Credit Agreement and Section 2.09(b)(x) of the Credit Agreement and the amount that would need to be prepaid in order to cause compliance with the Debt Sizing Criteria as determined in accordance with Section 5.26 of the Construction Credit Agreement and Section 5.27 of the Credit Agreement.
12    Note to Form: To be included solely to the extent that there exists as of the Quarterly Date any shortfall between mandatory prepayments actually made in accordance with Section 2.09(b)(iii) of the Credit Agreement and the amount that would need to be prepaid in order to cause compliance with the Debt Sizing Criteria as determined in accordance with Section 5.15 of the Credit Agreement.
13    Note to Form: To be included at the election of the Borrower on each Quarterly Date.
Exhibit A to Depositary Agreement

4.15 [The amount to be transferred from the Revenue Account to the Distribution Account, at the election of the Borrower, on the Proposed Transfer Date pursuant to Section 3.03(a)(i)(K) of the Depositary Agreement is $[    ], which amount is an amount up to the funds that remain on deposit in the Revenue Account after making the transfers described in 4.2 through 4.14 on the Quarterly Date that is the Proposed Transfer Date.]14
4.16 [The amount to be transferred from the Revenue Account to the [the Administrative Agent, ratably for the account of the Issuing Lenders, Lenders, Agents, Depositary Bank and Permitted Swap Counterparties entitled thereto] pursuant to Section 3.05 of the Depositary Agreement is $[    ], which amount is equal to [all][a portion of all] payments of Debt Service or other amounts due in respect of the Obligations then due and payable as of the Proposed Transfer Date after applying the funds deposited in the Interest Payment Account and Principal Payment Account in accordance with the Depositary Agreement. The amounts to be transferred to each Agent, Depositary Bank, Issuing Lender, Lender and Permitted Swap Counterparty are specified on Annex A attached hereto.]15
    5.    [Debt Service Reserve Account Transfers
    5.1    The Borrower hereby requests that the amounts set forth in column 1 of Annex B be transferred from the Debt Service Reserve Account to the applicable account or Person set forth on column 2 of Annex B in connection with a proposed withdrawal and/or transfer under the Depositary Agreement on the Proposed Transfer Date (each such transfer, a “Debt Service Reserve Account Transfer”).
    5.2    [The amount to be transferred from the Debt Service Reserve Account to the
Administrative Agent, for the account of [the Issuing Lenders] [the Lenders] [the Permitted Swap Counterparties][, as applicable], on the Proposed Transfer Date
pursuant to Section 3.03(b)(ii) of the Depositary Agreement is $[    ], which
amount is equal to the Debt Payment Deficiency (or, if less, the aggregate amount of funds currently on deposit in or credited to the Debt Service Reserve Account) for applicable, first, to that portion of the Debt Payment Deficiency that is due and payable for the purposes specified in Section 3.03(a)(i)(C) of the Depositary Agreement, and second, to that portion of the Debt Payment Deficiency that is due and payable for the purposes specified in Section 3.03(a)(i)(D) of the Depositary Agreement, in each case, in accordance with the Financing Documents.]16
14    Note to Form: To be included at the election of the Borrower on each Quarterly Date.
15    Note to Form: To be included on any Quarterly Date if there are insufficient funds under Section 3.05 of the Depositary Agreement.
16    Note to Form: To be included if on any Quarterly Date, the monies on deposit in the Revenue Account (taking into consideration the application of funds pursuant to Section 3.03(a)(i)(A) and 3.03(a)(i)(B) of the Depositary Agreement), Interest Payment Account and Principal Payment Account are not adequate to pay amounts that are due and payable to the Issuing Lenders, the Lenders or the Permitted Swap Counterparties pursuant to Sections 3.03(a)(i)(C) and 3.03(a)(i)(D) of the Depositary Agreement on such Quarterly Date, to the extent that amounts
Exhibit A to Depositary Agreement

    5.3    [The amount to be transferred from the Debt Service Reserve Account to [the
Revenue Account][the account party of an Acceptable Letter of Credit, to the extent of any Excess Reserve Amount with respect to such Acceptable Letter of Credit][the Acceptable Guarantor, to the extent of any Excess Reserve Amount with respect to such Acceptable Guaranty][to the Persons or accounts described in column 2 of Annex B] on the Proposed Transfer Date pursuant to
Section 3.03(b)(iii) of the Depositary Agreement is $[    ], which amount is
equal to any funds in the Debt Service Reserve Account (or deemed to be on deposit pursuant to Section 3.02(b)(ii) of the Depositary Agreement) in excess of the Debt Service Reserve Required Amount.]17
    5.4    [The amount to be transferred from the Debt Service Reserve Account to [the
Revenue Account][the account party of an Acceptable Letter of Credit, to the extent that an Acceptable Letter of Credit is provided][the Acceptable Guarantor, to the extent that an Acceptable Guaranty is provided] on the Proposed Transfer Date
pursuant to Section 3.03(b)(iv) of the Depositary Agreement is $[    ], which
amount is equal to [the stated amount of one or more Acceptable Letters of Credit provided in connection with the transfer under this 5.4] [the liability limit of an Acceptable Guaranty provided in connection with the transfer under this 5.4].]18]
    5.5    [The amount to be transferred from the Debt Service Reserve Account to [the
Administrative Agent, ratably for the account of the Issuing Lenders, Lenders, Agents, Depositary Bank and Permitted Swap Counterparties entitled thereto] on the Proposed Transfer Date pursuant to Section 3.05 of the Depositary Agreement
is $[    ], which amount is equal to [all][a portion of all] payments of Debt
Service or other amounts due in respect of the Obligations then due and payable as of the Proposed Transfer Date less any amounts drawn on any applicable Acceptable Letters of Credit (as provided in Section 3.03(b)(ii) of the Depositary Agreement) and after applying the funds deposited in (i) the Interest Payment Account, (ii) the Principal Payment Account, (iii) the Revenue Account and (iv) the Distribution Account, each in accordance with the Depositary Agreement. The transferred pursuant to Section 3.05 of the Depositary Agreement are not sufficient to address such Debt Payment Deficiency.
17    Note to Form: To be included if at any time the amount on deposit in the Debt Service Reserve Account (or deemed to be on deposit pursuant to Section 3.02(b)(ii) of the Depositary Agreement) exceeds the Debt Service Reserve Required Amount at such time. In the case of such a transfer, this certificate is to be countersigned by Administrative Agent.
18    Note to Form: To be included if the Borrower has provided one or more Acceptable Letters of Credit in a stated amount equal to the amount of funds to be released from the Debt Service Reserve Account or an Acceptable Guaranty with a liability limit equal to the to the amount of funds to be released from the Debt Service Reserve Account. In the case of such a transfer, this certificate is to be countersigned by Administrative Agent.
Exhibit A to Depositary Agreement

(VINEYARD WIND)
US-DOCS\126271258.5

amounts to be transferred to each Agent, Depositary Bank, Issuing Lender, Lender and Permitted Swap Counterparty are specified on Annex B attached hereto.]19
6.[Interest Payment Account Transfers
    6.1    The Borrower hereby requests that the amounts set forth in column 1 of Annex C be transferred from the Interest Payment Account to the applicable account or Person set forth on column 2 of Annex C in connection with a proposed withdrawal and/or transfer under the Depositary Agreement on the Proposed Transfer Date (each such transfer, an “Interest Payment Account Transfer”).
    6.2    The amount to be transferred from the Interest Payment Account to the
Administrative Agent, ratably for the account of the Issuing Lenders and Lenders entitled thereto, respectively, pursuant to Section 3.03(c) of the Depositary
Agreement, is $[    ], which amount is equal to the amount of interest on the
Loans, the interest portion of any Reimbursement Obligations, Letter of Credit Fees and LC Issuing Fees to be paid to such Person[s] on the Proposed Transfer Date.
7.[Principal Payment Account Transfers
    7.1    The Borrower hereby requests that the amounts set forth in column 1 of Annex D be transferred from the Principal Payment Account to the applicable account or Person set forth on column 2 of Annex D in connection with a proposed withdrawal and/or transfer under the Depositary Agreement on the Proposed Transfer Date (each such transfer, a “Principal Payment Account Transfer”).
    7.2    The amount to be transferred from the Principal Payment Account to the
Administrative Agent, ratably for the account of the Term Loan Lenders, on the Proposed Transfer Date pursuant to Section 3.03(d) of the Depositary Agreement,
is $[    ], which amount is equal to the amount of principal of the Term Loans to be paid to such Person[s] on the Proposed Transfer Date.
8.[Distribution Account Transfers
    8.1    The Borrower hereby requests that the amounts set forth in column 1 of Annex E be transferred from the Distribution Account to the applicable account or Person set forth on column 2 of Annex E in connection with a proposed withdrawal and/or transfer under the Depositary Agreement on the Proposed Transfer Date (each such transfer, a “Restricted Payments Transfer”).
    8.2    Reserved
    8.3    [[The amount to be transferred from the Distribution Account to the accounts and/or
Person[s] set forth on column 2 of Annex E on the Proposed Transfer Date pursuant
19    Note to Form: To be included on any Quarterly Date if there are insufficient funds under Section 3.05 of the
Depositary Agreement.

Exhibit A to Depositary Agreement

(VINEYARD WIND)
US-DOCS\126271258.5

to Section 3.03(f)(i)(B) of the Depositary Agreement is $[    ], which amount is equal to all [or a portion of all] outstanding “Shortfall Loans” (as defined in [the Construction Pledgor LLC Agreement][the Sponsor Partner LLC Agreement]) incurred by the Borrower.
    8.4    [The amount to be transferred from the Distribution Account to the accounts and/or
Person[s] set forth on column 2 of Annex E on the Proposed Transfer Date pursuant to Section 3.03(f)(i)(C) of the Depositary Agreement is $[    ], which amount is equal to all outstanding amounts due and owing by the Borrower under Section 10.1 of the Construction Pledgor LLC Agreement or Section 10.1 of the Sponsor Partner LLC Agreement.
    8.5    The amount to be transferred from the Distribution Account to the Pledgor or to the accounts and/or Person[s] set forth on column 2 of Annex E on the Proposed Transfer Date pursuant to Section 3.03(f)(i)(D) of the Depositary Agreement is $[    ], which amount is equal to any funds remaining in the Distribution Account.]20
    8.6    [The amount to be transferred from the Distribution Account to the Prepayment
Account on the Proposed Transfer Date pursuant to Section 3.03(f)(ii) of the
Depositary Agreement is $[    ], which amount is equal to the funds on
deposit in the Distribution Account that have been ineligible for transfer pursuant to Section 3.03(f)(i) of the Depositary Agreement on each of six or more consecutive Quarterly Dates because of a failure to satisfy any of the Distribution Conditions to the making of a Restricted Payment set forth in Section 6.07(a) of the Credit Agreement and such transferred amounts shall be applied to prepayment of the Loans as set forth in Section 2.09(b)(i) of the Credit Agreement.]
    8.7    [The amount to be transferred from the Distribution Account to [the Administrative
Agent, ratably for the account of the Issuing Lenders, Lenders, Agents, Depositary Bank and Permitted Swap Counterparties entitled thereto] on the Proposed Transfer
Date pursuant to Section 3.05 of the Depositary Agreement is $[    ], which
amount is equal to [all][a portion of all] payments of Debt Service or other amounts due in respect of the Obligations then due and payable as of the Proposed Transfer Date after applying the funds deposited in (i) the Interest Payment Account, (ii) the Principal Payment Account and (iii) the Revenue Account, each in accordance with the Depositary Agreement. The amounts to be transferred to each Agent, Depositary Bank, Issuing Lender, Lender and Permitted Swap Counterparty are specified on Annex E attached hereto.]21
20    Note to Form: To be included if as of the Proposed Transfer Date each of the applicable Distribution Conditions to the making of a Restricted Payment set forth in Section 6.07(a) of the Credit Agreement is satisfied.
21    Note to Form: To be included on any Quarterly Date if there are insufficient funds under Section 3.05 of the Depositary Agreement.
Exhibit A to Depositary Agreement

(VINEYARD WIND)

9.Prepayment Account Transfers
9.1    Pursuant to Section 3.03(g) of the Depositary Agreement, the Borrower hereby instructs the Depositary Bank to transfer the amounts set forth in column 1 of Annex F from the Prepayment Account for the prepayment of the Loans in the manner and to the extent set forth in clause [ ] of Section 2.09(b) of the Credit Agreement, which amount is equal to $[    ].
10.Capacity Deficiency Reserve Account Transfers
10.1 The Borrower hereby requests that the amounts set forth in column 1 of Annex G be transferred from the Capacity Deficiency Reserve Account to the applicable account or Person set forth on column 2 of Annex G in connection with a proposed withdrawal and/or transfer under the Depositary Agreement on the Proposed Transfer Date (each such transfer, a “Capacity Deficiency Reserve Account Transfer”).
10.2 The aggregate amount to be transferred from the Capacity Deficiency Reserve Account to the Prepayment Account on the Proposed Transfer Date pursuant to Section 3.03(h)(ii)(A) of the Depositary Agreement is $[    ], which amount is equal to the Capacity Deficiency Prepayment Amount (if any).
10.3 The aggregate amount to be transferred from the Capacity Deficiency Reserve Account to the Pledgor or to the accounts and/or Person[s] set forth on column 2 of Annex G on the Proposed Transfer Date pursuant to Section 3.03(h)(ii)(B) of the Depositary Agreement is $[    ], which amount is equal to any funds remaining in the Capacity Deficiency Reserve Account after making the transfer contemplated in 10.2, so long as the conditions set forth in Section 5.15 of the Credit Agreement are satisfied.]22
10.4 [The amount to be transferred from the Capacity Deficiency Reserve Account to [the Revenue Account][the account party of an Acceptable Letter of Credit, to the extent that an Acceptable Letter of Credit is provided][the Acceptable Guarantor, to the extent that an Acceptable Guaranty is provided] on the Proposed Transfer Date pursuant to Section 3.03(h)(iii) of the Depositary Agreement is $[    ], which amount is equal to [the stated amount of one or more Acceptable Letters of Credit provided in connection with the transfer under this 10.4] [the liability limit of an Acceptable Guaranty provided in connection with the transfer under this 10.4].]23
22    Note to Form: To be included on the Outside Deficiency Prepayment Date.
23    Note to Form: To be included if the Borrower has provided one or more Acceptable Letters of Credit in a stated amount equal to the amount of funds to be released from the Capacity Deficiency Reserve Account or an Acceptable Guaranty with a liability limit equal to the to the amount of funds to be released from the Capacity
Exhibit A to Depositary Agreement

(VINEYARD WIND)
US-DOCS\126271258.5

11.    Multi-Purpose Payment Account Transfers
11.1 The Borrower hereby requests that the amounts set forth in column 1 of Annex H be transferred from the Multi-Purpose Payment Account to the applicable account or Person set forth on column 2 of Annex H in connection with a proposed withdrawal and/or transfer under the Depositary Agreement on the Proposed Transfer Date (each such transfer, a “Multi-Purpose Payment Account Transfer”).
11.2 [The aggregate amount to be transferred from the Multi-Purpose Payment Account to the Prepayment Account on the Proposed Transfer Date pursuant to Section 3.03(i)(i)(A) of the Depositary Agreement is $[    ], which amount is the amount required for the prepayment of the Loans to the extent and in the manner set forth in Section 5.21 of the Credit Agreement.
11.3 The amount to be transferred from the Multi-Purpose Payment Account to (i) the Pledgor or to the accounts and/or Person[s] set forth on column 2 of Annex H (if no Default or Event of Default has occurred and is continuing) or (ii) the Revenue Account (if a Default and/or Event of Default has occurred and is continuing) on the Proposed Transfer Date pursuant to Section 3.03(i)(i)(B) of the Depositary Agreement is $[    ], which amount is equal to any funds remaining in the Multi-Purpose Payment Account in respect of the Build-Out Amount after the transfers contemplated in 11.2 above.]24
11.4 [The amount to be transferred from the Multi-Purpose Payment Account to the Prepayment Account on the Proposed Transfer Date pursuant to Section 3.03(i)(ii)(A) of the Depositary Agreement is $[    ], which amount is equal to the amount required for the prepayment of the Loans, to the extent and in the manner set forth in Section 5.27 of the Credit Agreement.
11.5 The amount to be transferred from the Multi-Purpose Payment Account to (i) the Pledgor or to the accounts and/or Person[s] set forth on column 2 of Annex H (if no Default or Event of Default has occurred and is continuing) or (ii) the Revenue Account (if a Default and/or Event of Default has occurred and is continuing) on the Proposed Transfer Date pursuant to Section 3.03(i)(ii)(B) of the Depositary Agreement is $[    ], which amount is equal to any funds remaining in the Multi-Purpose Payment Account in respect of payments received by Borrower as distributions from Project Company of payments from Turbine Supplier as compensation for the turbines failing to be certified at a 13.6 MW level (for power mode) or in respect of the election to utilize “Fall-Back WTGs” (as defined in the TSA) or otherwise following receipt by Project Company of a Wind Turbine Type Certificate for the Primary WTGs that does not align with the assumptions for the
Deficiency Reserve Account. In the case of such a transfer, this certificate is to be countersigned by Administrative Agent.
24    Note to Form: To be included on the Build-Out Prepayment Date.
Exhibit A to Depositary Agreement

(VINEYARD WIND)
US-DOCS\126271258.5

Primary WTGs set forth in the Base Case Projections after the transfers contemplated in 11.4 above.]25
12.    [Certifications.    THE BORROWER, HEREBY CERTIFIES FOR
THE BENEFIT OF EACH SECURED PARTY THAT, as of the date hereof:
12.1 The Borrower is entitled, pursuant to the terms of Article III of the Depositary Agreement, to request each transfer requested herein in the amount and at the times set out in this Accounts Withdrawal Certificate;
12.2 Each withdrawal and transfer requested herein is for an amount required for, and shall solely be used for, the purpose set forth herein and in Annexes [A, B, C, D, E, F, G AND H], attached hereto in accordance with the Depositary Agreement and the other Financing Documents [;][; and][.]
12.3 The Borrower is in compliance with the conditions and requirements set out in the Depositary Agreement and all other applicable Financing Documents in connection with each transfer requested herein.]
12.4 [As of this Proposed Transfer Date, the Excess Reserve Amount is equal to $[    ] [and the source of the original funds to be released as such Excess Reserve Amount is [    ].]26
12.5 [As of the [preceding Quarterly Date and]27 as of the Proposed Transfer Date, each of the applicable Distribution Conditions to the making of a Restricted Payment set forth in Section 6.07(a) of the Credit Agreement have been satisfied.]28
[SIGNATURE PAGE FOLLOWS]
25    Note to Form: To be included receipt of payments by Borrower as distributions from Project Company of payments from Turbine Supplier in respect of compensation for the turbines failing to be certified at a 13.6 MW level (for power mode) or in respect of the election to utilize “Fall-Back WTGs” (as defined in the TSA) or otherwise following receipt by Project Company of a Wind Turbine Type Certificate for the Primary WTGs that does not align with the assumptions for the Primary WTGs set forth in the Base Case Projections and the calculation and approval of the Type Certificate Prepayment Amount in accordance with Section 5.27 of the Credit Agreement.
26    Note to Form: To be included for proposed transfers under Section 3.03(b)(iii)(A) of the Depositary Agreement.
27    Note to Form: To include if the withdrawal date is not on a Quarterly Date.
28    Note to Form: To be included for proposed transfers under Section 3.03(f)(i) of the Depositary Agreement.
Exhibit A to Depositary Agreement

(VINEYARD WIND)

IN WITNESS WHEREOF, the undersigned party has executed this Accounts Withdrawal Certificate as of the date hereof.
[AVANGRID VINEYARD WIND, LLC
By:
Name:
Title:
By:
Name:
Title:]
[MUFG UNION BANK, N.A., as Collateral Agent
By:
Name:
Title: ]29
[BANCO SANTANDER, S.A., NEW YORK
BRANCH,
as Administrative Agent
By:
Name:
Title: ]30
29    Note to Form: To be signed if delivered by the Collateral Agent pursuant to the Section 3.03(b)(ii)(A)(ii) of the
Depositary Agreement.
30 Note to Form: To be countersigned by Administrative Agent pursuant to Section 3.03(b)(iii), 3.03(b)(iv) or Section 3.03(h)(iii) of the Depositary Agreement.
Exhibit A to Depositary Agreement

(VINEYARD WIND)
US-DOCS\126271258.5

Annex A to
Accounts Withdrawal Certificate
Withdrawals from the Revenue Account
(to be made in the order of priority below (except if pursuant to Section 3.05 of the Depositary
Agreement))

1. Amount to be withdrawn/ transferred from Revenue Account	2. Person or Account to be Transferred to31	3. Purpose	4. Payment Instructions
$	[[specify Person[s] and/or account[s]][Permitted Local Account]][32]

$	[[Collateral Agent] [Administrative Agent] [Depositary Bank] [ Issuing Lender] [Lender] [Permitted Swap Counterparty]][33]		To specify amounts.

$	[[Interest Payment Account][Permitted Swap Counterparty]][34]

$	[[Principal Payment Account][Permitted Swap Counterparty]][35]

$	[Administrative Agent][36]

31    Note to Form: Include only those transfers pursuant to part 4 above.
32    Note to Form: Applicable for transfers pursuant to Section 3.03(a)(i)(A) of the Depositary Agreement.
33    Note to Form: Applicable for transfers pursuant to Section 3.03(a)(i)(B) of the Depositary Agreement.
34    Note to Form: Applicable for transfers pursuant to Section 3.03(a)(i)(C) of the Depositary Agreement.
35    Note to Form: Applicable for transfers pursuant to Section 3.03(a)(i)(D) of the Depositary Agreement.
36    Note to Form: Applicable for transfers pursuant to Section 3.03(a)(i)(E) of the Depositary Agreement.
Exhibit A to Depositary Agreement

(VINEYARD WIND)
US-DOCS\126271258.5

$	[Debt Service Reserve Account][37]

$	[Prepayment Account][38]

$	[Prepayment Account][39]

$	[Prepayment Account][40]

$	[[Principal Payment Account] [Interest Payment Account]][41]

$	[Distribution Account][42]

$	[the Administrative Agent, ratably for the account of the Issuing Lenders, Lenders, Agents, Depositary Bank and Permitted Swap Counterparties entitled thereto][43]	To specify amounts.

37    Note to Form: Applicable for transfers pursuant to Section 3.03(a)(i)(F) of the Depositary Agreement.
38    Note to Form: Applicable for transfers pursuant to Section 3.03(a)(i)(G) of the Depositary Agreement.
39    Note to Form: Applicable for transfers pursuant to Section 3.03(a)(i)(H) of the Depositary Agreement.
40    Note to Form: Applicable for transfers pursuant to Section 3.03(a)(i)(I) of the Depositary Agreement.
41    Note to Form: Applicable for transfers pursuant to Section 3.03(a)(i)(J) of the Depositary Agreement.
42    Note to Form: Applicable for transfers pursuant to Section 3.03(a)(i)(K) of the Depositary Agreement.
43    Note to Form: Applicable for transfers pursuant to Section 3.05 of the Depositary Agreement.
Exhibit A to Depositary Agreement

(VINEYARD WIND)
US-DOCS\126271258.5

Annex B to
Accounts Withdrawal Certificate
Withdrawals from the Debt Service Reserve Account

1. Amount to be withdrawn/ transferred from the Debt Service Reserve Account	2. Person or Account to be Transferred to1	3. Purpose	4. Payment Instructions
$	[Administrative Agent, for the account of [Issuing Lenders][the Lenders] [Permitted Swap Counterparties]][2]		To specify amounts.

$	[[Revenue Account][account party of an Acceptable Letter of Credit][Acceptable Guarantor]] 3

$	[the Administrative Agent, ratably for the account of the Issuing Lenders, Lenders, Agents, Depositary Bank and Permitted Swap Counterparties entitled thereto][4]		To specify amounts.

1    Note to Form: Include only those transfers pursuant to part 5 above.
2    Note to Form: Applicable for transfers pursuant to Section 3.03(b)(ii)(A) of the Depositary Agreement.
3    Note to Form: Applicable for transfers pursuant to Section 3.03(b)(iii)(A) or Section 3.03(b)(iv) of the Depositary Agreement.
4    Note to Form: Applicable for transfers pursuant to Section 3.05 of the Depositary Agreement.
Exhibit A to Depositary Agreement

(VINEYARD WIND)
US-DOCS\126271258.5

Annex C to Accounts Withdrawal Certificate
Withdrawals from the Interest Payment Account

1. Amount to be withdrawn/ transferred from the Interest Payment Account	2. Person or Account to be Transferred to1	3. Purpose	4. Payment Instructions
$	[Administrative Agent, [ratably] for the account of [the Issuing Lenders][the Letter of Credit Lenders][the Lenders]][2]		To specify amounts.

1    Note to Form: Include only those transfers pursuant to part 6 above.
2    Note to Form: Applicable for transfers pursuant to Section 3.03(c) of the Depositary Agreement.
Exhibit A to Depositary Agreement

(VINEYARD WIND)
US-DOCS\126271258.5

Annex D to Accounts Withdrawal Certificate
Withdrawals from the Principal Payment Account

1. Amount to be withdrawn/tran sferred from the Principal Payment Account	2. Person or Account to be Transferred to1	3. Purpose	4. Payment Instructions
$	[Administrative Agent, ratably for the account of the Term Loan Lenders][2]		To specify amounts.

1    Note to Form: Include only those transfers pursuant to part 7 above.
2    Note to Form: Applicable for transfers pursuant to Section 3.03(d) of the Depositary Agreement.
Exhibit A to Depositary Agreement

(VINEYARD WIND)
US-DOCS\126271258.5

Annex E to Accounts Withdrawal Certificate
Withdrawals from the Distribution Account
(to be made in the order of priority below (except if pursuant to Section 3.05 of the Depositary
Agreement))

1. Amount to be withdrawn/ transferred from the Distribution Account	2. Person or Account to be Transferred to1	3. Purpose	4. Payment Instructions
$	[specify Person or account][2]

$	[specify Person or account][3]

$	[[Pledgor][specify Person or account]][4]

$	[Prepayment Account][5]

$	[the Administrative Agent, ratably for the account of the Issuing Lenders, Lenders, Agents, Depositary Bank and Permitted Swap Counterparties entitled thereto][6]		To specify amounts.

1    Note to Form: Include only those transfers pursuant to part 8 above.
2    Note to Form: Applicable for transfers pursuant to Section 3.03(f)(i)(B) of the Depositary Agreement.
3    Note to Form: Applicable for transfers pursuant to Section 3.03(f)(i)(C) of the Depositary Agreement.
4    Note to Form: Applicable for transfers pursuant to Section 3.03(f)(i)(D) of the Depositary Agreement.
5    Note to Form: Applicable for transfers pursuant to Section 3.03(f)(ii) of the Depositary Agreement.
6    Note to Form: Applicable for transfers pursuant to Section 3.05 of the Depositary Agreement.
Exhibit A to Depositary Agreement

(VINEYARD WIND)
US-DOCS\126271258.5

Annex F to Accounts Withdrawal Certificate
Withdrawals from the Prepayment Account

1. Amount to be withdrawn/ transferred from the Prepayment Account	2. Person or Account to be Transferred to1	3. Purpose	4. Payment Instructions
$	[specify Person or account] 2

1    Note to Form: Include only those transfers pursuant to part 9 above.
2    Note to Form: Applicable for transfers pursuant to Section 3.03(g) of the Depositary Agreement.
Exhibit A to Depositary Agreement

(VINEYARD WIND)
US-DOCS\126271258.5

Annex G to Accounts Withdrawal Certificate
Withdrawals from the Capacity Deficiency Reserve Account
(to be made in the order of priority below

1. Amount to be withdrawn/ transferred from the Capacity Deficiency Reserve Account	2. Person or Account to be Transferred to1	3. Purpose	4. Payment Instructions
$	[Prepayment Account][2]

$	[[Pledgor][specify Person or account]][3]

$	[[Revenue Account][account party of an Acceptable Letter of Credit][Acceptable Guarantor]][4]

1    Note to Form: Include only those transfers pursuant to part 10 above.
2    Note to Form: Applicable for transfers pursuant to Section 3.03(h)(ii)(A) of the Depositary Agreement.
3    Note to Form: Applicable for transfers pursuant to Section 3.03(h)(ii)(B) of the Depositary Agreement.
4    Note to Form: Applicable for transfers pursuant to Section 3.03(h)(iii) of the Depositary Agreement.
Exhibit A to Depositary Agreement

(VINEYARD WIND)
US-DOCS\126271258.5

Annex H to Accounts Withdrawal Certificate
Withdrawals from the Multi-Purpose Payment Account
(to be made in the order of priority below)

1. Amount to be withdrawn/ transferred from the Multi-Purpose Payment Account	2. Person or Account to be Transferred to1	3. Purpose	4. Payment Instructions
$	[Prepayment Account][2]

$	[[Pledgor][specify Person or account] [Revenue Account]][3]

1    Note to Form: Include only those transfers pursuant to part 11 above.
2    Note to Form: Applicable for transfers pursuant to Section 3.03(i)(i)(A) or Section 3.03(i)(ii)(A) of the Depositary Agreement.
3    Note to Form: Applicable for transfers pursuant to Section 3.03(i)(i)(B) or Section 3.03(i)(ii)(B) of the Depositary Agreement.
Exhibit A to Depositary Agreement

(VINEYARD WIND)
US-DOCS\126271258.5

EXHIBIT B
to Depositary Agreement
FORM OF INSURANCE/CONDEMNATION AND DISPOSITION PROCEEDS
ACCOUNT WITHDRAWAL CERTIFICATE
Date of this Certificate:
[____________]1
JPMorgan Chase Bank, N.A.
as Depositary Bank
Escrow Services
575 Washington Blvd, 18th Fl
Jersey City, NJ 07310
Attention: Renfred Pico/ Stephanie Geffrard
Telephone: (212) 552-2708 / (646)-498-1486
Telecopy: (212) 552-2812
Email: ec.escrow@jpmorgan.com
With copies to:
Banco Santander, S.A., New York Branch
as Administrative Agent
45 E. 53rd Street
New York, NY 10022
Email: PortfolioManagementGDF@santander.us
With a copy to:
Banco Santander, S.A., New York Branch
45 E. 53rd Street
New York, NY 10022
Tel: 212-692-2598
Email: CIBMOLoanClosing@santander.us
Attention: Gregory Sparapani/Brandon Velasquez
MUFG Union Bank, N.A.
as Collateral Agent
1251 Avenue of the Americas
New York, NY 10020
Attention: Institutional Agency Services
1    Note to Form: Insurance/Condemnation and Disposition Proceeds Account Withdrawal Certificate to be delivered no later than 11:00 am (New York City time), at least three (3) Business Days (but no more than ten (10) Business Days) prior to the Proposed Transfer Date.
Exhibit B to Depositary Agreement

(VINEYARD WIND)

Telephone: (415) 273-2512
Facsimile: (415) 273-2492
Email: sfct@unionbank.com
With a copy to: amedo.morreale@unionbank.com
RE:    AVANGRID VINEYARD WIND, LLC
Ladies and Gentlemen:
1.This Insurance/Condemnation and Disposition Proceeds Account Withdrawal Certificate is delivered to you pursuant to Section 3.03(e) of that certain Depositary Agreement dated as of [    ] (as amended, modified or supplemented from time to time, the “Depositary Agreement”), among Avangrid Vineyard Wind, LLC], a Delaware limited liability company (the “Borrower”), Banco Santander, S.A., New York Branch, in its capacity as administrative agent (in such capacity, together with its successors in such capacity, the “Administrative Agent”), MUFG Union Bank, N.A., in its capacity as collateral agent (in such capacity, together with its successors in such capacity, the “Collateral Agent”), and JPMorgan Chase Bank, N.A., in its capacity as depositary bank (in such capacity, together with its successors in such capacity, the “Depositary Bank”). All capitalized terms used herein shall have the respective meanings specified in the Depositary Agreement unless otherwise defined herein or unless the context requires otherwise.
2.This Insurance/Condemnation and Disposition Proceeds Account Withdrawal Certificate is being delivered in connection with a proposed withdrawal and/or transfer under the Depositary Agreement on [INSERT DATE AT LEAST 3 BUSINESS DAYS (BUT NO MORE THAN 10 BUSINESS DAYS) AFTER THE DATE OF CERTIFICATE] (the “Proposed Transfer Date”).
3.[This Insurance/Condemnation and Disposition Proceeds Account Withdrawal Certificate is being delivered in connection with an [Event of Damage][Event of Taking] that is [not] a Major Loss [or Minor Loss].][This Insurance/Condemnation and Disposition Proceeds Account Withdrawal Certificate is being delivered in connection with a Specified Disposition.]
4.With respect to the information in this Insurance/Condemnation and Disposition Proceeds Account Withdrawal Certificate, the Borrower has made such examination or investigation as was reasonably necessary to enable the Borrower to express an informed opinion as to the accuracy of such information.
5.The Borrower hereby requests that the amounts set forth in column 1 of Annex A be transferred from the Insurance/Condemnation and Disposition Proceeds Account to the applicable account or Person set forth on column 2 of Annex A in connection with a proposed withdrawal and/or transfer under the Depositary Agreement on the Proposed Transfer Date (each such transfer, an “Insurance/Condemnation and Disposition Proceeds Account Transfer”).
Exhibit B to Depositary Agreement

6.[The amount to be transferred from the Insurance/Condemnation and Disposition Proceeds Account to the Prepayment Account on the Proposed Transfer Date pursuant to Section 3.03(e)(i)(A) of the Depositary Agreement is $[    ], which amount is equal to the amount required to be prepaid pursuant to Section 2.09(b)(iv) and Section 5.17(e) of the Credit Agreement.] [The amount to be transferred from the Insurance/Condemnation and Disposition Proceeds Account to the Revenue Account on the Proposed Transfer Date pursuant to Section 3.03(e)(i)(B) of the Depositary Agreement is $[    ], which amount is equal to any proceeds remaining in the Insurance/Condemnation and Disposition Proceeds Account following the completion of the restoration or repair of the Project and after the transfers contemplated in Section 5.17 of the Credit Agreement (as applicable).]
7.[The amount to be transferred from the Insurance/Condemnation and Disposition Proceeds Account to the Prepayment Account on the Proposed Transfer Date pursuant to Section 3.03(e)(ii) of the Depositary Agreement is $[    ], which amount is equal to the proceeds of a Specified Disposition not in excess of the amount specified in Section 2.09(b)(ii) of the Credit Agreement.]
8.The Borrower certifies that, as of the date hereof, the transfer requested by this Insurance/Condemnation and Disposition Proceeds Account Withdrawal Certificate is in accordance with Section 5.17 of the Credit Agreement [and that the [restoration][repair] of the Project is complete].2
9.The proposed application of amounts to be withdrawn from the Insurance/Condemnation and Disposition Proceeds Account pursuant to this Insurance/Condemnation and Disposition Proceeds Account Withdrawal Certificate complies with the applicable requirements contained in the Credit Agreement and the Depositary Agreement.
[SIGNATURE PAGE FOLLOWS]
2    Note to Form: To be included only with respect to applications of proceeds under Section 5.17(f) of the Credit Agreement.
Exhibit B to Depositary Agreement

(VINEYARD WIND)
US-DOCS\126271258.5

IN WITNESS WHEREOF, the undersigned party has executed this Insurance/Condemnation and Disposition Proceeds Account Withdrawal Certificate as of the date hereof.
AVANGRID VINEYARD WIND, LLC
By:
Name:
Title:
By:
Name:
Title:
Exhibit B to Depositary Agreement

Annex A to Insurance/Condemnation and Disposition Proceeds Account Withdrawal Certificate
Withdrawals/Transfers from the Insurance/Condemnation and Disposition Proceeds
Account

1. Amount to be withdrawn/ transferred from the Insurance/ Condemnation and Disposition Proceeds Account	2. Person or Account to be Transferred to	3. Purpose	4. Payment Instructions
$	[Prepayment Account]

$	[Revenue Account][3]

3    Note to Form: Applicable to transfers pursuant to Section 5.17(f) of the Credit Agreement.
Exhibit B to Depositary Agreement

(VINEYARD WIND)
US-DOCS\126271258.5

EXHIBIT C
to Depositary Agreement
FORM OF NOTICE OF DEFAULT
[Letterhead of Collateral Agent]
Notice of Default No. [ ]
    ,20__
JPMorgan Chase Bank, N.A.
as Depositary Bank
Escrow Services
575 Washington Blvd, 18th Fl
Jersey City, NJ 07310
Attention: Renfred Pico/ Stephanie Geffrard
Telephone: (212) 552-2708 / (646)-498-1486
Telecopy: (212) 552-2812
Email: ec.escrow@jpmorgan.com
With a copy to:
Avangrid Vineyard Wind, LLC
1125 NW Couch St, Ste 700
Portland, OR 97209
Attention: General Counsel
Email: Benjamin.Lackey@avangrid.com
Re:    Avangrid Vineyard Wind, LLC
Ladies and Gentlemen:
Reference is made to that certain Depositary Agreement dated as of [    ] (as
amended, modified or supplemented from time to time, the “Depositary Agreement”), among Avangrid Vineyard Wind, LLC], a Delaware limited liability company (the “Borrower”), Banco Santander, S.A., New York Branch, in its capacity as administrative agent (in such capacity, together with its successors in such capacity, the “Administrative Agent”), MUFG Union Bank, N.A., in its capacity as collateral agent (in such capacity, together with its successors in such capacity, the “Collateral Agent”), and JPMorgan Chase Bank, N.A., in its capacity as depositary bank (in such capacity, together with its successors in such capacity, the “Depositary Bank”). All capitalized terms used herein shall have the respective meanings specified in the Depositary Agreement unless otherwise defined herein or unless the context requires otherwise.
Exhibit C to Depositary Agreement
C-1

Pursuant to Section 3.04 of the Depositary Agreement, we hereby give you notice that an Event of Default has occurred [and is continuing] as follows: [INSERT DESCRIPTION OF DEFAULT UNDER THE CREDIT AGREEMENT].
You are hereby instructed not to release, withdraw, distribute, transfer or otherwise make available any funds in or from any of the Accounts effective by the end of the second Business Day from the date of this Notice of Default (provided that the Depositary Agent shall use commercially reasonable efforts to establish a block on the Accounts within forty eight (48) hours following receipt of this Notice of Default) and until you shall have received notice from the Borrower (countersigned by the Administrative Agent and with a copy to the Collateral Agent) that the Event of Default no longer exists due to it having been waived, cured or is no longer existing or having been deemed waived, in accordance with the terms of the Credit Agreement (the “Default Period”).
[You are hereby further instructed [to][not to]: [INSERT ANY FURTHER INSTRUCTIONS] during the Default Period.]1
Very truly yours,
MUFG UNION BANK, N.A., as Collateral Agent
By:
Name:
Title:
Acknowledged by:
BANCO SANTANDER, NEW YORK
BRANCH,
as Administrative Agent
By:
Name:
Title:
1    Note to Form: To be included if Collateral Agent is instructing Depositary Bank to take or refrain from taking any other action(s).
Exhibit C to Depositary Agreement
C-2
(VINEYARD WIND)

EXHIBIT D
to Depositary Agreement
FORM OF DEFAULT REVOCATION NOTICE
,20
JPMorgan Chase Bank, N.A.
as Depositary Bank
Escrow Services
575 Washington Blvd, 18th Fl
Jersey City, NJ 07310
Attention: Renfred Pico/ Stephanie Geffrard
Telephone: (212) 552-2708 / (646)-498-1486
Telecopy: (212) 552-2812
Email: ec.escrow@jpmorgan.com
With copy to:
MUFG Union Bank, N.A.,
as Collateral Agent
1251 Avenue of the Americas
New York, NY 10020
Attention: Institutional Agency Services
Tel: (415) 273-2512
Fax: (415) 273-2492
Email: sfct@unionbank.com
with a copy to: amedeo.morreale@unionbank.com
Avangrid Vineyard Wind, LLC
1125 NW Couch St, Ste 700
Portland, OR 97209
Attention: General Counsel
Email: Benjamin.Lackey@avangrid.com
Re:    Avangrid Vineyard Wind, LLC
Ladies and Gentlemen:
Reference is made to that certain Depositary Agreement dated as of [    ] (as
amended, modified or supplemented from time to time, the “Depositary Agreement”), among Avangrid Vineyard Wind, LLC a Delaware limited liability company (the “Borrower”), Banco Santander, S.A., New York Branch, in its capacity as administrative agent (in such capacity, Exhibit D to Depositary Agreement
D-1

together with its successors in such capacity, the “Administrative Agent”), MUFG Union Bank, N.A., in its capacity as collateral agent (in such capacity, together with its successors in such capacity, the “Collateral Agent”), and JPMorgan Chase Bank, N.A., in its capacity as depositary bank (in such capacity, together with its successors in such capacity, the “Depositary Bank”). All capitalized terms used herein shall have the respective meanings specified in the Depositary Agreement unless otherwise defined herein or unless the context requires otherwise.
Reference is further made to that certain Notice of Default No. [ ], dated as of [    ],
issued to you by the Collateral Agent (the “Notice of Default”).
Pursuant to Section 3.04 of the Depositary Agreement, we hereby give you notice (the “Default Revocation Notice”) that the Event of Default referenced in the Notice of Default no longer exists as of [    ], due to it having been waived, cured, or no longer existing, or having been deemed waived, in accordance with the terms of the Credit Agreement.
This Default Revocation Notice terminates the Notice of Default and all instructions therein, effective by the end of the second Business Day from the date of this Default Revocation Notice. Notwithstanding any previous instructions to you, you are hereby instructed to accept and comply with all future instructions provided under and in accordance with the Depositary Agreement.
Very truly yours,
AVANGRID VINEYARD WIND, LLC,
By:
Name:
Title:
By:
Name:
Title:
Acknowledged by:
BANCO SANTANDER, S.A., NEW YORK
BRANCH,
as Administrative Agent
By:
Name:
Title:
Exhibit D to Depositary Agreement
D-2
(VINEYARD WIND)
US-DOCS\126271258.5

EXHIBIT J
TO
CREDIT AGREEMENT
FORM OF ACCEPTABLE LETTER OF CREDIT
IRREVOCABLE STANDBY LETTER OF CREDIT
IRREVOCABLE LETTER OF CREDIT NO.
Dated:
APPLICANT:
[    ]
Attention: [    ]
Facsimile: [    ]
BENEFICIARY
MUFG Union Bank, N.A.,
as Collateral Agent under the Credit Agreement referred to below
1251 Avenue of the Americas
New York, NY 10020
Attention: Institutional Agency Services
Tel: (415) 273-2512
Fax: (415) 273-2492
Email: sfct@unionbank.com
With a copy to: amedeo.morreale@unionbank.com
Dear Sir / Madam:
At the request of and for the account of [insert name, entity type and jurisdiction of formation of account party]1 (the “Applicant”), we hereby establish in your favor our
Irrevocable Letter of Credit No.    (this “Letter of Credit”) whereby, subject to the terms and conditions contained herein, you are hereby irrevocably authorized to draw on us, [at the office of our servicer noted below [insert if applicable]], by your draft or drafts at sight, an aggregate amount not to exceed [amount TBD] Dollars ($XX) (such amount, as it may be reduced or increased in accordance with the terms hereof, the “Stated Amount” hereof). We are informed by the Applicant that this Letter of Credit is being issued in your favor as beneficiary
1 Note to Form: No Loan Party or Subsidiary thereof shall be the account party.

Exhibit J-1

and in your capacity as collateral agent (the “Collateral Agent”) for the benefit of the Secured Parties (as defined in the Credit Agreement referred to below) in connection with (i) that certain Credit Agreement, dated as of September 15, 2021 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Avangrid Vineyard Wind, LLC, a limited liability company organized under the laws of Delaware, as borrower (the “Borrower”), the lenders and issuing lenders party thereto from time to time, Banco Santander, S.A., New York Branch, as administrative agent for the lenders (in such capacity, together with its successors in such capacity, the “Administrative Agent”), the Collateral Agent, and the other persons party thereto from time to time and (ii) that certain Depositary
Agreement, dated as of [    ], 20[ ] (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Depositary Agreement”), among Borrower, Administrative Agent, Collateral Agent and JPMorgan Chase Bank, N.A., as depositary bank.
This Letter of Credit shall be effective immediately and shall expire on the Expiration Date (as hereinafter defined). Partial and multiple drawings on this Letter of Credit are permitted.
You may draw upon this Letter of Credit at any time on or prior to the Expiration Date by
presenting to our office at [    ] (a) a sight draft in the form of Exhibit A (a “Sight Draft”)
attached hereto, completed in accordance with the instructions contained in such Exhibit A and executed by an authorized officer, (b) a certificate in the form of Exhibit B attached hereto, completed in accordance with the instructions contained in such Exhibit B and executed by an authorized officer and (c) the original Letter of Credit, including all amendments (other than partial draws for which a photocopy of such original letter of credit and amendments may be presented). Drawings may also be presented to us by facsimile transmission to facsimile number
[    ] (each such drawing, a “Fax Drawing”); provided, however, that a Fax Drawing will not be effectively presented until you confirm by telephone our receipt of such Fax Drawing by calling us at telephone number [insert number]. If you present a Fax Drawing under this Letter of Credit you do not need to present the original of any drawing documents, and if we receive any such original drawing documents they will not be examined by us. In the event of a full or final drawing the original Letter of Credit must be returned to us by overnight courier.
This Letter of Credit is transferable from time to time, only to a single transferee that has succeeded to the Beneficiary's rights and obligations as Collateral Agent under the Credit Agreement to which the Beneficiary is a party in accordance with the provisions thereof, and only in the full amount available to be drawn under the Letter of Credit at the time of such transfer. Such transfer may be effected only upon presentation to us at our presentation office specified herein of a duly executed transfer request in the form attached hereto as Exhibit C, with instructions therein in brackets complied with, together with the original of this Letter of

Credit and any amendment thereto and payment of our transfer fee. Such transfer shall be evidenced by our endorsement on the reverse of the original of this Letter of Credit, and we shall deliver such original to the transferee. The transferee’s name shall be automatically substituted for that of the Beneficiary wherever such Beneficiary’s name appears within this Letter of Credit. All charges in connection with the transfer of this Letter of Credit are for the Applicant’s account. This Letter of Credit may be transferred to successive transferees subject to the terms of this paragraph.
WE ARE SUBJECT TO VARIOUS LAWS, REGULATIONS AND EXECUTIVE AND
Exhibit J-2

JUDICIAL ORDERS (INCLUDING ECONOMIC SANCTIONS, EMBARGOES, ANTI-BOYCOTT, ANTI-MONEY LAUNDERING, ANTI-TERRORISM, AND ANTI-DRUG TRAFFICKING LAWS AND REGULATIONS) OF THE U.S. AND OTHER COUNTRIES THAT ARE ENFORCEABLE UNDER APPLICABLE LAW. WE WILL NOT BE LIABLE FOR OUR FAILURE TO MAKE, OR OUR DELAY IN MAKING, PAYMENT UNDER THIS LETTER OF CREDIT OR FOR ANY OTHER ACTION WE TAKE OR DO NOT TAKE, OR ANY DISCLOSURE WE MAKE, UNDER OR IN CONNECTION WITH THIS LETTER OF CREDIT (INCLUDING, WITHOUT LIMITATION, ANY REFUSAL TO TRANSFER THIS LETTER OF CREDIT) THAT IS REQUIRED BY SUCH LAWS, REGULATIONS, OR ORDERS.
The Stated Amount shall be reduced (i) by the amount of any drawing hereunder or (ii) upon our receipt of a notice from you, in the form of Exhibit D attached hereto (a “Reduction Notice”) by an amount in Dollars equal to the amount of Dollars stated in each such notice (each such amount being a “Reduction Amount”) and the Stated Amount on any date shall be automatically and permanently decreased by the sum of any Reduction Amounts as evidenced by such Reduction Notice. Sight Drafts and all communications with respect to this Letter of Credit shall be in writing, addressed or presented in person to us at [    ], Attention: [    ], referencing this Letter of Credit No.    . We hereby agree that any Sight
Draft drawn under and in compliance with the terms of this Letter of Credit shall be duly honored by us upon delivery of the above-specified certificates, if presented on or before our close of business on the Expiration Date.
Provided that a drawing and the documents presented in connection therewith conform to the terms and conditions hereof, payment shall be made to you of the amount specified in the applicable Sight Draft, not to exceed the Stated Amount, in immediately available funds, on or before the business day after presentation of the Sight Draft, certificate and original Letter of Credit (or electronic transmission of such documents as provided herein).
As used herein, “business day” shall mean any day other than a Saturday, Sunday or day on which commercial banks in New York, New York are authorized or required by law to remain closed.

If any drawing or drawings presented in connection therewith does not conform to the terms and conditions hereof, we will advise you of the same by electronic transmission the next business day and give the reasons for such non-compliance and that the bank is holding the documents at your disposal or return the same to you, as the bank may elect. Upon being notified that the demand was not effected in conformity with this Letter of Credit, you may attempt to correct any such non-conforming demand for payment if, and to the extent that you are entitled and able to do so on or before the Expiration Date.
This Letter of Credit shall expire on [enter date that is at least one year following date of issuance]; provided that this Letter of Credit shall be deemed automatically extended without amendment for one year from the current Expiration Date hereof and each successive expiration date (such date of expiration, as extended, the “Expiration Date”), unless at least sixty (60) days prior to any Expiration Date we [or our servicer [insert if applicable]] shall send you written notice by overnight courier at your above address, with a copy to the Administrative Agent at
Exhibit J-3

Banco Santander, S.A., New York Branch, 45 E. 53rd St., New York, NY 10022 Attention: Erika Wershoven, that we elect not to consider this Letter of Credit extended for any such additional period; provided, further, that this Letter of Credit shall terminate no later than the current Expiration Date. In the event you are so notified, you shall have the right to draw upon the full available amount of this Letter of Credit within thirty (30) days prior to the Expiration Date, upon presentation of a Sight Draft in the form of Exhibit A.
We shall terminate this Letter of Credit, prior to the Expiration Date, upon receipt of written certification from you in the form of Exhibit E attached hereto, accompanied by the original letter of credit.
All banking charges are for the account of the Applicant.
This Letter of Credit sets forth in full the terms of our undertaking. Reference in this Letter of Credit to other documents or instruments is for identification purposes only and such reference shall not modify, amend, amplify, limit or affect the terms hereof or cause such documents or instruments to be deemed incorporated herein. Except as set forth herein, this Letter of Credit may not be amended, changed or modified without our express written consent and the consent of the Beneficiary.
This Standby Letter of Credit is issued subject to the International Standby Practices 1998 (ISP98), International Chamber of Commerce Publication No. 590 and as to matters not governed by ISP98, this Standby Letter of Credit shall be governed by and construed in accordance with the laws of the State of New York.
We irrevocably agree with you that any legal action or proceeding with respect to this Letter of Credit shall be brought in the courts of the State of New York in the County of New York or of the United States of America in the Southern District of New York. You and we irrevocably submit to the nonexclusive jurisdiction of such courts solely for the purposes of this Letter of Credit. You and we hereby waive to the fullest extent permitted by law any objection either of us may now or hereafter have to the laying of venue in any such action or proceeding in any such court.
Only you may draw upon this Letter of Credit. Upon the payment to you or your account of the full aggregate Stated Amount specified herein or upon the occurrence of the Expiration Date or earlier termination hereof, we shall be fully discharged of our obligations under this Letter of Credit. Except as set forth herein, this Letter of Credit may not be amended, changed or modified without our express written consent and the consent of the Beneficiary.
[Signature Page Follows]
Exhibit J-4
US-DOCS\126239918.5

Very truly yours,
[    ]
By:
Name:
Title:
Exhibit J-5

Exhibit A
to Letter of Credit No.
SIGHT DRAFT
Date
[    ]
[●]
[●]
Re:    Irrevocable Letter of Credit Number: [    ]
For the value received, pay to the order of MUFG Union Bank, N.A., as Collateral Agent (as defined in Irrevocable Letter of Credit Number [ ]), by wire transfer of immediately available funds to the following account:
[Name of Account]
[Account Number]
[Name and address of bank at which account is maintained]
[ABA Number]
[Reference]
THE FOLLOWING AMOUNT:
[Insert number of dollars in writing] United States Dollars (US$ [insert number of dollars in figures])
Drawn upon [name of issuer] Irrevocable Letter of Credit No. [    ] dated , 20 .
MUFG UNION BANK, N.A., not in its individual capacity but solely as
Exhibit J-6
US-DOCS\126239918.5

Collateral Agent
By:
Name:
Title:
Exhibit J-7

Exhibit
B to Letter of Credit No.
[Letterhead of Beneficiary]
[Date]
[    ]
[●]
[●]
Re:    Irrevocable Letter of Credit No.[    ]
Ladies/Gentlemen:
This is a certificate presented in accordance with your Irrevocable Letter of Credit
No.    held by us (the “Letter of Credit”).
We, as Beneficiary (as defined in the Letter of Credit), hereby certify that (a) weare entitled to draw under the Irrevocable Letter of Credit No.     pursuant to Section [3.03(b)(i)] [3.03(b)(ii)(B)] [3.03(h)(i)] [3.03(h)(ii)(A)] [3.04] of the Depositary Agreement, datedas of [    ], 20[ ] (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Depositary Agreement”), among Avangrid Vineyard Wind, LLC, a limited liability company organized under the laws of Delaware, as borrower (the “Borrower”), Banco Santander, S.A., New York Branch, as administrative agent for the lenders (in such capacity, together with its successors in such capacity, the “Administrative Agent”), MUFG Union Bank, N.A., as collateral agent for the secured parties (in such capacity, together with its successors in such capacity, the “Collateral Agent”) and JPMorgan Chase Bank, N.A., as depositary bank and (b) the amount drawn pursuant to the Sight Draft delivered in connection with this certificate does not exceed the current Stated Amount of the Letter of Credit. We, as Beneficiary (as defined in the Letter of Credit), agree to apply the proceeds of the Letter of Credit draw to be made pursuant to the accompanying Sight Draft in accordance with the Depositary Agreement.
This certificate has been executed and delivered by a duly authorized officer of the undersigned on the date first above written.
[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]
Exhibit J-8
US-DOCS\126239918.5

MUFG UNION BANK, N.A., not in its individual capacity but solely as Collateral Agent
By:
Name:
Title:
Exhibit J-9

Exhibit
C to Letter of Credit No.
Transfer of Irrevocable Standby Letter of Credit Number: [_____] Dated:
TO:    [    ]
[    ]
[    ]
[    ]
ATTN: [    ]
For value received, the undersigned Beneficiary of the above described Letter of Credit (the “Transferor”) hereby irrevocably transfers all its rights under the Letter of Credit as amended to this date (the “Credit”) to the following transferee (the “Transferee,” who has succeeded to the Transferor’s rights and obligations, as “Collateral Agent” under the Credit Agreement dated as of September 15, 2021, to which the Beneficiary is a party in accordance with the provisions thereof):
Name of Transferee
Address
By this transfer all our rights as the transferor, including all rights to make drawings under the Letter of Credit, go to the transferee. The transferee shall have sole rights as beneficiary, whether existing now or in the future, including sole rights to agree to any amendments, including increases or extensions or other changes. All amendments will be sent directly to the transferee without the necessity of consent by or notice to us.
We enclose the original letter of credit and any amendments. Please indicate your acceptance of our request for the transfer by endorsing the letter of credit and sending it to the transferee with your customary notice of transfer.
Exhibit J-10
US-DOCS\126239918.5

MUFG UNION BANK, N.A., as Collateral Agent
By:
Printed Name:
Title:
Phone Number:
The bank signing below guarantees that the Transferor’s signature is genuine and that the individual signing this transfer request has the authority to do so:
(Insert name of bank)
By:
Printed Name:
Title:
[A NOTARY ACKNOWLEDGMENT OR A CERTIFICATE OF AUTHORITY WITH CORPORATE SEAL IS ACCEPTABLE IN LIEU OF A BANK GUARANTEE]
Exhibit J-11

Exhibit D
to Letter of Credit No.
REDUCTION NOTICE
[Date]
[    ]
[●]
[●]
Attention: [●]
Ladies and Gentlemen:
MUFG Union Bank, N.A., as Beneficiary and as Collateral Agent for the benefit of the Secured Parties (as defined in the Credit Agreement referred to below) (the “Collateral Agent”), under and in connection with the Credit Agreement, dated as of September 15, 2021 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Avangrid Vineyard Wind, LLC, a limited liability company organized under the laws of Delaware, as borrower (the “Borrower”), the lenders and issuing lenders party thereto from time to time, Banco Santander, S.A., New York Branch, as administrative agent for the lenders (in such capacity, together with its successors in such capacity, the “Administrative Agent”), the Collateral Agent, and the other persons party thereto
from time to time, hereby certifies to [    ], with reference to the Irrevocable Standby Letter
of Credit No. [●] (the “Letter of Credit”) that:
(a)The Collateral Agent is the “Collateral Agent” under and as defined in the Credit Agreement.
(b)The undersigned is duly authorized to executed and deliver this certificate on behalf of the Collateral Agent.
(c)The Collateral Agent is authorizing a reduction to the amount of the Letter of Credit pursuant to [Section 3.03(b)(iii)(B) of] the Depositary Agreement referred to in the Credit Agreement.
(d)With effect from the date of this certificate, the Stated Amount of this Letter of
Credit is authorized to be reduced USD [    ] to the new amount of USD [
    ].
Exhibit J-12
US-DOCS\126239918.5

IN WITNESS WHEREOF, the Collateral Agent has executed and delivered this
Certificate as of the [ ] day of [    ], 20[ ].
MUFG UNION BANK, N.A., not in its individual capacity but solely as Collateral Agent
By:
Name:
Title:
Exhibit J-13

Exhibit E
to Letter of Credit No.
FORM OF CONSENT TO TERMINATION
[Letterhead of Beneficiary]
[Date]
[    ]
[●]
[●]
Attention: [●]
Letter of Credit Number: [    ]
Ladies and Gentlemen:
The undersigned, the duly elected and acting [    ] of MUFG Union Bank, N.A.
(the “Beneficiary” and “Collateral Agent”) under that Credit Agreement, dated as of September 15, 2021 (as amended, amended and restated, extended, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among Avangrid Vineyard Wind, LLC, a limited liability company organized under the laws of Delaware, as borrower (the “Borrower”), the lenders and issuing lenders party thereto from time to time, Banco Santander, S.A., New York Branch, as administrative agent for the lenders (in such capacity, together with its successors in such capacity, the “Administrative Agent”), the Collateral Agent, and the other persons party thereto from time to time, hereby certifies to [    ] (the “Issuer”), with reference to the Irrevocable Standby Letter of Credit No. [●] (the “Letter of Credit”) issued in our favor by you, as follows as of the date hereof:
(a)The Beneficiary hereby consents to the termination of the Letter of Credit on [insert date].
(b)The original Letter of Credit and all amendments thereto are attached hereto. [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]
Exhibit J-14
US-DOCS\126239918.5

IN WITNESS WHEREOF, the Beneficiary has executed and delivered this Certificate as
of the [ ] day of [    ], 20[ ].
MUFG UNION BANK, N.A., not in its individual capacity but solely as Collateral Agent
By:
Name:
Title:
Exhibit J-15

EXHIBIT K
TO
CREDIT AGREEMENT
BASE CASE PROJECTIONS
[Intentionally omitted.]
EXHIBIT K-1

EXHIBIT M
TO
CREDIT AGREEMENT
FORM OF OPERATING REPORT
Monthly and Quarterly Operating Reports

Topic	Description
Executive Summary	A brief summary of monthly, quarterly and YTD developments regarding Health, Safety and Environment; Performance; Operations – Site; and Financials. Status on litigation or similar
Health & Safety
Quantitative (and, for major, minor incidents and near misses, qualitative descriptions for) site specific incidents including any corrective actions:
•Hours worked
•Major incidents, including:
•Fatalities
•Permanent injuries
•Lost time incidents
•Restricted work case injury
•Medical treatment cases
•Minor incidents
•Near misses
•High potential near misses
•Hazardous observations
•Regulatory reportable incidents
•Safety inspections and audits carried out
•Safety drills or campaigns

Environment
Quantitative (and, for major, minor incidents and near misses, qualitative descriptions for) site specific incidents including:
•Major incidents reported to authorities
•Minor incidents not reported to authorities
•Near misses
•Hazardous observations
•Regulatory reportable waste generated / disposed of as part of activities on site Complaints
•Inspections and audits completed

Performance
Comments on main development and quantitative variance towards budget for:
•Production
•Park Availability
•Turbine    Availability    (including    a    breakdown    of
underlying causes of turbine availability losses)
•Contractual Yield
•Load Factor
•Weather days
•Wind speeds
•Curtailment

Operations – Site
Site Maintenance Overview in tabular/qualitative format, including:
•Qualitative summary of major repairs or
maintenance incl. BoP.
•Summary of next month's operational programme Service/incidents Report (annual service, scheduled service/unscheduled service with comments on specific tasks, including:
•Identified technical issues
•Identified warranty issues

Financials
Financial reporting including:
•Revenue
•Operating Expenses graphical summary, details by line item and commentary on main deviations versus budget
•Details of any open Service Provider Variation Proposals

E&S reporting and monitoring
Including: Compliance with environmental and social action plan (ESAP), and environmental and social mitigation and management plan (ESMMP) operational requirements.
(potentially to be a separate report)

The Monthly and Quarterly Reports will be delivered in a format similar to the examples below.

3. Health, Safety & Security
[Intentionally omitted.]

EXHIBIT N
TO
CREDIT AGREEMENT
FORM OF INTEREST ELECTION REQUEST
[Date]1
Banco Santander, S.A., New York Branch
as Administrative Agent
45 E. 53rd St.
New York, NY 10022
E-mail: PortfolioManagementGDF@santander.us
Attention: Erika Wershoven
with a copy to:
Banco Santander, S.A., New York Branch
45 E. 53rd St.
New York, NY 10022
Tel: 212-692-2598
Email: CIBMOLoanClosing@santander.us
Attn: Gregory Sparapani/Brandon Velasquez
Ladies and Gentlemen:
The undersigned refers to that certain Credit Agreement, dated as of September 15, 2021 (as amended, modified or supplemented from time to time, the “Credit Agreement”), among Avangrid Vineyard Wind, LLC, a limited liability company organized under the laws of Delaware (the “Borrower”), the Lenders and Issuing Lenders party thereto, Banco Santander, S.A., New York Branch, as administrative agent for the Lenders (in such capacity, together with its successors in such capacity, the “Administrative Agent”), MUFG Union Bank, N.A., as
1 This notice shall be dated at least three (3) Business Days prior to the date of a proposed continuation of a Eurodollar Loan or conversion of an ABR Loan (including in connection with a Borrowing of Letter of Credit Loans of a certain Class pursuant to Section 2.03(h) of the Credit Agreement) into a Eurodollar Loan and at least one (1) Business Day prior to the date of a proposed continuation of an ABR Loan or conversion of a Eurodollar Loan into an ABR Loan.
EXHIBIT N-1

Collateral Agent and the other persons party thereto from time to time. Terms defined in the Credit Agreement are used herein as defined therein. The undersigned hereby gives you notice, irrevocably, pursuant to Section 2.06 of the Credit Agreement, that the undersigned hereby requests to convert or continue certain Loans under the Credit Agreement as set forth below, and in furtherance thereof sets forth below the information relating to such conversion or continuation (the “Proposed Conversion/Continuation”) as required by Section 2.06 of the Credit Agreement:
i.the Business Day of the Proposed Conversion/Continuation is , ___;
ii.each Loan to be [converted] [continued] in the Proposed Conversion/Continuation is [a Eurodollar Loan] [an ABR Loan];
iii.each Loan resulting from the Proposed Conversion/Continuation is an
[ABR Loan] [Eurodollar Loan] of the following Class:    ;
iv.[the initial Interest Period to be applicable to each Loan resulting from the Proposed Conversion/Continuation shall be ___ month[s];]2
v.the aggregate principal amount of Loans proposed to be [converted]
[continued] in this Proposed Conversion/Continuation is $    ; and
vi.the original date of the Loans proposed to be [converted] [continued] in
this Proposed Conversion/Continuation is    .
2 Applicable only to Eurodollar Loans. The Interest Period may be one, three or six months or in the case of the first Interest Period selected by the Borrower after the Closing Date, subject to Section 2.06(a) of the Credit Agreement, an irregular Interest Period ending on the first Quarterly Date to occur following the Conversion Date.
EXHIBIT N-2
US-DOCS\126239920.4

Very truly yours,
AVANGRID VINEYARD WIND, LLC
By:
Name:
Title:
EXHIBIT N-1

EXHIBIT O-1
TO
CREDIT AGREEMENT
FORM OF PPA LETTER OF CREDIT
See attached.

Form of Letter of Credit
IRREVOCABLE STANDBY LETTER OF CREDIT NO.
ISSUE DATE:
APPLICANT
AVANGRID VINEYARD WIND, LLC
1125 NW COUCH ST, STE 700
PORTLAND, OR 97209
ATTENTION: GENERAL COUNSEL
BENEFICIARY
NSTAR ELECTRIC COMPANY D/B/A EVERSOURCE ENERGY
C/O EVERSOURCE ENERGY SERVICE COMPANY
TREASURY DEPARTMENT
107 SELDEN STREET
BERLIN, CT 06037
ATTENTION: MR. AARON J. CULLEN, MANAGER MIDDLE OFFICE & CREDIT EXPIRY DATE AND TIME: [INSERT DATE & BANK BRANCH CLOSING TIME]1
CURRENCY    AMOUNT
USD    $[___]
ASSOCIATED AGREEMENT
OFFSHORE WIND GENERATION UNIT POWER PURCHASE AGREEMENT (FACILITY
1) BETWEEN VINEYARD WIND 1 LLC AND THE BENEFICIARY
WE HEREBY ISSUE IN YOUR FAVOR OUR IRREVOCABLE STANDBY LETTER OF
CREDIT NO: [    ] BY ORDER OF AND FOR THE ACCOUNT OF AVANGRID VINEYARD WIND, LLC, 1125 NW COUCH ST, STE 700, PORTLAND, OR 97209, FOR AN AMOUNT OR AMOUNTS NOT TO EXCEED IN THE AGGREGATE [ ] AND [ ]/100 UNITED STATES DOLLARS (USD $[ ]) (“ORIGINAL AMOUNT”) AVAILABLE BY YOUR DRAFT(S) AT SIGHT DRAWN ON CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK (“ISSUER”) LOCATED AT 1301 AVENUE OF THE AMERICAS, NEW YORK, NY 10019.
THIS LETTER OF CREDIT IS PRESENTABLE AND PAYABLE AT OUR COUNTERS AND WE HEREBY ENGAGE WITH YOU THAT DRAFTS DRAWN UNDER AND IN COMPLIANCE WITH THE TERMS AND CONDITIONS OF THIS LETTER OF CREDIT WILL BE DULY HONORED ON PRESENTATION WHEN ACCOMPANIED BY THE BELOW MENTIONED DOCUMENTS PURSUANT TO THE TERMS AND CONDITIONS OF THIS LETTER OF CREDIT.
1 NTD: To be 12 months after the date of issuance.

1.YOUR SIGHT DRAFT, IN THE FORM OF ANNEX 1 ATTACHED HERETO; AND
2.YOUR SIGNED AND DATED STATEMENT, IN THE FORM OF ANNEX 2 ATTACHED HERETO; AND
3.THIS ORIGINAL LETTER OF CREDIT AND ANY AMENDMENT(S). ADDITIONAL TERMS AND CONDITIONS:
1.THIS LETTER OF CREDIT IS EFFECTIVE FROM [     __, 20[ ]] AND SHALL
EXPIRE ON [    __,    ]2 AT OUR COUNTERS, PROVIDED THAT THIS
LETTER OF CREDIT SHALL BE DEEMED TO BE AUTOMATICALLY EXTENDED WITHOUT AMENDMENT FOR ONE (1) YEAR FROM THE CURRENT EXPIRY DATE HEREOF, OR ANY FUTURE EXPIRY DATE, UNLESS AT LEAST SIXTY (60) DAYS PRIOR TO THE EXPIRY DATE WE NOTIFY YOU BY REGISTERED MAIL RETURN RECEIPT REQUESTED OR COURIER THAT WE ELECT NOT TO CONSIDER THIS LETTER OF CREDIT EXTENDED FOR ANY SUCH ADDITIONAL PERIOD; PROVIDED, HOWEVER, THAT THE FINAL EXPIRATION DATE OF THIS
LETTER OF CREDIT WILL BE [    ]. UPON RECEIPT BY YOU OF SUCH NOTICE
AND IF A SUBSTITUTE LETTER OF CREDIT IN FORM, SUBSTANCE AND AMOUNT ACCEPTABLE TO YOU IS NOT PROVIDED TO YOU BY OR ON BEHALF OF THE APPLICANT AT LEAST THIRTY (30) DAYS PRIOR TO THE THEN CURRENT EXPIRY DATE IN EFFECT AT THE TIME OF NOTICE, THEN YOU MAY DRAW UNDER THIS LETTER OF CREDIT UP TO THE AVAILABLE AMOUNT.
2.THE AMOUNT AVAILABLE TO BE DRAWN HEREUNDER AT ANY TIME ("AVAILABLE AMOUNT") SHALL BE EQUAL TO THE ORIGINAL AMOUNT LESS THE AGGREGATE AMOUNT OF ANY PRIOR PAID UNREIMBURSED DRAWINGS HEREUNDER AT OUR COUNTERS.
3.ANY NUMBER OF PARTIAL DRAWINGS IS PERMITTED FROM TIME TO TIME UNDER THIS LETTER OF CREDIT.
4.ANY FAILURE TO MAKE PAYMENTS AGAINST PARTIAL DRAWINGS WILL NOT IMPAIR OR REDUCE THE AVAILABILITY OF THIS LETTER OF CREDIT IN ANY SUBSEQUENT PERIOD WITHIN THE EXPIRY DATE. WE WILL HONOR YOUR SUBSEQUENT DEMANDS FOR PAYMENT MADE IN STRICT ACCORDANCE WITH THE TERMS AND CONDITIONS OF THIS LETTER OF CREDIT INCLUDING PARTIAL DRAWINGS UP TO THE FULL AMOUNT OF THIS STANDBY LETTER OF CREDIT AMOUNT.
5.IN THE EVENT OF A FULL OR FINAL DRAWING, THE ORIGINAL STANDBY LETTER OF CREDIT MUST BE RETURNED TO US BY OVERNIGHT COURIER.
6.PRESENTATION OF ANY DRAWING MAY BE MADE BY HAND-DELIVERY, EXPRESS COURIER, OR CERTIFIED MAIL AT THE FOLLOWING ADDRESS:
2 NTD: To be 12 months after the date of issuance.

Credit Agricole Corporate and Investment Bank
1301 Avenue of the Americas
New York, NY 10019
PH: [(___) ___-_____]
ATTENTION: [    ]
7.DRAWINGS PRESENTED BY TELEFACSIMILE (“FAX”) TO FAX
NO.[    ] (EACH SUCH DRAWING, A “FAX DRAWING”) ARE ALSO ACCEPTABLE PROVIDED THAT SUCH FAX PRESENTATION IS MADE ON OR BEFORE THE EXPIRY DATE AND THE ORIGINAL DRAWING CERTIFICATES ARE SIMULTANEOUSLY FORWARDED BY OVERNIGHT COURIER SERVICE TO THE ABOVE ADDRESS, BUT THE FAILURE OF THE COURIER SERVICE TO TIMELY DELIVER SHALL NOT AFFECT THE EFFECTIVENESS OF THE FAX PRESENTATION. A FAX DRAWING WILL NOT BE EFFECTIVELY PRESENTED UNTIL YOU CONFIRM BY TELEPHONE OUR RECEIPT OF SUCH FAX DRAWING
BY CALLING US AT TELEPHONE NUMBER [    ].
8.IF A DRAWING IS MADE BY YOU HEREUNDER AT OR BEFORE 11:00 A.M., NEW YORK TIME, ON A BUSINESS DAY (AS HEREINAFTER DEFINED) IN CONFORMANCE WITH THE TERMS AND CONDITIONS OF THIS LETTER OF CREDIT, PAYMENT SHALL BE MADE TO YOU IN IMMEDIATELY AVAILABLE FUNDS AT OR BEFORE 4:00 P.M., NEW YORK TIME, ON THE SECOND DAY AFTER RECEIPT. IF A DRAWING IS MADE BY YOU HEREUNDER AFTER 11:00 A.M., NEW YORK TIME, ON A BUSINESS DAY IN CONFORMANCE WITH THE TERMS AND CONDITIONS OF THIS LETTER OF CREDIT, PAYMENT SHALL BE MADE TO YOU IN IMMEDIATELY AVAILABLE FUNDS AT OR BEFORE 3:00 P.M., NEW YORK TIME, ON THE THIRD BUSINESS DAY THEREAFTER.
9.THE TERM “BUSINESS DAY” AS USED HEREIN MEANS ANY DAY OTHER THAN (I) A SATURDAY, (II) A SUNDAY, OR (III) A DAY ON WHICH BANKING INSTITUTIONS LOCATED IN THE CITY OF NEW YORK, NEW YORK ARE REQUIRED OR AUTHORIZED BY LAW TO BE CLOSED.
10.THIS LETTER OF CREDIT MAY BE TERMINATED UPON BENEFICIARY’S RECEIPT OF FULL PAYMENT FROM THE APPLICANT AND ISSUER’S RECEIPT OF A WRITTEN RELEASE FROM THE BENEFICIARY RELEASING THE ISSUER FROM ITS OBLIGATIONS UNDER THIS LETTER OF CREDIT.
11.APPLICANT'S FILING OF A BANKRUPTCY, RECEIVERSHIP OR OTHER DEBTOR-RELIEF PETITION, AND/OR APPLICANT'S DISCHARGE THEREUNDER, SHALL IN NO WAY AFFECT THE LIABILITY OF THE ISSUER UNDER THIS LETTER OF CREDIT AND, AS A RESULT, THE ISSUER SHALL ALWAYS REMAIN LIABLE TO THE BENEFICIARY FOR THE FULL AMOUNT OF THIS LETTER OF CREDIT, NOTWITHSTANDING SAID BANKRUPTCY, RECEIVERSHIP, PETITION OR DISCHARGE - NOT TO EXCEED THE AVAILABLE AMOUNT OF THIS LETTER OF CREDIT, AND SUBJECT TO THE OTHER TERMS AND CONDITIONS OF THIS LETTER OF CREDIT.
12.ALL COMMISSIONS AND OTHER BANKING CHARGES WITH RESPECT TO THIS LETTER OF CREDIT WILL BE BORNE BY THE APPLICANT.

13.THIS LETTER OF CREDIT MAY NOT BE AMENDED, CHANGED OR MODIFIED WITHOUT THE EXPRESS WRITTEN CONSENT OF THE BENEFICIARY AND THE ISSUER.
14.THIS LETTER OF CREDIT MAY NOT BE TRANSFERRED OR ASSIGNED.
15.THIS LETTER OF CREDIT IS IRREVOCABLE.
16.THE BENEFICIARY SHALL NOT BE DEEMED TO HAVE WAIVED ANY RIGHTS UNDER THIS LETTER OF CREDIT, UNLESS THE BENEFICIARY OR AN AUTHORIZED AGENT OF THE BENEFICIARY SHALL HAVE SIGNED A DATED WRITTEN WAIVER. NO SUCH WAIVER, UNLESS EXPRESSLY SO STATED THEREIN, SHALL BE EFFECTIVE AS TO ANY TRANSACTION THAT OCCURS SUBSEQUENT TO THE DATE OF THE WAIVER, NOR AS TO ANY CONTINUANCE OF A BREACH AFTER THE WAIVER.
17.NOTWITHSTANDING ANY PROVISION OF THIS LETTER OF CREDIT TO THE CONTRARY, SHOULD THIS LETTER OF CREDIT EXPIRE OR TERMINATE ON A DATE THAT THE ISSUER'S LOCATION IS CLOSED DUE TO AN INTERRUPTION OF THE ISSUER'S BUSINESS CAUSED BY AN ACT OF GOD, WEATHER-RELATED EVENT, RIOT, CIVIL COMMOTION, INSURRECTION, ACT OF TERRORISM, WAR, DECLARED OR UNDECLARED, OR ANY CAUSE BEYOND THE ISSUER'S CONTROL, THEN THE TERMS OF THIS LETTER OF CREDIT WILL AUTOMATICALLY BE EXTENDED FOR AN ADDITIONAL PERIOD EQUAL TO THE LENGTH OF THE INTERRUPTION OF THE ISSUER'S BUSINESS, WHICH ADDITIONAL PERIOD SHALL NOT BE LESS THAN TEN (10) BUSINESS DAYS OR IN ANY EVENT LONGER THAN THIRTY (30) CALENDAR DAYS, FOLLOWING THE DAY ON WHICH THE ISSUER RESUMES ITS BUSINESS AFTER THE CAUSE OF SUCH INTERRUPTION HAS BEEN REMOVED OR ELIMINATED, AND, AS A RESULT, ANY DRAWING ON THIS LETTER OF CREDIT WHICH COULD PROPERLY HAVE BEEN MADE, BUT FOR SUCH INTERRUPTION, SHALL BE PERMITTED DURING SUCH EXTENDED PERIOD.
18.THIS LETTER OF CREDIT IS SUBJECT TO THE INTERNATIONAL STANDBY PRACTICES (1998) OF THE INTERNATIONAL CHAMBER OF COMMERCE PUBLICATION NO. 590 (“ISP98”) OR SUCH LATER REVISION (S) OF THE INTERNATIONAL STANDBY PRACTICES AS MAY BE HEREAFTER ADOPTED. AS TO MATTERS NOT GOVERNED BY ISP98, THIS LETTER OF CREDIT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, INCLUDING, TO THE EXTENT NOT INCONSISTENT WITH ISP98, THE UNIFORM COMMERCIAL CODE AS IN EFFECT IN THE STATE OF NEW YORK.
19.SHOULD BENEFICIARY REQUIRE A REPLACEMENT OF THIS LETTER OF CREDIT DUE TO LOSS OR DESTRUCTION OF THE ORIGINAL, WE WILL PROVIDE DUPLICATE ORIGINAL REPLACEMENT UPON WRITTEN REQUEST FROM THE BENEFICIARY ON THEIR ORIGINAL LETTERHEAD, WITH AN ORIGINAL SIGNATURE STATING THE ORIGINAL LETTER OF CREDIT HAS BEEN LOST WHEN ACCOMPANIED BY A COPY OF THE ORIGINAL AND AN INDEMNIFICATION LETTER EXECUTED BY THE BENEFICIARY IN A FORM

THAT IS REASONABLY ACCEPTABLE TO THE BENEFICIARY AND THE BANK.
20. PLEASE DIRECT ANY WRITTEN CORRESPONDENCE, INCLUDING DRAWING OR INQUIRIES TO:
Credit Agricole Corporate and Investment Bank
1301 Avenue of the Americas
New York, NY 10019
PH: [(___) ___-_____]
ATTENTION:
AUTHORIZED SIGNATURE:
TITLE:

ANNEX 1 TO LETTER OF CREDIT - FORM OF SIGHT DRAFT
SIGHT DRAFT
[DATE]
To:    Credit Agricole Corporate and Investment Bank
1301 Avenue of the Americas
New York, NY 10019
Attention: Letter of Credit Department
Re:    Irrevocable Letter of Credit No. [ ########## ]
Pay to the order of: [ ES/Beneficiary Entity] (the “Beneficiary”)
[ Amount ] and [##]/100 (UNITED STATES DOLLARS (USD [#####.##]) at sight.
By wire transfer in same day funds to
[Bank Name], ABA Routing No. [#########],
Account No. [ ####### ].
NSTAR ELECTRIC COMPANY D/B/A EVERSOURCE ENERGY
By:
Name:
Title:
Date:

ANNEX 2 TO LETTER OF CREDIT
DRAWING UNDER LETTER OF CREDIT NO.
DATE:
TO:    Credit Agricole Corporate and Investment Bank
1301 Avenue of the Americas
New York, NY 10019
ATTENTION: STANDBY LETTER OF CREDIT UNIT
LADIES AND GENTLEMEN:
THE UNDERSIGNED HEREBY DRAWS ON THIS LETTER OF CREDIT BECAUSE OF ONE OR MORE OF THE FOLLOWING REASONS:
(A)THE AMOUNT FOR THIS DRAWING, USD [INSERT AMOUNT], BEING MADE UNDER THE CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK (“ISSUER”) LETTER OF CREDIT NUMBER [INSERT LETTER OF CREDIT REFERENCE NUMBER], REPRESENTS AN AMOUNT DUE AND PAYABLE TO BENEFICIARY FROM VINEYARD WIND 1 LLC UNDER AND/OR IN CONNECTION WITH THE Offshore Wind Generation Unit Power Purchase Agreement (Facility 1) between Vineyard Wind 1 LLC and NSTAR Electric Company d/b/a Eversource Energy, OR
(B)THE AMOUNT FOR THIS DRAWING, USD [INSERT AMOUNT], IS BEING MADE UNDER THE CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK (“ISSUER”) LETTER OF CREDIT NUMBER [INSERT LETTER OF CREDIT REFERENCE NUMBER] BECAUSE THE ISSUER HAS NOTIFIED THE BENEFICIARY THAT (I) IT HAS ELECTED NOT TO CONSIDER THIS LETTER OF CREDIT RENEWED, (II) NO SUBSTITUTE LETTER OF CREDIT IN FORM, SUBSTANCE AND AMOUNT ACCEPTABLE TO BENEFICIARY HAS BEEN PROVIDED BY VINEYARD WIND 1 LLC, AND (III) THE CURRENT EXPIRY DATE OF THIS LETTER OF CREDIT IS WITHIN THIRTY (30) DAYS.
VERY TRULY YOURS,
[Beneficiary Entity]
BY:
NAME:
TITLE:
DATE:

Form of Letter of Credit
IRREVOCABLE STANDBY LETTER OF CREDIT NO.
ISSUE DATE:
APPLICANT
AVANGRID VINEYARD WIND, LLC
1125 NW COUCH ST, STE 700
PORTLAND, OR 97209
ATTENTION: GENERAL COUNSEL
BENEFICIARY
NSTAR ELECTRIC COMPANY D/B/A EVERSOURCE ENERGY
C/O EVERSOURCE ENERGY SERVICE COMPANY
TREASURY DEPARTMENT
107 SELDEN STREET
BERLIN, CT 06037
ATTENTION: MR. AARON J. CULLEN, MANAGER MIDDLE OFFICE & CREDIT EXPIRY DATE AND TIME: [INSERT DATE & BANK BRANCH CLOSING TIME]1
CURRENCY    AMOUNT
USD    $[____]
ASSOCIATED AGREEMENT
OFFSHORE WIND GENERATION UNIT POWER PURCHASE AGREEMENT (FACILITY
2) BETWEEN VINEYARD WIND 1 LLC AND THE BENEFICIARY
WE HEREBY ISSUE IN YOUR FAVOR OUR IRREVOCABLE STANDBY LETTER OF
CREDIT NO: [    ] BY ORDER OF AND FOR THE ACCOUNT OF AVANGRID
VINEYARD WIND, LLC, 1125 NW COUCH ST, STE 700, PORTLAND, OR 97209, FOR AN AMOUNT OR AMOUNTS NOT TO EXCEED IN THE AGGREGATE [ ] AND [ ]/100
UNITED STATES DOLLARS (USD $[    ]) (“ORIGINAL AMOUNT”) AVAILABLE BY
YOUR DRAFT(S) AT SIGHT DRAWN ON CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK (“ISSUER”) LOCATED AT 1301 AVENUE OF THE AMERICAS, NEW YORK, NY 10019.
THIS LETTER OF CREDIT IS PRESENTABLE AND PAYABLE AT OUR COUNTERS AND WE HEREBY ENGAGE WITH YOU THAT DRAFTS DRAWN UNDER AND IN COMPLIANCE WITH THE TERMS AND CONDITIONS OF THIS LETTER OF CREDIT WILL BE DULY HONORED ON PRESENTATION WHEN ACCOMPANIED BY THE BELOW MENTIONED DOCUMENTS PURSUANT TO THE TERMS AND CONDITIONS OF THIS LETTER OF CREDIT.
1 NTD: To be 12 months after the date of issuance.

1.YOUR SIGHT DRAFT, IN THE FORM OF ANNEX 1 ATTACHED HERETO; AND
2.YOUR SIGNED AND DATED STATEMENT, IN THE FORM OF ANNEX 2 ATTACHED HERETO; AND
3.THIS ORIGINAL LETTER OF CREDIT AND ANY AMENDMENT(S). ADDITIONAL TERMS AND CONDITIONS:
1.THIS LETTER OF CREDIT IS EFFECTIVE FROM [     __, 20[ ]] AND SHALL
EXPIRE ON [    __,    ]2 AT OUR COUNTERS, PROVIDED THAT THIS
LETTER OF CREDIT SHALL BE DEEMED TO BE AUTOMATICALLY EXTENDED WITHOUT AMENDMENT FOR ONE (1) YEAR FROM THE CURRENT EXPIRY DATE HEREOF, OR ANY FUTURE EXPIRY DATE, UNLESS AT LEAST SIXTY (60) DAYS PRIOR TO THE EXPIRY DATE WE NOTIFY YOU BY REGISTERED MAIL RETURN RECEIPT REQUESTED OR COURIER THAT WE ELECT NOT TO CONSIDER THIS LETTER OF CREDIT EXTENDED FOR ANY SUCH ADDITIONAL PERIOD; PROVIDED, HOWEVER, THAT THE FINAL EXPIRATION DATE OF THIS LETTER OF CREDIT WILL BE [ ]. UPON RECEIPT BY YOU OF SUCH NOTICE AND IF A SUBSTITUTE LETTER OF CREDIT IN FORM, SUBSTANCE AND AMOUNT ACCEPTABLE TO YOU IS NOT PROVIDED TO YOU BY OR ON BEHALF OF THE APPLICANT AT LEAST THIRTY (30) DAYS PRIOR TO THE THEN CURRENT EXPIRY DATE IN EFFECT AT THE TIME OF NOTICE, THEN YOU MAY DRAW UNDER THIS LETTER OF CREDIT UP TO THE AVAILABLE AMOUNT.
2.THE AMOUNT AVAILABLE TO BE DRAWN HEREUNDER AT ANY TIME ("AVAILABLE AMOUNT") SHALL BE EQUAL TO THE ORIGINAL AMOUNT LESS THE AGGREGATE AMOUNT OF ANY PRIOR PAID UNREIMBURSED DRAWINGS HEREUNDER AT OUR COUNTERS.
3.ANY NUMBER OF PARTIAL DRAWINGS IS PERMITTED FROM TIME TO TIME UNDER THIS LETTER OF CREDIT.
4.ANY FAILURE TO MAKE PAYMENTS AGAINST PARTIAL DRAWINGS WILL NOT IMPAIR OR REDUCE THE AVAILABILITY OF THIS LETTER OF CREDIT IN ANY SUBSEQUENT PERIOD WITHIN THE EXPIRY DATE. WE WILL HONOR YOUR SUBSEQUENT DEMANDS FOR PAYMENT MADE IN STRICT ACCORDANCE WITH THE TERMS AND CONDITIONS OF THIS LETTER OF CREDIT INCLUDING PARTIAL DRAWINGS UP TO THE FULL AMOUNT OF THIS STANDBY LETTER OF CREDIT AMOUNT.
5.IN THE EVENT OF A FULL OR FINAL DRAWING, THE ORIGINAL STANDBY LETTER OF CREDIT MUST BE RETURNED TO US BY OVERNIGHT COURIER.
6.PRESENTATION OF ANY DRAWING MAY BE MADE BY HAND-DELIVERY, EXPRESS COURIER, OR CERTIFIED MAIL AT THE FOLLOWING ADDRESS:
2 NTD: To be 12 months after the date of issuance.

Credit Agricole Corporate and Investment Bank
1301 Avenue of the Americas
New York, NY 10019
PH: [(___) ___-_____]
ATTENTION: [    ]
7.DRAWINGS PRESENTED BY TELEFACSIMILE (“FAX”) TO FAX
NO.[    ] (EACH SUCH DRAWING, A “FAX DRAWING”) ARE ALSO ACCEPTABLE PROVIDED THAT SUCH FAX PRESENTATION IS MADE ON OR BEFORE THE EXPIRY DATE AND THE ORIGINAL DRAWING CERTIFICATES ARE SIMULTANEOUSLY FORWARDED BY OVERNIGHT COURIER SERVICE TO THE ABOVE ADDRESS, BUT THE FAILURE OF THE COURIER SERVICE TO TIMELY DELIVER SHALL NOT AFFECT THE EFFECTIVENESS OF THE FAX PRESENTATION. A FAX DRAWING WILL NOT BE EFFECTIVELY PRESENTED UNTIL YOU CONFIRM BY TELEPHONE OUR RECEIPT OF SUCH FAX DRAWING
BY CALLING US AT TELEPHONE NUMBER [    ].
8.IF A DRAWING IS MADE BY YOU HEREUNDER AT OR BEFORE 11:00 A.M., NEW YORK TIME, ON A BUSINESS DAY (AS HEREINAFTER DEFINED) IN CONFORMANCE WITH THE TERMS AND CONDITIONS OF THIS LETTER OF CREDIT, PAYMENT SHALL BE MADE TO YOU IN IMMEDIATELY AVAILABLE FUNDS AT OR BEFORE 4:00 P.M., NEW YORK TIME, ON THE SECOND DAY AFTER RECEIPT. IF A DRAWING IS MADE BY YOU HEREUNDER AFTER 11:00 A.M., NEW YORK TIME, ON A BUSINESS DAY IN CONFORMANCE WITH THE TERMS AND CONDITIONS OF THIS LETTER OF CREDIT, PAYMENT SHALL BE MADE TO YOU IN IMMEDIATELY AVAILABLE FUNDS AT OR BEFORE 3:00 P.M., NEW YORK TIME, ON THE THIRD BUSINESS DAY THEREAFTER.
9.THE TERM “BUSINESS DAY” AS USED HEREIN MEANS ANY DAY OTHER THAN (I) A SATURDAY, (II) A SUNDAY, OR (III) A DAY ON WHICH BANKING INSTITUTIONS LOCATED IN THE CITY OF NEW YORK, NEW YORK ARE REQUIRED OR AUTHORIZED BY LAW TO BE CLOSED.
10.THIS LETTER OF CREDIT MAY BE TERMINATED UPON BENEFICIARY’S RECEIPT OF FULL PAYMENT FROM THE APPLICANT AND ISSUER’S RECEIPT OF A WRITTEN RELEASE FROM THE BENEFICIARY RELEASING THE ISSUER FROM ITS OBLIGATIONS UNDER THIS LETTER OF CREDIT.
11.APPLICANT'S FILING OF A BANKRUPTCY, RECEIVERSHIP OR OTHER DEBTOR-RELIEF PETITION, AND/OR APPLICANT'S DISCHARGE THEREUNDER, SHALL IN NO WAY AFFECT THE LIABILITY OF THE ISSUER UNDER THIS LETTER OF CREDIT AND, AS A RESULT, THE ISSUER SHALL ALWAYS REMAIN LIABLE TO THE BENEFICIARY FOR THE FULL AMOUNT OF THIS LETTER OF CREDIT, NOTWITHSTANDING SAID BANKRUPTCY, RECEIVERSHIP, PETITION OR DISCHARGE - NOT TO EXCEED THE AVAILABLE AMOUNT OF THIS LETTER OF CREDIT, AND SUBJECT TO THE OTHER TERMS AND CONDITIONS OF THIS LETTER OF CREDIT.
12.ALL COMMISSIONS AND OTHER BANKING CHARGES WITH RESPECT TO THIS LETTER OF CREDIT WILL BE BORNE BY THE APPLICANT.

13.THIS LETTER OF CREDIT MAY NOT BE AMENDED, CHANGED OR MODIFIED WITHOUT THE EXPRESS WRITTEN CONSENT OF THE BENEFICIARY AND THE ISSUER.
14.THIS LETTER OF CREDIT MAY NOT BE TRANSFERRED OR ASSIGNED.
15.THIS LETTER OF CREDIT IS IRREVOCABLE.
16.THE BENEFICIARY SHALL NOT BE DEEMED TO HAVE WAIVED ANY RIGHTS UNDER THIS LETTER OF CREDIT, UNLESS THE BENEFICIARY OR AN AUTHORIZED AGENT OF THE BENEFICIARY SHALL HAVE SIGNED A DATED WRITTEN WAIVER. NO SUCH WAIVER, UNLESS EXPRESSLY SO STATED THEREIN, SHALL BE EFFECTIVE AS TO ANY TRANSACTION THAT OCCURS SUBSEQUENT TO THE DATE OF THE WAIVER, NOR AS TO ANY CONTINUANCE OF A BREACH AFTER THE WAIVER.
17.NOTWITHSTANDING ANY PROVISION OF THIS LETTER OF CREDIT TO THE CONTRARY, SHOULD THIS LETTER OF CREDIT EXPIRE OR TERMINATE ON A DATE THAT THE ISSUER'S LOCATION IS CLOSED DUE TO AN INTERRUPTION OF THE ISSUER'S BUSINESS CAUSED BY AN ACT OF GOD, WEATHER-RELATED EVENT, RIOT, CIVIL COMMOTION, INSURRECTION, ACT OF TERRORISM, WAR, DECLARED OR UNDECLARED, OR ANY CAUSE BEYOND THE ISSUER'S CONTROL, THEN THE TERMS OF THIS LETTER OF CREDIT WILL AUTOMATICALLY BE EXTENDED FOR AN ADDITIONAL PERIOD EQUAL TO THE LENGTH OF THE INTERRUPTION OF THE ISSUER'S BUSINESS, WHICH ADDITIONAL PERIOD SHALL NOT BE LESS THAN TEN (10) BUSINESS DAYS OR IN ANY EVENT LONGER THAN THIRTY (30) CALENDAR DAYS, FOLLOWING THE DAY ON WHICH THE ISSUER RESUMES ITS BUSINESS AFTER THE CAUSE OF SUCH INTERRUPTION HAS BEEN REMOVED OR ELIMINATED, AND, AS A RESULT, ANY DRAWING ON THIS LETTER OF CREDIT WHICH COULD PROPERLY HAVE BEEN MADE, BUT FOR SUCH INTERRUPTION, SHALL BE PERMITTED DURING SUCH EXTENDED PERIOD.
18.THIS LETTER OF CREDIT IS SUBJECT TO THE INTERNATIONAL STANDBY PRACTICES (1998) OF THE INTERNATIONAL CHAMBER OF COMMERCE PUBLICATION NO. 590 (“ISP98”) OR SUCH LATER REVISION (S) OF THE INTERNATIONAL STANDBY PRACTICES AS MAY BE HEREAFTER ADOPTED. AS TO MATTERS NOT GOVERNED BY ISP98, THIS LETTER OF CREDIT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, INCLUDING, TO THE EXTENT NOT INCONSISTENT WITH ISP98, THE UNIFORM COMMERCIAL CODE AS IN EFFECT IN THE STATE OF NEW YORK.
19.SHOULD BENEFICIARY REQUIRE A REPLACEMENT OF THIS LETTER OF CREDIT DUE TO LOSS OR DESTRUCTION OF THE ORIGINAL, WE WILL PROVIDE DUPLICATE ORIGINAL REPLACEMENT UPON WRITTEN REQUEST FROM THE BENEFICIARY ON THEIR ORIGINAL LETTERHEAD, WITH AN ORIGINAL SIGNATURE STATING THE ORIGINAL LETTER OF CREDIT HAS BEEN LOST WHEN ACCOMPANIED BY A COPY OF THE ORIGINAL AND AN INDEMNIFICATION LETTER EXECUTED BY THE BENEFICIARY IN A FORM

THAT IS REASONABLY ACCEPTABLE TO THE BENEFICIARY AND THE BANK.
20. PLEASE DIRECT ANY WRITTEN CORRESPONDENCE, INCLUDING DRAWING OR INQUIRIES TO:
Credit Agricole Corporate and Investment Bank
1301 Avenue of the Americas
New York, NY 10019
PH: [(___) ___-_____]
ATTENTION:
AUTHORIZED SIGNATURE:
TITLE:

ANNEX 1 TO LETTER OF CREDIT - FORM OF SIGHT DRAFT
SIGHT DRAFT
[DATE]
To:    Credit Agricole Corporate and Investment Bank
1301 Avenue of the Americas
New York, NY 10019
Attention: Letter of Credit Department
Re:    Irrevocable Letter of Credit No. [ ########## ]
Pay to the order of: [ ES/Beneficiary Entity] (the “Beneficiary”)
[ Amount ] and [##]/100 (UNITED STATES DOLLARS (USD [#####.##]) at sight.
By wire transfer in same day funds to
[Bank Name], ABA Routing No. [#########],
Account No. [ ####### ].
NSTAR ELECTRIC COMPANY D/B/A EVERSOURCE ENERGY
By:
Name:
Title:
Date:

ANNEX 2 TO LETTER OF CREDIT
DRAWING UNDER LETTER OF CREDIT NO.
DATE:
TO:    Credit Agricole Corporate and Investment Bank
1301 Avenue of the Americas
New York, NY 10019
ATTENTION: STANDBY LETTER OF CREDIT UNIT
LADIES AND GENTLEMEN:
THE UNDERSIGNED HEREBY DRAWS ON THIS LETTER OF CREDIT BECAUSE OF ONE OR MORE OF THE FOLLOWING REASONS:
(A)THE AMOUNT FOR THIS DRAWING, USD [INSERT AMOUNT], BEING MADE UNDER THE CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK (“ISSUER”) LETTER OF CREDIT NUMBER [INSERT LETTER OF CREDIT REFERENCE NUMBER], REPRESENTS AN AMOUNT DUE AND PAYABLE TO BENEFICIARY FROM VINEYARD WIND 1 LLC UNDER AND/OR IN CONNECTION WITH THE Offshore Wind Generation Unit Power Purchase Agreement (Facility 2) between Vineyard Wind 1 LLC and NSTAR Electric Company d/b/a Eversource Energy, OR
(B)THE AMOUNT FOR THIS DRAWING, USD [INSERT AMOUNT], IS BEING MADE UNDER THE CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK (“ISSUER”) LETTER OF CREDIT NUMBER [INSERT LETTER OF CREDIT REFERENCE NUMBER] BECAUSE THE ISSUER HAS NOTIFIED THE BENEFICIARY THAT (I) IT HAS ELECTED NOT TO CONSIDER THIS LETTER OF CREDIT RENEWED, (II) NO SUBSTITUTE LETTER OF CREDIT IN FORM, SUBSTANCE AND AMOUNT ACCEPTABLE TO BENEFICIARY HAS BEEN PROVIDED BY VINEYARD WIND 1 LLC, AND (III) THE CURRENT EXPIRY DATE OF THIS LETTER OF CREDIT IS WITHIN THIRTY (30) DAYS.
VERY TRULY YOURS,
[Beneficiary Entity]
BY:
NAME:
TITLE:
DATE:

LETTER OF CREDIT
BNP PARIBAS
TRADE FINANCE SERVICES
787 SEVENTH AVENUE
NEW YORK, NY 10019
, 20[__]
Irrevocable Standby Letter of Credit No.
Beneficiary:
Massachusetts Electric Company and Nantucket Electric Company d/b/a National Grid
100 East Old Country Road
Energy Procurement, 2nd Floor, Hicksville, NY 11801
Attn: Long-Term Clean Energy Supply
Applicant:
Avangrid Vineyard Wind, LLC
1125 NW Couch St, Ste 700
Portland, OR 97209
Attention: General Counsel
Dear Madam or Sir:
We hereby establish for the account of Avangrid Vineyard Wind, LLC (the “Account Party”), our
irrevocable standby letter of credit in your favor for an amount of USD [    ] (
    Dollars United States currency) (the “Available Amount”). Account Party has advised us that this letter of credit is issued in connection the Offshore Wind Generation Unit Power Purchase Agreement (Facility 1) between Massachusetts Electric Company and Nantucket Electric Company d/b/a National Grid and Vineyard Wind 1 LLC (as may be amended, supplemented or otherwise modified). This letter of credit shall (i) become effective immediately
for the term of one (1) year and shall expire on    , 20[ ] (the “Expiration Date”), and
(ii) is subject to the following:
1.    Funds under this Letter of Credit shall be made available to Beneficiary against its draft drawn on us in the form of Annex 1 hereto, accompanied by (a) a letter in the form of Annex 2 hereto, appropriately completed and signed by an authorized representative of the Beneficiary, dated the date of presentation and (b) the original of the Letter of Credit and all amendments (or photocopy of the original for partial drawings) and presented at our office located at BNP PARIBAS C/O BNP PARIBAS RCC, INC., NEWPORT TOWER- SUITE 188, 525 WASHINGTON BOULEVARD, JERSEY CITY, NJ 07310, attention: Trade Finance Services (or at any other office which may be designated by us by written notice delivered to you). Drawings under this Letter of Credit also may be presented by Beneficiary by means of facsimile. Drawings presented by facsimile shall be addressed to BNP PARIBAS C/O BNP PARIBAS RCC, INC., NEWPORT TOWER- SUITE 188, 525 WASHINGTON BOULEVARD, JERSEY CITY, NJ 07310 Attention: Trade Finance Services, and transmitted to Fax No: (973) 988-4471. In the event of a presentation by fax, the original documents should not also be presented. YOU MUST PROVIDE TELEPHONE NOTIFICATION THEREOF TO BNP PARIBAS (PHONE NO. 201-850-4680 OR 201-850-6486) PRIOR TO OR SIMULTANEOUSLY WITH THE SENDING OF SUCH FAX TRANSMISSION . A presentation under this Letter of Credit may be made only on a day, and during hours, in which such office is open for business (a “Business Day”). If we receive your presentation at such office on any Business Day, all in strict conformity with the terms and conditions of this Letter of Credit, we will honor the same by making payment in accordance with your payment instructions on or before the second succeeding Business Day after such presentation. Partial and multiple drawing of funds shall be permitted under this Letter of Credit, and this Letter of Credit shall remain in full force and effect with respect to any continuing balance; provided that the Available Amount shall be reduced by the amount of each such drawing.
2.This Letter of Credit shall terminate upon the earliest to occur of (i) our receipt of a notice in the form of Annex 3 hereto signed by an authorized representative of Beneficiary, accompanied by this Letter of Credit for cancellation, (ii) our close of business at our aforesaid office on the Expiration Date, or if the Expiration Date is not a Business Day, then on the next Business Day. This Letter of Credit shall be surrendered to us by you upon the earlier of presentation or expiration.
3.It is a condition of this Letter of Credit that it shall be deemed to be automatically extended without amendment for additional one-year periods, unless at least sixty (60) days prior to the Expiration Date we send you notice in writing by registered mail, return receipt requested or courier service at the above address that we hereby elect not to consider this Letter of Credit extended for such additional period; provided, however, that the final expiration date of this Letter
of Credit will be [    ] (the “Final Expiration Date”).
4.This Letter of Credit shall be governed by, and construed in accordance with, the terms of the International Standby Practices, ISP 98, International Chamber of Commerce Publication No. 590 (the “ISP”), to the extent that such terms are not inconsistent with this Letter of Credit. As to matters not governed by the ISP, this Letter of Credit shall be governed by, and construed in accordance with, the laws of the State of New York, including, without limitation, the Uniform Commercial Code as in effect in the State of New York.
5.This Letter of Credit sets forth in full our undertaking, and such undertaking shall not in any way be modified, amended, amplified or limited by reference to any document, instrument or agreement referred to herein, except for Annexes 1, 2 and 3 hereto and the notices referred to herein; and any such reference shall not be deemed to incorporate herein by reference any document, instrument or agreement except as otherwise provided in this paragraph 5.
6.    Communications with respect to this Letter of Credit shall be in writing and shall be addressed to us at the address referred to in paragraph 1 above, and shall specifically refer to this Letter of Credit no. _____.
CERTAIN ADMINISTRATIVE SERVICES FOR BNP PARIBAS MAY BE PROVIDED BY BNP PARIBAS RCC, INC., BNP PARIBAS, THROUGH ITS CANADA BRANCH, OR ANY DIRECT OR INDIRECT MAJORITY OWNED SUBSIDIARY OF BNP PARIBAS.
Very truly yours,
BNP PARIBAS
BY: BNP PARIBAS RCC, INC., AS AUTHORIZED AGENT
AUTHORIZED SIGNATURE

ANNEX 1
TO LETTER OF CREDIT NO.
Draft under Letter of Credit No.
[ Month, Day , Year ]
On [second business day next succeeding date of presentation]
Pay to [Beneficiary]    U.S. $    [not to exceed the Available Amount]
[Address 1]
[Address 2]
[insert any wire instructions]
For value received and charge to account of BNP Paribas Letter of Credit No.    .
Beneficiary:
By:
Title:

ANNEX 2
TO LETTER OF CREDIT NO.
To: BNP PARIBAS
C/O BNP PARIBAS RCC, INC.
NEWPORT TOWER- SUITE 188
525 WASHINGTON BOULEVARD
JERSEY CITY, NJ 07310
ATTN: TRADE FINANCE SERVICES
Drawing under Letter of Credit No.
The undersigned, a duly authorized representative of Massachusetts Electric Company and
Nantucket Electric Company d/b/a National Grid located in    , (“Beneficiary”),
hereby states on behalf of Beneficiary with reference to irrevocable standby Letter of Credit No.
    (the “Letter of Credit”) issued for the account of Avangrid Vineyard Wind, LLC that:
1)Vineyard Wind 1 LLC has failed to perform pursuant to that certain Offshore Wind Generation Unit Power Purchase Agreement (Facility 1) between Massachusetts Electric Company and Nantucket Electric Company d/b/a National Grid and Vineyard Wind 1 LLC,
and as a result, the Beneficiary is entitled to payment of an amount equal to     Dollars ($ ) from this Letter of Credit;]
--or--
[(i) Beneficiary has received notice from the Issuing Bank pursuant to Section 3 of the Letter of Credit, and (ii) the Letter of Credit will expire in fewer than thirty (30) Days from the date hereof. As such, as of the date hereof Beneficiary is entitled to draw under the Letter of Credit as specified in the accompanying sight draft.]
2)by presenting this letter and the accompanying sight draft, Beneficiary is requesting that
payment in the amount of $    , as specified on said draft, be made under the
Letter of Credit by wire transfer or deposit of funds into the account specified on said draft;
3)the amount specified on the sight draft accompanying this certificate does not exceed the Available Amount to which Beneficiary is entitled to draft under said Offshore Wind Generation Unit Power Purchase Agreement (Facility 1) as of the date hereof.
In witness whereof, Beneficiary has caused this letter to be duly executed and delivered by their duly authorized representative as of the date and year written below.
Date:
By:
Title:

ANNEX 3
TO LETTER OF CREDIT NO.
To: BNP PARIBAS
C/O BNP PARIBAS RCC, INC.
NEWPORT TOWER- SUITE 188
525 WASHINGTON BOULEVARD
JERSEY CITY, NJ 07310
ATTN: TRADE FINANCE SERVICES
Notice of surrender of Letter of Credit No.
Date:
Re: Letter of Credit No.    issued for the account of Avangrid Vineyard Wind, LLC
Ladies and Gentlemen:
We refer to your above-mentioned irrevocable standby Letter of Credit (the “Letter of Credit”). The undersigned hereby surrenders the Letter of Credit to you for cancellation as of the date hereof. No payment is demanded of you under this Letter of Credit in connection with this surrender.
Very truly yours,
Beneficiary:
By:
Title:

LETTER OF CREDIT
BNP PARIBAS
TRADE FINANCE SERVICES
787 SEVENTH AVENUE
NEW YORK, NY 10019
, 20[__]
Irrevocable Standby Letter of Credit No.
Beneficiary:
Massachusetts Electric Company and Nantucket Electric Company d/b/a National Grid
100 East Old Country Road
Energy Procurement, 2nd Floor, Hicksville, NY 11801
Attn: Long-Term Clean Energy Supply
Applicant:
Avangrid Vineyard Wind, LLC
1125 NW Couch St, Ste 700
Portland, OR 97209
Attention: General Counsel
Dear Madam or Sir:
We hereby establish for the account of Avangrid Vineyard Wind, LLC (the “Account Party”), our irrevocable standby letter of credit in your favor for an amount of USD [    ] (    Dollars United States currency) (the “Available Amount”). Account Party has advised us that this letter of credit is issued in connection the Offshore Wind Generation Unit Power Purchase Agreement (Facility 2) between Massachusetts Electric Company and Nantucket Electric Company d/b/a National Grid and Vineyard Wind 1 LLC (as may be amended, supplemented or otherwise modified). This letter of credit shall (i) become effective immediately for the term of one (1) year and shall expire on    , 20[ ] (the “Expiration Date”), and (ii) is subject to the following:
1.    Funds under this Letter of Credit shall be made available to Beneficiary against its draft drawn on us in the form of Annex 1 hereto, accompanied by (a) a letter in the form of Annex 2 hereto, appropriately completed and signed by an authorized representative of the Beneficiary, dated the date of presentation and (b) the original of the Letter of Credit and all amendments (or photocopy of the original for partial drawings) and presented at our office located at BNP PARIBAS C/O BNP PARIBAS RCC, INC., NEWPORT TOWER- SUITE 188, 525 WASHINGTON

BOULEVARD, JERSEY CITY, NJ 07310, attention: Trade Finance Services (or at any other office which may be designated by us by written notice delivered to you). Drawings under this Letter of Credit also may be presented by Beneficiary by means of facsimile. Drawings presented by facsimile shall be addressed to BNP PARIBAS C/O BNP PARIBAS RCC, INC., NEWPORT TOWER- SUITE 188, 525 WASHINGTON BOULEVARD, JERSEY CITY, NJ 07310 Attention: Trade Finance Services, and transmitted to Fax No: (973) 988-4471. In the event of a presentation by fax, the original documents should not also be presented. YOU MUST PROVIDE TELEPHONE NOTIFICATION THEREOF TO BNP PARIBAS (PHONE NO. 201-850-4680 OR 201-850-6486) PRIOR TO OR SIMULTANEOUSLY WITH THE SENDING OF SUCH FAX TRANSMISSION . A presentation under this Letter of Credit may be made only on a day, and during hours, in which such office is open for business (a “Business Day”). If we receive your presentation at such office on any Business Day, all in strict conformity with the terms and conditions of this Letter of Credit, we will honor the same by making payment in accordance with your payment instructions on or before the second succeeding Business Day after such presentation. Partial and multiple drawing of funds shall be permitted under this Letter of Credit, and this Letter of Credit shall remain in full force and effect with respect to any continuing balance; provided that the Available Amount shall be reduced by the amount of each such drawing.
2.This Letter of Credit shall terminate upon the earliest to occur of (i) our receipt of a notice in the form of Annex 3 hereto signed by an authorized representative of Beneficiary, accompanied by this Letter of Credit for cancellation, (ii) our close of business at our aforesaid office on the Expiration Date, or if the Expiration Date is not a Business Day, then on the next Business Day. This Letter of Credit shall be surrendered to us by you upon the earlier of presentation or expiration.
3.It is a condition of this Letter of Credit that it shall be deemed to be automatically extended without amendment for additional one-year periods, unless at least sixty (60) days prior to the Expiration Date we send you notice in writing by registered mail, return receipt requested or courier service at the above address that we hereby elect not to consider this Letter of Credit extended for such additional period; provided, however, that the final expiration date of this Letter
of Credit will be [    ] (the “Final Expiration Date”).
4.This Letter of Credit shall be governed by, and construed in accordance with, the terms of the International Standby Practices, ISP 98, International Chamber of Commerce Publication No. 590 (the “ISP”), to the extent that such terms are not inconsistent with this Letter of Credit. As to matters not governed by the ISP, this Letter of Credit shall be governed by, and construed in accordance with, the laws of the State of New York, including, without limitation, the Uniform Commercial Code as in effect in the State of New York.
5.This Letter of Credit sets forth in full our undertaking, and such undertaking shall not in any way be modified, amended, amplified or limited by reference to any document, instrument or agreement referred to herein, except for Annexes 1, 2 and 3 hereto and the notices referred to herein; and any such reference shall not be deemed to incorporate herein by reference any document, instrument or agreement except as otherwise provided in this paragraph 5.

6.    Communications with respect to this Letter of Credit shall be in writing and shall be addressed to us at the address referred to in paragraph 1 above, and shall specifically refer to this Letter of Credit no. _____.
CERTAIN ADMINISTRATIVE SERVICES FOR BNP PARIBAS MAY BE PROVIDED BY BNP PARIBAS RCC, INC., BNP PARIBAS, THROUGH ITS CANADA BRANCH, OR ANY DIRECT OR INDIRECT MAJORITY OWNED SUBSIDIARY OF BNP PARIBAS.
Very truly yours,
BNP PARIBAS
BY: BNP PARIBAS RCC, INC., AS AUTHORIZED AGENT
AUTHORIZED SIGNATURE

ANNEX 1
TO LETTER OF CREDIT NO.
Draft under Letter of Credit No.
[ Month, Day , Year ]
On [second business day next succeeding date of presentation]
Pay to [Beneficiary]    U.S. $    [not to exceed the Available Amount]
[Address 1]
[Address 2]
[insert any wire instructions]
For value received and charge to account of BNP Paribas Letter of Credit No.    .
Beneficiary:
By:
Title:

ANNEX 2
TO LETTER OF CREDIT NO.
To: BNP PARIBAS
C/O BNP PARIBAS RCC, INC.
NEWPORT TOWER- SUITE 188
525 WASHINGTON BOULEVARD
JERSEY CITY, NJ 07310
ATTN: TRADE FINANCE SERVICES
Drawing under Letter of Credit No.
The undersigned, a duly authorized representative of Massachusetts Electric Company and
Nantucket Electric Company d/b/a National Grid located in    , (“Beneficiary”),
hereby states on behalf of Beneficiary with reference to irrevocable standby Letter of Credit No.
    (the “Letter of Credit”) issued for the account of Avangrid Vineyard Wind, LLC that:
1)Vineyard Wind 1 LLC has failed to perform pursuant to that certain Offshore Wind Generation Unit Power Purchase Agreement (Facility 2) between Massachusetts Electric Company and Nantucket Electric Company d/b/a National Grid and Vineyard Wind 1 LLC,
and as a result, the Beneficiary is entitled to payment of an amount equal to     Dollars ($ ) from this Letter of Credit;]
--or--
[(i) Beneficiary has received notice from the Issuing Bank pursuant to Section 3 of the Letter of Credit, and (ii) the Letter of Credit will expire in fewer than thirty (30) Days from the date hereof. As such, as of the date hereof Beneficiary is entitled to draw under the Letter of Credit as specified in the accompanying sight draft.]
2)by presenting this letter and the accompanying sight draft, Beneficiary is requesting that
payment in the amount of $    , as specified on said draft, be made under the
Letter of Credit by wire transfer or deposit of funds into the account specified on said draft;
3)the amount specified on the sight draft accompanying this certificate does not exceed the Available Amount to which Beneficiary is entitled to draft under said Offshore Wind Generation Unit Power Purchase Agreement (Facility 2) as of the date hereof.
In witness whereof, Beneficiary has caused this letter to be duly executed and delivered by their duly authorized representative as of the date and year written below.
Date:
By:
Title:

ANNEX 3
TO LETTER OF CREDIT NO.
To: BNP PARIBAS
C/O BNP PARIBAS RCC, INC.
NEWPORT TOWER- SUITE 188
525 WASHINGTON BOULEVARD
JERSEY CITY, NJ 07310
ATTN: TRADE FINANCE SERVICES
Notice of surrender of Letter of Credit No.
Date:
Re: Letter of Credit No.    issued for the account of Avangrid Vineyard Wind, LLC
Ladies and Gentlemen:
We refer to your above-mentioned irrevocable standby Letter of Credit (the “Letter of Credit”). The undersigned hereby surrenders the Letter of Credit to you for cancellation as of the date hereof. No payment is demanded of you under this Letter of Credit in connection with this surrender.
Very truly yours,
Beneficiary:
By:
Title:

LETTER OF CREDIT
BANCO SANTANDER, S.A., NEW YORK BRANCH
45 EAST 53RD STREET
NEW YORK, NY 10022
Date:    , 20[__]
Irrevocable Standby Letter of Credit No. [    ]
Beneficiary:
Fitchburg Gas and Electric Light Company d/b/a Unitil
6 Liberty Lane West
Hampton, NH 03842-1720
Attn: Lisa Glover
Energy Analyst
Unitil Service Corp.
6 Liberty Lane West
Hampton, NH 03842-1720
Applicant:
Avangrid Vineyard Wind, LLC
1125 NW Couch St, Ste 700
Portland, OR 97209
Attention: General Counsel
Dear Madam or Sir:
We hereby establish for the account of Avangrid Vineyard Wind, LLC (the “Account Party”), our
irrevocable standby letter of credit No. [    ]    in your favor for an amount of USD
[    ] (     Dollars United States currency) (the
“Available Amount”). Account Party has advised us that this Letter of Credit is issued in connection with the Offshore Wind Generation Unit Power Purchase Agreement (Facility 1) dated as of July 31, 2018 between Fitchburg Gas and Electric Light Company d/b/a Unitil and Vineyard Wind 1 LLC (as may be amended, supplemented or otherwise modified). This Letter of Credit shall (i) become effective immediately for the term of one (1) year and shall expire on
    , 20[ ] (the “Expiration Date”), and (ii) is subject to the following:
1.    Funds under this Letter of Credit shall be made available to Beneficiary against its draft drawn on us in the form of Annex 1 hereto, accompanied by (a) a letter in the form of Annex 2 hereto, appropriately completed and signed by an authorized representative of the Beneficiary, dated the date of presentation and (b) the original of the Letter of Credit and all amendments (or photocopy of the original for partial drawings) and presented at our office located at BANCO
SANTANDER, S.A., NEW YORK BRANCH 45 EAST 53RD STREET NEW YORK, NY 10022, attention Trade Operations. Drawings under this Letter of Credit may also be presented by Beneficiary by means of facsimile. Drawings presented by facsimile shall be addressed to BANCO SANTANDER, S.A., NEW YORK BRANCH Attention: Trade Services, and transmitted to Fax No: 212 350-3535. In the event of a presentation by facsimile, the original documents need not also be presented. A presentation under this Letter of Credit may be made only on a day, and during hours, in which such office is open for business (a “Business Day”). If we receive your presentation at such office on or before 10:00 a.m. Eastern Time on any Business Day, all in strict conformity with the terms and conditions of this Letter of Credit, we will honor such drawing request on the second succeeding Business Day in accordance with your payment instructions. If we receive your presentation at such office after 10:00 a.m. Eastern Time on any Business Day, all in strict conformity with the terms and conditions of this Letter of Credit, we will honor such drawing request on the third succeeding Business Day in accordance with your payment instructions. Partial and multiple drawing of funds shall be permitted under this Letter of Credit, and this Letter of Credit shall remain in full force and effect with respect to any continuing balance; provided that the Available Amount shall be reduced by the amount of each such drawing.
2.This Letter of Credit shall terminate upon the earlier to occur of (i) our receipt of a notice in the form of Annex 3 hereto signed by an authorized representative of Beneficiary, accompanied by this Letter of Credit for cancellation and (ii) our close of business at our aforesaid office on the Expiration Date, or if the Expiration Date is not a Business Day, then on the preceding Business Day. This Letter of Credit shall be surrendered to us by you upon the earlier of presentation or expiration.
3.It is a condition of this Letter of Credit that it shall be deemed to be automatically extended without amendment for additional one-year periods from the current Expiration Date or any future Expiration Date, unless at least sixty (60) days prior to the Expiration Date we send you notice by registered mail, return receipt requested or courier service or hand delivery at the above address that we hereby elect not to consider this Letter of Credit extended for such additional
period; provided, however, that the final expiration date of this Letter of Credit will be [    ].
4.This Letter of Credit shall be governed by, and construed in accordance with, the terms of the International Standby Practices, ISP 98, International Chamber of Commerce Publication No. 590 (the “ISP”), to the extent that such terms are not inconsistent with this Letter of Credit. As to matters not governed by the ISP, this Letter of Credit shall be governed by, and construed in accordance with, the laws of the State of New York, including without limitation, to the extent not inconsistent with the ISP, the Uniform Commercial Code as in effect in the State of New York.
5.This Letter of Credit sets forth in full our undertaking, and such undertaking shall not in any way be modified, amended, amplified or limited by reference to any document, instrument or agreement referred to herein, except for Annexes 1, 2 and 3 hereto and the notices referred to herein; and any such reference shall not be deemed to incorporate herein by reference any document, instrument or agreement except as otherwise provided in this paragraph 5.
6.Communications with respect to this Letter of Credit shall be in writing and shall be addressed to us at the address referred to in paragraph 1 above, and shall specifically refer to this Letter of Credit no. _____.
VERY TRULY YOURS,

BANCO SANTANDER, S.A., NEW YORK BRANCH

AUTHORIZED SIGNATURE    AUTHORIZED SIGNATURE

ANNEX 1
TO LETTER OF CREDIT NO.
Draft under Letter of Credit No.
[ Month, Day , Year ]
On [second business day next succeeding date of presentation]
Pay to [Beneficiary]    U.S. $    [not to exceed the Available Amount]
[Address 1]
[Address 2]
[insert any wire instructions]
For value received and charge to account of Letter of Credit No.    .
By:
Title:

ANNEX 2
TO LETTER OF CREDIT NO.
Drawing under Letter of Credit No.
The undersigned, a duly authorized representative of Fitchburg Gas and Electric Light Company
d/b/a Unitil located in    , (“Beneficiary”), hereby states on behalf of Beneficiary
with reference to irrevocable standby Letter of Credit No.    (the “Letter of Credit”) issued for the account of Avangrid Vineyard Wind, LLC, that:
1)[Vineyard Wind 1 LLC has failed to perform pursuant to that certain Offshore Wind Generation Unit Power Purchase Agreement (Facility 1) between Beneficiary and Vineyard Wind 1 LLC, and as a result, the Beneficiary is entitled to payment of an amount equal to
    Dollars United States currency ($ ) from this Letter of Credit;]
--or--
[(i) Beneficiary has received notice from the Issuing Bank pursuant to Section 3 of the Letter of Credit, and (ii) the Letter of Credit will expire in fewer than thirty (30) Days from the date hereof. As such, as of the date hereof Beneficiary is entitled to draw under the Letter of Credit as specified in the accompanying sight draft.]
2)by presenting this letter and the accompanying sight draft, Beneficiary is requesting that
payment in the amount of $    , as specified on said draft, be made under the Letter of Credit by wire transfer or deposit of funds into the account specified on said draft;
3)the amount specified on the sight draft accompanying this certificate does not exceed the Available Amount to which Beneficiary is entitled to draft under said Offshore Wind Generation Unit Power Purchase Agreement (Facility 1) as of the date hereof.
In witness whereof, Beneficiary has caused this letter to be duly executed and delivered by its duly authorized representative as of the date and year written below.
Date:
By:
Title:

ANNEX 3
TO LETTER OF CREDIT NO.
Notice of surrender of Letter of Credit No.
Date:
Attention: Letter of Credit Department
Re: Letter of Credit No.    issued for the account of Avangrid Vineyard Wind, LLC
Ladies and Gentlemen:
We refer to your above-mentioned irrevocable standby Letter of Credit (the “Letter of Credit”). The undersigned hereby surrenders the Letter of Credit to you for cancellation as of the date hereof. No payment is demanded of you under this Letter of Credit in connection with this surrender.
Very truly yours,
By:
Title:

LETTER OF CREDIT
BANCO SANTANDER, S.A., NEW YORK BRANCH
45 EAST 53RD STREET
NEW YORK, NY 10022
Date:    , 20[__]
Irrevocable Standby Letter of Credit No. [    ]
Beneficiary:
Fitchburg Gas and Electric Light Company d/b/a Unitil
6 Liberty Lane West
Hampton, NH 03842-1720
Attn: Lisa Glover
Energy Analyst
Unitil Service Corp.
6 Liberty Lane West
Hampton, NH 03842-1720
Applicant:
Avangrid Vineyard Wind, LLC
1125 NW Couch St, Ste 700
Portland, OR 97209
Attention: General Counsel
Dear Madam or Sir:
We hereby establish for the account of Avangrid Vineyard Wind, LLC (the “Account Party”), our irrevocable standby letter of credit No. [ ] in your favor for an amount of USD
[__________________] (     Dollars United States
currency) (the “Available Amount”). Account Party has advised us that this Letter of Credit is issued in connection with the Offshore Wind Generation Unit Power Purchase Agreement (Facility 2) dated as of July 31, 2018 between Fitchburg Gas and Electric Light Company d/b/a Unitil and Vineyard Wind 1 LLC (as may be amended, supplemented or otherwise modified). This Letter of Credit shall (i) become effective immediately for the term of one (1) year and shall expire on
    , 20[ ] (the “Expiration Date”), and (ii) is subject to the following:
1.    Funds under this Letter of Credit shall be made available to Beneficiary against its draft drawn on us in the form of Annex 1 hereto, accompanied by (a) a letter in the form of Annex 2 hereto, appropriately completed and signed by an authorized representative of the Beneficiary, dated the date of presentation and (b) the original of the Letter of Credit and all amendments (or photocopy of the original for partial drawings) and presented at our office located at BANCO SANTANDER, S.A., NEW YORK BRANCH 45 EAST 53RD STREET NEW YORK, NY 10022,

attention Trade Operations. Drawings under this Letter of Credit may also be presented by Beneficiary by means of facsimile. Drawings presented by facsimile shall be addressed to BANCO SANTANDER, S.A., NEW YORK BRANCH Attention: Trade Services, and transmitted to Fax No: 212 350-3535. In the event of a presentation by facsimile, the original documents need not also be presented. A presentation under this Letter of Credit may be made only on a day, and during hours, in which such office is open for business (a “Business Day”). If we receive your presentation at such office on or before 10:00 a.m. Eastern Time on any Business Day, all in strict conformity with the terms and conditions of this Letter of Credit, we will honor such drawing request on the second succeeding Business Day in accordance with your payment instructions. If we receive your presentation at such office after 10:00 a.m. Eastern Time on any Business Day, all in strict conformity with the terms and conditions of this Letter of Credit, we will honor such drawing request on the third succeeding Business Day in accordance with your payment instructions. Partial and multiple drawing of funds shall be permitted under this Letter of Credit, and this Letter of Credit shall remain in full force and effect with respect to any continuing balance; provided that the Available Amount shall be reduced by the amount of each such drawing.
2.This Letter of Credit shall terminate upon the earlier to occur of (i) our receipt of a notice in the form of Annex 3 hereto signed by an authorized representative of Beneficiary, accompanied by this Letter of Credit for cancellation and (ii) our close of business at our aforesaid office on the Expiration Date, or if the Expiration Date is not a Business Day, then on the preceding Business Day. This Letter of Credit shall be surrendered to us by you upon the earlier of presentation or expiration.
3.It is a condition of this Letter of Credit that it shall be deemed to be automatically extended without amendment for additional one-year periods from the current Expiration Date or any future Expiration Date, unless at least sixty (60) days prior to the Expiration Date we send you notice by registered mail, return receipt requested or courier service or hand delivery at the above address that we hereby elect not to consider this Letter of Credit extended for such additional
period; provided, however, that the final expiration date of this Letter of Credit will be [    ].
4.This Letter of Credit shall be governed by, and construed in accordance with, the terms of the International Standby Practices, ISP 98, International Chamber of Commerce Publication No. 590 (the “ISP”), to the extent that such terms are not inconsistent with this Letter of Credit. As to matters not governed by the ISP, this Letter of Credit shall be governed by, and construed in accordance with, the laws of the State of New York, including without limitation, to the extent not inconsistent with the ISP, the Uniform Commercial Code as in effect in the State of New York.
5.This Letter of Credit sets forth in full our undertaking, and such undertaking shall not in any way be modified, amended, amplified or limited by reference to any document, instrument or agreement referred to herein, except for Annexes 1, 2 and 3 hereto and the notices referred to herein; and any such reference shall not be deemed to incorporate herein by reference any document, instrument or agreement except as otherwise provided in this paragraph 5.
6.Communications with respect to this Letter of Credit shall be in writing and shall be addressed to us at the address referred to in paragraph 1 above, and shall specifically refer to this Letter of Credit no. _____.

VERY TRULY YOURS,
BANCO SANTANDER, S.A., NEW YORK BRANCH
AUTHORIZED SIGNATURE    AUTHORIZED SIGNATURE

ANNEX 1
TO LETTER OF CREDIT NO.
Draft under Letter of Credit No.
[ Month, Day , Year ]
On [second business day next succeeding date of presentation]
Pay to [Beneficiary]    U.S. $    [not to exceed the Available Amount]
[Address 1]
[Address 2]
[insert any wire instructions]
For value received and charge to account of Letter of Credit No.    .
By:
Title:

ANNEX 2
TO LETTER OF CREDIT NO.
Drawing under Letter of Credit No.
The undersigned, a duly authorized representative of Fitchburg Gas and Electric Light Company
d/b/a Unitil located in    , (“Beneficiary”), hereby states on behalf of Beneficiary
with reference to irrevocable standby Letter of Credit No.    (the “Letter of Credit”) issued for the account of Avangrid Vineyard Wind, LLC, that:
1)[Vineyard Wind 1 LLC has failed to perform pursuant to that certain Offshore Wind Generation Unit Power Purchase Agreement (Facility 2) between Beneficiary and Vineyard Wind 1 LLC, and as a result, the Beneficiary is entitled to payment of an amount equal to
    Dollars United States currency ($ ) from this Letter of Credit;]
--or--
[(i) Beneficiary has received notice from the Issuing Bank pursuant to Section 3 of the Letter of Credit, and (ii) the Letter of Credit will expire in fewer than thirty (30) Days from the date hereof. As such, as of the date hereof Beneficiary is entitled to draw under the Letter of Credit as specified in the accompanying sight draft.]
2)by presenting this letter and the accompanying sight draft, Beneficiary is requesting that
payment in the amount of $    , as specified on said draft, be made under the Letter of Credit by wire transfer or deposit of funds into the account specified on said draft;
3)the amount specified on the sight draft accompanying this certificate does not exceed the Available Amount to which Beneficiary is entitled to draft under said Offshore Wind Generation Unit Power Purchase Agreement (Facility 2) as of the date hereof.
In witness whereof, Beneficiary has caused this letter to be duly executed and delivered by its duly authorized representative as of the date and year written below.
Date:
By:
Title:

ANNEX 3
TO LETTER OF CREDIT NO.
Notice of surrender of Letter of Credit No.
Date:
Attention: Letter of Credit Department
Re: Letter of Credit No.    issued for the account of Avangrid Vineyard Wind, LLC
Ladies and Gentlemen:
We refer to your above-mentioned irrevocable standby Letter of Credit (the “Letter of Credit”). The undersigned hereby surrenders the Letter of Credit to you for cancellation as of the date hereof. No payment is demanded of you under this Letter of Credit in connection with this surrender.
Very truly yours,
By:
Title:

EXHIBIT O-2
TO
CREDIT AGREEMENT
FORM OF BOEM LETTER OF CREDIT
See attached.

IRREVOCABLE STANDBY LETTER OF CREDIT NUMBER DATED
BANCO SANTANDER, S.A., NEW YORK BRANCH
45 EAST 53RD STREET
NEW YORK, NY 10022

BENEFICIARY: United States Department of the Interior Bureau of Ocean Energy Management Attn: Program Manager, Office of Renewable Energy Programs 45600 Woodland Road Mailstop: VAM-OREP Sterling, VA 20166	APPLICANT: Avangrid Vineyard Wind, LLC 1125 NW Couch St, Ste 700 Portland, OR 97209 Attention: General Counsel

At the request of and for the account of Applicant named above, BANCO SANTANDER, S.A., NEW YORK BRANCH hereby establishes in favor of the Beneficiary named above (hereinafter referred to as "Beneficiary" or "BOEM") its Irrevocable Standby Letter of Credit number ##### ("Letter of Credit") whereby, subject to the terms and conditions contained herein, only the Beneficiary is hereby authorized to draw on BANCO SANTANDER, S.A., NEW YORK BRANCH, by Beneficiary's draft or drafts at sight for an aggregate amount up to but not exceeding
$[    ] ([    ] United States Dollars) (the "Face Amount").
This Letter of Credit is irrevocable and is established as a performance security pursuant to BOEM regulation 30 C.F.R. 585.516(a)(2) and the terms and conditions of commercial renewable energy lease OCS-A 0501 (the "Lease") entered into between the Bureau of Ocean Energy Management ("BOEM") and Vineyard Wind 1 LLC, as assignee of Vineyard Wind LLC (the "Lessee"). This Letter of Credit is intended to secure the monetary and non-monetary obligations imposed on the Lessee pursuant to the Lease and applicable regulations, and other authorizations or approvals arising therefrom, including, but not limited to, the maintenance of required financial security in accordance with the provisions of the Lease and BOEM regulations, the payment of rentals and royalties, and the performance of decommissioning associated with the Lease ("the Obligations").
The term "Beneficiary" includes any successor by operation of law of the named beneficiary (hereinafter, the "Successor Government Entity" or "SGE"). This Letter of Credit is automatically transferred in whole but not in part in favor of the SGE whom has succeeded to Beneficiary's right, title and interest in and to this Letter of Credit and all exhibits thereto.
This Letter of Credit will be effective immediately as of the date hereof and will expire on the Expiration Date. As used herein, "Expiration Date" means the earlier to occur of:
(1) The Close of Business exactly one year from the date hereof; or

(2)the date BANCO SANTANDER, S.A., NEW YORK BRANCH honors the last drawing available hereunder; or
(3)the date this Letter of Credit is surrendered to BANCO SANTANDER, S.A., NEW YORK BRANCH for cancellation by Beneficiary.

This Letter of Credit will be automatically extended without amendment for additional twelve (12) month periods from the present or each future Expiration Date, unless at least sixty (60) days prior to the Expiration Date BANCO SANTANDER, S.A., NEW YORK BRANCH sends notice in writing to the Beneficiary via hand delivery or overnight courier at the above address, that BANCO SANTANDER, S.A., NEW YORK BRANCH elects not to automatically extend this Letter of Credit for any additional period; provided, however, that the final expiration date of this Letter of
Credit will be no later than [    ].
At any time this Letter of Credit is in effect, the Beneficiary may draw on it for any unutilized amount, up to the Face Amount to pay the costs of correcting any non-compliance or default in the Obligations as they are defined above. The Beneficiary will determine whether such noncompliance or default has occurred and BANCO SANTANDER, S.A., NEW YORK BRANCH will not challenge the Beneficiary’s non- compliance or default determination.
Partial and multiple drawings are permitted.
Funds under this Letter of Credit will be available to the Beneficiary upon presentation to BANCO SANTANDER, S.A., NEW YORK BRANCH, at our counters at our office located at 45 East 53rd Street New York, NY 10022, of:
(1)A sight draft drawn on BANCO SANTANDER, S.A., NEW YORK BRANCH in the form of Exhibit A hereto (which is an integral part of this Letter of Credit) in the amount of Beneficiary’s demand (which amount, together with the amounts of any previous sight draft presented hereunder, will not exceed the Face Amount);
(2)A drawing certificate in the form of Exhibit B hereto (which is an integral part of this Letter of Credit) duly executed and delivered by the Beneficiary’s authorized representative; and
(3)The original Letter of Credit, plus any amendments.
DRAWINGS PRESENTED BY TELEFACSIMILE (“FAX”) TO FAX NO. 212 350-3535 (EACH SUCH DRAWING, A “FAX DRAWING”) ARE ALSO ACCEPTABLE PROVIDED THAT SUCH FAX PRESENTATION IS MADE ON OR BEFORE THE EXPIRATION DATE AND THE ORIGINAL DRAWING CERTIFICATES ARE SIMULTANEOUSLY FORWARDED BY OVERNIGHT COURIER SERVICE TO THE ABOVE ADDRESS, BUT THE FAILURE OF THE COURIER SERVICE TO TIMELY DELIVER SHALL NOT AFFECT THE EFFECTIVENESS OF THE FAX PRESENTATION. A FAX DRAWING WILL NOT BE EFFECTIVELY PRESENTED UNTIL YOU CONFIRM BY TELEPHONE OUR RECEIPT OF SUCH FAX DRAWING BY CALLING US AT TELEPHONE NUMBER 212 350-3535.
BANCO SANTANDER, S.A., NEW YORK BRANCH hereby agrees that any sight draft drawn under and in compliance with the terms of this Letter of Credit will be duly honored by BANCO

SANTANDER, S.A., NEW YORK BRANCH upon delivery of the above specified drawing certificate and original Letter of Credit, if presented on or before the Expiration Date at BANCO SANTANDER, S.A., NEW YORK BRANCH’s counters. In the event a drawing is made by the Beneficiary hereunder at or prior to 10:00 a.m. New York time on a Business Day, and provided that such drawing and documents presented in connection therewith conform to the terms and conditions hereof, payment will be made to the Beneficiary in the amount specified, in immediately available funds, by close of day, New York time, on the second succeeding Business Day. If a drawing is made by the Beneficiary hereunder after 10:00 a.m. New York time, on a Business Day, and provided that such drawing and documents presented in connection therewith conform to the terms and conditions hereof, payment will be made to the Beneficiary in the amount specified, in immediately available funds, by close of day, New York time, on the third succeeding Business Day. Presentations for drawing may be delivered in person, by certified mail, or by express courier delivery.
As stipulated herein, “Business Day” means any day other than a Saturday, Sunday or a day on which banking institutions in New York are authorized or required by law to close. If any drawing, or the documentation presented in connection therewith, does not conform to the terms and conditions hereof, BANCO SANTANDER, S.A., NEW YORK BRANCH will advise the Beneficiary of the same by telephone or email and give the reasons for such non-conformance.
This Letter of Credit sets forth in full the terms of our undertaking. Reference in this Letter of Credit to other documents or instruments, other than the Exhibits hereto, is for identification purposes only and such reference will not modify or affect the terms hereof or cause such documents or instruments to be deemed incorporated herein.
This Standby Letter of Credit is issued subject to the International Standby Practices 1998 (ISP98), International Chamber of Commerce Publication No. 590 and as to matters not governed by ISP98, this Standby Letter of Credit shall be governed by and construed in accordance with the laws of the State of New York. All disputes arising out of or in connection with this Letter of Credit will be resolved exclusively in the federal courts in the District of Columbia and the parties hereto consent to the jurisdiction and venue of such courts. Without limiting the foregoing, all regulations governing financial assurance included within 30 C.F.R. part 585 are incorporated herein by reference.
Other than as provided herein, communications with respect to this Letter of Credit will be in writing, will specifically refer to Beneficiary and to : BANCO SANTANDER, S.A., NEW YORK BRANCH’s Letter of Credit No. _____, and will be addressed to 45 EAST 53RD STREET NEW YORK, NY 10022.
FOR THE AVOIDANCE OF DOUBT, IT SHOULD BE NOTED THAT WE ARE A CREDIT INSTITUTION INCORPORATED AND HAVING OUR CENTER OF MAIN INTERESTS AND OPERATIONS IN SPAIN AND WE ARE THEREFORE SUBJECT TO THE EUROPEAN UNION AND SPANISH INSOLVENCY LAWS AND OTHER LAWS RELATING TO OR AFFECTING THE RIGHTS OF CREDIT INSTITUTIONS CREDITORS´ GENERALLY, ALLOWING THE COURTS OF COMPETENT JURISDICTION AND RECOVERY AND RESOLUTION AUTHORITIES

THEREUNDER TO, UPON AN INSOLVENCY OR RESOLUTION, REDUCE, CONVERT OR CANCEL THE RIGHTS OF OUR CREDITORS.
VERY TRULY YOURS,
BANCO SANTANDER, S.A., NEW YORK BRANCH
AUTHORIZED SIGNATURE    AUTHORIZED SIGNATURE

EXHIBIT “A”
SIGHT
DRAFT
To:
BANCO SANTANDER, S.A., NEW YORK
BRANCH
45 EAST 53RD STREET
NEW YORK, NY 10022
RE: Irrevocable Standby Letter of Credit Number _____ issued by BANCO SANTANDER, S.A., NEW YORK BRANCH to United States Department of the Interior Bureau of Ocean and Energy Management (“Letter of Credit”)
At sight pay to the order of    , the sum of    U.S. Dollars
(USD    ) by close of day New York time on the second succeeding
Business Day after the date of receipt of this Sight Draft by BANCO SANTANDER, S.A., NEW YORK BRANCH, provided such day is a Business Day and this Sight Draft has been presented prior to 10:00 a.m. New York time during BANCO SANTANDER, S.A., NEW YORK BRANCH regular business hours, and otherwise by close of day New York time, on the third succeeding Business Day after the date of receipt of this Sight Draft by BANCO SANTANDER, S.A., NEW YORK BRANCH, provided, further that this Sight Draft and the other documents presented in connection herewith conform to the terms and conditions of the Letter of Credit.
In witness whereof, _    , through its authorized representative, has executed and
delivered this Sight Draft this __ day of    , 20__.
(Beneficiary)
By:
Name:
Title:

EXHIBIT ‘B’ DRAWING CERTIFICATE
To:
BANCO SANTANDER, S.A., NEW YORK BRANCH
45 EAST 53RD STREET
NEW YORK, NY 10022
RE: Irrevocable Standby Letter of Credit Number    issued by BANCO SANTANDER, S.A., NEW
YORK BRANCH to United States Department of the Interior Bureau of Ocean and Energy Management (“Letter of Credit”; capitalized terms used but not defined in this Drawing Certificate have the meanings ascribed to them in the Letter of Credit)
This is a drawing certificate under the above-mentioned Letter of Credit.
I,    , an authorized representative of    , do hereby certify that the Lessee
(1)Is in noncompliance with one or more terms or conditions of the Lease, applicable regulations, or other authorizations or approvals arising therefrom; or
(2)Has defaulted on one of the conditions under which the Beneficiary accepted the Letter of Credit; or
(3)Has not provided replacement security within 60 days of notice from BANCO SANTANDER, S.A., NEW YORK BRANCH that it elects not to automatically extend the letter of credit for any additional period.
In accordance with the terms of the Letter of Credit,    is entitled to and hereby
demands USD $    , such amount to be paid to     by
wire    transfer    in    immediately    available    funds    to:    (insert    wire instructions) ,
which,    certifies it is entitled to under the Letter of Credit.
In witness whereof,    , through its authorized representative, has    executed and delivered this drawing
certificate this __ day of    , 20__.
(Beneficiary)
By:
Name:
Title:

EXHIBIT O-3
TO
CREDIT AGREEMENT
FORM OF NEW BEDFORD LETTER OF CREDIT
See attached.

LETTER OF CREDIT
BANCO SANTANDER, S.A., NEW YORK BRANCH
45 EAST 53RD STREET
NEW YORK, NY 10022
[ Date ]
Irrevocable Standby Letter of Credit No.
Beneficiary:
The Massachusetts Clean Energy Technology Center
63 Franklin Street, 3rd Floor
Boston, Massachusetts, 02110
Attn: Rachel Perez
Controller
617-315-9338
Email – RPerez@MassCEC.com and Finance@MassCEC.com
Applicant:
Avangrid Vineyard Wind, LLC
1125 NW Couch St, Ste 700
Portland, OR 97209
Attention: General Counsel
Dear Madam or Sir:
We hereby establish for the account of Avangrid Vineyard Wind, LLC (the “Account Party”), our
irrevocable standby letter of credit in your favor for an amount of USD $[    ]
(    ) Dollars United States currency) (the “Available
Amount”). Account Party has advised us that this letter of credit is issued in connection with the Amended and Restated Lease Agreement dated as of August 11, 2020, between Vineyard Wind LLC as predecessor-in-interest to the Vineyard Wind 1 LLC and Massachusetts Clean Energy Technology Center (the “Beneficiary”) (as amended and as may be further amended, supplemented or otherwise modified, the “Lease”). This letter of credit shall (i) become effective
immediately for the term of one (1) year and shall expire on [    ] (the “Expiration Date”), and
(ii) is subject to the following:
1.    Funds under this letter of credit shall be made available to Beneficiary against its draft drawn on us in the form of Annex 1 hereto, accompanied by (a) a certificate in the form of

Annex 2 hereto, appropriately completed and signed by an authorized officer of Beneficiary, dated the date of presentation and (b) the original of the letter of credit and all amendments (or photocopy of the original for partial drawings) and presented at our office located at 45 EAST 53RD STREET NEW YORK, NY 10022, attention Trade Services (or at any other office which may be designated by us by written notice delivered to you). DRAWINGS PRESENTED BY TELEFACSIMILE (“FAX”) TO FAX NO. 212 350-3535 (EACH SUCH DRAWING, A “FAX DRAWING”) ARE ALSO ACCEPTABLE PROVIDED THAT SUCH FAX PRESENTATION IS MADE ON OR BEFORE THE EXPIRATION DATE AND THE ORIGINAL DRAWING CERTIFICATES ARE SIMULTANEOUSLY FORWARDED BY OVERNIGHT COURIER SERVICE TO THE ABOVE ADDRESS, BUT THE FAILURE OF THE COURIER SERVICE TO TIMELY DELIVER SHALL NOT AFFECT THE EFFECTIVENESS OF THE FAX PRESENTATION. A FAX DRAWING WILL NOT BE EFFECTIVELY PRESENTED UNTIL YOU CONFIRM BY TELEPHONE OUR RECEIPT OF SUCH FAX DRAWING BY CALLING US AT TELEPHONE NUMBER 212 350-3535. A presentation under this letter of credit may be made only on a day, and during hours, in which such office is open for business (a “Business Day”). If we receive your presentation at such office on any Business Day, all in strict conformity with the terms and conditions of this letter of credit, we will honor the same by making payment in accordance with your payment instructions on or before the second succeeding Business Day after such presentation. Partial and multiple drawing of funds shall be permitted under this Letter of Credit, and this Letter of Credit shall remain in full force and effect with respect to any continuing balance; provided that the Available Amount shall be reduced by the amount of each such drawing.
2.This letter of credit shall terminate upon the earliest to occur of (i) our receipt of a notice in the form of Annex 3 hereto signed by an authorized officer of Beneficiary, accompanied by this letter of credit for cancellation, (ii) our close of business at our aforesaid office on the Expiration Date, or if the Expiration Date is not a Business Day, then on the next succeeding Business Day. This letter of credit shall be surrendered to us by you upon the earlier of presentation or expiration.
3.It is a condition of the letter of credit that it shall be deemed to be automatically extended without amendment for additional one-year periods, unless at least sixty (60) days prior to the Expiration Date we send you notice by registered mail, return receipt requested or courier service or hand delivery at the above address and simultaneously with a copy by e-mail to bcarlisle@masscec.com and jhitt@masscec that we hereby elect not to consider this letter of credit extended for such additional period; provided, however, that the final expiration date of this letter of credit will be as of [    ] (the “Final Expiration Date”).
4.This letter of credit shall be governed by, and construed in accordance with, the terms of the International Standby Practices, ISP 98, International Chamber of Commerce Publication No. 590 (the “ISP”), to the extent that such terms are not inconsistent with this letter of credit. As to matters not governed by the ISP, this letter of credit shall be governed by, and construed in accordance with, the laws of the State of New York, including without limitation, to the extent not inconsistent with ISP98, the Uniform Commercial Code as in effect in the State of New York.

5.This letter of credit sets forth in full our undertaking, and such undertaking shall not in any way be modified, amended, amplified or limited by reference to any document, instrument or agreement (including without limitation, the Lease) referred to herein, except for Annexes 1, 2 and 3 hereto and the notices referred to herein; and any such reference shall not be deemed to incorporate herein by reference any document, instrument or agreement except as otherwise provided in this paragraph 5.
6.Communications with respect to this letter of credit shall be in writing and shall be addressed to us at the address referred to in paragraph 1 above, and shall specifically refer to this letter of credit no. _____.
FOR THE AVOIDANCE OF DOUBT, IT SHOULD BE NOTED THAT WE ARE A CREDIT INSTITUTION INCORPORATED AND HAVING OUR CENTER OF MAIN INTERESTS AND OPERATIONS IN SPAIN AND WE ARE THEREFORE SUBJECT TO THE EUROPEAN UNION AND SPANISH INSOLVENCY LAWS AND OTHER LAWS RELATING TO OR AFFECTING THE RIGHTS OF CREDIT INSTITUTIONS CREDITORS´ GENERALLY, ALLOWING THE COURTS OF COMPETENT JURISDICTION AND RECOVERY AND RESOLUTION AUTHORITIES THEREUNDER TO, UPON AN INSOLVENCY OR RESOLUTION, REDUCE, CONVERT OR CANCEL THE RIGHTS OF OUR CREDITORS.
VERY TRULY YOURS,

BANCO SANTANDER, S.A., NEW YORK BRANCH

AUTHORIZED SIGNATURE    AUTHORIZED SIGNATURE

ANNEX 1
TO LETTER OF CREDIT NO.
Draft under Letter of Credit No.
[ Month, Day , Year ]
On [second business day next succeeding date of presentation]
Pay to The Massachusetts Clean Energy Technology Center    U.S. $
    [not to exceed the Available Amount]
[Address 1]
[Address 2]
[insert any wire instructions]
For value received and charge to account of Letter of Credit No.    .
By:
Title:

ANNEX 2
TO LETTER OF CREDIT NO.
Drawing under Letter of Credit No.
The undersigned, a duly authorized officer of the Massachusetts Clean Energy Technology Center, a public instrumentality located in the Commonwealth of Massachusetts, (“Beneficiary”), hereby certifies on behalf of Beneficiary with reference to irrevocable standby Letter of Credit No.
    (the “Letter of Credit”) issued for the account of Avangrid Vineyard Wind, LLC, that:
1)[Pursuant to that certain Amended and Restated Lease Agreement dated as of August 11, 2020, between Vineyard Wind LLC as predecessor-in-interest to Vineyard Wind 1 LLC and Massachusetts Clean Energy Technology Center (the “Beneficiary”) (as amended and as may be further amended, supplemented or otherwise modified, the “Lease”)Financing Contingency Deposit as defined in said Lease has become the sole property of the Beneficiary and as a result, the Beneficiary is entitled to payment of an amount equal to    Dollars ($) from this Letter of Credit;]
--or--
[(i) Beneficiary has received notice from the Issuing Bank pursuant to Section 3 of the Letter of Credit, (ii) the Letter of Credit will expire in fewer than sixty (60) Days from the date hereof, and (iii) Vineyard Wind 1 LLC has failed to deliver to Beneficiary a replacement letter of credit satisfying the requirements of the Agreement. As such, as of the date hereof Beneficiary is entitled to draw under the Letter of Credit as specified in the accompanying sight draft.]
2)by presenting this certificate and the accompanying sight draft, Beneficiary is requesting that
payment in the amount of $    , as specified on said draft, be made under the Letter of Credit by wire transfer or deposit of funds into the account specified on said draft;
3)the amount specified on the sight draft accompanying this certificate does not exceed the amount which Beneficiary is entitled to draft under said Agreement as of the date hereof.
In witness whereof, Beneficiary has caused this certificate to be duly executed and delivered by its duly authorized officer as of the date and year written below.
Date:
By:
Title:

ANNEX 3
TO LETTER OF CREDIT NO.
Notice of surrender of Letter of Credit No.
Date:
Attention: Letter of Credit Department
Re: Letter of Credit No.    issued for the account of Avangrid Vineyard Wind, LLC
Ladies and Gentlemen:
We refer to your above-mentioned irrevocable standby Letter of Credit (the “Letter of Credit”). The undersigned hereby surrenders the Letter of Credit to you for cancellation as of the date hereof. No payment is demanded of you under this Letter of Credit in connection with this surrender.
Very truly yours,
By:
Title:

EXHIBIT O-4
TO
CREDIT AGREEMENT
RESERVED

EXHIBIT O-5
TO
CREDIT AGREEMENT
FORM OF WATER COMMISSION LETTER OF CREDIT
See attached.

LETTER OF CREDIT
BANCO SANTANDER, S.A., NEW YORK BRANCH
45 EAST 53RD STREET
NEW YORK, NY 10022
[ Date ]
Irrevocable Standby Letter of Credit No.
Beneficiary:
Centerville-Osterville-Marstons Mills Fire District / Water Department

[			]
[			]
Attn:	[	Name ]
	[	Title ]
	[	Phone ]
	[	Fax ]

Applicant:
Avangrid Vineyard Wind, LLC
1125 NW Couch St, Ste 700
Portland, OR 97209
Attention: General Counsel
Dear Madam or Sir:
We hereby establish for the account of Avangrid Vineyard Wind, LLC (the “Account Party”), our
irrevocable standby letter of credit in your favor for an amount of USD $[    ] ([Amt in words ]
Dollars United States currency) (the “Available Amount”). Account Party has advised us that this letter of credit is issued in connection with the Memorandum of Agreement dated as of July 14, 2021, between Vineyard Wind 1 LLC and Beneficiary (as amended and as may be further amended, supplemented or otherwise modified). This letter of credit shall (i) become effective
immediately for the term of one (1) year and shall expire on [    ] (the “Expiration Date”), and
(ii) is subject to the following:
1.    Funds under this letter of credit shall be made available to Beneficiary against its draft drawn on us in the form of Annex 1 hereto, accompanied by (a) a certificate in the form of Annex 2 hereto, appropriately completed and signed by an authorized officer of Beneficiary, dated the date of presentation and (b) the original of the letter of credit and all amendments (or photocopy of the original for partial drawings) and presented at our office located at 45 EAST

53RD STREET NEW YORK, NY 10022, attention Trade Services (or at any other office which may be designated by us by written notice delivered to you). A presentation under this letter of credit may be made only on a day, and during hours, in which such office is open for business (a “Business Day”). If we receive your presentation at such office on any Business Day, all in strict conformity with the terms and conditions of this letter of credit, we will honor the same by making payment in accordance with your payment instructions on or before the third succeeding Business Day after such presentation. Partial and multiple drawing of funds shall be permitted under this Letter of Credit, and this Letter of Credit shall remain in full force and effect with respect to any continuing balance; provided that the Available Amount shall be reduced by the amount of each such drawing.
2.This letter of credit shall terminate upon the earliest to occur of (i) our receipt of a notice in the form of Annex 3 hereto signed by an authorized officer of Beneficiary, accompanied by this letter of credit for cancellation, (ii) our close of business at our aforesaid office on the Expiration Date, or if the Expiration Date is not a Business Day, then on the preceding Business Day. This letter of credit shall be surrendered to us by you upon the earlier of presentation or expiration.
3.It is a condition of the letter of credit that it shall be deemed to be automatically extended without amendment for additional one-year periods, unless at least sixty (60) days prior to the Expiration Date we send you notice by registered mail, return receipt requested or courier service or hand delivery at the above address that we hereby elect not to consider this letter of credit extended for such additional period; provided, however, that the final expiration date of this letter of credit will be the Water Commission Letter of Credit Maturity Date (as defined in that certain Credit Agreement, dated as of [    ], 2021, by and among the Applicant, Banco Santander S.A., New York Branch, as the administrative agent, and the lenders, issuing lenders and other persons party thereto from time to time) (the “Final Expiration Date”).
4.This letter of credit shall be governed by, and construed in accordance with, the terms of the International Standby Practices, ISP 98, International Chamber of Commerce Publication No. 590 (the “ISP”), to the extent that such terms are not inconsistent with this letter of credit. As to matters not governed by the ISP, this letter of credit shall be governed by, and construed in accordance with, the laws of the State of New York, including without limitation, to the extent not inconsistent with ISP98, the Uniform Commercial Code as in effect in the State of New York.
5.This letter of credit sets forth in full our undertaking, and such undertaking shall not in any way be modified, amended, amplified or limited by reference to any document, instrument or agreement referred to herein, except for Annexes 1, 2 and 3 hereto and the notices referred to herein; and any such reference shall not be deemed to incorporate herein by reference any document, instrument or agreement except as otherwise provided in this paragraph 5.
6.Communications with respect to this letter of credit shall be in writing and shall be addressed to us at the address referred to in paragraph 1 above, and shall specifically refer to this letter of credit no. _____.

FOR THE AVOIDANCE OF DOUBT, IT SHOULD BE NOTED THAT WE ARE A CREDIT INSTITUTION INCORPORATED AND HAVING OUR CENTER OF MAIN INTERESTS AND OPERATIONS IN SPAIN AND WE ARE THEREFORE SUBJECT TO THE EUROPEAN UNION AND SPANISH INSOLVENCY LAWS AND OTHER LAWS RELATING TO OR AFFECTING THE RIGHTS OF CREDIT INSTITUTIONS CREDITORS´ GENERALLY, ALLOWING THE COURTS OF COMPETENT JURISDICTION AND RECOVERY AND RESOLUTION AUTHORITIES THEREUNDER TO, UPON AN INSOLVENCY OR RESOLUTION, REDUCE, CONVERT OR CANCEL THE RIGHTS OF OUR CREDITORS.
VERY TRULY YOURS,

BANCO SANTANDER, S.A., NEW YORK BRANCH

AUTHORIZED SIGNATURE    AUTHORIZED SIGNATURE

ANNEX 1
TO LETTER OF CREDIT NO.
Draft under Letter of Credit No.
[ Month, Day , Year ]
On [third business day next succeeding date of presentation]
Pay to [    ]    U.S. $    [not to exceed the Available Amount]
[Address 1]
[Address 2]
[insert any wire instructions]
For value received and charge to account of Letter of Credit No.    .
By:
Title:

ANNEX 2
TO LETTER OF CREDIT NO.
Drawing under Letter of Credit No.
The undersigned, a duly authorized officer of Centerville-Osterville-Marstons Mills Fire District
/ Water Department, a [    ] located in [    ], (“Beneficiary”), hereby certifies on
behalf of Beneficiary with reference to irrevocable standby Letter of Credit No.    (the
“Letter of Credit”) issued for the account of Avangrid Vineyard Wind, LLC, that:
1)[pursuant to that certain Memorandum of Agreement between Beneficiary and Vineyard Wind 1 LLC dated as of July 14, 2021 (“Agreement”), an Event of Default as defined in said Agreement has occurred and as a result, the Beneficiary is entitled to payment of an amount
equal to    Dollars ($ ) from this Letter of Credit;]
--or--
[(i) Beneficiary has received notice from the Issuing Bank pursuant to Section 3 of the Letter of Credit, (ii) the Letter of Credit will expire in fewer than thirty (30) Days from the date hereof, and (iii) Vineyard Wind 1 LLC has failed to deliver to Beneficiary a replacement letter of credit satisfying the requirements of the Agreement. As such, as of the date hereof Beneficiary is entitled to draw under the Letter of Credit as specified in the accompanying sight draft.]
2)by presenting this certificate and the accompanying sight draft, Beneficiary is requesting that
payment in the amount of $    , as specified on said draft, be made under the Letter of Credit by wire transfer or deposit of funds into the account specified on said draft;
3)the amount specified on the sight draft accompanying this certificate does not exceed the amount which Beneficiary is entitled to draft under said Agreement as of the date hereof.
In witness whereof, Beneficiary has caused this certificate to be duly executed and delivered by its duly authorized officer as of the date and year written below.
Date:
By:
Title:

ANNEX 3
TO LETTER OF CREDIT NO.
Notice of surrender of Letter of Credit No.
Date:
Attention: Letter of Credit Department
Re: Letter of Credit No.    issued for the account of Avangrid Vineyard Wind, LLC
Ladies and Gentlemen:
We refer to your above-mentioned irrevocable standby Letter of Credit (the “Letter of Credit”). The undersigned hereby surrenders the Letter of Credit to you for cancellation as of the date hereof. No payment is demanded of you under this Letter of Credit in connection with this surrender.
Very truly yours,
By:
Title:

EXHIBIT P
Subordination Terms
Capitalized terms used in this Exhibit P and not otherwise defined in this Exhibit P have the meanings set forth in that certain Credit Agreement, dated as of September 15, 2021, among Avangrid Vineyard Wind, LLC, as Borrower, the Lenders and Issuing Lenders party thereto from time to time, Banco Santander, S.A., New York Branch, as Administrative Agent, MUFG Union Bank, N.A., as Collateral Agent, Banco Santander, S.A., New York Branch, as Green Loan Coordinator and the other persons party thereto from time to time (the “Credit Agreement”). The principles of interpretation set forth in Section 1.02 (Terms Generally) of the Credit Agreement shall apply to, and are hereby incorporated by reference in, these Subordination Terms. In addition, the following terms shall have the following respective meanings set out below:
“Senior Parties” shall mean the holders from time to time of the Obligations, including any transferee or assignee of any such holder.
“Subordinated Obligations” shall mean any and all Indebtedness, liabilities and other obligations, whether for principal, interest, premium, fees, costs, expenses, reimbursements, indemnities or other amounts (including any amounts owing in respect of a breach of the representations, warranties or covenants thereunder) in respect of any obligations (including rights of subrogation against any Loan Party obtained under any Transaction Document), now or hereafter owing by any Loan Party to any of its Affiliates, including interest on any amount thereof accruing after the date of any filing by any Loan Party of any petition in bankruptcy or the commencement of any bankruptcy, reorganization, insolvency or similar proceedings with respect to any Loan Party.
“Subordinated Parties” shall mean the holders from time to time of the Subordinated Obligations, including any transferee or assignee of any such holder.
“Subordination Terms” shall mean the terms of subordination set out in this Exhibit.
1.The Subordinated Obligations are expressly and irrevocably made subordinate, to the extent and in the manner hereinafter set forth, in right of payment and in liquidation to the prior payment in full of the Obligations.
2.The Subordinated Parties may not permit, ask, demand, make any claim for, sue for, accelerate, institute any action or proceeding for, otherwise exercise any remedy for, take, receive or accept from any Loan Party, directly or indirectly, in cash, securities or other property, by purchase or redemption, or by set-off or in any other manner, including, from or by way of collateral, payment of all or any of the subordinated Indebtedness, or otherwise pursue any right or remedy with respect to the subordinated Indebtedness unless and until ninety days after the Termination Date has occurred, whether or not any default shall have occurred under the Obligations and whether or not any amount in respect of the Obligations shall then be due and payable; provided, that the Subordinated Parties may receive, and any Loan Party may pay, principal, interest or other amounts on the subordinated Indebtedness if and to the extent that such payment is permitted pursuant to each Financing Document (including pursuant to Section 6.07 (Restricted Payments) of the Credit Agreement to be made with amounts on deposit in the Distribution Account). Until ninety days after the Termination Date, the Subordinated Parties shall not take any action to accelerate the maturity under the subordinated Indebtedness or to pursue any rights or remedies under the documents in respect of the subordinated Indebtedness.
3.Any payment or security paid or given by any Loan Party to the Subordinated Parties in connection with the subordinated Indebtedness that is not permitted by the Financing Documents or this Exhibit P shall be deemed to have been received by or on behalf of the Subordinated Parties in trust for the benefit of the Secured Parties, segregated from other funds of the Subordinated Parties, and immediately shall be turned over, in the form received (except for the endorsement or assignment of such Subordinated Parties to the Collateral Agent, if requested by the Administrative Agent), for application in reduction of, or as security for, the Obligations or otherwise as the Collateral Agent determines in accordance with or as contemplated by the Security Documents. In the event that the Subordinated Parties fail to take such action requested by the Collateral Agent, the Collateral Agent may, as attorney-in-fact for the Subordinated Parties, take such action on behalf of the Subordinated Parties.
No Subordinated Party shall accept or obtain (i) any Lien on any property of any Loan Party as security for any of the subordinated Indebtedness, or (ii) or any guaranty or other claim or right of recourse against any Loan Party or any property of any Loan Party. If, notwithstanding the foregoing, any Subordinated Party shall accept or obtain any Lien on any property of any or all of any Loan Party, such Lien shall be subordinated in all respects to the Liens securing the Obligations, and to the extent any Subordinated Party receives any proceeds on account of such Lien, such Subordinated Party shall hold such proceeds in trust for the Secured Parties and shall immediately remit such proceeds to the Administrative Agent for application to the payment of Obligations until all such Obligations has been indefeasibly paid in full in cash.
4.These Subordination Terms shall constitute a continuing offer and inducement to all Senior Parties, and are made for the benefit of the Senior Parties, which are obligees hereunder and entitled to enforce their rights hereunder, without any act or notice of acceptance hereof or reliance hereon. These Subordination Terms shall apply notwithstanding anything to the contrary contained in the Transaction Documents or otherwise.
5.All rights and remedies of the Administrative Agent and the Collateral Agent with respect to the Obligations and the Liens and security interests in or with respect to any property of any Loan Party (including the Liens created under the Security Documents and all rights and remedies of the Collateral Agent with respect to any insurance policies or insurance proceeds) are, and shall at all times continue to be superior in all respects to the interests of the Subordinated Parties.
Each Subordinated Party agrees not to assert and hereby waives, to the fullest extent permitted by law, any right to demand, request, plead or otherwise assert or otherwise claim the benefit of, any marshalling, appraisal, valuation or other similar right that may otherwise be available under applicable law with respect to any collateral securing the Obligations or any other similar rights a junior secured creditor may have under applicable law. Each Subordinated Party agrees that it will not (i) challenge or support any other person in challenging the enforceability, validity, priority, perfection or amount of the Obligations or the Liens securing the same, (ii) participate in any bankruptcy or other insolvency proceeding of any Loan Party or any subsidiary, and for avoidance of doubt, shall not file any pleadings or take any positions in any such proceedings, and (iii) shall not take any action that impairs or otherwise interferes with the exercise of any rights or remedies by any Secured Party pursuant to the Financing Documents or applicable law.
6. (a) In any insolvency, bankruptcy or other proceeding under any Debtor Relief Law in respect of any Loan Party:
i.the Obligations shall first be paid in full and the discharge of the Obligations shall have occurred before any payment or distribution is made upon the subordinated Indebtedness.
ii.Each of the Administrative Agent and the Collateral Agent is hereby irrevocably authorized and empowered (in its own name or in the name of the Subordinated Parties or otherwise), but shall have no obligation, to demand, sue for, collect and receive every payment or distribution referred to herein and give acquittance therefor and to execute and file proofs of claim and other documents and take any other action (including enforcing any security interest or other lien securing payment of the subordinated Indebtedness) as may be directed in the Credit Agreement, to protect completely the Secured Parties’ interest in the subordinated Indebtedness and their right of enforcement thereof. The Subordinated Parties shall execute and deliver to the Administrative Agent and the Collateral Agent such powers of attorney, assignments, or other instruments as may be requested, in order to accomplish the foregoing.
iii.No Subordinated Party shall authorize or consent to, accept or adopt any plan of reorganization, arrangement, adjustment or composition of or relating to any Loan Party thereof that contains any provisions inconsistent with the provisions in this Section 5(a)(i).
(b)    In any of the proceedings referred to in (a), any payment or distribution of any kind or character that may be payable or deliverable in respect of the subordinated Indebtedness shall be paid or delivered directly to the Collateral Agent for application in payment of the Obligations. Notwithstanding the foregoing sentence, in the event that any such payment or distribution shall be received by the Subordinated Parties before the Obligations are paid in full or provisions satisfactory to the Collateral Agent are made for such payment, any payment or distribution to or for the benefit of the Subordinated Parties shall be held by the Subordinated Parties in trust for the Collateral Agent, segregated from other funds of the Subordinated Parties, and immediately shall be turned over to the Collateral Agent, in the exact form received by the Subordinated Parties (or duly endorsed by the Subordinated Parties to the Collateral Agent, if required) to be applied against the Obligations in accordance with Section 7.03 (Application of Funds) of the Credit Agreement. The Collateral Agent shall have the right to vote the Subordinated Parties’ claims with respect to the subordinated Indebtedness without regard to the interests of the Subordinated Parties, including to vote the same in connection with any resolution, arrangement, plan of reorganization, compromise, settlement or extension or any other matter which may come before any meeting of creditors of any Loan Party generally or in connection with, or in anticipation of, any insolvency or bankruptcy case or proceeding, or any proceeding under any Debtor Relief Laws, in such manner as the Senior Parties (or any such agent(s) thereof) shall determine appropriate in their sole discretion.
7. The Subordinated Parties:
i.agree to execute and deliver to the Senior Parties (or such agent(s) thereof as they may from time to time designate in writing) all such further instruments confirming the above authorizations, and all such powers of attorney, proofs of claim, assignments of claim and other instruments, and to take all such other action as may be requested by the Senior Parties (or any such agent(s) thereof) in order to enable the Senior Parties (or any such agent(s) thereof) to enforce all claims upon or in respect of the Subordinated Obligations; and
ii.irrevocably waives all rights it has in its capacity as a holder of Subordinated Obligations in any insolvency, bankruptcy or other proceeding under any Debtor Relief Law) to object to, vote against, oppose or otherwise interfere with: (i) any plan of reorganization filed in such case with the support of the Senior Parties or (ii) any motion, stipulation, or complaint filed in such case with the support of the Senior Parties; and
iii.irrevocably authorizes and empowers the Senior Parties (or such agent(s) thereof as they may designate from time to time) on its behalf to take such action as may be necessary or appropriate to effectuate these Subordination Terms.
8.    Each of the Administrative Agent, the Collateral Agent and the Secured Parties shall be an express third-party beneficiary of the provisions of these subordination terms that relate to the subordination, forbearance, and any provisions of any Financing Document.
9. The provisions of these Subordination Terms are intended solely for the purpose of defining the relative rights of the Subordinated Parties, on the one hand, and the Senior Parties, on the other hand. Nothing contained in these Subordination Terms relating to the Subordinated Obligations is intended to or shall:
i.    impair, as among any Loan Party, its creditors other than the Senior Parties, and the
Subordinated Parties, the obligation of any Loan Party, which is absolute and unconditional, to pay to the Subordinated Parties (subject to the rights of the Senior Parties) the Subordinated Obligations as and when the same shall become due and payable in accordance with their terms; or

ii.affect the relative rights of the Subordinated Parties and creditors of any Loan Party other than the Senior Parties; or
iii.vitiate or otherwise affect the occurrence of a default in respect of the Subordinated Obligations to the extent that any failure to make a payment of any Subordinated Obligation by reason of these Subordination Terms would otherwise constitute such a default; or
iv.prevent any of the Subordinated Parties from exercising all remedies otherwise permitted by applicable law upon default in respect of the Subordinated Obligations, subject to the rights, if any, of the Senior Parties under these Subordination Terms to receive the cash, property, securities or other assets of any Loan Party received upon the exercise of any such remedy.
10.Each of the Administrative Agent and the Collateral Agent shall be authorized to demand specific performance of these subordination terms, whether or not any Loan Party shall have complied with any of the provisions hereof applicable to it, at any time when the Subordinated Parties shall have failed to comply with any of the provisions of these subordination terms applicable to them. The Subordinated Parties hereby irrevocably waive any defense based on the adequacy of a remedy at law or otherwise, which might be asserted as a bar to such remedy of specific performance.
11.No right of any Senior Party to enforce subordination as herein provided shall at any time in any way be prejudiced, impaired or waived by any act or failure to act on the part of any Loan Party or any Subordinated Party or by any act or failure to act or any delay in exercising any right, remedy or power hereunder by any Senior Party, or by any noncompliance by any Loan Party or any Subordinated Party with the terms, provisions and covenants of these Subordination Terms, regardless of any knowledge thereof any Senior Party may have or otherwise be charged with. Each and every right, remedy and power hereby granted to the Senior Parties or allowed to the Senior Parties by law or other agreements shall be cumulative and not exclusive of any other rights, remedies or powers that the Senior Parties might otherwise have, and may be exercised by the Senior Parties from time to time.
12.Without in any way limiting the generality of the foregoing paragraph, the occurrence of any one or more of the following (with or without the consent of or notice to any Subordinated Party), shall not cause any Senior Party to incur any obligation to any Subordinated Party and shall not impair or release the subordination provided in these Subordination Terms or the obligations hereunder of any Subordinated Party to the Senior Parties, even if any right of reimbursement or subrogation or other right or remedy of the Subordinated Parties is extinguished, affected or impaired thereby:
i.    at any time or from time to time, the time for any performance of or compliance with any Subordinated Obligation or any Obligation shall be extended, or such performance or compliance shall be waived;

ii.the terms, covenants or obligations relating to any Obligation are in any way amended, modified or supplemented (including pursuant to any amendment, modification or supplement to any Financing Document or any document or instrument relating to any of the foregoing);
iii.the maturity of any Subordinated Obligation or any Obligation shall be accelerated, or any Subordinated Obligation shall be modified, supplemented or amended in any respect (regardless of whether the consent of the Collateral Agent shall be given pursuant to paragraph 16(a)(iii) below);
iv.any Lien or guarantee shall be granted to, or in favor of, any Senior Party as security for any Obligation (regardless of whether any such Lien shall be perfected or whether any such guarantee shall be valid or shall at any time be released); any Lien shall be granted to, or in favor of, any Subordinated Party as security for any Subordinated Obligation (regardless of whether any such Lien shall be perfected); or
v.the assignment or transfer of any Senior Party’s rights under or interest in any Obligation; or any other circumstance which might otherwise constitute a defense available to, or a discharge of, any Loan Party or any Subordinated Party.
13. Without in any way limiting the generality of the foregoing paragraph 12, any Senior Party may, at any time and from time to time, without the consent of or notice to the Subordinated Parties, without incurring any obligation to the Subordinated Parties, and without impairing or releasing the subordination provided herein or the obligations hereunder of the Subordinated Parties, do any one or more of the following, even if any right of reimbursement or subrogation or other right or remedy of the Subordinated Parties is extinguished, affected or impaired thereby:
i.change the manner, place or terms of payment of or extend the time of payment of, or renew or alter, Obligations owed to it or any collateral security or guarantee therefor, or otherwise amend or supplement in any manner, or enter into any compromise or settlement in respect of, the Obligations owed to it or any instrument evidencing the same or any agreement under which any Obligations owed to them are outstanding;
ii.sell, exchange, release, enforce, delay in enforcing, or otherwise deal with any property pledged, mortgaged or otherwise securing any Obligations owed to it;
iii.release any Person liable in any manner for any Obligations owed to it (including any guarantor thereof); and
iv.exercise or refrain from exercising any rights against any Loan Party and any other Person.

14. The Subordinated Parties shall agree that, unless and until ninety days after the Termination Date has occurred:
i.no payment whatsoever on account of any of the Subordinated Obligations or any judgment with respect thereto (and no payment on account of the purchase or redemption or other acquisition of the Subordinated Obligations) shall be made by or on behalf of any Loan Party;
ii.it shall not ask, demand, sue for, take or receive from any Loan Party, by set-off or in any other manner, payment of any of the Subordinated Obligations; and
iii.it shall not join with any creditor other than the Secured Parties in commencing, directly or indirectly, or causing any Loan Party to commence, or assist any Loan Party in commencing, any insolvency, bankruptcy or other proceeding under any Debtor Relief Law in respect of any Loan Party, provided, that nothing herein shall be deemed to prohibit any payment of any of the Subordinated Obligations made in accordance with the proviso to paragraph 2 hereof. In the event that, notwithstanding the provisions of this paragraph 14, any Subordinated Party shall have received any payment or security prohibited by the provisions of this paragraph 14, including any such payment arising out of the exercise by any Subordinated Party of a right of set-off or counterclaim or any such payment received by reason of other Indebtedness of any Loan Party being subordinated to the Subordinated Obligations, then, and in any such event, the provisions of paragraph 3 above shall apply. The provisions of this paragraph 14 shall not alter the rights of the Senior Parties under the provisions of paragraph 6 hereof or otherwise.
15. The Subordinated Parties shall agree that no payment or distribution to the Secured Parties pursuant to the provisions herein shall entitle the Subordinated Parties to exercise any right of subrogation in respect thereof until ninety days after the Termination Date has occurred.
16. (a) The Subordinated Parties shall not:
i.convert or exchange any of the subordinated Indebtedness into or for any other indebtedness or equity interest or subordinate, or permit to subordinate, any of the subordinated Indebtedness to any indebtedness of any Loan Party other than the obligations to Secured Parties; or
ii.sell, assign, pledge, encumber or otherwise dispose of any of the subordinated Indebtedness, except to any Loan Party.
iii.permit the terms of any of the subordinated Indebtedness to be changed, amended or modified without the prior written consent of the Collateral Agent other than any amendment that does not amend, waive or otherwise modify in any manner any of the terms herein applicable to such subordinated Indebtedness; provided, however, that the Subordinated Parties may permit the terms of any subordinated

Indebtedness to be changed from time to time to forgive or cancel any subordinated Indebtedness, extend the maturity of such subordinated Indebtedness, postpone the due date of any payment(s) due thereunder or to reduce the rate of interest on such subordinated Indebtedness.
17.To the extent any payment of Obligations (whether by or on behalf of any Loan Party, as proceeds of security or enforcement of any right of setoff or otherwise) is declared to be fraudulent or preferential or is otherwise avoided, set aside or required to be paid to any receiver, trustee in bankruptcy, liquidating trustee, agent or other similar person under any bankruptcy, insolvency, receivership, fraudulent conveyance or similar law, then, if such payment is recovered by, or paid over to, such receiver, trustee in bankruptcy, liquidating trustee, agent or other similar person, the Obligations or part thereof originally intended to be satisfied shall be deemed to be reinstated and outstanding as if such payment had not occurred.
Any diminution (whether pursuant to court decree or otherwise, including without limitation for any of the reasons described in the preceding paragraph) of any Loan Party’s obligation to make any distribution or payment pursuant to any Obligations, except to the extent such diminution occurs by reason of the indefeasible repayment (which has not been disgorged or returned) of such Obligations in cash, shall have no force or effect for purposes of the subordination provisions contained in this Exhibit P, with any turnover of payments as otherwise calculated pursuant to this Exhibit P to be made as if no such diminution had occurred.
18.Each Subordinated Party and each Loan Party each hereby waives promptness, diligence, notice of acceptance and any other notice with respect to any of the Obligations and these subordination terms and any requirement that the Secured Parties protect, secure, perfect or insure any security interest or lien or any property subject thereto or exhaust any right or take any action against any Loan Party or any other person or entity or any collateral.
19.The obligations of the Subordinated Parties under these Subordination Terms shall continue to be effective, or be reinstated, as the case may be, if at any time any payment in respect of any Obligations, or any other payment to any Senior Party in its capacity as such, is rescinded or must otherwise be restored or returned by the holder of such Obligations upon the occurrence of any insolvency, bankruptcy or other proceeding under any Debtor Relief Law, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, any Loan Party or any substantial part of its property, or otherwise, all as though such payment had not been made.
20.These Subordination Terms shall remain in full force and effect as between the Subordinated Parties and Senior Parties notwithstanding the occurrence of any insolvency, bankruptcy or other proceeding under any Debtor Relief Law in respect of any Loan Party affecting any Loan Party.
21.Notwithstanding anything to the contrary in these Subordination Terms or any agreement into which they are incorporated, these Subordination Terms may be waived, modified,

amended or otherwise changed only by a written agreement signed by the parties hereto and all of the Senior Parties.
22.All notices, requests, consents and demands hereunder shall be delivered to the intended recipient in the manner specified in Section 9.01 of the Credit Agreement or, if such recipient is not party to the Credit Agreement, at the “Address” specified beneath its name on the signature pages to the agreement containing these Subordination Terms or, as to any party, at such other address as shall be designated by such party in a notice to each other
party.    Except as otherwise provided in these Subordination Terms, all such communications shall be deemed to have been duly given when transmitted by telecopier or personally delivered or, in the case of a mailed notice, upon receipt, in each case given or addressed as aforesaid.
23.These Subordination Terms shall incorporate Section 9.09 of the Credit Agreement as if it was set forth herein, mutatis mutandis.

EXHIBIT Q
TO
CREDIT AGREEMENT
CAPACITY TRADING PROTOCOLS
The Project Company’s authority to sell or buy capacity or otherwise participate in capacity markets shall be subject to the Project Company's compliance with the following requirements and conditions:
1.The Project Company may assign management of capacity market sales and obligations to a qualified third party as agent (the “Agent”).
2.The Project Company or Agent may only offer capacity of the Project into the ISO-NE Forward Capacity Market, including each annual Forward Capacity Auction (defined herein as set forth in the ISO-NE Tariff), substitution auction, annual reconfiguration auctions, monthly reconfiguration auctions, and any other auctions that may take place under the ISO-NE Forward Capacity Market. In addition, the Project Company or Agent may enter into third-party bilateral capacity transactions.
3.The approval of the Administrative Agent shall be required to enter into third party-bilateral capacity transactions with a term of greater than twelve months or with total compensation to be paid by the purchaser thereunder equal to a greater than $25,000,000.00.
4.The Project Company or Agent may offer up to the Available Qualified Capacity (as defined below) permitted to be offered by ISO-NE during the Capacity Offer Planning Meeting (as defined below). The Project Company or Agent may manage the Project’s capacity exposure through periodic reconfiguration auctions and bilateral capacity transactions. “Available Qualified Capacity” means the maximum volume of capacity approved by ISO-NE that the Project may sell into the ISO-NE Forward Capacity Market for any single capacity commitment period, less any volume of capacity already committed through bilateral contracts.
5.The Project Company or Agent is responsible for posting and maintaining financial assurance and credit requirements issued by ISO-NE for participation in the ISO-NE Forward Capacity Market.
6.Upon receipt of any ISO-NE capacity auction results, the Project Company or Agent shall provide notice of the capacity supply obligations awarded to the Project Company in the applicable delivery year or period.
7.Annually the Project Company will review plans for upcoming ISO-NE annual Forward Capacity Auction and subsequent auctions and bilateral capacity opportunities, as appropriate, with the Administrative Agent (the "Capacity Offer Planning Meeting"). Topics for discussion at the Capacity Offer Planning Meeting include any material changes to the ISO-NE auction rules,
EXHIBIT Q-1

penalty calculations, recent market results (including an increase in the frequency or magnitude of capacity scarcity or similar events, and any related relevant market factors, and taking into account the operational performance of the Project that may influence the Project Company's capacity offer strategy, expected capacity award, or risk of size or frequency of incentive payments or penalties).
8. Notifications: The Project Company or Agent shall inform the Administrative Agent upon the following events or actions:
a)Upon the execution of any bilateral agreement being entered into for Forward Capacity with a third party;
b)Upon the award by ISO-NE to the Project Company for any Capacity Supply Obligation or the termination before the expiration of term of any previous award; or
c)Upon the assessment of any penalties by ISO-NE under any Capacity Supply Obligation.
EXHIBIT Q-2

EXHIBIT S
TO
CREDIT AGREEMENT
TAX EQUITY TERM SHEET
[Intentionally omitted.]
EXHIBIT S-1

SCHEDULE I
TO
CREDIT AGREEMENT
COMMITMENTS
[See attached.]

SCHEDULE I COMMITMENTS
Term Loan Agreement (Avangrid Vineyard Wind, LLC)

Senior Lender	Commitment Amount	Proportionate Share
BANCO BILBAO VIZCAYA ARGENTARIA, S.A. NEW YORK BRANCH	$137,660,660.19	11.60%
BANCO SANTANDER, S.A., NEW YORK BRANCH	$124,496,803.19	10.49%
BANK OF AMERICA, N.A.	$137,660,660.19	11.60%
BNP PARIBAS	$124,496,803.19	10.49%
CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK	$124,496,803.19	10.49%
JPMORGAN CHASE BANK, N.A.	$137,660,660.19	11.60%
MUFG BANK, LTD.	$137,660,660.19	11.60%
NATIXIS, NEW YORK BRANCH	$124,496,803.19	10.49%
NATWEST MARKETS PLC	$61,747,266.30	5.21%
NATIONAL WESTMINSTER BANK PLC	$75,913,393.89	6.40%
Total	$1,186,290,513.71	100.00%

SCHEDULE I COMMITMENTS
Term Loan Agreement Letter of Credit Facilities (Avangrid Vineyard Wind, LLC)

Senior Lender	Class of Letter of Credit	Commitment Amount	Proportionate Share
BANCO SANTANDER, S.A., NEW YORK BRANCH	BOEM Letter of Credit	$241,521.50	2.66%
CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK	PPA Letter of Credit Tranche 1	$4,228,000.00	46.64%
BNP PARIBAS	PPA Letter of Credit Tranche 2	$3,692,800.00	40.73%
BANCO SANTANDER, S.A., NEW YORK BRANCH	PPA Letter of Credit Tranche 3	$79,200.00	0.87%
BANCO SANTANDER, S.A., NEW YORK BRANCH	New Bedford Letter of Credit	$251,575.00	2.77%
BANCO SANTANDER, S.A., NEW YORK BRANCH	Water Commission Letter of Credit	$572,916.67	6.32%
Total		$9,066,013.17	100.00%

SCHEDULE II
TO
CREDIT AGREEMENT
ONSHORE PROJECT SITE
1. Easement rights in Covell’s Beach, 857 Craigville Beach Road, Barnstable, Massachusetts (transmission cable)
2. Easement, sub-easement and permit rights in the following public and private roads in Barnstable, Massachusetts (transmission cable):
a.Craigville Beach Road
b.Strawberry Hill Road
c.Falmouth Road (MA Route 28) crossing (Strawberry Hill Road – Route 28 to Wequaquet Lane)
d.Wequaquet Lane
e.Phinney’s Lane
f.Iyannough Road (MA Route 132) crossing
g.Attucks Lane
h.Independence Drive (a/k/a Independence Way) (Public way and private ROW)
3. Leasehold in 40 Communications Way, Barnstable, Massachusetts (substation site)
4.    Leasehold in 4 Wright Street, New Bedford, Massachusetts (lease of New Bedford Marine
Terminal for Project construction)
5. Permit No. 5-2019-0358 issued December 23, 2019 granted by Massachusetts Department of Transportation to Vineyard Wind 1 LLC (as assignee of Vineyard Wind LLC pursuant to that certain Assignment and Assumption of Permit) to install electrical duct bank within the State Highway Layout on Falmouth Road (Route 28), Phinney’s Lane and Iyannough Road (Route 132), as affected by Extension issued November 20, 2020
6. Option Agreement (To Lease Real Estate) at 190 Beach Road, Vineyard Haven, MA (Option to Lease Tisbury Marine Terminal for Operations & Maintenance Facilities), as amended
7. Option Agreement (To Purchase Option Premises) at 61 Beach Road, Vineyard Haven, MA (Operations & Maintenance Facility)
NOTE: For legal descriptions of the above-referenced Onshore Project Sites in item 1 through 4, see Exhibit A attached to the Mortgage (as defined in the Construction Credit Agreement).

SCHEDULE III
TO
CREDIT AGREEMENT
OFFSHORE PROJECT SITE
1.Leasehold in Lease Number OCS-A 0501, effective April 1, 2015, as amended on June 22, 2021.
2.Project Easement of Lease OCS-A 0501 granted July 15, 2021 by the United States Department of Interior Bureau of Ocean Energy Management.
3.Assignment and Segregation of Lease Number OCS-A 0501 granted June 28, 2021.
4.License in and under the Massachusetts waters of Nantucket Sound and Muskeget Channel in the Towns of Barnstable, Edgartown and Nantucket, Massachusetts from the federal waters to Covell’s Beach in Barnstable, Massachusetts as shown in plans recorded in the Barnstable County Registry of Deeds with License No. 15011 dated March 10, 2020 granted by Massachusetts Department of Environmental Protection (Chapter 91 License).

SCHEDULE 2.08
TO
CREDIT AGREEMENT
AMORTIZATION SCHEDULE
[See attached.]

SCHEDULE 2.08 AMORTIZATION SCHEDULE
Term Loan (Avangrid Vineyard Wind, LLC)

Date	Beginning Balance	Amortization	Ending Balance	Percentage
4/30/2024	$1,186,290,513.71	$0.00	$1,186,290,513.71	0.00%
6/30/2024	$1,186,290,513.71	$0.00	$1,186,290,513.71	0.00%
9/30/2024	$1,186,290,513.71	$1,205,730.92	$1,185,084,782.79	0.10%
12/31/2024	$1,185,084,782.79	$3,881,531.21	$1,181,203,251.58	0.33%
3/31/2025	$1,181,203,251.58	$9,522,633.81	$1,171,680,617.77	0.80%
6/30/2025	$1,171,680,617.77	$9,701,903.44	$1,161,978,714.34	0.82%
9/30/2025	$1,161,978,714.34	$2,678,273.45	$1,159,300,440.88	0.23%
12/31/2025	$1,159,300,440.88	$3,401,403.52	$1,155,899,037.37	0.29%
3/31/2026	$1,155,899,037.37	$9,582,757.92	$1,146,316,279.45	0.81%
6/30/2026	$1,146,316,279.45	$9,950,642.54	$1,136,365,636.91	0.84%
9/30/2026	$1,136,365,636.91	$3,566,499.09	$1,132,799,137.82	0.30%
12/31/2026	$1,132,799,137.82	$4,271,340.66	$1,128,527,797.16	0.36%
3/31/2027	$1,128,527,797.16	$10,566,240.07	$1,117,961,557.09	0.89%
6/30/2027	$1,117,961,557.09	$11,062,486.78	$1,106,899,070.31	0.93%
9/30/2027	$1,106,899,070.31	$4,473,017.85	$1,102,426,052.46	0.38%
12/31/2027	$1,102,426,052.46	$5,135,982.48	$1,097,290,069.98	0.43%
3/31/2028	$1,097,290,069.98	$11,766,341.37	$1,085,523,728.61	0.99%
6/30/2028	$1,085,523,728.61	$11,748,321.55	$1,073,775,407.06	0.99%
9/30/2028	$1,073,775,407.06	$4,673,967.24	$1,069,101,439.82	0.39%
12/31/2028	$1,069,101,439.82	$5,296,628.86	$1,063,804,810.96	0.45%
3/31/2029	$1,063,804,810.96	$12,122,571.07	$1,051,682,239.90	1.02%
6/30/2029	$1,051,682,239.90	$12,501,598.68	$1,039,180,641.22	1.05%
9/30/2029	$1,039,180,641.22	$5,270,253.36	$1,033,910,387.86	0.44%
12/31/2029	$1,033,910,387.86	$5,901,938.00	$1,028,008,449.86	0.50%
3/31/2030	$1,028,008,449.86	$12,907,949.12	$1,015,100,500.74	1.09%
6/30/2030	$1,015,100,500.74	$12,869,519.42	$1,002,230,981.32	1.08%
9/30/2030	$1,002,230,981.32	$4,655,733.06	$997,575,248.25	0.39%
12/31/2030	$997,575,248.25	$5,242,646.84	$992,332,601.41	0.44%
3/31/2031	$992,332,601.41	$12,205,058.61	$980,127,542.80	1.03%
4/30/2031	$980,127,542.80	$980,127,542.80	$0.00	82.62%

SCHEDULE 3.05
TO
CREDIT AGREEMENT
GOVERNMENTAL APPROVALS
Part A Approvals:

Agency	Governmental Approval	Issued/Dated
Federal
Bureau of Ocean Energy	Commercial Lease for
Management	Submerged Lands for
Renewable Energy
Development on the Outer
Continental Shelf, Renewable Energy Lease
Number OCS-A 0501, issued by the Bureau of
Ocean Energy Management to Offshore MW LLC, effective April 1, 2015, as amended by the June 22, 2021 Amendment of
Renewable Energy Lease
OCS-A 501 extending operations term from 25 to
33 years, executed by
Vineyard Wind, and as subject to the (a) June 28, 2021 Bureau of Ocean
Energy Management
Assignment of Record Title
Interest in Federal OCS
Renewable Energy Lease assigning northern portion of Renewable Energy Lease
OCS-A 501 to Vineyard
Wind 1 LLC, and (b) June
28, 2021 Bureau of Ocean
Energy Management Notice of Approval of Partial
Assignment of Renewable
Energy Lease OCS-A-0501 to Vineyard Wind 1 LLC

Agency	Governmental Approval	Issued/Dated
Bureau of Ocean Energy Management	Site Assessment Plan Approval	May 10, 2018
Bureau of Ocean Energy Management	Record of Decision, Vineyard Wind 1 Offshore Wind Energy Project Construction and Operations Plan	May 10, 2021
Bureau of Ocean Energy Management	Approval of Construction and Operations Plan pursuant to Outer Continental Shelf Lands Act, 30 C.F.R. § 585.620, and the accompanying Project Easement of Lease OCS-A 0501	July 15, 2021
US Environmental Protection Agency	Confirmation of National Pollutant Discharge Elimination System Construction General Permit Coverage for Vineyard Wind Connector 1 Onshore Substation, NPDES ID: MAR100394	April 29, 2021
US Environmental Protection Agency	Outer Continental Shelf Air Permit No. OCS-R1-03 pursuant to Section 328 of the Clean Air Act, 40 U.S.C. § 7627	May 19, 2021
US Army Corps of Engineers	Permit No. NAE-2017- 01206 to discharge dredged or fill material to waters of the United States from the U.S. Army Corps of Engineers pursuant to Section 404 of the Clean Water Act, 33 U.S.C. § 1344	August 9, 2021
US Army Corps of Engineers	Permit No. NAE-2017- 01206 for the obstruction or alteration of navigable waters of the United States from the U.S. Army Corps of Engineers pursuant to Section 10 of the Rivers and	August 9, 2021

Agency	Governmental Approval	Issued/Dated
Harbor Act, 33 U.S.C. § 403
US Army Corps of Engineers	Permit to make use of New Bedford Massachusetts hurricane barrier from the U.S. Army Corps of Engineers pursuant to Section 14 of the Rivers and Harbors Act, 33 U.S.C. § 408	July 22, 2021
US National Marine Fisheries Service	Marine Mammal Protection Act Incidental Harassment Authorization for the taking of marine mammals incidental to construction	May 21, 2021
US National Marine Fisheries Service	Marine Mammal Protection Act Incidental Harassment Authorization for the taking of marine mammals incidental to marine site characterization surveys off of Massachusetts and Rhode Island	July 21, 2021
US National Marine Fisheries Service
Endangered Species Act Section 7 Consultation Biological Opinion Incidental Take Statement re Construction, Operation, Maintenance and Decommissioning of the Vineyard Wind Offshore Energy Project (Lease OCS-A 0501), which is the subject of re-initiation of consultation
September 11, 2020
Federal Aviation Administration	Determinations of No Hazard pursuant to 14 C.F.R. § 77.31(d)	ESP	November 24, 2020
		New Bedford MA Terminal Cranes (NBM1-15)	November 20, 2020
		WT Barge Cranes Transit	Extension issued

Agency	Governmental Approval	Issued/Dated
State		Route (NBBW- 0– 29)	February 25, 2021
		WT-Barge Crane Transit Route (NBH-1 – 15)	Extension issued February 25, 2021
		Quonset RI Cranes (QBA-4, 7-17, 23-32, 35- 40)	Extension issued February 4, 2021
		Quonset RI Cranes Transit Route (QH1, 4-5, 7-9, 15-18, 21- 25, 29-34, 36-39, 42-59, 62-87))	Extension issued February 25, 2021
		Quonset RI Cranes Transit Route (QBW0- 8)	Extension issued February 25, 2021

Massachusetts Environmental Policy Act Office
Certificate of Secretary of Energy and Environmental Affairs on Final Environmental Impact Report (FEIR), certifying that the Project adequately and properly complies with the Massachusetts Environmental Policy Act (MEPA), EEA No. 15787
February 1, 2019
Massachusetts Energy Facilities Siting Board	G.L. ch. 164, § 69J Approval to Construct Transmission Facilities in Massachusetts for the Delivery of Energy from an Offshore Wind Energy Facility (EFSB 17-05)	May 10, 2019
Massachusetts Department of Public Utilities	G.L. ch. 164, § 72, Approval to Construct and Use Transmission Facilities in Massachusetts For the Delivery of Energy from an	May 10, 2019

Agency	Governmental Approval	Issued/Dated
Offshore Wind Energy Facility (EFSB 18-19)
Massachusetts Department of Public Utilities
G.L. ch. 40A, § 3 Zoning Exemptions from the Operation of the Zoning Ordinance of the Town of Barnstable and the Zoning Bylaw of the Town of Yarmouth for the Construction and Operation of Transmission Facilities in Massachusetts for the Delivery of Energy from an Offshore Wind Energy Facility (DPU 18-18)
May 10, 2019
Massachusetts Department of Public Utilities	G.L. ch. 40A, § 3 Zoning Exemption for Individual Exemptions and a Comprehensive Exemption from the Zoning Ordinance of the Town of Barnstable, Massachusetts (DPU 21-08)	May 28, 2021 (substation expansion)
Massachusetts Department of Public Utilities	Approval of March 31, 2020 Request for Waiver of Condition A in docket EFSB 17-05/D.P.U. 1818/18-19	June 10, 2020
Massachusetts Department of Public Utilities	Finding that no further inquiry is required for the May 11, 2020 Notice of Project Change to the Onshore Substation	November 3, 2020
Massachusetts Department of Environmental Protection (MassDEP)	Chapter 91 Waterways License and Dredge Permit (License No. 15011)	March 10, 2020
Massachusetts Natural Heritage and Endangered Species Program (NHESP)	Determination Letter under Massachusetts Endangered Species Act, File No 1737398	May 14, 2019
Massachusetts Department of Environmental Protection (MassDEP)	Section 401 Water Quality Certification Major Project Dredging, Transmittal X282284	July 31, 2019

Agency	Governmental Approval	Issued/Dated
Massachusetts Department of Transportation (MassDOT)	Non-Vehicular Access Permits Barnstable, Permit 5-2019-0358	December 23, 2019, as extended on November 20, 2020 to December 23, 2021
Massachusetts Coastal Zone Consistency	Concurrence that Project and Project Effects on resources and uses in the Massachusetts Coastal zone are consistent with the CZM enforceable program policies (CZM #17853)	May 22, 2020
Rhode Island Coastal Zone Consistency
Concurrence that Project and Project Effects on resources and uses in the Rhode Island Geographic Location Description and are consistent with the enforceable policies of the Rhode Island coastal management program.
February 28, 2019
Local
Cape Cod Commission (Barnstable County)	Development of Regional Impact Development of Regional Impact Decision, pursuant to the Cape Cod Commission Act, Cape Cod Commission File No. 17026	May 2, 2019
Martha’s Vineyard Commission	Development of Regional Impact (DRI 688 Vineyard Wind Undersea Cable), pursuant to the Martha’s Vineyard Commission Act	May 16, 2019
Barnstable Conservation Commission	Order of Conditions ( under the Town of Barnstable Wetlands Protection Bylaw, Town of Barnstable Code, Chapter 237	May 23, 2019
	MassDEP Superseding Order of Conditions under the Massachusetts Wetland Protection Act (Barnstable), MassDEP File No. SE 35681	July 18, 2019

Agency	Governmental Approval	Issued/Dated
Edgartown Conservation	MassDEP Final Order of	October 1, 2019, which replaced
Commission	Conditions (Edgartown)	Superseding Order of Conditions
	under the Massachusetts	(SOC), Edgartown – Wetlands
	Wetlands Protection Act, MassDEP File No. SE-1529	under the Massachusetts Wetlands Protection Act (August 5, 2019)
Nantucket Conservation	Order of Conditions under	March 21, 2019
Commission	the Massachusetts Wetland
Protection Act and Town of
Nantucket Wetlands Bylaw, Town of Nantucket
Code, Chapter 136, MassDEP File No. SE 48-
3164
Part B Approvals:

Agency	Governmental Approval	Expected Issue/Date
Federal
US Coast Guard	Private Aids to Navigation authorization for the electrical service station and each wind turbine generator pursuant to 33 C.F.R. Part 66	30 days before construction
Federal Aviation Administration	Determinations of No Hazard pursuant to 14 C.F.R. § 77.31(d)	18 months before construction VW01 A01 VW01 B02 VW01 B03
Bureau of Ocean Energy Management	Facility Design and Fabrication and Installation Reports pursuant to Outer Continental Shelf Lands Act, 30 C.F.R. §§ 585.700- 585.701	ESP – October 2021 Export Cables – February 2022 Array Cables – June 2022 WTG/Foundations – July 2022
Federal Energy Regulatory Commission	MBR Authority	30 days prior to the initial energization of the Project
Federal Energy Regulatory Commission	EWG status	30 days prior to the initial energization of the Project
State
N/A
Local
Cape Cod Commission	Request for a Minor Modification Type 1 to

Agency	Governmental Approval	Expected Issue/Date
Development of Regional Impact decision dated May 5, 2021, as supplemented and clarified on August 26, 2021

SCHEDULE 3.07
TO
CREDIT AGREEMENT
LITIGATION
1.Complaint, Allco Renewable Energy Limited, et al. v. Haaland, et al., Case No. 1:21-cv-11171 (D. Mass.; filed July 18, 2021)
2.Complaint, ACK Residents Against Turbines and Vallorie Oliver v. U.S.Bureau of Ocean Energy Management, et al., Case No. 1:21-cv-11390 (D. Mass; filed August 25, 2021)
3.Nantucket Residents Against Turbines (“ACK Rats”), 60-day Notice of Intent to Sue: Violations of Endangered Species Act Section 7 – Legally Deficient Biological Opinion for Vineyard Wind Offshore Energy Project and Related Incidental Take Authorization and Incidental Harassment Authorization, (filed May 24, 2021)
4.Allco Renewable Energy Limited, 60-day Notice of Intent to Sue: Violations of Endangered Species Act 16 U.S.C. § 1531 et seq. and its implementing regulations, 50 C.F.R. § 402 (filed September 3, 2021)
5.Petition for Review, Responsible Offshore Development Alliance v. Haaland, et al. (1st Cir.; filed September 13, 2021)
For the avoidance of doubt, this Schedule 3.07 does not include any notice, petition, claim or litigation filed in any court other than those expressly set forth above.

SCHEDULE 3.08
TO
CREDIT AGREEMENT
COMPLIANCE WITH LAWS AND OBLIGATIONS
None.

SCHEDULE 3.09
TO
CREDIT AGREEMENT
ENVIRONMENTAL MATTERS
1. Items 1 through 3 of Schedule 3.07 are incorporated by reference herein
2.    Section 3.2 of each of:
a.Phase I Environmental Site Assessment for New Bedford Marine Commerce Terminal, New Bedford, MA, ADE Project No.. 3248.00, dated July 13, 2021
b.Phase I Environmental Site Assessment for Portions of Craigsville Beach Road, Strawberry Hill Road, Wequaquet Lane, Phinney’s Lane, Attucks Lane, and Independence Drive, Barnstable, MA, ADE Project No. 3249.00, dated July 13, 2021
c.Phase I Environmental Site Assessment for 857 Craigville Beach Road, Barnstable, MA, ADE Project No. 3249.00, dated July 13, 2021
d.Phase I Environmental Site Assessment for 17 Hangar Road North, West Tisbury, MA, ADE Project No. 3247, dated July 13, 2021
e.Phase I Environmental Site Assessment & Phase II Limited Subsurface Investigation for 17 Hangar Road North, West Tisbury, MA, ADE Project No. 3247.00, dated August 4, 2021
f.Phase I Environmental Site Assessment for 40 Communication Way, Hyannis, MA, ADE Project No. 3237, dated April 26, 2021
g.Phase I Environmental Site Assessment for 61 Beach Road, Tisbury, MA, ADE Project No. 3125.01, dated August 5, 2021
h.Phase I Environmental Site Assessment for 190 Beach Road, Tisbury, MA, ADE Project No. 3125.01, dated August 11, 2021
3. ASTM Phase II Limited Subsurface Investigation for 40 Communication Way, Barnstable, MA, ADE Project No. 3237.02, dated August 24, 2021

SCHEDULE 3.10
TO
CREDIT AGREEMENT
PROJECT DOCUMENTS
1.Offshore Wind Generation Unit Power Purchase Agreement (Facility 1), dated as of July 31, 2018, between NSTAR Electric Company d/b/a Eversource Energy and Vineyard Wind LLC, as assigned to Vineyard Wind 1 LLC by that certain Assignment and Assumption Agreement, dated as of July 1, 2021 between Vineyard Wind LLC and Vineyard Wind 1 LLC, and as amended by that certain First Amendment to Power Purchase Agreement, dated as of July 20, 2021, between NSTAR Electric Company d/b/a Eversource Energy and Vineyard Wind 1 LLC
2.Offshore Wind Generation Unit Power Purchase Agreement (Facility 2), dated as of July 31, 2018, between NSTAR Electric Company d/b/a Eversource Energy and Vineyard Wind LLC, as amended by that certain First Amendment to Power Purchase Agreement, dated as of September 27, 2018, and as assigned to Vineyard Wind 1 LLC by that certain Assignment and Assumption Agreement, dated as of July 1, 2021 between Vineyard Wind LLC and Vineyard Wind 1 LLC, and as further amended by that certain Second Amendment to Power Purchase Agreement, dated as of July 20, 2021, between NSTAR Electric Company d/b/a Eversource Energy and Vineyard Wind 1 LLC
3.Offshore Wind Generation Unit Power Purchase Agreement (Facility 1), dated as of July 31, 2018, between Massachusetts Electric Company and Nantucket Electric Company d/b/a National Grid and Vineyard Wind LLC, as assigned to Vineyard Wind 1 LLC by that certain Assignment and Assumption Agreement, dated as of July 1, 2021 between Vineyard Wind LLC and Vineyard Wind 1 LLC, and as amended by that certain First Amendment to Power Purchase Agreement, dated as of July 20, 2021, between Massachusetts Electric Company and Nantucket Electric Company d/b/a National Grid and Vineyard Wind 1 LLC
4.Offshore Wind Generation Unit Power Purchase Agreement (Facility 2), dated as of July 31, 2018, between Massachusetts Electric Company and Nantucket Electric Company d/b/a National Grid and Vineyard Wind LLC, as amended by that certain First Amendment to Power Purchase Agreement, dated as of September 27, 2018, and as assigned to Vineyard Wind 1 LLC by that certain Assignment and Assumption Agreement, dated as of July 1, 2021 between Vineyard Wind LLC and Vineyard Wind 1 LLC, and as further amended by that certain Second Amendment to Power Purchase Agreement, dated as of July 20, 2021, between Massachusetts Electric Company and Nantucket Electric Company d/b/a National Grid and Vineyard Wind 1 LLC
5.Offshore Wind Generation Unit Power Purchase Agreement (Facility 1), dated as of July 31, 2018, between Fitchburg Gas and Electric Light Company d/b/a Unitil and Vineyard Wind LLC, as assigned to Vineyard Wind 1 LLC by that certain Assignment and Assumption Agreement, dated as of July 1, 2021 between Vineyard Wind LLC and Vineyard Wind 1 LLC, and as amended by that certain First Amendment to Power Purchase Agreement, dated as of

July 20, 2021, between Fitchburg Gas and Electric Light Company d/b/a Unitil and Vineyard Wind 1 LLC
6.Offshore Wind Generation Unit Power Purchase Agreement (Facility 2), dated as of July 31, 2018, between Fitchburg Gas and Electric Light Company d/b/a Unitil and Vineyard Wind LLC, as amended by that certain First Amendment to Power Purchase Agreement, dated as of September 27, 2018, and as assigned to Vineyard Wind 1 LLC by that certain Assignment and Assumption Agreement, dated as of July 1, 2021 between Vineyard Wind LLC and Vineyard Wind 1 LLC, and as further amended by that certain Second Amendment to Power Purchase Agreement, dated as of July 20, 2021, between Fitchburg Gas and Electric Light Company d/b/a Unitil and Vineyard Wind 1 LLC
7.Standard Large Generator Interconnection Agreement, dated as of July 10, 2020, among Vineyard Wind LLC, ISO New England Inc. and NSTAR Electric Company (by its agent Eversource Energy Service Company), as assigned to Vineyard Wind 1 LLC by that certain Assignment and Assumption Agreement, dated as of July 16, 2021, between Vineyard Wind LLC and Vineyard Wind 1 LLC
8.Commercial Lease of Submerged Lands for Renewable Energy Development on the Outer Continental Shelf, Renewable Energy Lease Number OCS-A 0501, effective April 1, 2015, between Vineyard Wind LLC and United States Department of the Interior Bureau of Ocean Energy Management (BOEM), (i) as amended by that certain Amendment of Renewable Energy Lease OCS-A 0501, dated as of June 22, 2021, (ii) as assigned to Vineyard Wind 1 LLC by that certain Outer Continental Shelf (OCS) Assignment of Record Title Interest in Federal OCS Renewable Energy Lease affecting lease OCS-A 0501, dated as of April 21, 2021 and approved by BOEM on and effective as of June 28, 2021, and (iii) as modified by that Bureau of Ocean Energy Management Notice of Approval of Construction and Operations Plan (COP) and Project Easement, dated as of July 15, 2021
9.Service and Maintenance Agreement, dated as of June 4, 2021 (the “SMA”), between Vineyard Wind 1 LLC and GE Renewables US LLC, together with the Conditions of Contract and Schedules (as defined therein) thereto, as amended by that certain Amendment No. 1, dated as of July 8, 2021
10.Indemnity Agreement, dated as of June 4, 2021, between Vineyard Wind 1 LLC and GE Renewables US LLC, in connection with the SMA
11.Guaranty Agreement, dated as of June 17, 2021, issued by General Electric Company for the benefit of Vineyard Wind 1 LLC, in connection with the SMA
12.Turbine Supply Agreement, dated as of June 4, 2021 (the “TSA”), between Vineyard Wind 1 LLC and GE Renewables US LLC, together with the Conditions of Contract and Schedules (as defined therein) thereto, as amended by that certain Amendment No. 1, dated as of July 8, 2021, and that certain Amendment No. 2, dated as of August 19, 2021

13. Indemnity Agreement, dated as of June 4, 2021, between Vineyard Wind 1 LLC and GE Renewables US LLC, in connection with the TSA
14. Guaranty Agreement, dated as of June 29, 2021, issued by General Electric Company for the benefit of Vineyard Wind 1 LLC, in connection with the TSA
15. Foundations Package Contract Agreement, dated as of April 23, 2021 (the “Monopile Foundation Supply Contract”), between Vineyard Wind 1 LLC and EEW Special Pipe Constructions GmbH, together with the Conditions of Contract, the Employer’s Requirements and the Schedules (as defined therein) thereto, as amended by that certain Amendment No. 1, dated as of June 21, 2021 and effective as of June 22, 2021, and as further amended by that certain Amendment No. 2, effective as of August 18, 2021
16. Indemnity Agreement, dated as of April 23, 2021, between Vineyard Wind 1 LLC and EEW Special Pipe Constructions GmbH, in connection with the Monopile Foundation Supply Contract
17. Foundation FOU – Contract Agreement (TP), dated as of June 13, 2019 (the “Transition Piece Foundation Supply Contract”), between Vineyard Wind LLC and Windar Renovables S.L., together with the Conditions of Contract, the Employer’s Requirements and the Schedules (as defined therein) thereto, as amended by that certain Amendment No. 1, dated as of February 2, 2020, that certain Amendment No. 2, dated as of April 3, 2020, that certain Amendment No. 2 dated as of May 22, 2020, that certain Amendment No. 4, dated as of June 22, 2020, that certain Amendment No. 5, dated as of July 9, 2020, that certain Amendment No. 6, dated as of July 14, 2020, as assigned to Vineyard Wind 1 LLC by that certain Assignment and Assumption Agreement, dated as of March 1, 2021 between Vineyard Wind LLC and Vineyard Wind 1 LLC, and as further amended by that certain Amendment No. 7, dated as of March 5, 2021, and that certain Amendment No. 8, dated as of June 21, 2021
18. Indemnity Agreement, dated as of June 13, 2019, between Vineyard Wind 1 LLC and Windar Renovables S.L., in connection with the Transition Piece Foundation Supply Contract
19. Guaranty, dated as of September 11, 2020, issued by Grupo Daniel Alonso S.L. in favor of Vineyard Wind LLC, in connection with the Transition Piece Foundation Supply Contract, as assigned to Vineyard Wind 1 LLC by that certain Assignment and Assumption Agreement, dated as of August 28, 2021 between Vineyard Wind LLC and Vineyard Wind 1 LLC
20. Harbor & Logistics Contract Agreement, dated as of May 12, 2021 (the “Harbor and Logistics Agreement”), between Vineyard Wind 1 LLC and DEME Offshore US LLC, together with the Conditions of Contract, Employer’s Requirements and each of the other Parts (as defined therein) thereto, as amended by certain Amendment No. 1, dated as of June 14, 2021.
21. Indemnity Agreement, dated as of May 12, 2021, between Vineyard Wind 1 LLC and DEME Offshore US LLC, in connection with the Harbor and Logistics Agreement

22.Guaranty, dated as of June 10, 2021, issued by DEME Offshore Holding NV in favor of Vineyard Wind 1 LLC, in connection with the Harbor and Logistics Agreement
23.Array Cable Package Contract Agreement, dated as of July 29, 2020 (the “Array Cable Agreement”), between Vineyard Wind LLC and Jan De Nul Luxembourg SA, together with the Conditions of Contract, the Employer’s Requirements, the Appendix and the Schedules (as defined therein) thereto, as assigned to Vineyard Wind 1 LLC by that certain Assignment and Assumption Agreement, dated as of March 1, 2021 between Vineyard Wind LLC and Vineyard Wind 1 LLC (as amended by that certain Omnibus Amendment No. 1 to Assignment and Assumption Agreements, dated as of August 28, 2021), and as novated by that certain Agreement, by and between Vineyard Wind LLC, Vineyard Wind 1 LLC and Jan De Nul Luxembourg SA
24.Indemnity Agreement, dated as of July 29, 2020, between Vineyard Wind LLC and Jan De Nul Luxembourg SA, in connection with the Array Cable Agreement, as assigned to Vineyard Wind 1 LLC by that certain Assignment and Assumption Agreement, dated as of August 28, 2021, between Vineyard Wind LLC and Vineyard Wind 1 LLC
25.Guaranty, dated as of July 29, 2020, issued by Sofidra S.A. in favor of Vineyard Wind 1 LLC, in connection with the Array Cable Agreement
26.ESP Contract Agreement, dated as of May 28, 2019 (the “ESP Supply Agreement”), between Vineyard Wind LLC and Bladt Industries A/S, together with the Conditions of Contract, the Employer’s Requirements, the Appendices and the Schedules (as defined therein) thereto, as amended by that certain Amendment No. 1, dated as of February 13, 2020, that certain Amendment No. 2, dated as of April 30, 2020, and that certain Amendment No. 3, dated as of November 13, 2020, and as assigned to Vineyard Wind 1 LLC by that certain Assignment and Assumption Agreement, dated as of March 1, 2021 between Vineyard Wind LLC and Vineyard Wind 1 LLC
27.Indemnity Agreement, dated as of April 28, 2021, between Vineyard Wind 1 LLC and Bladt Industries A/S, in connection with the ESP Supply Agreement
28.Guaranty, dated as of June 26, 2019, issued by Bladt Holding A/S in favor of Vineyard Wind LLC, in connection with the ESP Supply Agreement, as assigned to Vineyard Wind 1 LLC by that certain Assignment and Assumption Agreement, dated as of August 28, 2021 between Vineyard Wind LLC and Vineyard Wind 1 LLC
29.Export Cable Package Contract Agreement, dated as of May 15, 2019 (the “Export Cable Agreement”), between Vineyard Wind LLC and Prysmian Construction Services, Inc., together with the Conditions of Contract, the Employer’s Requirements, the Appendix and the Schedules (as defined therein) thereto, as amended by that certain Amendment No. 1, dated as of December 13, 2019, that certain Amendment No. 2, dated as of February 14, 2020, and that certain Amendment No. 3, dated as of November 20, 2020, and as assigned to Vineyard Wind 1 LLC by that certain Assignment and Assumption Agreement, dated as of March 1, 2021 between Vineyard Wind LLC and Vineyard Wind 1 LLC (as amended by that certain Omnibus Amendment No. 1 to Assignment and Assumption Agreements, dated as of August 28, 2021)
30.Indemnity Agreement, dated as of May 15, 2019, between Vineyard Wind LLC and Prysmian Construction Services, Inc., in connection with the Export Cable Agreement and as assigned to Vineyard Wind 1 LLC by that certain Assignment and Assumption Agreement, dated as of August 28, 2021 between Vineyard Wind LLC and Vineyard Wind 1 LLC
31.Guarantee, dated as of July 11, 2019, issued by Prysmian PowerLink S.r.l in favor of Vineyard Wind LLC, in connection with the Export Cable Agreement, as assigned to Vineyard Wind 1 LLC by that certain Assignment and Assumption Agreement, dated as of August 28, 2021 between Vineyard Wind LLC and Vineyard Wind 1 LLC
32.Onshore Substation Supply Agreement, dated as of August 4, 2020 (the “Onshore Substation Agreement”), between Vineyard Wind LLC and Linxon US LLC, together with the Conditions of Contract, the Employer’s Requirements and the Schedules (as defined therein) thereto, as assigned to Vineyard Wind 1 LLC by that certain Assignment and Assumption Agreement, dated as of April 1, 2021 between Vineyard Wind LLC and Vineyard Wind 1 LLC (as amended by that certain Omnibus Amendment No. 1 to Assignment and Assumption Agreements, dated as of August 28, 2021)
33.Contract Agreement, dated as of February 25, 2021 (the “Onshore Cable Agreement”), between Vineyard Wind 1 LLC and Southwire Company LLC, together with the Conditions of Contract, the Employer’s Requirements and the Schedules (as defined therein) thereto.
34.Onshore Cable Civil Works Agreement, dated as of September 21, 2020 (the “Onshore Civil Works Agreement”), between Vineyard Wind LLC and Lawrence-Lynch Corporation, together with the Conditions of Contract, the Employer’s Requirements and the Schedules (as defined therein) thereto, as amended by that certain First Amendment to Contract Agreement, dated as of September 22, 2020, as assigned to Vineyard Wind 1 LLC by that certain Assignment and Assumption Agreement, dated as of March 1, 2021 between Vineyard Wind LLC and Vineyard Wind 1 LLC (as amended by that certain Omnibus Amendment No. 1 to Assignment and Assumption Agreements, dated as of August 28, 2021), and as further amended by that certain Second Amendment to Contract Agreement, effective as of January 15, 2021, that certain Third Amendment to Contract Agreement, dated as of January 15, 2021 and that certain Fourth Amendment to Contract Agreement, dated as of August 13, 2021.
35.WTG Transport & Installation Contract Agreement, dated as of December 18, 2020 (the “WTG Installation Agreement”), between Vineyard Wind LLC and DEME Offshore US LLC, together with the Conditions of Contract, the Employer’s Requirements and the Schedules (as defined therein) thereto, as assigned to Vineyard Wind 1 LLC by that certain Assignment and Assumption Agreement, dated as of March 1, 2021, between Vineyard Wind LLC and Vineyard Wind 1 LLC, and as amended by that Amendment Agreement No. 1 to WTG T&I Contract, dated as of May 12, 2021

36.Indemnity Agreement, dated as of December 18, 2020, between Vineyard Wind LLC and DEME Offshore US LLC, in connection with the WTG Installation Agreement and as assigned to Vineyard Wind 1 LLC by that certain Assignment and Assumption Agreement, dated as of August 28, 2021 between Vineyard Wind LLC and Vineyard Wind 1 LLC
37.Guaranty, dated as of March 18, 2021, issued by DEME Offshore Holding NV in favor of Vineyard Wind 1 LLC, in connection with the WTG Installation Agreement
38.Master Services Contract, dated as of June 4, 2018 (the “Foundation Design Agreement”), between Vineyard Wind LLC and WSP USA Inc., as amended by that certain Amendment No. 01, dated as of August 5, 2020, as assigned to Vineyard Wind 1 LLC by that certain Assignment and Assumption Agreement, dated as of April 1, 2021 between Vineyard Wind LLC and Vineyard Wind 1 LLC, as further amended by that certain Amendment No. 02, dated as of June 23, 2021, between Vineyard Wind 1 LLC and WSP USA Inc., and as further modified by those change orders executed pursuant thereto
39.Parent Company Guarantee, dated as of July 8, 2021, issued by Parsons Brinckerhoff Holdings Inc. in favor of Vineyard Wind 1 LLC, in connection with the Foundation Design Agreement
40.Horizontal Directional Drilling Package Agreement, dated as of August 13, 2021 (the “HDD Agreement”), between Vineyard Wind 1 LLC and Marpro Marine, LLC, together with the Conditions of Contract and the Schedules (as defined therein) thereto
41.Amended and Restated Lease Agreement, effective as of August 11, 2020, between Vineyard Wind LLC and Massachusetts Clean Energy Technology Center, as amended by that certain Amendment to Amended and Restated Lease Agreement, effective as of January 29, 2021, that certain Second Amendment to Amended and Restated Lease Agreement, effective as of February 24, 2021, and that certain Third Amendment to Amended and Restated Lease Agreement, effective as of April 1, 2021, as assigned to Vineyard Wind 1 LLC by that certain Assignment and Assumption Agreement, dated as of March 1, 2021, between Vineyard Wind LLC and Vineyard Wind 1 LLC (as amended by that certain Omnibus Amendment No. 1 to Assignment and Assumption Agreements, dated as of August 28, 2021), with respect to that certain property having an address at 4 Wright Street, New Bedford, Massachusetts, as evidenced by a Notice of Lease recorded with the Bristol County (Southern District) Registry of Deeds in Book 13940, Page 135
42.Option Agreement, dated as of May 16, 2019, by and between Tisbury Marine Terminal LLC and Vineyard Wind LLC, as assigned to Vineyard Wind 1 LLC by that certain Assignment and Assumption Agreement, dated as of April 1, 2021, between Vineyard Wind LLC and Vineyard Wind 1 LLC, as amended by that certain Amendment to Option Agreement (To Lease Real Estate), dated as of June 11, 2021 by and Tisbury Marine Terminal LLC and Vineyard Wind 1 LLC
43.Management Services Agreement, dated as of the Closing Date, between Vineyard Wind 1 LLC and Vineyard Wind LLC

44.Construction Management Agreement, dated as of the Closing Date, between Vineyard Wind 1 LLC and Vineyard Wind LLC
45.Build-Out Agreement, dated as of the Closing Date, among Vineyard Wind 1 LLC, Vineyard Wind LLC, Park City Wind LLC, OCS-A 0522 LLC and each “Subsequent Party” from time to time party thereto
46.Operation Management Agreement, dated as of the Closing Date, between Vineyard Wind 1 LLC and Vineyard Wind LLC
47.Memorandum of Agreement, dated as of July 14, 2021, by and between Vineyard Wind 1 LLC and the Board of Water Commissioners of the Centerville-Osterville-Marstons Mills Water Department
48.Consulting Agreement, dated as of October 8, 2020, by and between Vineyard Wind LLC and W.F. Baird & Associates Ltd., as assigned to Vineyard Wind 1 LLC by that certain Assignment and Assumption Agreement, dated as of March 1, 2021, between Vineyard Wind LLC and Vineyard Wind 1 LLC, as amended by that certain First Amendment to Consulting Agreement, dated as of March 16, 2021, that certain Second Amendment to Consulting Agreement, dated as of March 26, 2021, that certain Third Amendment to Consulting Agreement, dated as of April 1, 2021, and that certain Fourth Amendment to Consulting Agreement, dated as of May 7, 2021
49.Consulting Agreement, dated as February 9, 2019, between Vineyard Wind LLC and Peak Wind US, as amended by that certain First Amendment, dated as of August 24, 2020, that certain Second Amendment, dated as of December 1, 2020, and that certain Third Amendment, dated as of January 1, 2021, and as assigned to Vineyard Wind 1 LLC by that certain Assignment and Assumption Agreement, dated as of March 1, 2021, between Vineyard Wind LLC and Vineyard Wind 1 LLC
50.Consulting Agreement, dated as of January 1, 2019, by and between Vineyard Wind LLC and Geo SubSea, LLC, as amended by that certain Amendment No. 1, dated as of October 30, 2019, that certain Amendment No. 2, dated as of May 13, 2020, that certain Amendment No. 3, dated as of May 14, 2020, and that certain Amendment No. 4, dated as of July 31, 2020, and as assigned to Vineyard Wind 1 LLC by that certain Assignment and Assumption Agreement, dated as of March 1, 2021, between Vineyard Wind LLC and Vineyard Wind 1 LLC
51.Framework Agreement, dated as of June 14, 2021, by and between Vineyard Wind 1 LLC and Geo SubSea, LLC
52.Consulting Services Contract, dated as of July 26, 2019, by and between Vineyard Wind LLC and DNV GL Noble Denton USA LLC, as assigned to Vineyard Wind 1 LLC by that certain Assignment and Assumption Agreement, dated as of March 1, 2021 between Vineyard Wind LLC and Vineyard Wind 1 LLC

53.Consulting Framework Agreement, dated as of October 31, 2019, by and between Vineyard Wind LLC and New Power Partners, Inc., as amended by that certain First Amendment to Consulting Agreement, dated as of January 2, 2020, and as assigned to Vineyard Wind 1 LLC by that certain Assignment and Assumption Agreement, dated as of March 1, 2021 between Vineyard Wind LLC and Vineyard Wind 1 LLC
54.Consulting Agreement, dated as of June 22, 2017, by and between Vineyard Wind LLC and WSP USA Inc., as amended by that certain Amendment to Consulting Agreement, dated as of April 23, 2018, that certain Amendment to Consulting Agreement, dated as of April 27, 2018, that certain Amendment to Consulting Agreement, dated as of August 23, 2018, that certain Amendment to Consulting Agreement, dated as of March 22, 2019, that certain Fifth Amendment to Consulting Agreement, dated as of May 14, 2020, that certain Sixth Amendment to Consulting Agreement, July 14, 2020, that certain Seventh Amendment to Consulting Agreement, dated as of October 9, 2020, and that certain Eighth Amendment to Consulting Agreement, dated as of October 26, 2020, and as assigned to Vineyard Wind 1 LLC by that certain Assignment and Assumption Agreement, dated as of March 1, 2021 between Vineyard Wind LLC and Vineyard Wind 1 LLC
55.Consultancy Agreement, dated as of November 8, 2018, by and between Vineyard Wind LLC and Jesper West Eilersen, as assigned to Vineyard Wind 1 LLC by that certain Assignment and Assumption Agreement, dated as of March 1, 2021 between Vineyard Wind LLC and Vineyard Wind 1 LLC
56.Consultancy Agreement, dated as of February 12, 2018, by and between Vineyard Wind LLC and LICengineering, as amended by that certain Amendment Agreement No. 1, dated as of July 1, 2018, that certain Amendment Agreement No. 2, dated as of January 1, 2019, that certain Amendment Agreement No. 3, dated as of January 6, 2020 and that certain Amendment Agreement No. 4, dated as of January 1, 2021, and as assigned to Vineyard Wind 1 LLC by that certain Assignment and Assumption Agreement, dated as of March 1, 2021 between Vineyard Wind LLC and Vineyard Wind 1 LLC
57.Consultancy Agreement, dated as of March 10, 2017, by and between Vineyard Wind LLC and New Power Partners Aps, as amended by that certain Amendment Agreement No. 1, dated as of April 28, 2017, that certain Amendment Agreement No. 2, dated as of August 1, 2018, that certain Amendment Agreement No. 3, dated as of November 5, 2018, that certain Amendment Agreement No. 4, effective as of January 1, 2019, that certain Amendment Agreement No. 5, effective as of January 16, 2020, that certain Amendment Agreement No. 6, effective as of September 1, 2019 and that certain Amendment Agreement No. 7, effective as of May 1, 2020, and as assigned to Vineyard Wind 1 LLC by that certain Assignment and Assumption Agreement, dated as of March 1, 2021 between Vineyard Wind LLC and Vineyard Wind 1 LLC
58.Master Services Contract, dated as of October 19, 2017, by and between Vineyard Wind LLC and DNV GL Danmark A/S, as amended by that certain Amendment No. 1, dated as of

November 2, 2020, and associated task orders, including Task Order No. 1, dated as of November 3, 2017, Task Order No. 2, dated as of July 12, 2018, Task Order No. 3, dated as of September 10, 2018 and Task Order No. 4, dated as of November 2, 2020, and as assigned to Vineyard Wind 1 LLC by that certain Assignment and Assumption Agreement, dated as of March 1, 2021 between Vineyard Wind LLC and Vineyard Wind 1 LLC
59.Consulting Services Contract, dated as of May 17, 2018, by and between Vineyard Wind LLC and Mott MacDonald USA, as assigned to Vineyard Wind 1 LLC by that certain Assignment and Assumption Agreement, dated as of March 1, 2021 between Vineyard Wind LLC and Vineyard Wind 1 LLC
60.Array Cables – 2020 – (F) Contract Agreement, dated as of November 30, 2020, by and between Vineyard Wind LLC and JDR Cable Systems Ltd., as assigned to Vineyard Wind 1 LLC by that certain Assignment and Assumption Agreement, dated as of March 1, 2021 between Vineyard Wind LLC and Vineyard Wind 1 LLC
61.Array Cables – 2020 – (G) Contract Agreement, dated as of November 30, 2020, by and between Vineyard Wind LLC and JDR Cable Systems Ltd., as assigned to Vineyard Wind 1 LLC by that certain Assignment and Assumption Agreement, dated as of March 1, 2021 between Vineyard Wind LLC and Vineyard Wind 1 LLC
62.Memorandum of Understanding, dated as of November 12, 2019, by and between Vineyard Wind LLC and Prysmian Construction Services, Inc., as amended by that certain Amendment No. 1, dated as of November 29, 2019, and as assigned to Vineyard Wind 1 LLC by that certain Assignment and Assumption Agreement, dated as of March 1, 2021 between Vineyard Wind LLC and Vineyard Wind 1 LLC
63.Agreement Regarding the Establishment and Funding of the Rhode Island Fishermen’s Future Viability Trust, dated as of February 21, 2019, by and between Vineyard Wind LLC and Rhode Island Coastal Resources Council, as assigned to Vineyard Wind 1 LLC by that certain Assignment and Assumption Agreement, dated as of March 1, 2021 between Vineyard Wind LLC and Vineyard Wind 1 LLC
64.Agreement Regarding the Establishment and Funding of the Massachusetts Fisheries Innovation Fund, dated as of May 21, 2020, by and between Vineyard Wind LLC and the Massachusetts Executive Office of Energy and Environmental Affairs, as assigned to Vineyard Wind 1 LLC by that certain Assignment and Assumption Agreement, dated as of March 1, 2021 between Vineyard Wind LLC and Vineyard Wind 1 LLC
65.Contract Agreement, dated as of April 24, 2020, by and between Vineyard Wind LLC and Geoquip Marine Operations, as amended by that certain Amendment 1, dated as of July 20, 2020, and that certain Amendment 2, dated as of October 23, 2020, and as assigned to Vineyard Wind 1 LLC by that certain Assignment and Assumption Agreement, dated as of March 1, 2021 between Vineyard Wind LLC and Vineyard Wind 1 LLC

66.G&G Campaign 2018 Form of Agreement, dated as of March 9, 2018, by and between Vineyard Wind LLC and Horizon Geosciences Limited, as amended by that certain Amendment Agreement No. 1, dated as of August 10, 2018, and that certain Amendment No. 2, dated as of February 7, 2018, and associated variation orders, including Variation Order No. 1, dated as of June 22, 2018, Variation Order No. 5, dated as of October 31, 2018, and Variation Order No. 9, dated as of October 31, 2018, and as assigned to Vineyard Wind 1 LLC by that certain Assignment and Assumption Agreement, dated as of March 1, 2021 between Vineyard Wind LLC and Vineyard Wind 1 LLC
67.Settlement Agreement, dated as of January 14, 2019, by and between Horizon Geosciences Limited and Vineyard Wind LLC, as assigned to Vineyard Wind 1 LLC by that certain Assignment and Assumption Agreement, dated as of March 1, 2021 between Vineyard Wind LLC and Vineyard Wind 1 LLC
68.G&G Campaign Form of Agreement, dated as of April 5, 2019, by and between Vineyard Wind LLC and Horizon Geosciences Limited, as assigned to Vineyard Wind 1 LLC by that certain Assignment and Assumption Agreement, dated as of March 1, 2021 between Vineyard Wind LLC and Vineyard Wind 1 LLC
69.Option Agreement for the Purchase and Sale of Emission Reduction Credits, dated as of December 11, 2020, by and between Ardagh Glass Inc. and Vineyard Wind LLC, as assigned to Vineyard Wind 1 LLC by that certain Assignment and Assumption Agreement, dated as of March 1, 2021 between Vineyard Wind LLC and Vineyard Wind 1 LLC
70.Master SaaS Subscription and Services Agreement, dated as of December 10, 2020, by and between Vineyard Wind LLC and Intelex Technologies, ULC and associated Summary of documents package, as assigned to Vineyard Wind 1 LLC by that certain Assignment and Assumption Agreement, dated as of March 1, 2021 between Vineyard Wind LLC and Vineyard Wind 1 LLC
71.Emission Reduction Credits Purchase and Sale Option Agreement, dated as of November 23, 2020, by and between Vineyard Wind LLC and Mt Tom Generating Company, LLC, as assigned to Vineyard Wind 1 LLC by that certain Assignment and Assumption Agreement, dated as of March 1, 2021 between Vineyard Wind LLC and Vineyard Wind 1 LLC
72.Limited Notice to Proceed, dated as of May 20, 2019, from Vineyard Wind LLC to the University of Massachusetts Dartmouth, as assigned to Vineyard Wind 1 LLC by that certain Assignment and Assumption Agreement, dated as of March 1, 2021 between Vineyard Wind LLC and Vineyard Wind 1 LLC
73.Research Agreement – 501N, dated as of May 29, 2020, by and between Vineyard Wind LLC and the University of Massachusetts Dartmouth, and associated notices, including the First Limited Notice to Proceed, dated as of May 27, 2020, Second Limited Notice to Proceed, dated as of August 3, 2020, Third Limited Notice to Proceed, dated as of October 5, 2020, Fourth Limited Notice to Proceed, dated as of October 22, 2020 and Fifth Limited Notice to Proceed,

dated as of January 7, 2021, and as assigned to Vineyard Wind 1 LLC by that certain Assignment and Assumption Agreement, dated as of March 1, 2021 between Vineyard Wind LLC and Vineyard Wind 1 LLC, and as further amended by that certain First Amendment to Research Agreement, dated as of May 5, 2021 by and between Vineyard Wind 1 LLC and the University of Massachusetts Dartmouth, and associated notices, including the Limited Notice to Proceed, dated as of May 6, 2021
74.Consulting Framework Agreement – 501N, dated as of October 1, 2020, by and between Vineyard Wind LLC and C2Wind Aps, as amended by that certain Amendment No. 1, fully executed as of January 20, 2021, and that certain Amendment No. 2, fully executed as of January 20, 2021, and as assigned to Vineyard Wind 1 LLC by that certain Assignment and Assumption Agreement, dated as of March 1, 2021 between Vineyard Wind LLC and Vineyard Wind 1 LLC, and as further amended by that certain Amendment No. 4, fully executed as of March 15, 2021, by and between Vineyard Wind 1 LLC and C2Wind Aps
75.Master Services Agreement, dated as of April 27, 2020, by and between Vineyard Wind LLC and OCA International Inspection & Control Society S.A.U., as amended by that certain Amendment No. 1, dated as of January 1, 2021, and as assigned to Vineyard Wind 1 LLC by that certain Assignment and Assumption Agreement, dated as of March 1, 2021 between Vineyard Wind LLC and Vineyard Wind 1 LLC
76.Independent Contractor Agreement, dated as of February 21, 2017, by and between Vineyard Wind LLC and Energia 4 Corporation, as assigned to Vineyard Wind 1 LLC by that certain Assignment and Assumption Agreement, dated as of March 1, 2021 between Vineyard Wind LLC and Vineyard Wind 1 LLC
77.Termination of Independent Contractor Agreement, dated as of February 3, 2020, by and between Vineyard Wind LLC and Energia 4 Corporation, as assigned to Vineyard Wind 1 LLC by that certain Assignment and Assumption Agreement, dated as of March 1, 2021 between Vineyard Wind LLC and Vineyard Wind 1 LLC
78.Acceptance of Proposal, dated as of June 21, 2020, by and between Vineyard Wind LLC and Geoquip Marine Operations AG, as assigned to Vineyard Wind 1 LLC by that certain Assignment and Assumption Agreement, dated as of March 1, 2021 between Vineyard Wind LLC and Vineyard Wind 1 LLC
79.Final Consulting Agreement, dated as of May 15, 2019, by and between Massachusetts Lobstermen’s Association and Vineyard Wind LLC and related 2020 Surveys, as assigned to Vineyard Wind 1 LLC by that certain Assignment and Assumption Agreement, dated as of March 1, 2021 between Vineyard Wind LLC and Vineyard Wind 1 LLC, and as amended by that Second Amendment to Consulting Agreement, dated as of May 1, 2021, by and between Vineyard Wind 1 LLC and Massachusetts Lobstermen’s Association, Inc.
80.Consultancy Agreement, dated as of December 13, 2017, by and between Vineyard Wind LLC and JUM-BO Consulting Group P/S, as assigned to Vineyard Wind 1 LLC by that certain

Assignment and Assumption Agreement, dated as of March 1, 2021 between Vineyard Wind LLC and Vineyard Wind 1 LLC
81. Consultancy Agreement, dated as of February 4, 2018, by and between Vineyard Wind LLC and JUM-BO Consulting Group P/S, as amended by that certain Amendment Agreement No.
1, dated as of January 1, 2019, that certain Amendment Agreement No. 2, dated as of May 1, 2020, that certain Amendment Agreement No. 3, effective as of April 1, 2020 and that certain Amendment Agreement No. 4, effective as of August 1, 2020, and as assigned to Vineyard Wind 1 LLC by that certain Assignment and Assumption Agreement, dated as of March 1, 2021 between Vineyard Wind LLC and Vineyard Wind 1 LLC
82. Consulting Framework Agreement, dated as of October 1, 2018, by and between Vineyard Wind LLC and BOSLAN Engineering, Ltd., as amended by that certain Amendment No. 1, dated as of March 1, 2019, and as assigned to Vineyard Wind 1 LLC by that certain Assignment and Assumption Agreement, dated as of March 1, 2021 between Vineyard Wind LLC and Vineyard Wind 1 LLC
83. Third Party Contractor Agreement, dated as of February 5, 2018, by and between Vineyard Wind LLC and Environmental Resources Management (ERM) – West, Inc., and associated change orders, including Change Order No. 01, dated as of June 19, 2018, Change Order No.
02, dated as of October 29, 2018, Change Order No. 03, dated as of February 22, 2019, Change Order No. 04, dated as of April 18, 2019, Change Order No. 05, dated as of June 7, 2019, Change Order No. 06, dated as of November 8, 2019, Change Order No. 07, dated as of April 24, 2020, Change Order No. 08, dated as of June 19, 2020, Change Order No. 09, dated as of September 30, 2020 and Change Order No. 10, dated as of December 18, 2020, and as assigned to Vineyard Wind 1 LLC by that certain Assignment and Assumption Agreement, dated as of April 1, 2021 between Vineyard Wind LLC and Vineyard Wind 1 LLC
84. Consulting Agreement, dated as of October 4, 2017, by and between Vineyard Wind LLC and CCA Capital LLC, as amended by that certain First Amendment to Consulting Agreement, dated as of March 14, 2019, and as assigned to Vineyard Wind 1 LLC by that certain Assignment and Assumption Agreement, dated as of April 1, 2021 between Vineyard Wind LLC and Vineyard Wind 1 LLC
85. Consultancy Agreement (SCADA), dated as of March 7, 2019, by and between Vineyard Wind LLC and COWI A/S, as assigned to Vineyard Wind 1 LLC by that certain Assignment and Assumption Agreement, dated as of April 1, 2021 between Vineyard Wind LLC and Vineyard Wind 1 LLC
86. Consultancy Agreement (Design Services), dated as of March 7, 2019, by and between Vineyard Wind LLC and COWI A/S, as amended by that certain Amendment Agreement No. 1, dated as of July 26, 2019, that certain Amendment Agreement No. 2, effective as of November 1, 2019 and that certain Amendment Agreement No. 3, dated as of August 18, 2020, and as assigned to Vineyard Wind 1 LLC by that certain Assignment and Assumption Agreement, dated as of April 1, 2021 between Vineyard Wind LLC and Vineyard Wind 1 LLC

87.Consultancy Agreement, dated as of October 1, 2018, by and between Vineyard Wind LLC and COWI North America, Inc., as amended by that certain Addendum B-2, dated as of July 9, 2019, that certain Addendum B-3, dated as of January 9, 2020, and that certain Third Amendment to Consulting Agreement, dated as of August 19, 2020, and as assigned to Vineyard Wind 1 LLC by that certain Assignment and Assumption Agreement, dated as of April 1, 2021 between Vineyard Wind LLC and Vineyard Wind 1 LLC
88.Consulting Framework Agreement, dated as of August 1, 2020, by and between Vineyard Wind LLC and Wood Thilsted Partners Limited, as amended by that certain Amendment No. 1, dated as of January 15, 2021 and that certain Amendment No. 2, dated as of February 4, 2021, and as assigned to Vineyard Wind 1 LLC by that certain Assignment and Assumption Agreement, dated as of April 1, 2021 between Vineyard Wind LLC and Vineyard Wind 1 LLC
89.Consulting Agreement, dated as of October 15, 2018, by and between Vineyard Wind LLC and Great Eastern Group, Inc., as amended by that certain Novation and Assumption Agreement, dated as of October 10, 2019, by and among Great Eastern Group, Inc., Red Penguin (Americas) LLC and Vineyard Wind LLC, as amended by that certain Fifth Amendment, dated as of January 27, 2020, and as assigned to Vineyard Wind 1 LLC by that certain Assignment and Assumption Agreement, dated as of April 1, 2021 between Vineyard Wind LLC and Vineyard Wind 1 LLC
90.Consulting Agreement, dated as of February 2, 2019, by and between Vineyard Wind LLC and Offshore Construction Consultants (US) Inc. (aka Offshore Construction Associates), as amended by that certain First Amendment to Consulting Agreement, dated as of May 1, 2020, that certain Second Amendment to Consulting Agreement, effective as of August 17, 2020 and that certain Third Amendment to Consulting Agreement, dated as of September 22, 2020, and as assigned to Vineyard Wind 1 LLC by that certain Assignment and Assumption Agreement, dated as of April 1, 2021 between Vineyard Wind LLC and Vineyard Wind 1 LLC
91.Consulting Agreement, dated as of March 2017, by and between Vineyard Wind LLC and Lautec ApS, as amended by that certain Amendment Agreement No. 1, dated as of April 28, 2017, that certain Amendment Agreement No. 2, dated as of February 23, 2018, that certain Amendment Agreement No. 3, dated as of July 1, 2018, that certain Amendment Agreement No. 5, dated as of December 20, 2018, that certain Amendment No. 7, dated as of May 1, 2019 and that certain Amendment No. 8, dated as of May 3, 2021, as assigned to Vineyard Wind 1 LLC by that certain Assignment and Assumption Agreement, dated as of August 28, 2021 between Vineyard Wind LLC and Vineyard Wind 1 LLC.
92.Consulting Agreement, dated as of March 1, 2019, by and between Vineyard Wind LLC and Lautec US Inc., as amended by that certain Consulting Agreement Amendment No. 1, that certain Consulting Agreement Amendment No. 2, that certain Consulting Agreement Amendment No. 3, fully executed as of July 22, 2019, that certain Consulting Agreement Amendment No. 5, fully executed as of October 14, 2020, that certain Consulting Agreement Amendment No. 6, fully executed as of October 29, 2020 and that certain Consulting

Agreement Amendment No. 7, fully executed as of February 11, 2021, and as assigned to Vineyard Wind 1 LLC by that certain Assignment and Assumption Agreement, dated as of April 1, 2021 between Vineyard Wind LLC and Vineyard Wind 1 LLC, and as further amended by that certain Consulting Agreement Amendment No. 8, fully executed as of May 3, 2021, that certain Consulting Agreement Amendment No. 9, fully executed as of August 3, 2021 and that certain Consulting Agreement Amendment No. 10, fully executed as of August 10, 2021
93.Software Service Agreement, fully executed as of June 17, 2021, by and between Lautec US Inc. and Vineyard Wind 1 LLC
94.Consulting Agreement, dated as of January 1, 2020, by and between Vineyard Wind LLC and Peak Wind ApS Inc., as amended by that certain First Amendment to Consulting Agreement, dated as of May 1, 2020, that certain Second Amendment to Consulting Agreement, dated as of July 1, 2020, that certain Third Amendment to Consulting Agreement, effective as of January 1, 2020, that certain Fourth Amendment to Consulting Agreement, dated as of March 1, 2021 and that certain Fifth Amendment to Consulting Agreement, effective as of January 1, 2021, and as assigned to Vineyard Wind 1 LLC by that certain Assignment and Assumption Agreement, dated as of May 1, 2021 between Vineyard Wind LLC and Vineyard Wind 1 LLC
95.Master Services Contract, dated as of October 24, 2018, by and between Vineyard Wind LLC and Aon Risk Services Northeast, Inc., as assigned to Vineyard Wind 1 LLC by that certain Assignment and Assumption Agreement, dated as of May 1, 2021 between Vineyard Wind LLC and Vineyard Wind 1 LLC
96.Consulting Agreement, dated as of August 30, 2017, by and between Vineyard Wind LLC and Stantec Consulting Services Inc., as amended by that certain Amendment to Consulting Agreement (storm clean), dated as of April 16, 2018, that certain Amendment to Consulting Agreement (sub-clean), dated as of April 16, 2018, that certain Amendment to Consulting Agreement (permit support), dated as of August 14, 2018, that certain Amendment to Consulting Agreement (permit support), dated as of September 26, 2018, that certain Amendment to Consulting Agreement, dated as of May 30, 2019, that certain Amendment to Consulting Agreement, dated as of September 12, 2019, that certain Amendment to Consulting Agreement, dated as of November 1, 2019, that certain Eleventh Amendment to Consulting Agreement, dated as of May 7, 2020, that certain Fourth Amendment to Consulting Agreement, dated as of June 1, 2020, that certain Fifth Amendment to Consulting Agreement, dated as of February 1, 2020 and fully executed as of February 6, 2021, and associated variation orders, including Variation Order No. 1, dated as of November 30, 2018 and Variation Order No. 2, dated as of February 15, 2019, and as assigned to Vineyard Wind 1 LLC by that certain Assignment and Assumption Agreement, dated as of May 1, 2021 between Vineyard Wind LLC and Vineyard Wind 1 LLC
97.Agreement, dated as of May 3, 2017, by and between Vineyard Wind LLC and CI Alice II Inc., as assigned to Vineyard Wind 1 LLC by that certain Assignment and Assumption Agreement, dated as of May 1, 2021 between Vineyard Wind LLC and Vineyard Wind 1 LLC

98.Collateral Support and Reimbursement Agreement, dated as of January 28, 2021, by and between Avangrid, Inc. and Vineyard Wind 1 LLC
99.Engagement Letter, executed by and between Vineyard Wind 1 LLC and Bech-Bruun
7.Memorandum of Agreement, effective as of the date fully executed, by and among Vineyard Wind 1 LLC, Reid A. “Sam” Dunn and Joshua Cobb Dunn, individually, and Dunn Family L.L.C
8.Consulting Agreement, dated as of March 29, 2021, by and between Vineyard Wind 1 LLC and Epsilon Associates, Inc.
9.Consulting Agreement, dated as of May 1, 2021, Vineyard Wind 1 LLC and Geraldine Edens, P.A.
10.Consulting Agreement – 501N, dated as of January 1, 2021, by and between Vineyard Wind 1 LLC and Island Wind Inc.
11.Letter of Engagement, dated as of February 22, 2021, by and between Vineyard Wind 1 LLC and Norton Rose Fulbright US LLP
12.Confirmation, dated as of May 20, 2021, issued by Banco Santander, S.A., to Vineyard Wind 1 LLC, in connection with that certain Deal-Contingent FX Swap Transaction
13.Engagement Letter, dated as of April 6, 2021, by and between Vineyard Wind 1 LLC and Sidley Austin LLP
14. 501N Geophysical Campaign Contract, dated as of April 30, 2021, between Vineyard Wind 1 LLC and Alpine Ocean Seismic Survey Inc., as amended by that certain Amendment to 501N Geophysical Campaign for UXO Survey, dated July 1, 2021 and effective as of June 8, 2021, and that certain Second Amendment, dated as of July 23, 2021
15.Contractor Services Agreement, effective as of June 14, 2021, by and between Vineyard Wind 1 LLC and Offshore Wind Farm Support, LLC, as amended by that certain First Amendment to Contractor Services Agreement, dated as of June 14, 2021
16.PSO Framework Agreement, executed as of June 14, 2021, Vineyard Wind 1 LLC and RPS Group, Inc., and associated call-off agreements, including that certain Call-Off Agreement No. 1, executed as of June 14, 2021, and that certain Call-Off Agreement No. 2, executed as of June 14, 2021
17.Framework Agreement, dated as of May 18, 2021, Vineyard Wind 1 LLC and RPS Group, Inc., and associated call-off agreements, including that certain Call-Off Agreement No. 1, executed as of May 18, 2021, and that certain Call-Off Agreement No. 2, executed as of May 18, 2021

111.Early Works Agreement, dated as of May 6, 2021, by and between Vineyard Wind 1 LLC and Sea Services North America, LLC
112.Contractor Services Agreement, dated as of June 15, 2021, by and between Vineyard Wind 1 LLC and Sea Services North America, LLC, as amended by that certain Amendment to Contractor Services Agreement, dated as of June 15, 2021
113.Early Works Agreement, dated as of June 7, 2021, by and between Vineyard Wind 1 LLC and Alpine Ocean Seismic Survey Inc., as amended by that certain Amendment No. 01, dated as of June 17, 2021, and that certain Second Amendment, dated June 25, 2021
114.Project Labor Agreement, dated as of June 25, 2021, by and among Vineyard Wind 1 LLC, the Project Prime Contractor (as defined therein), the Council (as defined therein), and the Local Unions (as defined therein)
115.Limited Notice to Proceed, dated as of July 2, 2021, from Vineyard Wind 1 LLC to Patriot Offshore Marine Services, LLC
116.Limited Notice to Proceed, dated as of July 1, 2021, from Vineyard Wind 1 LLC to American Offshore Services, LLC
117.Host Community Agreement, dated as of October 3, 2018, by and between Town of Barnstable, a Massachusetts Municipal Corporation, and Vineyard Wind LLC, as assigned to Vineyard Wind Shareco LLC by that certain Assignment and Assumption Agreement, dated as of August 27, 2021, between Vineyard Wind LLC and Vineyard Wind Shareco LLC (included in this Schedule 3.10 solely to the extent that Vineyard Wind 1 LLC is a member of Vineyard Wind Shareco LLC)
118.Good Neighbor Agreement, dated as of August 27, 2020, by and among Town and County of Nantucket, Massachusetts, Maria Mitchell Association and the Nantucket Preservation Trust, as assigned to Vineyard Wind Shareco LLC by that certain Assignment and Assumption Agreement, dated as of August 27, 2021, between Vineyard Wind LLC and Vineyard Wind Shareco LLC (included in this Schedule 3.10 solely to the extent that Vineyard Wind 1 LLC is a member of Vineyard Wind Shareco LLC)
119.Limited Liability Company Agreement of Shareco LLC, dated as of the Closing Date, by and among Vineyard Wind LLC, Vineyard Wind 1 LLC, Park City Wind LLC and OCS-A 0522 LLC

SCHEDULE 4.01(l)
TO
CREDIT AGREEMENT
REAL PROPERTY DOCUMENTS
1.Commercial Lease of Submerged Lands for Renewable Energy Development on the Outer Continental Shelf, Renewable Energy Lease Number OCS-A 0501, effective April 1, 2015, between Vineyard Wind 1 LLC (as assignee of Vineyard Wind LLC) and United States Department of the Interior Bureau of Ocean Energy Management (BOEM), as amended by that certain Amendment of Renewable Energy Lease OCS-A 0501, dated as of June 22, 2021, as assigned to Vineyard Wind 1 LLC by that certain Outer Continental Shelf (OCS) Assignment of Record Title Interest in Federal OCS Renewable Energy Lease affecting lease OCS-A 0501, dated as of April 21, 2021 and approved by BOEM on and effective as of June 28, 2021, and as modified by that Bureau of Ocean Energy Management Notice of Approval of Construction and Operations Plan (COP) dated July 15, 2021.
2.Project Easement of Lease OCS-A 0501 granted July 15, 2021 by the United States Department of Interior Bureau of Ocean Energy Management.
3.License No. 15011 dated March 10, 2020 (Chapter 91 License) granted by the Commonwealth of Massachusetts Department of Environmental Protection to Vineyard Wind LLC to construct and maintain two (2) electric transmission sub-sea cables with associated cable protection structures and to perform dredging for the burial of the cables in and under the Massachusetts waters of Nantucket Sound and Muskeget Channel in the Towns of Barnstable, Edgartown and Nantucket, Massachusetts from the boundary with the federal waters to Covell’s Beach in Barnstable, Massachusetts (a) recorded January 25, 2021 with the Barnstable County Registry of Deeds in Book 33718 Page 180, and filed with the Barnstable County Registry District of the Land Court as Document No. 1418179, (b) recorded March 20, 2020 with the Dukes County Registry of Deeds in Book 1523, Page 1035, and (c) recorded September 11, 2020 with the Nantucket County Registry of Deeds in Book 1764, Page 173, as affected by an Assignment and Assumption of License between Vineyard Wind LLC and Vineyard Wind 1 LLC (x) recorded with the Barnstable County Registry of Deeds in Book 34285 Page 344, and filed with the Barnstable County Registry District of the Land Court as Document No. 1433918, (y) recorded with the Dukes County Registry of Deeds in Book 1586, Page 401, and (z) recorded with the Nantucket County Registry of Deeds in Book 1836, Page 199.
4.Easement dated as of January 12, 2021 from The Inhabitants of the Town of Barnstable to Vineyard Wind LLC to construct and maintain subsurface high voltage electric power transmission cables, along with associated surface and subsurface appurtenances under and on Covell’s Beach in Barnstable, Massachusetts, which Easement is recorded with the Barnstable County Registry of Deeds in Book 33843 Page 168, and filed with the Barnstable County Registry District of the Land Court as Document No. 1421315, as affected by an Assignment and Assumption of Easement between Vineyard Wind LLC and

Vineyard Wind 1 LLC recorded with the Barnstable County Registry of Deeds in Book 33982 Page 341, and filed with the Barnstable County Registry District of the Land Court as Document No. 1424729.
5.Easement dated as of January 12, 2021 and recorded February 25, 2021 from The Inhabitants of the Town of Barnstable to Vineyard Wind LLC to construct and maintain subsurface high voltage electric power transmission cables, along with associated surface and subsurface appurtenances under and on Craigville Beach Road, Strawberry Hill Road, Wequaquet Lane, Phinney’s Lane, Attucks Lane and Independence Drive (a/k/a Independence Way) in Barnstable, Massachusetts which Easement is recorded with the Barnstable County Registry of Deeds in Book 33830, Page 74, as affected by an Assignment and Assumption of Easement between Vineyard Wind LLC and Vineyard Wind 1 LLC recorded with the Barnstable County Registry of Deeds in Book 33895 Page 17.
6.Permit No. 5-2019-0358 issued December 23, 2019 granted by Massachusetts Department of Transportation to Vineyard Wind 1 LLC (as assignee of Vineyard Wind LLC pursuant to that certain Assignment and Assumption of Permit, effective as of March 1, 2021) to install electrical duct bank within the State Highway Layout on Falmouth Road (Route 28), Phinney’s Lane and Iyannough Road (Route 132), as affected by Extension issued November 20, 2020.
7.Lease Agreement dated as of May 1, 2021 between Vineyard Wind 1 LLC and Flagship Storage Hyannis LLC with respect to certain property located at 40 Communications Way in Barnstable, Massachusetts, as evidenced by a Notice of Lease recorded with the Barnstable County Registry of Deeds in Book 34103, Page 170.
8.Amended and Restated Lease Agreement effective as of August 11, 2020 between Vineyard Wind 1 LLC (as assignee of Vineyard Wind LLC) and Massachusetts Clean Energy Technology Center, as amended by that certain Amendment to Amended and Restated Lease Agreement effective as of January 29, 2021, that certain Second Amendment to Amended and Restated Lease Agreement effective as of February 24, 2021, and that certain Third Amendment to Amended and Restated Lease Agreement as of April 1, 2021, with respect to certain property having an address at 4 Wright Street, New Bedford, Massachusetts, as evidenced by a Notice of Lease recorded with the Bristol County (Southern District) Registry of Deeds in Book 13940, Page 135.

SCHEDULE 5.24
TO
CREDIT AGREEMENT
EQUATOR PRINCIPLES ACTION PLAN

Equator Principle	Required Action
Principle 2
Borrower shall undertake a Human Rights Assessment, starting with an initial evaluation of the potential for human rights impacts associated with the Development. Borrower and its representatives shall follow the Guidance Note on Implementation of Human Rights Assessments Under the Equator Principles promulgated by the Equator Principles Association in September 2020, as well as the Guiding Principles on Business and Human Rights promulgated by the United Nations, when conducting the initial evaluation for potential human rights impacts.

Principle 6
Borrower shall update its Grievance Mechanism documentation to separate communities from employees, with differing procedures for each. Such updated documentation shall include completion timelines for each stage of grievance resolution. Borrower shall also develop and post a grievance template/form for use.

Principle 10
Information on human rights impacts should be made available for public review. In particular, if the Human Rights Assessment completed in satisfaction of Principle 2 identifies material items, the Human Rights Assessment should be made publicly accessible.

SCHEDULE 6.11
TO
CREDIT AGREEMENT
APPROVED AFFILIATE CONTRACTS
1.O&M Agreement
2.Construction Management Agreement
3.Management Services Agreement
4.Build-Out Agreement
5.Shareco LLCA
6.Construction Pledgor LLCA
7.Sponsor Partner LLCA